    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             CAREY DIVERSIFIED LLC
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)

           DELAWARE                          6798                         (PENDING)
  (STATE OR JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL    (IRS EMPLOYER IDENTIFICATION
ORGANIZATION OR INCORPORATION)   CLASSIFICATION CODE NUMBER)               NUMBER)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                FRANCIS J. CAREY
                             CAREY DIVERSIFIED LLC
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                          MICHAEL B. POLLACK, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                             2500 ONE LIBERTY PLACE
                        PHILADELPHIA, PENNSYLVANIA 19103

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
TITLE OF SECURITIES       AMOUNT BEING         OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
 BEING REGISTERED        REGISTERED(1)          PER SHARE(2)               PRICE                 FEE(3)
-------------------    ------------------    -------------------    -------------------    ------------------
   Listed Shares           23,654,898              $20.00              $473,097,960             $143,363

---------------
(1) Represents the maximum number of Shares issuable upon consummation of the transactions described herein.

(2) $20 is an arbitrary amount chosen for the sole purpose of allocating Listed Shares and is not intended to imply that the Listed Shares will trade at a price of $20 per Share.

(3) The registration fee has been calculated using the maximum number of shares that can be issued in this offering. Each Partnership Unit elected will reduce the number of Listed Shares that can be issued allowing for a maximum total issuance in this offering of 23,654,898 shares.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   CONSENT SOLICITATION STATEMENT/PROSPECTUS

                             CAREY DIVERSIFIED LLC

            UP TO 23,654,898 LIMITED LIABILITY COMPANY LISTED SHARES

     As described in this Consent Solicitation Statement/Prospectus ("Consent Solicitation Statement" or "Prospectus"), William P. Carey, W.P. Carey & Co., Inc., Carey Corporate Property, Inc., Seventh Carey Corporate Property, Inc., Eighth Carey Corporate Property, Inc. and Ninth Carey Corporate Property, Inc. (collectively, the "General Partners") are proposing a consolidation by merger (the "Consolidation") of nine public limited partnerships in the Corporate Property Associates series of limited partnerships (the "CPA(R) Partnerships") with the subsidiary limited partnerships of Carey Diversified LLC, a newly organized Delaware limited liability company (the "Company"). The CPA(R) Partnerships are Delaware and California limited partnerships which own net leased commercial and industrial real estate. The CPA(R) Partnerships currently own 198 properties (the "Properties") located in 37 states and net leased to 76 tenants.

     Limited Partners in the CPA(R) Partnerships (the "Unitholders") are being asked to approve the Consolidation as described in this Prospectus. Upon completion of the Consolidation, the CPA(R) Partnerships participating in the Consolidation (the "Participating Partnerships") will each be merged with a Subsidiary Partnership, and their Unitholders (the "Participating Investors") at their election will receive a limited liability company interest in the Company representing an interest in the income, loss and capital of the Company (a "Listed Share") or will retain a limited partnership interest (a "Subsidiary Partnership Unit") in the CPA(R)Partnership in which they are a Limited Partner. Each CPA(R) Partnership will vote on whether to participate in the Consolidation. If holders of a majority of the outstanding Units of a CPA(R) Partnership vote in favor of the Consolidation, that Partnership's assets will be combined with the assets of all other CPA(R) Partnerships which approve the Consolidation. The Consolidation will not occur unless the CPA(R) Partnerships approving the Consolidation represent at least $200 million in Total Exchange Value. Additionally, if holders of a majority of the outstanding Units of a Partnership vote against participation in the Consolidation, each Unitholder in that Partnership will retain his interest currently held and that CPA(R) Partnership will not participate in the Consolidation. The Company has applied to list the Listed Shares on the New York Stock Exchange ("NYSE") under the symbol "CDC". See "GLOSSARY OF TERMS" for definitions of certain key terms used in this Prospectus.

     The Listed Shares allow Unitholders to participate in the risks and rewards of the Company's future plans for growth, while the Subsidiary Partnership Units allow Unitholders to retain an investment that provides substantially the same economic interests and legal rights as his investment in CPA(R) Partnership interests (but will not be listed on a securities exchange). If the Consolidation is consummated, the General Partners and their Affiliates will contribute a portion of their General Partner interests in exchange for Listed Shares. The General Partners or their Affiliates will retain the remainder of their General Partner interests which will be converted into Limited Partner interests in the Subsidiary Partnerships. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS" for a description of Listed Shares and Subsidiary Partnership Units.

     THIS CONSOLIDATION INVOLVES CERTAIN RISKS, ADVERSE EFFECTS AND CONFLICTS OF INTEREST THAT SHOULD BE CONSIDERED BY THE UNITHOLDERS. SEE "RISK FACTORS" BEGINNING ON PAGE 20 OF THIS PROSPECTUS. IN PARTICULAR, THE UNITHOLDERS SHOULD CONSIDER THE FOLLOWING:

     - Fundamental changes in rights and in the nature of investment for holders of Listed Shares, including reduction of relative voting power.

     - Unitholders cannot be certain of the value of the Listed Shares they will receive. Listed Shares may trade at prices substantially below Total Exchange Value per Share or historic book value.

     - Because the ultimate composition of the Company cannot be determined, Unitholders must vote without knowing the exact composition of the Company.

     - The potential change in the nature and amount of leverage may increase the risk of default and may reduce cash flow available for distribution.

     - The Board of Directors can change investment, financing and certain other policies without Shareholder approval.

     - Unitholders are likely to be unable to resell or dispose of Subsidiary Partnership Units except at a substantial discount from the Total Exchange Value per Share.

     - Conflicts of interest of General Partners in structuring the Consolidation.

     - Lack of independent representation of Unitholders resulting in terms of the Consolidation which may be more favorable to the General Partners.

     - Because there are no appraisal or similar rights for nonconsenting Unitholders, Unitholders must accept Listed Shares or Subsidiary Partnership Units if the Consolidation is approved.

     The General Partners believe that there are a number of reasons for and benefits of the Consolidation, which are discussed at greater length in "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Expected Benefits of Consolidation." These reasons include:

     - Stock Exchange listing of Listed Shares and resulting liquidity.

     - Growth potential of Listed Shares which may be realized.

     - Increased diversification of tenants, location and building type.

     - Shareholders' ability to borrow using Listed Shares as collateral.

     - Increased Shareholder rights through annual election of Directors.

     - Unitholders' choice of investment -- Listed Shares or Subsidiary Partnership Units.

     - Tax-free nature of Consolidation and preservation of pass-through tax status.

     - Unitholders who elect to receive Subsidiary Partnership Units will receive an interest with substantially the same economic interests and legal rights as the interest they currently hold.

     Limited Partners who object to the Consolidation have the following rights:

     - Limited Partners may vote against the Consolidation. If the holders of a majority of the outstanding Units in the CPA(R) Partnerships representing the Minimum Participation Amount do not approve the Consolidation, the Consolidation will not be completed. Even if the Consolidation is completed, a particular CPA(R) Partnership will not participate in the Consolidation if the holders of at least a majority of the outstanding Units in that Partnership do not approve the Consolidation. As a result, these Unitholders will retain their current interest in their CPA(R) Partnership.

     - Limited Partners may elect to receive Subsidiary Partnership Units. Subsidiary Partnership Units have been structured so that the economic results and legal rights realized by holders thereof are substantially the same as the results which would be realized by holders of limited partner interests in a CPA(R) Partnership were the Consolidation not effected. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP
       UNITS -- Subsidiary Partnership Units" for a more detailed description of the Subsidiary Partnership Units.

     This Prospectus and the related form of consent are first being sent to Unitholders on or about October 22, 1997.

     Each Unitholder may elect to receive all Listed Shares or all Subsidiary Partnership Units as indicated on the enclosed Consent Card. IF A UNITHOLDER VOTES FOR OR AGAINST OR ABSTAIN WITH RESPECT TO THE CONSOLIDATION AND FAILS TO MAKE AN ELECTION BETWEEN LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS ON THE ENCLOSED CONSENT CARD, SUCH UNITHOLDER WILL RECEIVE LISTED SHARES IF THE CONSOLIDATION IS CONSUMMATED. IF A UNITHOLDER FAILS TO RETURN THE ENCLOSED CONSENT CARD, SUCH UNITHOLDER WILL RECEIVE LISTED SHARES IF THE CONSOLIDATION IS CONSUMMATED. THE GENERAL PARTNERS MAY DECIDE NOT TO PURSUE THE CONSOLIDATION WITH RESPECT TO ANY CPA(R) PARTNERSHIP FOR ANY REASON AND AT ANY TIME BEFORE IT BECOMES EFFECTIVE, WHETHER BEFORE OR AFTER APPROVAL BY THE UNITHOLDERS.

     THE GENERAL PARTNERS STRONGLY RECOMMEND THAT ALL UNITHOLDERS VOTE FOR THE CONSOLIDATION AND ELECT TO RECEIVE LISTED SHARES. EACH UNITHOLDER SHOULD MAKE A DETERMINATION AS TO WHICH TYPE OF SECURITIES TO RECEIVE BASED UPON SUCH UNITHOLDER'S PERSONAL SITUATION, AND SUCH DECISION SHOULD BE BASED UPON A CAREFUL EXAMINATION OF THE UNITHOLDER'S PERSONAL FINANCES, INVESTMENT OBJECTIVES, LIQUIDITY NEEDS, TAX SITUATION AND EXPECTATIONS AS TO THE COMPANY'S FUTURE GROWTH.

              THIS SOLICITATION OF CONSENTS EXPIRES AT 5:00 P.M.,
              NEW YORK TIME ON DECEMBER 16, 1997 UNLESS EXTENDED.

NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED
 BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION, NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR
        ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.

                            ------------------------

ALL QUESTIONS AND INQUIRIES SHOULD BE DIRECTED TO SHAREHOLDER COMMUNICATION SERVICES, INC., INFORMATION AGENT, BY TELEPHONE AT (800) 773-8481, extension CPA.

                The date of this Prospectus is October 15, 1997.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION..................................................................     1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................     2
PROSPECTUS SUMMARY.....................................................................     3
  Overview.............................................................................     3
  Organizational Chart.................................................................     4
  Risks and Other Adverse Factors......................................................     5
  Benefits of the Consolidation and Listed Shares......................................     6
  Options Available and Duties Owed to Limited Partners who Object to the
     Consolidation.....................................................................     7
  Fairness.............................................................................     8
  Independent Appraisals and Fairness Opinion..........................................     8
  The Consent Solicitation.............................................................     9
  The Company..........................................................................    10
  Recommendation of the General Partners...............................................    10
  Alternatives to the Consolidation....................................................    11
  Consequences if the Consolidation Is Not Approved....................................    11
  Tables Regarding Total Exchange Value................................................    12
  No Dissenters' Rights................................................................    13
  Comparison of the CPA(R) Partnerships and the Company................................    14
  Summary of Federal Tax Consequences..................................................    15
  Conflicts of Interest Related to the Consolidation...................................    15
  Conditions to the Consolidation......................................................    17
  Delivery of the Certificates for Units...............................................    17
  Voting Procedures....................................................................    17
  Summary Selected Combined Financial Information......................................    18
RISK FACTORS...........................................................................    20
  Change in Nature of Investment from Finite-Life to Perpetual Existence...............    20
  Uncertainty Regarding Trading Price for the Listed Shares............................    20
  Risk Associated with Greater Diversity and Growth....................................    20
  Conflicts of Interest in Structuring the Consolidation...............................    21
  Distributions Paid to Holders of Subsidiary Partnership Units Before Holders of
     Listed Shares.....................................................................    21
  No Market for the Subsidiary Partnership Units.......................................    22
  Potential Differences Between Total Exchange Value and Realizable Value..............    22
  Board of Directors' Ability to Effect Changes in Investment, Financing and Certain
     Other Policies....................................................................    22
  Loss of Relative Voting Power........................................................    22
  No Appraisal or Similar Rights for Nonconsenting Unitholders.........................    22
  Opinions of Counsel..................................................................    22
  No IRS Ruling with Respect to Partnership Status.....................................    23
  Other Potential Tax Risks............................................................    23
  Tax Risks of Trading of Listed Shares................................................    24
  Uncertain Composition of the Company.................................................    24
  Consolidation Expenses Will Reduce the Cash of the Company...........................    24
  Combination of Real Estate Assets; Change in Geographic, Industry, Building-Type and
     Tenant Diversity..................................................................    25
  Risk of Lower Distributions..........................................................    25
  Potential Loss of Future Appreciation................................................    25
  Restrictions on Changes in Control...................................................    25
  Limitation of Director Liability.....................................................    26

  Reduction in Value From Contingent or Undisclosed Liabilities........................    26
  General Risks Related to Investments in Real Estate..................................    27
  Risk of Leverage.....................................................................    27
  Rent Income Dependent Upon Creditworthiness of Tenants...............................    27
  Losses From Uninsured Liabilities or Casualty........................................    28
  Losses From Casualty and Condemnation Related Lease Terminations.....................    28
  Risks of Joint Ventures..............................................................    28
  Competition with Affiliates May Reduce Available Properties, Tenants and Purchasers
     of Properties.....................................................................    28
  Growth of Company Dependent on Borrowing Capacity and Ability to Raise Capital.......    29
  Possible Environmental Liabilities...................................................    29
  Risk of Investment in Real Property Located Outside the United States................    30
  Potential Claims Against Title to Properties.........................................    30
  Dependence on Key Personnel..........................................................    31
  Competition for Investments..........................................................    31
  Status of the Company under ERISA....................................................    31
BACKGROUND AND REASONS FOR THE CONSOLIDATION...........................................    31
  General..............................................................................    31
  Background of the CPA(R) Partnerships and the General Partners.......................    32
  Efforts to Dispose of Properties.....................................................    32
  Terms of the Consolidation...........................................................    34
  Total Exchange Value and Allocation of Listed Shares and Subsidiary Partnership
     Units.............................................................................    36
  Determination of Total Exchange Value................................................    37
  Allocation of Listed Shares to Unitholders and General Partners......................    39
  Allocation of Listed Shares Among CPA(R) Partnerships................................    41
  Allocation of Listed Shares and Total of Cumulative Distributions and Assigned Total
     Exchange Value Per $1,000 Original Investment.....................................    41
  Expected Benefits of Consolidation...................................................    41
  Alternatives to the Consolidation....................................................    43
  Comparison of Alternatives...........................................................    45
  Conditions to the Consolidation......................................................    51
  Recommendation of the General Partners and Fairness Determination....................    51
  Material Factors Underlying Belief as to Fairness....................................    52
  Relative Weight Assigned to Material Factors.........................................    54
  Fairness to Unitholders Receiving Listed Shares in the Consolidation.................    54
  Fairness to Unitholders Receiving Subsidiary Partnership Units in the
     Consolidation.....................................................................    54
  Fairness in View of Conflicts of Interest............................................    55
  Consequences if the Consolidation is Not Approved....................................    55
  Unitholder Elections.................................................................    55
  Accounting Treatment.................................................................    56
  Costs and Expenses...................................................................    56
  No Fractional Listed Shares..........................................................    56
  Effect of the Consolidation on Dissenting Investors..................................    56
  Effect of Consolidation on Nonparticipating Partnerships.............................    57
  Effective Time.......................................................................    57
  Title Insurance......................................................................    57
  Environmental Matters................................................................    57
  Legal Proceedings....................................................................    58

  Amendment, Termination and Waiver....................................................    58
  Appraisals and Fairness Opinions.....................................................    58
DISTRIBUTION POLICY....................................................................    58
  Listed Shares........................................................................    58
  Subsidiary Partnership Units.........................................................    61
  Minimum Participation................................................................    62
COMPARISON OF UNITS, LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS....................    63
  Issuance in Series...................................................................    63
  General Business.....................................................................    63
  Distributions and Dividends..........................................................    63
  Management and Fiduciary Duties......................................................    64
  Voting Rights........................................................................    64
  Special Meetings.....................................................................    65
  Redemption...........................................................................    66
  Liquidation Rights...................................................................    67
  Right to Compel Dissolution..........................................................    67
  Expenses of the Consolidation........................................................    67
  Limited Liability....................................................................    67
  Liquidity and Marketability..........................................................    67
  Restrictions on Transfer.............................................................    67
  Continuity of Existence..............................................................    68
  Financial Reports....................................................................    68
  Payments to the General Partners and their Affiliates................................    68
  Certain Legal Rights.................................................................    68
  Inspection of Books and Records......................................................    69
COMPARISONS OF CPA(R) PARTNERSHIPS AND COMPANY.........................................    70
  Form of Organization.................................................................    70
  Length of Investment.................................................................    70
  Nature of Investment.................................................................    71
  Properties and Diversification.......................................................    71
  Permitted Investments................................................................    71
  Additional Equity....................................................................    72
  Borrowing Policies...................................................................    73
  Restrictions Upon Related Party Transactions.........................................    73
  Management Control and Responsibility................................................    74
  Management Liability and Indemnification.............................................    75
  Antitakeover Provisions..............................................................    76
  Voting Rights........................................................................    76
  Limited Liability of Investors.......................................................    77
  Liquidity............................................................................    77
VOTING PROCEDURES......................................................................    78
  Time of Voting.......................................................................    78
  Record Date and Outstanding Units....................................................    78
  Approval Date........................................................................    78
  Consent Card and Vote Required.......................................................    78
  Revocability of Consent..............................................................    79
  Solicitation of Votes; Solicitation Expenses.........................................    80
  Alternatives Available to Unitholders who Object to the Consolidation................    80
  Unitholder Names and Addresses.......................................................    81

  No Right of Appraisal................................................................    81
  Amendments to Partnership Agreements.................................................    81
  Issuance of Certificates.............................................................    81
INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION AND CONFLICTS OF INTEREST............    82
  Substantial Benefits to General Partners.............................................    82
  Common General Partners..............................................................    83
  Lack of Independent Representation of Unitholders....................................    83
  Fiduciary Duties of General Partners.................................................    83
  Features Discouraging Potential Takeovers............................................    84
  Allocation of Services and Expenses..................................................    84
  Non-Arm's-Length Agreements..........................................................    84
  Competition with the Company from Affiliates of the Manager in the Purchase, Sale,
     Lease and Operation of Properties.................................................    84
  Adjacent Properties..................................................................    85
FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION...........................................    85
  Fiduciary Responsibility of the General Partners.....................................    85
  Indemnification of Directors and Officers of the Company.............................    86
  Directors and Officers Insurance.....................................................    86
BUSINESS AND PROPERTIES................................................................    87
  The Company's Business...............................................................    87
  Management of the Company............................................................    87
  Acquisition Strategies...............................................................    87
  Financing Strategies.................................................................    88
  Transaction Origination..............................................................    88
  Acquisition and Underwriting Process.................................................    89
  Asset Management.....................................................................    90
  Properties...........................................................................    91
  Description of Most Significant Tenants..............................................    95
  Mortgage Debt........................................................................    98
  Environmental Matters................................................................    99
  Competition..........................................................................    99
  Employees............................................................................   100
  Insurance............................................................................   100
  Legal Proceedings....................................................................   100
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES............................................   100
  Investment Policies..................................................................   100
  Financing Policies...................................................................   101
  Miscellaneous Policies...............................................................   101
  Working Capital Reserves.............................................................   102
SELECTED COMBINED FINANCIAL INFORMATION................................................   102
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................................   114
  Overview.............................................................................   114
  Results of Operations................................................................   114
     Comparison of the Six Months Ended June 30, 1997 and 1996.........................   114
     Comparison of the Years Ended December 31, 1996 and 1995..........................   115
     Comparison of the Years Ended December 31, 1995 and 1994..........................   116
  Liquidity and Capital Resources......................................................   116

MANAGEMENT FOLLOWING THE CONSOLIDATION.................................................   118
  Directors and Executive Officers of the Company......................................   118
  Directors and Principal Officers of the Manager......................................   121
  Terms of Directors of the Company....................................................   122
  Committees of the Board of Directors of the Company..................................   122
  Compensation of the Board of Directors...............................................   123
  Executive Compensation...............................................................   123
  1997 Listed Share Incentive Plan.....................................................   123
  Incentive Compensation...............................................................   124
  The Non-Employee Director Plan.......................................................   124
  The Manager..........................................................................   125
  Shareholdings........................................................................   125
  Management Decisions.................................................................   126
  Limitations on Liability of Directors and Officers of the Company....................   126
  Indemnification of Directors and Officers............................................   126
  Management Services Provided by Manager..............................................   126
SECONDARY MARKET AND OWNERSHIP OF CPA(R) PARTNERSHIP UNITS.............................   128
  Sale Prices of Units.................................................................   128
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................   129
DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS.................................   130
  Listed Shares........................................................................   130
  Subsidiary Partnership Units.........................................................   131
  Restricting Changes in Control and Business Combination Provisions...................   132
     Additional Classes and Series of Shares...........................................   132
     Staggered Board of Directors......................................................   132
     Number of Directors; Removal; Filling Vacancies...................................   132
     Business Combination Provisions...................................................   133
     Amendments to Business Combination Provisions.....................................   136
     Control Share Acquisition Provisions..............................................   137
     Voting Rights of Control Shares...................................................   137
     Redemption of Control Shares......................................................   137
     Advantages and Disadvantages of Control Share Acquisition Provisions..............   138
     Amendments to Control Share Acquisition Provisions................................   138
     Shareholder Rights Plan...........................................................   138
     Distribution Date.................................................................   138
     Adjustments to Purchase Plan......................................................   139
     Exercise of Rights................................................................   139
     Redemption of Rights..............................................................   139
     Amendment of Rights Plan..........................................................   139
     Effect of the Rights Plan.........................................................   139
     Resale of Shares..................................................................   139
     Transfer Agent and Registrar......................................................   140
COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER......   140
  Compensation Payable by the CPA(R) Partnerships......................................   140
  Amounts Payable to the Manager after the Consolidation...............................   142
  Fees Payable Over Past Three Years...................................................   143
  General Partners' Preferred Return...................................................   144
  Investment Banking Fee...............................................................   145

APPRAISALS AND FAIRNESS OPINION........................................................   146
  General..............................................................................   146
  Experience of Independent Appraiser..................................................   146
  Independent Appraisal................................................................   146
  Fairness Opinion.....................................................................   149
INCOME TAX CONSEQUENCES................................................................   152
  New Tax Law Provisions...............................................................   153
  Classification as "Partnerships".....................................................   154
  Tax Consequences of the Consolidation................................................   155
  Tax Consequences of Consolidation to Subsidiary Partnership Unitholders..............   156
  Shareholders or Subsidiary Partnership Unitholders, Not Partnership, Subject to
     Tax...............................................................................   156
  Allocations of Profits and Losses....................................................   157
  Passive Activity Loss Limitations....................................................   158
  Deductibility of Fees................................................................   158
  Organization and Consolidation Expenses..............................................   159
  Start-up Expenditures................................................................   159
  Tax and "At Risk" Basis of Shares....................................................   160
  Treatment of Cash Distributions From the Company.....................................   160
  Treatment of Gain or Loss on Disposition of Units....................................   161
  Treatment of Gifts of Shares.........................................................   162
  Issuance of Additional Shares........................................................   162
  Treatment of Gain or Loss on Sale of Property........................................   162
  Sale-Leaseback Transactions..........................................................   163
  Acquisition of Stock, Options and Warrants...........................................   164
  Tax Elections........................................................................   164
  Depreciation.........................................................................   165
  Depreciation Recapture...............................................................   165
  Alternative Minimum Tax..............................................................   166
  Installment Sales-Imputed Interest...................................................   166
  Accrual of Original Issue Discount...................................................   167
  Construction Expenses................................................................   168
  Investment by Qualified Pension and Profit-Sharing Plans (Including Keoghs), Stock
     Bonus Plans and Individual Retirement Accounts....................................   168
  Certain Federal Estate Tax Matters...................................................   169
  Tax Penalties and Interest...........................................................   169
  Termination of the Company for Tax Purposes..........................................   169
  State and Local Tax Consequences.....................................................   170
  Necessity of Prospective Shareholders Obtaining Professional Advice..................   170
LEGAL MATTERS..........................................................................   171
EXPERTS................................................................................   171
GLOSSARY OF TERMS......................................................................   171
INDEX TO FINANCIAL STATEMENTS..........................................................   F-1
Fairness Opinion...............................................................   Appendix A
Appraisal......................................................................   Appendix B
Consent Card and Election Form with Instructions...............................   Appendix C

     No person is authorized to give any information or to make any representation not contained in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the CPA(R) Partnerships, the General Partners or the Company. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. Neither the delivery of this Prospectus nor any sales made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the CPA(R) Partnerships or the Company since the date hereof; however, in the event of any material change during the period when this Prospectus must be delivered, the Prospectus will be supplemented accordingly.

                             AVAILABLE INFORMATION

     The CPA(R) Partnerships subject to this Consolidation are Corporate Property Associates (a California limited partnership) ("CPA(R):1"), Corporate Property Associates 2 (a California limited partnership) ("CPA(R):2"), Corporate Property Associates 3 (a California limited partnership) ("CPA(R):3"), Corporate Property Associates 4, a California limited partnership ("CPA(R):4"), Corporate Property Associates 5 (a California limited partnership) ("CPA(R):5"), Corporate Property Associates 6 -- a California limited partnership ("CPA(R):6"), Corporate Property Associates 7 -- a California limited partnership ("CPA(R):7"), Corporate Property Associates 8, L.P., a Delaware limited partnership ("CPA(R):8") and Corporate Property Associates 9, L.P. (a Delaware limited partnership) ("CPA(R):9").

     The CPA(R) Partnerships are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, must file reports and other information with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street N.W., Washington, D.C. 20549. In addition, the Company has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, with respect to the Listed Shares and the Subsidiary Partnership Units offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information with respect to the CPA(R) Partnerships and the Company, reference is made to the reports of the CPA(R) Partnerships filed under the Exchange Act and the Company's Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, which will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, information may be obtained from the Commission's internet site at http://www.sec.gov. This site contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

     Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     Upon consummation of the Consolidation, the Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal NYSE requirements, if any, holders of the Listed Shares and the Subsidiary Partnership Units will receive annual reports containing audited financial statements, with a report thereon by the Company's independent public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. If a CPA(R) Partnership does not participate in the Consolidation, such CPA(R) Partnership will continue to file reports and other information with the Commission as required by law.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Consent Solicitation Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (without exhibits, unless such exhibits are specifically incorporated by reference herein) are available without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request addressed to: W.P. Carey & Co., Inc., 50 Rockefeller Plaza, New York, NY 10020, Attention: Investor Relations, telephone number 1-800-733-8481 ext. CPA. In order to ensure timely delivery of the documents, any request should be made by December 1, 1997.

     The following documents of the CPA(R) Partnerships have been filed with the Commission and are incorporated herein by reference:

Annual Report on Form 10-K of CPA(R):1 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):2 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):3 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):4 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):5 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):6 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):7 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):8 for the year ended December 31, 1996. Annual Report on Form 10-K of CPA(R):9 for the year ended December 31, 1996.

Quarterly Report on Form 10-Q of CPA(R):1 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):2 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):3 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):4 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):5 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):6 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):7 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):8 for the six months ended June 30, 1997.
Quarterly Report on Form 10-Q of CPA(R):9 for the six months ended June 30, 1997.

     All documents filed by the CPA(R) Partnerships pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the date on which the Consolidation is consummated shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement obtained herein (or in any other subsequently filed document which also is incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                               PROSPECTUS SUMMARY

     The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto. Capitalized terms not otherwise defined in this Summary shall have the meanings set forth in the "GLOSSARY OF TERMS."

OVERVIEW

     As described in this Prospectus, William P. Carey, W.P. Carey & Co., Inc. ("W.P. Carey & Co."), Carey Corporate Property, Inc. ("CCP"), Seventh Carey Corporate Property, Inc. ("Seventh Carey"), Eighth Carey Corporate Property, Inc. ("Eighth Carey") and Ninth Carey Corporate Property, Inc. ("Ninth Carey" and collectively, the "General Partners") are proposing a consolidation by merger (the "Consolidation") of nine subsidiary limited partnerships (the "Subsidiary Partnerships") of Carey Diversified LLC, a newly organized Delaware limited liability company (the "Company" or "CD") with and into nine public limited partnerships in the Corporate Property Associates series of limited partnerships (the "CPA(R) Partnerships"). The CPA(R) Partnerships currently own, in the aggregate, 198 properties in 37 states.

     The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and through opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The sources of capital for additional investments may include internally generated cash flow and the issuance of debt or equity securities by the Company.

     The General Partners are soliciting consents in connection with the Consolidation because they believe it is in the best interests of the Unitholders to restructure the CPA(R) Partnerships. They believe that the Consolidation offers Unitholders the opportunity to control better the timing of the liquidation of their investments (and the resulting taxation of such liquidation) and to participate in the growth opportunities and additional diversification provided by the Company while deferring the tax on approximately $336 million of capital gain (assuming the Properties are all sold for their appraised value). The General Partners believe that an aggregation of all the CPA(R) Partnerships' Properties will likely result in higher values over the long term for more Unitholders than if the real estate were sold and the CPA(R) Partnerships were liquidated in accordance with the Partnership Agreements. Participating Investors holding Listed Shares will be able to sell their Listed Shares on the NYSE if they want to liquidate their interest or may borrow funds using the Listed Shares as collateral.

     At the same time, the General Partners recognize that some Unitholders may wish to retain a security that reflects the rights and interests represented by the Units. The Company is offering the Subsidiary Partnership Units to those Unitholders who wish to retain a security that provides substantially the same economic interests and legal rights as a Unit. Subsidiary Partnership Units will entitle holders to share in the economic performance of the assets held by the CPA(R) Partnership in which such holder held an interest. The Subsidiary Partnership Units will also entitle holders to vote on certain matters relating to those Subsidiary Partnerships and will entitle holders to have their Subsidiary Partnership Units redeemed within the same time period that the corresponding CPA(R) Partnerships were expected to liquidate (or within which they could reasonably be liquidated as of the date hereof).

     If the Consolidation is approved by the holders of a majority of the outstanding Units in CPA(R) Partnerships owning assets with a Total Exchange Value in excess of $200 million, and certain other conditions are satisfied, the Consolidation will be completed. A CPA(R) Partnership will participate in the Consolidation with the approval of Unitholders holding at least a majority of the outstanding Units of such CPA(R) Partnership and the satisfaction of certain other conditions. Each Unitholder may elect to receive all Listed Shares (which represent an economic interest in all of the assets of the Company) or all Subsidiary Partnership Units (which represent an interest in the particular CPA(R) Subsidiary Partnership). See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS." If the Consolidation is consummated, the General Partners and their Affiliates will contribute a portion of their General Partner interest in exchange for Listed Shares and will retain the remainder of their General Partner interests which will be converted into Limited Partner interests in the Subsidiary Partnerships. See COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER.

     If Unitholders of a CPA(R) Partnership do not approve the Consolidation, the CPA(R) Partnership (a "Nonparticipating Partnership") will continue to operate as a separate legal entity with its own assets and liabilities, and its investment objectives, policies and restrictions will not change. As a result, Unitholders will retain their current interest in the Nonparticipating Partnership. A Nonparticipating Partnership will continue to be operated in accordance with the terms of its Partnership Agreement. The management of the Nonparticipating Partnerships will be substantially the same. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Effect of Consolidation on Nonparticipating Partnerships."

     A vote in favor of the Consolidation also constitutes a vote in favor of the related amendment of a Partnership Agreement (collectively, the "Partnership Agreement Amendments"), the form of which is attached to this Prospectus as Appendix C. The proposed Partnership Agreement Amendments expressly authorize all actions necessary to successfully complete the Consolidation and the distribution of the Listed Shares and Subsidiary Partnership Units to Participating Investors. See "VOTING PROCEDURES -- Amendments to Partnership Agreements."

ORGANIZATIONAL CHART

     The following organizational chart illustrates the organizational structure of the Company assuming the Consolidation is consummated.

                             [ORGANIZATIONAL CHART]

(1) Affiliates include CCP, Seventh Carey, Eighth Carey and Ninth Carey

(2) Carey Management LLC will own 661,718 Listed Shares and will be a Limited Partner of each Subsidiary Partnership. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER" for the interest retained by Carey Management LLC in each Subsidiary Partnership.

(3) Carey Diversified LLC will serve as the General Partner of all of the Subsidiary Partnerships that participate in the Consolidation.

RISKS AND OTHER ADVERSE FACTORS

     The following is a summary of the potential disadvantages, adverse consequences and risks of the Consolidation. This summary is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in this Prospectus beginning on page 20.

     Fundamental Change in the Nature of Investment for Holders of Listed Shares. If the Consolidation is completed, there will be a change in the nature of the investment of each Participating Investor that elects to receive Listed Shares from holding an interest in a specified portfolio of net leased commercial and industrial properties to holding an interest in an ongoing company, the investment portfolio of which may be changed from time to time without approval of Shareholders. If the Consolidation is completed, holders of Listed Shares will be able to liquidate their investments only by selling their Listed Shares on the NYSE or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the Consolidation is completed, former Unitholders who elect to receive Listed Shares will have an investment in an entity that is larger than each of the CPA(R) Partnerships and will thus lose relative voting power.

     Potential Differences Between Total Exchange Value and Realizable
Value. Unitholders are subject to the risk that the Total Exchange Value of the CPA(R)Partnerships, which is based primarily on independent appraisals of each CPA(R) Partnership's portfolio of Properties, does not reflect the realizable value of the CPA(R) Partnerships' assets in an actual transaction. Were this to be the case as to a CPA(R) Partnership, the consideration received by a Unitholder of that CPA(R) Partnership may be understated or overstated. Unitholders should recognize that appraisals are opinions as of the date specified and are subject to certain assumptions and may not represent the true worth or realizable value of the Properties. There can be no assurance that another appraiser would assign the same appraised values to the Properties, or, that if the Properties were sold, they would actually be sold at appraised values; the sale prices might be higher or lower than the appraised values.

     Uncertainty Regarding Trading Price for the Listed Shares. Listed Shares may trade at prices substantially below Total Exchange Value per Share or historical book value of the Company's assets. The price of Listed Shares after the Consolidation may decrease below the Total Exchange Value per Share of $20 due to the potentially large number of Listed Shares that may be sold immediately after the Consolidation by Participating Investors.

     Uncertainty as to Ultimate Composition of the Company. Due to uncertainty at the time of voting as to which CPA(R) Partnerships will participate in the Consolidation, Unitholders may not be able to fully evaluate the Company's potential financial strength or asset base when making the decision to participate in Consolidation.

     Potential Change in the Nature and Amount of Leverage. All but one of the CPA(R) Partnerships own properties subject to limited recourse debt. The Board of Directors could authorize additional borrowing by the Company. The Company could become more highly leveraged and, thereby, increase its debt service, which may adversely affect the Company's ability to make distributions to Shareholders. In addition, the Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of the mostly limited recourse debt incurred by the CPA(R) Partnerships, which debt generally exposes specific properties for the repayment of debt.

     Board of Directors' Ability Unilaterally to Effect Changes in Investment, Financing and Certain Other Policies. Although the Board of Directors of the Company intends to implement the business plan set forth herein, the Board will have the ability to change investment, financing and other policies of the Company without the consent of Shareholders. See "BUSINESS AND PROPERTIES." No changes can be made which affect the fundamental rights, preferences and privileges of the holders of Subsidiary Partnership Units. The Board of Directors will also have the ability to change the Company's distribution policy with respect to the Listed Shares without the consent of the holders of Listed Shares.

     No Market for the Subsidiary Partnership Units. Holders of Subsidiary Partnership Units may not be able to sell their Subsidiary Partnership Units because no organized market for the Subsidiary Partnership

Units is expected to develop. If Subsidiary Partnership Units are sold, it is likely that they will be sold at a substantial discount to the Total Exchange Value per Subsidiary Partnership Unit.

     Conflicts of Interest in Structuring the Consolidation. The General Partners initiated and structured the Consolidation and will realize substantial economic benefits, and, therefore, the General Partners are subject to conflicts of interest with respect to the Consolidation. See "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION AND CONFLICTS OF INTEREST -- Common General Partners."

     Lack of Independent Representation of Unitholders. No independent party was retained by the CPA(R) Partnerships to negotiate on behalf of the Unitholders. Therefore, terms of the Consolidation may be less favorable to Unitholders and more favorable to General Partners than if the Consolidation had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each CPA(R) Partnership, the terms of the Consolidation may have been more favorable to certain or all CPA(R) Partnerships and fewer Listed Shares may have been allocated to the General Partners.

     Consolidation Expenses will Reduce the Cash of the Company. The Consolidation Expenses are estimated to be approximately $2,997,000, or approximately 0.6% of the Total Exchange Value (assuming 100 percent Partnership Participation). Such expenses will reduce the cash available to the Company. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Fees and Expenses."

     No Appraisal or Similar Rights for Nonconsenting Unitholders. Unitholders will have no appraisal or similar rights in connection with the Consolidation. Therefore, Unitholders will not be entitled to receive cash payment for the fair value of their Units if they do not vote in favor of the Consolidation and the Consolidation is approved and consummated.

     Potential Reduction in Cash Distributions to Certain Investors. Aggregate cash distributions to Participating Investors may be lower after the Consolidation than the aggregate distributions to Unitholders before the Consolidation.

     Holders of Majority of Units Bind Partnership. Approval of the Consolidation by Unitholders holding a majority of outstanding Units of a CPA(R) Partnership will cause such CPA(R) Partnership to be merged with a Subsidiary Partnership and such approval will bind all of that CPA(R) Partnership's Unitholders, including Unitholders who vote against or abstain from voting with respect to the Consolidation.

     Additional and Unknown Liabilities. Combining assets and liabilities of the Participating Partnerships in the Consolidation may subject holders of Listed Shares to liabilities of Participating Partnerships in which they did not previously own an interest. The Company also has potential liability for unknown, undisclosed or contingent liabilities of Participating Partnerships, including, but not limited to, claims for indemnification by General Partners, environmental liabilities and title defects, which could adversely affect the liquidity of the Company and its ability to make expected distributions to holders of Listed Shares.

BENEFITS OF THE CONSOLIDATION AND LISTED SHARES

     From 1979 through 1991, the CPA(R) Partnerships raised approximately $400 million through public offerings of Units, and each CPA(R) Partnership invested in net leased industrial and commercial real estate. When the CPA(R) Partnerships were formed, Unitholders anticipated a return of their investment over the finite lives of the CPA(R) Partnerships, with a disposition strategy that included the sale of assets and liquidation of the CPA(R) Partnerships. The General Partners believe that the Consolidation is the best way for Limited Partners to achieve the original investment goals for the following reasons:

-  LIQUIDITY THROUGH STOCK EXCHANGE LISTING.

     The Company has applied for listing of the Listed Shares on the NYSE. Accordingly, the Consolidation offers liquidity to those Limited Partners who receive Listed Shares in the Consolidation. Holders of Listed Shares may also be able to borrow by using the Listed Shares as collateral. The Subsidiary Partnership Units will not be listed on any national securities exchange, and no public market is expected to develop for the Subsidiary Partnership Units.

-  INCREASED DIVERSIFICATION.

     The Consolidation permits holders of Listed Shares to participate in a company substantially larger and more diversified than any of the individual CPA(R) Partnerships. The Company will have increased tenant, building type, industry sector and geographic diversity. The size and diversity of the Company spreads the risk of an investment in the Company over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset or group of assets.

-  GREATER CONTROL OF TIMING OF RECOGNITION OF TAXABLE INCOME.

     As a perpetual life entity, the Company will be able to continue to manage the Properties instead of being forced to sell them over the next several years. Holders of Listed Shares will be able to control better the recognition of taxable income by holding or selling the Listed Shares and recognizing taxable income at the time of the sale of such Shares, instead of being forced to recognize taxable income resulting from the sale of Properties by the CPA(R) Partnerships as the CPA(R) Partnerships are liquidated. If the CPA(R) Partnerships were to sell the Properties at their appraised value, the Unitholders would recognize capital gains of approximately $336 million. In addition, the sale of these Properties may result in the recognition of taxable income in an amount in excess of the cash received by the CPA(R) Partnership selling the Properties at the time Properties are sold. Holders of Listed Shares will still recognize income if the Company sells these Properties for a gain, but the Company expects to sell significantly fewer Properties than if the CPA(R) Partnerships were being liquidated.

-  GREATER INVESTMENT OPPORTUNITY.

     The General Partners believe that the Company will maximize economic value for those Unitholders who receive Listed Shares in connection with the Consolidation. Although there can be no assurances, the General Partners believe that investment opportunities exist for investment in net leased real estate and other assets which provide attractive investment yields relative to their risk.

- UNITHOLDERS' CHOICE OF INVESTMENT -- LISTED SHARES OR SUBSIDIARY PARTNERSHIP UNITS.

     Those Unitholders who do not want the risks and opportunities afforded by the Listed Shares can elect to receive Subsidiary Partnership Units in connection with the Consolidation. The Subsidiary Partnership Units have been structured so that their economic interests and legal rights are substantially the same as the economic interests and legal rights of the Units. The performance of, and distributions to the holders of, Subsidiary Partnership Units will depend on the performance of the Properties of the corresponding Subsidiary Partnerships.

OPTIONS AVAILABLE AND DUTIES OWED TO LIMITED PARTNERS WHO OBJECT TO THE CONSOLIDATION

-  LIMITED PARTNERS MAY VOTE AGAINST THE CONSOLIDATION.

     If the holders of a majority of the outstanding Units in the CPA(R) Partnerships representing the Minimum Participation Amount do not approve the Consolidation, the Consolidation will not be completed. Even if the Consolidation is completed, a particular CPA(R) Partnership will not participate in the Consolidation if the holders of at least a majority of the outstanding Units in that CPA(R) Partnership do not approve the Consolidation. Rather, that CPA(R) Partnership will continue to operate as a separate legal entity with its own assets and liabilities, its investment objectives, policies and restrictions will not change, and those Limited Partners will retain their interests currently held.

-  LIMITED PARTNERS MAY ELECT TO RECEIVE SUBSIDIARY PARTNERSHIP UNITS.

     The economic interests and legal rights of holders of Subsidiary Partnership Units are substantially the same as those of holders of Limited Partner interests in a CPA(R) Partnership.

-  LIMITED PARTNERS OWED A FIDUCIARY DUTY.

     The common law of both Delaware and California imposes fiduciary duties of care, loyalty, good faith and fair dealing on the General Partners in connection with effecting or attempting to effect the Consolidation.

FAIRNESS

     The General Partners believe the terms of the Consolidation are fair as a whole and to the Unitholders in each of the CPA(R) Partnerships, regardless of which combination of CPA(R) Partnerships is included in the Consolidation. The General Partners have based their determination on a variety of factors, including, but not limited to (i) the form, allocation and amount of consideration offered to Unitholders, including Unitholders who vote against the Consolidation ("Dissenting Investors") and to the General Partners, (ii) the tax-free nature of the transaction, (iii) the lack of material differences among the CPA(R) Partnerships, (iv) the opportunity for each Unitholder to vote in favor of, or against, the Consolidation, and to elect to receive either Listed Shares or Subsidiary Partnership Units that are valued based on the same methodology, (v) the appraisals rendered by the Independent Appraiser with respect to the value of the CPA(R) Partnerships and (vi) the Fairness Opinion rendered by the Independent Appraiser. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION."

     The General Partners reviewed the allocation and estimated value of the consideration to be received by Unitholders in connection with the Consolidation and compared this estimated consideration to the estimated consideration that may have been received by Unitholders if any of the alternatives to the Consolidation had been recommended by the General Partners. The General Partners concluded that the likely market value of the Listed Shares of the Company, based upon the trading range of real estate securities, would be higher in the long run than the estimated value of the consideration Unitholders would have received if the General Partners had recommended any of the alternatives to the Consolidation. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Comparison of Alternative Considerations." Based upon this review and comparison, the General Partners concluded that the Consolidation is fair and that the terms of the Subsidiary Partnership Units are fair to Unitholders from a financial point of view.

INDEPENDENT APPRAISALS AND FAIRNESS OPINION

     Each CPA(R) Partnership has obtained from the Independent Appraiser an appraisal of the fair market value of its real estate portfolio as of March 31, 1997 based solely on the income approach to valuation (the "Independent Appraisal"). Due to the type of real estate assets held by the CPA(R) Partnerships and the nature of lease terms, the General Partners concluded after consultation with the Independent Appraiser that the use of the income approach to valuation was the most appropriate way of assessing the value of the CPA(R) Partnerships' real estate portfolios. The Independent Appraiser concluded that use of the income approach was reasonable and appropriate. The same method was used for each CPA(R) Partnership. In performing such appraisals, the Independent Appraiser conducted such investigations and inquiries as it deemed necessary in establishing the valuations and made such assumptions and identified such qualifications and limitations as it deemed necessary in its findings. See "APPRAISALS AND FAIRNESS OPINION -- Independent Appraisal."

     The Independent Appraiser has rendered its opinion (the "Fairness Opinion"), subject to the assumptions, limitations and qualifications contained therein, that the allocation of Listed Shares among the CPA(R) Partnerships is fair to the Unitholders from a financial point of view. The Independent Appraiser, in arriving at its opinion, performed the Independent Appraisal of each CPA(R) Partnership's portfolio of properties reviewed, among other things, a draft of this Prospectus in substantially the form filed with the SEC and provided to Unitholders, financial and other information regarding the CPA(R) Partnerships provided to it by the General Partners and conducted such other inquiries as it deemed appropriate and discussed the allocation methodology, analysis and conclusions with the General Partners.

     The Fairness Opinion does not address (i) the fairness of any terms of the Consolidation (other than the fairness of the allocations of the Listed Shares for the maximum and minimum participation levels as defined herein) or the amounts or allocations of Consolidation Expenses or the amounts of Consolidation Expenses borne by Limited Partners at various levels of participation in the Consolidation, (ii) the relative value of the Listed Shares and the Subsidiary Partnership Units to be issued in the Consolidation, (iii) the prices at which the Listed Shares or Subsidiary Partnership Units may trade following the Consolidation or the trading value of the Listed Shares or Subsidiary Partnership Units to be received compared with the current fair market value of the CPA(R) Partnership's portfolio or other assets if liquidated in real estate markets or (iv) alternatives to the Consolidation.

     The Fairness Opinion and the Independent Appraisal, each of which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, are set forth as Appendices A and B, respectively, and should be read in their entirety.

THE CONSENT SOLICITATION

The Consent Solicitation...  Consent Cards must be received by December 16, 1997
                             (unless extended by the General Partners) to be counted in the vote on the Consolidation.

Voting.....................  Each Unit entitles the holder thereof on the record date to one vote. Only Unitholders on the record date are entitled to vote on the Consolidation. October 7, 1997 is the record date for determination of Unitholders entitled to vote on the Consolidation.

Units Outstanding..........  On the record date, the following number of Units were outstanding for each CPA(R) Partnership:

                                                                           UNITS
                                                CPA(R):                 OUTSTANDING
                                 -------------------------------------  -----------
                                  1...................................     40,000
                                  2...................................     54,900
                                  3...................................     66,000
                                  4...................................     85,528
                                  5...................................    113,200
                                  6...................................     47,930
                                  7...................................     45,209
                                  8...................................     67,582
                                  9...................................     59,918

Vote Required..............  Participation in the Consolidation by a CPA(R)
                             Partnership will require the approval of the holders of a majority of the outstanding Units of that CPA(R) Partnership.

                             Each Unitholder votes FOR or AGAINST or ABSTAIN on the Consolidation and may elect to receive all Listed Shares or all Subsidiary Partnership Units. If a Unitholder fails to return a Consent Card or returns a Consent Card and fails to elect to receive Listed Shares or Subsidiary Partnership Units in connection with the Consolidation and the Consolidation is consummated, such Unitholder will receive all Listed Shares. Failure to submit a written Consent Card is the functional equivalent of a vote AGAINST the Consolidation for purposes of tallying the vote. Abstentions and broker non-votes (if any) will not count toward the number of consents required for approval and have the effect of a vote AGAINST the Consolidation for purposes of tallying the vote.

THE COMPANY

  General

     The Company was formed as a Delaware limited liability company under the laws of the State of Delaware on October 15, 1996 for the initial purpose of participating in the Consolidation. The current Shareholders of the Company are Carey Management LLC (the "Manager") and Carey Property Advisors LP (the "Initial Member"). The Company is expected to be treated as a partnership for tax purposes. See "INCOME TAX CONSEQUENCES -- Classification as 'Partnerships'." The Company currently has no significant assets or liabilities. The Company's principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020.

  Business Plan of the Company

     The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other real estate investments at attractive returns. The Company expects to evaluate a number of different opportunities and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

     The Company's business plan is a significant expansion of the business plans of the CPA(R) Partnerships. The Company intends to be a dynamic, growth-oriented organization rather than a closed-end portfolio of real estate investments. In addition to acquiring additional net leased properties, the Company intends to seek additional opportunistic investments utilizing the core competencies of Company's management (which include in-depth credit analysis, asset valuation and creative structuring), optimizing the Company's existing portfolio through the expansion of existing properties and strategic property sales and increasing the Company's access to capital at a lower cost. As a perpetual life, growth-oriented company, the Company will continue to own Properties as long as it believes ownership helps attain the Company's objectives. The Board of Directors of the Company will have the ability to change investment, financing, distribution and other policies of the Company without the consent of the Shareholders. See "BUSINESS AND PROPERTIES."

  Management of the Company

     The Manager will provide both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company will function as a fully integrated operating company.

     The Board of Directors will monitor the performance of the Manager. Initially the Board will consist of ten members, including five directors who are not employees of the Company or the Manager. Initially, the Directors will be appointed by the Manager and thereafter will be elected by holders of Listed Shares.

     For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Manager, please see the "MANAGEMENT FOLLOWING THE CONSOLIDATION" section of this Prospectus. For more information on fees payable to the Manager or its Affiliates, please see the "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER" section of this Prospectus.

RECOMMENDATION OF THE GENERAL PARTNERS

     The General Partners, including all of the Directors of the corporate General Partners, have unanimously approved the Consolidation and believe the Consolidation is fair as to each CPA(R) Partnership and any combination of CPA(R) Partnerships. THE GENERAL PARTNERS STRONGLY RECOMMEND THAT THE UNITHOLDERS IN EACH CPA(R) PARTNERSHIP VOTE FOR THE CONSOLIDATION AND ELECT TO RECEIVE LISTED SHARES. See "BACKGROUND AND REASONS FOR THE
CONSOLIDATION -- Recommendations of the General Partners and Fairness Determination."

     The General Partners believe the Consolidation has the greatest potential to maximize investment returns, while offering significantly enhanced liquidity. This belief is based, in part, upon a comparison of the after-tax consideration to be received in the Consolidation to the after-tax consideration which may have been received if any of the alternatives to the Consolidation had been approved. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Recommendations of the General Partner and Fairness Opinion" and "-- Alternatives to the Consolidation."

ALTERNATIVES TO THE CONSOLIDATION

     The General Partners are proposing the Consolidation because they believe that it is the best available alternative to maximize Unitholder value over the long-term. The alternatives to the Consolidation which were considered by the General Partners include continuing the existence of each CPA(R) Partnership as a limited partnership, listing of the Units on a national securities exchange or the Nasdaq National Market System and liquidating each CPA(R) Partnership. The General Partners do not believe that any of these alternatives would be more beneficial to the Unitholders than the Consolidation. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Alternatives to the Consolidation."

CONSEQUENCES IF THE CONSOLIDATION IS NOT APPROVED

     If the Consolidation is not consummated for any reason with respect to a particular CPA(R) Partnership, the General Partners presently intend to continue to operate such CPA(R) Partnership in its current form and the limited partners will retain their Units. In managing the business of the CPA(R) Partnership, the General Partners will take whatever actions they deem are appropriate in satisfying their fiduciary obligations to the Limited Partners and the CPA(R) Partnership. The General Partners will consider various options relating to the termination of the CPA(R) Partnership. No other transaction is currently being considered by the CPA(R) Partnerships as an alternative to the Consolidation, although the CPA(R) Partnerships may from time to time explore other alternatives. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Consequences if the Consolidation is Not Approved."

TABLES REGARDING TOTAL EXCHANGE VALUE

     Total Exchange Value Allocated to Unitholders. The following table sets forth the allocation of Listed Shares among the CPA(R) Partnerships in connection with the Consolidation. This table also sets forth the Total Exchange Value and number of Listed Shares allocated to Unitholders per $1,000 originally invested.

                        TOTAL EXCHANGE VALUES ALLOCATED
                               TO UNITHOLDERS(1)

                                                                                            PER $1,000
                                                                                       ORIGINAL INVESTMENT
                                           TOTAL                                       --------------------
                                       EXCHANGE VALUE   TOTAL NUMBER    PERCENT OF      TOTAL     NUMBER OF
                                        ALLOCATED TO     OF LISTED         TOTAL       EXCHANGE    LISTED
                                       UNITHOLDERS(2)    SHARES(3)     LISTED SHARES   VALUE(4)   SHARES(5)
                                       --------------   ------------   -------------   --------   ---------
CPA(R):1.............................   $  21,036,720     1,051,836          4.45%      $1,052      52.59
CPA(R):2.............................      30,693,620     1,534,681          6.49%       1,118      55.91
CPA(R):3.............................      50,062,060     2,503,103         10.58%       1,517      75.85
CPA(R):4.............................      56,388,180     2,819,409         11.92%       1,319      65.93
CPA(R):5.............................      41,586,398     2,079,320          8.79%         735      36.74
CPA(R):6.............................      66,168,400     3,308,420         13.99%       1,381      69.03
CPA(R):7.............................      50,079,940     2,503,997         10.58%       1,108      55.39
CPA(R):8.............................      94,010,240     4,700,512         19.87%       1,391      69.55
CPA(R):9.............................      63,072,402     3,153,620         13.33%       1,053      52.63
                                         ------------    ----------        ------
TOTAL................................   $ 473,097,960    23,654,898        100.00%
                                         ============    ==========        ======

---------------
(1) This table presents the Total Exchange Value allocated to the Unitholders and assumes 100 percent Partnership Participation in the Consolidation and that no Subsidiary Partnership Units are issued.

(2) See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Determination of Total Exchange Value" for a determination of the Total Exchange Value for the Unitholders and the General Partners.

(3) The total number of Listed Shares was calculated by dividing the Total Exchange Value Allocated to Unitholders by $20, an arbitrary figure.

(4) A capital contribution of $500 was required for each Unit in CPA(R):5. The capital contribution for each Unit of the remaining CPA(R) Partnerships was $1,000. This column was calculated based on an original investment of $1,000 to facilitate a comparison among the CPA(R) Partnerships.

(5) The number of Listed Shares to be issued per $1,000 original investment was calculated by dividing the Total Exchange Value allocated to Unitholders per $1,000 original investment by $20. No fractional Listed Shares will be issued in connection with the Consolidation. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- No Fractional Shares."

     Historical Cash Distributions and Total Exchange Value Allocated to Unitholders. The following table sets forth selected information per $1,000 original investment in a CPA(R) Partnership. The Total Exchange Value of the CPA(R) Partnerships as of June 30, 1997 is based on the appraised market value of their properties, net of adjustments for Net Other Assets and Liabilities, mortgage debt and certain other adjustments and does not necessarily reflect the aggregate price at which Listed Shares or Subsidiary Partnership Units may be sold. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Total Exchange Value and Allocation of Listed Shares and Subsidiary Partnership Units."

                       HISTORICAL CASH DISTRIBUTIONS AND
                 TOTAL EXCHANGE VALUE ALLOCATED TO UNITHOLDERS
                         PER $1,000 ORIGINAL INVESTMENT

                                                                                    TOTAL OF CUMULATIVE
                                                                  TOTAL              DISTRIBUTIONS AND    PERCENT OF
                              CUMULATIVE DISTRIBUTIONS      EXCHANGE VALUE(2)            ASSIGNED          ORIGINAL
PARTNERSHIP                      TO UNITHOLDERS(1)       ALLOCATED TO UNITHOLDERS     EXCHANGE VALUE      INVESTMENT
----------------------------  ------------------------   ------------------------   -------------------   ----------
CPA(R):1....................           $1,208                     $1,052                  $ 2,260             226%
CPA(R):2....................            2,456                      1,118                    3,574             357%
CPA(R):3....................            2,423                      1,517                    3,940             394%
CPA(R):4....................            1,630                      1,319                    2,949             295%
CPA(R):5....................            1,292                        735                    2,027             203%
CPA(R):6....................            1,110                      1,381                    2,491             249%
CPA(R):7....................              954                      1,108                    2,062             206%
CPA(R):8....................              778                      1,391                    2,169             217%
CPA(R):9....................              688                      1,053                    1,741             174%

---------------
(1) Represents cash distributions from operations and return of capital from inception through October 1997.

(2) The assigned Total Exchange Value is based on the appraised value of the Properties, net of certain adjustments, and does not necessarily reflect the aggregate price at which Listed Shares or Subsidiary Partnership Units may be sold.

     Distribution Comparison. The following table sets forth the distributions currently paid by the CPA(R) Partnerships per $1,000 original investment in a CPA(R) Partnership and the distributions expected to be paid by the Company if distributions are paid at an annual rate of $1.65 per Listed Share.

                                            DISTRIBUTIONS FROM        DIVIDENDS FROM LISTED SHARES
                                            CPA(R) PARTNERSHIP        ISSUED IN THE CONSOLIDATION
                  PARTNERSHIP            PER $1,000 INVESTMENT(1)       PER $1,000 INVESTMENT(2)
        -------------------------------  ------------------------     ----------------------------
        CPA(R):1.......................           $70.56                        $  86.78
        CPA(R):2.......................            51.12                           92.25
        CPA(R):3.......................            99.36                          125.15
        CPA(R):4.......................            98.40                          108.78
        CPA(R):5.......................            66.72                           60.62
        CPA(R):6.......................            97.16                          113.89
        CPA(R):7.......................            73.28                           91.39
        CPA(R):8.......................            88.16                          114.76
        CPA(R):9.......................            84.96                           86.84

---------------
(1) Annualized rate based on distributions paid in October 1997.

(2) Assuming an annual distribution rate of $1.65 per Listed Share.

NO DISSENTERS' RIGHTS

     If a Unitholder in a Participating Partnership votes AGAINST the Consolidation, he will not be entitled to dissenters' or appraisal rights under the Partnership Agreements or Delaware or California Partnership Law, nor will such rights be provided by the CPA(R) Partnerships or the Company. See "VOTING PROCEDURES -- No Right of Appraisal."

COMPARISON OF THE CPA(R) PARTNERSHIPS AND THE COMPANY

     The summary information below highlights a number of significant differences between the CPA(R) Partnerships and the Company. See "COMPARISONS OF CPA(R) PARTNERSHIPS AND COMPANY."

     Form of Organization. The CPA(R) Partnerships and the Company are each vehicles appropriate for holding real estate investments and afford passive investors, such as Unitholders and Shareholders, certain benefits, including limited liability, a professionally managed portfolio and the avoidance of double-level taxation. The CPA(R) Partnerships are under the control of their General Partners, while the Company is under the control of the Directors.

     Length of Investment. Unitholders in each of the CPA(R) Partnerships expect liquidation of their investments when the assets of the CPA(R) Partnership are liquidated. In contrast, the Company does not expect to dispose of its assets within any prescribed period and, in any event, plans to retain the net sales proceeds for future investments. Holders of Listed Shares are expected to achieve liquidity for their investments by trading Listed Shares in the public market and not through the liquidation of the Company's assets.

     Properties and Diversification. The real estate portfolio of each CPA(R) Partnership was limited to the assets raised in its initial equity offering and debt financing. The Company will be larger, have a more diversified portfolio than any of the CPA(R) Partnerships and has the potential for future growth. An investment in the Company should not be viewed as an investment in a specific pool of assets, but instead as an investment in an ongoing Company, subject to the risks normally related to its business.

     Additional Equity. As the CPA(R) Partnerships are not authorized to issue additional Units or other equity interests, the Units generally are not subject to dilution. In contrast, the Company has substantial flexibility to raise equity capital to finance its business through the sale of equity securities, market conditions permitting. The Company, through the issuance of new equity securities, may substantially expand its capital base to make new investments. The issuance of additional equity securities by the Company may dilute the interests of holders of Listed Shares. The Company may issue limited liability company interests with priorities or preferences over Listed Shares with respect to dividends and liquidation proceeds ("Preferred Shares").

     Borrowing Policies. In conducting its business, the Company, like the CPA(R) Partnerships, may borrow funds. Borrowing funds may allow the Company to substantially expand its asset base, but may also increase the Company's risk from leveraged investments. The Partnership Agreements include limitations on borrowing, while the Company's Organization Documents include no such limitations.

     Restrictions on Related Party Transactions. Except for transactions specifically approved in the Partnership Agreements (and which were disclosed in the disclosure documents prepared for the offering and sale of the Units), the CPA(R) Partnerships are not authorized to enter into transactions with the General Partners or their Affiliates unless the transactions are approved in advance by a vote of the Unitholders. The Limited Liability Company agreement of the Company (the "Operating Agreement") contains similar restrictions, but the Company may enter into a transaction with its Directors, officers and significant Shareholders if the transaction is approved by a majority of the Directors not interested in the matter following a determination that the transaction is fair, competitive and commercially reasonable. Transactions with interested parties do not require the approval of Shareholders.

     Compensation, Fees and Distributions. Under the Partnership Agreements and certain management agreements, each of the CPA(R) Partnerships pays compensation to its General Partner. After the Consolidation, the Manager will own Listed Shares and receive fees for certain services. The General Partners will continue to receive certain distributions after the Consolidation as limited partners of the Subsidiary Partnerships and leasing fees which will be credited against fees payable to the Manager. Additionally, if the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,800 Listed Shares at $21 per Share and 725,930

Listed Shares at $23 per Share. The warrants will generally be exercisable for ten years beginning one year after the date the Consolidation is completed.

     Management Control and Responsibilities. Holders of Listed Shares have greater control over management of the Company than the Unitholders have over the CPA(R) Partnerships because the members of the Company's Board of Directors are elected for three-year terms, with a portion of the Board of Directors elected at each annual meeting of holders of Listed Shares. The General Partners do not need to seek re-election, but instead serve unless removed by an affirmative vote of Unitholders owning a majority of the Units entitled to vote, which is generally an extraordinary event. As passive investors, Unitholders and holders of Listed Shares must rely upon management of the CPA(R) Partnerships and Company, respectively, for the prudent administration of their investments.

     Management Liability and Indemnification. The General Partner of each of the CPA(R) Partnerships has, under most circumstances, no liability to its CPA(R) Partnership for acts or omissions it undertakes when performed in good faith, in a manner reasonably believed to be within the scope of its authority and in the best interests of the CPA(R) Partnership. Each General Partner also has, under specified circumstances, a right to be reimbursed by its CPA(R) Partnership for liability, loss, damage, costs and expenses it incurs by virtue of serving as General Partner. Although the standards are expressed somewhat differently, there are similar protections from liability available to the Manager, Directors and officers for exculpation from liability and to seek indemnification from the Company. In the Consolidation, the Company will be assuming all of the existing and contingent liabilities of the Participating Partnerships, including their obligations to indemnify the General Partners.

     Voting Rights. Holders of Listed Shares have the right to elect Directors and vote on other matters on a periodic basis, while Unitholders may vote only on matters related to their CPA(R) Partnership.

     Liquidity. The Units constitute illiquid investments and Unitholders may find it difficult to dispose of their Units, if they wish to do so, or may be forced to sell the Units at substantial discounts to facilitate the sale. The Subsidiary Partnership Units are expected to have similar liquidity characteristics to the Units, while the Listed Shares are expected to be listed on the NYSE and freely tradable.

     Taxation of Taxable Investors. The CPA(R) Partnerships allow full pass-through of tax benefits resulting in taxable income or loss at the partner level only. Unitholders are taxed on their allocable share of partnership income regardless of the amount of cash distributions. The Company is expected to be treated as a partnership for tax purposes and will have similar tax characteristics.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     Unitholders and the Company will not recognize any gain or loss in connection with the Consolidation, subject to the assumptions and other matters discussed in this Prospectus under "INCOME TAX CONSEQUENCES."

CONFLICTS OF INTEREST RELATED TO THE CONSOLIDATION

     The following is a summary of the potential conflicts of interest relating to the Consolidation. This summary is qualified in its entirety by the more detailed discussion in the Section entitled "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION AND CONFLICTS OF INTEREST" contained in this prospectus beginning on page 82.

     General. A number of conflicts of interest are inherent in the relationships among the CPA(R)Partnerships, the General Partners and the Unitholders. As a result, the General Partners engaged the Independent Appraiser to render the Fairness Opinion and to independently determine the fair value of the Properties. Certain conflicts of interest are summarized below.

     General Partners. The General Partners have participated in the initiation and structuring of the Consolidation and, in exchange for transferring certain interests to the Company, will realize substantial economic benefits if the Company is able to proceed with and consummate the Consolidation as to some or all of the CPA(R) Partnerships.

     A transaction involving the purchase, financing, lease and sale of any Property by the Company may result in the immediate realization by the Manager and its Affiliates of substantial commissions, fees, compensation and other income. Potential conflicts may arise in connection with the determination by the Manager (on behalf of the Company) whether to hold or to sell a Property, as such determination could impact the timing and amount of fees payable to the Manager.

     Common General Partners. W.P. Carey & Co. serves as the corporate general partner of CPA(R):1, CPA(R):2 and CPA(R):3; CCP serves as the corporate general partner of CPA(R):4, CPA(R):5 and CPA(R):6; Seventh Carey serves as the corporate general partner of CPA(R):7; Eighth Carey serves as the corporate general partner of CPA(R):8; and Ninth Carey serves as the corporate general partner of CPA(R):9. William P. Carey serves as a general partner of all of the CPA(R) Partnerships. The Boards of Directors of W.P. Carey & Co., CCP, Seventh Carey, Eighth Carey and Ninth Carey are comprised of the same persons, except that Stephen H. Hamrick serves as a Director of only Seventh Carey, Eighth Carey and Ninth Carey.

     The General Partners of each CPA(R) Partnership have an independent obligation to ensure that such CPA(R) Partnership's participation in the Consolidation is fair and equitable. The General Partners have sought to discharge faithfully this obligation to each of the CPA(R) Partnerships, but it should be borne in mind that each of the General Partners or their Affiliates serves in a similar capacity with respect to the other CPA(R) Partnerships.

     Lack of Independent Representation. While the Independent Appraiser has provided the Fairness Opinion, the CPA(R) Partnerships have not retained any outside representatives to act on behalf of or represent the interests of the Unitholders in negotiating the terms and conditions of the Consolidation. Additionally, no group of Unitholders was empowered to negotiate the terms and conditions of the Consolidation or to determine what procedures should be in place to safeguard the rights and interests of the Unitholders.

     Fiduciary Duties of General Partners. The General Partners have fiduciary duties to the CPA(R) Partnerships and the Unitholders. Under these fiduciary duties, the General Partners are obligated to ensure that the CPA(R) Partnerships are treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of General Partners being opposed to, or not totally consistent with, the interests of the Limited Partners.

     Allocation of Services. If the Consolidation is consummated, employees of the Manager will provide services related to the operation of the Company, any Nonparticipating Partnerships and the other entities described above. As a result, possible conflicts of interest may arise regarding allocation of these services between the Company, any Nonparticipating Partnerships and these other entities.

     Non-Arm's-Length Agreements. All agreements and arrangements, including those relating to compensation, between the Company and the Manager or any of its Affiliates will not be the result of arm's-length negotiations.

     Competition with the Company from Affiliates of the Manager. W.P. Carey & Co. and its Affiliates specialize in providing lease financing services to major corporations and, therefore, may be in competition with the Company with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for the Properties. W.P. Carey & Co., its subsidiaries and Affiliates and William P. Carey currently manage or advise public and private real estate investment entities, including the CPA(R) Partnerships and CPA(R) REITs, whose investment and rate of return objectives are similar to those of the Company. In addition, they expect to manage or advise, directly or through Affiliates, additional REITs, public and private investment partnerships and other investment entities.

     Investment Banking Fees Paid to W.P. Carey & Co. in the form of
Warrants. If the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,800 Listed Shares at $21 per Share and 725,930 Listed Shares at $23 per Share. The warrants generally will be exercisable for 10 years beginning one year after the date the Consolidation is completed. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER -- Investment Banking Fee."

CONDITIONS TO THE CONSOLIDATION

     The principal conditions to the Consolidation are: (i) approval of the Consolidation by CPA(R) Partnerships representing the Minimum Participation Amount and (ii) approval of the Listed Shares for listing on the NYSE (which requires that certain minimum share distribution requirements be met, including
(A) 1.1 million Listed Shares and (B) 2,000 public holders thereof, each holding at least 100 Shares). No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Consolidation. The General Partners may decide not to pursue the Consolidation at any time before it becomes effective, whether before or after approval by the Unitholders.

DELIVERY OF THE CERTIFICATES FOR UNITS

     Promptly after the effective time of the Consolidation, the Company will cause to be mailed to all Unitholders in CPA(R) Partnerships participating in the Consolidation certificates representing the Listed Shares. UNITHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THE ENCLOSED CONSENT CARD AND ELECTION FORM.

VOTING PROCEDURES

     This Consent Solicitation Statement contains detailed procedures to be followed by Unitholders in voting on the Consolidation. These procedures must be strictly followed in order for the vote of the Unitholders to be effective. The following is a summary of certain of these procedures:

     A Unitholder may make his or her election on the Consent Card only during the Solicitation Period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until the later of (i) December 16, 1997 or (ii) such later date as may be selected by the General Partners.

     A Unitholder must return a properly completed and executed Consent Card to ChaseMellon Shareholder Services ("ChaseMellon") (which has been engaged to tabulate the votes of the Unitholders) on or prior to the expiration of the Solicitation Period. Certain CPA(R) Partnerships may, at their option, solicit votes by telephone.

     A Consent Card delivered by a Unitholder may be withdrawn or changed prior to the expiration of the Solicitation Period by delivering to ChaseMellon a substitute Consent Card, properly completed and executed, together with a writing signed by the Unitholder indicating that such Unitholder's prior consent has been revoked.

     A Unitholder submitting a signed but unmarked Consent Card will be deemed to have voted FOR a CPA(R) Partnership's participation in the Consolidation.

     A Unitholder submitting an unsigned Consent Card, whether marked or unmarked, will be deemed to have voted ABSTAIN.

     Approval of the Consolidation requires the affirmative vote of a majority in interest of the Unitholders in each CPA(R) Partnership. Consent Cards marked ABSTAIN and Consent Cards that are not submitted (including broker non-votes) will be deemed to have voted AGAINST their CPA(R) Partnership's participation in the Consolidation.

                SUMMARY SELECTED COMBINED FINANCIAL INFORMATION

     The following table sets forth summary selected combined operating and balance sheet information on a consolidated pro forma basis for the Company and on a combined historical basis, assuming 100 percent participation and Minimum Participation for the CPA(R) Partnerships. The following information should be read in conjunction with the financial statements and notes thereto for the Company and the CPA(R) Partnerships included elsewhere in this Consent Solicitation Statement. The combined historical operating and balance sheet information of the CPA(R) Partnerships as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 has been derived from the historical Combined Financial Statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Consent Solicitation Statement. The combined historical operating information for the six months ended June 30, 1996 and 1997 and the years ended December 31, 1992 and 1993 and the historical balance sheet information as of June 30, 1997 and December 31, 1992, 1993 and 1994 have been derived from the unaudited combined financial statements of the CPA(R) Partnerships. In the opinion of management, the combined historical operating information for the six months ended June 30, 1996 and 1997 and the historical balance sheet information as of June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

     The unaudited pro forma consolidated operating and balance sheet information is presented as if the Consolidation and the related issuance of Listed Shares occurred on June 30, 1997 for the consolidated balance sheet and January 1, 1996 for the consolidated statements of income. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.

                              CPA(R) PARTNERSHIPS

                    SELECTED COMBINED FINANCIAL INFORMATION

                                                               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------------------------
                                                                                                   1996 (PRO FORMA(2))
                                                                                                 ------------------------
                                                                                                  100% PARTICIPATION(3)
                                                                                                 ------------------------
                                                                                                     NO           5%
                                                                HISTORICAL(1)                    SUBSIDIARY   SUBSIDIARY
                                              -------------------------------------------------  PARTNERSHIP  PARTNERSHIP
                                                1992      1993      1994      1995       1996     UNITS(5)     UNITS(6)
                                              --------  --------  --------  ---------  --------  -----------  -----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues....................................  $102,936  $109,027  $109,137  $ 107,946  $102,731   $ 102,731    $ 102,731
Income before extraordinary items,
 attributable to Listed Shares(7)...........    32,245    33,790    38,456     49,363    45,547      44,220       41,933
Pro forma income before extraordinary items
 per Listed Share(8)........................                                                           1.81         1.80
Distributions...............................  $ 41,363  $ 50,638  $ 35,589  $  57,216  $ 34,173
OTHER DATA:
Cash provided by operating activities.......    43,706    45,673    45,131     63,276    50,983
Cash provided by (used in) investing
 activities.................................     6,098    21,051    37,136     24,327    19,545
Cash used in financing activities...........   (46,444)  (66,071)  (70,045)  (105,578)  (69,686)
BALANCE SHEET DATA:
Real estate, net(9).........................  $342,641  $345,199  $330,671  $ 301,505  $271,660
Investment in direct financing leases.......   302,181   260,663   244,746    218,922   215,310
Total assets................................   706,767   679,284   659,047    582,324   544,728
Mortgages and notes payable.................   373,549   358,768   325,886    274,737   227,548

                                                AS OF AND FOR THE
                                              YEAR ENDED DECEMBER 31,            AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
                                              -----------------------      --------------------------------------------------------
                                                                                                       1997 (PRO FORMA(2))
                                                                                              -------------------------------------
                                                                                                                        MINIMUM
                                               MINIMUM PARTICIPATION(4)                      100% PARTICIPATION(3)  PARTICIPATION(4)
                                              --------------------------                     ---------------------  ----------------
                                                  NO                                              NO           5%           NO
                                              SUBSIDIARY   5% SUBSIDIARY      HISTORICAL      SUBSIDIARY   SUBSIDIARY   SUBSIDIARY
                                              PARTNERSHIP   PARTNERSHIP   ------------------  PARTNERSHIP  PARTNERSHIP  PARTNERSHIP
                                               UNITS(5)      UNITS(6)       1996      1997     UNITS(5)     UNITS(6)     UNITS(5)
                                              -----------  -------------  --------  --------  -----------  -----------  -----------
OPERATING DATA:
Revenues....................................    $40,717       $40,717     $ 51,446  $ 50,985   $  50,985    $  50,985    $  21,083
Income before extraordinary items,
 attributable to Listed Shares(7)...........     18,858        17,927       22,545    21,022      20,327       19,271        8,876
Pro forma income before extraordinary items
 per Listed Share(8)........................       1.85          1.84                                .83          .82          .86
Distributions...............................                              $ 17,666  $ 17,336
OTHER DATA:
Cash provided by operating activities.......                                23,360    25,406
Cash provided by (used in) investing
 activities.................................                                15,309    (1,354)
Cash used in financing activities...........                               (32,660)  (25,526)
BALANCE SHEET DATA:
Real estate, net(9).........................                                        $249,030   $ 377,707    $ 377,707    $ 118,657
Investment in direct financing leases.......                                         216,403     268,142      268,142      117,843
Total assets................................                                         540,508     752,046      752,046      273,333
Mortgages and notes payable.................                                         219,356     219,356      219,356       55,401

                               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
                               -------------------------------------------
                                                 1997
                                             PRO FORMA(2)
                                             ------------
                                               MINIMUM
                                            PARTICIPATION(4)
                                            ----------------
                                                  5%
                                              SUBSIDIARY
                                              PARTNERSHIP
                                               UNITS(6)
                                              -----------
OPERATING DATA:
Revenues....................................   $  21,083
Income before extraordinary items,
 attributable to Listed Shares(7)...........       8,439
Pro forma income before extraordinary items
 per Listed Share(8)........................         .86
Distributions...............................
OTHER DATA:
Cash provided by operating activities.......
Cash provided by (used in) investing
 activities.................................
BALANCE SHEET DATA:
Real estate, net(9).........................   $ 118,657
Investment in direct financing leases.......     117,843
Total assets................................     273,333
Mortgages and notes payable.................      55,401

---------------
Notes:
(1) See the Combined Financial Statements of the CPA(R) Partnerships included elsewhere herein.

(2) See pro forma Condensed Consolidated Financial Statements of the Company included elsewhere herein.

(3) Reflects pro forma results if all the CPA(R) Partnerships participate in the Consolidation.

(4) Reflects pro forma results if only CPA(R): 1, CPA(R): 2, CPA(R): 3, CPA(R):
    5 and CPA(R): 7 participate in the Consolidation. This combination of CPA(R) Partnerships has the lowest combined Total Exchange Value in excess of the $200 million and lowest cash flow necessary for the Consolidation to be completed.

(5) Reflects pro forma results if the Company issues only Listed Shares and no Subsidiary Partnership Units.

(6) Reflects pro forma results if the Company issues 95 percent Listed Shares and five percent Subsidiary Partnership Units.

(7) See Note 13 to the Combined Financial Statements of the CPA(R) Partnerships included elsewhere herein.

(8) Computed based on a weighted average number of shares outstanding of:
    24,484,170 Listed Shares assuming 100 percent participation without the issuance of Subsidiary Partnership Units; 23,301,425 Listed Shares assuming 100 percent participation with the issuance of Subsidiary Partnership Units; 10,210,682 Listed Shares assuming minimum participation without the issuance of Subsidiary Partnership Units; 9,727,035 Listed Shares assuming minimum participation with the issuance of Subsidiary Partnership Units by the Company as if the Consolidation transaction had been consummated as of January 1, 1996.

(9) Real estate includes assets leased under operating leases and operating real estate.

                                  RISK FACTORS

     The Consolidation involves certain risks. Listed below are the material risks associated with the Consolidation and operation of the Company. Unitholders should read this entire Prospectus, including all appendices and supplements hereto, and consider carefully the following factors in evaluating the Consolidation, the Company and its business before completing the accompanying Consent Card and Election Form. The risks described below are materially the same for the Unitholders of each of the CPA(R) Partnerships.

     Except for the historical information contained in this Prospectus, matters discussed herein may constitute "forward-looking statements" (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act). Such forward-looking information reflects the Company's current best estimates regarding its future operations. The Company's actual results could differ materially from those estimated in the forward-looking statements as a result of several factors, including those discussed below and elsewhere in this Prospectus. A variety of factors may materially impact estimates of future operations. Many of such factors are outside the Company's control and cannot be accurately predicted. Important factors include, but are not limited to, general economic conditions, interest rate levels, financial market performance, financial performance of tenants, competition impacting availability and price of investments and changes in tax and other legislation.

     Change in Nature of Investment from Finite-Life to Perpetual
Existence. The CPA(R) Partnerships have a finite life. Upon liquidation of a CPA(R) Partnership, the Unitholders of the CPA(R) Partnership would realize the market value of the CPA(R) Partnership's investments, less expenses of liquidation and liquidation fees, if any, payable to the General Partners. By contrast, the Company has no specific intention to liquidate or to sell its assets at a given point in time, and it plans to continue operations indefinitely. Therefore, holders of Listed Shares will have to rely on their being able to sell their Listed Shares in order to realize the value of their investment instead of waiting for the Company to be liquidated. The market value of the Listed Shares may or may not reflect the full fair market value of the Company's assets, and, consequently, Shareholders may or may not realize the full fair market value of such assets by selling their Listed Shares at prices obtained on the NYSE or in a private transaction.

     Uncertainty Regarding Trading Price for the Listed Shares. There has been no prior market for the Listed Shares, and it is possible that the Listed Shares will trade at prices substantially below the Total Exchange Value per Listed Shares or the historical book value of the assets of the Company. The Listed Shares have been approved for listing on the NYSE, subject to official notice of issuance. The market price of the Listed Shares may be subject to significant volatility after the Consolidation and could substantially decrease as a result of increased selling activity following issuance of the Listed Shares, the interest level of investors in purchasing the Listed Shares after the Consolidation, the amount of distributions to be paid by the Company and the acceptance by the securities markets of a limited liability company as an investment vehicle.

     Risk Associated with Greater Diversity and Growth. The real estate portfolio of each CPA(R) Partnership is limited to the assets acquired with its initial equity offering and debt financing. By contrast, the holders of the Listed Shares will be investors in an entity which has a more diverse investment strategy with greater opportunity for growth than do the CPA(R) Partnerships. This opportunity for diversity and growth is accompanied by greater risks than those posed by an investment in the CPA(R) Partnerships, such as:

     - While the Company will initially emphasize equity real estate investments in properties, it may, in its discretion, invest in: (i) mortgages (including first mortgages and junior mortgages, regardless of whether such mortgages are insured by a governmental agency), (ii) securities of entities engaged in real estate activities, (iii) securities of other issuers, including investments in securities for the purpose of exercising control and (iv) other assets. See "POLICIES WITH RESPECT TO CERTAIN ACTIVITIES -- Investment Policies."

     - Consistent with its investment policies, the Company intends to incur debt to acquire additional properties when such transactions can be entered into on favorable terms. While borrowing funds may allow the Company to expand its asset base, it may also increase the Company's risk from leverage. See "RISK FACTORS -- Risk of Leverage."

     Conflicts of Interest in Structuring the Consolidation. The General Partners are proposing the Consolidation because they believe that it is in the best interests of the CPA(R) Partnerships and the Unitholders. The General Partners may, however, be viewed as having a potential conflict of interest with the Unitholders with respect to the determination of the number of Listed Shares Affiliates of the General Partners will receive in the Consolidation in exchange for a portion of their general partner interests in the CPA(R) Partnerships, with respect to their retained interest in the Subsidiary Partnerships and with respect to the compensation of the Manager. Compensation payable to the Manager under the terms of the Consolidation is likely to increase when compared to compensation payable to the General Partners under the existing Partnership Agreements. After completion of the Consolidation, the Manager may receive fees on the refinancing of Company debt and an increase in management fees. Additionally, if the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,800 Listed Shares at $21 per Share and 725,930 Listed Shares at $23 per Share. The warrants generally will be exercisable for ten years beginning one year after the date the Consolidation is completed. Historical compensation paid to the General Partners, consisting of partnership leasing fees and distributions of cash from operations, for the years ended December 31, 1994, 1995 and 1996 amount to $3,734,923, $4,338,947 and $2,951,441, respectively. If the Consolidation had been completed as of January 1, 1994, the Manager would have received additional management fees in cash of $415,077 and $743,559 for the years ended December 31, 1994 and 1996 respectively. The Manager would also have received performance fees in the form of restricted Listed Shares of the Company. The Manager's interest in Listed Shares vested in each of the years ended December 31, 1994, 1995 and 1996 would have been $830,000, $1,618,000 and $2,357,000, respectively, assuming the Company's Total Capitalization had been equal to the asset base of the CPA(R) Partnerships at the time the restricted Listed Shares were issued. Under the terms of the Consolidation, such management and performance fees are based on the Company's Total Capitalization which may increase or decrease depending on the Company's operating performance and market conditions affecting the market value per share of Listed Shares; management and performance fees actually paid would increase or decrease accordingly. Assuming the Company had utilized leverage of 67 percent, additional cash management fees of $613,000, $686,000 and $748,000 and the vested portion of performance fees, paid in restricted Listed Shares, of $340,000, $1,192,000 and $2,018,000 for the years ended December 31, 1994, 1995 and 1996 respectively would have been paid. Achievement of this level of leverage would have resulted in an increase in average outstanding debt, and corresponding assets, of $132,000,000 in 1994, $142,000,000 in 1995 and $168,000,000 in 1996.

     Furthermore, the General Partners will not have any personal liability for Company obligations and liabilities which occur after the Consolidation and certain pre-Consolidation liabilities. Unitholders were not separately represented in establishing the terms of the Consolidation. Such representation might have caused the terms of the Consolidation to be different, and perhaps more favorable to the Unitholders, in some respects from those described herein. The General Partners did, however, obtain a Fairness Opinion that the allocation of the Listed Shares among the CPA(R) Partnerships is fair to the Unitholder from a financial point of view. The General Partners do not believe that this lack of independent representation for the Unitholders affects their conclusion that the Consolidation is fair to the Unitholders. For additional information concerning the potential conflicts of interest between the General Partners and the Unitholders in the Consolidation and the procedures adopted by the General Partners to prevent these conflicts from having an impact on the terms of the Consolidation (including the receipt of a fairness opinion), see "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Recommendation of the General Partners and Fairness Determination" and "-- Terms of the Consolidation."

     Distributions Paid to Holders of Subsidiary Partnership Units Before Holders of Listed Shares. In the CPA(R) Partnerships, all Unitholders in a particular CPA(R) Partnership are treated equally. By contrast, the holders of Subsidiary Partnership Units will be paid any distributions paid by the Subsidiary Partnerships at the same time the Company receives its pro rata share of such distribution. Holders of Listed Shares will receive their share of such distributions if and only after the Company pays a distribution which includes the funds distributed by the Subsidiary Partnerships.

     No Market for the Subsidiary Partnership Units. The Subsidiary Partnership Units will not be listed on any national securities exchange or the Nasdaq National Market System, and no public market is expected to develop for the Subsidiary Partnership Units. Holders of Subsidiary Partnership Units may not be able to liquidate their investment promptly at a reasonable price. In order to give holders of the Subsidiary Partnership Units some level of liquidity, they will be redeemed for cash in accordance with a schedule that approximates the scheduled liquidation date of each CPA(R)Partnership. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Subsidiary Partnership Units." The value of the Subsidiary Partnership Units for purposes of the redemption will be determined based on the then appraised value of the Properties and any other net assets remaining in the Subsidiary Partnership in which the Unitholders own an interest.

     Potential Differences Between Total Exchange Value and Realizable
Value. Unitholders are subject to the risk that the Total Exchange Value allocated to each CPA(R)Partnership, which is based primarily on independent appraisals of each CPA(R)Partnership's portfolio of Properties, do not reflect the realizable value of the CPA(R) Partnership's assets in an actual transaction. Were this to be the case as to a CPA(R) Partnership, the consideration received by a Unitholder of that CPA(R) Partnership may be understated or overstated and the number of Listed Shares received by the Manager may also be overstated or understated. The Independent Appraiser was engaged to evaluate each CPA(R) Partnership's portfolio of real estate on a limited scope basis utilizing the income approach to valuation. The cost approach and the sales comparison approach, other approaches typically used by appraisers in valuing real property, were not utilized by the Independent Appraiser. To the extent that the cost approach or the sales comparison approach would have produced different values for the portfolios, the Appraised Values may have varied. The General Partners and the Independent Appraiser considered the cost approach and the sales comparison approach to be less reliable than the income approach, given that the income generated by a net leased property is the primary criterion used by buyers of the type of property appraised in the appraisals. The Independent Appraisal reflects the Independent Appraiser's valuation of the real estate portfolios of the CPA(R) Partnerships as of March 31, 1997, in the context of the information available on such date. Events occurring after March 31, 1997, and before the Closing Date could affect the properties or assumptions used in preparing the Independent Appraisal. The Independent Appraiser has no obligation to update the Independent Appraisal on the basis of such subsequent events.

     Board of Directors' Ability to Effect Changes in Investment, Financing and Certain Other Policies. The major policies of the Company, including its policies with respect to acquisitions, financing, growth, debt, capitalization and distributions will be determined by the Company's Board of Directors. Although the Board of Directors of the Company intends to implement the business plan set forth herein and has no present intention to change such business plan, the Board may amend or revise these and other policies from time to time without a vote of the Shareholders. Accordingly, the Shareholders will have no direct control over changes in the policies of the Company, and changes in the Company's policies may not fully serve the interests of all of the Shareholders. See "BUSINESS AND PROPERTIES" and "POLICIES WITH RESPECT TO CERTAIN ACTIVITIES."

     Loss of Relative Voting Power. Unitholders may currently vote on certain partnership matters in proportion to their interests in their CPA(R) Partnership. If the Consolidation is completed, holders of Listed Shares will have an investment in an entity larger than each of the CPA(R) Partnerships and will thus lose relative voting power. See "COMPARISON OF UNITS, LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS."

     No Appraisal or Similar Rights for Nonconsenting Unitholders. Unitholders will have no appraisal or similar rights in connection with the Consolidation. Therefore, Dissenting Investors will not be entitled to receive cash payment for the fair value of their Units if the Consolidation is consummated. See "VOTING PROCEDURES -- No Right of Appraisal."

     Opinions of Counsel. The Company has received an opinion from its counsel Reed Smith Shaw & McClay LLP (i) that the Company and each Participating Partnership will be classified as partnerships for federal tax purposes, provided, (a) that each Participating Partnership is not a publicly traded partnership for federal income tax purposes or 90 percent or more of its gross income consists of qualifying income as defined in Code Section 7704(d) and 90 percent or more of the Company's gross income consists of qualifying income as described in Code
Section 7704(d), and (b) the Company and each Participating Partnership is organized as described in and operates in compliance with its governing agreements and, (ii) that the Consolidation will be a non-taxable transaction with respect to Unitholders who become holders of Listed Shares except for any amount by which (a) the excess of (1) a Unitholder's share of his Participating Partnership's liabilities immediately before the Consolidation over (2) that Unitholder's share of the liabilities of the Company immediately after the Consolidation exceeds (b) the Unitholder's basis in his CPA(R) Partnership interest immediately before the Consolidation, (iii) that the Consolidation will be a non-taxable transaction with respect to Subsidiary Partnership Unitholders except for any amount by which (a) the excess of (1) a Subsidiary Partnership Unitholder's share of his Participating Partnership's liabilities immediately before the Consolidation over (2) that Subsidiary Partnership Unitholder's share of the liabilities of his Participating Partnership immediately after the Consolidation exceeds (b) the Subsidiary Partnership Unitholder's basis in his CPA(R) Partnership interest immediately before the Consolidation, (iv) which confirms the opinions attributed to it in this Prospectus, and (v) which concludes that, in the aggregate, the remaining federal income tax consequences of owning Listed Shares referred to in this Prospectus will occur or be realized by the holders of Listed Shares. No rulings have been sought from the IRS with respect to any of the tax matters described in this Prospectus. The opinions of counsel are dependent upon the present provisions of the Code, regulations and existing administrative and judicial interpretations thereof, all of which are subject to change. An opinion of counsel is not, however, binding upon the IRS or the courts. In addition, such opinion is subject to certain assumptions. See "INCOME TAX CONSEQUENCES."

     No IRS Ruling with Respect to Partnership Status. Neither the Company nor any of the Subsidiary Partnerships will apply for an IRS ruling that they will be classified as partnerships rather than associations taxable as corporations for federal income tax purposes. The Company and each Subsidiary Partnership have received the opinion of Reed Smith Shaw & McClay LLP that they will be classified as partnerships for federal income tax purposes. An opinion of counsel is not, however, binding upon the IRS or the courts. In addition, such opinion is subject to certain conditions. See "INCOME TAX CONSEQUENCES -- Classification as 'Partnerships'." The treatment of the Company as a partnership is also dependent upon the present provisions of the Code, the regulations thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. The Manager intends to operate the Company and the Subsidiary Partnerships so that they will be taxed as partnerships. If the Company were treated as a corporation: (i) the income, deductions and losses of the Company would not pass through to the holders of Listed Shares; (ii) the Company would be required to pay federal income taxes on its taxable income, thereby substantially reducing the amount of cash available to be distributed to holders of Listed Shares; (iii) state and local taxes could be imposed on the Company; and (iv) any distributions to holders of Listed Shares would be taxable to them as dividends to the extent of current and accumulated earnings and profits of the Company. Finally, the change from treatment as a partnership to treatment as a corporation for federal income tax purposes could be treated as a taxable event in which case holders of Listed Shares could have a tax liability without receiving a distribution from the Company. Similar tax consequences would result with respect to any Subsidiary Partnership found to be an association taxable as a corporation.

     Other Potential Tax Risks. In evaluating the Consolidation, a Unitholder should consider the tax consequences of owning Listed Shares which include, among others, the following (some or all of which may presently exist for some or all of the CPA(R) Partnerships): (i) the possibility that taxable income or gain allocable to a holder of Listed Shares will exceed the cash distributed by the Company to the holder of Listed Shares, resulting in tax payments being required from individual assets of a holder of Listed Shares; (ii) the possibility that the IRS will not give effect to the allocation of profits and losses provided by the Operating Agreement or the Subsidiary Partnerships' Partnership Agreements and reallocate profits and losses so as to cause a holder of Listed Shares or Subsidiary Partnership Units' taxable income or loss to be different from that reported by the Company or the Subsidiary Partnership; (iii) the possibility that the IRS will disallow as current deductions certain payments made for management and other services in connection with the Company's or Subsidiary Partnerships' Properties, especially where such payments are made to the Manager, the General Partners or their Affiliates, and, thereby, increase the Company's taxable income or decrease the

Company's tax loss; (iv) the possibility that the IRS will challenge the allocations of acquisition costs of real property between land and depreciable improvements, the characterization and purpose of various payments made to sellers of properties or Affiliates of the Manager or the General Partners or the legal characterization of the Company's or Subsidiary Partnerships' interest in a Property and, thereby, increase the Company's taxable income or decrease the Company's tax loss; (v) the fact that all of the Company's loss will be classified as passive activity loss and the Company's net income will probably be classified as portfolio income thereby limiting the ability of a holder of Listed Shares to offset tax losses allocated to him from the Company against taxable income allocated to him; (vi) the possibility that the "at risk" rules could limit the deductibility of Company losses, if any; (vii) the possibility that an audit of the Company's or a Subsidiary Partnership's information return may result in an audit of an individual tax return; (viii) the possibility of adverse changes in the tax law; and (ix) the possibility that an IRA or a qualified pension or profit-sharing plan (including a Keogh) or stock bonus plan which invests in Shares may receive "unrelated business taxable income" and could become subject to federal income tax. See "INCOME TAX CONSEQUENCES" for further details with respect to the above and other possible tax consequences of the ownership of Shares.

     Holders of Listed Shares and Subsidiary Partnership Units should be aware that federal income taxation rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships. The present federal income tax treatment of an investment in the Company may be modified by legislative or judicial action at any time, and any such action may affect investments and commitments previously made.

     The Operating Agreement and the Subsidiary Partnerships' Partnership Agreements permit the Manager or the General Partner, as the case may be, to modify the Operating Agreement from time to time, without the consent of the holders of Listed Shares or the Subsidiary Partnership Units, in order to achieve compliance with certain changes in federal income tax regulations and legislation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of Listed Shares or Subsidiary Partnership Units.

     Tax Risks of Trading of Listed Shares. Since the Listed Shares will be traded on an established securities market, the Company will be a publicly traded partnership as defined in the Code. See "INCOME TAX
CONSEQUENCES -- Classification as 'Partnerships'." As a publicly traded partnership, passive activity losses from the Company, if any, allocable to the holders of Listed Shares will be deductible only against passive income from the Company, if any, allocable to the holders of Listed Shares. Net passive income from the Company allocable to the holders of Listed Shares will probably be treated as portfolio income, except that passive activity losses from the Company may offset such income. See "INCOME TAX CONSEQUENCES -- Passive Activity Loss Limitations." Additionally, if less than 90 percent of its gross income consists of, among other things, interest, dividends, real property rents and gain from the sale or exchange of real property, the Company will be treated as a corporation for federal income tax purposes. It is anticipated that the Company will not be treated as a corporation for federal income tax purposes.

     Uncertain Composition of the Company. Because participation in the Consolidation by each CPA(R) Partnership requires the approval of Unitholders holding a majority of the outstanding Units of the CPA(R) Partnership, which approval is outside the Company's control, no assurance can be given as to which or how many of the CPA(R) Partnerships will participate in the Consolidation, nor can any assurance be given as to the actual composition and capitalization of the Company upon consummation of the Consolidation. If fewer than all of the CPA(R) Partnerships participate in the Consolidation, the Company's ability to provide diversification in its asset base will decrease, thereby reducing the benefits realized from the Company's greater size and limiting the investment flexibility that would be realized if all CPA(R) Partnerships participate. The Consolidation may occur if CPA(R) Partnerships participating in the Consolidation represent at least $200 million in Total Exchange Value, which constitutes approximately 41 percent of the Total Exchange Value of the CPA(R) Partnerships. Therefore, the Consolidation may occur if approved by as few as three CPA(R) Partnerships.

     Consolidation Expenses Will Reduce the Cash of the Company. The Company will bear certain costs of the Consolidation if it is completed, thereby reducing the cash of the Company following the Consolidation. The Consolidation Expenses and Solicitation/Communications Costs related to the Consolidation are estimated to be approximately $2,872,000 and $125,000, respectively, or approximately 0.6 percent of the

Total Exchange Value, assuming 100 percent Partnership Participation. If the Consolidation is consummated with 100 percent Partnership Participation, all of the Consolidation Expenses and Solicitation/Communications Expenses will be paid by the Company. If the Consolidation is not consummated, the Consolidation Expenses will be allocated among all of the CPA(R) Partnerships in proportion to their respective Total Exchange Values. Certain of the expenses are payable to W.P. Carey & Co. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Fees and Expenses."

     Combination of Real Estate Assets; Change in Geographic, Industry, Building-Type and Tenant Diversity. As a result of the Consolidation, the diversity of the properties in which the Unitholders will own an interest will change. The change will increase geographic, tenant, building-type and industry sector diversification. However, because the market for real estate may vary widely from one region of the country to another and the financial success of tenants in different industries may change from time to time, the change in diversity may expose Unitholders to different and greater risks than those to which they are presently exposed. For geographic and industry information regarding the CPA(R) Partnership Properties, see "BUSINESS AND
PROPERTIES -- Properties."

     Risk of Lower Distributions. After the Consolidation, holders of Listed Shares may receive distributions at a rate lower than that received as Unitholders. Because CPA(R):5 has been paying a higher rate of distributions relative to the value of its assets, the initial distribution rate for Unitholders of CPA(R):5 will be lower by approximately nine percent immediately after the Consolidation. In addition, the Board of Directors may lower the distribution rate in the future to account for changes in economic conditions or the performance of the Company, to allow the Company to accumulate cash for acquisitions or other uses or for other reasons. The performance of, and distributions to holders with respect to, each series of Subsidiary Partnership Units will be measured by reference to the performance of the CPA(R) Partnership relating to that series as they existed prior to the Consolidation. The Board of Directors of the Company, as General Partner of the Subsidiary Partnership, will determine the distribution payable to holders of Subsidiary Partnership Units.

     Potential Loss of Future Appreciation. The Properties may appreciate in value and might be able to be liquidated at a later date by a CPA(R) Partnership for a price which would yield Unitholders more consideration than they would receive in the Consolidation.

     Restrictions on Changes in Control. Certain provisions of the Organizational Documents and the Shareholder Rights Plan may restrict changes in control of the Company's management. These provisions include:

     - Additional Classes and Series of Shares. The Organizational Documents authorize the Board of Directors (subject to certain restrictions) to issue shares in other classes or series, to establish the number of shares in each class or series and to fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that holders of Listed Shares might believe is in their best interest or in which the holders of Listed Shares might receive a premium for their Listed Shares over the then current market price. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Restricting Changes in Control and Business Combination Provisions -- Additional Classes and Series of Shares."

     - Staggered Board of Directors. Pursuant to the Organizational Documents, the Board of Directors is divided into three classes serving staggered three-year terms. This arrangement may affect the ability of the holders of Listed Shares to change control of the Company, even if such holders of Listed Shares believe such a change to be in their interests. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Restricting Changes in Control and Business Combination Provisions -- Staggered Board of Directors."

     - Restrictions on Certain Business Combinations. The Organizational Documents provide that certain transactions that involve an Interested Party are permitted no earlier than five years following the most recent date on which an Interested Party became an Interested Party (the "Determination Date") unless the Interested Party obtains the approval of
       (i) the Board of Directors before the Determination

       Date or (ii) two-thirds of the Board of Directors and two-thirds in interest of the holders of Listed Shares (excluding the vote of the Interested Party). Moreover, after this five-year period expires, such transactions are subject to Fair Price and Procedural Requirements unless the holders of Listed Shares recommend the transaction to the Board of Directors and the Interested Party can obtain affirmative votes of at least (i) 80% in interest of all Shareholders and (ii) and two-thirds in interest of the holders of Listed Shares (excluding the vote of the Interested Party). These restrictions on certain business combinations may deter potential purchasers who seek control of the Company. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Restricting Changes in Control and Business Combination Provisions -- Business Combination Provisions."

     - Control Share Acquisition Provision. The Organizational Documents provide that any person or entity that acquires one-fifth or more of the outstanding Shares of any class or series acquires voting rights with respect to the acquired Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Shareholders, but excluding any votes cast with respect to Shares for which the acquirer is entitled to exercise or direct the exercise of the voting power. These provisions may make it more difficult or costly for another party to acquire and exercise control of the Company or to remove the existing management of the Company, even if such removal would be beneficial to the Shareholders. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Restricting Changes in Control and Business Combination Provisions -- Control Share Acquisition Provisions."

     - Shareholder Rights Plan. The Company intends to enter into a Shareholder Rights Plan that will provide for the issuance of one Right for each outstanding Listed Share to the Company's Shareholders of record as of a date to be determined. Each Right will entitle the holder thereof to buy one Listed Share at a specified price, subject to adjustment. Although the Rights will not prevent a takeover of the Company, the Rights may have certain anti-takeover effects, such as causing substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. See "DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Restricting Changes in Control and Business Combination Provisions -- Shareholder Rights Plan."

     - Termination Fee Payable to Manager. The Company will be required to pay a termination fee to the Manager in the event the Manager is terminated in connection with a Change of Control. This termination fee will make it more costly to acquire control of the Company and may discourage third parties from seeking control of the Company. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND
       MANAGER -- Amounts Payable to the Manager after the Consolidation."

     Limitation of Director Liability. The Delaware Limited Liability Company Act (the "LLCA"), as well as the Organizational Documents, limit the liability of Directors and officers to Shareholders. In addition, the Organizational Documents generally provide for (i) greater indemnification of Directors and officers than is available to the General Partners under the Partnership Agreements and (ii) the ability to relieve Directors and officers of certain monetary liabilities not available to the General Partners under the Partnership Agreements. See "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION -- Limitation on Liability of Directors and Officers of the Company."

     Reduction in Value From Contingent or Undisclosed Liabilities. Under the Agreement of Merger executed by the Subsidiary Partnerships and the Participating Partnerships in connection with the Consolidation (the "Partnership Merger Agreement" or "Merger Agreement"), the Company, through the Subsidiary Partnerships, will, as of the Closing Date, acquire all assets and liabilities of the Participating Partnerships. Each of the Participating Partnerships will deliver to the Company financial statements for such entity disclosing all known material liabilities and reserves, if any, set aside for contingent liabilities as of the Closing Date. The General Partners will represent and warrant that, to the best of their knowledge, the financial statements fairly present the financial position of each Participating Partnership based upon generally accepted accounting principles. The accuracy and completeness of these representations are conditions to the closing of the Consolidation and if, on or prior to the Closing Date, these representations and warranties are shown to be inaccurate, there may be adjustments to the consideration paid by the Company or the Company may elect not to proceed to close the acquisition with the CPA(R) Partnership that failed to fully and accurately disclose its financial position. See "-- Possible Environmental Liabilities" below as to the possibility of undisclosed environmental conditions potentially affecting the value of the CPA(R) Partnerships' properties. If the Company is subject to liabilities of the CPA(R) Partnerships after the merger that were not disclosed, the value of the Listed Shares would be reduced.

     General Risks Related to Investments in Real Estate. Real property investments are subject to varying degrees of risk. Values of commercial and industrial properties are affected by changes in the general economic climate, local conditions such as an oversupply of space or reduction in demand for real estate in the area and competition from other available commercial and industrial space. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. The yields available on equity investments in commercial and industrial real estate of the kind that will be owned by the Company depend in part upon the amount of net income generated from the property. Upon the termination of a tenant lease, the Company may not be able to re-lease the property at comparable rents. If the property is leased at a lower rent, the income of the Company will be reduced.

     Risk of Leverage. All but one of the CPA(R)Partnerships own properties subject to limited recourse debt, and certain CPA(R) Partnerships have recourse debt outstanding. The Board of Directors may authorize additional borrowing by the Company. The Company may become more highly leveraged and, thereby, increase its debt service, which may adversely affect the Company's ability to make distributions to holders of Listed Shares and increase the Company's risk of default on its obligations.

     If the Company incurs substantial debt, it will be subject to the following risks: (i) the Company could lose its interests in Properties given as collateral for secured borrowing if the required principal and interest payments are not made when due; (ii) depending upon the number of Subsidiary Partnership Units issued, the Company's cash flow from operations may not be sufficient to retire these obligations upon their maturity, making it necessary for the Company to raise additional debt and/or equity for the Company or dispose of some of the Company's assets to retire the obligations; (iii) the Company's ability to borrow additional funds (except for the purpose of refinancing existing indebtedness) may be restricted; and (iv) no assurance can be given as to the availability, or the terms and conditions, of any financing needed by the Company to redeem the Subsidiary Partnership Units or other borrowings.

     Rent Income Dependent Upon Creditworthiness of Tenants. Substantially all of the Properties are single tenant properties. The financial failure of a tenant could result in the termination of its lease with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the Property leased to such tenant. If a tenant defaults on its lease payments to the Company, the Company would lose not only the net cash flow from such tenant, but also might use cash generated from other Properties to meet expenses, including the mortgage payments, if any, on such Property in order to maintain ownership and prevent a foreclosure. If a lease is terminated, there can be no assurance that the Company will be able to re-lease the Property for the same amount of rent previously received or will be able to sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against tenants.

     In addition, the Company may enter into or acquire net leases with tenants for properties that are specially suited to the particular needs of a tenant as is the case with certain of the Properties. Such a property may require renovations or lease payment concessions in order to re-lease it to another tenant upon the expiration or termination of the current lease. The Company may also have difficulty selling a special purpose property to a party other than the tenant for which the property was designed.

     The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of continuing or terminating an unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the termination plus the greater of one year's lease payments or 15 percent of the remaining lease payments payable under the lease (but not to exceed three years' lease payments).

     Although the Company believes that each of its net lease transactions is a "true lease" for purposes of bankruptcy law, depending on the terms of the lease transaction, including the length of the lease and terms providing for the repurchase of a property by the tenant, it is possible that a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If a transaction were recharacterized as a secured lending transaction, the Company would not be treated as the owner of the property and could lose certain rights as the owner in the bankruptcy proceeding.

     Losses From Uninsured Liabilities or Casualty. The Company requires tenants to maintain liability and casualty insurance of the kind that is customarily obtained for similar properties. However, certain disaster-type insurance (covering events of a catastrophic nature, such as earthquakes) may not be available or may only be available at rates that, in the opinion of the Company, are prohibitive. In the event that an uninsured disaster occurs or a tenant does not maintain the required insurance and a loss occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed Property. If the loss involves a liability claim, the loss may extend to the other assets of the Company.

     Losses From Casualty and Condemnation related Lease Terminations. The Company's leases may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a Property. Should these events occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties or a condemnation award in the case of a taking by eminent domain. There can be no assurance that any such insurance proceeds or condemnation award will equal the value of the Property or the Company's investment in the Property. Any such lease termination could adversely affect the Company's income and cash flow.

     Risks of Joint Ventures. The Company may participate in joint ventures. See "BUSINESS AND PROPERTIES." An investment by the Company in a joint venture which owns properties, rather than the Company investing directly in such properties, may involve certain risks, including the possibility that the Company's joint venture partner may become bankrupt, may have economic or business interests or goals which are inconsistent with the business interests or goals of the Company or may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by the Company's joint venture partner might, among other things, result in subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, exposing the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities or having other adverse consequences for the Company. In a case where the joint venturers each own a 50 percent interest in a venture, they may not be able to agree on matters relating to the properties owned by the venture. Although each joint venturer may have a right of first refusal to purchase the other venturer's interest in a property if a sale thereof is desired, the joint venturer may not have sufficient resources to exercise its right of first refusal.

     The Company may from time to time participate jointly with publicly-registered investment programs or other entities sponsored by the Manager or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property. The Company or the Manager may also experience difficulty in enforcing the rights of the Company in a joint venture with an Affiliate due to the fiduciary obligation the Manager or the Board may owe to the other partner in such joint venture.

     Competition with Affiliates May Reduce Available Properties, Tenants and Purchasers of Properties. The CPA(R) REITS have investment policies similar to those of the Company. The CPA(R) REITs, therefore, may be in competition with the Company for properties, purchasers and sellers of properties, tenants and financing. Affiliates of the General Partners and the Manager may sponsor additional REITs or other investment entities, public and/or private or may provide acquisition or management services to third parties, some of which may have the same investment objectives and may be in a position to acquire properties in competition with the Company.

     In the event that a potential investment might be suitable for the Company and an Affiliate, the decision as to which entity will make the investment will be made by the Investment Committee. The Investment Committee also serves as the investment committee of the CPA(R) REITs. The Investment Committee of the Manager will review the investment portfolios of each entity and other factors such as cash flow, the effect of the acquisition on the diversification of each entity's portfolio, the length of the term of the lease, renewal options, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the various ways in which the potential investment can be structured. Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for the Company and an Affiliate in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In any joint ownership, the investment of the investment entities will be on substantially the same economic terms and conditions, and each investment entity may have a right of first refusal to purchase the interest of the other, if a sale of that interest is contemplated. To the extent that a particular property might be determined to be suitable for more than one investment entity, the investment will be made by the most appropriate investment entity after consideration of the factors identified above.

     Growth of Company Dependent on Borrowing Capacity and Ability to Raise Capital. The Company's ability to acquire additional properties and make other investments will be subject to the availability of suitable investments and the Company's ability to obtain debt and/or equity capital to make such investments. The Company could be delayed or prevented from structuring transactions and acquiring desirable properties by an inability to obtain debt or equity financing, either because the financial or other terms of the available financing are unacceptable or because debt or equity financing is unavailable on any terms.

     Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property or may be held liable to governmental entities or to third parties for property or natural resource damage and for investigation, clean up and other costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contamination, and the liability under such laws has been interpreted to be joint and several, unless the harm is capable of apportionment and there is a reasonable basis for allocation of responsibility. The CPA(R) Partnerships' leases generally provide that the tenant is responsible for compliance with applicable laws and regulations. This contractual arrangement does not eliminate the CPA(R) Partnerships' or Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not parties to such arrangement. Contractual arrangements in the Company's leases may provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable. The cost of an investigation and clean-up of site contamination can be substantial, and the fact that the property is or has been contaminated, even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs that it incurs in connection with the contamination, and certain state laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

     Other federal, state and local laws, regulations and ordinances govern the removal or encapsulation of asbestos-containing material when such material is either in poor condition or in the event of building remodeling, renovation or demolition. Still other federal, state and local laws, regulations and ordinances may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance.

In addition, federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits, licenses or approvals in connection with, the discharge of wastewater and other water pollutants, the emission of air pollutants, the operation of air or water pollution equipment, the generation, storage, transportation, disposal and management of materials classified as hazardous or nonhazardous waste, the use of electrical equipment containing polychlorinated biphenyls, the storage or release of toxic or hazardous chemicals and workplace health and safety. Noncompliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a Property which could affect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such a requirement in connection with the tenant's operations, it is possible that the Company, as the owner of the Property, could be held accountable by governmental authorities for such violation and could be required to correct the violation. See "BUSINESS AND PROPERTIES -- Environmental Matters" for a discussion of certain environmental matters relating to the Properties and the measures the Company currently undertakes by means of prepurchase site assessments, financial assurances and indemnification provisions and other protective lease terms to address potential liabilities.

     The CPA(R) Partnerships did not have environmental audits performed on their properties in preparation for the Consolidation. Furthermore, because it was not customary business practice to obtain environmental audits in connection with the acquisition of such properties prior to 1988, no environmental audits were obtained by CPA(R):1-:7 at the time their properties were acquired. Phase I audits were performed for the properties and by CPA(R):1-:6 in 1994. Based upon the results of the Phase I investigations conducted in 1993 and 1994 on the CPA(R):1-6 Properties, Phase II investigations were recommended for 30 Properties. Phase II investigations have been or are in the process of being performed on 21 of the 30 Properties. Of the remaining nine Properties, the particular CPA(R) Partnership determined not to proceed with a Phase II investigation on five Properties and the tenants would not permit a Phase II investigation on the remaining four.

     Environmental audits were conducted on many of the properties acquired by CPA(R):8 and CPA(R):9 at the time they were acquired. There may, however, be environmental problems associated with these properties not known to the CPA(R) Partnerships which would have been disclosed had the CPA(R) Partnerships obtained new environmental audits in connection with the Consolidation. In the event preexisting environmental conditions requiring remediation are discovered subsequent to the Closing Date, the cost of remediation will be borne by the lessee and the guarantor pursuant to the terms of the lease agreement and any guarantees or by the Company if the lessee and guarantor cannot meet their obligation.

     Presently, neither the Company nor any of the CPA(R)Partnerships has been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the Properties.

     Risk of Investment in Real Property Located Outside the United States. The Company may invest in property located outside the United States. Such investments may be affected by factors peculiar to the laws of the jurisdiction in which such property is located, including but not limited to, land use and zoning laws, environmental laws, laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within such country to the person's or corporation's country of origin. These laws may expose the Company to risks that are different from and in addition to those commonly found in the United States. In addition, such foreign investments could be subject to the risks of adverse market conditions due to changes in national or local economic conditions, currency fluctuation, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

     Potential Claims Against Title to Properties. At the time the Properties were acquired by the CPA(R) Partnerships, each of the CPA(R) Partnerships obtained title insurance for its respective Properties. The Manager will, as it deems necessary, (i) take steps to see that after giving effect to the Consolidation such title insurance coverage remains effective or that such title insurance coverage will be available to each such CPA(R) Partnership or (ii) obtain new title insurance coverage. The General Partners have no actual knowledge of any actions, liens or encumbrances (other than mortgage loans) of third parties which would have a material adverse effect upon the Consolidation or the financial condition of the Company.

     Dependence on Key Personnel. The Company is dependent on the efforts of the executive officers of the Manager and the members of the Investment Committee. While the Company believes that the Manager could find replacements for its executive officers and Investment Committee members from either within or outside the Company, the loss of their services could have a temporary adverse affect on the operations of the Company.

     Competition for Investments. The Company faces competition to purchase net leased properties or provide alternative sources of real estate financing to businesses from insurance companies, commercial banks, credit companies, pension funds, private individuals, investment companies, REITs and other real estate finance companies. There can be no assurance that the Company will find suitable net leased properties in the future.

     Status of the Company under ERISA. The Company has received an opinion of counsel to the effect that based on certain assumptions concerning the public ownership and transferability of the Listed Shares, the Listed Shares should be "publicly-offered securities" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that, consequently, the assets of the Company should not be deemed "plan assets" of an ERISA plan, individual retirement account or other non-ERISA plan that invests in the Listed Shares. If the Company's assets were deemed to be plan assets of any such plan, then, among other consequences, certain persons exercising discretion as to the Company's assets would be fiduciaries under ERISA, transactions involving the Company undertaken at their direction or pursuant to their advice might violate ERISA, and certain transactions that the Company might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Code.

     If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15 percent of the amount involved and authorizes the IRS to impose an additional 100 percent excise tax if the prohibited transaction is not "corrected." Such taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, certain persons subject to ERISA, exercising discretion as to the Company's assets who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach and to make good to the plan any losses incurred by the plan as a result of such transaction or breach. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA or his beneficiary would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

                  BACKGROUND AND REASONS FOR THE CONSOLIDATION

GENERAL

     From 1979 through 1991, W.P. Carey & Co. and its Affiliates raised over $400 million through the offering of Units in the CPA(R) Partnerships. The CPA(R) Partnerships own 198 net leased properties in 37 states. Each CPA(R) Partnership has served as a separate investment vehicle for investors interested in a professionally managed portfolio of net leased real estate. In general, the CPA(R) Partnerships' original objectives were to provide Unitholders with increasing quarterly cash distributions from operations, preserve and protect Unitholders' capital and provide the potential for capital appreciation. Each CPA(R) Partnership has made regular quarterly cash distributions throughout various economic cycles, and the CPA(R) Partnerships, collectively, have distributed over $462 million to Unitholders from their inception through July 15, 1997.

BACKGROUND OF THE CPA(R) PARTNERSHIPS AND THE GENERAL PARTNERS

     The following table sets forth additional information concerning the CPA(R) Partnerships and the capital raised by each:

                                                                                            NUMBER OF PROPERTIES
                                                        TOTAL CAPITAL      DATE OF LAST     OWNED OR FINANCED BY
                                                          RAISED BY        ADMISSION OF    CPA(R) PARTNERSHIP AS
                            GENERAL                        CPA(R)            ORIGINAL                OF
PARTNERSHIP               PARTNERS(1)                  PARTNERSHIP(2)        INVESTORS     SEPTEMBER 30, 1997(3)
----------  ---------------------------------------  -------------------   -------------   ----------------------
CPA(R):1    W.P. Carey & Co.                             $20,000,000          9/30/79                19
CPA(R):2    W.P. Carey & Co.                              27,500,000          9/23/80                14
CPA(R):3    W.P. Carey & Co.                              33,000,000          5/13/82                 8
CPA(R):4    CCP                                           42,784,000          6/16/83                 9
CPA(R):5    CCP                                           56,600,000          3/31/84                20
CPA(R):6    CCP                                           47,930,000          2/13/85                49
CPA(R):7    Seventh Carey                                 45,274,000          9/17/87                39
CPA(R):8    Eighth Carey                                  67,749,000          6/30/89                43
CPA(R):9    Ninth Carey                                   59,990,000          4/30/91                32

---------------
(1) William P. Carey is also a general partner of each CPA(R) Partnership.

(2) As of the final closing date of the original offering of limited partner interests in each CPA(R) Partnership.

(3) Properties owned jointly are indicated as owned by each CPA(R) Partnership that owns an interest in such Property.

     All of the net proceeds from the offerings of the Units have been invested in real estate, except for amounts used as working capital. In the opinion of the General Partners, the CPA(R) Partnerships have met their objectives of providing Unitholders with increasing cash distributions from operations and preserving capital. However, as discussed herein, the General Partners have not yet been able to meet the CPA(R) Partnerships' investment objective of liquidating on favorable terms.

     Since the Units were not listed on any national or regional stock exchange, or quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), there has been limited liquidity available to Unitholders. Secondary market sales activity in the Units has been limited and sporadic, with less than two percent of all outstanding Units traded during 1995 and 1996. The General Partners have monitored transfers of the Units and do not believe secondary market sales prices accurately reflect the value of the CPA(R) Partnerships. In 1995, 1996 and through September 30, 1997, secondary market sales prices were generally below the Total Exchange Value per Unit. See "SECONDARY MARKET AND OWNERSHIP OF UNITS." The CPA(R) Partnerships intended to sell their assets and dissolve when economic conditions permitted, during varying periods ranging from seven to fifteen years after the partnership was fully invested in real estate.

EFFORTS TO DISPOSE OF PROPERTIES

     Because the CPA(R) Partnerships expected to hold their investments for a number of years after their formation, no efforts to dispose of the Properties were made by the General Partners in the early years of the CPA(R) Partnerships' existence. Instead, the General Partners concentrated their initial efforts on making suitable investments for the CPA(R) Partnerships, consistent with the CPA(R) Partnerships' investment policies and restrictions, and managing the Properties efficiently in order to maximize the cash flow from the Properties. As the contemplated period for disposal of the Properties approached, the General Partners began to explore the feasibility of selling the Properties.

     Since 1987, the General Partners have considered a variety of alternative approaches to liquidating the first six CPA(R) Partnerships. At that time, the General Partners considered combining the CPA(R) Partnerships into a master limited partnership that would have had partnership units listed on the NYSE. In this transaction, Limited Partners would have exchanged their Units for units of the master limited partnership.

This idea was abandoned for a number of reasons, including among others, the stock market crash in October 1987.

     In 1989, the CPA(R) Partnerships authorized the repurchase of Units on the secondary market in order to give those investors who wished to liquidate their investment an opportunity to sell their Units at prices the General Partners believed represented fair value for such Units. The CPA(R) Partnerships did not implement this repurchase plan for various reasons, including a concern that such repurchase plan would not be in the best interests of all the Limited Partners. Some of the CPA(R) Partnerships have repurchased Units on a limited basis.

     In 1991, the General Partners considered converting the first six CPA(R) Partnerships into separate REITs that would have had their shares listed on a national securities exchange. After an initial exploration of this alternative, the General Partners were advised that separate, relatively small REITs advised by an advisor instead of being internally managed would not be well received by traditional purchasers of REIT shares. Therefore, the General Partners decided not to pursue the conversion of the CPA(R) Partnerships into separate REITs.

     Throughout this period, the CPA(R) Partnerships also considered the possibility of selling individual Properties to third parties. The CPA(R) Partnerships made inquiries from time to time of local real estate brokers regarding the possibility of selling some of the Properties. While some CPA(R) Partnerships have sold Properties, as this process continued, the General Partners became concerned that the process of selling the Properties individually would take an extended period of time and that certain Properties would be difficult to sell at fair prices. During the continuation of the selling process, the CPA(R) Partnerships would continue to be responsible for all the costs of maintaining the CPA(R) Partnerships as public entities, including accounting and SEC reporting functions as well as other administrative costs. The General Partners believe that the cost of operating the CPA(R) Partnerships over the time period necessary to sell the Properties in such manner would ultimately reduce the net proceeds to the Limited Partners.

     Since 1986 and through June 30, 1997, the CPA(R)Partnerships have sold 55 Properties (excluding portions of Properties sold in connection with condemnations) for total consideration of approximately $162,000,000. These sales were made in connection with the exercise of tenant purchase options and other opportunities deemed by the General Partners to be advantageous for a CPA(R) Partnership.

     The General Partners also considered the alternative of selling the entire portfolio of Properties in a bulk sale to a third party. This alternative was not pursued because the General Partners believed that the sales price would have to be significantly discounted in such a transaction and that the Limited Partners would not receive fair market value for the Properties and because the Unitholders would be forced to recognize a significant capital gain if the Properties were sold for their Appraised Value.

     In late 1992, the General Partners again considered the alternatives available for liquidating the CPA(R) Partnerships, including the options discussed above, as well as a transaction in which the first six CPA(R) Partnerships would be combined with the other CPA(R) Partnerships into a single REIT. As part of such a transaction, the General Partners considered merging W.P. Carey & Co. into the new entity or having W.P. Carey & Co. serve as an outside manager to the new entity. This transaction was abandoned because of the nature of the securities to be received by Limited Partners and regulatory concerns.

     In late 1993, in the course of discussion of a variety of possible transactions with management of the General Partners, the CPA(R) Partnerships' investment banker informed management that it believed that the then current conditions in the public market for REITs made it possible to use equity and debt capital of a REIT to purchase the Properties of the first six CPA(R) Partnerships in a REIT transaction.

     In July, 1994, the General Partners approved the sale of the Properties owned by the first six CPA(R) Partnerships to a REIT controlled by management. The General Partners' approval was based upon a review of the terms of the transaction, the expected benefits to the Limited Partners and the alternatives to the sale, as well as a consideration of the fairness of the transaction to the Limited Partners based upon a review of the appraisal of the Properties and discussions regarding a fairness opinion.

     The sale transaction was dependent upon the ability of the REIT to raise capital at a price high enough to raise sufficient capital to purchase the Properties on terms which management and its advisors deemed favorable. In October 1994, management determined that the needed capital could not be raised at a price that satisfied its criteria. In addition, the General Partners grew increasingly concerned about the tax impact on the Limited Partners of the sale of the Properties. In the proposed transaction, most Limited Partners would have recognized taxable income immediately upon the sale of the Properties. For these reasons, the sale transaction was abandoned in October 1994.

     The General Partners continued to consider options to achieve the CPA(R) Partnerships' objectives. Beginning in late 1995, the consideration of these options included CPA(R):7, CPA(R):8 and CPA(R):9 as these CPA(R) Partnerships were approaching the time when their liquidation could begin. At that time, the General Partners were seeking a transaction that would provide liquidity to those Unitholders that wanted the ability to liquidate their investment but retain for the CPA(R) Partnerships some flexibility as to the timing and tax impact of the liquidation. In addition, the General Partners wanted to provide an opportunity to Unitholders to continue to hold their Units and take advantage of the continuing benefits of such ownership. Lastly, the General Partners wanted to provide Limited Partners with an opportunity to retain an investment which provides them with substantially the same rights as those the Unitholders have as Limited Partners. The General Partners then proceeded to develop its plans for the Consolidation.

     During the first nine months of 1996, the General Partners engaged the Independent Appraiser to provide the Fairness Opinion and the Appraisals and continued working on structuring and analyzing the Consolidation. Management reported to the Boards of Directors of the General Partners on the progress of the Consolidation at the Boards' regular meetings in April and July 1996. At each meeting, the Boards authorized management to proceed with its investigation of the Consolidation.

     The General Partners considered structuring the Company as a REIT. After careful consideration of this structure, the General Partners concluded that it was not advisable to structure the Company as a REIT because (i) the Consolidation of the CPA(R) Partnerships into a REIT would cause the Partners to realize approximately $336 million in capital gains, (ii) the general partners were concerned that the Company's capital structure and operations would not allow it to qualify as a REIT and (iii) the limited liability company structure provides more operating flexibility than a REIT.

     At a special board meeting held on October 5, 1996, management presented to the Boards the full details of the Consolidation including the potential advantages and disadvantages of the Consolidation to the Limited Partners. After a full discussion of the Consolidation at the special meeting, the Boards of the General Partners voted unanimously to approve the filing of the Registration Statement and the execution of the Merger Agreements.

TERMS OF THE CONSOLIDATION

     Structure of the Merger. If the Consolidation is approved, it will take the form of a Merger pursuant to which each Participating Partnership will merge with a Subsidiary Partnership and survive the Merger.

     Each Merger is proposed to be effected pursuant to a Merger Agreement between each Subsidiary Partnership and the respective CPA(R) Partnership. Prior to or simultaneously with the completion of the Consolidation, the Company will engage in a series of transactions (the "Formation Transactions") to consolidate the business of the Participating Partnerships into the Company.

     The transactions described below will have occurred or will take place simultaneously with the closing of the Consolidation.

     - The Company was formed as a Delaware limited liability company with the Manager and the Initial Member as the initial members.

     - The Company formed nine limited partnerships. The Company is the General Partner of each Subsidiary Partnership, and the Initial Member is the initial limited partner of each Subsidiary Partnership.

     - Each newly formed partnership will be merged with each CPA(R) Partnership whose Limited Partners approve the Consolidation. Each surviving partnership will be a "Subsidiary Partnership." In connection with the Consolidation, the following number of Listed Shares per Unit will be issued to the Unitholders of each Participating Partnership who elect Listed Shares:

                                                                        LISTED SHARES
                                                                           PER UNIT
                                  CPA(R):                              (EXCHANGE RATIO)
        -----------------------------------------------------------    ----------------
        1..........................................................          26.30
        2..........................................................          27.96
        3..........................................................          37.93
        4..........................................................          32.97
        5..........................................................          18.37
        6..........................................................          69.03
        7..........................................................          55.39
        8..........................................................          69.55
        9..........................................................          52.63

     - CPA(R) Partnership Units exchanged for Listed Shares will be held by the Company and exchanged on a one-for-one basis for Subsidiary Partnership Units.

     - Unitholders who elect to receive Subsidiary Partnership Units will have their Units exchanged on a one-for-one basis for Subsidiary Partnership Units in the Subsidiary Partnership in which they own an interest.

     - Each corporate General Partner of the CPA(R) Partnerships will receive Listed Shares in exchange for a portion of its General Partner interests, the number of which will vary dependent upon which CPA(R) Partnerships participate in the Consolidation. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGERS."

     - Each corporate General Partner of the CPA(R) Partnerships will contribute to the Manager its Listed Shares and receive equity in the Manager in proportion to the value of its contribution. The number of Listed Shares to be received by each corporate General Partner with respect to each Participating Partnership is as follows:

                                                              NUMBER OF LISTED SHARES
                                                           RECEIVED BY MANAGER IF CPA(R)
                                                                    PARTNERSHIP
                     CPA(R) PARTNERSHIP                  PARTICIPATES IN THE CONSOLIDATION
        --------------------------------------------  ---------------------------------------
        CPA(R):1....................................                      314
        CPA(R):2....................................                  156,885
        CPA(R):3....................................                  293,075
        CPA(R):4....................................                   10,865
        CPA(R):5....................................                       --
        CPA(R):6....................................                    8,847
        CPA(R):7....................................                   36,709
        CPA(R):8....................................                  155,023
        CPA(R):9....................................
                                                                      -------
        TOTAL.......................................                  661,718
                                                                      =======

     - William P. Carey, as General Partner of each of the CPA(R) Partnerships, will receive Listed Shares in exchange for a portion of his General Partner interests, the number of which will vary dependent upon which CPA(R) Partnerships participate in the Consolidation. The number of Listed Shares to be received by Mr. Carey with respect to each Participating Partnership is as follows:

                                                                  NUMBER OF LISTED SHARES
                                                                   RECEIVED BY MR. CAREY
                                CPA(R)                             IF CPA(R) PARTNERSHIP
                              PARTNERSHIP                    PARTICIPATES IN THE CONSOLIDATION
            -----------------------------------------------  ---------------------------------
            CPA(R): 1......................................                    35
            CPA(R): 2......................................                 1,306
            CPA(R): 3......................................                 2,253
            CPA(R): 4......................................                10,865
            CPA(R): 5......................................                    --
            CPA(R): 6......................................                 8,847
            CPA(R): 7......................................                 9,177
            CPA(R): 8......................................                38,756
            CPA(R): 9......................................                   177

     - The General Partners will retain the remainder of their General Partner interests which will be converted into Limited Partner interests in the Subsidiary Partnerships.

     As a result of the Consolidation, the Unitholders who elect to receive Listed Shares will cease to own direct interests in the CPA(R) Partnerships. Unitholders who elect Subsidiary Partnership Units and the Company will own direct interests in the Subsidiary Partnerships. After the Consolidation, the Subsidiary Partnerships will own all of the business and operations owned by the Participating Partnerships prior to the Consolidation and will be responsible for all of the Participating Partnerships' liabilities.

     The General Partners may decide not to pursue the Consolidation at any time before it becomes effective, whether before or after approval by the Unitholders.

     Effective Time. If approved, the Consolidation is expected to become effective on or about January 1, 1998 (the "Effective Time").

TOTAL EXCHANGE VALUE AND ALLOCATION OF LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS

     General. The Total Exchange Value was determined as of June 30, 1997 and has been allocated to each of the CPA(R) Partnerships solely to establish a consistent method of allocating Listed Shares and Subsidiary Partnership Units for purposes of the Consolidation. The Total Exchange Value of the CPA(R) Partnerships does not necessarily reflect the aggregate price at which Listed Shares or Subsidiary Partnership Units may be sold. See "RISK FACTORS." The number of Listed Shares to be issued to each Participating Partnership upon consummation of the Consolidation will equal the Total Exchange Value allocated to the Participating Partnership (reduced by the Total Exchange Value associated with the number of Subsidiary Partnership Units issued to the Participating Partnership) divided by $20, an arbitrary amount chosen for the sole purpose of allocating Listed Shares and which is not intended to imply that the Listed Shares will trade at a price of $20 per Listed Share. No fractional Listed Shares will be issued by the Company in connection with the Consolidation. See "No Fractional Listed Shares" below. As of the date of this Prospectus, the General Partners do not know of any material change in the financial performance or condition of any of the CPA(R) Partnerships that will materially affect the Total Exchange Value.

     Adjustments to Exchange Value and Allocation of Shares. All determinations of the Total Exchange Value for purposes of allocating the Listed Shares among the CPA(R) Partnerships and then between the Unitholders and the General Partners, other than the final computation of the expenses of the Consolidation, were determined as of June 30, 1997 in the manner described below under "Determination of Exchange Value." Each CPA(R) Partnership will operate and make distributions prior to the Closing Date such that its

Exchange Value relative to the Total Exchange Value of the other parties to the Consolidation remains substantially the same as the relative Total Exchange Value shown in the Prospectus. No adjustment will be made to these allocations unless a material change in the value of an asset or a liability is discovered after June 30, 1997 and before the effective date of the Consolidation which cannot be adjusted through the CPA(R) Partnerships' distributions. In the event such a change arises, the consideration to be received by the Unitholders will either be adjusted as described below or, if the matter relates to a CPA(R) Partnership and the adjustment would be in excess of 10 percent of such Total Exchange Value allocated to the CPA(R) Partnership, that CPA(R) Partnership may not participate without again obtaining the approval of the revised terms by Unitholders holding a majority of outstanding Units of the CPA(R) Partnership. In the event a matter is discovered after a CPA(R) Partnership has merged with a Subsidiary Partnership, there will be no adjustment to the consideration issued by the Company even though the discovery of the matter effectively could reduce the value of the assets obtained by the Company from that CPA(R) Partnership. See "RISK FACTORS -- Reduction in Value from Contingent or Undisclosed Liabilities."

     If a material change in the value of an asset or liability or potential liability is discovered with respect to a CPA(R) Partnership participating in the Consolidation between June 30, 1997 and prior to the effective date of the Consolidation which was not included in the computation of Total Exchange Value and the relative Total Exchange Value of the parties cannot be maintained through adjusting distributions that would reduce the corresponding value of the assets contributed by the other CPA(R) Partnerships, an adjustment may be made to the Total Exchange Value allocated to that CPA(R) Partnership. If the amount of the change in the value of an asset or liability can be reasonably determined and it is in excess of ten percent of the Total Exchange Value allocated to that CPA(R) Partnership, the Total Exchange Value allocated to that CPA(R) Partnership will be redetermined and its allocation of Listed Shares adjusted as though the asset or liability were in existence on June 30, 1997.

DETERMINATION OF TOTAL EXCHANGE VALUE

     The Total Exchange Value allocated to each CPA(R) Partnership is computed as (A) the sum of (i) the estimated fair market value of the real estate assets thereof as determined by the Independent Appraisals as of March 31, 1997 and
(ii) its Net Other Assets and Liabilities; (B) reduced by (iii) such Partnership's mortgage and other debt, (iv) its share of Consolidation Expenses and transfer taxes, (v) the preferred return due to its General Partners relating to properties previously sold and (vi) the General Partners' retained interest in such Partnership. Consolidation Expenses, which are expected to amount to $2,997,000, excluding transfer taxes, are allocated to the CPA(R) Partnerships in accordance with their relative Total Exchange Values before giving effect to the Consolidated Expenses.

     The determination of the Total Exchange Value allocated to each CPA(R) Partnership is summarized in the following table:

                       DERIVATION OF TOTAL EXCHANGE VALUE

                                                             ESTIMATED
                                                            CONSOLIDATION
                APPRAISED                                    EXPENSES       GENERAL                      GENERAL
                  VALUE        NET OTHER                        AND        PARTNERS'       TOTAL        PARTNERS'       TOTAL
                 OF REAL      ASSETS AND    MORTGAGE AND     TRANSFER      PREFERRED    CONSOLIDATION   RETAINED       EXCHANGE
                ESTATE(1)     LIABILITIES(2)  OTHER DEBT       TAXES       RETURN(3)       VALUE       INTEREST(4)      VALUE
               ------------   -----------   -------------   -----------   -----------   ------------   -----------   ------------
CPA(R):1.....  $ 33,390,000   $   747,236   $ (12,591,452)  $  (169,517)  $  (133,823)  $ 21,242,444   $  (198,740)  $ 21,043,704
CPA(R):2.....    40,680,000     1,892,610      (7,349,619)     (277,610)   (1,048,845)    33,896,536       (39,081)    33,857,455
CPA(R):3.....    52,750,000     4,716,559        (300,000)     (417,289)     (731,823)    56,017,447       (48,843)    55,968,604
CPA(R):4.....    49,880,000    16,467,073      (7,896,487)     (434,877)     (857,754)    57,157,955      (335,185)    56,822,770
CPA(R):5.....    54,640,000     4,221,823     (15,434,940)     (342,508)   (1,067,133)    42,017,242      (430,844)    41,586,398
CPA(R):6.....   104,300,000     2,992,356     (39,608,317)     (682,208)      (18,099)    66,983,732      (461,454)    66,522,278
CPA(R):7.....    70,300,000     6,331,464     (24,046,101)     (418,149)     (805,015)    51,362,199      (364,527)    50,997,672
CPA(R):8.....   136,670,000    17,439,605     (54,695,751)     (792,338)      (53,055)    98,568,461      (682,646)    97,885,815
CPA(R):9.....   139,890,000    (1,201,957)    (74,476,977)     (521,854)      (29,830)    63,659,382      (583,438)    63,075,944
               ------------   -----------   -------------   -----------   -----------   ------------   -----------   ------------
TOTAL........  $682,500,000   $53,606,769   $(236,399,644)  $(4,056,350)  $(4,745,377)  $490,905,398   $(3,144,758)  $487,760,640
               ============   ===========   =============   ===========   ===========   ============   ===========   ============

---------------

(1) Reflects the Independent Appraisal of the value of the CPA(R) Partnerships' Properties as of March 31, 1997.

(2) Net Other Assets and Liabilities include cash, net accounts receivable, rent deposits and net accounts payable, marketable securities as of June 30, 1997, estimates of the realizable value of certain litigation claims of the CPA(R) Partnerships, the estimated change in value to two Properties as a result of material events occurring subsequent to the appraisal date, and adjustments reflecting cash distributions made by the CPA(R) Partnerships in July 1997.

(3) Includes only amounts payable to the General Partners for properties previously sold based on the trading prices of Listed Shares as described in the table entitled "Calculation of Required Listed Share Price for Payment of General Partners' Preferred Return" under "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."

(4) Represents the General Partners' interest of one percent of CPA(R) Partnership distributions of Cash from Sales and Financings up to a maximum of the amounts listed above, which will be retained after the Consolidation.

     Net Other Assets and Liabilities Table. The following table sets forth the components of Net Other Assets and Liabilities which, apart from the appraised value of real estate resulting from the Independent Appraisal, comprise the greatest components of Total Exchange Value for the CPA(R) Partnerships. In general, the Net Other Assets and Liabilities were derived from the unaudited financial statements as of June 30, 1997.

                        NET OTHER ASSETS AND LIABILITIES
                             OF CPA(R) PARTNERSHIPS

                                             NET ACCOUNTS
                                              RECEIVABLE     RENT DEPOSITS AND
                                              AND OTHER        NET ACCOUNTS
                                CASH(1)     ADJUSTMENTS(2)      PAYABLE(3)       SECURITIES(4)      TOTAL
                              -----------   --------------   -----------------   -------------   -----------
CPA(R):1....................  $   741,871    $    845,965      $    (840,600)                    $   747,236
CPA(R):2....................    1,168,955       1,702,513           (978,858)                      1,892,610
CPA(R):3....................    1,110,623       4,661,677         (1,055,741)                      4,716,559
CPA(R):4....................    3,388,952       4,101,467         (1,591,794)     $ 10,568,448    16,467,073
CPA(R):5....................    4,091,246         479,929         (2,104,536)        1,755,184     4,221,823
CPA(R):6....................    2,889,939       2,874,736         (2,772,319)                      2,992,356
CPA(R):7....................    6,065,650       2,249,155         (1,983,341)                      6,331,464
CPA(R):8....................    6,497,813       1,469,199         (2,745,591)       12,218,184    17,439,605
CPA(R):9....................    1,122,813       1,164,304         (3,489,074)                     (1,201,957)
                              -----------   --------------   -----------------   -------------   -----------
Total.......................  $27,077,862    $ 19,548,945      $ (17,561,854)     $ 24,541,816   $53,606,769
                               ==========     ===========      =============        ==========    ==========

---------------
(1) Cash and cash equivalents

(2) Net Accounts Receivable includes Escrow funds, Tenant and insurance receivables, Accrued interest and Rents receivable, Reserve for uncollected rent, estimates of the realizable value of certain litigation claims of the CPA(R) Partnerships and the estimated change in value to two Properties as a result of material events occurring subsequent to the appraisal date.

(3) Rent Deposits and Net Accounts Payable includes Accrued interest payable, Escrow liabilities, Accounts payable and accrued expenses, Prepaid rental income, Security deposits and Accounts payable to Affiliates, and adjustments reflecting cash distributions made by CPA(R) Partnerships in July 1997.

(4) Securities include stock and rights to purchase stock. Securities listed on an exchange or Nasdaq or rights to acquire such securities have been valued at market value as of June 30, 1997. All other securities have been valued at book value as reflected on the balance sheets of the respective CPA(R) Partnerships on June 30, 1997.

ALLOCATION OF LISTED SHARES TO UNITHOLDERS AND GENERAL PARTNERS

     The method utilized to allocate Listed Shares to Unitholders and the General Partners will involve two steps. Listed Shares will first be allocated among the Participating Partnerships based upon the Total Exchange Value allocated to each of the Participating Partnerships relative to the Total Exchange Value of all of the CPA(R) Partnerships. The General Partners believe that the Total Exchange Value allocated to each of the CPA(R) Partnerships represent fair estimates of the value of their assets, net of liabilities, allocable Consolidation Expenses and the General Partners' preferred return and retained interest, as of June 30, 1997, and constitute a reasonable basis for allocating the Listed Shares among all of the Participating Partnerships.

     The Listed Shares to be received by each Participating Partnership will be allocated between the Unitholders and the General Partners of each Participating Partnership based on those provisions of such Partnership's Partnership Agreement applicable to distributions on liquidation of the CPA(R) Partnership.

     The General Partners will receive 733,134 Listed Shares in exchange for that portion of their General Partner interest which represents the General Partners' share of the appreciation of the Properties owned by the CPA(R) Partnerships. The General Partners are generally entitled to a share (ranging from two to

15 percent) of the increase in the value of the Properties owned by each CPA(R) Partnership after the Unitholders receive a return of their initial investment plus a cumulative return which varies by CPA(R) Partnership. In the Consolidation, the value of the General Partners' interest in the appreciation of the Properties has been calculated assuming the Properties were sold at the appraised value and the proceeds distributed to the Unitholders. This method has been used because the General Partners believe it is the best way to approximate the value the General Partners are entitled to receive in connection with the appreciation of the CPA(R) Partnership Properties but at the same time receiving that value in the same form (Listed Shares) as the Unitholders are receiving their continuing interest. The General Partners will be issued Listed Shares only with respect to the appreciation in the value of the portfolios of the CPA(R) Partnerships that participate in the Consolidation.

     The General Partners' Retained Interest represents the one percent interest in Cash from Sales and Cash from Financings of each Subsidiary Partnership, which interest will be limited to the dollar amount shown in the table "Derivation of Total Exchange Value." This interest will be converted from a General Partner interest in the CPA(R) Partnerships to a Limited Partner interest in the Subsidiary Partnerships.

     The table below shows the allocation of Total Exchange Value and Listed Shares between the General Partners and the Unitholders in each Participating Partnership assuming that (1) all CPA(R) Partnerships participate in the Consolidation and (2) all Unitholders in each CPA(R) Partnership elect to receive Listed Shares. The actual number of Listed Shares allocated to the Unitholders of each Participating Partnership upon consummation of the Consolidation will be reduced to the extent Subsidiary Partnership Units are issued to the Unitholders in the Participating Partnership.

SUMMARY ALLOCATION OF TOTAL EXCHANGE VALUE AND LISTED SHARES BETWEEN UNITHOLDERS
                            AND GENERAL PARTNERS(1)

                                                                        TOTAL
                                                        TOTAL          EXCHANGE                          LISTED
                                                      EXCHANGE          VALUE                            SHARES
                                       TOTAL            VALUE        ATTRIBUTABLE    LISTED SHARES    ATTRIBUTABLE
                                      EXCHANGE     ATTRIBUTABLE TO    TO GENERAL    ATTRIBUTABLE TO    TO GENERAL    TOTAL LISTED
                                       VALUE       UNITHOLDERS(2)    PARTNERS(3)    UNITHOLDERS(4)    PARTNERS(5)       SHARES
                                    ------------   ---------------   ------------   ---------------   ------------   ------------
CPA(R):1........................... $ 21,043,704    $  21,036,720    $     6,984        1,051,836            349       1,052,185
CPA(R):2...........................   33,857,455       30,693,620      3,163,835        1,534,681        158,192       1,692,873
CPA(R):3...........................   55,968,604       50,062,060      5,906,544        2,503,103        295,327       2,798,430
CPA(R):4...........................   56,822,770       56,388,180        434,590        2,819,409         21,729       2,841,138
CPA(R):5...........................   41,586,398       41,586,398             --        2,079,320             --       2,079,320
CPA(R):6...........................   66,522,278       66,168,400        353,878        3,308,420         17,695       3,326,115
CPA(R):7...........................   50,997,672       50,079,940        917,732        2,503,997         45,887       2,549,884
CPA(R):8...........................   97,885,815       94,010,240      3,875,575        4,700,512        193,778       4,894,290
CPA(R):9...........................   63,075,944       63,072,402          3,542        3,153,620            177       3,153,797
                                    ------------      -----------    ------------      ----------        -------      ----------
Total.............................. $487,760,640    $ 473,097,960    $14,662,680       23,654,898        733,134      24,388,032
                                    ============      ===========    ============      ==========        =======      ==========

---------------

(1) Assumes participation in the Consolidation by all CPA(R) Partnerships and that all Unitholders elected to receive Listed Shares.

(2) Represents the Limited Partnership interests to be exchanged for Listed Shares.

(3) Represents the General Partners' interest for its share of appreciation of the Properties to be exchanged for Listed Shares.

(4) Total Exchange Value Attributable to Unitholders divided by $20.

(5) Total Exchange Value Attributable to the General Partners divided by $20.

ALLOCATION OF LISTED SHARES AND TOTAL OF CUMULATIVE DISTRIBUTIONS AND ASSIGNED TOTAL EXCHANGE VALUE PER $1,000 ORIGINAL INVESTMENT

     The following table sets forth the total number of Shares issued to Unitholders in each CPA(R) Partnership and the number of Listed Shares to be issued per $1,000 originally invested and the total of cumulative distributions and assigned Total Exchange Value.

  ALLOCATION OF LISTED SHARES AND TOTAL CUMULATIVE DISTRIBUTIONS AND ASSIGNED
             TOTAL EXCHANGE VALUE PER $1,000 ORIGINAL INVESTMENT(1)

                                                                               PER $1,000 ORIGINAL
                                                                                  INVESTMENT(4)
                                                                  ----------------------------------------------
                                                                  TOTAL OF CUMULATIVE
                                                TOTAL NUMBER       DISTRIBUTIONS AND      ASSIGNED
                      TOTAL EXCHANGE VALUE       OF SHARES             ASSIGNED            TOTAL       NUMBER OF
                          ALLOCABLE TO          ALLOCABLE TO        TOTAL EXCHANGE        EXCHANGE      LISTED
                         UNITHOLDERS(2)        UNITHOLDERS(3)            VALUE             VALUE       SHARES(5)
                      --------------------     --------------     -------------------     --------     ---------
CPA(R):1............      $ 21,036,720            1,051,836             $ 2,260            $1,052        52.59
CPA(R):2............        30,693,620            1,534,681               3,574             1,118        55.91
CPA(R):3............        50,062,060            2,503,103               3,940             1,517        75.85
CPA(R):4............        56,388,180            2,819,409               2,949             1,319        65.93
CPA(R):5............        41,586,398            2,079,320               2,027               735        36.74
CPA(R):6............        66,168,400            3,308,420               2,491             1,381        69.03
CPA(R):7............        50,079,940            2,503,997               2,062             1,108        55.39
CPA(R):8............        94,010,240            4,700,512               2,169             1,391        69.55
CPA(R):9............        63,072,402            3,153,620               1,741             1,053        52.63
                          ------------           ----------
                          $473,097,960           23,654,898
                          ============           ==========

---------------
(1) This table assumes 100 percent Partnership Participation in the Consolidation and that no Subsidiary Partnership Units are issued.

(2) See the table entitled "DERIVATION OF TOTAL EXCHANGE VALUE" for a determination of the Total Exchange Value for the CPA(R) Partnerships and the General Partners.

(3) The total number of Listed Shares was calculated by dividing the Total Exchange Value by $20, an arbitrary figure.

(4) A capital contribution of $500 was required for each Unit in CPA(R):1-5. The capital contribution for each Unit of the remaining CPA(R)Partnerships was $1,000. These columns were calculated assuming an original investment of $1,000 per Unit to facilitate a comparison among the CPA(R) Partnerships.

(5) The number of Listed Shares to be issued per $1,000 original investment was calculated by dividing the Total Exchange Value allocable to Unitholders per $1,000 original investment by $20. No fractional Listed Shares will be issued in connection with the Consolidation. See "No Fractional Listed Shares."

EXPECTED BENEFITS OF CONSOLIDATION

     The General Partners believe that the Consolidation is the best way to achieve the CPA(R) Partnerships' investment objectives for the following reasons:

     Liquidity Through Stock Exchange Listing. The Company has applied for listing of the Listed Shares on the NYSE. Accordingly, if the Listed Shares are listed (listing is a condition to the Consolidation), the Consolidation offers liquidity to those Unitholders who receive Listed Shares in the Consolidation. In addition, to enhance trading in, and liquidity of, the Listed Shares, they will be issued in smaller denominations and therefore larger numbers than the Units in order to permit a broader base of investors.

     Increased Diversification. The Consolidation permits holders of Listed Shares to participate in a company substantially larger and more diversified than any of the CPA(R) Partnerships. The Company will have increased tenant, building type, industry sector and geographic diversity. The size and diversity of the Company spreads the risk of an investment in the Company over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset or group of assets.

     Control of Timing of Liquidation by Investors. By creating a freely tradable equity interest in the Company, the Consolidation permits Unitholders to liquidate their interest in the CPA(R) Partnership when such liquidation best serves the Unitholder. In addition, by controlling the timing of the liquidation of their CPA(R) investment, Unitholders will have better control of the timing of the tax impact of the liquidation of their interests. Furthermore, the CPA(R) Partnerships will not be forced to sell their properties and recognize the capital gains that would be generated by such sales. If the CPA(R) Partnerships were liquidated by selling off the Properties at the Appraised Value, the Unitholders would realize capital gains of approximately $336 million.

     Greater Investment Opportunity. The General Partners believe that the Company will maximize economic value for those Unitholders who receive Listed Shares in connection with the Consolidation. The CPA(R) Partnerships are not in a position to take advantage of external growth opportunities because they have already committed their capital and are not authorized to raise additional funds or reinvest net sale or refinancing proceeds for new investments. Although there can be no assurances, the General Partners believe that, with an infinite life entity, the Company can take advantage of investment opportunities that it believes are attractive relative to their risks. In addition, the General Partners believe that the Company may be able to take advantage of its size to refinance certain CPA(R) Partnership debt at lower interest rates thereby increasing the amount of cash available for distribution or investment. Furthermore, the Company's size may provide a more flexible capital structure and greater access to the capital markets.

     Choice of Investment -- Listed Shares or Subsidiary Partnership
Units. Those Unitholders who do not want the risks and opportunities afforded by the Listed Shares can elect to receive Subsidiary Partnership Units. The Subsidiary Partnership Units are structured so that their economic interests and legal rights are substantially the same as the terms of the Units. These include liquidation of the partnership interest within the expected timeframe through the redemption of the Subsidiary Partnership Units in each Subsidiary Partnership at a price determined by an appraisal no later than the approximate time of redemption of the real estate owned by such Subsidiary Partnership. The Subsidiary Partnership Units represent an interest in the Subsidiary Partnerships, and the performance of, and distributions to the holders of, each series of Subsidiary Partnership Units will be based solely upon the performance of the Subsidiary Partnership that issued such series and, accordingly, of the CPA(R) Partnership relating to such series as it existed prior to the Consolidation.

     The General Partners believe that Unitholders desire more control over the timing of the liquidation of their investments than they would have if the CPA(R) Partnerships were to continue in existence. Although the Consolidation is not the only means by which Unitholders could achieve liquidity for their investments in the CPA(R) Partnerships, the General Partners believe that the Consolidation is preferable to the alternatives. While Unitholders could sell their Units in the informal secondary markets for real estate limited partnership interests, the General Partners believe the NYSE is a more efficient market and that holders of Listed Shares will get a better price for their interests on the NYSE than they would in the informal secondary market. Alternatively, liquidity could be achieved by the sale of all of the CPA(R) Partnerships' assets and distribution of the net proceeds to Unitholders in a dissolution of the CPA(R) Partnerships if approved by the favorable vote of the holders of a majority in interest of the outstanding Units (if such approval is required by the Partnership Agreement). The General Partners believe that such a liquidation would not be in the best interests of the Unitholders (even if the Consolidation were not being offered), principally because the General Partners believe that higher value can be achieved by holding the CPA(R) Partnerships' assets rather than disposing of them, particularly in light of the transaction costs of such dispositions and the tax impact of such liquidation (a capital gain of approximately $336 million if all the Properties are sold). See "Alternatives to the Consolidation," below.

     By choosing to receive Listed Shares rather than Subsidiary Partnership Units in the Consolidation, Unitholders can obtain the opportunity to liquidate their investment at a time most advantageous and convenient to them. The General Partners anticipate that the liquidity benefit inherent in the Consolidation may temporarily be adversely affected by a number of factors, including (i) the likelihood that some Unitholders will sell their Listed Shares as soon as possible after the Consolidation, putting downward pressure on the price of Listed Shares, and (ii) trading value may reflect market uncertainty about the Company's performance. Given these circumstances, the liquidity aspect of the Consolidation can be viewed from two perspectives. First, for Unitholders who must immediately generate cash from any available source, regardless of the loss of future opportunities, that option will now be available, but may be only at prices which, while perhaps higher than prices generally being offered for Units in the secondary market, are less than underlying asset value. Second, other Unitholders, given the adverse market factors described above, may wish to consider holding their Listed Shares, focusing on the growth potential of the Company and treating liquidity as an "incidental" benefit of the Consolidation.

     The Subsidiary Partnership Units will not be listed on any national securities exchange and will not be designated as Nasdaq National Market System securities, and no public market is expected to develop for the Subsidiary Partnership Units.

ALTERNATIVES TO THE CONSOLIDATION

     Before deciding to recommend the Consolidation, the General Partners considered alternatives in an effort to achieve maximum Unitholder return and to give a choice of investment to Unitholders. These alternatives were (i) continued management of the CPA(R)Partnerships as currently structured, (ii) conversion of the CPA(R) Partnerships into a single or multiple REITs, (iii) listing of the Units on a national securities exchange or designation of the Units as Nasdaq National Market System securities and (iv) liquidation of the CPA(R) Partnerships. Set forth below are the conclusions of the General Partners regarding their belief that the Consolidation is more beneficial to the Unitholders than the alternatives. The General Partners are unable to quantify the consideration that would be received pursuant to all the alternatives discussed below.

     Continuation of the CPA(R) Partnerships. An alternative to the Consolidation would be to continue the CPA(R) Partnerships. The CPA(R) Partnerships would remain separate legal entities with their own assets and liabilities, governed by their existing Partnership Agreements. While the disclosure documents used to offer the Units for sale to the public disclosed the intentions of the CPA(R) Partnerships to liquidate their assets within six to 15 years after acquisition, each of the CPA(R) Partnerships has a stated life of approximately 40 years and the Unitholders were advised that the liquidation of the CPA(R) Partnerships would depend on market conditions as they might change from time to time. The CPA(R) Partnerships are all operating profitably and do not need to liquidate to satisfy debt obligations or other current liabilities or to avert defaults, foreclosures or other adverse business developments.

     A number of advantages would be expected to arise from the continued operation of the CPA(R) Partnerships. Unitholders would probably continue to receive regular quarterly distributions of net cash flow arising from operations and the sale or refinancing of their CPA(R) Partnerships' assets. In addition, continuing the CPA(R) Partnerships without change avoids whatever disadvantages may be inherent in the Consolidation. See "RISK FACTORS."

     The General Partners rejected this alternative because they concluded that maintaining the CPA(R) Partnerships, as separate entities, may have the following potentially negative results when compared with the benefits that the General Partners perceive may be derived from the Consolidation: (i) a less efficient and cost effective exit strategy for Unitholders wishing to liquidate their investment at a future date, (ii) inability of Unitholders to better control the timing of the tax impact of the liquidation, (iii) illiquidity of Units on a current basis due to the lack of a large and established secondary market, (iv) difficulty in valuing the investment due to the limited secondary market for Units, (v) less flexibility in actively managing the portfolio, (vi) limitations on new investments and (vii) no investment choice provided to the Unitholders based upon their individual investment goals.

     Conversion of CPA(R) Partnerships into REITs. The General Partners explored the possibility of converting each CPA(R) Partnership into a separate REIT that would have had its shares listed on a national securities exchange. The General Partners concluded, after consultation with outside advisors, that separate, relatively small REITs advised by an outside advisor would not be well received by traditional purchasers of REIT shares. The General Partners, therefore, determined that this alternative would not fulfill the objectives of the CPA(R) Partnerships.

     Listing of the Units on a National Securities Exchange, Designation of the Units as Nasdaq National Market System Securities or Support of Secondary Market. The General Partners explored the possibility of having the Units listed on a national securities exchange such as the NYSE or having the Units designated as Nasdaq National Market System securities. The General Partners concluded that there would be limited trading interest in the Units due to the limitations on the CPA(R) Partnerships' growth contained in the Partnership Agreements and the size of some of the CPA(R) Partnerships and that there would be limited interest in the Units due to the partnership form and the relative lack of corporate democracy attributes. The General Partners concluded that this may result in minimal increases in liquidity.

     Another alternative which may create liquidity for Unitholders desiring to dispose of their investments in the CPA(R) Partnerships is the creation or support of the secondary market for the Units through limited cash tender offers or repurchase programs sponsored by the CPA(R) Partnerships. While the General Partners did not perform detailed financial analysis and cannot predict with any degree of certainty the possible impact of this alternative on the value of Units, the terms of the Partnership Agreements and federal tax law prohibit this alternative from being available with respect to a majority of the Units.

     Liquidation of the CPA(R) Partnerships. One of the alternatives available to the General Partners is to proceed with a liquidation of each Partnership in the normal course and distribute the net liquidation proceeds to the General and Limited Partners. Through these liquidations, Unitholders' investment in the CPA(R) Partnerships would be concluded. The General Partners concluded that there would be several disadvantages to using this strategy to liquidate the CPA(R) Partnerships. A complete liquidation of the CPA(R) Partnerships would deprive those Unitholders who do not desire to liquidate their investment in net leased properties from participating in the benefits of future performance and possible property value improvements. In addition, liquidation of the CPA(R) Partnerships' properties does not have certain of the other benefits of the Consolidation, including (i) permitting Unitholders to hold their investment until the time when liquidation is appropriate for their individual investment strategy and (ii) the opportunity to participate in the risks and rewards of the Company's plans for growth.

     The transaction costs associated with the Consolidation are expected to be significantly less than those which would be incurred in a liquidation of the CPA(R) Partnerships' assets. If the assets of the CPA(R) Partnerships were liquidated over time, not only would higher transaction costs likely be incurred, but distributions to Unitholders from the CPA(R) Partnerships' cash flow from operations may be reduced since the CPA(R) Partnerships' fixed costs, such as general and administrative expenses, would not be proportionately reduced with the liquidation of assets.

     Finally, the complete liquidation of the CPA(R) Partnerships would cause the recognition of capital gains by Unitholders to the extent the selling price of the properties exceed their tax basis. The following table provides the total capital gain that would be recognized if all of the Properties were sold for their Appraised Value:

                                                                           CAPITAL
                                                                            GAINS
                                                                         ------------
        CPA(R):1.......................................................  $ 18,285,000
        CPA(R):2.......................................................    26,354,000
        CPA(R):3.......................................................    42,066,000
        CPA(R):4.......................................................    47,095,000
        CPA(R):5.......................................................    30,722,000
        CPA(R):6.......................................................    50,177,000
        CPA(R):7.......................................................    23,470,000
        CPA(R):8.......................................................    50,764,000
        CPA(R):9.......................................................    47,441,000
                                                                          -----------
        TOTAL..........................................................  $336,374,000
                                                                          ===========

     The Consolidation will not cause the recognition of any taxable income by Unitholders. After the Consolidation, Unitholders will recognize taxable income upon the sale of their Listed Shares for an amount in excess of their tax basis or in the event the Company sells a property for an amount in excess of the Company's tax basis. The Company does not expect to sell a significant number of Properties after the Consolidation, other than sales which occur in the normal course of business.

COMPARISON OF ALTERNATIVES

     General. To assist Unitholders in evaluating the Consolidation, the General Partners compared the consideration to be received by Unitholders of each CPA(R) Partnership in the Consolidation to (i) the estimated range of possible market values of the Listed Shares, assuming consummation of the Consolidation (ii) estimates of the value of the Units on a liquidation basis assuming that the assets of each CPA(R) Partnership were sold at their Appraised Value and the net proceeds distributed to the Unitholders in accordance with the Partnership Agreements (iii) estimates of the value of each CPA(R) Partnership on a going-concern basis assuming that the CPA(R) Partnership were to continue as a stand-alone entity and its assets sold at the end of a period consistent with the original anticipated holding period of the CPA(R) Partnership and (iv) the prices at which each CPA(R) Partnership's Units have sold in the illiquid secondary market. See "SECONDARY MARKET AND OWNERSHIP OF UNITS." Due to the uncertainty in establishing these values, the General Partners have established a range of estimated values for certain of the alternatives, representing a high and low estimated value for the potential consideration. Since the value of the consideration for alternatives to the Consolidation is dependent upon varying market conditions, no assurance can be given that the range of estimated values indicated establishes the highest or lowest possible values. However, the General Partners believe that analyzing the alternatives in terms of ranges of estimated value, based on currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives.

     The results of this comparative analysis are summarized in the following table. Unitholders should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by the General Partners. These assumptions relate, among other things, to projections as to each CPA(R) Partnership's future income, expenses, cash flow and other significant financial matters, the capitalization rates that will be used by prospective buyers when each CPA(R) Partnership's assets are liquidated, securities market conditions and factors affecting the value of securities of real estate companies, the ultimate asset composition and capitalization of the Company and appropriate discount rates to apply to expected cash flows in computing the present value of the cash flows that may be received with respect to Units of each CPA(R) Partnership. In addition, these estimates are based upon certain information available to the General Partners at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by them in arriving at the estimates of value would exist at the time of, or following, the Consolidation. The assumptions used have been determined by the General Partners in good faith and, where appropriate, are based upon current and historical information regarding the CPA(R) Partnerships and current real estate markets and have been highlighted below to the extent critical to the conclusions of the General Partners.

     No assurance can be given that such consideration would be realized through any of the designated alternatives, and Unitholders should carefully consider the following discussions to understand the assumptions, qualifications and limitations inherent in the presented valuation estimates. The estimated values presented in the following table are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These estimated values are based upon certain assumptions that relate, among other things, to
(i) projections as to each CPA(R) Partnership's future revenues, expenses, cash flow and other significant financial matters, (ii) securities market conditions and factors affecting the value of securities or real estate companies, (iii) the ultimate asset composition and capitalization of the Company, (iv) the capitalization rates that will be used by prospective buyers when each CPA(R) Partnership's assets are liquidated, (v) selling costs, (vi) appropriate discount rates to apply to expected cash flows in computing the present value of the cash flows and (vii) the manner of sale of each CPA(R) Partnership's properties. Actual results may vary from those set forth below based on numerous factors, including those listed above, interest rate fluctuations, conditions in securities markets, tax law changes, supply and demand for properties similar to those owned by the CPA(R) Partnerships, the manner in which the properties are sold and changes in availability of capital to finance acquisitions of properties. The Company's actual results could differ materially from those estimated in the forward-looking statements as a result of several factors, including those discussed in "RISK FACTORS." Each element of the table is described more fully below.

                                                 PER $1,000 INVESTMENT
                        ------------------------------------------------------------------------
                        ESTIMATED RANGE OF                                           RANGE OF         TOTAL
                         TRADING PRICES OF        ESTIMATED         ESTIMATED        SECONDARY       EXCHANGE
                           LISTED SHARES        GOING-CONCERN      LIQUIDATION     MARKET PRICES      VALUE
                        -------------------     --------------     -----------     -------------     --------
CPA(R)1...............    $   710 - 1,216           $  940           $   922       $  384 -  780      $1,052
CPA(R)2...............        755 - 1,295              970             1,014          530 -  720       1,118
CPA(R)3...............      1,037 - 1,777            1,330             1,414         816 - 1,050       1,517
CPA(R)4...............        911 - 1,562            1,120             1,227          744 -  950       1,319
CPA(R)5...............         496 -  850              610               711          520 -  658         735
CPA(R)6...............        935 - 1,603            1,290             1,173          855 -  936       1,381
CPA(R)7...............        756 - 1,296            1,050               997          510 -  802       1,108
CPA(R)8...............        959 - 1,643            1,230             1,251          600 -  953       1,391
CPA(R)9...............        722 - 1,238              980               939          600 -  920       1,053

     Estimated Valuation of Listed Shares. The General Partners analyzed selected statistics on certain publicly traded REITs for the purpose of providing a range of estimated trading values for the Listed Shares. Such analysis comprised the following components: (i) identification of publicly traded REITs with portfolios generally regarded as composed primarily of net leased properties and, in that sense, reasonably comparable to the Company's portfolio, (ii) determination of the recent trading value of the common stock and annual distributions per share of such REITs, (iii) derivation of each selected REIT's distribution yield (annual distribution rate per share divided by the trading price per share), (iv) identification of a range of possible distribution yields based on the highest and lowest distribution yields of the REITs so identified, (v) determination of the pro forma annual distribution per Listed Share of the Company and (vi) estimation of a possible range of trading values for the Listed Shares of the Company, by capitalizing the Company's pro forma annual distribution per Listed Share by the highest and lowest distribution yield rates for the REITs so identified. The following table sets forth for each REIT identified by the General Partners, among other things, the recent trading price per share, the annual distribution, the applicable distribution yield and the ratio of debt to total capitalization.

                          SELECTED NET LEASE REITS(1)

                                                                            EQUITY MARKET                    DEBT/TOTAL
                                         PRICE         ANNUAL    DIVIDEND   CAPITALIZATION   TOTAL DEBT        MARKET
COMPANY                    SYMBOL   (AS OF 9/25/97)   DIVIDEND    YIELD     ($ MILLIONS)    ($ MILLIONS)   CAPITALIZATION
-------------------------  -------  ---------------   --------   --------   -------------   ------------   --------------
Commercial Net Lease
  Realty Inc. ...........    NNN        $ 16.50        $ 1.20       7.3%      $   386.0        $181.6            32%
Franchise Finance Corp.
  of America.............    FFA          26.44          1.80       6.8%        1,074.3         382.1            26%
National Golf Properties
  Inc. ..................    TEE          34.63          1.68       4.9%          730.9         239.8            25%
CCA Prison Realty
  Trust..................    PZN          32.00          1.70       5.3%          690.4            --             0%
Realty Income Corp. .....     O           27.06          1.89       7.0%          622.2         111.4            15%
Trinet Corporate Realty
  Trust Inc. ............    TRI          36.00          2.52       7.0%          729.9         359.9            33%
Average..................                                           6.4%                                         23%

---------------
(1) Based on information contained in Realty Stock Review issue of September 30, 1997.

     The General Partners also researched and compiled analytical data regarding certain traded equity interests that resulted from the consolidation of real estate limited partnerships during the past four years. The analytical data on entities resulting from recent consolidations of public limited partnerships which disclosed net asset values at the time of the consolidation is summarized below:

              RECENT CONSOLIDATIONS OF PUBLIC LIMITED PARTNERSHIPS
                              VALUATION STATISTICS

                                                                     PRICE FOUR WEEKS           PRICE AS OF
                                                                   AFTER CONSOLIDATION       SEPTEMBER 25, 1997
                                    APPROXIMATE        NET        ----------------------   ----------------------
                                      DATE OF      ASSET VALUE    PRICE PER    PREMIUM     PRICE PER    PREMIUM
                                   CONSOLIDATION   PER SHARE(1)     SHARE     (DISCOUNT)     SHARE     (DISCOUNT)
                                   -------------   ------------   ---------   ----------   ---------   ----------
Lexington Corporate Properties...      10/93          $10.00       $10.13          1.2%     $ 15.13       51.3%
Shurgard Storage Centers.........       3/94           18.90        23.50         24.3        29.06       53.8
Franchise Finance Corporation of
  America........................       6/94           20.00        19.75         (1.2)       26.44       32.2
Realty Income Corporation........      10/94           20.00        15.38        (23.1)       27.06       35.3
Municipal Mortgage and
  Equity(2)......................       8/96           17.76        15.13        (14.8)       19.25        8.4
  Average Premium................                                                                         36.2

---------------
(1) Estimated net asset value per share at the time of consolidation based on information disclosed in the registration statements relating to the consolidation transactions of each company.

(2) Net Asset Value per Share of Municipal Mortgage and Equity represents the midpoint of the range of values disclosed in the consolidation documents.

     Based upon the above data, the General Partners observed that the distribution yield on the selected net lease real estate investment trusts ranged from approximately five percent to approximately 7.5 percent. The General Partners also observed that for the stock of the entities listed in the table above resulting from the consolidation of partnerships, within the first twelve weeks of trading such stocks, traded within a range of 23 percent less than net asset value to 24 percent higher than net asset value, but that as of September 25, 1997, all of such entities were trading at premiums to net asset value, with such premiums ranging from eight percent to 54 percent.

     The General Partners have used a distribution yield range of seven percent to 11 percent to estimate the value of the Listed Shares. Use of such range reflects, in part, the potential variation in the size and capitalization of the Company which could result from the maximum and minimum participation scenarios. When the Company's pro forma annual distribution of $1.65 per Share was capitalized at (i.e., divided by) these distribution yield rates, the resulting range of possible value per Listed Share was between $15 and $23.50. The high value of the estimated trading range of Listed Shares per $1,000 of original investment for each CPA(R) Partnership was determined by multiplying the $23.50 per Listed Share figure by the number of Listed Shares per $1,000 original investment to be received by the Unitholders of such CPA(R) Partnership. Similarly, the low value of the estimated trading range of Listed Shares per $1,000 of original investment for each CPA(R) Partnership was determined by multiplying the $15 per Listed Share figure by the number of Listed Shares per $1,000 original investment to be received by the Unitholders of such CPA(R) Partnership.

     The General Partners concluded that the per Listed Share price range established by utilizing a seven percent to 11 percent distribution yield provides a value range which is consistent with the price range of selected net lease REITs and a premium range to asset value within the range of consolidations of other real estate limited partnerships completed during the past four years.

     The General Partners also compared the Company to the selected REITs in terms of debt ratios and distribution yields. With respect to the distribution yield, based on pro forma distributions of $1.65 per Listed Share and a hypothetical share value of $20 per Listed Share, the Company's distribution yield would be 8.25 percent, which is 29 percent higher than the average distribution yield of the selected REITs. With respect to the debt ratio, the Company's debt ratio would be approximately 35 percent, assuming the market value of the Company's Shares is the Total Exchange Value. The Company's debt ratio would be higher than the average debt ratio of the selected net lease REITs. However, unlike the other entities, over 89 percent of the Company's debt is recourse only to the property subject to the mortgage securing the debt.

            COMPARISON OF THE COMPANY WITH SELECTED NET LEASE REITS

                                                                           AVERAGE        AVERAGE
                                                                         DISTRIBUTION       DEBT
                                                                           YIELD(1)       RATIO(2)
                                                                         ------------     --------
SELECTED NET LEASE REITS (see table on page 46)........................       6.6%           23%
THE COMPANY
Assuming Listed Shares valued at $20 per Listed Share
  (100% Participation and no Subsidiary Partnership Units).............       8.3%           34%
Assuming Listed Shares valued at $15 per Listed Share
  (100% Participation and no Subsidiary Partnership Units).............      11.0%           40%

---------------
(1) The Distribution Yield is computed by dividing annualized distributions for the most recent quarter by the stock price on September 25, 1997. For the Company, the Distribution Yield is the pro forma distribution divided by the hypothetical Listed Share price shown.

(2) The Debt Ratio shown is the ratio of debt to total market capitalization based on stock prices prevailing on September 25, 1997. For the Company, the Debt Ratio shown is the ratio of debt to total market capitalization based on the hypothetical Listed Share price shown assuming all the CPA(R) Partnerships participate in the Consolidation.

     The General Partners reached the following conclusions when comparing the estimated range of values of the Listed Shares with the estimated range of values of the consideration associated with alternatives to the Consolidation:
(i) it is not possible to assign a specific value to the Listed Shares or to predict accurately the prices at which the Listed Shares will trade in the market following the Consolidation; (ii) given the uncertainty as to the value of the Listed Shares, which is dependent in part upon the capital structure resulting from the Consolidation, it is appropriate to analyze the Listed Shares as having a range of potential values; (iii) the Listed Shares, when traded, may trade at prices higher or lower than the range of values estimated by the Company, depending upon a variety of factors and market conditions not susceptible to precise determination; (iv) there are similar difficulties in establishing the consideration available to Unitholders through alternatives to the Consolidation, with such values also dependent upon a number of factors and market conditions not susceptible to precise determination, making it appropriate to analyze such consideration, for certain of these alternatives as falling within ranges depending upon a number of assumptions; and (v) the assumptions used by the General Partners in establishing ranges of estimated values for the alternatives to the Consolidation may not prove to be accurate, and such consideration may have a value higher or lower than the range of estimated values used by the General Partners. Furthermore, even if based on present market conditions, there is an overlap between the indicated ranges of estimated values of the Listed Shares versus the consideration associated with the alternatives to the Consolidation, so that the lower range of potential values of the Listed Shares following the Consolidation may be less than potential values for one or more of the alternatives to the Consolidation, the Listed Shares may still constitute fair consideration for a CPA(R) Partnership's assets because (i) the Consolidation entails other potential benefits to Unitholders (e.g., the potential impact on distributions and the tax deferred nature of the transaction) besides the market value of the Listed Shares which, in the General Partners' opinion, could outweigh the possibility that the value of the Listed Shares at the time of the Consolidation might be less than the value of alternative consideration, (ii) as market conditions change over time, the range of possible values for the Listed Shares may improve in relation to the range of potential values for the alternatives to the Consolidation and (iii) the upper end of the range of estimated potential values for the Listed Shares is equal to or higher than the highest estimated value for such alternatives. Notwithstanding the uncertainties in estimating the value of the Listed Shares, the General Partners believe the available information suggests that the Listed Shares constitute fair consideration for the Units taking into account the ranges of estimated values for the Listed Shares and the ranges of estimated values for alternatives to the Consolidation.

     Estimated Going-Concern Values. The General Partners have estimated the going-concern values of each CPA(R) Partnership by analyzing projected cash flows and distributions assuming that each CPA(R) Partnership was operated as an independent stand-alone entity. The analysis incorporated estimates of revenues and operating expenses for each of the Properties, capital expenditures, entity-level general and administrative costs and cash flow distributions and proceeds from sale of the properties. It is assumed the property portfolio is liquidated in private real estate markets at a residual value based upon estimated cash flows and residual values utilized in the portfolio appraisal, and the net proceeds resulting from the liquidation of the properties and other remaining assets of the CPA(R) Partnership are paid out to Unitholders in a liquidating distribution in accordance with the provisions of each CPA(R) Partnership Agreement. Among the factors influencing the discount rates utilized for each CPA(R) Partnership were leverage, credit quality of tenants, lease rates in comparison to current market rates and other factors.

     The going-concern values was calculated by using the implied portfolio discount rate used by the Independent Appraiser to determine the appraised value of the properties of that CPA(R) Partnership. The estimated value of each CPA(R) Partnership on a going-concern basis is not intended to reflect the distributions payable to Unitholders if the assets of each CPA(R) Partnership were to be sold at their current fair market values.

     Estimated Liquidation Values. Since one of the alternatives available is to proceed with a liquidation of the CPA(R) Partnerships and the corresponding distribution of the net liquidation proceeds to Unitholders, the General Partners have estimated the liquidation value of each CPA(R) Partnership. In estimating the liquidation value, the General Partners assumed that the real estate of each CPA(R) Partnership would be sold at appraised value. This alternative also assumes that non-real estate assets (except for Marketable Securities, which are valued at market) are sold at their book value, that the CPA(R) Partnerships incur selling costs at the time of liquidation (state and local transfer taxes, real estate commissions and legal and other closing costs) and that the remaining net liquidation proceeds are distributed among the Unitholders of each CPA(R) Partnership in accordance with the provisions of each Partnership Agreement.

     The liquidation analysis assumes that the portfolio of each CPA(R) Partnership is sold in a single transaction at its appraised portfolio value. Should the assets be liquidated over time, even at prices equal to those projected, distributions to Unitholders out of the cash flow from operations of the CPA(R) Partnership might be reduced because the relatively fixed costs of the CPA(R) Partnership, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.

     Applying these procedures, the General Partners arrived at the liquidation values set forth in the table. The real estate portfolio appraisal sets forth, subject to the specified assumptions, limitations and qualifications, the Independent Appraiser's professional opinion as to the market value of the real estate portfolio of each CPA(R) Partnership as of March 31, 1997. However, while the portfolio appraisal is not necessarily indicative of the price at which the assets would sell, the real estate portfolio appraisal assumes that the assets of each CPA(R) Partnership are disposed of in an orderly manner and are not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual value. See "-- Real Estate Appraisal."

     Assumptions, Limitations and Qualifications. The General Partners have estimated a range of possible values for the Listed Shares, which are applicable for the Company assuming 100 percent participation and Minimum Participation. Because the Company's equity capitalization may vary by approximately $250 million depending on whether the Consolidation is completed with 100 percent participation or Minimum Participation, this potential variance could cause a material difference in the assumptions underlying the Company's estimate of a range of Listed Share values. This analysis also is based on the assumption that the market regards the Listed Shares as being comparable to the equity securities of the selected REITs. No assurance can be given that the market will treat the Listed Shares in a comparable manner to the equity securities identified in the tables entitled "Selected Net Lease REITs" and "Recent Consolidations of Public Limited Partnerships -- Valuation Statistics," or that market conditions as of the closing of, or following, the Consolidation will be similar to those existing when the information was compiled.

     The prices at which the Listed Shares initially trade may be affected, among other things, by (i) potential pent-up selling pressures as a result of the historic illiquidity of investments in the CPA(R) Partnerships, (ii) the Company's lack of an operating history, (iii) the unfamiliarity of institutional investors, financial analysts and broker-dealers with the Company and its prospects as an investment when compared with other equity securities and (iv) the historical financial performance of the Participating Partnerships. It is impossible to predict how these factors will impact the prices of the Listed Shares. Such prices may be either lower or higher than those in the range of estimated values.

     Distribution Comparison. The General Partners have considered the potential impact of the Consolidation upon distributions that would be made to Unitholders who exchange their Units for Listed Shares. The following table compares distributions that will be received by holders of Listed Shares assuming 100 percent participation and an initial annual distribution rate of $1.65 with distributions currently being received from the CPA(R) Partnerships.

 COMPARISON OF DISTRIBUTIONS BY CPA(R) PARTNERSHIPS AND THE COMPANY PER $1,000
                                   INVESTMENT

                                                                      DIVIDENDS FROM LISTED SHARES
                                            DISTRIBUTIONS FROM               ISSUED IN THE
              CPA(R) PARTNERSHIP          CPA(R) PARTNERSHIP(1)             CONSOLIDATION(2)
        -------------------------------  ------------------------     ----------------------------
        CPA(R):1.......................           $70.56                        $  86.78
        CPA(R):2.......................            51.12                           92.25
        CPA(R):3.......................            99.36                          125.15
        CPA(R):4.......................            98.40                          108.78
        CPA(R):5.......................            66.72                           60.62
        CPA(R):6.......................            97.16                          113.89
        CPA(R):7.......................            73.28                           91.39
        CPA(R):8.......................            88.16                          114.76
        CPA(R):9.......................            84.96                           86.84

---------------
(1) Annualized rate based on distributions paid in July 1997.

(2) Assuming an annual distribution rate of $1.65 per Listed Share.

     In evaluating this estimate, Unitholders should bear in mind that a number of factors affect the level of distributions. These factors include the distributable income generated by operations, the principal and interest payments on debt, capital expenditure levels, the Company's policy with respect to cash distributions and the capitalization and asset composition of the Company, which will vary based on the CPA(R) Partnerships which ultimately participate in the Consolidation. A comparison of the possible distribution levels of the Company with those of each CPA(R) Partnership does not show how the Consolidation might affect a Unitholder's distribution level over a number of years. The distribution rate for Unitholders of CPA(R):5 is expected to be lower immediately after the Consolidation because CPA(R):5 has been paying distributions at a higher rate relative to the value of its assets than the other CPA(R) Partnerships. There can be no assurance that the distribution rates of the CPA(R) Partnerships can be maintained if the Consolidation does not occur.

CONDITIONS TO THE CONSOLIDATION

     The principal conditions to the Consolidation are: (i) approval of the Consolidation by CPA(R) Partnerships representing the Minimum Participation Amount and (ii) approval of the Listed Shares for listing on the NYSE. No federal or state regulatory requirements must be complied with, or approval must be obtained in connection with, the Consolidation. The General Partners may decide not to pursue the Consolidation at any time before it becomes effective, whether before or after approval by the Unitholders.

RECOMMENDATION OF THE GENERAL PARTNERS AND FAIRNESS DETERMINATION

     The General Partners believe the Consolidation to be fair to, and in the best interests of each of, the CPA(R) Partnerships and the Unitholders. The General Partners recommend that the Unitholders approve the Consolidation and elect to receive Listed Shares. Each Unitholder must make his own determination as to whether to select Listed Shares or Subsidiary Partnership Units based upon his personal situation, and such decision should be based upon a careful examination of the Unitholder's personal finances, investment objectives, liquidity needs, tax situation and expectations as to the Company's future growth.

     Based upon their analysis of the Consolidation, the General Partners believe that: (i) the terms of the Consolidation, when considered as a whole, are fair to the Unitholders; (ii) the Listed Shares offered to the Unitholders were allocated fairly and constitute fair consideration for the interests of the Unitholders; (iii) the Subsidiary Partnership Units offered to the Unitholders were allocated fairly and constitute fair consideration for the interests of the Unitholders; (iv) the terms of the Consolidation and the offered consideration are fair to the Unitholders under all of the combinations that may result from the options afforded to Unitholders; and (v) after comparing the potential benefits and detriments of the Consolidation with those of several alternatives, the Consolidation is more attractive to the Unitholders than such alternatives. These beliefs are based upon the General Partners' analysis of the terms of the Consolidation, an assessment of its potential economic impact upon the Unitholders, a consideration of the combinations that may result from the various options available to Unitholders, a comparison of the potential benefits and detriments of the Consolidation and certain alternatives to the Consolidation and a review of the financial condition and performance of the CPA(R) Partnerships and the terms of critical agreements, such as the Partnership Agreements.

     The General Partners also believe that the Consolidation is procedurally fair for several reasons. First, the Consolidation is required to be approved by Unitholders holding a majority of the outstanding Units of each CPA(R) Partnership and is subject to certain conditions set forth under "Conditions to the Consolidation" above. Second, the General Partners believe that the Total Exchange Value of the CPA(R) Partnerships has been determined according to a process that is fair, because the process involved appraisals of all CPA(R) Partnership properties by the same appraisal firm, the Independent Appraiser, thereby maximizing consistency among the appraisals. The Total Exchange Value of the CPA(R) Partnerships also includes the CPA(R) Partnerships' non-real estate assets and liabilities based principally on the most recent interim unaudited financial statements. Third, all Participating Investors, including Dissenting Investors, will be given the opportunity to elect to receive Listed Shares or Subsidiary Partnership Units.

     Although the General Partners believe the terms of the Consolidation are fair to Unitholders, the General Partners have conflicts of interest with respect to the Consolidation. These conflicts include, among others, (i) the determination not to retain independent parties to negotiate the terms of the Consolidation on behalf of the Unitholders or the CPA(R) Partnerships, (ii) the General Partners' realization of substantial economic benefits upon completion of the Consolidation and (iii) the General Partners' relief from certain ongoing liabilities with respect to Participating Partnerships. For a further discussion of the conflicts of interest and potential benefits of the Consolidation to the General Partners, see "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION AND CONFLICTS OF INTEREST -- Substantial Benefits to General Partners."

MATERIAL FACTORS UNDERLYING BELIEF AS TO FAIRNESS

     The following is a discussion of the material factors underlying the General Partners' belief that the terms of the Consolidation are fair as a whole and to the Unitholders.

     1. Consideration Offered. Unitholders and the General Partners will be offered the same form of consideration in the Consolidation with respect to their capital interest in the properties. The General Partners believe that the form, allocation and amount of consideration offered to the General Partners and Unitholders, including Dissenting Investors, constitute fair value. The allocation of the Listed Shares and the Subsidiary Partnership Units offered to Unitholders is based on the same valuation methodology which was consistently applied to each of the CPA(R) Partnerships. Therefore, the General Partners believe that the Total Exchange Value adequately takes into account the relative values of each of the CPA(R) Partnerships. In addition, the General Partners compared the values of the consideration which would have been received by Unitholders in alternative transactions and concluded that the Consolidation is fair in light of the values of such consideration.

     2. Similarity of CPA(R) Partnerships. The General Partners do not believe that there are any material differences among the CPA(R) Partnerships that would affect the fairness of the Consolidation to Unitholders in any particular CPA(R) Partnership. Substantially all of the assets of the CPA(R) Partnerships are net leased real estate properties which are almost identical in nature, and the CPA(R) Partnerships have substantially the same capital structures. In addition, the investment objectives of each of the CPA(R)Partnerships are substantially the same. These factors make it easier to fairly compare the value of the CPA(R) Partnerships relative to each other and the value of the Subsidiary Partnership Units to the Listed Shares and to fairly allocate the Listed Shares and Subsidiary Partnership Units among Unitholders and the General Partners.

     The primary differences among the CPA(R) Partnerships are as follows:

     - Date of Formation. The CPA(R) Partnerships were formed at different times and, therefore, would have begun liquidation at different times. As a result, the earlier formed CPA(R) Partnerships have already sold some Properties.

     - Partnership Structure. Although the CPA(R) Partnership Agreements have slightly different provisions with respect to allocations, distributions and fees, the General Partners believe the differences in such provisions are not substantial.

     - Size and Diversity. Some of the CPA(R) Partnerships have purchased fewer properties and are less diverse with respect to the number of tenants, geographic location and types of the properties.

     3. Market Value. To the extent that there is trading in the Units, such trading takes place in an informal secondary market. The Units do not trade in any orderly, active market. The Total Exchange Value assigned to the CPA(R) Partnerships in connection with the Consolidation is greater than the weighted average value of the CPA(R) Partnerships as reflected by the reported secondary sales prices of the Units. See "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS" for the limited information available with respect to secondary market sales of the Units. A direct comparison of the current or historic prices of the Listed Shares and the Units cannot be made because there is no current or historic market price information available with respect to the Listed Shares, which will not be issued or traded prior to the Consolidation. Therefore, the determination of the consideration to be received by Participating Investors is based upon the valuation of the CPA(R) Partnerships as described under "APPRAISALS AND FAIRNESS OPINION" and is not based upon the current or historic market prices of the Units. Because there is no active trading market for the Units, the General Partners believe that historic sales prices of the Units in the secondary market are not indicative of the value of the underlying assets. For example, during fiscal year 1996, less than two percent of all the outstanding Units in the CPA(R) Partnerships traded in the secondary market.

     4. Unitholder Choice of Investment -- Listed Shares or Subsidiary Partnership Units. Offering Unitholders a choice to exchange their Units for Listed Shares or Subsidiary Partnership Units does not ensure that the offered consideration is fair vis-a-vis the value of the consideration available to Unitholders through the alternatives to the Consolidation, but does enhance the procedural fairness of the Consolidation by giving all Unitholders the opportunity to elect Listed Shares or Subsidiary Partnership Units. Through this element of the Consolidation, the General Partners are attempting to accommodate the possibly different investment objectives of the Unitholders, with the Subsidiary Partnership Units providing an investment on substantially the same economic interests and legal rights as the Units and the Listed Shares representing equity securities in the Company permitting the holders of Listed Shares to participate in the Company's potential growth and to have a more liquid investment. Each Unitholder must make his own determination as to the form of consideration best suiting his personal situation, and such decisions should be based upon a careful examination of the Unitholder's personal finances, investment objectives, liquidity needs, tax situation and expectations as to the Company's future growth.

     5. Independent Appraisals and Fairness Opinion. The General Partners' belief as to the fairness of the Consolidation as a whole and to the Unitholders, and the General Partners' statements above regarding the material terms underlying their belief as to fairness, are partially based upon the Independent Appraisals. The General Partners attributed significant weight to the Independent Appraisals and the Fairness Opinion, which they believe support their conclusion that the Consolidation is fair as a whole, and to the Unitholders. The Fairness Opinion does not address every possible combination of CPA(R) Partnerships in the Consolidation because of the extremely large number of combinations. The General Partners will receive a Fairness Opinion addressing the actual combination of CPA(R) Partnerships participating in the Consolidation prior to the closing. The General Partners do not know of any factors that would materially alter the conclusions made in the Independent Appraisals or the Fairness Opinion, including developments or trends that have materially affected or are reasonably likely to materially affect such conclusions. The General Partners believe that the engagement of the Independent Appraiser to provide the Independent Appraisals and the Fairness Opinion assisted the General Partners in the fulfillment of their fiduciary duties to the CPA(R) Partnerships and the Unitholders, notwithstanding that the Independent Appraiser received fees for its services, has received fees from the CPA(R) Partnerships in the past and may receive fees for its services from the Company in the future. See "APPRAISALS AND FAIRNESS OPINION."

     The Fairness Opinion does not address (i) the fairness of any terms of the Consolidation (other than the fairness of the allocations of the Listed Shares for the maximum and minimum participation levels as defined therein) or the amounts or allocations of consolidation costs or the amounts of consolidation costs borne by Limited Partners at various levels of participation in the Consolidation, (ii) the relative value of the Listed Shares and the Subsidiary Partnership Units to be issued in the Consolidation, (iii) the prices at which the Listed Shares or Subsidiary Partnership Units may trade following the Consolidation or the trading value of the Listed Shares or Subsidiary Partnership Units to be received compared with the current fair market value of the CPA(R) Partnership's portfolio or other assets if liquidated in real estate markets or (iv) alternatives to the Consolidation.

     6. Valuation of Alternatives. The General Partners estimated the value of the CPA(R) Partnerships as going concerns and if liquidated. See "-- Comparison to Alternative Considerations" above. On the basis of these calculations, the General Partners believe that the ultimate value of the Listed Shares will exceed the going concern value and liquidation value of each CPA(R) Partnership.

     7. Cash Available for Distribution Prior to, and After, the
Consolidation. The General Partners believe the Consolidation will be accomplished without materially decreasing the aggregate cash available from operations otherwise payable to Unitholders. The effect of the Consolidation and the cash available for distribution will vary, however, from CPA(R) Partnership to CPA(R) Partnership. In addition to the receipt of cash available for distribution, Participating Investors will be able to benefit from the potential growth of the Company and will also receive enhanced investment liquidity.

     8. Net Book Value of the Partnership. The General Partners calculated the book value of the CPA(R) Partnerships as of June 30, 1997. This calculation was done by dividing the total Limited Partners' capital by $1,000 to calculate the book value per $1,000 invested. This figure was compared to the Total Exchange Value per $1,000 invested.

       SUMMARY OF BOOK VALUE AND TOTAL EXCHANGE VALUE PER $1,000 INVESTED

                                                                                 TOTAL
                                                       BOOK VALUE PER      EXCHANGE VALUE PER
                                                       $1,000 INVESTED      $1,000 INVESTED
                                                       ---------------     ------------------
        CPA(R):1.....................................      $   441               $1,052
        CPA(R):2.....................................          949                1,118
        CPA(R):3.....................................        1,035                1,517
        CPA(R):4.....................................          706                1,319
        CPA(R):5.....................................          581                  735
        CPA(R):6.....................................          881                1,381
        CPA(R):7.....................................          762                1,108
        CPA(R):8.....................................          876                1,391
        CPA(R):9.....................................          663                1,053

On the basis of these calculations, the General Partners believe that the ultimate value of the Listed Shares will exceed the book value of each CPA(R) Partnership.

     The General Partners do not know of any factors that may materially affect
(i) the value of the consideration to be received by the Participating Investors in the Consolidation, (ii) the value of the Units for purposes of comparing the expected benefits of the Consolidation to the potential alternatives considered by the General Partners or (iii) the analysis of the fairness of the Consolidation. See "RISK FACTORS" and "APPRAISALS AND FAIRNESS OPINION."

RELATIVE WEIGHT ASSIGNED TO MATERIAL FACTORS

     The General Partners gave greatest weight to the factors set forth in paragraphs one through six above in reaching their conclusions as to the substantive and procedural fairness of the Consolidation.

FAIRNESS TO UNITHOLDERS RECEIVING LISTED SHARES IN THE CONSOLIDATION

     The Listed Shares represent equity securities in the Company permitting the holders of the Listed Shares to participate in the Company's potential growth. Thus, the holders of Listed Shares will share in both the benefits and risks of an investment of the Company. In addition, unlike the Subsidiary Partnership Units, the value of the Listed Shares will be based upon the performance of the Company and all of its assets, rather than simply the assets of the CPA(R) Partnership corresponding to the corresponding series of Subsidiary Partnership Units. Further, the Listed Shares will be listed on the NYSE which should make an investment in the Listed Shares a more liquid investment than an investment in the Units. See "COMPARISON OF UNITS, LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS."

     On balance, the General Partners have concluded that the Consolidation is fair to the Unitholders who receive Listed Shares in connection with the Consolidation because such investment has more growth potential than an investment in the Units and the Listed Shares should be a more liquid investment than an investment in the Units.

FAIRNESS TO UNITHOLDERS RECEIVING SUBSIDIARY PARTNERSHIP UNITS IN THE CONSOLIDATION

     The Subsidiary Partnership Units have been structured so that their economic interests and legal rights are substantially the same as the terms and conditions of the Units. The performance of, and distributions with respect to, Subsidiary Partnership Units will be based solely upon the performance of those assets of the corresponding Subsidiary Partnerships. Accordingly, for purposes of the Subsidiary Partnership Units, it will be deemed that the CPA(R) Partnerships never engaged in the Consolidation.

     In addition, like the Units, the Subsidiary Partnership Units will not be listed on any national securities exchange and no market for the Subsidiary Partnership Units is expected to develop. See "COMPARISON OF UNITS, LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS."

     On balance, the General Partners have concluded that the Consolidation is fair to the Unitholders who receive Subsidiary Partnership Units in connection with the Consolidation, because the Subsidiary Partnership Units have been structured such that their terms and conditions are substantially the same as the terms and conditions of the Units.

FAIRNESS IN VIEW OF CONFLICTS OF INTEREST

     The General Partners have fiduciary duties to the CPA(R) Partnerships and the Unitholders. The General Partners, in handling the affairs of the CPA(R) Partnerships, are expected to exercise good faith, to use care and prudence and to act with a duty of loyalty to the Unitholders. Under these fiduciary duties, the General Partners are obligated to ensure that the CPA(R) Partnerships are treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of General Partners being opposed to, or not totally in line with, the interests of the Limited Partners.

     In considering the Consolidation, the General Partners gave full consideration to these fiduciary duties. However, the Consolidation affords a number of benefits to the General Partners. The General Partners may be viewed as having a potential conflict of interest with Unitholders with respect to the determination of the number of Listed Shares the General Partners and their Affiliates will receive in the Consolidation in exchange for a portion of their General Partner interests, retained interest in each Subsidiary Partnership and the fees payable to the Manager in connection with the Consolidation and thereafter. In addition, other matters occurring contemporaneously with the Consolidation may involve conflicts of interest between the General Partners and the Unitholders. Furthermore, the General Partners will not have any personal liability for Company obligations and liabilities which occur after the Consolidation. Unitholders were not separately represented in establishing the terms of the Consolidation. Such representation might have caused the terms of the Consolidation to be different, and perhaps more favorable to the Unitholders in some respects from those described herein. To help mitigate some of these potential conflicts of interest, the General Partners obtained the Fairness Opinion and the Independent Appraisal. See "INTEREST OF CERTAIN PERSONS IN THE CONSOLIDATION AND CONFLICTS OF INTEREST."

CONSEQUENCES IF THE CONSOLIDATION IS NOT APPROVED

     If the Consolidation is not consummated for any reason, the CPA(R) Partnerships presently intend to continue to operate as ongoing businesses in their current form. In managing the business of the CPA(R) Partnerships, the General Partners will take whatever actions they deem are appropriate to satisfy their fiduciary obligations to the Unitholders and the CPA(R) Partnerships. The General Partners will consider various options relating to the continuation of the business of the CPA(R) Partnership and the liquidation of the CPA(R) Partnerships. No other transaction is currently being actively considered by the CPA(R) Partnerships as an alternative to the Consolidation, although the CPA(R) Partnerships may from time to time explore other alternatives. The CPA(R) Partnerships will pay the Consolidation Expenses if the Consolidation is not approved.

UNITHOLDER ELECTIONS

     Each Unitholder must decide whether to approve the Consolidation. In addition, each Unitholder must decide whether to receive all Listed Shares or all Subsidiary Partnership Units in connection with the Consolidation. If a Unitholder whose CPA(R) Partnership approves the Consolidation fails to make an election with respect to the type of interest he would like to receive in the Consolidation or fails to return a Consent Card, he will receive all Listed Shares in the Consolidation.

     These elections are to be made on the Consent Card accompanying this Prospectus, which must be properly completed and returned to ChaseMellon within the time frame allowed to Unitholders on voting in the Consolidation. See "VOTING PROCEDURES -- Consent Card and Vote Required."

ACCOUNTING TREATMENT

     Because the Consolidation involves the transfer of assets and liabilities among entities which have common general partners, management and common control, the General Partners' interest in the assets and liabilities of the Company and the Participating Partnerships will carry over their pre-Consolidation, historical cost basis. The exchange of Limited Partner interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged.

COSTS AND EXPENSES

     All costs and expenses incurred by the Company or the CPA(R) Partnerships in connection with the Consolidation will be paid by the CPA(R) Partnerships from cash on hand, whether or not the Consolidation is consummated. The following is a statement of certain estimated costs and expenses incurred by the CPA(R) Partnership and the Company in connection with the Consolidation:

        Securities and Exchange Commission Registration Fee..............  $  142,452
        NYSE Fee.........................................................     149,498
        Legal Fees and Expenses..........................................   1,100,000
        Fairness Opinion.................................................     475,000
        Accounting Fees and Expenses.....................................     580,000
        Solicitation Fees and Expenses...................................     125,000
        Printing and Engraving Expenses..................................     225,000
        Miscellaneous....................................................     200,050
                                                                           ----------
                  Total..................................................  $2,997,000
                                                                           ==========

NO FRACTIONAL LISTED SHARES

     No fractional Listed Shares will be issued by the Company in the Consolidation. Each Unitholder who would otherwise be entitled to fractional Listed Shares will receive one Listed Share for each fractional Listed Share of
0.5 or greater. No Listed Shares will be issued for fractional Listed Shares of less than 0.5. The maximum allocated Total Exchange Value which a Unitholder could forfeit if such Unitholder's fractional share was 0.49 is approximately $10 (on a per Unitholder, not a per Unit, basis), assuming the value of the Listed Share is equal to $20.

EFFECT OF THE CONSOLIDATION ON DISSENTING INVESTORS

     A Unitholder of a Participating Partnership who dissents or abstains from voting with respect to the Consolidation does not have a statutory right to elect to be paid the appraised value of his interest in the Participating Partnership. However, all Unitholders, including Dissenting Investors, will be given the opportunity to elect to receive Subsidiary Partnership Units instead of Listed Shares for their Units as described under "The Subsidiary Partnership Units." Unlike holders of Listed Shares, holders of Subsidiary Partnership Units will have no right to participate in the Company's earnings in excess of operating expenses, debt service and other obligations and will not benefit from any growth in shareholders' equity that might result from the future performance of the Company but will benefit only from the performance of the assets held by the Subsidiary Partnership corresponding to the CPA(R) Partnership in which the Dissenting Investor was a Limited Partner.

EFFECT OF CONSOLIDATION ON NONPARTICIPATING PARTNERSHIPS

     Each Nonparticipating Partnership will continue to operate as a separate legal entity with its own assets and liabilities. There will be no change in its investment objectives, policies or restrictions, the Nonparticipating Partnership will remain subject to the terms of its Partnership Agreement and the Limited Partners will retain their current interests. Nonparticipating Partnerships will pay a share of the expenses of the Consolidation.

EFFECTIVE TIME

     The Effective Time of the Consolidation will be at the time the Certificates of Merger with respect to the merger of the Participating Partnerships with the Subsidiary Partnerships are filed with the Secretary of State of the State of Delaware or California or at such later time as may be specified in the Certificates of Merger. It is anticipated that such filings will be made as promptly as practicable after the requisite approval of the Unitholders has been obtained and the other conditions to the Consolidation have been satisfied or waived, if permitted under the Merger Agreements.

TITLE INSURANCE

     At the time the Properties were acquired by the CPA(R)Partnerships, each CPA(R) Partnership received title insurance policies insuring the condition of title of such Properties. Under such policies, a successor in the interest by operation of law to each CPA(R) Partnership will become the insured.

ENVIRONMENTAL MATTERS

     The environmental laws of the federal government and of certain state and local governments impose liability on current property owners for the cleanup of hazardous and toxic substances discharged on the property. This liability may be imposed without regard to the timing, cause or person responsible for the release of such substances onto the property. The lessees are required to comply with such laws pursuant to the lease agreements, but the Company could be subject to liability in the event that it acquires property having such environmental problems. This potential liability could adversely affect the Unitholders of CPA(R) Partnerships without such environmental liability.

     The CPA(R) Partnerships did not have environmental audits performed on their properties in preparation for the Consolidation. The General Partners based this decision on the environmental information about the Properties previously obtained and the cost of new environmental audits. The General Partners have estimated that the cost of Phase I audits for CPA(R):7, CPA(R):8 and CPA(R):9, those CPA(R) Partnerships which did not have Phase I audits performed for their properties in 1994, would be approximately $380,000. Pursuant to lease, guaranty and other agreements with the tenants, such tenants and guarantors are liable for environmental liabilities.

     Furthermore, because it was not customary business practice to obtain environmental audits in connection with the acquisition of such properties prior to 1988, no environmental audits were obtained by CPA(R):1 through CPA(R):7 at the time their properties were acquired. Phase I audits were performed for the properties by CPA(R):1 through CPA(R):6 in 1994. Environmental audits were conducted on the properties acquired by CPA(R):8 and CPA(R):9 at the time they were acquired. There may, however, be environmental problems associated with these properties not known to the CPA(R) Partnerships which would have been disclosed had the CPA(R) Partnerships obtained new environmental audits in connection with the Consolidation. In the event preexisting environmental conditions requiring remediation are discovered subsequent to the Closing Date, the cost of remediation will be borne by the lessee and the guarantor pursuant to the terms of the lease agreement and any guarantees or by the Company, if the lessee and guarantor cannot meet their obligation to pay.

     Neither the Company nor any of the CPA(R) Partnerships has been notified by any governmental authority or are aware of any non-compliance, liability or other claim in connection with any of the properties of the CPA(R) Partnerships.

LEGAL PROCEEDINGS

     The General Partners and one or more of the CPA(R) Partnerships are involved in litigation incidental to their businesses, but no material litigation is currently pending or threatened against the Company, any of the CPA(R) Partnerships, their properties or the General Partners.

AMENDMENT, TERMINATION AND WAIVER

     Subject to applicable law, the Merger Agreements may be amended or waived by the Company and the General Partners at any time prior to the filing of the Certificate of Merger with the California or Delaware Secretary of State, provided that, after approval by Unitholders holding a majority of the outstanding Units of a CPA(R) Partnership or the Shareholders of the Company, without the further approval of the Unitholders of such CPA(R) Partnership and the Shareholders of the Company, no amendment or waiver may be made which (i) materially and adversely affects the rights of the Unitholders without the approval of the Unitholders holding a majority in interest of the affected CPA(R) Partnership, (ii) alters or changes (A) the amount or type of consideration which a Unitholder of such CPA(R) Partnership shall be entitled to receive for Units in such CPA(R) Partnership, (B) the Operating Agreement or (C) the terms and conditions of the Partnership Merger Agreement, if such alteration or change would adversely affect the Participating Investors or the Shareholders of the Company, or (iii) waives the condition that CPA(R) Partnerships representing an aggregate of at least $200 million in Total Exchange Value participate in the Consolidation.

     A Merger Agreement may be terminated at any time prior to the filing of the Certificate of Merger with the California or Delaware Secretary of State (i) by the Company and the General Partners, (ii) if the conditions to the merger as set forth in the Merger Agreement are not satisfied or (iii) if the Consolidation is not consummated prior to June 30, 1998 or such later date as mutually agreed in writing by the parties thereto.

APPRAISALS AND FAIRNESS OPINIONS

     The CPA(R) Partnerships have engaged the Independent Appraiser, an independent appraisal firm, to provide an Independent Appraisal of the real estate of the CPA(R) Partnerships. The Total Exchange Value of each of the CPA(R) Partnerships and the allocation of Listed Shares and Subsidiary Partnership Units was determined primarily based on these Independent Appraisals. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Total Exchange Value and Allocation of Shares and Subsidiary Partnership Units" and "APPRAISALS AND FAIRNESS OPINIONS." The CPA(R) Partnerships also engaged the Independent Appraiser to render the Fairness Opinion. See "APPRAISALS AND FAIRNESS OPINIONS" regarding the parties providing the Independent Appraisals and Fairness Opinion, any material relationships with these parties and compensation received or expected to be received by them and summaries of the Independent Appraisals and the Fairness Opinion and any assumptions, limitations and qualifications relating thereto.

                              DISTRIBUTION POLICY

     The following summarizes the Company's current distribution policy with respect to Listed Shares and the Subsidiary Partnership Units. The Board of Directors of the Company will have the ability to change the Company's distribution policy with respect to the Listed Shares without the consent of the Shareholders. The Board of Directors of the Company will have the discretion to adopt a distribution reinvestment plan in the future which would permit holders of Listed Shares to reinvest the distributions they receive from the Company in additional Listed Shares.

LISTED SHARES

     After the Consolidation, the Company intends to make regular quarterly distributions to the Shareholders. The first distribution after the closing of the Consolidation is expected to be approximately $0.4125 per Listed Share, which is equivalent to an annual distribution of $1.65 per Listed Share or an annual distribution of 8.25 percent based on the Total Exchange Value per Listed Share of $20.

     The following table illustrates the adjustments made to the Company's pro forma net income before extraordinary items for the 12 months ended June 30, 1997, in estimating its cash available for distribution for the 12 month period ending June 30, 1998 and in establishing its estimated initial annual distribution:

                                                                 MAXIMUM              MINIMUM
                                                             PARTICIPATION(1)     PARTICIPATION(1)
                                                             ----------------     ----------------
    Pro forma net income for the 12 months ended June 30,
      1997 before extraordinary items(2)...................      $ 42,764             $ 18,159
    Adjustments:
      Non-cash expenses and other adjustments(3)...........        12,758                5,020
      Gains on sales of properties and securities..........          (830)                (780)
      Excess of minority interest income over distributions
         to minority interest..............................           485                   29
      Decrease in interest expense(4)......................         3,747                1,478
      Contractual rent increases and new leases(5).........         2,004                1,028
      Lease expirations(6).................................        (3,146)              (1,094)
      Reduction of cash flow from hotels due to
         commencement of renovations(7)....................        (1,172)                (762)
                                                                  -------              -------
    Estimated adjusted cash generated before debt
      repayments and capital expenditures for the 12 months
      ending June 30, 1998.................................        56,610               23,078
    Capital expenditures...................................        (4,630)              (3,508)
                                                                  -------              -------
    Estimated adjusted cash generated before debt
      repayments...........................................        51,980               19,570
    Principal amortization of mortgage debt(8).............        (7,772)              (2,960)
                                                                  -------              -------
    Estimated adjusted cash generated after debt
      repayments...........................................      $ 44,208             $ 16,610
                                                                  =======              =======
    Expected initial annual distribution(9)................      $ 40,399             $ 16,848
                                                                  =======              =======
    Expected initial annual distribution per Listed
      Share................................................      $   1.65             $   1.65
                                                                  =======              =======

---------------
(1) Maximum participation assumes that all of the CPA(R) Partnerships participate in the Consolidation; minimum participation assumes that only CPA(R):1, CPA(R):2, CPA(R):3, CPA(R):5 and CPA(R):7 participate in the Consolidation.

(2) Reflects the following:

                                                                     MAXIMUM           MINIMUM
                                                                  PARTICIPATION     PARTICIPATION
                                                                  -------------     -------------
    Pro forma net income for the 12 months ended December 31,
      1996......................................................     $44,220           $18,858
    Add: Pro forma net income for the 6 months ended June 30,
      1997......................................................      20,327             8,876
    Less: Pro forma net income for the 6 months ended June 30,
      1996......................................................     (21,783)           (9,575)
                                                                      ------            ------
    Pro forma net income for the 12 months ended June 30, 1997
      before extraordinary items................................     $42,764           $18,159
                                                                      ======            ======

(3) Reflects the following:

                                                                     MAXIMUM           MINIMUM
                                                                  PARTICIPATION     PARTICIPATION
                                                                  -------------     -------------
    Depreciation and amortization...............................     $10,012           $ 3,890
    Non-cash writedown of real estate assets....................       3,666             1,350
    Vested portion of performance fees paid in stock............         718               271
    Directors' and employee's compensation paid in stock........         375               375
    Operating and financing lease adjustments...................      (2,013)             (866)
                                                                      ------            ------
                                                                     $12,758           $ 5,020
                                                                      ======            ======

    Performance fees and a portion of the compensation of Directors and the Company's sole employee will be paid in the form of Listed Shares.

    Operating and financing lease adjustments represent the effect of adjusting straight-line rents on operating leases and interest income on direct financing leases included in pro forma net income, to a cash basis.

(4) Represents the estimated decrease in interest expense on amortizing debt for the 12 months ending June 30, 1998.

(5) Represents the estimated increase in lease revenues due to contractually scheduled rental adjustments and the commencement of new leases. Scheduled rental adjustments are based on increases in the Consumer Price index or fixed increases.

(6) Represents the reduction in lease revenues due to scheduled lease expirations.

(7) A renovation of the hotel in Livonia, Michigan is expected to commence in January 1998, resulting in a temporary reduction of operating cash flows. The renovation will be completed within twelve months of commencement and is expected to result in an increase in hotel revenues.

(8) Represents scheduled principal amortization on mortgage debt for the 12 months ending June 30, 1998, excluding balloon payments on maturing debt.

(9) Based on estimated average outstanding Listed Shares for the 12 months ending June 30, 1998.

     The Company will consider various factors in determining future distributions including expected cash flows generated from operating activities, cash requirements to fund property improvements and expansions, debt service requirements, the level of cash balances on hand and the Company's ability to generate funds from operations. These factors will be taken into account in determining the Company's ability to pay a sustainable level of distributions. In addition the Company expects to commence acquiring new investments to meet its growth objectives and such acquisition strategy may affect the Company's ability to maintain or increase future distribution levels.

     The Company intends to utilize cash generated from operations to fund distributions to shareholders and pay regularly scheduled principal amortization on mortgage debt. For the three years ended December 31, 1994, 1995 and 1996 cash generated from operations of approximately $45,131,000, $63,276,000 and $50,983,000, exceeded distributions to the Limited Partners of approximately $35,589,000, $57,216,000 and $34,173,000, respectively. The increase in cash generated from operations of approximately $18,145,000 in 1995 is primarily due to receipt of approximately $15,188,000 in connection with the restructuring of certain leases. The increase in distributions in 1995 of approximately $21,627,000 is due to the distribution of proceeds from the sale of certain properties. For the six months ended June 30, 1996 and 1997 cash generated from operations of approximately $23,360,000 and $25,406,000 exceeded distributions of approximately $17,666,000 and $17,336,000, respectively.

     Cash flows provided by investing activities for the three years ended December 31, 1994, 1995 and 1996 amounted to approximately $37,136,000, $24,327,000 and $19,545,000, respectively, primarily due to the sale of properties. Most of the Company's properties are subject to net leases under which the lessees are required to pay all operating expenses of the properties and structural repairs. Consequently historical cash needs for capital expenditures on the properties have not been material. Capital expenditures for the three years ended December 31, 1994, 1995 and 1996 are approximately $2,492,000, $2,095,000 and $3,420,000, respectively. For the six months ended June 30, 1996 and 1997 capital expenditures totaled approximately $2,144,000 and $1,354,000 respectively. Future capital expenditures may be expected to increase as many of the Company's leases are over 10 years old and are scheduled to approach their initial expiration dates. If cash generated from operating activities is not sufficient to fund future capital expenditures, such expenditures could be funded from the Company's working capital reserves or from additional borrowing of secured or unsecured debt.

     Cash flows from financing activities primarily consists of payment of mortgage principal in connection with loan prepayments or scheduled principal amortization, payment of distributions to partners and the refinancing of mortgage loans. Net cash used in financing activities totaled approximately $70,045,000, $105,578,000 and $69,686,000 for the three years ended December 31,
1994, 1995 and 1996, respectively, and

$32,660,000 and $25,526,000 for the six months ended June 30, 1996 and 1997 respectively. Scheduled principal payments on debt for the years ended December 31, 1997, 1998 and 1999 are expected to be approximately $40,771,000, $28,012,000 and $37,832,000, respectively, consisting primarily of balloon payments on mortgage loans currently in place. Such payments can be funded partially but not entirely from cash generated from operations. The Company intends to establish unsecured bank lines of credit or may refinance loans on selected properties to fund these obligations.

     The Company's lease revenues from existing properties are expected to decrease due to the modification of leases with Policy Management Systems and Hughes Markets. The modification of those leases resulted in a temporary increase in lease revenues during 1995, 1996 and the first quarter of 1997. In July 1994 the Company agreed to accelerate the term of a lease with Policy Management Systems from the originally scheduled expiration in June 2003 to June 1997, resulting in a corresponding acceleration of the rental income that would have been paid over the original remaining term of the lease. Annual rents subsequent to the acceleration increased from approximately $1,850,000 to approximately $5,200,000. The lease with Policy Management Systems expired in June 1997. The Company has leased a portion of the property at an annual rental of approximately $723,000 and is currently re-marketing the remaining space. The Company believes that annual rents on the property, when fully leased, will approximate the annual rents received prior to acceleration of the term of the lease with Policy Management Systems.

     The lease with Hughes Markets, Inc. for a property in Los Angeles, California, expired in April 1996 and was extended for a period of two years with a significant increase in rent. In connection with the lease extension the Company was able to increase annual rents during the extension period from approximately $1,800,000 to approximately $4,000,000. Hughes Markets agreed to make a lump sum payment of approximately $3,500,000 upon the expiration of the extended lease term in April 1998, and such amount is recognized on a pro rata, straight-line basis over the extension term. The Company has entered into an agreement to lease the Los Angeles property upon termination of the lease with Hughes Markets for an annual rent of approximately $1,800,000 for a term of nine years.

     The Company intends to commence purchasing additional investments subsequent to the Consolidation. Such acquisitions may be financed with funds provided by unsecured lines of credit, additional borrowing on unleveraged properties or the issuance of additional equity. The total value of the Company's assets is approximately $750 million and total debt equals approximately $219 million. Acquisitions of new properties are expected to increase future lease revenues.

SUBSIDIARY PARTNERSHIP UNITS

     The Subsidiary Partnership Units have been structured so that the determination of their distributions and their other terms and conditions are substantially the same as the terms and conditions of the Units prior to the Consolidation. The performance of, and distributions with respect to, Subsidiary Partnership Units will be based upon the performance of those properties owned by the corresponding Subsidiary Partnerships. The amount of each distribution will be determined by the Board of the Company, as General Partner of the Subsidiary Partnerships, as it had been determined by the Board of the General Partner of each CPA(R) Partnership.

     The Company's objective with respect to the Subsidiary Partnership Units is to pay distributions to holders of Subsidiary Partnership Units as if the Consolidation had never occurred. Accordingly, the Company's quarterly distributions to the holders of Subsidiary Partnership Units will be determined based upon those assets held from time to time by the Subsidiary Partnerships after the Consolidation. Specifically, the net cash flows generated by the properties owned by a Subsidiary Partnership will be decreased by such Subsidiary Partnership's allocable share of Company administrative expenses, which will be allocated on the basis of the gross revenue generated by the Subsidiary Partnerships and the Company reduced by debt service and cash retained for maintenance of required working capital (the "Amount Available for Distribution"). Distributions to the holders of Subsidiary Partnership Units will be satisfied out of the resources of the corresponding Subsidiary Partnership and the revenues generated by the Properties of that Subsidiary

Partnership. All the adjustments to revenues and expenses of the Company noted above can and will be specifically identified and will be subject to review of the Company's independent auditors on an annual basis.

     "Net cash flows generated by the properties" means (i) all rent received from such Properties, less (ii) any debt service payable on debt secured by such Properties and cash flows used for general and administrative purposes relating to the Properties, plus (iii) all cash flow generated from the interest income on short term investments and other investments of the CPA(R) Partnerships, if any.

     In the event of a sale or transfer of a Property to a third party which is unaffiliated with the Company, the Subsidiary Partnership Units relating to the Subsidiary Partnership owning such Property would be paid a distribution of the pro rata portion of the net proceeds of such sale as deemed appropriate by the Company. Sale proceeds may be paid to the Company by the Subsidiary Partnership contemporaneously with the distribution to the holders of the Subsidiary Partnership Units.

     On the Redemption Date for each series of Subsidiary Partnership Units, the Properties owned by each corresponding CPA(R) Partnership at the time of the Consolidation will be appraised by a third party appraiser. The total value of the properties will be adjusted by the other assets and liabilities of the Subsidiary Partnership to determine the redemption value of the Subsidiary Partnership. The holders of Subsidiary Partnership units will then be paid the redemption value of the Subsidiary Partnership Units in cash and the Subsidiary Partnership Units will be fully redeemed at that time. See "DESCRIPTION OF LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Subsidiary Partnership Units."

MINIMUM PARTICIPATION

     The Company does not intend to change the expected distribution per share if less than 100 percent participation in the Consolidation is achieved. If the Minimum Participation is achieved, the Company believes that operating cash flow and existing cash balances will be sufficient to sustain the expected per share distribution rate. Assuming Minimum Participation by the CPA(R) Partnerships, historical cash flow from operating activities for the year ended December 31, 1996 of approximately $20,059,000 exceeded distributions paid to the Limited Partners of $14,409,000. For the six months ended June 30, 1997 cash flows from operating activities of approximately $9,288,000 exceeded distributions paid of approximately $7,389,000. Cash flows provided by investing activities amounted to approximately $20,447,000 for the year ended December 31, 1996 consisting primarily of proceeds from the sale of properties. Capital expenditures for 1996 were $1,101,000. Cash flows used by investing activities for the six months ended June 30, 1997 totaled approximately $1,306,000 consisting primarily of capital expenditures. Cash flows used by financing activities for the year ended December 31, 1996 totaled approximately $36,126,000 and included prepayments of mortgages of approximately $31,535,000 in connection with the sale of properties. Cash flows used by financing activities for the six months ended June 30, 1997 were approximately $9,060,000 and consisted primarily of distributions paid.

     For a discussion of the tax treatment of distributions, see "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Distributions."

      COMPARISON OF UNITS, LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS

     The following summary compares a number of differences between ownership of Units, Listed Shares and Subsidiary Partnership Units and the effects relating thereto. The Subsidiary Partnership Units have been structured with substantially the same economic interests and legal rights as the Units and the description will only note the differences between CPA(R) Units and the Subsidiary Partnership Units.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------
ISSUANCE IN SERIES     The Units were issued in     The Listed Shares will       The Subsidiary
                       series through nine          not be issued in series.     Partnership Units will
                       different limited            The previous holders of      be issued in nine series
                       partnership offerings.       Units who receive Listed     to correspond to the
                                                    Shares in the                nine different CPA(R)
                                                    Consolidation will all       Partnerships in which
                                                    hold identical Listed        holders of Subsidiary
                                                    Shares.                      Partnership Units will
                                                                                 own interests.

GENERAL BUSINESS       The CPA(R) Partnerships      The Company has broad in-    The Subsidiary
                       own net leased commercial    vestment objectives. Its     Partnership Units will
                       and industrial real          current plans may be         represent interests in
                       estate which are being       recast in the discretion     the Subsidiary Part-
                       held until they must be      of the Board of              nerships. The Company's
                       sold pursuant to the         Directors without the        investment policy will
                       respective partnership       consent of the Share-        not affect the rights of
                       agreements. The CPA(R)       holders.                     the holders of
                       Partnerships are not                                      Subsidiary Partnership
                       purchasing new                                            Units to distributions,
                       properties.                                               preferences and
                                                                                 redemptions.

DISTRIBUTIONS AND      The CPA(R) Partnerships      The initial policy of the    The Subsidiary Partner-
DIVIDENDS              make quarterly distribu-     Company will be to dis-      ships will make quarterly
                       tions of operating cash      tribute quarterly cash       distributions of
                       flow as determined by        flow from operations         operating cash flow as
                       the Managing General         (exclusive of capital        determined by the
                       Partner and distribute       related items and            Company (as the General
                       net proceeds from the        reserves) to the holders     Partner) and distribute
                       sale or refinancing of       of Listed Shares. The        net proceeds from the
                       Property as deemed ap-       Board of Directors has       sale or refinancing as
                       propriate by the Managing    the discretion to            deemed appropriate by
                       General Partner. The Man-    determine whether or not     the Company. The General
                       aging General Partner has    and when to declare and      Partner has the
                       the discretion to            pay distributions and        discretion to determine
                       determine whether or not     the amount of any            whether or not and when
                       and when to pay              distributions. Funds for     to pay distributions and
                       distributions and the        distributions to the         the amount of any dis-
                       amount of any distribu-      holders of Listed Shares     tributions.
                       tions.                       will be available only
                                                    after distributions are
                                                    made to holders of Sub-
                                                    sidiary Partnership
                                                    Units.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------

MANAGEMENT AND         The business and affairs     The business and affairs     The business and affairs
FIDUCIARY DUTIES       of each CPA(R)               of the Company are           of each Subsidiary
                       Partnership are managed      managed by the Manager       Partnership are managed
                       by the Managing General      under the direction of       by the Company as
                       Partner of each              the Board of Directors.      General Partner of each
                       Partnership. The Managing    Directors can be removed     Subsidiary Partnership.
                       General Partner or any       from office by the           While the General
                       other General Partner may    affirmative vote of the      Partner of each
                       be removed by the vote       holders of at least a        Subsidiary Partnership
                       of a majority in             majority of the              can be removed by the
                       interest of the              then-outstanding Listed      vote of a majority in
                       Unitholders in each          Shares. Although the law     interests of holders of
                       CPA(R) Partnership.          in this area is unde-        Subsidiary Partnership
                       Delaware and California      veloped, Delaware common     Units, the Company may
                       common law imposes           law would most likely im-    own a majority of the
                       fiduciary duties of          pose fiduciary duties of     Subsidiary Partnership
                       care, loyalty, good          care, loyalty, good          Units. Delaware and
                       faith and fair dealing       faith and fair dealing       California common law
                       on the General Partners.     on the Directors of the      imposes fiduciary duties
                                                    Company and the Manager.     of care, loyalty, good
                                                    The Manager will run the     faith and fair dealing
                                                    day-to-day operations of     on the General Partners.
                                                    the Company.

VOTING RIGHTS          Under the Partnership        Under the Organizational     Under the Partnership
                       Agreements, the Unit-        Documents, the holders of    Agreements, the Unit-
                       holders have voting          Listed Shares have voting    holders have voting
                       rights with respect to,      rights with respect to:      rights with respect to,
                       among other things: (i)      (i) election of              among other things: (i)
                       the  removal of any          Directors, (ii) the sale     the  removal of any
                       General Partner and the      or disposition of all or     General Partner and the
                       election of a                substantially all of the     election of a
                       replacement therefor,        assets of the Company at     replacement therefor,
                       (ii) the sale of all or      any one time (other than     (ii) the sale of all or
                       substantially all of the     sales or dispositions,       substantially all of the
                       assets of the CPA(R)         the proceeds of which are    assets of the
                       Partnerships (except for     needed to redeem the Sub-    Partnerships (except for
                       sales made in connection     sidiary Partnership          sales made in connec-
                       with the liquidation of      Units), (iii) the merger     tion with the
                       the CPA(R) Part-             or consolidation of the      liquidation of the
                       nerships) and (iii) the      Company (where the           Partnerships) and (iii)
                       adoption of the              Company is not the           the adoption of the
                       Partnership Agreement        surviving entity), (iv)      Partnership Agreement
                       Amendments.                  the  dissolution of the      Amendments.
                                                    Company and (v) certain
                                                    anti-takeover provisions.

                       Each Unit entitles its       Each Listed Share            Each Subsidiary Partner-
                       holder to cast one vote      entitles its holder to       ship Unit entitles its
                       on each matter presented     cast one vote on each        holder to cast one vote
                       to the Unitholders.          matter presented to the      on each matter presented
                                                    holders of Listed Shares.    to the limited partners
                                                                                 of the corresponding
                                                                                 Subsidiary Partnership.

                       Approval of any matter       Approval of any matter       Approval of any matter
                       submitted to Unitholders     submitted to the holders     submitted to the holders
                       generally requires           of Listed Shares             of a series of
                       approval of a majority       generally requires the       Subsidiary Partnership
                       in interest of the Units     affirmative vote of          Units generally re-
                       then outstanding.            holders of a majority of     quires the affirmative
                                                    the Listed Shares            vote of holders of a
                                                    present at a meeting at      majority of such series
                                                    which a quorum is            of the Subsidiary
                                                    present.                     Partnership Units. The
                                                                                 Company may own a ma-
                                                                                 jority of the outstanding
                                                                                 Subsidiary Partnership
                                                                                 Units of each Subsidiary
                                                                                 Partnership.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------

                       At any meeting, a Unit-      Any action that may be       At any meeting, a holder
                       holder may vote in           taken at a meeting may be    of Subsidiary Partnership
                       person, by written proxy     taken by written consent     Units may vote in person,
                       or by a signed writing       in lieu of a meeting         by written proxy or by a
                       directing the manner in      executed by holders of       signed writing directing
                       which his or her vote        Listed Shares sufficient     the manner in which his
                       should be cast. Proxies      to authorize such action     or her vote should be
                       are revocable at the         at a meeting. At any         cast. Proxies are
                       pleasure of the              meeting, a holder of         revocable at the plea-
                       Unitholder executing         Listed Shares may vote       sure of the holder of
                       them.                        in person, by written        Subsidiary Partnership
                                                    proxy or by a signed         Units executing them.
                                                    writing directing the
                                                    manner in which his vote
                                                    should be cast. Any proxy
                                                    is revocable at the
                                                    pleasure of the holder
                                                    of Listed Shares
                                                    executing it.

SPECIAL MEETINGS       A special meeting of the     A special meeting of the     A special meeting of the
                       Unitholder of a CPA(R)       Shareholders may be          holders of Subsidiary
                       Partnership may be           called by the Board of       Partnership Units may be
                       called by the Managing       Directors of the Company     called by the General
                       General Partner of the       or in accordance with a      Partner of the
                       CPA(R) Partnership or in     written request signed       Subsidiary Partnership
                       accordance with a            by the holders of at         or in accordance with a
                       written request signed       least 10 percent of the      written request signed
                       by at least 10 percent       outstanding Listed           by at least 10 percent
                       in interest of the Unit-     Shares.                      in interest of the
                       holders of that CPA(R)                                    holders of Subsidiary
                       Partnership.                                              Partnership Units of that
                                                                                 Subsidiary Partnership.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------

REDEMPTION             The Units are not redeem-    The Listed Shares are not    Holders of Subsidiary
                       able. The Partnership        redeemable, except pursu-    Partnership Units will
                       Agreement does, however,     ant to certain change of     receive proceeds from
                       require that the CPA(R)      control and business         the sale of a Property
                       Partnership distribute       combination provisions       of the corresponding
                       proceeds of the sale of      adopted by the Company.      Subsidiary Partnership
                       Properties not required      The Listed Shares can be     (which does not include
                       for other CPA(R)             sold on the NYSE.            the pledge of a Property
                       Partnership needs. The                                    in connection with the
                       CPA(R) Partnerships may                                   leveraging of such
                       sell Properties at any                                    Property). The
                       time, if such sale is                                     Subsidiary Partnerships
                       deemed by the General                                     may sell the Properties
                       Partners to be in the                                     owned by them at any
                       best interest of the                                      time.
                       Limited Partners.
                                                                                 In addition, each
                                                                                 Participating
                                                                                 Partnership will be
                                                                                 appraised on a specified
                                                                                 date. As soon as
                                                                                 practicable after the
                                                                                 completion of the
                                                                                 appraisal, holders of
                                                                                 Subsidiary Partnership
                                                                                 Units will be paid the
                                                                                 value of their Units in
                                                                                 cash.

                                                                                 The above provision
                                                                                 providing for redemption
                                                                                 is designed to be
                                                                                 consistent with the
                                                                                 expectations of a
                                                                                 Unitholder that his or
                                                                                 her Units would be
                                                                                 effectively redeemed in
                                                                                 12 to 15 years after the
                                                                                 proceeds from the
                                                                                 offering of Units were
                                                                                 invested. Such
                                                                                 expectation results from
                                                                                 a provision in each of
                                                                                 the Partnership
                                                                                 Agreements that the Gen-
                                                                                 eral Partner should
                                                                                 begin to liquidate each
                                                                                 Partnership within a
                                                                                 specified period after
                                                                                 the equity is invested in
                                                                                 property, market
                                                                                 conditions permitting.
                                                                                 This provision tracks
                                                                                 the timing expectations
                                                                                 of Limited Partners.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------

LIQUIDATION RIGHTS     In the event of the          Upon the liquidation of      In the event of the
                       liquidation of a CPA(R)      the Company, the holders     liquidation of a
                       Partnership, the assets      of Listed Shares will be     Subsidiary Partnership,
                       of the CPA(R)                entitled to share            the assets of the
                       Partnership remaining        ratably in any assets        Subsidiary Partnership
                       after the satisfaction       remaining after satis-       remaining after the
                       of all debts and             faction of obligations to    satisfaction of all
                       liabilities of the CPA(R)    creditors and any            debts and liabilities of
                       Partnership, the             liquidation preferences      the Subsidiary
                       satisfaction of expenses     on any Shares (including     Partnership, the
                       of the liquidation of        the Partnership Shares)      satisfaction of its
                       the CPA(R) Partnership       that may then be             expenses of liquidation
                       and the establishment of     outstanding. Therefore,      and the establishment of
                       a reasonable reserve in      holders of Listed Shares     a reasonable reserve in
                       connection therewith are     will be entitled to a        connection therewith are
                       distributed to               distribution based           distributed to holders
                       Unitholders and General      proportionately on their     of the Subsidiary
                       Partners pursuant to the     ownership of the Company.    Partnership Units
                       terms of each                                             pursuant to the terms of
                       Partnership Agreement                                     its Partnership Agree-
                       which provide generally                                   ment, which provide
                       that Limited Partners                                     generally that Limited
                       must receive a return of                                  Partners must receive a
                       their initial capital                                     return of their initial
                       plus a specified return                                   capital plus a specified
                       before the General                                        return before the
                       Partners receive a share                                  General Partners receive
                       of such distributions.                                    a share of such
                                                                                 distributions.

RIGHT TO COMPEL        A CPA(R) Partnership may     The vote of holders of       A Subsidiary Partnership
DISSOLUTION            be dissolved at the          the Listed Shares owning     may be dissolved at the
                       election of a majority       at least a majority of       election of a majority
                       in interest of the           interests in the Company     in interest of the
                       Limited Partners of such     is sufficient to cause       Limited Partners of such
                       CPA(R) Partnership.          the dissolution of the       Partnership.
                                                    Company.

EXPENSES OF THE        The CPA(R) Partnerships      The holders of Listed        The holders of Subsidiary
CONSOLIDATION          are responsible for all      Shares are responsible       Partnership Units are not
                       expenses incurred in the     for their pro rata share     responsible for any of
                       Consolidation.               of the expenses incurred     the expenses incurred in
                                                    in the Consolidation.        the Consolidation.

LIMITED LIABILITY      Limited Partners are not     Holders of Listed Shares     Holders of Subsidiary
                       generally liable for         are not generally liable     Partnership Units are
                       obligations of the           for obligations of the       not generally liable for
                       CPA(R) Partnership.          Company.                     obligations of the
                                                                                 Company or the
                                                                                 Subsidiary CPA(R)
                                                                                 Partnerships.

LIQUIDITY AND MAR-     The Units are freely         The Listed Shares will be    The Subsidiary
KETABILITY             transferable. There is       freely transferable, and     Partnership Units will
                       no organized market for      it is a condition to         be freely transferable.
                       the Units; thus, trading     consummation of the          The Subsidiary
                       in the Units is sporadic     Consolidation that the       Partnership Units will
                       and occurs solely            Listed Shares be listed      not be listed on any
                       through private transac-     on the NYSE.                 national securities
                       tions.                                                    exchange, and no public
                                                                                 market is expected to
                                                                                 develop for the Subsidi-
                                                                                 ary Partnership Units.

RESTRICTIONS ON        Units may only be            None.                        Subsidiary Partnership
TRANSFER               assigned with the                                         Units may only be
                       Consent of the General                                    assigned with the
                       Partner of the CPA(R)                                     consent of the Manager.
                       Partnership.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------

CONTINUITY OF EXIS-    The Partnership Agree-       The Organizational Docu-     The Partnership Agree-
TENCE                  ments provide for the        ments provide for            ments provide for the
                       CPA(R) Partnerships to       perpetual existence,         Subsidiary Partnerships
                       continue in existence        although the expulsion,      to continue in existence
                       until a specified date,      bankruptcy or dis-           until a specified date,
                       unless earlier dissolved     solution of the Manager      unless earlier dissolved
                       in accordance with the       may result in the            in accordance with the
                       applicable CPA(R)            dissolution of the           applicable Subsidiary
                       Partnership Agreement.       Company.                     Partnership Agreement.

FINANCIAL REPORTS      The CPA(R) Partnerships      The Company will be sub-     The Subsidiary Partner-
                       are subject to the           ject to the reporting re-    ships will be subject to
                       reporting requirements       quirements of the            the reporting
                       of the Exchange Act and      Exchange Act and will        requirements of the
                       file annual and              file annual and              Exchange Act and will
                       quarterly reports            quarterly reports            file annual and quarterly
                       thereunder. The CPA(R)       thereunder. The Company      reports thereunder. The
                       Partnerships also            currently intends to         Subsidiary Partnerships
                       provide annual and           provide annual and           currently intend to
                       quarterly reports, in-       quarterly reports to its     provide annual and
                       cluding details of the       Shareholders.                quarterly reports to
                       operation of the                                          their holders of
                       business.                                                 Subsidiary Partnership
                                                                                 Units.

PAYMENTS TO THE        Fees for a portion of the    Fees for the services        Fees for a portion of the
GENERAL PARTNERS AND   services rendered by the     rendered by the Manager      services rendered by the
THEIR AFFILIATES       General Partners are paid    will be paid by the          Company are paid to the
                       to the General Partners      Company. The portion of      Company or their
                       or their affiliates.         General Partners'            affiliates.
                                                    general partner
                                                    interests in the CPA(R)
                                                    Partnerships not
                                                    converted to Listed
                                                    Shares will be con-
                                                    verted to limited
                                                    partner interests.

CERTAIN LEGAL RIGHTS   Delaware and California      Delaware law affords mem-    Delaware and California
                       laws allow a Unitholder      bers of a limited            laws allow a holder of
                       to institute legal           liability company rights     Subsidiary Partnership
                       action on behalf of the      to bring derivative          Units to institute legal
                       CPA(R) Partnership (a        actions when the             action on behalf of the
                       partnership derivative       managers or members with     Subsidiary Partnership
                       action) to recover           authority to do so have      (a partnership
                       damages where the            failed to institute an       derivative action) to re-
                       general partner has          action to recover            cover damages where the
                       failed to institute the      damages and class            general partner has
                       action. In addition, a       actions to recover           failed to institute the
                       Unitholder may institute     damages. Shareholders may    action. In addition, a
                       legal action on behalf       also have rights to          holder of Subsidiary
                       of himself or all other      bring actions in federal     Partnership Units may
                       similarly situated           courts to enforce            institute legal action
                       interest holders (a          federal rights. These        on behalf of himself or
                       class action) to recover     rights are comparable to     herself or all other
                       damages. The Part-           the rights of the            similarly situated
                       nership Agreements permit    Unitholders in the CPA(R)    interest holders (a
                       Unitholders to bring a       Partnerships.                class action) to recover
                       derivative action on                                      damages. The Partnership
                       behalf of the CPA(R)                                      Agreements permit a
                       Partnerships to the same                                  holder of Subsidiary
                       extent as a Unitholder                                    Partnership Units to
                       has such right under                                      bring a derivative
                       Delaware or California                                    action on behalf of the
                       law. Unitholders may                                      Subsidiary Partnerships
                       also have rights to                                       to the same extent as a
                       bring actions in federal                                  Unitholder has such right
                       courts to enforce                                         under Delaware or
                       federal rights.                                           California law.
                                                                                 Unitholders may also
                                                                                 have rights to bring ac-
                                                                                 tions in federal courts
                                                                                 to enforce federal
                                                                                 rights.

                                                                                  SUBSIDIARY PARTNERSHIP
                                 UNITS                    LISTED SHARES                    UNITS
                       -------------------------    -------------------------    -------------------------
INSPECTION OF BOOKS    Any Unitholder of a          Under Delaware law and       Any holder of Subsidiary
AND RECORDS            CPA(R) Partnership may       the Operating Agreement,     Partnership Units may
                       have access during           each Shareholder has the     have access during
                       ordinary business hours      right, subject to such       ordinary business hours
                       to certain information       reasonable standards as      to certain information
                       regarding the status of      may be set forth in the      regarding the status of
                       the business and             Organizational Documents     the business and finan-
                       financial condition of       or otherwise established     cial condition of the
                       such CPA(R) Partnership      by the Board of              Subsidiary Partnership,
                       maintained at the            Directors of the             in which such holder has
                       principal office of the      Company, to obtain from      an interest, maintained
                       CPA(R) Partnership. In       the Company from time to     at the principal office
                       addition, any                time upon reasonable         of the Partnership. In
                       Unitholder, upon a           written demand for any       addition, any holder of
                       written request to the       purpose reasonably           Subsidiary Partnership
                       Managing General Partner     related to the               Units, upon a written
                       and the payment of           Shareholder's interest       request to the
                       reasonable costs of          as a member of the           Subsidiary Partnership
                       fulfilling such re-          Company certain              and the payment of
                       quest, is entitled to        information regarding        reasonable costs of
                       copy or have copies made     the status of the busi-      fulfilling such re-
                       of a current list of         ness, affairs and            quest, is entitled to
                       Unitholders and their        financial condition of       copy or have copies made
                       respective holdings in       the Company. The Board       of a current list of
                       the CPA(R) Partnership       of Directors of the          holders of Subsidiary
                       (subject to certain          Company has the right to     Partnership Units and
                       limitations), the            keep confidential from       their holdings in the
                       Partnership Agreement,       the Shareholders, for        Partnership in which such
                       any appraisal obtained       such period of time as       Unitholder has an
                       in connection with the       the Board deems              interest (subject to
                       acquisition of a Prop-       reasonable, any in-          certain limitations),
                       erty and the CPA(R)          formation which the Board    the Partnership
                       Partnerships' tax            reasonably believes to       Agreement, any appraisal
                       returns, written             be in the nature of          obtained in connection
                       partnership agreements,      trade secrets or other       with the acquisition of
                       financial statements,        information the              a Property and the
                       books and records. In        disclosure of which the      Subsidiary Partnerships'
                       addition, pursuant to        Board in good faith          tax returns, written
                       Rule 14a-7 under the         believes is not in the       partnership agreements,
                       Exchange Act, the            best interest of the         financial statements,
                       Unitholders will have        Company or could damage      books and records. In
                       the right to obtain a        the Company or its           addition, pursuant to
                       list of the Unitholders      business or which the        Rule 14a-7 under the
                       from the CPA(R)              Company is required by       Exchange Act, the
                       Partnership whenever the     law or by agreement with     Unitholders will have
                       CPA(R) Partnership           a third party to keep        the right to obtain a
                       solicits proxies or          confidential. In             list of the holders of
                       consents.                    addition, pursuant to        Subsidiary Partnership
                                                    Rule 14a-7 under the Ex-     Units from the
                                                    change Act, the              Subsidiary Partnership
                                                    Shareholders will have       whenever the Subsidiary
                                                    the right to obtain a        Partnership solicits
                                                    list of the Share-           proxies or consents.
                                                    holders from the Company
                                                    whenever the Company so-
                                                    licits proxies or
                                                    consents.

                 COMPARISONS OF CPA(R) PARTNERSHIPS AND COMPANY

     The information below highlights a number of the significant differences between the CPA(R) Partnerships and the Company relating to, among other things, forms of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure and investor rights. These comparisons are intended to assist Unitholders in understanding how their investment will be changed if, as a result of the Consolidation, their Units are exchanged for Listed Shares. Following the captioned sections is a summary discussion of the expected effects of the Consolidation on Unitholders who receive Listed Shares in exchange for their Units.

                              FORM OF ORGANIZATION

                              CPA(R) PARTNERSHIPS

The CPA(R) Partnerships are limited partnerships organized under California and Delaware law which were formed for the purpose of investing in a real estate portfolio consisting primarily of net leased real estate. The CPA(R) Partnerships have been taxed as partnerships for federal income tax purposes.

                                    COMPANY

The Company is a Delaware limited liability company formed for the purpose of investing in primarily net leased real estate. The Company expects to qualify as a partnership for federal income tax purposes.

     The CPA(R) Partnerships are limited partnerships under California and Delaware state law, while the Company is organized as a Delaware Limited Liability Company. The CPA(R) Partnerships and the Company are each vehicles appropriate for holding real estate investments and afford passive investors, such as Unitholders and Shareholders, certain benefits, including limited liability, a professionally managed portfolio and the avoidance of double-level taxation. The CPA(R)Partnerships are under the control of their General Partners, while the Company is governed by its Board of Directors.

                              LENGTH OF INVESTMENT

                              CPA(R) PARTNERSHIPS

An investment in each of the CPA(R) Partnerships was presented to Unitholders as a finite-length investment, with the Unitholders to receive regular cash distributions out of each CPA(R) Partnership's net operating income and special distributions of net sale proceeds through the liquidation of each CPA(R) Partnership's real estate investments. Each of the General Partners of the CPA(R) Partnerships stated its intention to sell each CPA(R) Partnership's properties within a period of six to 15 years of the final acquisition of property. Unitholders were advised that sale of the CPA(R) Partnerships' assets would, however, be dependent upon market conditions.

                                    COMPANY

Unlike the CPA(R) Partnerships, the Company intends to continue its operations for an indefinite time period and has no specific plans for the disposition of the assets acquired through the Consolidation or subsequent acquisitions. The Company is allowed to retain its net sale or refinancing proceeds for new investments, capital expenditures, working capital reserves or other appropriate purposes. See "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Expected Benefits from the Consolidation."

     Unitholders in each of the CPA(R) Partnerships expect liquidation of their investments when the assets of the CPA(R) Partnership are liquidated. In contrast, the Company does not expect to dispose of its investments within any prescribed period and, in any event, plans to retain the net sale proceeds for future investments. Holders of Listed Shares are expected to achieve liquidity for their investments by trading Listed Shares in the public market and not through the liquidation of the Company's assets. The Listed Shares may trade at a discount from, or premium to, the liquidation value of the Company's Properties.

                              NATURE OF INVESTMENT

                              CPA(R) PARTNERSHIPS

The Units of each CPA(R) Partnership constitute equity interests entitling each Unitholder to its pro rata share of cash distributions made to the Unitholders of the CPA(R) Partnership. Each of the CPA(R) Partnership Agreements specifies how cash available for distribution, whether arising from operations or sales or refinancings, is to be shared among the General Partners and Unitholders. The distributions made to the Unitholders are not fixed in amount, are determined by the General Partners and depend upon each CPA(R) Partnership's operating results and the amounts received upon sale or refinancing of the CPA(R) Partnership's assets.

                                    COMPANY

The Listed Shares constitute equity interests in the Company. Each holder of Listed Shares will be entitled to his or her pro rata share of distributions made with respect to the Listed Shares. The distributions payable to Listed Shareholders are not fixed in amount and only paid when declared by the Board of Directors. The Company intends to pay quarterly distributions.

     Both the Units and Listed Shares represent equity interests entitling the holders thereof to participate in the growth of the CPA(R) Partnerships and the Company, respectively. Distributions and dividends payable with respect to the Units and Listed Shares depend upon the performance of the CPA(R) Partnerships and the Company, respectively.

                         PROPERTIES AND DIVERSIFICATION

                              CPA(R) PARTNERSHIPS

The investment portfolio of each of the CPA(R) Partnerships is limited to the assets acquired with the initial equity raised from the Unitholders as well as the debt financing obtained by the CPA(R) Partnership within the established borrowing restrictions. The CPA(R) Partnerships are not authorized to issue additional equity securities to expand their investment portfolios.

                                    COMPANY

The Company is authorized to own and acquire additional net leased real estate, to make other investments and to issue additional equity and debt securities to acquire additional assets.

     The investment portfolio for each CPA(R) Partnership was limited to the assets acquired with its initial equity and limited debt financing. If the Consolidation is approved, the Company will hold an investment portfolio substantially larger and more diversified than the portfolio of any of the CPA(R) Partnerships and with the potential for future growth through acquisition. An investment in the Company should not be viewed as an investment in a specific pool of assets, but, instead, as an investment in an ongoing real estate investment business, subject to the risks normally attendant to ongoing real estate ownership.

                             PERMITTED INVESTMENTS

                              CPA(R) PARTNERSHIPS

Each of the CPA(R) Partnerships was authorized to invest in net leased real estate.

                                    COMPANY

The Company is authorized to invest in net leased real estate or invest in any other type of asset.

     The CPA(R) Partnerships have concentrated their investments almost solely in net leased real estate. The Company is authorized to make investments in any asset, including other commercial real estate or mortgage loans. Accordingly, the Company's investments may be more diversified than the investments of the CPA(R) Partnerships. The investment diversification, if it occurs, while potentially serving as a hedge against the risk of having all of the Company's investments limited to a single type of asset, would expose the Company to other risks.

                               ADDITIONAL EQUITY

                              CPA(R) PARTNERSHIPS

None of the CPA(R) Partnerships is authorized to issue equity securities other than the Units. Therefore, no dilution of the Unitholders' distributive share of cash available for distribution can occur.

                                    COMPANY

The Board of Directors may, in its discretion, issue additional equity securities. The Company may sell additional equity from time to time to increase its available capital. The issuance of additional equity interests may result in the dilution of the interests of the Shareholders.

     The CPA(R) Partnerships are not authorized to issue additional Units or other equity interests, and, therefore, the Units are not subject to dilution, except as provided in the Partnership Agreements. In contrast, the Company has substantial flexibility to raise equity capital to finance its business and affairs through the sale of equity interests. The Company, through the issuance of new equity securities, may substantially expand its capital base to make new investments. The issuance of additional equity securities by the Company may dilute the interests of the holders of Listed Shares (but not holders of Subsidiary Partnership Units) and the Company may issue equity interests with priorities or preferences superior to Listed Shares (but not Subsidiary Partnership Units) with respect to distributions and liquidation proceeds.

                               BORROWING POLICIES

                              CPA(R) PARTNERSHIPS

Each of the CPA(R) Partnerships is authorized to borrow funds necessary, appropriate or advisable in conducting its business and affairs. The Partnership Agreements place various restrictions on the authority of the CPA(R) Partnerships to borrow funds. Furthermore, as a matter of overall policy, each of the CPA(R) Partnerships has limited the amount it has borrowed to finance its acquisitions and other business activities. See "BUSINESS AND
PROPERTIES -- Mortgage Debt" for the outstanding borrowings of each of the CPA(R) Partnerships as of March 31, 1997.

                                    COMPANY

The Company is permitted to borrow, on a secured or unsecured basis, funds to finance its business without limits.

     In conducting its business, the Company may borrow funds without limits. Borrowing funds may allow the Company to substantially expand its asset base, but may also increase the Company's risks due to its leveraged investments.

                  RESTRICTIONS UPON RELATED PARTY TRANSACTIONS

                              CPA(R) PARTNERSHIPS

Each of the Partnership Agreements restricts the respective CPA(R) Partnership from entering into certain business transactions with the General Partners and its affiliates, except to the extent that such transactions were specifically disclosed in the disclosure document pursuant to which the Units were offered and sold to the public, with respect to any proposed services to be rendered to the CPA(R) Partnership, the compensation for such services is required to be comparable and competitive with that charged by a third party rendering comparable services and certain other conditions are required to be met. While the Partnership Agreements do not specify a procedure for authorizing transactions with their General Partners or Affiliates, it is possible to amend the Partnership Agreements to authorize such a transaction because each of the Partnership Agreements may be amended by a majority vote of Unitholders.

                                    COMPANY

The Organizational Documents and the LLCA prohibit the Company from entering into a transaction with any of the interested parties unless the terms or conditions of such transactions have been disclosed to the Board of Directors and approved by a majority of Directors not otherwise interested in the matter (including a majority of Independent Directors), and such Directors, in approving the transaction, have determined it to be fair, competitive, commercially reasonable and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties. In addition, the Organizational Documents specifically authorize the Company to acquire property from interested parties to the extent the terms and conditions of the acquisition have been approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors), and such Directors have made good faith determinations as to the fairness of the compensation provided for such property.

     Except for transactions specifically approved in the Partnership Agreements (and which were disclosed in the disclosure documents prepared for the offering and sale of the Units), the CPA(R) Partnerships are not authorized to enter into transactions with the General Partners and their Affiliates, unless the transactions are approved in advance by a vote of the Unitholders. The Organizational Documents of the Company contain similar restrictions, but the Company may enter into a transaction with its Directors, officers and significant Shareholders, if the transaction is approved by a majority of the Directors not interested in the matter following a determination that the transaction is fair, competitive and commercially reasonable. The

Organizational Documents do not require the approval of Shareholders for entering into transactions with interested parties.

                     MANAGEMENT CONTROL AND RESPONSIBILITY

                              CPA(R) PARTNERSHIPS

Under each of the Partnership Agreements, the General Partners are, subject to certain narrow limitations, vested with all management authority to conduct the business of the CPA(R) Partnership, including authority and responsibility for overseeing all executive, supervisory and administrative services rendered to the CPA(R) Partnership. The General Partners have the right to continue to serve in such capacities unless removed by a majority vote of the Unitholders. Unitholders have no right to participate in the management and control of the CPA(R) Partnerships and have no voice in its affairs except for certain limited matters that may be submitted to a vote of the Unitholders under the terms of the Partnership Agreements. See "-- Voting Rights." The General Partners are accountable as fiduciaries to the CPA(R) Partnership and are required to exercise good faith and integrity in their dealings in conducting the CPA(R) Partnership's affairs. See "FIDUCIARY RESPONSIBILITY."

                                    COMPANY

The Board of Directors has exclusive control over the Company's business and affairs, subject only to the restrictions in the Organizational Documents. Holders of Listed Shares have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs. See "FIDUCIARY RESPONSIBILITY." The Board of Directors has engaged the Manager to operate the Company on a day-to-day basis.

     Holders of Listed Shares have greater control over management of the Company than the Unitholders have over the CPA(R) Partnerships, because the members of the Company's Board of Directors are elected by the holders of Listed Shares. The General Partners do not need to seek re-election, but, instead, serve unless removed by an affirmative vote of Unitholders owning a majority of the Units entitled to vote, which is generally an extraordinary event. Holders of Listed Shares, like Unitholders, are passive investors and must rely upon management for the prudent administration of their investments.

                    MANAGEMENT LIABILITY AND INDEMNIFICATION

                              CPA(R) PARTNERSHIPS

As a matter of state law, the General Partners have liability for the payment of CPA(R) Partnership obligations and debts, unless limitations upon such liability are expressly stated in the obligation. Each of the CPA(R) Partnership Agreements provides that neither General Partners nor any of the Affiliates performing services on behalf of the CPA(R) Partnership will be liable to the CPA(R) Partnership or its Unitholders for any act or omission performed in good faith, pursuant to authority granted by the Partnership Agreement, in a manner reasonably believed to be within the scope of authority granted and in the best interests of the CPA(R) Partnership, provided that such act or omission did not constitute fraud, misconduct, bad faith or negligence. In addition, the CPA(R) Partnership Agreements indemnify the General Partners and their Affiliates for liability, loss, damage, costs and expenses, including attorneys' fees, incurred by them in conducting the CPA(R) Partnerships' business, except in the case of fraud, misconduct, bad faith or negligence.

                                    COMPANY

The Company's Directors are not personally liable for ordinary liabilities of the Company. The Organizational Documents provide that a Director's liability for breach of fiduciary duty is limited to the full extent allowable under Delaware Law. The Organizational Documents and state laws provide indemnification rights to Directors and officers who act in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions or proceedings, without reasonable cause to believe their conduct was unlawful. In addition, the Organizational Documents indemnify Directors and officers against amounts paid for settlement, authorize the Company to advance expenses incurred in defense, upon the Company's receipt of an appropriate undertaking to repay such amounts if appropriate, and authorize the Company to carry insurance for the benefit of the officers and Directors, even for matters to which such persons are not entitled indemnification. See "FIDUCIARY RESPONSIBILITY." The Company has also agreed to indemnify the Manager. In the Consolidation, the Company will be assuming all existing and continuing liabilities of the Participating Partnerships, including their obligations to indemnify the General Partners.

     The General Partners of each of the CPA(R) Partnerships have, under most circumstances, no liability to its CPA(R) Partnership for acts or omissions it undertakes when performed in good faith, in a manner reasonably believed to be within the scope of its authority and in the best interests of the CPA(R) Partnership. Each General Partner also has, under specified circumstances, a right to be reimbursed by its CPA(R) Partnership for liability, loss, damage, costs and expenses it incurs by virtue of serving as General Partner. Although the standards are expressed somewhat differently, there are similar protections from liability available to Directors and officers of the Company, when acting on behalf of the Company, and rights of Directors and officers to seek indemnification from the Company. The Company believes that the scope of the liability and indemnification provisions in the organizational documents provides protection against claims for personal liability against the Company's Directors and officers which is comparable to, though not identical with, the protections afforded to the General Partners and their Affiliates under the Partnership Agreements. In the consolidation, the Company will be assuming all of the existing and contingent liabilities of the participating partnerships, including their obligations to indemnify the General Partners.

                            ANTITAKEOVER PROVISIONS

                              CPA(R) PARTNERSHIPS

Changes in management can be effected only by removal of the General Partners, which action requires a majority vote of Unitholders. Due to transfer restrictions in the Partnership Agreements, the General Partners may restrict transfers of the Units and, in particular, affect whether the transferees have voting rights. An assignee of a Unit may not become a substitute Unitholder, entitling him or her to vote on matters that may be submitted to the Unitholders for approval, unless such substitution is consented to by the General Partners, which consent, in the General Partners' absolute discretion, may be withheld. The General Partners may exercise this right of approval to deter, delay or hamper attempts by persons to acquire a majority interest of the Unitholders.

                                    COMPANY

The Organizational Documents contain a number of provisions that may have the effect of delaying or discouraging a hostile takeover of the Company. The provisions include, among others, the following: (i) the power of the Board of Directors to issue additional equity interests in the Company and (ii) the classified Board of Directors, wherein only one-third of Directors are re-elected to the Board in any given year and Directors serve three-year terms. In addition, the Company has a Shareholder Rights Plan. See "DESCRIPTION OF SHARES."

     Certain provisions of the Governing Documents of the Partnerships and the Company could be used to deter attempts to obtain control of the CPA(R) Partnerships and the Company in transactions not approved by the General Partners and the Board of Directors, respectively. Because the Listed Shares are freely transferable and the Company's Directors are elected by the Shareholders, there is a greater likelihood of changes in control in the case of the Company than the CPA(R) Partnerships, notwithstanding those provisions described above.

                                 VOTING RIGHTS

                              CPA(R) PARTNERSHIPS

Unitholders may, by a majority vote, without the concurrence of the General Partners, amend the Partnership Agreement, dissolve the CPA(R) Partnership, remove and/or elect a General Partner and approve or disapprove the sale of all or substantially all of the CPA(R) Partnership's assets. Unitholders may not exercise these rights in a way to extend the term of the CPA(R) Partnerships, change the CPA(R) Partnerships to general partnerships, change the limited liability of the Unitholders or affect the status of the CPA(R) Partnerships for federal income tax purposes.

                                    COMPANY

The Company's Board of Directors consists of three classes. Holders of Listed Shares are entitled to elect one class of the Company's Board of Directors at each annual meeting of the Company. The Organizational Documents grant holders of Listed Shares the non-exclusive right, without the approval of the Board of Directors, to amend the Organizational Documents, dissolve the Company, vote to remove members of the Board of Directors and approve or disapprove the sale of substantially all of the Company's assets. In addition, certain other actions may not be taken by the Board of Directors without the approval of a majority vote of the holders of Listed Shares, including (i) amending the Certificate of Formation, (ii) amending certain of the Bylaw provisions, (iii) merging the Company with or into another entity, unless the Company is the surviving entity and certain other conditions are met, (iv) selling all or substantially all of the Company's assets and (v) dissolving the Company.

     Holders of Listed Shares have different voting rights, including the right to elect Directors on a periodic basis, than the voting rights afforded to Unitholders.

                         LIMITED LIABILITY OF INVESTORS

                              CPA(R) PARTNERSHIPS

Under each of the CPA(R) Partnership Agreements and applicable state law, assuming the Unitholders do not participate in the control of the business of a CPA(R) Partnership, the liability of Unitholders, as Unitholders, for the CPA(R) Partnership's debts and obligations is limited to the amount of their investment in the CPA(R) Partnership, together with an interest in undistributed income, if any. The Units are fully paid and non-assessable (subject to the obligation of a Unitholder to repay wrongful distributions).

                                    COMPANY

Under Delaware law, Shareholders will not be liable for Company debts or obligations. Listed Shares, upon issuance, will be fully paid and non-assessable (subject to the obligation of a Shareholder to repay wrongful distributions).

     The limitation on personal liability of Shareholders of the Company is substantially the same as that of Unitholders in the CPA(R) Partnerships.

                                   LIQUIDITY

                              CPA(R) PARTNERSHIPS

The Units may not be transferred if such transfers would result in the termination of the CPA(R) Partnership under Section 708 of the Code or cause the CPA(R) Partnership to lose its classification as a "partnership" for federal income tax purposes. In addition, no transferee of a Unit has the right to become a substitute Unitholder (entitling such person to vote on matters submitted to a vote of the Unitholders) unless, among other things, such substitution is approved by the General Partners, who may grant or withhold such consent in their absolute discretion. In view of the foregoing restrictions, it was never intended that the Units would be actively traded, and no broad-based secondary market for the Units exists.

                                    COMPANY

The Listed Shares are freely transferable and listed on the NYSE. See "RISK FACTORS."

     The Units constitute illiquid investments and Unitholders may find it difficult to dispose of their Units, if they wish to do so, or may be obligated to sell the Units at substantial discounts to facilitate the sale. In contrast, the Listed Shares will be listed on the NYSE.

                               VOTING PROCEDURES

     THE VOTE OF EACH UNITHOLDER IS IMPORTANT. EACH UNITHOLDER IS URGED TO MARK, DATE AND SIGN THE CONSENT CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

TIME OF VOTING

     The vote of the Unitholders with respect to the Consolidation will be tabulated on December 16, 1997, unless such date is extended by the General Partners in their sole discretion. The votes will be tabulated by ChaseMellon, which is not affiliated with the Company, the CPA(R) Partnerships or the General Partners. See "Consent Card and Vote Required."

RECORD DATE AND OUTSTANDING UNITS

     The Consolidation is being submitted for approval to those Persons holding Units as of the Record Date. The Record Date is October 7, 1997 for all CPA(R) Partnerships. At the Record Date, the following number of Units were held of record by the number of Unitholders indicated below:

                                                NUMBER OF UNITS           NUMBER OF
                       PARTNERSHIP              HELD OF RECORD           UNITHOLDERS
            ----------------------------------  ---------------     ---------------------
            CPA(R):1..........................       40,000                 1,718
            CPA(R):2..........................       54,900                 1,977
            CPA(R):3..........................       66,000                 2,470
            CPA(R):4..........................       85,528                 3,045
            CPA(R):5..........................      113,200                 3,575
            CPA(R):6..........................       47,930                 2,885
            CPA(R):7..........................       45,209                 2,281
            CPA(R):8..........................       67,582                 3,627
            CPA(R):9..........................       59,918                 3,342

     Each Unitholder is entitled to one vote for each Unit held. Accordingly, the number of Units entitled to vote with respect to the Consolidation is equivalent to the number of Units held of record at the Record Date.

APPROVAL DATE

     The Prospectus and form of Consent Card constitutes the General Partners' notice of the Consolidation. Each Unitholder has until 5:00 p.m., New York Time, on December 16, 1997, unless extended by the General Partners in their sole discretion (the "Approval Date") to inform the General Partners whether such Unitholder wishes to approve or disapprove of his CPA(R) Partnership's participation in the Consolidation. The General Partners ask that each Unitholder vote by completing and returning the form of Consent Card accompanying this Prospectus in the manner described below. A vote to approve a CPA(R) Partnership's participation in the Consolidation will constitute a vote to adopt the related CPA(R) Partnership Agreement Amendments to the CPA(R) Partnership Agreements, while a vote against a CPA(R) Partnership's participation in the Consolidation will constitute a vote against the amendments. The General Partners may decide not to pursue the Consolidation with respect to any CPA(R) Partnership for any reason and at any time before it becomes effective, whether before or after approval by the Unitholders.

CONSENT CARD AND VOTE REQUIRED

     Unitholders who wish to vote FOR the Consolidation, all related transactions and the Partnership Agreement Amendments should complete, sign and return the Consent Card relating to their Units which accompanies this Prospectus. Each Unitholder's attention is directed to the Consent Card and Election Form contained in this Prospectus as Appendix C. A Consent Card, Election Form and a letter of instructions have been prepared for each Unitholder. Consent Cards and Election Forms must be delivered in person or by mail or by other delivery service to ChaseMellon at the following address on, or prior to, the Approval Date:

                    ChaseMellon Shareholder Services L.L.C.
                               85 Challenger Road
                           Ridgefield Park, NJ 07660

     Approval of the Consolidation by a CPA(R) Partnership requires the vote of Unitholders holding a majority of the outstanding Units of the CPA(R) Partnership as of the Record Date. An automated system administered by ChaseMellon will tabulate the votes. Abstentions will be tabulated with respect to the Consolidation and related matters. Broker non-votes are not counted for purposes of determining whether the Consolidation and related proposals have been approved. Abstentions and broker non-votes will have the effect of a vote against the Consolidation. The following number of Units must be voted in favor of the Consolidation for it to be approved by each respective CPA(R)
Partnership:

                                                           NUMBER OF UNITS REQUIRED FOR
                             PARTNERSHIP                    APPROVAL OF CONSOLIDATION
            ---------------------------------------------  ----------------------------
            CPA(R):1.....................................             20,001
            CPA(R):2.....................................             27,451
            CPA(R):3.....................................             33,001
            CPA(R):4.....................................             42,765
            CPA(R):5.....................................             56,601
            CPA(R):6.....................................             23,966
            CPA(R):7.....................................             22,605
            CPA(R):8.....................................             33,792
            CPA(R):9.....................................             29,960

     A Unitholder who signs and returns the Consent Card without indicating a vote will be deemed to have voted FOR the Consolidation and for the adoption of the Partnership Agreement Amendments and will receive Listed Shares, unless he elects on his Election Form to receive Subsidiary Partnership Units.

     Unitholders who wish to vote AGAINST the Consolidation should also complete a Consent Card. The failure to return a Consent Card will have the same effect as abstaining from voting with respect to the Consolidation.

     Unitholders of a CPA(R) Partnership which approves and participates in the Consolidation will receive Listed Shares of the Company, unless the Unitholder elects to receive Subsidiary Partnership Units. A Unitholder who abstains from voting by indicating his abstention on the Consent Card will also receive Listed Shares, unless the Unitholder elects to receive Subsidiary Partnership Units as indicated on the on his Election Form. A Unitholder who does not return the Consent Card will receive Listed Shares if his CPA(R) Partnership participates in the Consolidation.

     All questions as to the form of all documents and the validity (including time of receipt) of all approvals and elections will be determined by the General Partners, and such determinations shall be final and binding. The General Partners reserve the absolute right to waive any of the conditions of the Consolidation or any defects or irregularities in any approval of the Consolidation or preparation of the form of Consent Card. The General Partners' interpretation of the terms and conditions of the Consolidation will be final and binding. The General Partners shall be under no duty to give notification of any defects or irregularities in any approval of the Consolidation or preparation of the form of Consent Card and Election Form and shall not incur any liability for failure to give such notification.

REVOCABILITY OF CONSENT

     Unitholders may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegraphic, fax or telex notice of revocation or withdrawal of the Consent Card must be received by no later than the Approval Date, addressed as follows: ChaseMellon Shareholder Services L.L.C.,

85 Challenger Road, Ridgefield Park, NJ 07660. A notice of revocation or withdrawal must specify the Unitholder's name and the name of the CPA(R) Partnership to which such revocation or withdrawal relates.

SOLICITATION OF VOTES; SOLICITATION EXPENSES

     Votes of Unitholders may be solicited by the management of the General Partners or by third parties. Costs of solicitation will be allocated as set forth in "BACKGROUND AND REASONS FOR THE CONSOLIDATION -- Consolidation Expenses." No party will receive any compensation contingent upon solicitation of a favorable vote.

     Shareholder Communications Corporation ("SCC") will be engaged to assist in the solicitation of consents. As the end of the solicitation period approaches, certain Unitholders may receive a call from a representative of SCC if the General Partners of the CPA(R) Partnerships have not yet received their vote. Authorization to permit SCC to execute proxies may be obtained by telephonic transmitted instructions from Unitholders at the sole discretion of the General Partners. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The General Partners believe that these procedures are reasonably designed to ensure that the identity of the Unitholder casting the vote is accurately determined and that the voting instructions of the Unitholder are accurately determined.

     In all cases where a telephonic proxy is solicited, the SCC representative is required to ask the Unitholder for such Unitholder's full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation) and the number of Units owned and to confirm that the Unitholder has received the Prospectus in the mail. If the information solicited agrees with the information provided to SCC by the General Partners, then the SCC representative has the responsibility to explain the process, read the proposals listed on the Consent Card and ask for the Unitholder's instructions on each proposal. The SCC representative, although he is permitted to answer questions about the process, is not permitted to recommend to the Unitholder how to vote, other than to read any recommendation set forth in the proxy statement. SCC will record the Unitholder's instructions on the card. Within 72 hours, SCC will send the Unitholder a letter or mailgram to confirm the Unitholder's vote and asking the Unitholder to call SCC immediately if the Unitholder's instructions are not correctly reflected in the confirmation.

     If a Unitholder wishes to participate in the solicitation, but does not wish to give a consent by telephone, such Unitholder may still submit the Consent Card originally sent with the Prospectus. Any consent given by a Unitholder, whether in writing or by telephone, is revocable. A Unitholder may revoke the accompanying consent or a consent given telephonically at any time prior to its use by filing with the General Partners a written revocation or duly executed proxy bearing a later date.

ALTERNATIVES AVAILABLE TO UNITHOLDERS WHO OBJECT TO THE CONSOLIDATION

     Unitholders may vote against the Consolidation. If the holders of a majority of the outstanding Units in the CPA(R) Partnerships representing the Minimum Participation Amount do not approve the Consolidation, the Consolidation will not be completed.

     Unitholders will retain their current CPA(R) Partnership Units if a majority of that CPA(R) Partnership's Unitholders vote against the Consolidation. Even if the Consolidation is completed, a particular CPA(R) Partnership will not participate in the Consolidation if the holders of at least a majority of the outstanding Units in that CPA(R) Partnership do not approve the Consolidation. Rather, that CPA(R) Partnership will continue to operate as a separate legal entity with its own assets and liabilities, and its investment objectives, policies and restrictions will not change. As a result, the Unitholders of that CPA(R) Partnership will retain their current interest in the CPA(R) Partnership.

     Unitholders may elect to receive Subsidiary Partnership Units. Subsidiary Partnership Units have been structured to allow Unitholders to retain an investment that provides substantially the same economic interests and legal rights as his investment in a CPA(R) Partnership.

UNITHOLDER NAMES AND ADDRESSES

     Under Rule 14a-7 of the Exchange Act, the CPA(R) Partnerships are obligated, upon the written request of a Unitholder, to deliver to the requesting Unitholder: (i) a statement of the approximate number of Unitholders in each CPA(R) Partnership and (ii) the estimated cost of mailing a proxy statement, form of proxy or other similar communication to such Unitholders. In addition, pursuant to Rule 14a-7, a Unitholder has the right, at his option, either: (i) to have his CPA(R) Partnership mail (at the Unitholder's expense) copies of any proxy statement, proxy form or other soliciting material furnished by the Unitholder to the CPA(R) Partnership's Unitholders designated by the Unitholder or (ii) to have the CPA(R) Partnership deliver, within five business days of the receipt of the request, a reasonably current list of the names, addresses and class of Units held by a CPA(R) Partnership's Unitholders, which list shall be updated as often as practicable prior to the record date for Unitholders as to the matters contemplated in this Prospectus.

NO RIGHT OF APPRAISAL

     Unitholders of a Participating Partnership who ABSTAIN or vote AGAINST the Consolidation will not be entitled to dissenters' or appraisal rights under the Partnership Agreements, or the Delaware or the California Partnership Law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by the CPA(R) Partnerships or the Company.

     Additionally, the common law of both Delaware and California imposes fiduciary duties of care, loyalty, good faith and fair dealing on the General Partners in effecting or attempting to effect the Consolidation.

AMENDMENTS TO PARTNERSHIP AGREEMENTS

     The Partnership Agreements do not specifically address the merger of the CPA(R) Partnerships. The General Partners are, therefore, proposing to amend the Partnership Agreements to include specific provisions authorizing the Consolidation and the transactions related thereto (the "Partnership Agreement Amendments"). The proposed Partnership Agreement Amendments expressly authorize all actions necessary to successfully accomplish the Consolidation.

     Unitholders voting in favor of their CPA(R) Partnership's participation in the Consolidation will also have voted in favor of the proposed CPA(R) Partnership Agreement Amendments. Since a CPA(R) Partnership's participation in the Consolidation and the approval of the CPA(R) Partnership Agreement Amendments both require approval of Unitholders holding a majority of outstanding Units of the CPA(R) Partnership, the Partnership Agreement Amendments will be effective as to each CPA(R) Partnership participating in the Consolidation. See "THE CONSOLIDATION -- Amendments to the Partnership Agreements."

ISSUANCE OF CERTIFICATES

     UNITHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THE ENCLOSED CONSENT.

     Promptly after the Effective Time, the Company will cause to be mailed to all Unitholders of record who will receive Shares in the Consolidation a certificate for the number of Listed Shares to be received by each Unitholder. Each CPA(R):4 Unitholder will be required to return his CPA(R):4 Partnership certificate or a lost certificate affidavit. No certificates will be issued to holders of Subsidiary Partnership Units.

     After the Effective Time, there will be no further registration of transfers of Units that were issued and outstanding immediately before such time and that were converted or exchanged in the Consolidation for Shares.

               INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION
                           AND CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationships among the CPA(R) Partnerships, the General Partners and the Unitholders. In recognition of these conflicts and the resulting need to independently determine that the Consolidation is in the best interest of the Unitholders, the General Partners engaged the Independent Appraiser to render the Fairness Opinion and to independently determine the fair value of the Properties. Certain conflicts of interest are summarized below.

SUBSTANTIAL BENEFITS TO GENERAL PARTNERS

     The General Partners have participated in the initiation and structuring of the Consolidation and will realize substantial economic benefits if the Company is able to proceed with and consummate the Consolidation as to some or all of the CPA(R) Partnerships. For example, if the Consolidation is consummated, the General Partners will receive 733,134 Listed Shares in exchange for that portion of their general partner interest which represents the General Partners' share of the appreciation of properties owned by the CPA(R) Partnerships. Additionally, if the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in connection with the Consolidation in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,800 Listed Shares at $21 per Share and 725,930 Listed Shares at $23 per Share. The warrants will be exercisable for 10 years generally beginning one year after the date the Consolidation is completed. Because the General Partners have a financial interest in the consummation of the Consolidation, there is an inherent conflict of interest in their structuring of the terms and conditions of the Consolidation, and the manner in which the Consolidation has been structured might have been different if structured by persons having no financial interest in whether or not the Consolidation proceeded. Certain of the potential benefits to the General Partners from the Consolidation and the inherent conflicts related thereto are reviewed below.

     A transaction involving the purchase, financing, lease and sale of any Property by the Company may result in the immediate realization by the Manager and its Affiliates of substantial commissions, fees, compensation and other income. Subject to the Management Agreement, the Manager has discretion with respect to all decisions relating to the occurrence and terms of any such transaction, except to the extent such transaction involves Affiliates of the Manager, in which case the allocation of such transaction must be approved by a majority of the Independent Directors. Potential conflicts may arise in connection with the determination by the Manager (on behalf of the Company) of whether to hold or sell a Property, as such determination could impact the timing and amount of fees payable to the Manager. The Company may purchase, sell or finance Properties through certain Affiliates of the Manager engaged in the real estate brokerage business or through other Affiliates of the Company.

     Through the Consolidation, the Company will ensure continuity of the business established by the General Partners. The Properties will continue to be managed by Affiliates of the General Partners, as long as the Company holds such investments and the Manager is retained by the Company. Furthermore, the proceeds from the sale of the Properties can be reinvested by the Company, and the Manager can manage the properties purchased with such proceeds. The Company will, therefore, afford ongoing employment opportunities for executive management and others employed to assist with the administration and day-to-day operations of the CPA(R) Partnerships. Absent the creation of an infinite-life vehicle to hold these investments, the CPA(R) Partnerships would have been dissolved and their assets sold, and W.P. Carey & Co.'s business would have declined to the extent that new assets would not have been brought under its control, management or ownership.

     For a comparison of the fees and other compensation paid to the General Partners in connection with their management of the CPA(R) Partnerships to the fees expected to be paid to the Manager, see "COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."

COMMON GENERAL PARTNERS

     W.P. Carey & Co. serves as the corporate general partner of CPA(R):1, CPA(R):2 and CPA(R):3; CCP serves as the corporate general partner of CPA(R):4, CPA(R):5 and CPA(R):6; Seventh Carey serves as the corporate general partner of CPA(R):7; Eighth Carey serves as the corporate general partner of CPA(R):8; and Ninth Carey serves as the corporate general partner of CPA(R):9. William P. Carey serves as a general partner of all of the CPA(R) Partnerships. The Boards of Directors of W.P. Carey & Co., CCP, Seventh Carey, Eighth Carey and Ninth Carey are comprised of the same persons, except that Stephen H. Hamrick serves as a Director of only Seventh Carey, Eighth Carey and Ninth Carey.

     The General Partners of each CPA(R) Partnership have an independent obligation to ensure that such CPA(R) Partnership's participation in the Consolidation is fair and equitable, considering all factors unique to such CPA(R) Partnership and without regard to whether the Consolidation is fair and equitable to any of the other participants (including other CPA(R) Partnerships in which such General Partners may also serve as general partners). The General Partners have sought to discharge faithfully this obligation to each of the CPA(R) Partnerships, but it should be borne in mind that each of the General Partners or their affiliates serves in a similar capacity with respect to the other CPA(R) Partnerships. If each of the CPA(R) Partnerships had separate general partners who did not serve in a similar capacity for any of the other CPA(R) Partnerships, these general partners would have had a totally independent perspective (not affected by a consideration of the interests of any of the other CPA(R) Partnerships) which might have led them to advocate positions during the negotiations and structuring of the Consolidation differently from those taken by the General Partners.

LACK OF INDEPENDENT REPRESENTATION OF UNITHOLDERS

     While the Independent Appraiser has provided the Fairness Opinion, the CPA(R) Partnerships have not retained any outside representatives to act on behalf of the Unitholders in negotiating the terms and conditions of the Consolidation. An independent representative was not engaged because the General Partners believe that they can fairly represent the interests of the Limited Partners and because, if an independent representative had been retained for the CPA(R) Partnerships, either collectively or on an individual basis, the fees and expenses of the Consolidation would have been higher. No group of Unitholders was empowered to negotiate the terms and conditions of the Consolidation or to determine what procedures should be in place to safeguard the rights and interests of the Unitholders. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Unitholders. The General Partners and the management of the General Partners have been the parties responsible for structuring all the terms and conditions of the Consolidation. Legal counsel engaged to assist with the preparation of the documentation for the Consolidation, including this Prospectus, was engaged by the General Partners and did not serve, or purport to serve, as legal counsel for the CPA(R) Partnerships or Unitholders. If another representative or representatives had been retained for the Unitholders, the terms of the Consolidation might have been different and, possibly, more favorable to the Unitholders. In particular, had separate representation for each of the CPA(R) Partnership been arranged by the General Partners, the terms of the Consolidation may have been different.

     While independent representatives were not engaged to represent the interests of the CPA(R) Partnerships in structuring the Consolidation, the General Partners believe the procedures used to protect the financial interests of the Unitholders are fair. For example, the General Partners agreed that the Listed Shares will be allocated among the CPA(R) Partnerships in accordance with their respective Total Exchange Values and within the CPA(R) Partnerships between Unitholders and the General Partners according to the provisions of each CPA(R) Partnership Agreement. Recognizing the inherent conflict of interest in having the General Partners establish these numbers independently (without active involvement from persons not having a financial interest in the Consolidation), they engaged the Independent Appraiser to value the real estate portfolios owned by each of the CPA(R) Partnerships. See "APPRAISALS AND FAIRNESS OPINION."

FIDUCIARY DUTIES OF GENERAL PARTNERS

     The General Partners have fiduciary duties to the CPA(R) Partnerships and the Unitholders. The General Partners, in handling the affairs of the CPA(R) Partnerships, are expected to exercise good faith, care and prudence and to act with a duty of loyalty to the Unitholders. Under these fiduciary duties, the General Partners are obligated to ensure that the CPA(R) Partnerships are treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of General Partners being opposed to, or not totally in line with, the interests of the Limited Partners. Accordingly, the General Partners of the CPA(R) Partnerships are required to assess whether the Consolidation is fair and equitable, taking into account the unique characteristics of the CPA(R) Partnerships (such as the CPA(R) Partnerships' gross revenue and expenses, the prospects for increases or decreases in future cash flow affecting the value of its assets and the quality of the credit of the CPA(R) Partnerships' tenants) and the CPA(R) Partnerships' objectives with respect to the timing and manner of the liquidation of the CPA(R) Partnerships.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions in the Organizational Documents, as well as statutory rights under the LLCL, could be used by the Company's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, the Company. See "DESCRIPTION OF SHARES and Subsidiary Partnership Units -- Restricting Changes in Control and Business Combination Provisions."

ALLOCATION OF SERVICES AND EXPENSES

     Personnel to be used by the Manager currently provide services related to the operation of other real estate entities affiliated with the Manager which will not be included in the Consolidation. These entities were formed by the General Partners and their Affiliates. If the Consolidation is consummated, employees of the Manager will provide services related to the operation of the Company and the Nonparticipating Partnerships and these other entities. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company and the Nonparticipating Partnerships and these other entities. Employees will continue to provide services directly related to the operations of these Nonparticipating Partnerships and the cost of such services will be reimbursable by the Nonparticipating Partnerships, all pursuant to the respective Partnership Agreements. In addition, although Mr. Carey will devote a substantial portion of his activities to the operations of the Company, he may remain involved in the business activities of the CPA(R) REITs and any future programs. There may be a conflict in the allocation of Mr. Carey's services between the Company and such entities.

NON-ARM'S-LENGTH AGREEMENTS

     Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between the Company and the Manager or any of its Affiliates will not be the result of arm's-length negotiations. Certain provisions of the Organizational Documents, however, target generally potential conflicts which might otherwise result from such agreements and arrangements by, among other things, requiring that compensation to the Manager and its Affiliates be approved by a majority of the Independent Directors and that terms of future transactions with Affiliates be no less favorable to the Company than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial Independent Directors were selected by W.P. Carey & Co.

COMPETITION WITH THE COMPANY FROM AFFILIATES OF THE MANAGER IN THE PURCHASE,
SALE,
LEASE AND OPERATION OF PROPERTIES

     W.P. Carey & Co., its subsidiaries and Affiliates and William P. Carey currently manage or advise public and private real estate investment partnerships and REITs whose investment and rate of return objectives are similar to those of the Company. In addition, they expect to manage or advise, directly or through Affiliates, additional REITs and other investment entities. Therefore, those entities may be in competition with the Company with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for Properties.

     The Manager will use best efforts to present suitable investments to the Company consistent with the investment procedures, objectives and policies of the Company. However, the Manager and its Affiliates are not restricted from advising or managing other entities, any of which may have investment objectives similar to those of the Company. In the event a potential investment might be suitable for the Company and an Affiliate, the decision as to which entity will make the investment will be made by the Investment Committee. The Investment Committee serves as the investment committee of the CPA(R) REITs. The Investment Committee of the Manager will review the investment portfolios of each entity and other factors such as cash flow, the effect of the acquisition on the diversification of each entity's portfolio, the length of the term of the lease, renewal options, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the various ways in which the potential investment can be structured. Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for the Company and an Affiliate in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In any joint ownership, the investment of the investment entities will be on substantially the same economic terms and conditions, and each investment entity may have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. To the extent that a particular property might be determined to be suitable for more than one investment entity, the investment will be made by the most appropriate investment entity after consideration of the factors identified above. The Company believes that there are currently a sufficient number of potential investments available to satisfy the investment policies of all investment entities for which the Manager and its Affiliates are responsible. See "RISK FACTORS -- Risks of Joint Ventures."

ADJACENT PROPERTIES

     Although it is not expected to occur, if the Manager or any of its Affiliates acquires Properties that are adjacent to those of the Company, the value of such Properties may be enhanced by the interests of the Company. It also is possible that such Properties could be in competition with those of the Company for prospective tenants.

                  FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

     Under California and Delaware partnership law, the General Partners are accountable to the Limited Partners as fiduciaries and are required to exercise good faith and integrity in all their dealings in the Partnerships' affairs. The Partnership Agreements generally provide that the General Partners shall not have any liability, responsibility or accountability in damages or otherwise to any other Partner or CPA(R) Partnership for, and the CPA(R) Partnerships agree to indemnify, pay, protect and hold harmless each General Partner (on the demand of and to the satisfaction of such General Partner) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation all costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such General Partner or the CPA(R) Partnerships and all costs of investigation in connection therewith) (collectively, "Liabilities") which may be imposed on, incurred by, or asserted against such General Partner or a CPA(R) Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of such Partnership or on the part of such General Partner as a general partner of a CPA(R) Partnership; provided, that a particular General Partner shall be liable, responsible and accountable and a CPA(R) Partnership shall not be liable to a particular General Partner, for any portion of such Liabilities resulting from such General Partner's own negligence misconduct, fraud, bad faith or other breach of fiduciary duty to a CPA(R) Partnership or any Partner. As a result, Unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in a Partnership Agreement.

     The Partnership Agreements also provide that if any action, suit or proceeding shall be pending or threatened against a CPA(R) Partnership or any General Partner relating to or arising, or alleged to relate to or arise, out of any such action or inaction, each General Partner shall have the right to employ, at the expense of a CPA(R) Partnership, separate counsel of such General Partner's choice in such action, suit or proceeding. The satisfaction of the obligations of a CPA(R) Partnership under the indemnification provisions of a CPA(R)

Partnership Agreement will be from and limited to the assets of the CPA(R) Partnership, and no Partner shall have any personal liability on account thereof.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     The Directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its Shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply by analogy to the Directors and officers of the Company, the Directors and officers of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position will use under similar circumstances. In the event any legal action were brought against the Directors or officers of the Company, they may be able to assert defenses based on the business judgment rule.

     According to the Organizational Documents, all Directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such person, provided that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally.

     The indemnification provided by the Organizational Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Organizational Documents will not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

     The Company will enter into indemnification agreements with each of its Directors. The indemnification agreements will require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by Delaware law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the Company's Directors and officers liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Organizational Documents, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to any provisions described in this Consent Solicitation/Prospectus, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTORS AND OFFICERS INSURANCE

     According to the Organizational Documents, the Company may, if the Directors of the Company deem it appropriate in their sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons. The Directors and officers liability insurance would insure (i) the officers and Directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as Directors and officers of the Company and (ii) the Company to the extent that it has indemnified the Directors and officers for such loss.

                            BUSINESS AND PROPERTIES

     The CPA(R) Partnerships and the Company (or their representatives) from time to time may make or may have made certain forward-looking statements, whether orally or in writing, including, without limitation, statements in this Prospectus and otherwise, regarding the business plan of the CPA(R) Partnerships and the Company, estimates of future cash flows of the Company, the types of investments to be made by the Company and hypothetical distribution and returns to Unitholders. Such statements are qualified in their entirety by reference to, and are accompanied by, the factors disclosed under the heading "RISK FACTORS." Such factors could cause actual results to differ materially from those projected in such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

THE COMPANY'S BUSINESS

     The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other real estate investments at attractive returns. The Company expects to evaluate a number of different opportunities in a variety of property types and geographic locations and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

     The Company's business plan is an expansion of the business plans of the CPA(R) Partnerships. In addition to acquiring additional net leased properties, the Company intends to:

     - Seek additional investment and other opportunities that leverage core management skills (which include in-depth credit analysis, asset valuation and sophisticated structuring techniques);

     - optimize the current portfolio of properties through expansion of existing properties, timely dispositions and favorable lease modifications;

     - utilize its enhanced size and access to capital to refinance existing debt; and

     - increase the Company's access to capital.

     The Company expects to be a perpetual life, growth-oriented company and, therefore, instead of selling all of its properties as the CPA(R) Partnerships had been designed to do, will continue to own properties as long as it believes ownership helps attain the Company's objectives. The Board of Directors will have the ability to change investment financing, distribution and other policies of the Company without the consent of the Shareholders.

MANAGEMENT OF THE COMPANY

     The Manager will provide both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company will function as a fully integrated operating company.

ACQUISITION STRATEGIES

     The Manager has a well-developed process with established procedures and systems for acquiring net leased property. As a result of its reputation and experience in the industry and the contacts maintained by its professionals, the Manager has a presence in the net lease market that has provided it with the opportunity to invest in a significant number of transactions on an ongoing basis. The Company seeks to utilize the Manager's presence in the net lease market to acquire additional properties in transactions with both new and current tenants. In evaluating opportunities for the Company, the Manager carefully examines the credit, management and other attributes of the tenant and the importance of the property under consideration to the tenant's operations. Careful credit analysis is a crucial aspect of every transaction. The Company believes that the Manager has one of the most extensive underwriting processes in the industry and has an experienced staff of professionals involved with underwriting transactions. The Manager seeks to identify those prospective tenants whose creditworthiness is likely to improve over time. The Company believes that the experience of its management in structuring sale-leaseback transactions to meet the needs of a prospective tenant enables the Manager to obtain a higher return for a given level of risk than would typically be available by purchasing a property subject to an existing lease.

     The Manager's strategy in structuring its net lease investments for the Company is to:

          (i) combine the stability and security of long-term lease payments, including rent increases, with the appreciation potential inherent in the ownership of real estate;

          (ii) enhance current returns by utilizing varied lease structures;

          (iii) reduce credit risk by diversifying its investments by tenant, type of facility, geographic location and tenant industry; and

          (iv) increase potential returns by obtaining equity enhancements from the tenant when possible, such as warrants to purchase tenant common stock.

FINANCING STRATEGIES

     Consistent with its investment policies, the Company intends to use leverage, when available on favorable terms. The Company also plans to have in place a credit facility, which it intends to use primarily to acquire additional properties and refinance existing debt. In addition, the Manager will continually seek opportunities and consider alternative financing techniques to refinance debt, reduce interest expense or improve its capital structure.

TRANSACTION ORIGINATION

     In analyzing potential acquisitions, the Manager reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease, to determine whether a potential acquisition can be structured to satisfy the Company's acquisition criteria. The aspects of a transaction which are reviewed and structured by the Manager include the following:

     - Tenant Evaluation. The Manager subjects each potential tenant to an extensive evaluation of its credit, management, position within its industry, operating history and profitability. The Manager seeks tenants it believes will have stable or improving credit. By leasing properties to such tenants, the Company can generally charge rent that is higher than the rent charged to tenants with recognized credit and, thereby, enhance its current return from such properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of the Company's properties leased to such tenants will likely increase (if all other factors affecting value remain unchanged). The Manager may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. Such credit enhancement provides the Company with additional financial security.

     - Leases with Increasing Rents. The Manager seeks to include clauses in the Company's leases that provide for increases in rent over the term of the leases. These increases are generally tied to increases in certain indices such as the consumer price index, in the case of retail stores participation in gross sales above a stated level, mandated rental increases on specific dates and by other methods. The Company seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

     - Properties Important to Tenant Operations. The Manager, on behalf of the Company, generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. The Company believes that such properties provide better protection in the event that a tenant files for bankruptcy, because leases on properties essential or important to the operations of a bankrupt tenant are less likely to be rejected and, thereby, terminated by a bankrupt tenant. The Manager also seeks to assess the income, cash flow and profitability of the business conducted at the property, so that, if the tenant is unable to operate its business, the Company can either continue operating the business conducted at the property or re-lease the property to another entity in the industry which can operate the property profitably.

     - Lease Provisions that Enhance and Protect Value. When appropriate, the Manager attempts to include provisions in the Company's leases that require the Company's consent to certain tenant activity or require the tenant to satisfy certain operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. Including these provisions in its leases enables the Company to protect its investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to the Company or could reduce the value of the Company's Properties.

     - Diversification. The Manager attempts to diversify the Company's portfolio of properties to avoid dependence on any one particular tenant, type of facility, geographic location and tenant industry. By diversifying its portfolio, the Company reduces the adverse effect on the Company of a single underperforming investment or a downturn in any particular industry.

     The Manager employs a variety of other strategies and practices in connection with the Company's acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically, such equity enhancements involve warrants to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. In certain instances, the Company grants to the tenant a right to purchase the property leased by the tenant, but generally the option purchase price will be not less than the fair market value of the property. The Manager's practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition.

ACQUISITION AND UNDERWRITING PROCESS

     The Manager's Acquisition and Asset Management Department has the primary responsibility for the origination and negotiation of acquisitions of properties. Members of this Department will identify potential acquisitions and conduct negotiations with sellers and tenants. Members of the Acquisition and Asset Management Department generally structure the terms of any financing the Company may use to acquire a property.

     As a transaction is structured, it is evaluated by the Chairman of the Investment Committee with respect to the potential tenant's credit, business prospects, position within its industry and other characteristics important to the long-term value of the property and the capability of the tenant to meet its lease obligations. Before a property is acquired, the transaction is reviewed by the Investment Committee to ensure that it satisfies the Company's investment criteria. Aspects of the transaction that are typically reviewed by the Investment Committee include the expected financial returns, the creditworthiness of the tenant, the real estate characteristics and the lease terms.

     The Investment Committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. The Manager places special emphasis on having experienced individuals serve on its Investment Committee and does not invest in a transaction unless it is approved by the Investment Committee.

     The Company believes that the Investment Committee review process gives it a unique, competitive advantage over other unaffiliated net lease companies because of the substantial experience and perspective that the Investment Committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the Investment Committee:

     - George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) net lease funds for over 16 years.

     - Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

     - Lawrence R. Klein is Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

     The Company invests in properties subject to Triple Net Leases (i.e., leases in which the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance and other expenses relating to the property and has the duty to restore in case of casualty). However, the Company may, in its discretion, acquire properties subject to leases under which it has more responsibilities than would normally be the case under a Triple Net Lease and may make other investments.

ASSET MANAGEMENT

     The Company believes that effective management of net lease assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling properties and knowledge of the bankruptcy process. The Company believes that the Manager's knowledgeable and experienced professionals are well qualified in these areas of asset management.

     The Manager will monitor, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of its Properties. Such monitoring includes receiving assurances that each tenant has paid real estate taxes, assessments and other expenses relating to the Properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. The Manager reviews financial statements of its tenants and undertakes regular physical inspections of the condition and maintenance of its Properties. Additionally, the Manager periodically analyzes each tenant's financial condition, the industry in which each tenant operates and each tenant's relative strength in its industry.

PROPERTIES

     Upon completion of the Consolidation (assuming participation by all CPA(R) Partnerships), the Company, through its subsidiaries, will own 198 Properties, 191 of which are currently net leased. The following table provides certain information with respect to the Properties.

                                                                                          PROPERTY    SQUARE
             LESSEE                       LEASE GUARANTOR            PROPERTY LOCATION    TYPE(1)     FOOTAGE    ANNUAL RENT
--------------------------------  --------------------------------  -------------------   --------   ---------   -----------
Santee Dairies, Inc.(2)           Hughes Markets, Inc.              Los Angeles, CA         1          390,000   $ 5,783,992
Dr Pepper Bottling Company of     Dr Pepper Holdings, Inc.          Irving, TX              2          459,497
 Texas                                                              Houston, TX             2          262,450
                                                                                                     ---------
                                                                                                       721,947   $ 3,998,000
Detroit Diesel Corporation                                          Detroit, MI             1        2,730,750   $ 3,658,059
Barnstead Thermolyne Corporation  Sybron International Corporation  Dubuque, IA             1          144,300   $   452,956
Ormco Corporation                                                   Glendora, CA            3           25,000   $   369,186
Erie Scientific Company                                             Portsmouth, NH          1           95,000   $   537,058
Nalge Company                                                       Rochester, NY           1          221,600   $   985,378
Kerr Corporation                                                    Romulus, MI             1          220,000   $   966,504
                                                                                                     ---------   -----------
                                                                                                       705,900   $ 3,311,082
Gibson Greetings, Inc.                                              Cincinnati, OH          1          593,340
                                                                    Berea, KY               2          601,500
                                                                                                     ---------
                                                                                                     1,194,840   $ 3,100,000
Stoody Deloro Stellite, Inc.                                        Industry, CA            1          325,800   $ 2,234,190
                                                                    Goshen, IN              1           54,270   $   500,212
                                                                                                     ---------   -----------
                                                                                                       380,070   $ 2,734,402
AmerSig Southeast, Inc.           Quebecor Printing Inc.            Doraville, GA           1          432,559   $ 1,522,498
AS Memphis, Inc.                                                    Olive Branch, MS        1          270,500   $   980,643
                                                                                                     ---------   -----------
                                                                                                       703,059   $ 2,503,141
Furon Company                                                       New Haven, CT           1          110,389
                                                                    Mickleton, NJ           1           86,175
                                                                    Aurora, OH              1          147,848
                                                                    Mantua, OH              1          150,544
                                                                    Bristol, RI             1          105,642
                                                                    Aurora, OH              3           26,692
                                                                                                     ---------
                                                                                                       627,290   $ 2,416,049
Pre Finish Metals Incorporated    Material Sciences Corporation     Walbridge, OH           1          313,704   $ 2,263,395
AutoZone, Inc.                    Fleming Companies, Inc.           31 Locations:           4          185,990   $   540,815
                                                                    NC, TX, AL, GA, IL,                          $   844,164
                                                                    LA, MO
AutoZone, Inc.                                                      13 Locations:           4           70,425   $   311,686
                                                                    FL, LA, MO, NC, TN
AutoZone, Inc.                                                      11 Locations:           4           59,400   $   529,760
                                                                    FL, GA, NM, SC,                  ---------   -----------
                                                                    TX                                 315,815   $ 2,226,425
Orbital Sciences Corporation                                        Chandler, AZ            1          280,000   $ 2,153,739
The Gap, Inc.                                                       Erlanger, KY            2          391,000   $ 1,225,994
                                                                                            2          362,750   $   927,568
                                                                                                     ---------   -----------
                                                                                                       753,750   $ 2,153,562
Simplicity Manufacturing,                                           Port Washington, WI     1          414,236
 Inc.(A)
                                                                    Port Washington, WI     1            5,440
                                                                                                     ---------
                                                                                                       419,676   $ 1,996,712
AP Parts Manufacturing Company    AP Parts International, Inc.      Toledo, OH              1        1,160,000
                                                                    Pinconning, MI          1          220,588
                                                                                                     ---------
                                                                                                     1,380,588   $ 1,836,534
NVR, Inc.                         NVR L.P.                          Thurmont, MD            1          150,468   $   729,114
                                                                    Farmington, NY          1           29,273
                                                                    Pittsburgh, PA          3           42,000   $   938,046
                                                                    Pittsburgh, PA          3           36,000
                                                                                                     ---------   -----------
                                                                                                       257,741   $ 1,667,160
Unisource Worldwide, Inc.                                           Commerce, CA            2          411,579   $ 1,292,800
                                                                    Anchorage, AK           2           44,712   $   312,700
                                                                                                     ---------   -----------
                                                                                                       456,291   $ 1,605,500

                                                           MAXIMUM
                                                             TERM
                                  INCREASE     LEASE      (MONTH AND     % OF
             LESSEE                FACTOR    EXPIRATION     YEAR)      REVENUES
--------------------------------  --------   ----------   ----------   --------
Santee Dairies, Inc.(2)           Stated       4/98        10/98         7.61%
Dr Pepper Bottling Company of
 Texas

                                    CPI        6/14         6/14         5.26%
Detroit Diesel Corporation          PPI        6/10         6/30         4.81%
Barnstead Thermolyne Corporation    CPI       12/13        12/38
Ormco Corporation                   CPI       12/13        12/38
Erie Scientific Company             CPI       12/13        12/38
Nalge Company                       CPI       12/13        12/38
Kerr Corporation                    CPI       12/13        12/38

                                                                         4.36%
Gibson Greetings, Inc.

                                  Stated      11/13        11/23         4.08%
Stoody Deloro Stellite, Inc.        CPI        2/10         2/35
                                    CPI        2/10         2/35

                                                                         3.60%
AmerSig Southeast, Inc.             CPI       12/09        12/34
AS Memphis, Inc.                    CPI        6/08         6/33

                                                                         3.29%
Furon Company

                                    PPI        7/12         7/37         3.18%
Pre Finish Metals Incorporated      CPI        6/03         6/28         2.98%
AutoZone, Inc.                    % Sales      1/11         1/26
                                  % Sales      2/11         2/26

AutoZone, Inc.                    % Sales      8/12         8/37

AutoZone, Inc.                    % Sales      8/13         8/38

                                                                         2.93%
Orbital Sciences Corporation        CPI        9/09         9/29         2.83%
The Gap, Inc.                       CPI        2/03         2/43
                                    CPI        2/03         2/43

                                                                         2.83%
Simplicity Manufacturing,
 Inc.(A)

                                    CPI        3/03         3/13         2.63%
AP Parts Manufacturing Company

                                    CPI       12/07        12/22         2.42%
NVR, Inc.                           CPI        3/14         3/39

                                    CPI        3/14         3/18

                                                                         2.19%
Unisource Worldwide, Inc.         Stated       4/10         4/30
                                  Stated      12/09        12/29

                                                                         2.11%

---------------
(1) Property types are coded as follows: 1 -- Industrial/Manufacturing;
    2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail; 5 -- Hotel; 6 -- Day Care Center

                                                                                          PROPERTY    SQUARE
             LESSEE                       LEASE GUARANTOR            PROPERTY LOCATION    TYPE(1)     FOOTAGE    ANNUAL RENT
--------------------------------  --------------------------------  -------------------   --------   ---------   -----------
Cleo Inc.                         CSS Industries, Inc.              Memphis, TN             1        1,006,566   $ 1,500,000
Peerless Chain Company                                              Winona, MN              1          357,760   $ 1,463,425
Information Resources, Inc.                                         Chicago, IL             3          159,600
 (33.33% ownership)                                                 Chicago, IL             3           92,400
                                                                                                     ---------
                                                                                                       252,000   $ 1,457,788
Red Bank Distribution, Inc.(B)                                      Cincinnati, OH          2          589,150   $ 1,400,567
Brodart Co.                                                         Williamsport, PA        3          309,030
                                                                    Williamsport, PA        3          212,201
                                                                                                     ---------
                                                                                                       521,231   $ 1,344,764
Gould, Inc.                                                         Oxnard, CA              3          142,796   $ 1,215,000
Ohmeda Medical Devices Division
 Inc. (Sublessee)
Datcon Instrument Company                                           Lancaster, PA           1           70,712   $   600,262
High Voltage Engineering Corp.                                      Sterling, MA            1           70,000   $   578,757
                                                                                                     ---------   -----------
 (Lessee for Sterling/Guarantor                                                                        140,712   $ 1,179,019
 for Lancaster)
Seven Up Bottling Co. of St.      KSG, Inc.                         St. Louis, MO           2          148,100   $ 1,132,310
 Louis,
United States Postal Service                                        Bloomingdale, IL        3          116,000   $ 1,089,982
Duff-Norton Company, Inc.         Yale International, Inc.          Forrest City, AR        1          265,000   $ 1,020,717
Armel, Inc.                       Kinney Shoe Corporation           Ft. Lauderdale, FL      2           80,540   $   964,941
DeVlieg-Bullard, Inc.                                               McMinnville, TN         1          276,991
                                                                    Frankenmuth, MI         1          132,400
                                                                                                     ---------
                                                                                                       409,391   $   953,803
General Electric Company                                            King of Prussia, PA     3           88,578   $   934,186
Wal-Mart Stores, Inc.                                               West Mifflin, PA        4          118,125   $   891,129
Anthony's Manufacturing Company,                                    San Fernando, CA        1           95,420
 Inc.
                                                                    San Fernando, CA        1            7,220
                                                                    San Fernando, CA        1           40,285
                                                                    San Fernando, CA        1           39,920
                                                                                                     ---------
                                                                                                       182,845   $   876,000
Hotel Corporation of America                                        Topeka, KS              5          117,590   $   833,457
Holiday Inn Franchisee
Varo Inc.                         Imo Industries, Inc.              Garland, TX             1          150,203   $   822,750
United Stationers Supply Co.      United Stationers, Inc.           New Orleans, LA         2           59,000
                                                                    Memphis, TN             2           75,000
                                                                    San Antonio, TX         2           63,321
                                                                                                     ---------
                                                                                                       197,321   $   812,500
AT&T Corp.                                                          Bridgeton, MO           3           55,810   $   794,764
Agency Management Service, Inc.   Continental Casualty Company      College Station, TX     3           98,552   $   771,666
Winn-Dixie Montgomery, Inc.       Winn-Dixie Stores, Inc.           Montgomery, AL          4           32,690   $   191,534
                                                                    Panama City, FL         4           34,710   $   170,399
                                                                    Leeds, AL               4           25,600   $   144,713
                                                                    Bay Minette, AL         4           34,887   $   128,472
                                                                    Brewton, AL             4           30,625   $   134,500
                                                                                                     ---------   -----------
                                                                                                       158,512   $   769,618
General Cinema Corp. of           Harcourt General, Inc.            Burnsville, MN          4           31,837   $   467,500
 Minnesota
General Cinema Corp. of Michigan                                    Canton, MI              4           29,818   $   233,750
                                                                                                     ---------   -----------
                                                                                                        61,655   $   701,250
Western Union FSI                                                   Bridgeton, MO           3           78,080   $   656,882
Exide Electronics Corporation     Exide Electronics Group, Inc.     Raleigh, NC             3           27,770   $   572,130
Family Dollar Services, Inc.                                        Salisbury, NC           2          311,182   $   561,600
Swiss-M-Tex, L.P.                                                   Travelers Rest, SC      1          178,693
                                                                    Liberty, SC             1           16,500
                                                                                                     ---------
                                                                                                       195,193   $   546,095
Motorola, Inc.                                                      Urbana, IL              3           46,350   $   540,000
EXCEL Teleservices, Inc.          EXCEL Communications, Inc.        Reno, NV                3           53,158   $   532,800

                                                           MAXIMUM
                                                             TERM
                                  INCREASE     LEASE      (MONTH AND     % OF
             LESSEE                FACTOR    EXPIRATION     YEAR)      REVENUES
--------------------------------  --------   ----------   ----------   --------
Cleo Inc.                           CPI       12/05        12/15         1.97%
Peerless Chain Company              CPI        6/11         6/26         1.93%
Information Resources, Inc.
 (33.33% ownership)

                                    CPI       10/10        10/15         1.92%
Red Bank Distribution, Inc.(B)      CPI        6/15         6/35         1.84%
Brodart Co.

                                    CPI        6/08         6/28         1.77%
Gould, Inc.                       Stated      11/99        11/19         1.60%
Ohmeda Medical Devices Division
 Inc. (Sublessee)
Datcon Instrument Company           CPI       11/13        11/38
High Voltage Engineering Corp.      CPI       11/13        11/38

 (Lessee for Sterling/Guarantor                                          1.55%
 for Lancaster)
Seven Up Bottling Co. of St.        CPI        3/12         3/37         1.49%
 Louis,
United States Postal Service      Stated       4/06         4/06         1.43%
Duff-Norton Company, Inc.           CPI       12/12        12/32         1.34%
Armel, Inc.                         CPI        9/01         9/16         1.27%
DeVlieg-Bullard, Inc.

                                    CPI        4/06         4/26         1.26%
General Electric Company          Market       7/98         7/08         1.23%
Wal-Mart Stores, Inc.               CPI        1/07         1/37         1.17%
Anthony's Manufacturing Company,
 Inc.

                                    CPI        5/07         5/12         1.15%
Hotel Corporation of America      Stated       9/03         9/03         1.10%
Holiday Inn Franchisee
Varo Inc.                         Stated       9/02         9/07         1.08%
United Stationers Supply Co.

                                    CPI        3/10         3/30         1.07%
AT&T Corp.                        Stated      11/01        11/11         1.05%
Agency Management Service, Inc.   Stated      10/98        10/03         1.02%
Winn-Dixie Montgomery, Inc.       % Sales      3/08         3/38
                                  % Sales      3/08         3/38
                                  % Sales      3/04         3/34
                                  % Sales      6/07         6/37
                                  % Sales     10/10        10/30

                                                                         1.01%
General Cinema Corp. of           % Sales      7/06         7/31
 Minnesota
General Cinema Corp. of Michigan  % Sales      7/05         7/30

                                                                         0.92%
Western Union FSI                 Stated      11/01        11/11         0.86%
Exide Electronics Corporation       CPI        7/06         7/31         0.75%
Family Dollar Services, Inc.       None        4/97         4/98         0.74%
Swiss-M-Tex, L.P.

                                    CPI        8/07         8/31         0.72%
Motorola, Inc.                    Stated      12/00        12/20         0.71%
EXCEL Teleservices, Inc.          Stated       8/06         8/16         0.70%

---------------
(1) Property types are coded as follows: 1 -- Industrial/Manufacturing;
    2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail; 5 -- Hotel; 6 -- Day Care Center

                                                                                          PROPERTY    SQUARE
             LESSEE                       LEASE GUARANTOR            PROPERTY LOCATION    TYPE(1)     FOOTAGE    ANNUAL RENT
--------------------------------  --------------------------------  -------------------   --------   ---------   -----------
Penn Virginia Resources           Penn Virginia Corporation         Cuyahoga Falls, OH      1           80,445
 Corporation
Pennsylvania Crusher Corporation                                    Broomall, PA            3           22,810
 (Joint Tenants)
                                                                    Duffield, VA            3           12,804
                                                                                                     ---------
                                                                                                       116,059   $   498,750
Titan Corporation (18.54%                                           San Diego, CA           3          166,403   $   485,084
 ownership)
Wozniak Industries, Inc.                                            Schiller Park, IL       1           84,197   $   452,400
Childtime Childcare, Inc.                                           12 Locations:           6           83,694   $   413,638
 (33.93% ownership)                                                 AZ, CA, MI, TX
Yale Security Inc.                                                  Lemont, IL              1          130,000   $   399,000
CSK Auto, Inc.                                                      Denver, CO              4            8,129   $    51,709
                                                                    Glendale, AZ            4            3,406   $    58,564
                                                                    Apache Junction,        4            5,055   $    43,316
                                                                     AZ
                                                                    Casa Grande, AZ         4           11,588   $    56,695
                                                                    Scottsdale, AZ          4            8,000   $   118,586
                                                                    Mesa, AZ                4            3,401   $    59,955
                                                                                                     ---------   -----------
                                                                                                        39,579   $   388,825
B&G Contract Packaging, Inc.                                        Maumelle, AR            2           80,000   $   168,000
                                                                                                        80,000   $   162,000
                                                                                                     ---------   -----------
                                                                                            2          160,000   $   330,000
Lockheed Martin Corporation                                         Glen Bumie, MD          2           45,804   $   310,000
JumboSports Inc.                                                    Moorestown, NJ          3           74,066   $   308,750
Broomfield Tech Center                                              Broomfield, CO          3           60,660   $   180,081
 Corporation
                                                                    Broomfield, CO          3           40,440   $   120,054
                                                                                                     ---------   -----------
                                                                                                       101,100   $   300,135
Payless ShoeSource, Inc.                                            Fontana, CA             4            4,500   $   183,146
 (8 Stores)                                                         Rialto, CA              4            4,500
                                                                    Reynoldsburg, OH        4            3,840
                                                                    Tallmadge, OH           4            4,000
                                                                    Anderson, IN            4            4,500
                                                                    Cuyahoga Falls, OH      4            3,792
                                                                    Marlon, OH              4            3,900
                                                                    Fremont, OH             4            4,000
The Southland Corporation (1                                        Merced, CA              4            4,500   $    20,370
 Store)
Chief Auto Parts, Inc. (3                                           Sacramento, CA          4            4,400   $    63,798
 Stores)
                                                                    Stockton, CA            4            4,500
                                                                    Sacramento, CA          4            4,400
                                                                                                     ---------   -----------
The Kobacker Company (Obligor                                                                           50,832   $   267,314
 for all 12 Stores)
Petrocon Engineering, Inc.                                          Beaumont, TX            3           48,700   $   118,800
 (One Lease applies to three portions                                                                            $   103,740
 of Facility.)                                                                                                   $    43,200
                                                                                                                 -----------
                                                                                                                 $   265,740
Federal Express Corporation                                         Corpus Christi, TX      2           30,212   $   189,986
                                                                    College Station, TX     2           12,080   $    56,700
                                                                                                                 -----------
                                                                                                                 $   246,686
NYNEX                                                               Milton, VT              3           30,624   $   215,600
Penberthy, Inc.                   PCC Flow Technologies, Inc.       Prophetstown, IL        1          161,878   $   209,507
Allied Plywood Corporation                                          Manassas, VA            1           60,446   $   185,000
Rochester Button Company                                            South Boston, VA        1           43,387
                                                                    Kenbridge, VA           1           38,000
                                                                                                     ---------
                                                                                                        81,387   $   180,000
Sunds Defibrator Woodhandling,                                      Carthage, NY            1           76,000   $   144,239
 Inc.
Pepsi-Cola Metropolitan Bottling  PepsiCo, Inc.                     Houston, TX             2           17,725   $    97,568
Company, Inc.
Service Corporation
 International (Sublessee)

                                                           MAXIMUM
                                                             TERM
                                  INCREASE     LEASE      (MONTH AND     % OF
             LESSEE                FACTOR    EXPIRATION     YEAR)      REVENUES
--------------------------------  --------   ----------   ----------   --------
Penn Virginia Resources
 Corporation
Pennsylvania Crusher Corporation
 (Joint Tenants)
                                  Market       8/99         8/34         0.66%
Titan Corporation (18.54%           CPI        7/07         7/31         0.64%
 ownership)
Wozniak Industries, Inc.          Stated      12/03        12/23         0.60%
Childtime Childcare, Inc.           CPI        1/16         1/41         0.55%
 (33.93% ownership)
Yale Security Inc.                Stated       4/11         4/11         0.53%
CSK Auto, Inc.                      CPI        1/08         1/38
                                    CPI        1/02         1/22
                                    CPI        1/02         1/22
                                    CPI        1/02         1/22
                                    CPI        1/02         1/22
                                    CPI        1/02         1/22
                                                                         0.51%
B&G Contract Packaging, Inc.      Stated      12/97        12/03
                                  Stated       7/98         7/01
                                                                         0.44%
Lockheed Martin Corporation       Stated       4/01         4/21         0.41%
JumboSports Inc.                  Stated       6/12         6/42         0.41%
Broomfield Tech Center             None       12/01        12/01
 Corporation
                                   None        5/02         5/02
                                                                         0.39%
Payless ShoeSource, Inc.           None       12/06        12/36
 (8 Stores)
The Southland Corporation (1       None       12/06        12/36
 Store)
Chief Auto Parts, Inc. (3          None       12/06        12/36
 Stores)
The Kobacker Company (Obligor                                            0.35%
 for all 12 Stores)
Petrocon Engineering, Inc.        Stated      12/98        12/00
 (One Lease applies to three por   None        6/97         6/01
 of Facility.)                     None       11/97        11/01
                                                                         0.35%
Federal Express Corporation       Market       5/99         5/09
                                  Market       2/99         2/09
                                                                         0.32%
NYNEX                             Stated       2/03         2/13         0.28%
Penberthy, Inc.                     CPI        4/06         4/26         0.28%
Allied Plywood Corporation        Stated       3/02         3/02         0.24%
Rochester Button Company
                                   None       12/16        12/36         0.24%
Sunds Defibrator Woodhandling,      CPI        8/05         7/97         0.19%
 Inc.
Pepsi-Cola Metropolitan Bottling  Stated      10/04        10/04         0.13%
Company, Inc.
Service Corporation
 International (Sublessee)

---------------
(1) Property types are coded as follows: 1 -- Industrial/Manufacturing;
    2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail; 5 -- Hotel; 6 -- Day Care Center

                                                                                          PROPERTY    SQUARE
             LESSEE                       LEASE GUARANTOR            PROPERTY LOCATION    TYPE(1)     FOOTAGE    ANNUAL RENT
--------------------------------  --------------------------------  -------------------   --------   ---------   -----------
Popular Stores, Inc.                                                Scottsdale, AZ          4           11,800   $    95,810
Stair Pans of America, Inc.                                         Fredericksburg, VA      1           45,821   $    89,810
Inno Tech Industries, Inc.                                          Elyria, OH              1          183,000   $    60,000
Family Bargain Center                                               Colville, WA            4           15,300   $    49,255
Cents Stores, Inc.                                                  Mesa, AZ                4           11,039   $    54,000
The Crafters Mall, Inc.                                             Glendale, AZ            4           11,760   $    47,964
Kinko's, Inc.                                                       Canton, OH              4            1,700   $    47,067
Capin Mercantile Corporation                                        Silver City, NM         4           11,280   $    36,660
Building 7 Corporation                                              Apache Junction,        4            9,945   $    23,100
                                                                    AZ
Moise L. Wexler, Scott Wexler                                       New Orleans, LA         4            1,641   $    19,692
Scallon's Carpet Castle, Inc.                                       Casa Grande, AZ         4            3,134   $    17,710
Arthur L. Jones                                                     Greensboro, NC          4            1,700   $    10,725
Petoskey Holiday Inn                                                Petoskey, MI            5           83,462
Alpena Holiday Inn                                                  Alpena, MI              5           96,333
Livonia Holiday Inn                                                 Livonia, MI             5          158,000
Vacant                                                              Columbia, SC            1          168,600
Vacant                                                              Sumter, SC              1           87,000
Vacant                                                              Garland, TX             1           52,249
Vacant                                                              Canton, OH              4            4,800
                                                                                                                 -----------
Total Revenue                                                                                                    $75,996,924
                                                                                                                 ============


                                                           MAXIMUM
                                                             TERM
                                  INCREASE     LEASE      (MONTH AND     % OF
             LESSEE                FACTOR    EXPIRATION     YEAR)      REVENUES
--------------------------------  --------   ----------   ----------   --------
Popular Stores, Inc.              % Sales      7/00         7/10         0.13%
Stair Pans of America, Inc.       Stated       7/07         7/12         0.12%
Inno Tech Industries, Inc.         None        4/98         4/03         0.08%
Family Bargain Center               CPI        7/00         1/15         0.06%
Cents Stores, Inc.                Stated       1/13         1/13         0.07%
The Crafters Mall, Inc.            None        Quarterly Renewals        0.06%
Kinko's, Inc.                     % Sales      8/00         8/10         0.06%
Capin Mercantile Corporation       None        5/00         5/05         0.05%
Building 7 Corporation              CPI        6/01         6/06         0.03%

Moise L. Wexler, Scott Wexler     % Sales     10/05        10/15         0.03%
Scallon's Carpet Castle, Inc.     Stated      12/03        12/03         0.02%
Arthur L. Jones                     CPI        4/99         4/01         0.01%
Petoskey Holiday Inn
Alpena Holiday Inn
Livonia Holiday Inn
Vacant
Vacant
Vacant
Vacant
                                                                       --------
Total Revenue                                                             100%
                                                                       =========

---------------
(1) Property types are coded as follows: 1 - Industrial/Manufacturing; 2 - Distribution/Warehouse; 3 - Office/Research; 4 - Retail; 5 - Hotel; 6 - Day Care Center.

(2) A lease has been entered into with Copeland Beverage Group, Inc. which will commence when the lease with Santee Dairies expires. The lease with Copeland provides for an annual rent of $1,800,000 with increases based on the CPI and is for a term of 9 years.

(A) Simplicity has exercised its option to purchase the property. The sale is expected to be completed by no later than April 1998.

(B) A suit has been brought to enforce Red Bank's obligations under this lease. Red Bank is not currently paying the equity portion of the rent due under the lease ($48,124 per month).

     Three Properties owned by the CPA(R) Partnerships, through a subsidiary, are Holiday Inn hotels two of which are not leased. All of these Holiday Inn hotels (the "Hotels") are licensed to operate as Holiday Inns. The following table provides certain information with respect to the Hotels that are not leased.

                     NAME                          LOCATION       NUMBER OF ROOMS     SQUARE FEET
-----------------------------------------------  ------------     ---------------     -----------
Petoskey Holiday Inn...........................  Petoskey, MI             144              83,462
Livonia Holiday Inn............................   Livonia, MI             226             158,000
Alpena Holiday Inn.............................    Alpena, MI             148              96,333

     The operating results of the Alpena and Petoskey Hotels for the year ended December 31, 1996 and for the six months ended June 30, 1997 are as follows:

                                                                ALPENA      PETOSKEY    LIVONIA
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
FOR THE YEAR ENDED
  DECEMBER 31, 1996:
  Revenues....................................................  $ 3,074     $ 2,247     $ 8,716
  Management fees*............................................      (59)        (43)       (195)
  Other operating expenses....................................   (2,347)     (1,953)     (6,108)
                                                                -------     -------     -------
     Operating income.........................................  $   668     $   251     $ 2,413
                                                                =======     =======     =======
FOR THE SIX MONTHS ENDED
  JUNE 30, 1997:
  Revenues....................................................  $ 1,543     $ 1,083     $ 4,408
  Management fees*............................................      (46)        (22)       (133)
  Other operating expenses....................................   (1,111)       (966)     (2,991)
                                                                -------     -------     -------
     Operating income.........................................  $   386     $    95     $ 1,284
                                                                =======     =======     =======

---------------
* Paid to unaffiliated third parties

     The Hotel located in Livonia, Michigan is leased to Livho, Inc. ("Livho"), a corporation wholly-owned by Francis J. Carey. Livho, will own the Holiday Inn license and the other licenses necessary for the operation of the hotel. Livho will rent the hotel from CD for a base rent of $175,000 per year plus a percentage of the gross receipts at the hotel. CD expects to spend approximately $4,000,000 to upgrade the hotel so that it will qualify as a Holiday Inn Select hotel.

DESCRIPTION OF MOST SIGNIFICANT TENANTS

     The following is a brief description of the tenants which will pay the most rent to the Company on an annual basis.

     Santee Dairies, Inc., the largest processor of milk products in the West, processes 235,000 to 260,000 gallons of milk per day. Owned by Hughes Markets, Inc. and Stake Brothers Markets, the company also processes, bottles and distributes yogurt, sour cream, ice cream, cottage cheese and fruit juices. The highlights of Santee's 1996 fiscal year include net sales of $194 million, total assets of approximately $66 million and a net worth of $26 million. Hughes, the guarantor of the Santee lease, operates a chain of 51 supermarkets in the Southern California area, wholly owns a real estate holding company and owns 50 percent of Santee. The highlights of Hughes' fiscal year ending March 1997 included net sales of approximately $1.0 billion, total assets of approximately $279 million and a net worth of approximately $160 million.

     Dr Pepper Bottling Company of Texas is the largest independent franchise bottler of Dr Pepper brand products, accounting for approximately 13 percent of the total domestic volume of such products. One of the largest independent soft drink bottlers in the United States, the Company bottles the following products:
Dr Pepper, Seven-Up, Canada Dry, Sunkist soft drinks, A&W Root Beer, A&W Cream Soda, Squirt and

Countrytime lemonade. For the 1996 fiscal year, its net sales totaled over $390 million and its assets totaled over $237 million.

     Detroit Diesel is a leading designer and producer of heavy-duty diesel engines and a broad range of new replacement and re-manufactured parts and components. The company's markets include on-highway vehicles (truck, bus and coach), construction, industrial, power generation, military and marine. For the year ending December 31, 1996, Detroit Diesel's net revenues totaled $1,963 million; its total assets were $1,113 million; its long-term debt was $93 million; and its stockholders' equity was $321 million.

     Sybron International Corporation is the parent company of four operating subsidiaries which hold leadership product positions in laboratory and professional orthodontic and dental markets in the United States and abroad. The Sybron companies have become market leaders by developing, manufacturing and marketing an expanding array of value-added products which meet their customers' needs. The highlights of Sybron's fiscal year ending September 30, 1996 included total assets of over $975 million and a net worth of over $283 million.

     Gibson Greetings, Inc. designs, manufactures and sells greeting cards, gift-wrapping paper, stationery, candles, calendars and related gift items. Most of the greeting cards are designed and printed at the Cincinnati location and then sent to the Berea facility for shipment to retail stores. In mid-November 1995, the company sold Cleo, Inc., its wholly-owned gift wrap subsidiary, to CSS Industries, Inc., but continues to produce gift wrapping accessories. In 1996, Gibson's net sales totaled $390 million; its assets totaled $425 million; its long-term debt totaled $41 million; and its net worth totaled $256 million.

     Started by Charles Stoody in 1921, Stoody Deloro Stellite, Inc. is the global leader in the application, design and manufacturing of consumable welding products, products that protect equipment and parts from wear and erosion. SDS's coatings for metals and formed products are significant due to abrasion, impact, heat and corrosive environments in industries such as construction, mining, agriculture, chemical, military and transportation. The company is a profitable division of Thermadyne Holdings Corporation which manufactures and sells worldwide a broad range of welding apparatus, commercial and industrial maintenance equipment and coatings. Thermadyne operates facilities in the U.S., Canada, England, Germany, Italy, Japan, Singapore, Mexico and Malaysia. For the 1996 fiscal year, Thermadyne had net sales of $440 million and total assets of $353 million.

     Furon designs and manufactures highly engineered products composed of high performance polymer materials. The company's parts and components are used primarily by original equipment manufacturers who reach a broad spectrum of markets: hydrocarbon processing, utilities, pulp and paper, automotive, truck, beverage equipment, food processing, semiconductors, electronic assembly and medical devices and equipment. Most of the components are designed to meet the particular specifications of each customer. For the fiscal year ended February 5, 1997, Furon's net sales totaled over $390 million; its assets totaled over $344 million; and its stockholders' equity totaled over $61 million.

     Quebecor Printing Inc. is the largest commercial printer in the United States, Canada and Europe. Based in Canada, the Company has over 23,000 employees and operates 100 printing facilities in the U.S., Canada, France, the U.K., Spain, Mexico and India. For the 1996 fiscal year, Quebecor Printing Inc. had revenues of over $3.1 billion and total assets of over $2.9 billion.

     Material Sciences Corporation is a technology based manufacturer of continuously processed specialty coated materials and services. The company is a market leader in its four principal product groups: laminates and composites, metalizing and coating, coil coating and electrogalvanizing. For its fiscal year ending February 28, 1997, the company's net sales totaled over $236 million; its assets totaled over $202 million; and its stockholders' equity totaled over $121 million.

     AutoZone, Inc. currently operates 1,423 auto-part stores in 27 states, primarily in the Sunbelt and Midwest regions. The "Do-It-Yourself" stores sell replacement parts (from spark plugs to complete engines), entire lines of accessories and motor oils for domestic and foreign cars, vans and light trucks.

     Orbital Sciences Corporation designs, manufactures and operates a broad range of space-related products and services, including small and medium-sized satellites and personal navigation equipment. The company is the world's leading provider of small launch vehicles, including the Pegasus and Taurus vehicles.

     The Gap, Inc. is one of the largest specialty and private-label clothing retailers in the United States. Over the past ten years, the company has enjoyed significant growth through trade names including Gap, GapKids, Baby Gap, Banana Republic and Old Navy. As of March 1996, The Gap, Inc. operated 1,701 stores including some outside of the U.S. For the fiscal year ended February 1997, the company's sales increased 20 percent to $5.3 billion.

MORTGAGE DEBT

     Upon consummation of the Consolidation, the Company will have debt of approximately $219 million, excluding the debt of unconsolidated joint ventures. Approximately $194 million of such debt will be limited recourse mortgage debt secured by mortgages on 108 properties. Substantially all of the mortgage debt is fixed rate and self-amortizing, and the weighted annual interest rate on the mortgage debt is 8.9 percent. The following table provides certain information with respect to the Company's debt, including its proportionate share of the debt of unconsolidated joint ventures:

                                                        NUMBER           AS OF           INTEREST       MATURITY
               TENANT/GUARANTOR NAME                  PROPERTIES     JUNE 30, 1997         RATE           DATE
----------------------------------------------------  ----------     -------------       --------       --------
Broomfield Tech Center Corporation..................        2        $   2,250,640          9.00%           9/11
Payless ShoeSource, Inc.(1).........................       12            1,025,761         10.50%           1/06
Varo Inc............................................        1            2,485,302         10.00%          10/02
The Gap, Inc........................................        1            6,259,172          7.25%           5/99
Unisource Worldwide, Inc............................        1            6,847,993          7.24%           2/10
Pre Finish Metals Incorporated......................        1            2,347,677       Floating           7/98
Simplicity Manufacturing, Inc.......................        2            5,031,101         10.52%           7/98
Brodart Co..........................................        1            3,218,698          7.60%           1/04
Arley Corporation...................................        1            4,754,940         10.38%           1/93
Alpena Holiday Inn..................................        1            7,330,000              (2)             (2)
Petoskey Holiday Inn................................        1            7,330,000              (2)             (2)
Motorola, Inc.......................................        1            2,187,826         10.50%          10/96(3)
AutoZone, Inc.......................................       32            8,743,039          9.51%           8/98
General Cinema Corp. of Minnesota, Inc..............        1            2,039,908          8.50%           7/06
Armel, Inc..........................................        1              261,060       Floating           1/98
AP Parts Manufacturing Company......................        2            5,736,608          7.63%           2/01
Wal-Mart Stores, Inc................................        1            3,464,336          8.25%           8/03
Livonia Holiday Inn.................................        1            2,608,808       Floating          11/97
Swiss-M-Tex, L.P....................................        2            1,714,176       Floating           9/97
Svbron Acquisition Company..........................        5           14,311,422         11.25%           1/99
NVR.................................................        2            6,700,000          7.50%          12/02
Topeka Holiday Inn..................................        1            8,642,294          6.75%          10/06
                                                                                            7.75%           9/03
High Voltage Engineering Corp.......................        2            4,299,203          6.05%          12/98
General Electric Company............................        1            3,386,923         10.50%           5/98
United Stationers Supply Co.........................        3            2,348,134          7.56%          12/99
Dr. Pepper Bottling Company of Texas................        2           15,642,067         11.85%           7/99
Orbital Sciences Corporation........................        1            8,587,426         10.00%           9/20
AmerSig Southeast, Inc..............................        1            6,300,840       Floating           5/01
AS Memphis, Inc.....................................        1            3,947,300       Floating           5/01
Furon Company.......................................        6           12,700,000          8.42%           7/12
Detroit Diesel Corporation..........................        1           23,745,378          7.16%           6/10
Red Bank Distribution, Inc..........................        1            5,440,902         10.00%           8/10
                                                                                         Floating
Information Resources, Inc..........................        2            7,522,037         10.70%          10/00
Childtime Childcare, Inc............................       12            1,289,340          9.55%          12/06
Stamford, CT Property(4)............................        1            6,300,000         10.15%
Titan Corporation...................................        1            1,975,594          9.75%           7/03
Unsecured recourse debt.............................       --           24,711,981       Floating
                                                                     -------------
                                                          108         $233,487,886
                                                                     =============

---------------

(1) Loan encumbers properties leased to Payless ShoeSource, Inc., The Southland Corporation and Chief Auto Parts, Inc.

(2) Series of bonds maturing between September 1997 and September 2015 with interest rates ranging from 6.60 percent to 9.00 percent.

(3) Lender continues to accept monthly payments.

(4) This obligation was fully satisfied after June 30, 1997.

ENVIRONMENTAL MATTERS

     The Company will generally undertake a third party Phase I investigation of potential environmental risks when evaluating an acquisition. A "Phase I investigation" is an investigation for the presence or likely presence of hazardous substances or petroleum products under conditions which indicate an existing release, a post release or a material threat of a release. A Phase I investigation does not typically include any sampling. The Company may acquire a property with environmental contamination, subject to a determination of the level of risk and potential cost of remediation. The Company generally will require property sellers to fully indemnify it against any environmental problem or condition existing as of the date of purchase. In some instances, the Company will be the assignee of or successor to the buyer's indemnification rights. Additionally, the Company will generally structure its leases to require the tenant to assume all responsibility for environmental compliance or environmental remediation and to provide that non-compliance with environmental laws be deemed a lease default. In certain instances, the Company may also require a cash reserve, a letter of credit or a guarantee from the tenant, the parent company or a third party to assure funding of remediation. The value of these protections depend upon the financial strength of the entity providing the protection. Where warranted, further assessments are performed by third-party environmental consulting and engineering firms.

     Phase I investigations were performed by the CPA(R) Partnerships on all CPA(R):1-6 Properties between July 1993 and February 1994. Except as specified in the following sentence, a Phase I investigation or its substantial equivalent was conducted on all CPA(R):8-9 Properties around the time of acquisition of such properties. The CPA(R) Partnerships did not undertake investigations at Tandem Holdings (St. Louis, MO); Winn-Dixie (Bay Minette and Brewton, AL); M-Tex (Traveler's Rest and Liberty, SC); Northern Automotive Corporation (Mesa, Glendale, Apache Junction and Casa Grande, AZ and Denver, CO); Family Bargain Center (Colville, WA); Capin Mercantile Corporation (Silver City, NM) and the 25 AutoZone stores in Florida, Georgia, Louisiana, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas.

     Based upon the results of the Phase I investigations conducted in 1993 and 1994 on the CPA(R):1-6 Properties, Phase II investigations were recommended for 30 properties. Phase II investigations have been or are in the process of being performed on 21 of the 30 properties. On five of the properties the particular CPA(R) Partnership determined not to proceed with a Phase II investigation and on four of the properties the tenants would not permit a Phase II investigation. The issues for which Phase II investigations were recommended with respect to each of the nine properties are: (a) PicWay Shoes, Cleveland, OH (records review to determine the existence of any underground storage tanks ("UST") due to former use of property as gas station), (b) Waterbed Outlet, Merced, CA (records review to determine existence of any USTs due to former use of property as gas station), (c) Santee Dairies, Los Angeles, CA (geophysical survey to locate potential USTs), (d) Arley Merchandise, Sumter, SC (tightness test on existing
UST), (e) Stoody Deloro, Goshen, IN (subsurface investigation to determine if any release from abandoned UST), (f) Industrial General, Belleville, OH (removal and closure of inactive UST), (g) Industrial General, Bald Knob, AR (soil testing for potential contamination), (h) Industrial General, Newburyport, MA (testing of concrete underground leaching pit) and (i) Industrial General, Forrest City, AR (general housekeeping and regulatory compliance issues). The Company believes that if any remediation is indicated as a result of Phase II investigations, the cost of any material remediation would be born by the lessees pursuant to the terms of the existing leases.

COMPETITION

     The Company faces competition from insurance companies, commercial banks, credit companies, pension funds, private individuals, investment companies, REITs and other real estate finance companies. The Company also faces competition from institutions or investors that provide or arrange for other types of financing through private or public offerings of equity or debt and from traditional bank financings. The Company believes that its 20 years of continuous market presence through the CPA(R) Partnerships, the experience of its management and its ability to underwrite credit and asset-based investment opportunities allow it to compete effectively.

EMPLOYEES

     The Company has one employee. The Manager has over 60 officers, employees and directors who will be involved in the operations of the Company.

INSURANCE

     Under their leases, the Company's tenants will generally be responsible for providing adequate insurance on the properties leased. The Company believes the Properties are covered by adequate fire, flood and property insurance provided by reputable companies. However, some of the Properties are not covered by disaster-type insurance with respect to certain hazards (such as earthquakes) for which coverage is not available or available only at rates which, in the opinion of the Company, are prohibitive.

LEGAL PROCEEDINGS

     The Company is not a party to any material legal proceedings.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the Shareholders.

INVESTMENT POLICIES

     Investments. The Company seeks to acquire and manage a diversified portfolio of real estate and other assets. In its real estate activities, the Company seeks to structure leases and to acquire properties subject to leases that generally provide: (i) that the tenant is responsible for all operating and capital expenses, as well as environmental and other contingent liabilities,
(ii) for contractual rent increases over the term of the lease and (iii) for primary lease terms of 5 to 25 years. While the Company generally intends to hold its Properties for long-term investment, the Company may dispose of a Property if it deems such disposition to be in its best interests. The Company may sell Properties to tenants pursuant to purchase options included in certain leases.

     Investments in Real Estate Mortgages. While the Company emphasizes equity real estate investments in properties subject to long-term leases, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest to a significant extent in mortgages, but may do so. The mortgages in which the Company may invest may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. The Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. The Company may acquire all or substantially all of the securities or assets of REITs or similar entities where such investments would be consistent with its investment policies. The Company may also receive an equity interest or rights to purchase equity interests in tenants or affiliates of tenants in connection with sale-leaseback transactions. In any event, the Company does not intend that its investments in securities will require it to register as an "Investment Company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

     Joint Ventures and Wholly-Owned Subsidiaries. The Company may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining an equity interest in a particular property or properties in accordance with the Company's investment policies. Such investments permit the Company to own interests in large properties without unduly restricting diversification and, therefore, add flexibility in structuring the Company's portfolio. See "RISK FACTORS -- Risks of Joint Ventures."

     The Company may from time to time participate jointly with other entities sponsored or managed by one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. Any joint investment will be on substantially the same economic terms and conditions, and each investment entity may have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated.

     Engaging in the Purchase and Sale of Investments and Investing in the Securities of Others for the Purpose of Exercising Control. As part of its investment activities, the Company may acquire, own and dispose of general and limited partner interests, stock, warrants, options or other equity interests in entities and exercise all rights and powers granted to the owner of any such interests.

     Offering Securities in Exchange for Property. The Company may offer securities in exchange for property.

     Repurchasing or Reacquiring Its Own Shares. The Company may purchase or repurchase Shares from any Person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

     Issuance of Additional Shares. The Board of Directors may, in its discretion, issue additional equity securities. The Company expects to raise additional equity from time to time to increase its available capital. The issuance of additional equity interests may result in the dilution of the interests of the Shareholders.

FINANCING POLICIES

     Issuance of Senior Securities. The Company may at any time issue securities senior to the Listed Shares, upon such terms and conditions as may be determined by the Board of Directors.

     Borrowing Policy. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into Shares or other equity interests or be issued together with warrants to acquire Shares or other equity interests.

     Lending of Money. The Company may, at any time, make (i) mortgage loans secured by properties, subject to the restrictions upon related party transactions contained in the Bylaws, (ii) secured loans secured by other assets and (iii) unsecured loans.

MISCELLANEOUS POLICIES

     Making Annual or Other Reports to Shareholders. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports thereunder. The Company currently intends to provide annual and quarterly reports to its Shareholders.

     Restrictions Upon Related Party Transactions. The Bylaws prohibit the Company from engaging in a transaction with a Director, officer, advisor, person owning or controlling 10% or more of any class of Company's outstanding voting securities of any affiliate of the aforementioned ("interested parties"), except to the extent that such transactions are specifically authorized by the terms of the Bylaws. The Bylaws prohibit the Company from entering into a transaction with any of the interested parties unless the terms or conditions of such transaction have been disclosed to the Board of Directors and approved by a majority of Directors not otherwise interested in the matter (including a majority of Independent Directors), and such Directors, in approving the transaction, have determined it to be fair, competitive, commercially reasonable and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties. In addition, the Bylaws specifically authorize the Company to acquire property from interested parties to the extent the terms and conditions of the acquisition have been approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors), and such Directors have made good faith determinations as to the fairness of the compensation provided for such property.

     Company Control. The Board of Directors has exclusive control over the Company's business and affairs subject only to the restrictions in the Organizational Documents. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs. See "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION."

WORKING CAPITAL RESERVES

     The Company will maintain working capital reserves or immediate borrowing capacity in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIP

                    SELECTED COMBINED FINANCIAL INFORMATION

     The following table sets forth selected combined operating and balance sheet information on a consolidated pro forma basis for the Company and on a combined historical basis, assuming 100% participation and minimum participation, for the CPA(R) Partnerships. The following information should be read in conjunction with the financial statements and notes thereto for the Company and the Group included elsewhere in this Consent Solicitation Statement. The combined historical operating and balance sheet information of the CPA(R) Partnerships as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 have been derived from the historical Combined Financial Statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Consent Solicitation Statement. The combined historical operating information for the six months ended June 30, 1996 and 1997 and the years ended December 31, 1992 and 1993 and the historical balance sheet information as of June 30, 1997, and December 31, 1992, 1993 and 1994, have been derived from the unaudited combined financial statements of the Group. In the opinion of Management, the combined historical operating information for the six months ended June 30, 1996 and 1997 and the historical balance sheet information as of June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

     The unaudited pro forma consolidated operating and balance sheet information is presented as if the Consolidation transaction and the related issuance of Listed Shares occurred on June 30, 1997 for the consolidated balance sheet and January 1, 1996 for the consolidated statements of income. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.

                              CPA(R) PARTNERSHIPS

                    SELECTED COMBINED FINANCIAL INFORMATION

                                                               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------------------------
                                                                                                   1996 (PRO FORMA(2))
                                                                                                 ------------------------
                                                                                                  100% PARTICIPATION(3)
                                                                                                 ------------------------
                                                                                                     NO           5%
                                                                HISTORICAL(1)                    SUBSIDIARY   SUBSIDIARY
                                              -------------------------------------------------  PARTNERSHIP  PARTNERSHIP
                                                1992      1993      1994      1995       1996     UNITS(5)     UNITS(6)
                                              --------  --------  --------  ---------  --------  -----------  -----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues....................................  $102,936  $109,027  $109,137  $ 107,946  $102,731   $ 102,731    $ 102,731
Income before extraordinary items,
 attributable to Listed Shares(7)...........    32,245    33,790    38,456     49,363    45,547      44,220       41,933
Pro forma income before extraordinary items
 per Listed Share(8)........................                                                           1.81         1.80
Distributions...............................  $ 41,363  $ 50,638  $ 35,589  $  57,216  $ 34,173
OTHER DATA:
Cash provided by operating activities.......    43,706    45,673    45,131     63,276    50,983
Cash provided by (used in) investing
 activities.................................     6,098    21,051    37,136     24,327    19,545
Cash used in financing activities...........   (46,444)  (66,071)  (70,045)  (105,578)  (69,686)
BALANCE SHEET DATA:
Real estate, net(9).........................  $342,641  $345,199  $330,671  $ 301,505  $271,660
Investment in direct financing leases.......   302,181   260,663   244,746    218,922   215,310
Total assets................................   706,767   679,284   659,047    582,324   544,728
Mortgages and notes payable.................   373,549   358,768   325,886    274,737   227,548

                                                AS OF AND FOR THE
                                              YEAR ENDED DECEMBER 31,            AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
                                              -----------------------      --------------------------------------------------------
                                                                                                       1997 (PRO FORMA(2))
                                                                                              -------------------------------------
                                                                                                                        MINIMUM
                                               MINIMUM PARTICIPATION(4)                      100% PARTICIPATION(3)  PARTICIPATION(4)
                                              --------------------------                     ---------------------  ----------------
                                                  NO                                              NO           5%           NO
                                              SUBSIDIARY   5% SUBSIDIARY      HISTORICAL      SUBSIDIARY   SUBSIDIARY   SUBSIDIARY
                                              PARTNERSHIP   PARTNERSHIP   ------------------  PARTNERSHIP  PARTNERSHIP  PARTNERSHIP
                                               UNITS(5)      UNITS(6)       1996      1997     UNITS(5)     UNITS(6)     UNITS(5)
                                              -----------  -------------  --------  --------  -----------  -----------  -----------
OPERATING DATA:
Revenues....................................    $40,717       $40,717     $ 51,446  $ 50,985   $  50,985    $  50,985    $  21,083
Income before extraordinary items,
 attributable to Listed Shares(7)...........     18,858        17,927       22,545    21,022      20,327       19,271        8,876
Pro forma income before extraordinary items
 per Listed Share(8)........................       1.85          1.84                                .83          .82          .86
Distributions...............................                              $ 17,666  $ 17,336
OTHER DATA:
Cash provided by operating activities.......                                23,360    25,406
Cash provided by (used in) investing
 activities.................................                                15,309    (1,354)
Cash used in financing activities...........                               (32,660)  (25,526)
BALANCE SHEET DATA:
Real estate, net(9).........................                                        $249,030   $ 377,707    $ 377,707    $ 118,657
Investment in direct financing leases.......                                         216,403     268,142      268,142      117,843
Total assets................................                                         540,508     752,046      752,046      273,333
Mortgages and notes payable.................                                         219,356     219,356      219,356       55,401

                               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
                               -------------------------------------------
                                                 1997
                                             PRO FORMA(2)
                                             ------------
                                               MINIMUM
                                            PARTICIPATION(4)
                                            ----------------
                                                  5%
                                              SUBSIDIARY
                                              PARTNERSHIP
                                               UNITS(6)
                                              -----------
OPERATING DATA:
Revenues....................................   $  21,083
Income before extraordinary items,
 attributable to Listed Shares(7)...........       8,439
Pro forma income before extraordinary items
 per Listed Share(8)........................         .86
Distributions...............................
OTHER DATA:
Cash provided by operating activities.......
Cash provided by (used in) investing
 activities.................................
BALANCE SHEET DATA:
Real estate, net(9).........................   $ 118,657
Investment in direct financing leases.......     117,843
Total assets................................     273,333
Mortgages and notes payable.................      55,401

---------------
Notes:
(1) See the Combined Financial Statements of the CPA(R) Partnerships included elsewhere herein.

(2) See Pro Forma Condensed Consolidated Financial Statements of the Company included elsewhere herein.

(3) Reflects pro forma results if all the CPA(R) Partnerships participate in the Consolidation.

(4) Reflects pro forma results if only CPA(R): 1, CPA(R): 2, CPA(R): 3, CPA(R):
    5 and CPA(R): 7 participate in the Consolidation. This combination of CPA(R) Partnerships has the lowest combined Total Exchange Value in excess of the $200 million and lowest cash flow necessary for the Consolidation to be completed.

(5) Reflects pro forma results if the Company issues only Listed Shares and no Subsidiary Partnership Units.

(6) Reflects pro forma results if the Company issues 95% Listed Shares and 5% Subsidiary Partnership Units.

(7) See Note 13 to the Combined Financial Statements of the Group included elsewhere herein.

(8) Computed based on a weighted average number of shares outstanding of:
    24,484,170 Listed Shares assuming 100% participation without the issuance of Subsidiary Partnership Units; 23,301,425 Listed Shares assuming 100% participation with the issuance of Subsidiary Partnership Units; 10,210,682 Listed Shares assuming minimum participation without the issuance of Subsidiary Partnership Units; 9,727,035 Listed Shares assuming minimum participation with the issuance of Subsidiary Partnership Units by the Company as if the Consolidation transaction had been consummated as of January 1, 1996.

(9) Real estate includes assets leased under operating leases and operating real estate.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

               SELECTED FINANCIAL DATA OF THE CPA(R) PARTNERSHIPS

     The following tables set forth selected operating and balance sheet data on a historical and equivalent pro forma basis for the CPA(R) Partnerships. The following information should be read in conjunction with the financial statements and notes thereto for the CPA(R) Partnerships. The historical operating and balance sheet data of the CPA(R) Partnerships as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the historical financial statements audited by Coopers & Lybrand L.L.P., independent accountants. The historical operating data for the six months ended June 30, 1996 and 1997 and the historical balance sheet data as of June 30, 1997 have been derived from the unaudited financial statements of the CPA(R) Partnerships. In the opinion of Management, the historical operating data for the six months ended June 30, 1996 and 1997 and the historical balance sheet data as of June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

     The unaudited equivalent pro forma operating and balance sheet data is presented as if the Consolidation transaction and the related issuance of Listed Shares occurred on June 30, 1997 for the balance sheet data and January 1, 1996 for the operating data.

                            SELECTED FINANCIAL DATA

                         CORPORATE PROPERTY ASSOCIATES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                                                                              SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               ---------------------
                                          -----------------------------------------------   JUNE 30,    JUNE 30,
                                           1992      1993      1994      1995      1996       1996        1997
                                          -------   -------   -------   -------   -------   ---------   ---------
                                                          (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues................................  $ 4,102   $ 4,418   $ 4,480   $ 4,831   $ 4,589    $ 2,293     $ 2,255
Income before extraordinary item(1).....    1,058     1,160     1,108     1,842     1,927        902       1,077
Income before extraordinary item
  allocated:
  To General Partners...................       11        12        11        19        19          9          11
  To Limited Partners...................    1,047     1,148     1,097     1,823     1,908        893       1,066
  Per Unit..............................    26.18     28.71     27.43     45.58     47.70      22.31       26.66
Ratio of earnings to fixed charges(2)...     1.63      1.69      1.69      2.19      2.43       2.27        2.93
CASH FLOW DATA:
Net cash provided by operating
  activities............................    2,046     2,291     2,216     2,666     2,827      1,374       1,427
Net increase (decrease) in cash and cash
  equivalents...........................     (171)     (146)     (421)      (65)       (8)      (216)       (123)
Distributions attributable(3):
    To General Partners.................       12        13        13        13        14          7           7
    To Limited Partners.................    1,234     1,250     1,264     1,333     1,405        702         705
    Per Unit............................    30.86     31.25     31.53     33.32     35.13       8.77        8.82
Payment of mortgage principal(4)........      972     1,178     1,306     1,417     1,425        673         838
BALANCE SHEET DATA:
Cash and cash equivalents...............    1,505     1,359       938       873       865                    742
Total assets............................   26,776    25,531    24,418    23,530    22,226                 21,796
Total liabilities.......................   18,987    17,841    16,889    15,471    13,866                 13,076
Partners equity:
    General Partners....................     (101)     (102)     (104)      (99)      (96)                   (92)
    Limited Partners....................    7,891     7,793     7,633     8,156     8,456                  8,812
Book value per Unit.....................   197.28    194.83    190.82    203.90    211.39                 220.31
EQUIVALENT PRO FORMA
  PER UNIT DATA(5):
Income before extraordinary item........                                            47.60                  21.83
Dividends...............................                                            43.40                  21.70
Book value..............................                                                                  562.03

---------------

(1) Net income for the year ending December 31, 1996 includes an extraordinary charge on extinguishment of debt of $255.

(2) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(3) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(4) Represents scheduled mortgage principal amortization paid.

(5) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 26.30 Listed Shares per CPA(R):1 Unit.

                            SELECTED FINANCIAL DATA

                        CORPORATE PROPERTY ASSOCIATES 2
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                                                                              SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               ---------------------
                                          -----------------------------------------------   JUNE 30,    JUNE 30,
                                           1992      1993      1994      1995      1996       1996        1997
                                          -------   -------   -------   -------   -------   ---------   ---------
                                                          (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues................................  $ 9,764   $ 6,666   $ 5,161   $ 5,186   $ 4,591    $ 2,238     $ 2,455
Income before extraordinary item(1).....    4,967    10,711     1,732     2,596     2,625      1,190       1,580
Income before extraordinary item
  allocated:
  To General Partners...................       50       107        17        26        26         12          16
  To Limited Partners...................    4,917    10,604     1,715     2,570     2,599      1,178       1,564
  Per Unit..............................    89.40    192.80     31.18     46.75     47.33      21.46       28.48
Ratio of earnings to fixed charges(2)...     2.47      5.70      2.08      2.90      4.55       3.59        6.54
CASH FLOW DATA:
Net cash provided by operating
  activities............................    5,514     3,978     2,771     6,164     2,792      1,385       1,672
Net increase (decrease) in cash and cash
  equivalents...........................     (137)    1,284      (181)   (3,608)      489        401         102
Distributions attributable(3)(4):
    To General Partners.................       39        21        15        15        14          7           7
    To Limited Partners.................    3,873    16,352     1,447     1,495     2,256        735         701
    Per Unit............................    70.42    297.31     26.31     27.19     41.11       6.69        6.39
Payment of mortgage principal(5)........    1,985     1,675     1,617     1,490       937        519         437
BALANCE SHEET DATA:
Cash and cash equivalents...............    3,083     4,367     4,186       578     1,067                  1,169
Total assets............................   63,247    41,736    40,571    33,123    33,683                 34,254
Total liabilities.......................   32,708    17,998    16,560     8,037     8,275                  7,974
Partners equity:
    General Partners....................      108       183       186       197       208                    217
    Limited Partners....................   30,430    23,554    23,825    24,889    25,199                 26,063
Book value per Unit.....................   553.27    428.25    433.18    453.35    458.99                 474.73
EQUIVALENT PRO FORMA PER UNIT DATA(6):
Income before extraordinary item........                                            50.61                  23.21
Dividends...............................                                            46.13                  23.07
Book value..............................                                                                  597.51

---------------
(1) 1993 net income includes a $7,857 gain on sale of properties, net of an extraordinary loss on extinguishment of nonrecourse debt of the disposed properties.
(2) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.
(3) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.
(4) 1993 distributions include a special distribution of $260 per Limited Partnership Unit ($14,300). Distribution for 1996 include a special distribution of $15.00 per Limited Partnership Unit ($824).
(5) Represents scheduled mortgage principal amortization paid.
(6) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 27.96 Listed Shares per CPA(R):2 Unit.

                            SELECTED FINANCIAL DATA

                        CORPORATE PROPERTY ASSOCIATES 3
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                                                                                SIX MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,               -------------------
                                             -----------------------------------------------   JUNE 30,   JUNE 30,
                                              1992      1993      1994      1995      1996       1996       1997
                                             -------   -------   -------   -------   -------   --------   --------
                                                            (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues...................................  $ 8,478   $ 7,554   $ 7,392   $ 7,249   $ 5,730    $2,661    $  4,785
Net income.................................    4,900     2,929     3,215    15,976     4,434     2,000       4,195
Net income allocated:
  To General Partners......................       98        59        64       320        89        40          84
  To Limited Partners......................    4,802     2,870     3,151    15,656     4,345     1,960       4,111
  Per Unit.................................    72.76     43.49     47.74    237.21     65.84     29.70       62.28
Ratio of earnings to fixed charges(1)......     3.50      2.67      2.98     13.53     60.00     37.99      152.18
CASH FLOW DATA:
Net cash provided by operating
  activities...............................    5,252     4,387     4,647    12,918     3,907     1,720       2,131
Net increase (decrease) in cash and cash
  equivalents..............................    3,021       720       824    (7,693)      338       123        (385)
Distributions attributable(2):
  To General Partners......................      130        93        93       168        66        33          33
  To Limited Partners(3)...................    8,032     4,536     4,568    12,208     3,268     1,632       1,639
  Per Unit.................................   121.70     68.72     69.21    184.97     49.51     12.36       12.42
BALANCE SHEET DATA:
Cash and cash equivalents..................    7,308     8,028     8,851     1,158     1,496                 1,111
Total assets...............................   57,978    57,171    57,050    33,223    32,530                34,937
Total liabilities..........................   27,323    28,203    29,524     2,444       637                   519
Partners equity:
  General Partners.........................      109        75        47       192       215                   265
  Limited Partners.........................   30,536    28,892    27,479    30,587    31,679                34,152
Book value Unit............................   462.67    437.76    416.35    463.44    479.99                517.46
EQUIVALENT PRO FORMA
  PER UNIT DATA(4):
Income before extraordinary item...........                                            68.65                 31.48
Dividends..................................                                            62.58                 31.29
Book value.................................                                                                 810.56

---------------
(1) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(2) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(3) Include special distributions of $50 and $120 in 1992 and 1995, respectively, per Limited Partnership Unit.

(4) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 37.93 Listed Shares per CPA(R):3 Unit.

                            SELECTED FINANCIAL DATA

                        CORPORATE PROPERTY ASSOCIATES 4
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                                                                              SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               ---------------------
                                          -----------------------------------------------   JUNE 30,    JUNE 30,
                                           1992      1993      1994      1995      1996       1996        1997
                                          -------   -------   -------   -------   -------   ---------   ---------
                                                          (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues................................  $ 8,723   $ 9,253   $ 8,443   $ 8,061   $ 9,322    $ 4,069     $ 5,193
Income from continuing operations before
  extraordinary item....................    3,698     4,741     4,443     8,679     6,914      3,015       1,799
Income from continuing operations before
  extraordinary item allocated:
  To General Partners...................      222       284       266       879       415        181         108
  To Limited Partners...................    3,476     4,457     4,177     7,800     6,499      2,834       1,691
  Per Unit(3)...........................    40.63     52.08     48.81     91.16     75.95      33.13       19.78
Ratio of earnings to fixed charges(1)...     2.09      2.55      2.76      4.92      5.31       3.41        4.62

CASH FLOW DATA:
Net cash provided by operating
  activities............................    5,071     6,232     5,772     6,099     7,168      3,106       3,742
Net increase (decrease) in cash and cash
  equivalents...........................     (423)     (187)   (1,120)    5,070    (2,910)       413      (1,280)
Distributions attributable(2):
  To General Partners...................      290       292       293       323       268        132         134
  To Limited Partners...................    4,539     4,570     4,590     8,667     4,193      2,093       2,103
  Per Unit(3)...........................    53.04     53.41     53.64    101.29     49.00      12.23       12.30
Payment of mortgage principal(4)........      645       806     1,168     1,158       898        464         398

BALANCE SHEET DATA:
Cash and cash equivalents...............    3,817     3,630     2,509     7,579     4,669                  3,389
Total assets............................   58,331    57,497    56,108    48,508    42,067                 38,735
Total liabilities.......................   29,342    28,277    27,322    20,146    11,264                  8,369
Partners equity:
  General Partners......................     (474)     (460)     (486)       62       211                    184
  Limited Partners......................   29,464    29,681    29,272    28,300    30,592                 30,182
Book value per Unit.....................   344.33    346.87    342.09    330.73    357.68                 352.89

EQUIVALENT PRO FORMA PER UNIT DATA(5):
Income before extraordinary item........                                            59.68                  27.37
Dividends...............................                                            54.40                  27.20
Book value..............................                                                                  704.57

---------------
(1) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(2) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(3) Distributions for 1995 include a $50 per Unit special distribution to the Limited Partners.

(4) Represents scheduled mortgage principal amortization paid.

(5) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 32.97 Listed Shares per CPA(R):4 Unit.

                            SELECTED FINANCIAL DATA

                        CORPORATE PROPERTY ASSOCIATES 5
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                                                                                              SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               ---------------------
                                          -----------------------------------------------   JUNE 30,    JUNE 30,
                                           1992      1993      1994      1995      1996       1996        1997
                                          -------   -------   -------   -------   -------   ---------   ---------
                                                          (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues................................  $18,195   $18,261   $18,125   $15,768   $13,205    $ 6,505     $ 4,971
Income before extraordinary item........    5,857     4,496     5,557     1,913     7,776      4,652         467
Income before extraordinary item
  allocated:
  To General Partners...................      351       270     1,011       201       463        314          28
  To Limited Partners...................    5,506     4,226     4,546     1,712     7,314      4,337         439
  Per Unit..............................    48.64     37.34     40.16     15.12     64.61      38.31        3.87
Ratio of earnings to fixed charges(1)...     2.10      1.90      2.21      1.54      4.72       1.12        1.67
CASH FLOW DATA:
Net cash provided by operating
  activities............................    6,202     6,241     6,293     4,688     5,606      2,042       1,852
Net increase (decrease) in cash and cash
  equivalents...........................     (133)     (448)    5,633    (5,626)    2,937      3,089      (1,147)
Distributions attributable(2):
  To General Partners...................      348       350       352       365       244        122         121
  To Limited Partners...................    5,445     5,489     5,516     7,635     3,816      1,904       1,888
  Per Unit(3)...........................    48.10     48.49     48.73     67.45     33.71       8.41        8.34
Payment of mortgage principal(4)........      915       826       725       463       365        118
BALANCE SHEET DATA:
Cash and cash equivalents...............    2,742     2,294     7,927     2,301     5,238                  4,091
Total assets............................   95,637    93,950    92,366    72,268    52,652                 50,132
Total liabilities.......................   55,993    55,638    54,478    40,522    17,586                 17,414
Partners equity:
  General Partners......................     (667)     (747)      (95)     (263)      (68)                  (161)
  Limited Partners......................   40,311    39,058    37,983    32,009    35,133                 32,879
Book value per Unit.....................   356.10    345.04    335.54    282.77    310.36                 290.45
EQUIVALENT PRO FORMA PER UNIT DATA(5):
Income before extraordinary item........                                            33.25                  15.25
Dividends...............................                                            30.31                  15.16
Book value..............................                                                                  392.57

---------------

(1) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(2) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(3) 1995 distributions include a special distribution of $20 per Limited Partnership Unit.

(4) Represents scheduled mortgage amortization paid.

(5) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 18.37 Listed Shares per CPA(R):5 Unit.

                            SELECTED FINANCIAL DATA

                        CORPORATE PROPERTY ASSOCIATES 6
                        A CALIFORNIA LIMITED PARTNERSHIP

                                                                                               SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,               ---------------------
                                           -----------------------------------------------   JUNE 30,    JUNE 30,
                                            1992      1993      1994      1995      1996       1996        1997
                                           -------   -------   -------   -------   -------   ---------   ---------
                                                           (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues(1)..............................  $14,177   $15,387   $15,694   $16,738   $16,537    $ 7,997     $ 8,696
Income before extraordinary gain.........    4,254     3,920     3,099     5,771     6,025      2,917       3,521
Income before extraordinary gain
  allocated:
  To General Partners....................      255       235       186       347       428        175         211
  To Limited Partners....................    3,999     3,685     2,913     5,424     5,597      2,472       3,309
  Per Unit...............................    83.40     76.85     60.76    113.16    116.78      57.20       69.04
Ratio of earnings to fixed charges(2)....     1.78      1.74      1.60      2.23      2.40       2.30        2.72
CASH FLOW DATA:
Net cash provided by operating
  activities.............................    6,067     5,532     5,094    11,133     7,616      3,694       4,317
Net increase (decrease) in cash and cash
  equivalents............................    2,011    (1,978)   (1,052)     (936)     (139)       715        (448)
Distributions attributable(3):
  To General Partners....................      279       281       281       286       295        139         141
  To Limited Partners....................    4,368     4,406     4,429     4,483     4,629      2,307       2,327
  Per Unit...............................    91.10     91.88     92.26     93.53     96.58      24.07       24.28
Payment of mortgage principal(4).........    1,072     1,300     1,331     1,356     1,156        859         577
BALANCE SHEET DATA:
Cash and cash equivalents................    7,443     5,465     4,413     3,477     3,338                  2,890
Total assets.............................   96,244    92,570    90,186    88,422    88,154                 86,866
Total liabilities........................   56,882    53,963    53,185    48,318    46,906                 44,564
Partners equity:
  General Partners.......................     (207)     (251)     (346)     (157)       (5)                    66
  Limited Partners.......................   39,569    38,857    37,346    40,260    41,252                 42,236
Book value per Unit......................   825.21    810.36    778.86    839.98    860.68                 881.20
EQUIVALENT PRO FORMA PER UNIT DATA(5):
Income before extraordinary item.........                                           124.94                  57.29
Dividends................................                                           113.90                  56.95
Book value...............................                                                                1,475.17

---------------
(1) Revenues for 1995 include $688 which reflect recovery of rents which had been reserved for in 1994.

(2) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(3) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter applicable to the prior year.

(4) Represents scheduled payment of mortgage principal paid.

(5) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 69.03 Listed Shares per CPA(R):6 Unit.

                            SELECTED FINANCIAL DATA

                        CORPORATE PROPERTY ASSOCIATES 7
                        A CALIFORNIA LIMITED PARTNERSHIP

                                                                                             SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,               ---------------------
                                         -----------------------------------------------   JUNE 30,    JUNE 30,
                                          1992      1993      1994      1995      1996       1996        1997
                                         -------   -------   -------   -------   -------   ---------   ---------
                                                         (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues...............................  $10,123   $12,243   $13,840   $12,196   $12,731    $ 6,164    $   6,678
Income (loss) from continuing
  operations before extraordinary
  item(1)..............................    1,885      (836)   12,049     3,956     4,399      2,101        2,380
Income (loss) from continuing
  operations before extraordinary
  item(1):
    To General Partners................      113       244       431       187       260        122          143
    To Limited Partners................    1,772    (1,080)   11,618     3,769     4,139      1,979        2,237
    Per Unit...........................    39.13    (23.85)   256.62     83.31     91.55      43.78        49.48
Ratio of earnings to fixed
  charges(2)...........................     1.52      0.77      4.38      2.63      3.27       3.07         3.61
CASH FLOW DATA:
Net cash provided by operating
  activities...........................    4,490     4,139     5,347     5,090     5,499      2,497        2,481
Net increase (decrease) in cash and
  cash equivalents.....................       93     1,249     7,266    (5,557)      624        841          474
Distributions attributable(3):
    To General Partners................      191       178       279       206       210        104          106
    To Limited Partners(4).............    2,997     2,784    10,084     3,229     3,289      1,638        1,656
    Per Unit...........................    60.62     61.49    222.74     71.38     72.74      18.12        18.31
Payment of mortgage principal(5).......      560       740       739     1,567       614        449          197
BALANCE SHEET DATA:
Cash and cash equivalents..............    2,011     3,260    10,526     4,968     5,592                   6,066
Total assets...........................   77,074    73,240    66,865    56,229    55,432                  55,832
Total liabilities......................   45,059    43,929    28,806    23,120    21,408                  21,188
Partners equity:
    General Partners...................     (252)     (120)      113       111       162                     199
    Limited Partners...................   32,268    29,431    37,946    32,998    33,863                  34,446
Book value per Unit....................   712.72    650.07    838.13    729.89    749.02                  761.93
EQUIVALENT PRO FORMA
PER UNIT DATA(6):
Income before extraordinary item.......                                           100.26                   45.97
Dividends..............................                                            91.39                   45.70
Book value.............................                                                                 1,183.68

---------------
(1) 1994 income includes an extraordinary loss of $511,503. 1993 and 1995 net income includes extraordinary gains of $879,000 and $1,324,000 respectively, on the extinguishment of debt.

(2) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(3) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(4) Distributions for 1994 include a special distribution of $150 per Limited Partnership Unit paid in January 1995.

(5) Represents scheduled principal amortization paid.

(6) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance of Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 55.39 Listed Shares per CPA(R):7 Unit.

                            SELECTED FINANCIAL DATA

                     CORPORATE PROPERTY ASSOCIATES 8, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                                                                              SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               --------------------
                                          -----------------------------------------------   JUNE 30,   JUNE 30,
                                           1992      1993      1994      1995      1996       1996       1997
                                          -------   -------   -------   -------   -------   --------   ---------
                                                          (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues................................  $13,660   $14,364   $15,190   $15,453   $16,207   $  8,000   $   8,213
Income from continuing operations before
  extraordinary item....................    4,312     5,258     6,012     8,338     9,453      4,887       4,837
Income from continuing operations before
  extraordinary item allocated:
     To General Partners................      431       526       601       834       965        489         484
     To Limited Partners................    3,881     4,732     5,411     7,504     8,488      4,398       4,354
     Per Unit...........................    57.29     69.84     79.86    110.93    125.60      65.08       64.42
Ratio of earnings to fixed charges(1)...     1.64      1.81      2.04      2.65      2.82       2.51        3.21
CASH FLOW DATA:
Net cash provided by operating
  activities............................    6,321     8,377     8,627    10,271    10,948      5,161       5,368
Net increase (decrease) in cash and cash
  equivalents...........................     (288)      772       979       439      (269)       817       1,648
Distributions attributable (2):
     To General Partners................      630       634       637       644       658        327         331
     To Limited Partners................    5,669     5,702     5,729     5,799     5,919      2,949       2,978
     Per Unit...........................    83.68     84.16     84.56     85.76     87.58      21.82       22.03
Payment of mortgage principal(3)........      303       457       969     3,358     1,769      1,174         620
BALANCE SHEET DATA:
Cash and cash equivalent................    2,929     3,701     4,681     5,119     4,850                  6,498
Total assets............................  120,971   120,670   116,323   114,890   108,629                109,665
Total liabilities.......................   66,355    67,123    63,242    60,065    50,898                 50,402
Partners equity:
     General Partners...................     (452)     (559)     (605)     (413)     (104)                    49
     Limited Partners...................   55,068    54,105    53,686    55,238    57,835                 59,214
Book value per Unit.....................   812.83    798.61    792.42    817.34    855.78                 876.18
EQUIVALENT PRO FORMA PER UNIT DATA(4):
Income before extraordinary item........                                           125.89                  57.73
Dividends...............................                                           114.76                  57.38
Book value..............................                                                                1,486.28

---------------
(1) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(2) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(3) Represents scheduled mortgage principal amortization paid.

(4) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance Partnership Subsidiary Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 69.55 Listed Shares per CPA(R):8 Unit.

                            SELECTED FINANCIAL DATA

                     CORPORATE PROPERTY ASSOCIATES 9, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                                                                               SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,               -------------------
                                            -----------------------------------------------   JUNE 30,   JUNE 30,
                                             1992      1993      1994      1995      1996       1996       1997
                                            -------   -------   -------   -------   -------   --------   --------
                                                           (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues..................................  $11,920   $12,217   $11,612   $11,947   $12,075    $6,100    $  5,990
Income before extraordinary item..........    2,849     3,866     3,908     3,189     5,175     2,544       2,501
Income before extraordinary item
  allocated:
  To General Partners.....................      285       387       391       319       517       254         250
  To Limited Partners.....................    2,564     3,479     3,517     2,870     4,658     2,290       2,251
  Per Unit................................    42.79     58.07     58.69     47.91     77.73     38.22       37.57
Ratio of earnings to fixed charges(1).....     1.51      1.69      1.76      1.66      2.03      2.00        2.02
CASH FLOW DATA:
Net cash provided by operating
  activities..............................    5,212     6,429     5,807     5,922     6,162     3,164       3,059
Net increase (decrease) in cash and cash
  equivalents.............................     (614)     (614)      297         2      (221)     (174)       (314)
Distributions attributable(2):
     To General Partners..................      554       557       560       562       566       282         283
     To Limited Partners..................    4,984     5,013     5,037     5,060     5,084     2,539       2,545
     Per Unit.............................    83.19     83.66     84.06     84.46     84.85     21.19       21.24
Payment of mortgage principal(3)..........      299       465       530       766     1,465       716         776
BALANCE SHEET DATA:
Cash and cash equivalents.................    1,972     1,358     1,655     1,658     1,437                 1,123
Total assets..............................  108,418   105,608   104,024   101,072    98,518                97,570
Total liabilities.........................   62,900    61,787    62,365    61,840    59,755                59,133
Partners equity:
     General Partners.....................     (597)     (767)     (983)   (1,226)   (1,273)               (1,306)
     Limited Partners.....................   46,115    44,588    42,642    40,458    40,037                39,742
Book value per Unit.......................   769.64    744.15    711.67    675.22    668.19                663.28
EQUIVALENT PRO FORMA PER UNIT DATA(4):
Income before extraordinary item..........                                            95.26                 43.68
Dividends.................................                                            86.84                 43.42
Book value................................                                                               1,124.70

---------------
(1) The ratio of earnings to fixed charges is computed as income from continuing operations before minority interest and extraordinary items plus fixed charges (primarily interest) divided by fixed charges.

(2) Includes distributions attributable to the fourth quarter of each fiscal year payable in the following fiscal year less distributions in the first fiscal quarter attributable to the prior year.

(3) Represents scheduled mortgage principal amortization paid.

(4) Equivalent pro forma per Unit data is computed as the Company's pro forma income before extraordinary items per Unit, dividends and book value per Unit, assuming 100% participation without the issuance Subsidiary Partnership Units, multiplied by the exchange ratio per Unit. Pro forma dividends are estimated at $1.65 per Listed Share, the Company's pro forma book value is $21.37 per Listed Share and the exchange ratio is 52.63 Listed Shares per CPA(R):9 Unit.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

OVERVIEW

     The following discussion should be read in conjunction with the "Summary Selected Combined Financial Information," "Selected Combined Financial Information" and "Combined Financial Statements" and notes thereto included elsewhere in this Consent Solicitation Statement. The combined financial statements of the CPA(R) Partnerships consist of nine real estate limited partnerships. It is intended that after the Consolidation is completed, the ownership interests of the CPA(R) Partnerships will be controlled by the Company. Upon completion of the transaction, the Company will have a portfolio of 198 properties with an appraised value of approximately $682,000 and a carrying value of $645,849 (net of accumulated depreciation). Total debt will approximate $219,356, including limited recourse mortgage indebtedness of $194,347.

     The CPA(R) Partnerships are in the business of investing in commercial and industrial real estate which is net leased to corporations throughout the United States. Each investment is made pursuant to an extensive evaluation of the lessee's credit, management, position within its industry, operating history and profitability. Properties selected for investment are those which Management concluded as being essential to the operations of the lessees. The CPA(R) Partnerships' real estate portfolio is diversified by type of property, geographic location and industry. Net lease investments are structured to provide stable cash flow by entering into long-term net leases that require lessees to pay all operating expenses of the properties. Leases may also include operational and financial covenants that lessees must satisfy in order to protect the CPA(R) Partnerships' investments.

     The CPA(R) Partnerships financed property acquisitions with limited recourse mortgage debt where the cost of such financing has been favorable. The real estate portfolio consists of the properties acquired with the proceeds of the initial offerings of the CPA(R) Partnerships. Pursuant to their partnership agreements, the CPA(R) Partnerships cannot reinvest the proceeds from the sale of properties in new investments. Subsequent to the Consolidation, the Company will have greater operating flexibility to achieve its growth objectives. Depending on prevailing market conditions, the portfolio's leverage may be restructured to reduce financing costs and increase cash flow. A substantial portion of the financing used by the CPA(R) Partnerships has been in the form of limited recourse mortgage debt. As a publicly traded entity, the Company is expected to have other financing options available for its capital needs. Proceeds from property dispositions may be reinvested to increase the portfolio's rate of return. In addition, the Company will have the option of raising new equity capital in order to expand the portfolio. Accordingly, future results may not reflect the present trend of declining lease revenues (the total of rental income from operating leases and interest income from direct financing leases).

RESULTS OF OPERATIONS

     As noted above, the CPA(R) Partnerships have generally structured leases so that the lessee is responsible for all operating expenses relating to the leased properties, including property taxes, insurance, maintenance and repairs. The leases generally include provisions that have rent increases based on formulas indexed to increases in the Consumer Price Index ("CPI"), periodic mandated increases or, for certain retail business, percentage rents on sales above an established benchmark.

     The CPA(R) Partnerships acquired the operations of five hotels subsequent to the CPA(R) Partnerships entering into lease termination agreements with the two lessees which had operated the hotels. Since December 31, 1995, the CPA(R) Partnerships have exchanged an interest in a hotel in Kenner, Louisiana for units in the operating partnership of a publicly traded real estate investment trust and sold a hotel in Rapid City, South Dakota.

     Comparison of the Six Months Ended June 30, 1997 and 1996. Net income decreased by $1,271, or 6%, primarily due to the recognition of a gain of $4,644 on the sale of real estate in the six months ended June 30,

1996 and an increase in non-cash writedowns of real estate of $2,366 during the six months ended June 30, 1997.

     Income before non-cash writedowns of real estate, net gains and extraordinary items reflected an increase of $5,158, or 25%, due to an increase in lease revenues, other income and a reduction in interest expense. Lease revenues increased by $2,148 primarily as a result of a lease modification and the commencement of new leases. The lease with Hughes Markets, Inc. was extended effective May 1996 at an annual rental of approximately $4,000. The lease extension accounted for $1,320 of the increase in lease revenues for the six month period. The lease with Hughes Markets is scheduled to expire in April 1998. The Company entered into a net lease agreement for the property currently occupied by Hughes with Copeland Beverage Group, Inc. Copeland's right of possession of the property and the date which it will be required to commence paying rent of $1,800 per year shall be the date, on or after April 30, 1998, that Hughes vacates the property. Scheduled rent increases and the commencement of new leases in 1996 contributed additional revenues of approximately $928. The additional lease revenues were partially offset by decreases of approximately $537 due to the sale of properties in 1996. Other income increased by $3,141 primarily due to the receipt of a distribution of proceeds in connection with a bankruptcy settlement of a former tenant.

     The trend of decreasing expenses for interest and depreciation has continued as a result of property sales and the retirement of debt. Interest expense decreased by $2,105 due to the prepayment of mortgage loans in connection with the sale of properties and scheduled amortization of mortgage principal. Depreciation expense decreased by $326 due to the sale of properties. General and administrative expenses increased due to higher accruals for state and local taxes and an increase in administrative reimbursements. Property expenses decreased by $186, due to a reduction in property carrying costs as a result of the net leasing of vacant properties during 1996.

     Operating income from hotel properties decreased by $2,019 for the six months ended June 30, 1997 as compared to the similar period in 1996, due to the sale of one hotel property in Rapid City, South Dakota and the exchange of another hotel property in Kenner, Louisiana in 1996 for operating partnership units of a newly formed, publicly traded real estate investment trust. Excluding the operations of the hotels sold or exchanged, operating income from the hotels in Alpena, Petoskey and Livonia, Michigan, increased by approximately $282 or 19%. Revenues from the three hotels increased by 6%, while expenses increased by only 1%. The growth in revenues is due to a strategy of increasing average room rates while occupancy generally remained constant. The operations of the Alpena and Petoskey hotels are seasonal in nature, with the most significant portion of their earnings historically generated during the third quarter of the year.

     Comparison of the Years Ended December 31, 1996 and 1995. Net income decreased by 14%, due to the realization of nonrecurring gains in 1995. A gain of $11,500 was recognized in 1995 on the settlement of litigation with a former tenant. In addition, an extraordinary gain of $3,207 was also recognized in 1995 on the extinguishment of debt. Income before net gains, extraordinary items and noncash charges for property writedowns would have reflected an increase of 12% for the comparable periods.

     Lease revenues decreased by 1.8%, primarily due to the sales of Properties. The sale of Properties leased to Industrial General Corporation, Genesco, IBM, GATX and AutoZone resulted in a $3,000 reduction in lease revenues. The Gibson lease restructuring in 1995 resulted in an additional $2,250 reduction in lease revenues for the comparable periods. Annual rent payments on the Gibson lease were reduced in exchange for receipt of a lump sum payment of $12,200, severing one of the Properties from the lease and an extension of the lease term on the remaining properties until November 2013. The severed property was subsequently leased to a subsidiary of CSS Industries, Inc. in connection with the lease restructuring. The decrease in lease revenues was partially offset by rent increases during 1996, which amounted to approximately $3,306. Scheduled rent increases of $965 affected 17 of the CPA(R) Partnerships' leases accounting for annual revenues of $16,200. A negotiated rent increase with Hughes Markets, Inc. resulted in additional lease revenues of $2,341 in 1996. In addition, lease revenues for 1996 increased by $677 due to the commencement of new leases.

     Interest expense decreased by $5,642 in 1996, as compared to 1995, while total debt decreased by approximately $47,189 during the same period. The decrease in interest expense has also been affected by the accelerating amortization of limited recourse mortgage loans. General and administrative expenses decreased by $762, due to costs associated with state taxes in 1995 and certain non-recurring costs related to the relocation of the CPA(R) Partnerships offices in 1995. Property expenses decreased by 2%, due to certain non-recurring costs incurred in 1995 in connection with assessing liquidity alternatives for the limited partners of the CPA(R) Partnerships.

     Income from hotel operations decreased by $1,000, due to the disposition of two hotel properties. Operating income from each of the three remaining hotel properties increased by 7% to 13% in 1996. The increases in operating income are generally due to higher occupancy rates or increases in average room rates.

     Gains realized in 1996 include a gain of $4,400 on the sale of a property in Hodgkins, Illinois leased to GATX Logistics, Inc. and a gain of $785 on the sale of a hotel in Rapid City, South Dakota. The sale of the Hodgkins, Illinois property was influenced by Management's belief that the future value of the property would be affected by the scheduled expiration of the lease with GATX in 1999. The Rapid City hotel property was sold pursuant to Management's decision that the hotel would not generate an adequate return on an additional investment of funds required to maintain the hotel's affiliation with Holiday Inn. During 1996, a writedown of $1,300 was recorded based on an evaluation of the net realizable value of the Rapid City hotel.

     Comparison of the Years Ended December 31, 1995 and 1994. Net income for 1995 reflected an increase of 40 percent primarily due to gains and extraordinary items. Excluding the effect of such nonrecurring items, income would have reflected an increase of 13 percent, primarily due to decreases in expenses for interest, property operations, depreciation and amortization. The decrease in interest expense is due to the accelerating amortization (scheduled principal payments) of limited recourse mortgage loans, the satisfaction of other mortgage loans in connection with property sales or lease restructurings and the refinancing of selected loans at lower rates of interest. The decrease in expenses for depreciation and amortization is due to the sale of properties and the full depreciation of certain components on older properties. Property expenses for 1994 include nonrecurring costs incurred in connection with assessing liquidity alternatives for the limited partners of the CPA(R) Partnerships and costs incurred in successfully resolving disputes with lessees. Costs involving disputes with lessees decreased in 1995 as a result of the successful settlement of litigation with The Leslie Fay Company ("Leslie Fay") and Anthony's Manufacturing Company, Inc. ("Anthony's").

     The decrease in lease revenues of 4% was solely due to the sale of properties in 1994 and 1995. This decrease was partially offset by rent increases on certain leases. Annualized lease revenues increased by approximately $1,000 as a result of such rent increases. Hotel operating results reflected increases of 11% in revenues and earnings. Although several factors contributed to these increases, the most significant factor was due to the CPA(R) Partnerships' engagement of a new hotel management company to operate all five of the hotels in January 1995. The hotel management company raised room rates at the Kenner, Louisiana and Livonia, Michigan hotels, both of which are operated as Holiday Inns, with no detrimental impact on occupancy rates. The Kenner property was transferred to an unaffiliated entity in July 1996 in exchange for an equity interest in such entity.

     Gains in 1995 include a gain on settlement with Leslie Fay, gains from the completion of several sale transactions which are more fully described in Note 13 to the accompanying Combined Financial Statements and gains on the extinguishment of debt. The gain on the settlement with Leslie Fay concluded a dispute which commenced in 1992 after Leslie Fay challenged the previously agreed to method for determining the purchase price for the property pursuant to a purchase option. The CPA(R) Partnerships recognized a gain of $11,499 on the settlement of the dispute and retained ownership of the property. The property, which was purchased by the CPA(R) Partnerships in 1982 for $9,400, was subsequently sold in January 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The CPA(R) Partnerships' portfolio of Properties was acquired with funds from the initial offering of each Partnership and with financing provided by limited recourse mortgage debt. Funds from the initial offerings were also used to establish working capital reserves in accordance with the provisions of each partnership agreement. Cash flow from operations has historically been used to pay scheduled principal payment obligations on mortgage debt and to fund quarterly distributions to partners, generally at an increasing rate each quarter. The CPA(R) Partnerships have historically maintained cash balances at levels which management deemed prudent for day-to-day operations and for maintaining reserves for capital needs, such as paying off maturing mortgages loans, funding improvements at the hotel properties and for the remarketing of properties. Net proceeds from the sale of assets or settlement of disputes with lessees have been used to pay off high rate mortgage debt or to fund special distributions to partners, after reviewing the adequacy of cash reserves. In accordance with their partnership agreements, the CPA(R) Partnerships may not use proceeds from the sale of assets for reinvestment in properties.

     Pursuant to the terms of limited recourse mortgage debt, lenders have recourse only to the properties collateralizing such debt. Three of the CPA(R) Partnerships have utilized unsecured loans over the past several years to pay off limited recourse debt. The terms of the recourse loans require borrowers to meet financial covenants, including debt service coverage ratios, maintenance of tangible net worth and compliance with limitations on total nonrecourse debt.

     The Company expects to meet certain long-term liquidity requirements, such as capital improvements, scheduled debt maturities and new property acquisitions through long-term secured and unsecured indebtedness and the issuance of equity securities. Upon completion of the Consolidation, the Company will have a real estate portfolio with an appraised value of approximately $682,000, limited recourse mortgage debt of approximately $194,347 and recourse debt of $24,709. Management believes that a restructuring of debt will provide an opportunity to enhance cash flow and future growth. Existing debt may be refinanced with recourse loans where the cost of such financing is favorable. Historically a significant amount of cash flow has been used to fund scheduled amortization of mortgage principal. Scheduled mortgage principal amortization paid in 1996 amounted to $8,844. The Company may use non-amortizing debt in the future to reduce debt service levels and provide additional cash flow for funding capital improvements or the acquisition of new properties. As a perpetual life entity, the Company may utilize unsecured financing to lower financing costs and improve operating flexibility. Management believes that the Company will have additional borrowing capacity that can be used to fund capital needs.

     The CPA(R) Partnerships have historically distributed a significant portion of cash flow to their Partners. The Company will initially distribute a significant portion of its cash flow to Shareholders. In the future, management will have the ability to evaluate whether a greater return may be realized by reinvesting excess cash flows, rather than increasing the rate of distributions.

     The Company expects to meet its short-term liquidity requirements, including general and administrative and property expenses, scheduled principal payment installment obligations and distribution objectives from cash generated from operations and from existing cash balances. The CPA(R) Partnerships maintained working capital reserves in order to fund their non-recurring needs, including capital improvements and maturing debt. The Company's cash balance after the Consolidation is expected to approximate $21,500. Such cash balance may decrease in the future as the Company will have the opportunity to use lines of credit to supplement cash flow from operations to fund short-term liquidity needs.

                     MANAGEMENT FOLLOWING THE CONSOLIDATION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The individuals who will serve as Directors and executive officers of the Company upon completion of the Consolidation are listed below.

                   NAME                                               OFFICE
-------------------------------------------    -----------------------------------------------------
Francis J. Carey...........................    Chairman of the Board, Chief Executive Officer and
                                               Director
Gordon F. DuGan............................    President, Chief Acquisitions Officer and Director
Steven M. Berzin...........................    Vice Chairman and Director
Donald E. Nickelson........................    Chairman of the Audit Committee and Director
William P. Carey...........................    Chairman of the Executive Committee and Director
Eberhard Faber, IV.........................    Director
Barclay G. Jones III.......................    Director
Dr. Lawrence R. Klein......................    Director
Charles C. Townsend Jr. ...................    Director
Reginald Winssinger........................    Director
Claude Fernandez...........................    Executive Vice President -- Financial Operations
John J. Park...............................    Executive Vice President, Chief Financial Officer and
                                               Treasurer
H. Augustus Carey..........................    Senior Vice President and Secretary
Samantha K. Garbus.........................    Vice President -- Asset Management
Susan C. Hyde..............................    Vice President -- Shareholder Services
Robert C. Kehoe............................    Vice President -- Accounting
Edward V. LaPuma...........................    Vice President -- Acquisitions

     The following is a biographical summary of the experience of the Directors and executive officers of the Company.

     Francis J. Carey, age 71, was elected in 1997 as Chairman, Chief Executive Officer and a Director of the Company, at which time he resigned his positions as President and a Director of W.P. Carey & Co., CPA(R):10, CIP(TM) and CPA(R):12. He had served as President of W.P. Carey since 1987 and as a Director since its founding in 1973. Prior to 1987 he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of the Pittsburgh-based firm of Reed Smith Shaw & McClay, counsel for W.P. Carey & Co. and the Company. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association since 1990 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the father of H. Augustus Carey and the brother of William P. Carey.

     Gordon F. DuGan, age 31, was elected Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997. Mr. DuGan rejoined W.P. Carey as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. Mr. DuGan jointed W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer.

     Steven M. Berzin, age 47, was elected Executive Vice President, Chief Financial Officer and a Managing Director of W.P. Carey & Co. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President -- Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1977 to 1985 and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University, and a J.D. from Harvard Law School.

     Donald E. Nickelson, age 64, serves as Chairman of the Board and Director of Greenfield Industries, Inc. and Director of Allied Healthcare Products, Inc. Mr. Nickelson is Vice-Chairman and Director of the Harbor Group, a leverage buy-out firm. He is also a Director of Sugen Corporation and D.T.I. Industries, Inc. and Trustee of Mainstay Mutual Fund Group. From 1986 to 1988, Mr. Nickelson was President of PaineWebber Incorporated, from 1988 to 1990 he was President of the PaineWebber Group and a Director from 1980 to 1993. Prior to 1986, Mr. Nickelson served in various capacities with affiliates of PaineWebber Incorporated and its predecessor firm. From 1988 to 1989, Mr. Nickelson was a Director of a diverse group of corporations in the manufacturing, service and retail sectors, including Wyndham Baking Co., Inc., Hoover Group, Inc., Peebles, Inc. and Motor Wheel Corporation. He is a former Chairman of National Car Rentals, Inc. Mr. Nickelson is also a former Director of the Chicago Board Options Exchange and is a former Chairman of the Pacific Stock Exchange.

     William P. Carey, age 67, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School of Finance, Mr. Carey is a Governor of the National Association of Real Estate Investment Trusts (NAREIT) and a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that university. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(TM) and CPA(R):12. Mr. Carey is the brother of Francis
J. Carey and the uncle of H. Augustus Carey.

     Eberhard Faber, IV, age 61, is currently a Director of PNC Bank, Chairman of the Board and Director of the Citizens Voice, a newspaper, a Director of Ertley's Motorworld, Inc., Vice-Chairman of the Board of Kings College and a Director of Geisinger Wyoming Valley Hospital. Mr. Faber served as Chairman and Chief Executive officer of Eberhard Faber, Inc., from 1973 to 1987. Mr. Faber also served as the Director of the Philadelphia Federal Reserve Bank, including service as the Chairman of its Budget and Operations Committee from 1980 to 1986. Mr. Faber has served on the boards of several companies, including First Eastern Bank from 1980 to 1993.

     Barclay G. Jones III, age 37, is Vice Chairman and a Managing Director of W.P. Carey & Co. Mr. Jones joined W.P. Carey & Co. as Assistant to the President in July 1982, after his graduation from the Wharton School of the University of Pennsylvania where he majored in Finance and Economics. Mr. Jones has served as a director of W.P. Carey & Co. since April 1992 and is a director of the Wharton School Club of New York.

     Dr. Lawrence R. Klein, age 77, is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a Director.

     Charles C. Townsend, Jr., age 69, currently is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend serves as director of CPA(R):10, CIP(R) and. CPA(R):12.

     Reginald Winssinger, age 55, is currently Chairman of the Board and Director of Horizon Real Estate Group, Inc. Mr. Winssinger has managed portfolios of diversified real estate assets exceeding $500 million throughout the United States for more than 20 years. Mr. Winssinger is active in the planning and development of major land parcels and has developed 20 commercial properties. Mr. Winssinger is a native of Belgium with more than 25 years of real estate practice, including 10 years based in Brussels, overseeing appraisals, construction and management. Mr. Winssinger holds a B.S. in Geography from the University of California at Berkeley and received a Degree in Appraisal and Survey in Belgium. Mr. Winssinger presently serves as Honorary Belgium Consul to the State of Arizona, a position he has held since 1991.

     Claude Fernandez, age 45, is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co. Mr. Fernandez joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, and Vice President in April 1986, First Vice President in April 1987, Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. degree in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

     John J. Park, age 33, is a Senior Vice President, Treasurer and a Managing Director of W.P. Carey & Co. Mr. Park became a First Vice President of W.P. Carey & Co. in April 1993 and Senior Vice President in October, 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991.

     H. Augustus Carey, age 40, is a Senior Vice President and a Managing Director at W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected First Vice President in April 1992. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. He is the son of Francis J. Carey and the nephew of William P. Carey.

     Samantha K. Garbus, age 29, is a Vice President and Director of Property Management of W.P. Carey & Co. Ms. Garbus became a Second Vice President of W.P. Carey & Co. in April 1995 and Vice President in April 1997. Ms. Garbus joined W.P. Carey & Co. as a Property Management Associate in January 1992. Ms. Garbus received a B.A. degree in History from Brown University in 1990 and an M.B.A. from The Stern School of New York University in January 1997.

     Susan C. Hyde, age 29, is a Vice President and Director of Investor Relations of W.P. Carey & Co. Ms. Hyde joined W.P. Carey & Co. in 1990, became a Second Vice President in April 1995 and Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English.

     Robert C. Kehoe, age 37, a Vice President of W.P. Carey & Co., joined W.P. Carey & Co. as a Senior Accountant in 1987. Mr. Kehoe became a Second Vice President of W.P. Carey & Co. in April 1992 and Vice President in July 1997. Prior to joining W.P. Carey & Co., Mr. Kehoe was associated with Deloitte Haskins & Sells for three years and was Manager of Financial Controls at CBS Educational and Professional Publishing for two years. Mr. Kehoe received his B.S. degree in Accounting from Manhattan College in 1982 and his M.B.A. from Pace University in 1993.

     Edward V. LaPuma, age 24, is a Vice President and Research Officer for W.P. Carey & Co. and its Affiliate, Carey Institutional Properties. Mr. LaPuma joined W.P. Carey & Co. as an Assistant to the Chairman in July 1995, became Second Vice President in July 1996 and Vice President in April 1997. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. degree in Global Economic Strategies from The College of Arts and Sciences and a B.S. degree in Economics with a concentration in Finance from the Wharton School.

DIRECTORS AND PRINCIPAL OFFICERS OF THE MANAGER

     The Directors and principal officers of the Manager who will have responsibility for providing services to the Company are as follows:

                      NAME                                            OFFICE
------------------------------------------------  ----------------------------------------------
William P. Carey................................  Chairman of the Board and Director
Barclay G. Jones, III...........................  President and Director
Frank J. Hoenemeyer.............................  Vice Chairman of the Investment Committee and
                                                  Director
Dr. Lawrence R. Klein...........................  Chairman of the Economic Policy Committee and
                                                  Director
George E. Stoddard..............................  Chairman of the Investment Committee and
                                                  Director
Steven M. Berzin................................  Executive Vice President, Chief Financial
                                                  Officer and Director
Gordon F. DuGan.................................  Executive Vice President
Claude Fernandez................................  Executive Vice President
H. Augustus Carey...............................  Senior Vice President and Secretary
Anthony S. Mohl.................................  Senior Vice President -- Property Management
John J. Park....................................  Senior Vice President and Treasurer
Michael D. Roberts..............................  First Vice President and Controller
Gordon J. Whiting...............................  First Vice President -- Acquisitions

     Information regarding Messrs. W. P. Carey, Jones, Klein, Berzin, DuGan, Fernandez, Park and H.A. Carey is set forth under "Management -- Directors and Principal Officers of the Company."

     George E. Stoddard, age 80, was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable") with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as President and Managing Director of W.P. Carey & Co.

     Frank J. Hoenemeyer, age 77, is the former Vice Chairman and Chief Investment Officer of the Prudential Insurance Company of America, where he was responsible for Prudential's real estate and securities portfolio, now over $200 billion. Mr. Hoenemeyer was with Prudential of the University of Pennsylvania for 37 years. He graduated with a B.S. from Xavier University and an M.A. from the Wharton School.

     Anthony S. Mohl, age 35, is a Senior Vice President of W.P. Carey & Co. Mr. Mohl joined W.P. Carey & Co. as Assistant to the President in September 1987 after receiving an M.B.A. from the Columbia University Graduate School of Business and became a Second Vice President in January 1990. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving a B.A. degree in History from Wesleyan University.

     Michael D. Roberts, age 45, First Vice President and Controller of W.P. Carey & Co., joined W.P. Carey & Co. in April 1989 as a Second Vice President and Assistant Controller, was named Vice President and Controller in October 1989 and First Vice President in July 1990. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received a B.A. degree in Sociology from Brandeis University and an M.B.A. from Northeastern University.

     Gordon J. Whiting, age 31, is a First Vice President of W.P. Carey & Co. Mr. Whiting became a First Vice President of W.P. Carey & Co. in April 1997 and Vice President in October 1995. Prior to joining W.P. Carey & Co. as a Second Vice President in September 1994, after Mr. Whiting received an M.B.A. from the Columbia University Graduate School of Business where he concentrated in finance, Mr. Whiting founded an import/export Company based in Hong Kong after receiving a B.S. in Business Management and Marketing from Cornell University.

TERMS OF DIRECTORS OF THE COMPANY

     Pursuant to the Organizational Documents, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. The term of Messrs. Berzin, DuGan and Winssinger will expire in 1998; the term of Messrs. F. Carey, Faber and Jones will expire in 1999; and the term of Messrs. W. Carey, Klein, Townsend and Nickelson will expire in 2000. Directors for each class will be chosen for a three-year term upon the expiration of the current class' term beginning in 1998. The staggered terms for Directors may affect the holder of Listed Shares ability to change control of the Company, even if a change of control were in the interests of the Shareholders. An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director being replaced.

     The Organizational Documents provide that the number of Directors of the Company will be fixed by the Board of Directors, but must consist of not fewer than five nor more than 15 members. One class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the Listed Shares present at a meeting at which a quorum is present. Directors can be removed from office only by the affirmative vote of the holders of at least a majority of the Listed Shares. In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum. A vacancy created by an increase in the number of Directors shall be filled by a majority of the entire Board of Directors. Accordingly, the Board of Directors could temporarily prevent any holder of Listed Shares from enlarging the Board of Directors and filling the new Directorships with such holders' own nominees.

     The Board of Directors expects to hold meetings at least quarterly and may take action on behalf of the Company by unanimous written consent without a meeting. Directors may participate in meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

     Executive Committee. The Executive Committee may authorize the execution of contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee will exercise, during intervals between meetings of the Board of Directors and subject to certain limitations, all of the powers of the full Board of Directors and will monitor and advise the Board of Directors on strategic business planning for the Company.

     Audit Committee. Promptly following the consummation of the Consolidation, the Board of Directors will establish an audit committee that will consist of two or more Independent Directors (the "Audit Committee"). (For purposes of the Company's operations, the term "independent" as applied to a Director means a person who (i) is not an officer of the Company and (ii) is, in the view of the Company's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment.) The Audit

Committee will be established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     The membership of the Committees of the Board of Directors will be established after the Consolidation.

COMPENSATION OF THE BOARD OF DIRECTORS

     The Company intends to pay its Directors who are not officers of the Company fees for their services as Directors. Such Directors will receive annual compensation of $35,000. Initially, compensation will be paid in the form of restricted Listed Shares and options to purchase Listed Shares. This compensation may be changed by the Board of Directors. Officers or employees of the Company or Manager who are Directors will not be paid any director fees.

EXECUTIVE COMPENSATION

     The Company was organized as a Delaware limited liability company in October 1996 and will pay no compensation until the Consolidation is completed. The following table sets forth the base compensation to be awarded to Francis J. Carey, the Company's Chief Executive Officer on an annualized basis during 1997.

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL       LONG TERM COMPENSATION
                                                              SALARY(1)      AWARDS & OPTIONS(2)
                                                              ---------     ----------------------
Francis J. Carey............................................  $ 250,000             121,000
Chairman & Chief Executive Officer

---------------
(1) Amount specified is an annualized projection for fiscal year 1997, which ends December 31, 1997. It does not include bonuses that may be paid.

(2) Upon the effective date of the Consolidation, Mr. Carey will receive options to purchase 38,500 Listed Shares at $20 per share and a grant of 7,500 Listed Shares as part of his annual compensation. The transferability of the Listed Shares will be restricted. Mr. Carey will also receive a one-time grant of options to purchase 75,000 Listed Shares at $20 per Listed Share.

                         OPTION GRANT IN FISCAL YEAR 1997(1)

                                                                                     POTENTIAL REALIZABLE
                                                                                             VALUE
                                     PERCENT OF                                    AT ASSUMED ANNUAL RATE OF
                                    TOTAL OPTIONS                                  SHARE PRICE APPRECIATION
                                     GRANTED TO       EXERCISE                          FOR OPTION TERM
                      OPTIONS       EMPLOYERS IN      PRICE PER     EXPIRATION     -------------------------
                     GRANTED(1)      FISCAL YEAR        SHARE          DATE            5%            10%
                     ----------     -------------     ---------     ----------     ----------     ----------
Francis J. Carey...    113,500           100%            $20             *         $1,427,591     $3,617,795

---------------
 * Expiration Date will be 10 years from the date of grant, which will be the date the Consolidation is completed.

(1) The options will become exercisable for one-third of the covered shares on each of the first, second and third anniversary of the date of grant.

1997 LISTED SHARE INCENTIVE PLAN

     Prior to the Offering, the Board of Directors will adopt, and the initial shareholders of the Company will approve, the 1997 Plan for the purpose of attracting and retaining executive officers, Directors and employees. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

     Officers and other employees of the Company and its Affiliates generally will be eligible to participate in the 1997 Plan. The Administrator selects the individuals who will participate in the 1997 Plan ("Participants").

     The 1997 Plan authorizes the issuance of up to 700,000 Listed Shares. The Plan provides for the grant of (i) share options which may or may not qualify as incentive stock options under Section 422 of the Code, (ii) performance shares,
(iii) dividend equivalent rights ("DERs"), issued alone or in tandem with options, and (iv) restricted shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions. The Administrator shall prescribe the conditions which must occur for restricted shares or performance shares to vest and incentive awards to be earned.

     In connection with the grant of options under the 1997 Plan, the Administrator will determine the option exercise period and any vesting requirements. The initial options granted under the Plan will have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant and, for the balance of the shares, on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of the Company (as defined in the 1997 Plan). An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Listed Shares subject to his or her option until the option is exercised. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any Listed Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1997 Plan. The exercise price of options granted under the 1997 Plan may not be less than the fair market value of the Listed Shares on the date of grant. Payment of the exercise price of an option granted under the 1997 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

     On the effective date of the Offering, options for 113,500 Listed Shares and 7,500 restricted Listed Shares will be granted to the sole employee of the Company. The options will have an exercise price equal to $20 per Listed Share.

     No option, DER, restricted Listed Shares or performance shares may be granted under the 1997 Plan after December 31, 2006. The Board may amend or terminate the 1997 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1997 Plan (other than an adjustment or automatic increase described above), (ii) changes the eligibility requirements or (iii) increases the benefits that may be provided under the 1997 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

INCENTIVE COMPENSATION

     The Company may award incentive compensation to employees of the Company and its subsidiaries, including incentive awards under the 1997 Plan that may be earned on the attainment of performance objectives stated with respect to criteria described above or other performance-related criteria. The Compensation Committee may, in its discretion, approve bonuses to executive officers and certain other officers and key employees if the Company achieves Company-wide, regional and/or business unit performance objectives determined by it each year.

THE NON-EMPLOYEE DIRECTOR PLAN

     Prior to the issuance of the Listed Shares, the Board of Directors will also adopt, and the Company's shareholders will approve, the Non-Employee Directors' Plan to provide incentives to attract and retain Independent Directors.

     The Directors' Plan provides for the grant of options and the award of Listed Shares to each eligible Director of the Company. No Director who is an employee of the Company or an employee of the Manager is eligible to participate in the Non-Employee Directors' Plan.

     The Directors' Plan provides that each Independent Director who is a member of the Board of Directors on the first day of trading of the Listed Shares will be granted an option to purchase 4,000 Listed Shares at an exercise price of $20 per Listed Share and 1,250 Listed Shares. The exercise price of options granted under the Directors' Plan may be paid in cash, acceptable cash equivalents, Listed Shares or a combination thereof. Options issued under the Directors' Plan are exercisable for ten years from the date of grant.

     The option granted under the Directors' Plan shall become exercisable for 1,333 Listed Shares on each of the first and second anniversaries of the date of grant and for 1,334 Listed Shares on the third anniversary of the date of grant provided that Trustee is a member of the Board of Directors on such anniversary date. To the extent an option has become exercisable under the Directors' Plan, it may be exercised whether or not the Trustee is a member of the Board on the date or dates of exercise. An option may be exercised for any number of whole shares less than the full number of which the option could be exercised. A Trustee will have no rights as a Shareholder with respect to Listed Shares subject to his or her option, until the option is exercised.

     In subsequent annual periods, each Independent Director may also receive quarterly an award of options to purchase Listed Shares or Restricted Listed Shares. Awards will be made on each April 1, July 1, October 1 and January 1 (each date, a "Quarterly Award Date") during the term of the Directors' Plan. Each Independent Director may receive, on each Quarterly Award Date on which he is a member of the Board of Directors, the number of options to purchase Listed Shares or restricted Listed Shares having a fair market value on that date that as nearly as possible equals, but does not exceed $6,250. Restrictions on the exercisability of the options shall lapse or vest over a three year period. The transfer of Listed Shares granted to Directors may be restricted, and the restriction will lapse as specified at the time of the grant.

     The terms of outstanding options, the number of Listed Shares for which options will thereafter be awarded and the number of Listed Shares to be awarded on a Quarterly Award Date shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

     The Directors' Plan provides that the Board of Directors may amend or terminate the Directors' Plan, but the Directors' Plan may not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder. An amendment will not become effective without shareholder approval if the amendment materially changes the eligibility requirements or increases the benefits that may be provided under the Directors' Plan. No options for Listed Shares may be granted, and no Listed Shares may be awarded under the Directors' Plan after December 31, 2003.

THE MANAGER

     Carey Management LLC, the Manager, will serve as the manager of the Company. The Manager is a limited liability company and its members are W.P. Carey & Co., CCP, Seventh Carey, Eighth Carey and Ninth Carey. The Company has entered into a management agreement with the Manager (the "Management Agreement") pursuant to which the Manager will manage the Company's day-to-day affairs. This will include the purchase and disposition of Company investments and the management of the properties owned by the Company. The Manager and its Affiliates will receive certain fees and compensation pursuant to the Management Agreement. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."

SHAREHOLDINGS

     Upon consummation of the Consolidation, the Manager will own 661,718 Listed Shares, which constitutes approximately 3% of the outstanding Listed Shares as of such date (assuming 100% Partnership Participation). Furthermore, any resale of the 661,718 Listed Shares that the Manager will own and the resale of any Shares which may be acquired by Affiliates of the Company are subject to the provisions of Rule 144 promulgated under the Securities Act, which limits the number of Shares that may be sold at any one time and the manner of such resale. Although the Manager is not prohibited from acquiring additional Listed

Shares. There is no limitation on the ability of the Manager or its Affiliates to resell any Shares they may acquire in the future.

     In addition, upon completion of the Consolidation, the Manager will receive Warrants to purchase 2,284,800 Listed Shares at $21 per Listed Share and 725,930 Listed Shares at $23 per Listed Share.

MANAGEMENT DECISIONS

     The primary responsibility for the selection of Company investments and the negotiation for such investments will reside in Francis J. Carey, Chairman and Chief Executive Officer of the Company and Steven M. Berzin, William P. Carey, Gordon F. DuGan, Barclay G. Jones III and George E. Stoddard, all of whom are officers or Directors of the Manager. Each potential Company investment will be submitted for review to the Investment Committee. George E. Stoddard, Chairman, Frank J. Hoenemeyer and Lawrence R. Klein currently serve as members of the Investment Committee. The Board of Directors of the Manager has empowered the Investment Committee to authorize and approve Company investments on behalf of the Manager. However, the Board of Directors of the Manager retains ultimate authority to authorize and approve Company investments on behalf of the Manager and may make such investments on behalf of the Company without the approval of, and irrespective of any adverse recommendation by, the Investment Committee or any other Person, except the Board of Directors of the Company.

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS OF THE COMPANY

     Pursuant to the Organizational Documents, no Directors or officers of the Company will be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by such Director or officer, except in the case of fraudulent or illegal conduct of such person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     According to the Organizational Documents, all Directors and officers of the Company are entitled to indemnification from the Company. See "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION -- Indemnification of Directors and Officers of the Company."

MANAGEMENT SERVICES PROVIDED BY MANAGER

     The Manager will provide both strategic and day-to-day management for the Company, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets and administrative services. The Manager will also provide office and other facilities for the Company's needs. Through the Manager and its Affiliates, the Company will function as a fully integrated operating company.

     The Board has authorized the Manager to make investments in any property on behalf of the Company. Certain types of transactions, however, require the prior approval of the Board and a majority of the Independent Directors, including the following: (i) the allocation of interests in investments made through joint venture arrangements with Affiliates of the Manager that are public companies,
(ii) the terms of any investment made with the Manager or any affiliate of the Manager that is not a public company, (iii) transactions that present issues which involve conflicts of interest for the Manager (other than conflicts involving the payment of fees or the reimbursement of expenses or joint investments) and (iv) the lease of assets to the Manager, any Director or an Affiliate of the Manager.

     The Company will reimburse the Manager for all of the costs that it incurs in connection with the services it provides to the Company, including, but not limited to: (i) expenses attributable to the Consolidation (including but not limited to, advertising expenses, expense reimbursement, counsel and accounting fees), (ii) the cost of goods and services used by the Company and obtained from entities not affiliated with the Manager, including brokerage fees paid in connection with the purchase and sale of securities, (iii) administrative services (including personnel costs, provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel are used in transactions for which the Manager receives a separate transactional fee), (iv) rent, depreciation, leasehold improvement costs, utilities or other administrative items and (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties.

     The term of the Management Agreement ends on December 31, 1998 and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any such period. Additionally, the Management Agreement may be terminated (a) immediately by the Company for "Cause" or upon the bankruptcy of the Manager or a material breach of the Management Agreement by the Manager or (b) immediately with "Good Reason" by the Manager. "Good Reason" is defined in the Management Agreement to mean either (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Management Agreement or (ii) any material breach of the Management Agreement of any nature whatsoever by the Company. "Cause" is defined in the Management Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Manager or a breach of the Management Agreement by the Manager.

     Following the termination of the Management Agreement by the Company, the Manager shall be entitled to receive payment of any earned, but unpaid, compensation and expense reimbursements accrued as of such date and an incentive fee based on the appraised value of the properties owned by the CPA(R) Partnership. If the Management Agreement is terminated (i) in connection with a Change of Control of the Company, (ii) by the Company for any reason other than Cause or (iii) by the Manager for Good Reason, the Manager also shall be entitled to the payment of the Termination Fee. The Manager shall be entitled to receive all accrued, but unpaid, compensation and expense reimbursements and the Termination Fee in cash within 30 days of the effective date of the termination.

     The Manager and its Affiliates expect to engage in other business ventures, and, as such, their resources will not be dedicated exclusively to the business of the Company. However, pursuant to the Management Agreement, the Manager must devote sufficient resources to the administration of the Company to discharge its obligations. The Management Agreement is not assignable or transferable by either party without the consent of the other party, except that the Manager may assign the Management Agreement to an Affiliate that has a net worth of $3,000,000 or more or for whom the Manager agrees to guarantee its obligations to the Company, and either the Manager or the Company may assign or transfer the Management Agreement to a successor entity.

     The Manager or its Affiliates will be paid certain fees in connection with services provided to the Company. In the event the Management Agreement is not renewed by the Company or is terminated without Cause by the Company or with Good Reason by the Manager, the Manager will be paid all accrued and unpaid fees and expense reimbursements and, in certain circumstances, will also be paid a Termination Fee. The Company will not reimburse the Manager or its Affiliates for services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."

           SECONDARY MARKET AND OWNERSHIP OF CPA(R) PARTNERSHIP UNITS

SALE PRICES OF UNITS

     The Units are not listed on any national or regional securities exchange or quoted on the Nasdaq System, and there is no established public trading market for the Units. Secondary sales activity for the Units has been limited and sporadic. The General Partners monitor transfers of the Units (a) because the admission of the transferee as a substitute investor requires the consent of the General Partners under each of the Partnership Agreements and (b) in order to track compliance with safe harbor provisions to avoid treatment of the CPA(R) Partnerships as "publicly traded partnerships" for federal income tax purposes.

     Set forth in the table that follows is certain information regarding transactions in the Units. Such information was obtained from the sources indicated. The transactions reflected in the tables below represent only some of the transactions in the Units. There have been other secondary transactions in the Units, although specific information regarding such transactions is not readily available to the General Partners. Because the information regarding transactions in the Units included in the tables below is provided without verification by the General Partners and because the information provided does not reflect sufficient activity to cause the prices shown to be representative of the values of the Units, such information should not be relied upon as indicative of the ability of Unitholders to sell their Units in secondary transactions or as to the prices at which such Units may be sold. Therefore, the information presented should not necessary be relied upon by Unitholders in determining whether or not to vote in favor of the Consolidation.

     The General Partners do not believe that the secondary sale prices of the Units accurately reflect the value of the assets of the CPA(R) Partnerships, because secondary sale prices are adversely affected by a variety of factors unrelated to the value of the assets of a CPA(R) Partnership. Units are generally traded on a sporadic basis. Sale prices can vary dramatically based on the number of Units sold at one or over time. Additionally, the Tax Reform Act of 1986 contained provisions which eliminated certain federal income tax advantages associated with investments in limited partnerships and which caused limited partnerships to place restrictions on transfers of interests in order to avoid taxation of income at the partnership and partner levels. Accordingly, limited partnerships have not been well received by investors and secondary sale prices have been adversely affected.

     While the General Partners receive some information regarding the prices of secondary transactions in the Units, the General Partners do not receive or maintain comprehensive information regarding all activities of all broker/dealers and others known to facilitate secondary sales of the Units. The General Partners estimate, based solely on the transfer records of the CPA(R) Partnership, that the number of Units transferred in sale transactions (i.e., excluding transactions believed to be between related parties, family members or the same beneficial owner) were as follows:

                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                FROM JANUARY 1, 1997 THROUGH SEPTEMBER 30, 1997
                       AS TRACKED BY THE GENERAL PARTNER

                                                        WEIGHTED                      NUMBER OF    DOLLAR VALUE
                                                          UNIT                          UNITS       OF TRADES
                                                       SALES PRICE    HIGH    LOW      TRADED        TRACKED
                                                       -----------    ----    ----    ---------    ------------
CPA(R):1.............................................    $   362      $390    $292        815       $  407,500
CPA(R):2.............................................        331       360     265        734           99,090
CPA(R):3.............................................        468       525     408        675          168,750
CPA(R):4.............................................        438       475     372        641          275,630
CPA(R):5.............................................        279       329     260      1,261          596,453
CPA(R):6.............................................        896       936     855      1,280        1,280,000
CPA(R):7.............................................        737       802     510        692          588,200
CPA(R):8.............................................        906       953     600      2,228        2,228,000
CPA(R):9.............................................        747       920     600      1,258        1,258,000

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Units as of June 30, 1997 by each director and executive officer of each General Partner and by all Directors and executive officers of the Managing General Partner and the Company as a group, and, upon consummation of the Consolidation, the Listed Share ownership of such officers and Directors. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020.

                             CPA(R):1           CPA(R):2           CPA(R):3           CPA(R):4           CPA(R):5     CPA(R):6
                         ----------------   ----------------   ----------------   ----------------   ---------------- --------
                                 LISTED             LISTED             LISTED             LISTED             LISTED
                         UNITS  SHARES(1)   UNITS  SHARES(1)   UNITS  SHARES(1)   UNITS  SHARES(1)   UNITS  SHARES(1)   UNITS
                         -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----  ---------   -----
W.P. Carey..............  205     5,289(4)   210     5,767(5)   211     7,955(6)   205     6,792(7)   210     3,786(8)   105
F.J. Carey..............   --        --       --        --       --        --       10       331       --        --       25
S. M. Berzin(10)........   --        --       --        --       --        --       --        --       --        --       --
G.F. DuGan(10)..........   --        --       --        --       --        --       --        --       --        --       --
E. Faber................   --        --       --        --       --        --       --        --       --        --       --
B.G. Jones(10)..........    4       103       --        --       --        --       --        --       --        --       --
L.R. Klein..............   --        --       --        --       --        --       --        --       --        --       --
D.E. Nickelson..........   --        --       28       769       --        --       --        --       --        --       --
C.C. Townsend Jr........   --        --       --        --       --        --       --        --       --        --       --
R. Winssinger...........   --        --       --        --       --        --       --        --       --        --       --
All Directors & officers
 as a group ( members)..  209     5,392      258     7,085      253     9,538      215     7,123      210     3,786      150

                                                                                                              TOTAL LISTED
                                                                                                                 SHARES
                          CPA(R):6        CPA(R):7            CPA(R):8            CPA(R):9                    BENEFICIALLY
                         ----------   ----------------    ----------------    ----------------               OWNED AFTER THE
                           LISTED             LISTED              LISTED              LISTED        THE       CONSOLIDATION
                          SHARES(1)   UNITS  SHARES(1)    UNITS  SHARES(1)    UNITS  SHARES(1)    COMPANY        (2)(3)
                          ---------   -----  ---------    -----  ---------    -----  ---------    -------    ---------------
                         <
W.P. Carey..............    7,141(9)   110      6,047(10)  108     7,530(11)   108     5,671(12)  733,134(13)     793,956
F.J. Carey..............    1,700       13        715       15     1,046        15       788       7,500          12,080
S. M. Berzin(10)........       --       --         --       --        --        --        --          --              --
G.F. DuGan(10)..........       --       --         --       --        --        --        --          --              --
E. Faber................       --       --         --       --        --        --        --       1,250           1,250
B.G. Jones(10)..........       --        4        220       --        --        --        --          --             323
L.R. Klein..............       --       --         --       --        --        --        --       1,250           1,250
D.E. Nickelson..........       --       70      3,848       15     1,046        24     1,260       1,250           8,173
C.C. Townsend Jr........       --       --         --       --        --        --        --       1,250           1,250
R. Winssinger...........       --       --         --       --        --        --        --       1,250           1,250
All Directors & officers
 as a group ( members)..    9,473      222     12,204      158    11,016       164     8,719      751,778        826,186

---------------

 (1) Listed Share numbers represent the number of Listed Shares each would receive after the Consolidation when the Units are converted to Listed Shares. Conversion rates can be found on page 12 of this Consent Solicitation/Prospectus.

 (2) Unless otherwise indicated, each person has sole voting and investment power with respect to all Units and Listed Shares owned by such person.

 (3) Assuming that all CPA(R) Partnerships participate in the Consolidation.

 (4) Of these amounts, 5,026 Listed Shares are owned by W.P. Carey & Co., a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

 (5) Of these amounts, 5,208 Listed Shares are owned by W.P. Carey & Co., a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

 (6) Of these amounts 7,121 Listed Shares are owned by W.P. Carey & Co., a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

 (7) Of these amounts, 6,462 Listed Shares are owned by CCP, a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

 (8) Of these amounts, 3,419 Listed Shares are owned by CCP, a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

 (9) Of these amounts 6,796 Listed Shares are owned by CCP, a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

(10) Of these amounts 5,238 Listed Shares are owned by Seventh Carey, a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

(11) Of these amounts, 6,827 Listed Shares are owned by Eighth Carey, a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

(12) Of these amounts, 5,103 Listed Shares are owned by Ninth Carey, a corporation in which Mr. W.P. Carey owns a majority of the outstanding shares.

(13) Of this amount, 661,718 Listed Shares will be owned by the Manager, a limited liability company in which Mr. W.P. Carey owns a majority of the interests.

(14) Messrs. Berzin, DuGan & Jones own an interest in the Listed Shares owned by the Manager, W.P. Carey & Co. and its Affiliates through the W.P. Carey & Co. Partnership Equity Plan.

     No person or group is known by the General Partners to be the beneficial owner of more than 5% of the outstanding Units of any CPA(R) Partnership at June 30, 1997.

     There exists no arrangement known to the CPA(R) Partnerships, the operation of which may at a subsequent date result in a change of control of the Partnerships.

             DESCRIPTION OF SHARES AND SUBSIDIARY PARTNERSHIP UNITS

     The following summary of certain provisions of the Organizational Documents does not purport to be complete. Reference is made to the full text of the Organizational Documents for their entire terms. See "COMPARISON OF UNITS, LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS" for additional information about the Listed Shares and the Subsidiary Partnership Units.

LISTED SHARES

     In the Consolidation, the Listed Shares will not be issued in series. Accordingly, the holders of Units of all nine CPA(R) Partnerships who acquire Listed Shares in the Consolidation will receive identical Listed Shares. The holders of the Listed Shares will bear the expenses of the formation of the Company and the Consolidation. The performance of, and distributions with respect to, the Listed Shares will be based upon the performance of the entire portfolio of the Company's assets.

     The Company will pay distributions to holders of the Listed Shares when declared by its Board of Directors out of funds legally available therefor. While the initial policy of the Company will be to make quarterly distributions to the holders of Listed Shares, the level and timing of distributions will depend on, among other things, the cash flow and earnings of the Company, its financial condition, debt covenants, reinvestment policies and such other factors as the Board of Directors deems relevant. Distributions to the holders of Listed Shares may be subject to preferences on distributions on securities which may be issued by the Company in the future. The Company does not intend to distribute to the holders of Listed Shares net cash receipts from sales or refinancings of assets, but, instead, to retain such funds to make new investments or for other purposes, taking into account the income tax impact, if any, of reinvesting such proceeds rather than distributing them. These policies are within the discretion of the Board of Directors and may be changed from time to time. It is expected that the Board of Directors, in setting the level of the distributions to the holders of Listed Shares, will take into account, among other things, the Company's financial performance, need of funds for working capital reserves, capital improvements, tax consequences to holders of Listed Shares and new investment opportunities. See "DISTRIBUTION POLICY."

     The Listed Shares are not redeemable, except pursuant to certain anti-takeover provisions adopted by the Company. See "Restricting Changes in Control and Business Combination Provisions."

     Upon the liquidation of the Company, the holders of Listed Shares will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, payment of expenses and any liquidation preferences on any Shares that may then be outstanding. Therefore, holders of Listed Shares will be entitled to a distribution based proportionately on their ownership of the Company.

     Any matter submitted to the holders of Listed Shares generally requires the affirmative vote of holders of a majority of the Listed Shares for approval. There are no cumulative voting rights with respect to the election of Directors. Listed Shareholders have voting rights with respect to (i) the election and removal of Directors, (ii) the sale or disposition of all or substantially all of the assets of the Company at any one time (other than sales or dispositions, the proceeds of which are needed to redeem the Partnership Shares), (iii) the merger or consolidation of the Company (where the Company is not the surviving entity), (iv) the dissolution of the Company and (v) certain anti-takeover provisions. The holders of Listed Shares will be entitled to one vote for each Listed Share owned. Any action that may be taken at a meeting may be taken by written consent in lieu of a meeting executed by holders of Shares sufficient to authorize such action at a meeting. At any meeting, a holder of Listed Shares may vote in person, by written proxy or by a signed writing directing the manner in which his vote should be cast. Proxies are revocable at the pleasure of the holder of Listed Shares executing it.

     No holders of any Listed Shares have any preemptive rights or any rights to convert their Listed Shares into any other securities of the Company. Since a public market for the Listed Shares is a condition to the consummation of the Consolidation, the Company has applied for listing of the Listed Shares on the NYSE.

SUBSIDIARY PARTNERSHIP UNITS

     The Subsidiary Partnership Units have been structured so that their economic interests and legal rights are substantially the same as the terms and conditions of the Units. A series of Subsidiary Partnership Units will be issued by each of the Subsidiary Partnerships to correspond with the nine CPA(R) Partnerships. A Subsidiary Partnership Unit will represent a direct ownership interest in a Subsidiary Partnership as a limited partner. The performance of, and distributions with respect to, each series of Subsidiary Partnership Units will be based solely upon the performance of the Subsidiary Partnership that issued such series. Thus, the performance of, and the distributions to the holders with respect to, each series of Subsidiary Partnership Units will be measured by reference to the performance of the CPA(R) Partnership relating to that series as they existed prior to the Consolidation. See "DISTRIBUTION POLICY."

     A liquidating distribution will be made with respect to a series of Subsidiary Partnership Units in the following situations: (i) sale of a Property which is owned by a Subsidiary Partnership (which does not include the pledge of a Property in connection with the leveraging of such Property) or (ii) as soon as practicable after appraisals are performed on the CPA(R) Partnerships' properties no later than the dates listed below.

                                 CPA(R)                          APPRAISAL DATE
            -------------------------------------------------  ------------------
            CPA(R):1.........................................  December 31, 1998
            CPA(R):2.........................................  December 31, 1998
            CPA(R):3.........................................  December 31, 1998
            CPA(R):4.........................................  December 31, 1998
            CPA(R):5.........................................  December 31, 2001
            CPA(R):6.........................................  December 31, 2001
            CPA(R):7.........................................  December 31, 2001
            CPA(R):8.........................................  December 31, 2002
            CPA(R):9.........................................  December 31, 2002

     The above provision providing for a partial liquidation upon the sale of a Property and the redemption of the Subsidiary Partnership Units is designed to be consistent with the expectations of a Unitholder that the liquidation of the CPA(R) Partnerships would begin no later than a certain date. Such expectation results from a provision in each of the Partnership Agreements. Thus, that provision essentially tracks the Partnership Agreement provisions.

     Upon the liquidation of a Subsidiary Partnership, after satisfaction of all of the Subsidiary Partnership's creditors, the holders of each series of Subsidiary Partnership Units will be entitled to receive out of the assets of the Subsidiary Partnerships available for distribution therefor, an amount in cash or in kind equal to the total appraised value on such date of all assets of the Subsidiary Partnership to the extent such Subsidiary Partnership has not yet been the subject of a redemption event, minus the related selling expenses which would be incurred in such a sale (based on local conditions existing at the time). After payment of the full amount of the liquidation distributions to which they are entitled, the holders of the Subsidiary Partnership Units will not be entitled to any further participation in any distribution of assets of the Company.

     The holders of Subsidiary Partnership Units have voting rights with respect to the following matters relating to the Subsidiary Partnership in which they own Units: (i) removal of any General Partner and (ii) the sale or all or substantially all of the assets of the Subsidiary Partnership (except for sales made in connection with the liquidation of the Subsidiary Partnership). Holders of each class of Subsidiary Partnership Units will be entitled to the same percentage vote as they would have been entitled to as Limited Partners on matters relating to the CPA(R) Partnership in which they own Units. The remaining percentage vote will be cast by the Company, which is expected to own the Subsidiary Partnership Units not owned by Unitholders.

     Any action that may be taken at a meeting may be taken by written consent in lieu of a meeting executed by holders of Subsidiary Partnership Units sufficient to authorize such action at a meeting. At any meeting, a holder of Subsidiary Partnership Units may vote in person, by written proxy or by a signed writing directing the manner in which his vote should be cast. Proxies are revocable at the pleasure of the holder of Subsidiary Partnership Units executing it.

     Each Subsidiary Partnership is prohibited from issuing any equity securities without the approval of the holders of the Subsidiary Partnership Units as long as the Subsidiary Partnership Units are outstanding. No holders of any Subsidiary Partnership Units have any preemptive rights or any rights to convert their Subsidiary Partnership Units into any securities of the Company.

     The Subsidiary Partnership Units will not be listed on any national securities exchange and will not be listed on the Nasdaq National Market, and no public market for the Subsidiary Partnership Units is expected to develop.

RESTRICTING CHANGES IN CONTROL AND BUSINESS COMBINATION PROVISIONS

     Certain provisions of the Organizational Documents and the Shareholder Rights Plan could make more difficult a change of control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and management and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Company, if the Board of Directors determines that such takeover is not in the best interests of the Company and its Shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management, even if some or a majority of Shareholders deemed such an attempt to be in their best interests.

     Additional Classes and Series of Shares. The Organizational Documents of the Company authorize the Board of Directors (subject to certain restrictions) to provide for the issuance of Shares in other classes or series, to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. The Company believes that the ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Listed Shares and Partnership Shares, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could issue a class or series that could, depending on the terms of such class or series, impede a merger, tender offer or other transaction that some or a majority of the Shareholders might believe to be in their best interests or in which the Shareholders might receive a premium for their Shares over the then current market price of such Shares.

     Staggered Board of Directors. Pursuant to the Organizational Documents, the Board of Directors of the Company is divided into three classes, serving staggered three-year terms. See "MANAGEMENT." The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Directors for each class will be chosen for a three-year term upon the expiration of the current class's term, beginning in 1998. The staggered terms for Directors may affect the Company's Shareholders' ability to change control of the Company even if a change of control were in the interests of the Shareholders. An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director he is replacing.

     Number of Directors; Removal; Filling Vacancies. The Organizational Documents provide that the number of Directors of the Company will be fixed by the Board of Directors, but must consist of not fewer than five nor more than 15 Directors. After consummation of the Consolidation, the Board will consist of 11 Directors. One class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the then-outstanding Listed Shares present at a meeting at which a quorum is present. Directors can be removed from office only by the affirmative vote of the holders of at least a majority of the then-outstanding Listed Shares. In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum. A vacancy created by an increase in the number of Directors shall be filled by a majority of the entire Board of Directors.

     Business Combination Provisions. The Organizational Documents of the Company contain certain business combination provisions (the "Business Combination Provisions"). The Business Combination Provisions, in general, provide that the transactions described in paragraphs (i) through (vi) below (each, a "Business Combination") involving an Interested Party (as defined below) are not permitted earlier than five years following the most recent date on which an Interested Party became an Interested Party (the "Five-Year Tolling Period"), unless either (A) the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party is approved by the Board of Directors prior to the most recent date on which the Interested Party became an Interested Party (the "Determination Date") or (B) on or subsequent to the Determination Date, but before the expiration of the Five-Year Tolling Period, the transaction is approved by two-thirds of the Board of Directors and two-thirds in interest of the Listed Shareholders other than the Interested Party.

     In addition, the Business Combination Provisions provide that, following the Five-Year Tolling Period, unless the Business Combination was approved by the Board of Directors prior to the Determination Date, or the minimum price criteria and procedural requirements described in paragraphs (a) and (b) below have been met (collectively, the "Fair Price and Procedural Requirements"), a Business Combination is permitted only if the Business Combination is recommended to the Shareholders by the Board of Directors and then approved by
(i) 80% in interest of the Listed Shareholders and (ii) two-thirds in interest of the Listed Shareholders other than the Interested Party (the voting requirements of clauses (i) and (ii) to be referred to herein as the "Special Approval Vote").

     An "Interested Party" is defined as any person (other than (a) the Company, (b) any subsidiary of the Company, (c) the General Partners, and (d) the Original Shareholders and (e) any affiliate or associate of any person in (c) or
(d) above) that (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Shares, (ii) is an affiliate or associate of the Company and within two years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Shares or (iii) is an affiliate or associate of any person described in clauses (i) or (ii) above.

     A "Business Combination" includes the following transactions:

          (i) Unless the merger, consolidation or exchange of interests does not alter the contractual rights of the Shares as expressly set forth in the Company Organizational Documents or change or convert in whole or in part the outstanding Shares, any merger, consolidation or exchange of interests of the Company or any subsidiary with (a) any Interested Party or (b) any other entity (whether or not itself an Interested Party) which is, or after the merger, consolidation or exchange of interests will be, an affiliate of an Interested Party that was an Interested Party prior to the transaction;

          (ii) Any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of any assets of the Company or any subsidiary having, measured as of the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10% or more of the total market value of the outstanding Shares or of its net worth as of the end of its most recently ended fiscal quarter;

          (iii) The issuance or transfer by the Company or any subsidiary, in one transaction or a series of transactions, of any of the Shares or any equity securities of a subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding Shares to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all Shareholders or any other method affording substantially proportionate treatment to the Shareholders;

          (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any affiliate of any Interested Party;

          (v) Any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any subsidiary which is directly or indirectly owned by any Interested Party or any affiliate of any Interested Party; or

          (vi) The receipt by any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of the benefit, directly or indirectly (except proportionately as a Shareholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its subsidiaries.

     (a) Minimum Price Criteria. A Business Combination proposed by an Interested Party after the expiration of the Five-Year Tolling Period must obtain the Special Approval Vote unless the Interested Party complies with the Fair Price and Procedural Requirements or the Board of Directors approves the Business Combination or the transaction in which the Interested Party became an Interested Party prior to the Determination Date.

     The Fair Price and Procedural Requirements provide that, in a Business Combination involving cash or other consideration being paid to the Shareholders, the consideration will be required to be either in cash or in the same form as the Interested Party paid in acquiring the largest number of Shares that it has acquired in any one transaction or series of related transactions, except to the extent that the Shareholders otherwise elect in connection with their approval of the proposed transaction. In addition, the transaction constituting the Business Combination must provide for payment of consideration per Share at least equal to the highest of the following: (i) the highest per Share price paid by the Interested Party for any of the Shares of the same class or series acquired by it (A) within the five-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) within the five-year period immediately before the Determination Date, (ii) the highest preferential amount per Share to which the holders of the Shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company,
(iii) the fair market value per Share of the same class or series on the Announcement Date or the Determination Date, whichever is higher or (iv) the price per Share equal to the fair market value per Share on the Announcement Date or on the Determination Date, whichever is higher, multiplied by a fraction equal to (A) the highest per Share price paid by the Interested Party for any of the Shares of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date over (B) the fair market value per Share of the same class or series on the first day in such five-year period on which the Interested Party acquired any of the Shares.

     For purposes of the Fair Price and Procedural Requirements, the fair market value of the Shares on the Announcement Date or the Determination Date will be the highest closing sale price during the 30-day period immediately preceding the date in question of a Share of the same class or series on the composite tape for NYSE-listed stocks, or, if Shares of the same class or series are not quoted on the composite tape, on the NYSE, or, if the Shares of the same class or series are not listed on the NYSE, on the principal United States securities exchange registered under the Exchange Act on which the Shares of the same class or series are listed, or, if the Shares of the same class or series are not listed on any such exchange, the highest closing bid quotation with respect to a Share of the same class or series during the 30-day period preceding the date in question on the NASD automated quotation system or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a Share of the same class or series as determined by the Board of Directors in good faith.

     (b) Procedural Requirements. The Fair Price and Procedural Requirements also provide that, in order to avoid the Special Approval Vote, after an Interested Party becomes an Interested Party, it will have to comply with certain procedural requirements, as well as the minimum price requirements, unless the Business Combination is approved by the Board of Directors prior to the Determination Date.

     Under the Fair Price and Procedural Requirements, the Special Approval Vote applies after the expiration of the Five Year Tolling Period (unless the Board of Directors approves the Business Combination prior to the Determination Date) if the Company, after the Interested Party has proposed a Business Combination and after the Determination Date but prior to consummation of such Business Combination, (A) fails to pay in a timely manner the full amount of any distributions on any preferred Shares (including any Partnership Shares) then outstanding, (B) fails to increase the annual rate of distributions made with respect to any Shares to reflect any recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding Shares or
(C) reduces the annual rate of distributions paid on any class or series of Shares that are not preferred. The provisions of clauses (A), (B) and (C) do not apply if no Interested Party or an affiliate or associate of an Interested Party voted as a member of the Board of Directors in a manner inconsistent with clauses (A), (B) and (C) and the Interested Party, within 10 days after any act or failure to act inconsistent with such items, notifies the Board of Directors that the Interested Party disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act. This provision is designed to prevent an Interested Party who controls the necessary voting power from attempting to depress the market price of the Shares prior to consummating a Business Combination by reducing distributions thereon and thereby reducing the consideration required to be paid pursuant to the minimum price criteria.

     The Special Approval Vote also applies to a proposed Business Combination after the expiration of the Five Year Tolling Period (unless the Board of Directors approves the Business Combination prior to the Determination Date) if the Interested Party acquired any additional Shares (except as part of the transaction in which it became an Interested Party or by virtue of proportionate Share splits or distributions) in any transaction subsequent to the time it proposes a Business Combination. This provision is intended to prevent an Interested Party from purchasing additional Shares at prices that are lower than those set by the minimum price criteria after it proposes a Business Combination.

     The Interested Party will be required to meet the Fair Price and Procedural Requirements with respect to each class or series of Shares, whether or not the Interested Party owned Shares of that class or series prior to proposing the Business Combination. If the Fair Price and Procedural Requirements are not met with respect to each class or series of Shares, the Special Approval Vote will be applicable unless the Business Combination was approved by the Board of Directors prior to the Determination Date. In addition, if the transaction is not of a type which involves the receipt of any cash, securities or other consideration by Shareholders generally, such as a sale of assets or an issuance of Company interests to an Interested Party, the minimum price criteria discussed in paragraph (a) above could not be met and the Special Approval Vote will be applicable unless the transaction were approved by the Board of Directors prior to the Determination Date.

     Advantages and Disadvantages of the Business Combination Provisions. The Business Combination Provisions are designed to prevent certain of the potential inequities of Business Combinations that involve two or more steps. In the first instance, in order to complete a Business Combination within the Five-Year Tolling Period, the Interested Party must either (i) obtain the approval by the Board of Directors prior to the Determination Date or (ii) obtain the approval of two-thirds of the Board of Directors and two-thirds in interest of the Shareholders (excluding the vote of the Interested Party). The effect of these provisions is to place a veto power over certain transactions in the hands of the Board of Directors and Shareholders, other than the Interested Party.

     In the second instance, after the expiration of the Five-Year Tolling Period, the Interested Party must either assure itself of obtaining the affirmative votes of at least (i) 80% in interest of all Shareholders and (ii) two-thirds in interest of the Shareholders (excluding the vote of the Interested Party) prior to the vote on the Business Combination, or be prepared to meet the Fair Price and Procedural Requirements. The Fair Price and Procedural Requirements are designed to protect those Shareholders who have not tendered or otherwise sold their Shares to a third party who is attempting to acquire control, by helping to assure that at least the same price and form of consideration is paid to such Shareholders in a Business Combination as were paid to Shareholders in the initial step of the acquisition. In the absence of these provisions, an Interested Party who acquires control of the Company could subsequently, by virtue of such control, force minority Shareholders to sell or exchange their Shares at a price that may not reflect any premium the Interested Party may have paid in order to acquire its interest. Such a price could be lower than the price paid by the Interested Party in acquiring control and could also be in a less desirable form of consideration (e.g., equity or debt securities of the Interested Party instead of cash).

     In many situations, the Fair Price and Procedural Requirements will require that an Interested Party pay Shareholders a higher price for their Shares and/or structure the transaction differently from what would be the case without the provision. Accordingly, the Board of Directors believes that, to the extent a Business Combination is involved as part of a plan to acquire control of the Company, the Business Combination Provisions may increase the likelihood that an Interested Party will negotiate directly with the Board of Directors. The Board of Directors believes that it is in a better position than individual Shareholders of the Company to negotiate effectively on behalf of all Shareholders, in that the Board of Directors is likely to be more knowledgeable than most individual Shareholders in assessing the business and prospects of the Company. Therefore, the Board of Directors is of the view that negotiations between the Board of Directors and an Interested Party will increase the likelihood that Shareholders in general will receive a higher price for their Shares than otherwise might be obtained.

     Although some substantial acquisitions of equity securities are made without the objective of effecting a subsequent Business Combination, in many cases a purchaser acquiring control desires to have the option to consummate such a Business Combination. Assuming that to be the case, the Business Combination Provisions will tend to deter a potential purchaser whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest will not be assured unless the applicable voting requirements were met, the Fair Price and Procedural Requirements were satisfied or the Board of Directors were to approve the transaction prior to the Determination Date. The Business Combination Provisions also should help to deter the accumulation of large blocks of the Shares, which the Board of Directors believes to be potentially disruptive to the stability of the Company and which could precipitate a change of control of the Company on terms unfavorable to other Shareholders.

     Tender offers or other non-open market acquisitions of equity securities usually are made at prices above their prevailing market price. In addition, acquisitions of equity securities by persons attempting to acquire control through market purchases may cause the market price of the securities to reach levels that are higher than might otherwise be the case. The presence of the Business Combination Provisions may deter such purchases, particularly those of less than all of the Shares, and may, therefore, deprive the Company's Shareholders of an opportunity to sell their Shares at a temporarily higher market price. Because of the Special Approval Vote for approval of any subsequent Business Combination and the possibility of having to pay a price to other Shareholders in such a Business Combination that is not less than the price paid for its initial holdings, the Business Combination Provisions may make it more costly for a third party to acquire control of the Company. It should be noted that the Business Combination Provisions will not necessarily deter persons who might be willing to seek control by acquiring a substantial portion of the Shares when they have no intention of acquiring the remaining Shares.

     In certain cases, the Fair Price and Procedural Requirements' minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Party may be unable, as a practical matter, to comply with all of the procedural requirements. In these circumstances, unless an Interested Party were assured of obtaining the required number of affirmative votes from the other Shareholders, it will be forced either to negotiate with the Board of Directors and offer terms acceptable to the Board of Directors or to abandon such proposed Business Combination.

     Amendments to Business Combination Provisions. The Organizational Documents provide that the Business Combination Provisions may be amended or repealed only by a vote of 80% in interest of all Listed

Shareholders, voting together as a single class, excluding Shares held by any Interested Party or any affiliate of an Interested Party.

     Control Share Acquisition Provisions. The Organizational Documents also contain control Share acquisition provisions (the "Control Share Acquisition Provisions"). The Control Share Acquisition Provisions, in general, provide that any person or entity that acquires one-fifth or more of the outstanding Shares of any class or series acquires voting rights with respect to the acquired Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Listed Shareholders, but excluding any votes cast with respect to Shares in respect of which the acquirer is entitled to exercise or direct the exercise of the voting power.

     The Control Share Acquisition Provisions provide that a person or entity acquires Control Shares whenever it acquires Shares that, but for the operation of the Control Share Acquisition Provisions, will bring its voting power within any of the following ranges: (i) one-fifth to one-third, (ii) one-third to a majority or (iii) a majority or more. A "Control Share Acquisition" generally means the acquisition of Shares that will entitle the acquiring person immediately after the acquisition to exercise or direct the exercise of the voting power of Shares within one of these ranges of voting power. Excepted from the definition of Control Share Acquisition is an acquisition of Shares from any person whose previous acquisition of Shares was pursuant to the laws of descent or distribution or the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Provisions or a merger, consolidation or exchange of interests if the Company is a party thereto. Subject to certain exceptions, a Control Share Acquisition does not include the acquisition of Shares in good faith and not for the purpose of circumventing the Control Share Acquisition Provisions by or from any person whose voting rights have previously been authorized by the Listed Shareholders in compliance with the Control Share Acquisition Provisions or any person whose previous acquisition of the Shares will have constituted a Control Share Acquisition but for the exclusions in the preceding sentence. In addition, a Control Share Acquisition does not include the acquisition of Shares by (a) any subsidiary of the Company, (b) the General Partners and the Original Shareholders and (c) any affiliate or associate of any person in (b) above.

     Voting Rights of Control Shares. Under the Control Share Acquisition Provisions, a person or entity that acquires Control Shares pursuant to a Control Share Acquisition acquires voting rights with respect to those control Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Listed Shareholders, but excluding any votes cast with respect to Shares in respect of which the acquirer is entitled to exercise or direct the exercise of the voting power.

     The acquirer may require the Company to hold a meeting of the Listed Shareholders for the purpose of considering the status of its voting rights by complying with the requirements of the Organizational Documents. The acquirer must deliver to the Company an acquiring person statement, which must set forth, among other things, the terms of the proposed acquisition and representations that the proposed Control Share Acquisition, if consummated, will not be contrary to law, and that the acquirer has the financial capacity to make such acquisition. If the acquirer so requests at the time of delivery of the acquiring person statement and gives a written undertaking to pay the expenses of a meeting, the Board of Directors is generally required to call and hold, within 50 days after receipt of the acquiring person statement and undertaking, a meeting of the Listed Shareholders to consider the voting rights to be accorded the Shares to be acquired in the Control Share Acquisition. In connection with calling the meeting, the Company must send a notice to the Listed Shareholders which includes or is accompanied by both the acquiring person statement and a statement by the Board of Directors setting forth its position or recommendation or stating that it is taking no position or making no recommendation with respect to the issue of voting rights to be accorded the Shares acquired in the Control Share Acquisition.

     Redemption of Control Shares. If an acquiring person statement has been delivered on or before the tenth day after the Control Share Acquisition and the Listed Shareholders do not vote to approve voting rights to the Control Shares, the Company may redeem the Control Shares from the acquirer at any time during the 60-day period commencing on the day of a meeting at which the voting rights of the Control Shares were considered and not approved. If the acquirer fails to deliver an acquiring person statement on or before the tenth day after the Control Share Acquisition, the Company may redeem the Control Shares (except Control

Shares for which voting rights have been approved) at any time during the period commencing on the 11th day after the Control Share Acquisition and ending 60 days after the acquiring person statement has been delivered. Any redemption of Control Shares shall be at the fair value of the Control Shares as of the date of the last acquisition of Control Shares by the acquirer or, if a meeting is held to consider the voting rights of the Control Shares, as of the date of the meeting.

     Advantages and Disadvantages of the Control Share Acquisition
Provisions. The Control Share Acquisition Provisions will permit the Listed Shareholders to review, on a collective basis, the merits of a proposed acquisition of control of the Company without the time pressure and coercive atmosphere often present with tender offers and other non-negotiated transactions. Although a change of control may in certain circumstances be beneficial to security holders, the Control Share Acquisition Provisions are intended to provide the Listed Shareholders with the continued ability to make a reasoned, thoughtful decision on proposed acquisitions of significant voting power. It also may enhance the Company's bargaining power with a potential acquirer.

     The Control Share Acquisition Provisions also may make it more difficult or costly for another party to acquire and exercise control of the Company. To the extent that it has the effect of discouraging a future takeover attempt, it could prevent Shareholders from realizing any premium over the prevailing market price that might be involved in any such transaction. The Control Share Acquisition Provisions also may discourage gradual market purchases by an acquirer, thereby depriving some Listed Shareholders of an opportunity to sell their Shares at a temporarily higher market price, though the provisions of the Control Share Acquisition Provisions may force an acquirer to pay a higher price for control and Shareholders will thereby benefit. Finally, to the extent that the Control Share Acquisition Provisions enable the Company to resist a takeover or a change of control or removal of the Board of Directors, it could make it more difficult to remove the existing management of the Company, even if such removal will be beneficial to the Shareholders.

     Amendments to Control Share Acquisition Provisions. The Organizational Documents provide that the Control Share Acquisition Provisions may be amended or repealed only by a vote of 80% in interest of all Listed Shareholders, excluding any votes cast with respect to Control Shares held by an acquirer.

     Shareholder Rights Plan. The Company intends to enter into the Shareholder Rights Plan with a rights agent that will provide for the issuance of one right (a "Right") for each outstanding Share to the Company's Listed Shareholders of record on a record date to be established by the Board of Directors (the "Rights Record Date"). Each Right will entitle the holder thereof to buy one Share at a specified exercise price, which will be subject to adjustment.

     Set forth below is a description of the proposed terms of the Listed Shareholder Rights Plan.

     Distribution Date. Until the close of business on the tenth day after the earlier to occur of (i) the date a person (an "Acquiring Person") (other than the Company, any subsidiary of the Company, the General Partners, any Affiliate of the General Partners, the Original Shareholders and any employee benefit plan of the Company) alone or together with affiliates and associates, has become the beneficial owner of 5% or more of the outstanding Shares or (ii) the date of the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which will result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, the General Partners, any Affiliate of the General Partners, the Original Shareholders and any employee benefit plan of the Company) of 10% or more of the outstanding Shares (the earlier of (i) or (ii) being called the "Rights Distribution Date"), the Rights will be evidenced by the Shares registered in the name of the holders of the Shares and not be separate Right certificates.

     The Shareholder Rights Plan is expected to provide that, until the Rights Distribution Date, the Rights will be transferred with and only with the Shares. Until the Rights Distribution Date (or earlier termination or expiration of the Rights), the transfer of any Shares outstanding as of the Rights Record Date will also constitute the transfer of the Rights associated with such Shares. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights (a "Rights Certificate") will be mailed to holders of record of the Shares as of the close of business on the Rights Distribution Date and such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Rights Distribution Date. The Rights will expire on the tenth anniversary of the Rights Record Date (the "Final Expiration Date") unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, as described below.

     Adjustments to Purchase Price. The purchase price payable (the "Exercise Price"), and the number of the Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company (i) declares or pays any distribution on the Shares payable in Shares or other securities, (ii) subdivides or splits the outstanding Shares into a greater number of interest or (iii) combines or consolidates the outstanding Shares into a smaller number of interests or effects a reverse split of the outstanding Shares.

     Exercise of Rights. In the event that on or after the Rights Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold (in one transaction or a series of transactions other than in the ordinary course of business), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price, that number of partnership interests, common shares or other equity securities of the acquiring entity which at the time of such transaction will have a market value of two times the Exercise Price. In the event that any person, together with its affiliates and associates, becomes the beneficial owner of 5% or more of the Shares then outstanding, unless such acquisition is approved by the Board of Directors, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof and payment of the Exercise Price, the greater of (i) the number of Shares for which such Right was exercisable immediately prior to such event or (ii) that number of Shares having a market value of two times the Exercise Price.

     Redemption of Rights. At any time prior to the earlier to occur of (i) the acquisition by a person, together with its affiliates and associates of beneficial ownership of 5% or more of the outstanding Shares or (ii) the Final Expiration Date, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Immediately upon any redemption of the Rights, all rights relating to the Rights (except the right to receive the redemption price for each Right), including the right to exercise the Rights, will terminate.

     Amendment of Rights Plan. The terms of the Rights may be amended by the Board of Directors in any manner without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interest of the holders of the Rights (other than Acquiring Persons).

     Effect of the Rights Plan. Although the Rights will not prevent a takeover of the Company, the Rights may have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offerer willing to negotiate in good faith with the Company.

RESALE OF SHARES

     The Listed Shares to be received by the General Partners and their affiliates as a substitute for a portion of their general partner interests in the CPA(R) Partnerships will be restricted shares which may only be resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act. The General Partners and their affiliates will have the ability to compel the Company to register the Listed Shares they receive in the Consolidation. The costs of this registration would be borne by the Company.

     Shares received by persons who may be deemed to be "affiliates" of the Company may be sold by those persons only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration under the Securities Act, or in transactions that are exempt from registration under the Securities Act. Rule 144 provides, in general, that those Shares may be sold by the affiliate only if (i) the number of Shares sold within any three-month period does not exceed the greater of 1% of the total number of outstanding Shares or the average weekly trading volume of the shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC and (ii) the Shares are sold in transactions directly with a "market maker" or in "brokers' transactions" within the meaning of Rule 144 under the Securities Act.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Shares will be ChaseMellon Shareholder Services L.L.P.

              COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE
                          GENERAL PARTNERS AND MANAGER

COMPENSATION PAYABLE BY THE CPA(R) PARTNERSHIPS

     Under the Partnership Agreements, the General Partners are entitled to receive fees in connection with managing the affairs of each CPA(R) Partnership. The Partnership Agreements also provide that the General Partners are to be reimbursed for their expenses for services performed for each Partnership, such as legal, accounting, transfer agent, data processing and duplicating services.

     The General Partners are currently entitled to receive the following fees and distributions from the CPA(R) Partnerships:

                                                                            PREFERRED
                                                                            RETURN ON         MAXIMUM
                                                           PERCENTAGE         SALE         PERCENTAGE OF
   CPA(R)                                                    OF CASH           OF         GAIN ON SALE OF
   PROGRAM          PROPERTY MANAGEMENT/LEASING FEE       DISTRIBUTIONS    PROPERTY(1)      PROPERTY(2)
-------------   ----------------------------------------  -------------   -------------   ---------------
CPA(R):1.....   5% of Adjusted Cash from Operations(3)           1%             3%               10%
CPA(R):2.....   5% of Adjusted Cash from Operations(3)           1%             3%               10%
CPA(R):3.....   5% of Adjusted Cash from Operations(3)           2%             3%               10%
CPA(R):4.....   1% of gross lease payments(4)                    6%             3%               12%
CPA(R):5.....   1% of gross lease payments(4)                    6%             3%               12%
CPA(R):6.....   1% of gross lease payments(4)                    6%             3%               12%
CPA(R):7.....   1% of gross lease payments(4)                    6%             3%               10%
CPA(R):8.....   3% of gross lease payments over first           10%             3%               15%
                five years of original term of each
                lease
CPA(R):9.....   3% of gross lease payments over first           10%             3%               15%
                five years of original term of each
                lease

---------------

(1) Preferred returns on the sale of property only after investors receive from the sale of properties 100% of the amount invested in the CPA(R) Program plus for CPA(R):1, CPA(R):2 and CPA(R):3, a cumulative annual return of six percent to nine percent with payments pro rated on the basis of the return achieved, for CPA(R):4, CPA(R):5 and CPA(R):6, a cumulative annual return of six percent and for CPA(R):7, CPA(R):8 and CPA(R):9, a cumulative annual return of eight percent.

(2) Represents maximum share of gain on the sale of a property after all subordination provisions are satisfied. The General Partners' share of the gain on the sale of properties is payable only after investors receive from the sale of properties 100 percent of the amount invested in the CPA(R) Program plus an annual return of between six percent and nine percent. In addition, certain of the CPA(R) Partnerships have subordination provisions relative to the total cash returned to investors.

(3) "Adjusted Cash from Operations" does not include cash proceeds realized from the sale, exchange or other disposition of assets of the Partnership or from financing of Partnership property or the refinancing of any Partnership indebtedness.

(4) The management fee for properties not subject to leases with an initial term of 10 years or more is (i) 6% of the gross revenues of such leases where such Affiliate performs leasing, re-leasing and leasing related services, or
    (ii) 3% of gross revenues of such leases where such services are not performed; provided, however, that in no event shall such management fee exceed an amount which is competitive for similar services in the same geographic area and further provided that bookkeeping services and fees paid to non-Affiliates for management services shall be included in the management fee.

     The general partners of the CPA(R) Partnerships have earned the following payments over the past three years:

                                                         PARTNERSHIP       DISTRIBUTIONS
                                        MANAGEMENT       REIMBURSED        OF CASH FROM
      CPA(R) PROGRAM         YEAR          FEES           EXPENSES          OPERATIONS          TOTAL
---------------------------  ----       ----------       -----------       ------------       ----------
CPA(R):1...................  1994        $ 44,581         $  51,607          $ 12,699         $  108,887
                             1995          72,881            44,250            13,135            130,266
                             1996          66,815            43,956            12,919            123,690

CPA(R):2...................  1994          57,148            56,265            14,590            128,003
                             1995         254,174            51,138            14,917            320,229
                             1996         101,644            51,394            13,322            166,360

CPA(R):3...................  1994         162,711            84,839            93,127            340,677
                             1995         930,191            86,183            94,447          1,110,821
                             1996         218,507            84,519            62,206            365,232

CPA(R):4...................  1994          98,187           160,125           292,697            551,009
                             1995          91,564            95,644           286,854            474,062
                             1996         210,254           148,728           221,872            580,854

CPA(R):5...................  1994         156,947           178,840           351,738            687,525
                             1995         116,825           117,584           345,833            580,242
                             1996          76,763           113,288           222,848            412,899

CPA(R):6...................  1994          97,849           154,562           280,823            533,234
                             1995         156,629           152,795           282,718            592,142
                             1996         111,048           115,128           229,831            456,007

CPA(R):7...................  1994         135,794           113,171           194,804            443,769
                             1995         102,753           123,492           214,536            440,781
                             1996         101,181           110,024           174,151            385,356

CPA(R):8...................  1994         199,664           101,761           635,791            937,216
                             1995          26,777            87,856           641,394            756,027
                             1996          22,037           135,221           590,134            747,392

CPA(R):9...................  1994         346,802            90,304           558,971            996,077
                             1995         131,703            93,245           561,616            786,564
                             1996           7,354           109,085           508,557            624,996

AMOUNTS PAYABLE TO THE MANAGER AFTER THE CONSOLIDATION

  Amounts Payable by the Company.

     The following is a description of the fees payable by the Company to the Manager in connection with the services to be provided by the Manager.

     Management Fee. The Manager will be paid a monthly management fee at an annual rate of .5% of the Total Capitalization of the Company. The Management Fee and Performance Fee will each be reduced by one-half of the amount received by the Manager from the Subsidiary Partnerships for property management or leasing fees and distributions of Cash from Operations. The Total Capitalization of the Company will be measured each month by adding (i) the average of total principal amount of the debt owed by the Company (measured as of the first and last day of each month) and (ii) the Average Market Capitalization of the Company (measured by multiplying the closing price of the Listed Shares on each trading day of the month by the total number of Listed Shares issuable in the Consolidation outstanding each trading day, adding the product for each day and dividing the sum by the number of trading days in the month).

     Performance Fee. The Manager will be paid a monthly Performance Fee at an annual rate of .5% of the Total Capitalization of the Company. This fee will be paid in the form of restricted Listed Shares which will vest ratably over five years. Before such shares are vested, the restricted Listed Shares will not be transferable and will be subject to forfeiture in the event the Manager is terminated for cause or resigns. The restricted Listed Shares will vest immediately in the event of a change of control and certain other circumstances. The Management Fee and Performance Fee will each be reduced by one-half of the amount received by the Manager from the Subsidiary Partnerships for property management or leasing fees and distributions of Cash from Operations. The sale of the Listed Shares will be restricted pursuant to Rule 144 of the '33 Act. The fee amount will be divided by the closing price of the Listed Shares on the last trading day of the month to determine the number of Listed Shares to be paid to the Manager.

     Termination Fee. If the Management Agreement is terminated in connection with a change of control, by the Company without cause or by the Manager with Good Reason, the Manager will be entitled to receive a Termination Fee. The Termination Fee equals the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraised value as of the date the Management Agreement is terminated (the "Termination Date") and (B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager by the Company and the Subsidiary Partnerships in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or for Good Reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million if the agreement is terminated before December 31, 2003.

     The Manager may also be paid fees on a transactional basis for acquisitions, dispositions and other similar transactions. The terms of such fees will be negotiated with the Board of Directors.

  Amounts Payable by the Subsidiary Partnerships.

     After the Consolidation, the general partner interest held by the Manager in each Subsidiary Partnership will be converted to a limited partner interest. The Manager will be entitled solely to the distributions from the respective Subsidiary Partnerships described below. Distributions paid to the Manager by the Subsidiary Partnerships described in the following table will reduce the management fee and performance fee otherwise payable to the Manager by the Company each by one-half of the amount paid by the Subsidiary Partnership:

                                                                          PERCENTAGE OF DISTRIBUTIONS
    SUBSIDIARY PARTNERSHIP         PROPERTY MANAGEMENT/ LEASING FEE         OF CASH FROM OPERATIONS
-------------------------------  -------------------------------------    ---------------------------
CPA(R):1.......................  5% of Adjusted Cash from Operations                   1%
CPA(R):2.......................  5% of Adjusted Cash from Operations                   1%
CPA(R):3.......................  5% of Adjusted Cash from Operations                   2%

                                                                          PERCENTAGE OF DISTRIBUTIONS
    SUBSIDIARY PARTNERSHIP         PROPERTY MANAGEMENT/ LEASING FEE         OF CASH FROM OPERATIONS
-------------------------------  -------------------------------------    ---------------------------
CPA(R):4.......................  1% of gross lease payments(1)                                     6%
CPA(R):5.......................  1% of gross lease payments(1)                                     6%
CPA(R):6.......................  1% of gross lease payments(1)                                     6%
CPA(R):7.......................  1% of gross lease payments(1)                                     6%
CPA(R):8.......................  3% of gross lease payments over first                            10%
                                 five years of original term of each
                                 lease
CPA(R):9.......................  3% of gross lease payments over first                            10%
                                 five years of original term of each
                                 lease.

---------------
(1) The management fee for properties not subject to leases with an initial term of less than 10 years is (i) 6% of the gross revenues of such leases where such Affiliate performs leasing, re-leasing and leasing related services, or
    (ii) three percent of gross revenues of such leases where such services are not performed; provided, however, that in no event shall such management fee exceed an amount which is competitive for similar services in the same geographic area and further provided that bookkeeping services and fees paid to non-Affiliates for management services shall be included in the management fee.

     Incentive Fee. The Manager will be paid an Incentive Fee equal to 15 percent of the amount of the net proceeds received from the sale of a property previously held by a CPA(R) Partnership in excess of the appraised value of the equity interest in such property used in the Consolidation less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Listed Shares.

FEES PAYABLE OVER PAST THREE YEARS

     The following table sets forth the actual amounts of compensation and distributions paid by the CPA(R) Partnerships on a combined basis to the General Partners for the last three fiscal years and the amounts that would have been payable to the Manager and its affiliates over the same period if the Consolidation had taken place effective January 1, 1994. This comparison assumes that the Company would have conducted its business the same way as the CPA(R) Partnerships conducted their business over the same period. This is not expected to be the case if the Consolidation is consummated.

                    GENERAL PARTNERS'/MANAGER'S COMPENSATION

                                 HISTORICAL                              PRO FORMA FOR CONSOLIDATION(1)
              -------------------------------------------------  -----------------------------------------------
              PARTNERSHIP                  TOTAL      GENERAL                  TOTAL
               LEASING/                     CASH     PARTNERS'                  CASH     PERFORMANCE    TOTAL
              MANAGEMENT   PARTNERSHIP    COMPEN-    PREFERRED   MANAGEMENT   COMPEN-       FEE-       COMPEN-
                 FEES     DISTRIBUTIONS  SATION(2)   RETURN(3)     FEE(4)      SATION     STOCK(4)    SATION(5)
              ----------  -------------  ----------  ----------  ----------  ----------  -----------  ----------
1994......... $1,299,683   $ 2,435,240   $3,734,923   $ 849,593  $4,150,000  $4,150,000  $   830,000  $4,980,000
1995.........  1,883,497     2,455,450    4,338,947     962,591   3,940,000   3,940,000    1,618,000   5,558,000
1996.........    915,603     2,035,838    2,951,441     803,813   3,695,000    3,695,00    2,357,000   6,052,000

---------------

(1) Reflects estimated management fees that would have been paid to the Manager if the Consolidation had been completed as of January 1, 1994, assuming maximum participation without the issuance of Subsidiary Partnership Units. Actual fees would have depended on the market price of the Listed Shares (see Note 4).

(2) Each CPA(R) Partnership is subject to a maximum allowable leverage percentage ranging from 67 percent to 80 percent of the purchase price of properties. Assuming the CPA(R) Partnerships had achieved the maximum allowable leverage, additional management fees and distributions of $884,000, $1,198,000 and $1,044,000 would have been received for 1994, 1995 and 1996 respectively. Achievement of the maximum allowable leverage would have resulted in an increase in average outstanding debt, and corresponding assets, of $158,000,000 in 1994, $167,000,000 in 1995 and $204,000,000 in
    1996.

(3) Reflects the General Partners' Interest in their subordinated preferred return related to asset sales consummated in 1994, 1995 and 1996. Pursuant to the CPA(R) Partnership Agreements, the General Partners may be entitled to receive a subordinated preferred return, measured based upon the cumulative proceeds arising from the sale of partnership assets. The preferred return is payable only after the limited partners receive 100 percent of their initial investment from the proceeds of asset sales and a cumulative annual return ranging from six percent to nine percent since the inception of the Partnership. A Partnership's ability to satisfy the requirement may not be determinable until liquidation of a substantial portion of the Partnership's assets has been made. For purposes of this presentation, it is assumed that this requirement has been satisfied.

(4) Management fees and Performance Fees are equal to 0.5 percent of the Company's Total Capitalization payable in cash and 0.5% thereof payable in the form of Listed Shares of the Company, respectively, but shall not in any event be less than the total amount of leasing fees and distributions otherwise paid to the General Partners of the CPA Partnerships. Total Capitalization equals the Company's average market capitalization plus the average outstanding debt for the relevant period. For purposes of the presentation, in the absence of applicable market values for the Listed Shares, pro forma Total Capitalization is deemed to be equal to the sum of the Total Exchange Value and the average outstanding debt of the CPA(R) Partnerships. The Company's actual market capitalization may increase or decrease depending on the Company's operating performance and market conditions; management fees actually paid would increase or decrease accordingly. The performance fee will be paid in the form of restricted Listed Shares which will vest ratably over five years. The sale of the Listed Shares by the Manager will be restricted pursuant to Rule 144 of the '33 Act. The amounts shown under "Performance Fee -- Stock" represent amounts of restricted Listed Shares that would have vested in each of the years 1994, 1995 and 1996.

(5) Assuming the Company had utilized leverage of 67 percent, additional management fees, paid in cash, of $613,000, $686,000 and $748,000 and the vested portion of performance fees, paid in Listed Shares, of $340,000, $1,192,000 and $2,018,000 for the years ended December 31, 1994, 1995 and
    1996 respectively would have been paid. Achievement of this level of leverage would have resulted in an increase in average outstanding debt, and corresponding assets, of $132,000,000 in 1994, $142,000,000 in 1995 and
    $168,000,000 in 1996.

GENERAL PARTNERS PREFERRED RETURN

     The General Partners may be entitled to receive a subordinated preferred return, measured based upon the cumulative proceeds arising from the sale of the CPA(R) Partnerships' assets. Pursuant to the provisions of the partnership agreements of the CPA(R) Partnerships, the preferred return may be paid only after the limited partners of a CPA(R) Partnership receive 100% of their initial investment from the proceeds of assets sales and a cumulative annual return ranging from six percent to nine percent since the inception of the affected Partnership although for certain CPA(R) Partnerships the preferred return can be paid on a pro rata basis in proportion to the percentage attainment of limited partner cumulative annual return preferences after certain minimum return thresholds have been met. The General Partners' interest in such preferred return amounts to approximately $5,111,000 based upon the cumulative proceeds from the sale of assets since the inception of the CPA(R) Partnerships through June 30, 1997, assuming the Limited Partners preferred return has been satisfied. This amount has been determined based on the terms of each Partnership Agreement and reflects the preferred return payable to the General Partners solely in connection with properties which have previously been sold by the CPA(R) Partnerships and for which such preferred returns were not paid to the General Partners. The preferred return payable on account of CPA(R):5 was discounted for purposes of calculating Total Exchange Value to take into account that the Trigger Price for CPA(R):5 exceeds $20. The CPA(R) Partnerships' ability to satisfy the subordination provisions of the partnership agreements may not be determinable until liquidation of a substantial portion of a Partnership's assets have been made.

     To determine whether or not the subordination provisions have been achieved with respect to the payment of preferred returns relating to properties previously sold, after the Consolidation, the subordination provision that must be satisfied for the payment of the preferred return will be deemed satisfied if the Listed Shares achieve a closing price equal to or in excess of the Trigger Price indicated in the table below for five consecutive trading days. This price will provide Unitholders the opportunity to liquidate their interest and to have received the cumulative annual return required in the CPA(R) Partnership Agreement before the preferred return may be paid. If any Cash From Sales or Cash From Financings from transactions involving properties held by a particular CPA(R) Partnership are distributed, the subordination requirement will be reduced by the Cash From Sales and Cash From Financings distributed on account of such transaction and the per share price of the Listed Shares for the satisfaction of the subordination provision will be recalculated.

     The following table outlines the preferred return the General Partners may be entitled to receive as of June 30, 1997 and the Listed Share trigger price that must be achieved before such return will be paid:

           CALCULATION OF REQUIRED LISTED SHARE PRICE FOR PAYMENT OF
                       GENERAL PARTNERS' PREFERRED RETURN

                                                                  CASH FROM
                                                                  SALES AND
                                              TOTAL CASH        FINANCINGS TO     TOTAL SHARES     TRIGGER PRICE TO
             GENERAL                        FROM SALES AND      BE "RETURNED"     ISSUABLE TO       BE ACHIEVED TO
             PARTNER          TOTAL           FINANCINGS         TO SATISFY       PARTNERSHIP          SATISFY
 CPA(R)     PREFERRED        CAPITAL        DISTRIBUTED TO      SUBORDINATION       LIMITED         SUBORDINATION
PARTNERSHIP   RETURN        INVESTED       LIMITED PARTNERS     PROVISION(1)        PARTNERS          PROVISION
---------  -----------     -----------     ----------------     -------------     ------------     ----------------
CPA(R):1   $   133,823     $20,000,000       $    324,724        $ 19,675,276       1,051,836           $18.71
CPA(R):2     1,048,845      27,500,000         23,631,006           3,868,994       1,534,681             2.52
CPA(R):3       731,823      33,000,000         28,164,538           4,835,462       2,503,103             1.93
CPA(R):4       857,754      42,784,000          9,600,704          33,183,296       2,819,409            11.77
CPA(R):5     1,067,133(2)   56,600,000          8,553,965          48,046,035       2,079,320            23.11
CPA(R):6        18,099      47,950,000          2,266,012          45,683,988       3,308,420            13.81
CPA(R):7       805,015      45,274,000          9,185,813          39,729,962       2,503,997            15.87
CPA(R):8        53,055      67,582,000                 --          67,582,000       4,700,512            14.38
CPA(R):9        29,830      59,915,000          2,154,618          58,525,519       3,153,620            18.56

---------------
(1) Includes cash required to satisfy the cumulative return provisions of the CPA Partnership Agreements where applicable.
(2) Reflects a discount to account for the Trigger Price exceeding $20.

INVESTMENT BANKING FEE

     If the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,800 Listed Shares at $21 per Share and 725,930 Listed Shares at $23 per Share. The warrants will be exercisable 10 years beginning one year after the date the Consolidation is completed.

     The following number of warrants will be payable upon the participation of the listed CPA(R) Partnership in the Consolidation:

         IF CPA(R) PARTNERSHIP PARTICIPATES   WARRANTS EXERCISABLE AT     WARRANTS EXERCISABLE AT
                  IN CONSOLIDATION             $21 PER LISTED SHARE        $23 PER LISTED SHARE
        ------------------------------------  -----------------------     -----------------------
          CPA(R):1..........................           116,300                     37,000
          CPA(R):2..........................           125,400                     39,800
          CPA(R):3..........................           159,500                     50,700
          CPA(R):4..........................           209,900                     66,700
          CPA(R):5..........................           188,600                     59,900
          CPA(R):6..........................           344,100                    109,300
          CPA(R):7..........................           235,000                     74,700
          CPA(R):8..........................           480,600                    152,700
          CPA(R):9..........................           425,400                    135,130
                                                     ---------                    -------
                                                     2,284,800                    725,930
                                                     =========                    =======

                        APPRAISALS AND FAIRNESS OPINION

GENERAL

     Total Exchange Values were determined as of June 30, 1997 and have been assigned to each of the CPA(R) Partnerships solely to establish a consistent method of allocating the Listed Shares and Subsidiary Partnership Units for purposes of the Consolidation. The Total Exchange Values were determined by the General Partners based primarily on the Independent Appraisal of each CPA(R) Partnership's portfolio of real estate by the Independent Appraiser. The General Partner engaged the Independent Appraiser to render an opinion that the allocation of Listed Shares among the Partnerships is fair to the Unitholders from a financial point of view. The Independent Appraisals and the Fairness Opinion rendered by the Independent Appraiser as set forth in Appendix A and Appendix B. Additionally, copies of the Independent Appraisals and Fairness Opinion may be obtained without charge upon written request to: Susan C. Hyde, Director of Shareholder Services, Carey Diversified LLC, 50 Rockefeller Plaza, New York, NY 10020. The General Partners did not impose any limitations, other than as described in this Prospectus, on the scope of the investigations conducted by the Independent Appraiser to enable them to render their Independent Appraisal and Fairness Opinion. The General Partners have not made any contacts, other than as described in this Prospectus, with any outside party regarding the preparation by the outside party of an opinion as to the fairness of the Consolidation, an appraisal of the CPA(R) Partnerships or their assets or any other report with respect to the Consolidation.

EXPERIENCE OF INDEPENDENT APPRAISER

     Since its founding in 1978, the Independent Appraiser, Robert A. Stanger & Co., Inc., has provided information, research, investment banking and consulting services to clients throughout the United States, including major NYSE firms and insurance companies and over 70 companies engaged in the management and operation of Partnerships and REITs. The investment banking activities of the Independent Appraiser include financial management services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     The Independent Appraiser, as part of its investment banking business, is regularly engaged in the valuation of businesses, their securities, and/or their assets in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. The Independent Appraiser's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. The General Partners selected the Independent Appraiser because of its experience and reputation in connection with real estate partnerships and real estate assets and its familiarity with the Properties. The General Partners have engaged the Independent Appraiser to appraise the real estate portfolios of a number of the CPA(R) Programs annually since 1989.

INDEPENDENT APPRAISAL

     The Independent Appraiser was engaged by the CPA(R)Partnerships to appraise the real estate portfolios of each CPA(R) Partnership and has delivered a written summary of its analysis, based upon the review, analysis, scope and limitations described therein, as to the fair market value of each CPA(R) Partnership's portfolio of Properties as of March 31, 1997 (the "Independent Appraisal"). The Independent Appraisal, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis is set forth in Appendix B and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the Independent Appraisal are described below. The Independent Appraiser has consented to the use of the Independent Appraisal in this Consent/Solicitation Statement.

     Summary of Methodology. Due to the type of real estate assets held by the CPA(R) Partnerships and the nature of lease terms, the Independent Appraiser was engaged to value the portfolio of Properties based on the income approach, utilizing primarily a discounted cash flow analysis as encumbered by current leases and financing. Such an approach estimates a property's capacity to produce income through an analysis of the rental stream, operating expenses, net income and residual value. The General Partners believe that use of the income approach in estimating the market value of the CPA(R) Partnerships' real estate portfolios, is the most appropriate way of assessing the value of the real estate assets owned by the CPA(R) Partnerships because that is the method generally used by purchasers valuing income producing property. The Independent Appraiser concluded that the use of the income approach was reasonable and appropriate.

     In conducting the Independent Appraisal, representatives of the Independent Appraiser reviewed and relied upon, without independent verification, certain information supplied by the General Partners and the CPA(R)Partnerships, including, but not limited to: lease abstracts; renewal and purchase option status and information relating to the creditworthiness of tenants; financial schedules of current lease rates, income, expenses, debt service, cash flow and related financial information; property descriptive information and physical condition of improvements; information relating to mortgage encumbrances; and, where appropriate, proposed sales terms and related documentation concerning certain properties in the portfolios.

     Representatives of the Independent Appraiser also performed site inspections on all of the Properties in the portfolios during 1995 and 1996 in the context of a prior appraisal of the portfolios. In the course of these site visits, the physical facilities of the Properties were inspected and information on the local market, the subject property and the tenant was gathered. Information gathered during the site inspection was supplemented and updated by a review of published information concerning economic, demographic and real estate trends in local, regional and national markets and by information updates provided by management and obtained through telephonic interviews of local market information sources.

     In addition, the Independent Appraiser discussed with management of the General Partners the condition of each Property (including any deferred maintenance, renovations, reconfigurations and other factors affecting the physical condition of the improvements), competitive conditions in net lease property markets, tenant credit trends affecting the Properties, certain lease and financing terms, and historical and anticipated lease revenues and expenses.

     The Independent Appraiser also reviewed the acquisition criteria and parameters used by real estate investors utilizing published information and information derived from interviews conducted by the Independent Appraiser with buyers, owners and managers of net lease properties and with financing sources for net lease property transactions.

     The Independent Appraiser then estimated the value of each portfolio of Properties based solely on the income approach to valuation. Specifically, the discounted cash flow method, or, where appropriate, the income capitalization method, was used to determine the value of the leased fee interest in each Property based upon the lease and financing that encumber the Property. The value indicated by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the Property after payment of debt service on existing financing assumed by the buyer during the subject lease term and the proceeds (after repayment of debt) from the ultimate sale of the Property.

     In applying the discounted cash flow method, the Independent Appraiser utilized pro forma statements of operations for each Property reflecting the leases and financing which currently encumber the Properties. Rental revenue projections were developed for each Property based on the terms of existing leases (or, in the case of property not subject to long-term net leases, based on analysis of market rents and historical rents achieved at the subject property). Property management fees and, where appropriate, vacancy and collection losses were factored into the analysis. Finally, debt service payments were deducted from net operating income for each Property, consistent with the terms of the existing financing encumbering such Property. Where a capital expense reserve, deferred maintenance or extraordinary capital expenditure was required, the cash flows (and value) were adjusted accordingly. Expenses relating solely to investor reporting and accounting were excluded from the analysis.

     The Independent Appraiser assumed that the Properties would be sold after the expiration of the lease terms and that tenants would renew their leases when any renewal terms were deemed favorable to the tenants (i.e., where the tenant has an option to renew at a rental rate below the projected market rate rent at that time).

     The reversion value of the Property to be realized upon sale was estimated based on the current economic rental rate which would be reasonable for the subject Property, escalated at a rate indicative of current expectations in the marketplace. The market rate net income of the Property in the twelve months following the sale was then capitalized at an appropriate rate to determine the reversionary value of the Property. Net proceeds to equity owners were determined by deducting the appropriate costs of sale and balances due on the Property's mortgage debt in the projected year of sale based on each mortgage's amortization schedule. For Properties on which the tenant holds a contractual purchase option, the terms of the option were reviewed and residual values were adjusted accordingly.

     Distinct discount rates were then applied to the operating cash flow projections and the reversion values. The selection of the appropriate discount rate for determining the present value of future operating cash flow streams from each net leased Property was based on such factors as the creditworthiness of the tenant, the length of the lease term and the general interest rate environment.

     Specifically, the Independent Appraiser conducted an analytical review of the available financial statements of the tenants and/or guarantors under the subject leases, focusing primarily on the balance sheet, profit and loss statement, cash flow statement and management's discussion of capital resources and liquidity. Measures of financial strength were derived and considered in determining the tenant's ability to fulfill the lease obligation. These factors included size, leverage of capital structure, profitability, cash flow and liquidity. The Independent Appraiser also reviewed each tenant's and/or guarantor's corporate debt ratings, if any, issued by such nationally recognized statistical ratings organizations as Standard & Poor's Corporation and Moody's Investors Service, Inc., and/or Value Line financial strength ratings.

     The Independent Appraiser then reviewed the interest rate environment as of the date of the Independent Appraisal, including yields-to-maturity among corporate bonds based on various maturities and credit ratings. This analysis was conducted to arrive at a base discount rate, determined by the marketplace, to reflect the risk of holding corporate debt with credit quality commensurate with the tenant's/guarantor's creditworthiness and a term approximately equal to the remaining lease term for each Property. Premiums deemed appropriate were then added to the base rate to reflect real estate, leverage and above-market lease rate risk.

     Discount rates applied to the reversion value of the real estate upon sale were based on acquisition criteria and projection parameters for various property types (e.g. industrial/warehouse, retail, office, etc.) in use in the marketplace by real estate investors, after adjusting for such factors as property age, quality, anticipated functional and/or economic obsolescence, and competitive position.

     Finally, the discounted present value of the equity cash flow stream from operations after debt service, the discounted present value of net proceeds from property sales, and the balance as of March 31, 1997 of outstanding debt encumbering the Property were aggregated for each Property to arrive at the appraised value of the Properties. The resulting property values were adjusted for any joint venture interests based on information provided by the General Partners and the Partnership and were then added to determine a total estimated portfolio valuation.

     Conclusion as to Appraised Value. Based on the valuation methodology described above, the Independent Appraiser estimated the value of the portfolio of Properties held by each CPA(R) Partnership as follows:

                                                                    REAL ESTATE
                           PARTNERSHIP NAME                  PORTFOLIO VALUE CONCLUSION
            -----------------------------------------------  --------------------------
              CPA(R):1.....................................         $ 33,390,000
              CPA(R):2.....................................           40,680,000
              CPA(R):3.....................................           52,750,000
              CPA(R):4.....................................           49,880,000
              CPA(R):5.....................................           54,640,000
              CPA(R):6.....................................          104,300,000
              CPA(R):7.....................................           70,300,000
              CPA(R):8.....................................          136,670,000
              CPA(R):9.....................................          139,890,000
                                                                    ------------
            TOTAL..........................................         $682,500,000
                                                                    ============

     Assumptions, Limitations and Qualifications of the Independent
Appraisal. The appraisal report has been prepared on a limited summary basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice. As such, the report differs from a self-contained appraisal report in that (i) the data is limited to the summary data and conclusions presented and (ii) the Cost and Market Approaches were excluded, and the conclusions were based upon the Income Approach.

     The Independent Appraiser utilized certain assumptions to determine the Appraised Value of the Portfolios. The Independent Appraisal reflects the Independent Appraiser's valuation of the real estate portfolios of the CPA(R) Partnerships as of March 31, 1997 in the context of the information available on such date. Events occurring after March 31, 1997 and before the Closing could affect the properties or assumptions used in preparing the Independent Appraisal. The Independent Appraiser has no obligation to update the Independent Appraisal on the basis of subsequent events. In connection with preparing the Independent Appraisal, the Independent Appraiser was not engaged to, and consequently did not prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix B. The Independent Appraiser will not deliver any additional written summary of the analysis.

     See Appendix B for a discussion of the specific assumptions, limitations and qualifications of the Independent Appraisal.

     Compensation and Material Relationships. The Independent Appraiser has been paid an aggregate fee of $475,000 by the CPA(R) Partnerships for preparing the Independent Appraisal. In addition, the Independent Appraiser is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making site visits and preparing the valuations, subject to an aggregate maximum of $20,000 and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws. The fee was negotiated between the General Partners and the Independent Appraiser and payment thereof is not dependent upon completion of the Consolidation. The General Partners or an affiliate has engaged the Independent Appraiser to appraise the portfolios of a number of the CPA(R) Programs, including the CPA(R) Partnerships, annually since 1989, and together, during the past two years, have paid the Independent Appraiser aggregate fees of approximately $774,000. The CPA(R) Programs, the Company and affiliates may engage the Independent Appraiser to provide appraisal and other services in the future. There is no contract, agreement or understanding between the Company, the CPA(R) Programs or the Advisor and the Independent Appraiser regarding any future engagement.

FAIRNESS OPINION

     General. The Independent Appraiser was engaged by the General Partners to conduct an analysis of the allocation of Listed Shares among the CPA(R) Partnerships pursuant to the Consolidation and has delivered a written summary of its determination, based on the review, analysis, scope and limitations described therein, as to the fairness of the allocations of Listed Shares among the CPA(R) Partnerships, from a financial point of view, pursuant to the Consolidation (the "Fairness Opinion"). The full text of the Fairness Opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis is set forth in Appendix A and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the Fairness Opinion are described below. The summary set forth below does not purport to be a complete description of the analyses used by the Independent Appraiser in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

     Except for certain assumptions described more fully below, which the CPA(R) Partnerships advised the Independent Appraiser that it will be reasonable to make, the CPA(R) Partnerships imposed no conditions or limitations on the scope of the Independent Appraiser's investigation or the methods and procedures to be followed in rendering the Fairness Opinion. The CPA(R) Partnerships have agreed to indemnify the Independent Appraiser against certain liabilities arising out of the Independent Appraiser's engagement to prepare and deliver the fairness opinion. Upon consummation of the Consolidation, such indemnity obligations with respect to the Participating Partnerships will be obligations of the Company.

     Selection of the Independent Appraiser. The Partnership selected the Independent Appraiser because of its experience in providing similar services to other parties in connection with transactions comparable to the Consolidation, the Independent Appraiser's reputation in connection with real estate partnerships and real estate assets and the Independent Appraiser's prior experience in the valuation of the Partnerships' assets. The General Partners have engaged the Independent Appraiser to appraise the real estate portfolios of a number of CPA(R) Partnerships annually since 1989. The compensation payable by the CPA(R) Partnerships to the Independent Appraiser in connection with the rendering of the Fairness Opinion is not contingent on the approval or completion of the Consolidation.

     Summary of Materials Considered. The Independent Appraiser's analysis of the Consolidation involved the following: (i) review of a draft of this Consent Solicitation Statement/Prospectus in substantially the form which will be filed with SEC and provided to Unitholders; (ii) review of the financial statements of the CPA(R) Partnerships contained in Forms 10-K, as amended, filed with the SEC for the CPA(R) Partnerships' 1995 and 1996 fiscal year, and Forms 10-Q, as amended, filed with the SEC for the quarter ended June 30, 1997; (iii) review of certain operating and financial information (including property level financial data) relating to the business, financial condition and results of operations of the CPA(R) Partnerships, and discussions with management of the CPA(R) Partnerships regarding the operations and business plan, and the historical financial statements, budgets and future prospects of the CPA(R)Partnerships;
(iv) review of the Appraisals of the portfolio of properties of each CPA Partnership; (v) review of the methodology used by the General Partners to allocate Listed Shares among the Partnerships; and (vi) conduct of such other studies, analyses, inquiries and investigations as the Independent Appraiser deemed appropriate.

     Analysis and Conclusions. The General Partners of the Partnerships requested that the Independent Appraiser opine as to the fairness, from a financial point of view, of the allocation of Listed Shares among the Partnerships assuming all Partnerships elect to participate in the Consolidation (the "Maximum Participation" scenario) and assuming the minimum number of Partnerships participate in the Consolidation comprised of CPA(R):1, CPA(R):2, CPA(R):3, CPA(R):5 and CPA(R):7 (the "Minimum Participation" scenario).

     The Independent Appraiser's evaluation of the fairness from a financial point of view of the allocations of Listed Shares pursuant to the Consolidation employed, but was not limited to, comparisons of the Exchange Value to be contributed to the Company by each Partnership to the Exchange Value of the Partnerships as a group.

     In its evaluation of the fairness of the allocation of Listed Shares among the CPA(R) Partnerships, the Independent Appraiser observed that the Exchange Values were assigned to the CPA(R) Partnerships by the General Partners based on: Independent Appraisals provided by the Independent Appraiser of the estimated value of the real estate portfolio of each Partnership as of March 31, 1997; valuations made by the General Partners of other Partnership assets and liabilities as of June 30, 1997; and adjustments made by the General Partners to the foregoing values to reflect cash distributions made by the CPA Partnerships in July 1997, the

General Partners' 1% interest in sale/refinancing proceeds which will be retained in the Consolidation, certain returns due to the General Partners relating to properties which have previously been sold by the CPA Partnerships, estimates of the realizable value of certain litigation claims of the CPA Partnerships, the estimated change in value of two properties as a result of material events occurring subsequent to the appraisal date, and estimated transfer taxes associated with each CPA Partnership's portfolio; and costs of the Consolidation to be allocated among the Partnerships in proportion to their Total Exchange Value before such cost allocation. The Independent Appraiser also observed that the General Partners intend to make such pre-consolidation cash distributions to Limited Partners in each CPA(R) Partnership as may be necessary to cause the relative Total Exchange Values of the Participating Partnerships as of the closing date to be substantially equivalent to the relative estimated Total Exchange Values as shown in the Consent Solicitation Statement/Prospectus.

     Relying on these Total Exchange Values, the Independent Appraiser observed that the allocation of Listed Shares offered to each CPA(R) Partnership reflects the net value of the assets contributed to the Company by each CPA(R) Partnership after deducting a pro rata share of the costs associated with the Consolidation. The Independent Appraiser believes that basing such allocations on the value of net assets contributed to the Company is fair from a financial point of view.

     Based on the foregoing, the Independent Appraiser concluded that, based upon its analysis and the assumptions, limitations and qualifications thereto, and as of the date of the information considered in the Fairness Opinion, the allocation of Listed Shares offered pursuant to the Consolidation among the CPA(R) Partnerships in the Maximum Participation and Minimum Participation scenarios is fair, from a financial point of view, to the Unitholders.

     Assumptions. In rendering its opinion, the Independent Appraiser relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the Consent Solicitation Statement/Prospectus or that was otherwise publicly available or furnished or otherwise communicated to the Independent Appraiser. The Independent Appraiser has not made an independent evaluation or appraisal of the determinations of the non-real estate assets and liabilities of the Partnerships. The Independent Appraiser relied upon the balance sheet value determinations for the Partnerships and the adjustments made by the General Partners to the real estate Independent Appraisals to arrive at the Exchange Values. The Independent Appraiser also relied upon the assurance of the CPA(R) Partnerships and the General Partners that the calculations made to determine all allocations among each CPA(R) Partnership and, within each Partnership between the General Partners and the Unitholders, are consistent with the provisions of each Partnership Agreement relating to cash distributions rules, that any financial projections or pro forma statements or adjustments provided to the Independent Appraiser were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments, that no material changes have occurred in the Partnerships' values subsequent to valuation dates cited above or in the real estate portfolio values subsequent to March 31, 1997 which are not reflected in the Partnerships' Exchange Values herein, and that the CPA(R) Partnerships and the General Partners are not aware of any information or facts regarding the CPA(R) Partnerships that would cause the information supplied to the Independent Appraiser to be incomplete or misleading.

     Limitations and Qualifications of Fairness Opinion. The Independent Appraiser was not asked to and therefore did not perform an analysis with respect to any combinations of CPA(R) Partnership participation other than those noted above. Further, the Independent Appraiser is not opining as to whether or not any specified combination will result from the Consolidation. The Independent Appraiser was not requested to and did not: (a) select the method of determining the allocation of the Listed Shares or Subsidiary Partnership Units or establish the allocations; (b) make any recommendations to the Unitholders, General Partners or the CPA(R) Partnerships with respect to whether to approve or reject the Consolidation or whether to elect to receive Listed Shares or Subsidiary Partnership Units; or (c) express any opinion as to (i) the impact of the Consolidation with respect to combinations of Participating Partnerships other than those specifically identified in the Fairness Opinion; (ii) the tax consequences of the Consolidation for Unitholders or for the Company, (iii) the potential impact of any preferential return to holders of Subsidiary Partnership Units or the Company's fee structure on the cash flow received from, or the market value of, Listed Shares of the

Company received by Participating Partnerships; (iv) the potential capital structure of the Company or its impact on the financial performance of the Listed Shares or the Subsidiary Partnership Units; (v) the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities; or (vi) whether or not alternative methods of determining the relative amounts of Listed Shares and Subsidiary Partnership Units to be issued would have also provided fair results or results substantially similar to those of the allocation methodology used.

     Further, the Independent Appraiser did not express any opinion as to (a) the fairness of any terms of the Consolidation (other than the fairness of the allocations for the combinations of Participating Partnerships as described above) or the amounts or allocations of Consolidation costs or the amounts of Consolidation costs borne by Unitholders at various levels of participation in the Consolidation; (b) the relative value of the Listed Shares and the Subsidiary Partnership Units to be issued in the Consolidation; (c) the prices at which the Listed Shares or Subsidiary Partnership Units may trade following the Consolidation or the trading value of the Listed Shares or Subsidiary Partnership Units to be received compared with the current fair market value of the Partnerships' portfolios or other assets if liquidated in real estate markets; and (d) alternatives to the Consolidation.

     In connection with preparing the Fairness Opinion, the Independent Appraiser was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix A. The Independent Appraiser will not deliver any additional written summary of the analysis.

     Compensation and Material Relationships. The Independent Appraiser has been paid a fee of $475,000 by the Partnerships for preparing the Fairness Opinion. In addition, the Independent Appraiser will be reimbursed for all reasonable out-of-pocket expenses, including legal fees, up to a maximum of $20,000 and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between the Partnerships and the Independent Appraiser. Payment of the fee to the Independent Appraiser is not dependent upon completion of the Consolidation. The Independent Appraiser has rendered consulting and appraisal services to the General Partners and their affiliates and the Partnerships in the past. In addition, the General Partners and affiliates have paid certain nominal amounts to Independent Appraiser for subscriptions to publications of the Independent Appraiser. The Independent Appraiser has been compensated for preparing the Independent Appraisals and the compensation for such services is summarized above under "Real Estate Independent Appraisals by the Independent
Appraiser -- Compensation and Material Relationships." Such engagements were made by the Partnerships pursuant to separate agreements.

                            INCOME TAX CONSEQUENCES

     The following is a discussion of the material tax considerations that may be relevant to a prospective Shareholder. It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may impact upon a Shareholder's participation in the Company. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code of 1986 (the "Code"), existing laws, judicial decisions and administrative regulations ("Regulations"), rulings and practice, all of which are subject to change. Any change could be retroactive so as to apply to the Company and/or its properties.

     The following discussion is generally directed to the federal tax treatment of a U.S. resident individual Shareholder subject to regular federal income tax. Separate sections herein describe in summary form the federal tax treatment of certain other classes of potential Shareholders including IRAs, Keoghs, corporate pension and profit-sharing trusts and other tax-exempt entities. There is no discussion of the federal tax treatment of non-resident aliens and foreign corporations. The discussion herein of the particular tax concerns of these classes of potential Shareholders is only a general summary.

     To the extent that the discussion involves matters of law, it represents the opinion of Reed Smith Shaw & McClay as to all material federal income tax aspects of the Consolidation. The Company has received an opinion from its counsel Reed Smith Shaw & McClay, LLP (i) that the Company and each Participating

Partnership will be classified as partnerships for federal tax purposes, provided, (a) that each Participating Partnership is not a publicly traded partnership for Federal income tax purposes or 90 percent or more of its gross income consists of qualifying income as defined in Code Section 7704(d) and 90 percent or more of the Company's gross income consists of qualifying income as described in Code Section 7704(d), and (b) the Company and each Participating Partnership is organized as described in and operates in compliance with its governing agreements and, (ii) that the Consolidation will be a non-taxable transaction with respect to Unitholders who become holders of Listed Shares except for any amount by which (a) the excess of (1) a Unitholder's share of his Participating Partnership's liabilities immediately before the Consolidation over (2) that Unitholder's share of the liabilities of the Company immediately after the Consolidation exceeds (b) the Unitholder's basis in his Partnership interest immediately before the Consolidation, (iii) that the Consolidation will be a non-taxable transaction with respect to Subsidiary Partnership Unitholders except for any amount by which (a) the excess of (1) a Subsidiary Partnership Unitholder's share of his Participating Partnership's liabilities immediately before the Consolidation over (2) that Subsidiary Partnership Unitholder's share of the liabilities of his Participating Partnership immediately after the Consolidation exceeds (b) the Subsidiary Partnership Unitholder's basis in his Partnership interest immediately before the Consolidation, (iv) which confirms the opinions attributed to it in this Prospectus, and (v) which concludes that in the aggregate, the remaining federal income tax consequences of owning Shares in the Company referred to in this Prospectus will occur or be realized by the Shareholders. No rulings have been sought from the IRS with respect to any of the tax matters described in this Prospectus. The opinions of counsel are dependent upon the present provisions of the Code, Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change. A copy of the opinion of counsel filed as exhibit 8.1 to the Company's
Registration Statement filed with the Commission on               (333-      ),
can be obtained without charge by contacting Susan C. Hyde -- Director of Shareholder Services of Carey Diversified LLC, 50 Rockefeller Plaza, New York, NY 10020 or by calling 1-800-733-8481 ext. CPA.

     UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM OWNING SHARES.

NEW TAX LAW PROVISIONS

     The Taxpayer Relief Act of 1997 (the "1997 Tax Act") became law on August 6, 1997. Among the changes relevant to Unitholders are the following:

     - The maximum capital gain rate applicable to the sale of a capital asset (not including gain attributable to depreciation on real estate) held for more than 18 months is 20%;

     - The maximum capital gain rate applicable to the sale of a capital asset held for more than 12 months but not more than 12 months is 28%;

     - In general, gain attributable to depreciation on real estate is subject to tax at a maximum rate of 25%;

     - A large partnership, like the Company, beginning in 1998, may elect to be an "electing large partnership." In general, an electing large partnership separately reports to its partners its (a) passive activity income and loss, (b) income and loss from other than passive activities, (c) net capital gain allocable to (i) passive activity sources and (ii) other sources, (d) tax exempt interest, (e) net alternative minimum tax adjustments separately reported for passive activity loss limitations, other activities and credits, (f) income tax credits, (g) cancellation of indebtedness income, and (h) other items as to be provided in IRS Regulations.

     Other special rules also will apply to electing large partnerships. Seventy percent of an electing large partnership's deductions that would be miscellaneous itemized deductions are disallowed and the remaining 30 percent pass through to the partners and are not subject to the 2% floor. See "Deductibility of Fees," below. An electing large partnership will not terminate if 50% or more of its interests are sold or exchanged in a 12-month period. Also, if the IRS changes an item of partnership income, gain, loss, deduction, or credit, the partnership generally will be liable for interest and penalties, and (i) the change will affect the partners in the year the IRS makes the change as opposed to the partners in the year the partnership originally reported the item (thus, a partner's prior year's return would not be affected), or (ii) the partnership can pay tax on the item at the highest rate (corporate or individual). In addition, the partnership's K-1s must be mailed to its partners by March 15th of each year.

     The Company currently is evaluating whether to elect to be treated as an electing large partnership; and

     * For tax years beginning in 1998, a partnership's tax year will close with respect to a partner on the date of that partner's death. As a result, a portion of the partnership's items of income, loss, gain, deduction or credit flow through to the decedent's last life time income tax return and the remainder of the partnership's items are included on the estate's and/or beneficiaries' income tax returns.

     The 1997 Tax Act is complicated and many of its provisions potentially are subject to varying interpretation. There are no judicial decisions, administrative regulations, rulings, or practice addressing the 1997 Tax Act yet. As a result, there are uncertainties concerning interpretations of the 1997 Tax Act.

CLASSIFICATION AS "PARTNERSHIPS"

     The federal income tax consequences of owning Shares in the Company described herein are dependent upon the classification of the Company and the Participating Partnerships as partnerships for federal income tax purposes rather than as associations taxable as corporations. For federal tax purposes, a limited liability company, like the Company, is treated as a partnership and its shareholders are treated as partners if certain conditions are satisfied. The Company intends to satisfy those conditions and, therefore, with certain exceptions, a Shareholder's federal income tax treatment will be substantially similar to that of a Unitholder.

     No ruling will be sought from the IRS that the Company or the Participating Partnerships will be treated as partnerships for federal income tax purposes. Further, it is not likely that the Company or the Participating Partnerships would receive a ruling that they would be treated as partnerships for federal income tax purposes if they sought such a ruling because they do not satisfy all of the IRS criteria for obtaining such a ruling. The Company and the Participating Partnerships will rely on an opinion of counsel that they will be classified as partnerships for federal tax purposes. The opinion of counsel is not binding on the IRS or the courts.

     Counsel's opinion as to partnership status assumes and is conditioned on the following: (1) the Company is organized and will operate throughout its existence in compliance with the Delaware LLCL and in accordance with the terms and provision of the Operating Agreement; (2) the Participating Partnerships were organized and will continue to operate throughout their existence in substantial compliance with applicable state statutes concerning limited partnerships and in accordance with the terms and provisions of their partnership agreements, all as presently in effect and as amended. The Company believes that such conditions will be satisfied.

     If for any reason any Participating Partnership were treated for federal income tax purposes as an association taxable as a corporation in any taxable year: (1) the income, deductions and losses of such Participating Partnership would not pass through to the Company and then the Shareholders; (2) the Participating Partnership would be required to pay federal income taxes on its taxable income at rates up to a maximum of 35%, thereby substantially reducing the amount of cash available for distribution to the Company and then the Shareholders; (3) state and local taxes also could be imposed on such Participating Partnership; and (4) any distributions to the Company from such Participating Partnership would be treated as taxable dividends to the extent of the current and accumulated earnings and profits of that Participating Partnership. In addition, the change in a Participating Partnership's status for tax purposes could be treated by the IRS as a taxable event, in which case the Company and the Shareholders could have a tax liability under circumstances in which they would not receive any cash distributions. Similar consequences would result if the Company were treated as a corporation in any taxable year.

     Effective January 1, 1997, in general, a noncorporate domestic entity with two or more owners will be treated as partnership for federal income tax purposes unless the entity affirmatively elects to be treated as a corporation. Neither the Company nor any Participating Partnership will elect to be treated as a corporation.

     An entity qualifying as a partnership could be taxed as a corporation under special rules applicable to a publicly traded partnership. If a publicly traded partnership does not satisfy income tests set forth in the Code, it will be taxed as a corporation. The Company will be a publicly traded partnership, but the Participating Partnerships are not expected to be publicly traded partnerships.

     For federal income tax purposes, a publicly traded partnership is treated as a corporation unless 90 percent or more of its gross income for each tax year of its existence is "qualifying income." Qualifying income, in relevant part, includes: rents from real property, gain from the sale or other disposition of real property, gain from the sale or disposition of a capital asset or depreciable property held for more than one year, real property held for more than one year used in the trade or business that is not inventory, all interest and dividends and gain from the sale or other disposition of stock, securities or foreign currencies, or other income, including but not limited to, gains from options, futures or forward contacts derived with respect to the business of investing in such stock, securities or currencies.

     With few exceptions, the properties owned by the Participating Partnerships produce income that will be qualifying income for the Company. Because it anticipates that at least 90 percent of its gross income will be qualifying income, the Company anticipates that it will be taxable for federal income tax purpose as a partnership and not as a corporation.

TAX CONSEQUENCES OF THE CONSOLIDATION

     Counsel has rendered an opinion that except to the limited extent discussed below, the Consolidation will be a non-taxable transaction with respect to the Unitholders who become Shareholders and with respect to Subsidiary Partnership Unitholders.

     The Consolidation will involve a merger of the Subsidiary Partnerships into each Participating Partnership, pursuant to which, among other things, the Unitholders who become Shareholders will receive Shares in the Company in exchange for their limited partner interests in the Participating Partnerships. Subsidiary Partnership Unitholders will continue to own their interest(s) in their respective Subsidiary Partnership(s). While different federal income tax characterizations of these transactions are possible, assuming that the Participating Partnerships and the Company are treated as partnerships (see "Classification as 'Partnerships'," above), the substance and effect of the Consolidation should be a contribution by the Unitholders who become Shareholders of their Participating Partnership interests to the Company in exchange for Shares in the Company.

     However, a Unitholder who becomes a Shareholder or who remains a Subsidiary Partnership Unitholder would recognize taxable income in the amount by which (a) the excess of (i) a Unitholder's share of his Participating Partnership's liabilities immediately before the Consolidation over (ii) that Unitholder's share of the liabilities of the Company or the Subsidiary Partnership, as the case may be, immediately after the Consolidation exceeds (b) the Unitholder's basis in his Partnership interest immediately before the Consolidation. In addition, to the extent such liability reduction is disproportionate as among the Partners in the particular Participating Partnership, a Unitholder will recognize ordinary income to the extent any reduction in his or her share of liabilities is attributable to the Participating Partnership's "substantially appreciated inventory" and "unrealized receivables" (including the Participating Partnership's previously allowed depreciation and cost recovery deductions subject to recapture) as those terms are defined in Section 751 of the Code. The Company anticipates that the Participating Partnerships will have no or an insignificant amount of unrealized receivables or substantially appreciated inventory items. Any gain will generally be treated as gain from the sale of a capital asset. See "Treatment of Gain or Loss on Disposition of Shares," below and "New Tax Law Provisions," above. The Company does not anticipate that any Unitholder who acquired his or her CPA Partnership Interest from such CPA Partnership will recognize any gain or loss as a result of the Consolidation.

     The Manager will receive a percentage of the Listed Shares issued in the Consolidation in consideration for its contribution to the Company of a portion of its interests in the Participating Partnerships. See "Historical Cash Distributions and Assigned Exchange Value -- Allocation of Listed Shares Between Limited Partners and General Partners." The issuance by the Company of Shares to the Manager may reduce the percentage of the Company's nonrecourse debt that is allocated to the Shareholders. Any such reduction will be treated as a deemed distribution to the Shareholders, reducing their basis in the Shares received in the

Consolidation. To the extent that any such deemed distribution exceeds a Shareholder's adjusted basis for the Shares received in the Consolidation, gain will be recognized by such Shareholder. See "Treatment of Cash Distributions from the Company," below. In addition, the IRS may contend that the adjustment of the relative rights among the Manager and Shareholders may be viewed as a taxable disposition of a portion of the Unitholders who become Shareholders interests in such Participating Partnerships.

     The tax basis of the Shares received by a Shareholder will equal the adjusted tax basis of his limited partner interest immediately prior to the Consolidation (i) increased by his share, if any, of the liabilities of the Company (which include the Company's share of the liabilities of the Participating Partnership) and the taxable gains, if any, on the Consolidation and (ii) decreased (but not below zero) by his share, if any, of the Participating Partnership's liabilities immediately prior to the Consolidation. The holding period of the Shares will include the holding period of such Shareholder for his limited partnership interest. A Subsidiary Partnership Unitholder will calculate his basis in this same manner using his Subsidiary Partnership as the reference and his holding period for his Units will not change.

     The Participating Partnerships will be deemed terminated for federal income tax purposes as a result of the Consolidation. If the Consolidation occurs on any day other than December 31, this will result in a short taxable year for these Partnerships. Each Unitholder in a Participating Partnership must report, in his or her taxable year that includes the date on which the Consolidation is consummated, an allocable share of all income, gain, loss and deduction of such Participating Partnership for the period January 1 of the year in which the Consolidation occurs until the consummation of the Consolidation. A Unitholder whose taxable year differs from that of the Participating Partnership could have "bunching" of income because of the termination. However, a Unitholder whose taxable year is the calendar year will not experience any "bunching" of income. In addition, as a consequence of the termination of each Participating Partnership, each Participating Partnership will begin a new depreciation period for its assets (39 years for its depreciable real property) thereby reducing the annual depreciation deductions.

TAX CONSEQUENCES OF CONSOLIDATION TO SUBSIDIARY PARTNERSHIP UNITHOLDERS

     Subsidiary Partnership Unitholders will be treated as owners of interests in their Subsidiary Partnership. Subsidiary Partnership Unitholders will receive an IRS Form K-1 from their Subsidiary Partnership reporting their share of the Subsidiary Partnership's items of income, deduction, gain and loss.

SHAREHOLDERS OR SUBSIDIARY PARTNERSHIP UNITHOLDERS, NOT PARTNERSHIP, SUBJECT TO TAX

     The Company and each Subsidiary Partnership, is required to report to the IRS each item of its income, gain, loss, deduction and items of tax preference, if any. The Company and each Subsidiary Partnership will file a federal and may file a Delaware partnership return of income but the Company will not itself be subject to any federal or Delaware income taxes. See "Classification as a Partnership," above and "State and Local Tax Consequences," below.

     Each Shareholder will report on his personal income tax return his distributive share of each item of the Company's income, gain, loss, deduction, credit and tax preference. Each Shareholder will be taxed on his pro rata share of the Company's taxable income, whether or not he has received or will receive any cash distributions from the Company. A Shareholder's share of the taxable income of the Company and the income tax payable by such Shareholder with respect to such taxable income may exceed the cash actually distributed to him. A Subsidiary Partnership Unitholder is taxed on the same manner with respect to his Subsidiary Partnership.

     The income tax returns of the Company or a Subsidiary Partnership may be audited by the IRS, and such audit may result in the audit of the returns of the Shareholders or the Subsidiary Partnership Unitholders. Various deductions claimed by the Company or the Subsidiary Partnership Unitholders on its returns could be disallowed in whole or in part on audit, which would result in an increase in the taxable income or a decrease in the taxable loss of the Company or the Subsidiary Partnership with no associated increase in distributions with which to pay any resulting increase in tax liabilities of the Shareholders or Subsidiary Partnership Unitholders.

     Each Shareholder is required to treat partnership items on his return consistently with their treatment on the Company's return, unless a Shareholder files a statement with the IRS identifying the inconsistency. Failure to satisfy this requirement could result in an adjustment to conform the treatment of the items by such Shareholder with its treatment on the Company's return, and may cause such Shareholder to be subject to penalties. The same rules apply to a Subsidiary Partnership Unitholder with respect to his Subsidiary Partnership.

     Audits of partnership items are conducted at the Company level in a single proceeding, rather than in separate proceedings with each Shareholder. Administrative adjustment of determinations of the Company items made on audit can be initiated by the Tax Matters Partners (the "TMP") or by any other Shareholder. Suits challenging IRS determinations may be brought by the Manager, who has been designated by the Company as the TMP or, if the TMP fails to act, by other Shareholders owning certain minimum interests. Only one such action may be litigated. All Shareholders generally will be bound (subject to certain exceptions) by the outcome of final partnership administrative adjustments by the IRS resulting from an audit handled by the TMP, as well as by the outcome of judicial review of such adjustments. The Company will be the TMP of each Participating Partnership and these audit rules apply to such Partnerships in the same manner as they apply to the Company. See "New Tax Law Provisions" above for a discussion of electing large partnerships.

ALLOCATIONS OF PROFITS AND LOSSES

     A portion of each Participating Partnership's income, gain, loss, and deduction will be allocated to the Manager as limited partner of each Participating Partnership and the remainder will be allocated to the Company and the Subsidiary Partnership Unitholders. Items allocated by the Company to the owners of Listed Shares will be shared among them according to the respective number of Listed Shares owned by each Shareholder. These allocation provisions will be recognized for federal income tax purposes only if they are considered to have "substantial economic effect" and are not retroactive allocations or are determined to be in accordance with the partners' interests in the Partnership.

     Certain special allocations are required by the Code and Regulations for contributed property (Section 704(c) allocations) and other tax compliance items such as the basis adjustments required under a Code Section 754 election. See "Tax Elections," below. Allocations under Section 704(c) of the Code will require gain inherent in contributed property to be allocated to the person or persons who contributed it and may require the allocation of depreciation deductions from property contributed or deemed to be contributed to a partnership, or property whose book value is adjusted by a partnership on admission of new partners, away from the contributing or previously admitted partner where there is unrealized gain inherent in such property. As a consequence of the Consolidation, the Shareholders will be deemed to have contributed their partnership Units to the Company. The Manager will select the method for making allocations under Section 704(c) of the Code. See, "Tax Consequences of the Consolidation," above.

     The Company will allocate its taxable income and losses among the Shareholders in proportion to the number of Shares owned by them based on the number of months during the year for which the Shareholder was a record owner of the Shares. The Company will treat the Shareholder who is the record owner of such Share as of the close of business on the last day of the month as having been the owner of such Share for the entire month. Hence, in the case of a sale or other transfer of a Share recorded before the last day of a calendar month, the transferor Shareholder will not be allocated any taxable income for the month in which the record transfer occurs, and the transferee Shareholder will be allocated all taxable income for such month. Therefore, taxable income or loss may be allocated to a Shareholder even though such income or loss was not actually realized by such Shareholder. Furthermore, transferees of Shares may recognize income during a period for which they did not receive distributions.

     The Code generally requires that items of partnership income and deduction be allocated among transferors and transferees of partnership interests, as well as among partners whose interests otherwise vary during a taxable period, on a daily basis. The Company's proposed allocation method will not comply with this requirement. In the event a monthly convention is not allowed by Regulations (or only applies to transfers of less than all of a partner's interest), the IRS may contend that taxable income or losses of the Company must be reallocated among the Shareholders. If the IRS were to sustain any such contention, the Shareholders respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Manager is authorized to revise the Company's method of allocation between transferors and transferees (as well as among partners whose interests otherwise vary during a taxable period) to comply with any future Regulations. Similarly, the IRS could challenge the allocations made by the Subsidiary Partnerships.

     The Company believes that the allocations under the Participating Partnership Agreements and the Operating Agreement should be regarded as meeting the standards of Section 704(b) of the Code. Counsel is unable to opine to that effect, however, because, among other things, allocations to preserve uniformity as among Shares are not in technical compliance with the Regulations.

PASSIVE ACTIVITY LOSS LIMITATIONS

     The Code provides that deductions from passive trade or business activities, to the extent they exceed income from all such passive activities (exclusive of portfolio income), generally may not be deducted against other income of individuals, estates, trusts, closely held C corporations or personal service corporations.

     Passive income, gain, losses and credits from a publicly traded partnership, such as the Company, may only be applied against other items of income, gain and loss from that publicly traded partnership. Any unused passive activity losses and credits are treated as suspended losses and credits, and can be carried forward and treated as deductions and credits from passive activities in the next taxable year. Suspended losses and credits attributable to passive trade or business activities are allowed in full upon a fully taxable disposition of the taxpayer's entire interest in the activity to an unrelated party. Suspended passive activity losses of a publicly traded partnership, such as the Company, are allowed only upon a disposition of all of a Shareholder's interest in the publicly traded partnership. If an interest in a passive activity is transferred by reason of death, the amount of suspended passive activity losses that may be deducted are reduced to the extent of any step-up in the basis of the interest in the passive activity which occurs at the time. A gift of an interest in a passive activity does not trigger recognition of suspended passive activity losses, but permits the donee to increase his basis in the interest by the amount of those losses up to the fair market value of such interest.

     Pursuant to the legislative history of the legislation that included the passive activity loss rules in the Code, income generated by the Company will constitute portfolio income to the Shareholders, not passive activity income. Shareholders will not be able to offset passive activity losses from other sources with income generated by the Company. See "Investment and Other Limitations on the Deduction of Interest" below. However, suspended passive activity losses from the Company can offset passive income from the Company. In contrast, passive activity income allocated by a Subsidiary Partnership to a Subsidiary Partnership Unitholder will be passive activity income so long as the Subsidiary Partnership is not a publicly traded partnership. The Company does not anticipate that the Subsidiary Partnerships will be publicly traded partnerships.

DEDUCTIBILITY OF FEES

     All expenditures of the Company and the Participating Partnerships must constitute ordinary and necessary business expenses in order to be deductible, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., interest and certain taxes). In addition, all expenditures for personal services must be reasonable in amount and, in order to be deductible, must represent payment for services actually rendered during the current taxable year rather than in future years.

     The Company and the Participating Partnerships intend to claim deductions both for property management fees and for expense reimbursements payable to the Manager or its affiliates. The Company believes, on advice of counsel, that the management fees and reimbursements payable to the Manager will be deductible as ordinary and necessary business expenses by the Company and/or the Participating Partnerships. However, because the Company's belief depends upon essentially factual determinations, no assurance can be given that the deduction of any of the fees paid to the Manager will not be successfully challenged by the IRS. These issues are essentially questions of fact with respect to which counsel cannot opine. If all or a portion of such deductions were to be disallowed, the Company's taxable income would be increased or its losses would be reduced.

     The Company may pay acquisition fees to the Manager, its Affiliates or others in connection with the acquisition of properties. The Company intends to add Acquisition Fees paid to the basis of the property acquired. Also, the Participating Partnership Agreements permit and the Operating Agreement permits the Participating Partnerships and the Company to pay a fee to the Manager or its Affiliates in connection with the sale of a partnership property. The Participating Partnerships and the Company intend to treat these expenses as expenses of sale of the property involved, thereby decreasing any gain or increasing any loss recognized thereupon.

     The Code limits the deductibility of an individual's miscellaneous itemized deductions, including investment expenses, to the amount by which such deductions exceed 2% of his adjusted gross income. Individual Shareholders and Subsidiary Partnership Unitholders will be subject to this limitation in determining their deductibility of their allocable share of the Company's management fees and other expenses unless the Company or the Participating Partnerships are deemed to be engaged in a trade or business. If the Company elects to be treated as an electing large partnership, this limitation no longer will apply to Shareholders. See "New Tax Law Provisions", above. Subsidiary Partnership Unitholders remain subject to this rule.

ORGANIZATION AND CONSOLIDATION EXPENSES

     The Participating Partnerships and the Company will incur expenses in connection with the Company's organization and the Consolidation. Expenses of organizing the Company ("organization expenses") or of issuing and marketing Shares in the Company ("syndication expenses") may not be deducted by the Company, any Shareholder or any Subsidiary Partnership Unitholder. However, an election is permitted to amortize organization expenses (but not syndication expenses) over a period of not less than 60 months. Organization expenses are defined as expenditures that are (i) incident to the creation of a partnership;
(ii) chargeable to capital accounts; and (iii) of a character that, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life. The Company and each Subsidiary Partnership intends to make such an election. Syndication expenses are defined as expenditures connected with the issuing and marketing of interests in the Company. Registration fees, printing costs, selling and promotional material costs and legal fees for securities and tax advice pertaining to registration of the Shares with the SEC are syndication expenses and, therefore, do not qualify for amortization.

START-UP EXPENDITURES

     Section 195 of the Code provides that "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months (beginning with the month that the business begins). The determination of whether an item is a start-up expenditure is based on the facts and circumstances in each case.

     The Company may seek to deduct certain expenses incurred by it prior to the commencement of any rental activity or of its ownership interest in the Participating Partnerships. The IRS may disallow any such deductions as not having been incurred in connection with an existing trade or business of the Participating Partnerships and/or the Company. If the IRS were successful in such disallowance, such disallowed expenses would be available as deductions only through amortization over the applicable start-up expenditure period (to the extent a proper election is in place and such expenses qualify as start-up expenditures).

     The Participating Partnerships and the Company intend to take steps to preserve their right to amortize start-up expenses commencing with the date of the Consolidation, in the event it is ultimately determined that the Company began business at that time. Although the Participating Partnerships and the Company are advised by counsel and tax accountants, because of the uncertainty that presently surrounds these matters, no opinion of counsel will be received with respect to these deductions and there can be no assurance that, despite the Participating Partnerships' or the Company's best efforts, they will be able to preserve their right to amortize the above described expenses.

TAX AND "AT RISK" BASIS OF SHARES

     The manner of calculating a Shareholder's initial adjusted basis for his Shares has been discussed above. See "Tax Consequences of the Consolidation," above. Each Shareholder's initial adjusted basis for his Share(s) will be increased by the amount of (i) his share of items of income and gain of the Company and (ii) any increase in his proportionate share of the Company's share of nonrecourse indebtedness to which the Participating Partnerships' or the Company's properties are subject (limited to the fair market value of the property securing such indebtedness), and reduced, but not below zero, by (a) the amount of his share of items of the Company loss and deduction and expenditures which are neither properly deductible nor properly chargeable to his capital account, (b) the amount of any cash distributions (including any decrease in his or her share of liabilities) and (c) the basis of any property distributions received by such Shareholder. Subsidiary Partnership Unitholders calculate their basis for their Subsidiary Partnership Units in the same manner with reference to the Subsidiary Partnership's liabilities, items of income, loss, deduction, gain, and credit and distributions. See "Treatment of Gain or Loss on Disposition of Shares" and "New Tax Law Provisions."

     The amount of the Company's losses that may be deducted by a Shareholder is limited to the adjusted basis of the Shareholder's Shares. Any excess losses are carried over until the Shareholder has sufficient basis to deduct such losses. Deductibility of a Shareholder's share of the Company's losses is further limited by his "at risk" basis as determined pursuant to the "at risk" rules found in Section 465 of the Code. The "at risk" rules provide that a taxpayer may not deduct losses from an activity for a taxable year to the extent such losses exceed the aggregate amount for which the taxpayer is considered "at risk" with respect to the activity. Any loss in excess of a taxpayer's amount "at risk" will be allowed as a deduction in succeeding taxable years if and to the extent the taxpayer is "at risk" with respect to the activity in such subsequent year. The "at risk" rules apply to essentially all Shareholders except those that are C corporations owned by more than five individuals during the last half of the corporation's taxable year. If the Company's "at risk" basis in the Participating Partnerships or a Shareholder's "at risk" basis in the Company is decreased below zero in any year (e.g., due to the Company's or the Shareholder's receipt of a cash distribution or a decrease in its or his share of liabilities included in its or his "at risk" basis), the Company and the Shareholder will recognize income to the extent his or its "at risk" basis is below zero. However, the amount of income which must be recognized in these circumstances is limited to the net losses previously allowed to the Company from the Participating Partnerships or to the Shareholder from the Company.

     A Shareholder will be deemed to be "at risk" with respect to its share of qualified nonrecourse financing secured by real property. However, a Shareholder will not be considered to have amounts "at risk" to the extent he is protected against losses through guarantees, stop-loss agreements or other similar arrangements. To the extent that any borrowing by a Participating Partnership or the Company is qualified nonrecourse financing, the "at risk" rules should not limit the deductibility of any Participating Partnership and/or Company losses, if any. However, to the extent that any borrowings by a Participating Partnership or the Company is not qualified nonrecourse financing, the "at risk" rules could apply to limit the deductibility of losses by the Company or Shareholders, respectively. The same rules apply to Subsidiary Partnership Unitholders.

     The passive activity loss limitations are applied after the "at risk" rules are applied. Therefore, a loss not currently deductible under the "at risk" rules would be suspended pursuant to the "at risk" rules, not the passive activity loss rules. Any such suspended losses could later become subject to the passive activity loss rules when they would otherwise be deductible under the "at risk" rules. See "Passive Activity Loss Limitations," above.

TREATMENT OF CASH DISTRIBUTIONS FROM THE COMPANY

     Cash distributions (which are considered to include any reduction in Participating Partnership and/or the Company nonrecourse indebtedness) made to Shareholders, other than those in exchange for or in redemption of all or part of their Share(s), generally will not affect a Shareholder's distributive share of income or loss from the Company. Such distributions may represent distributions of income, returns of capital or both. A distribution of income or a return of capital generally does not result in any recognition of gain or loss for federal income tax purposes but reduces a Shareholder's adjusted basis in his Shares. Cash distributions in excess of a Shareholder's adjusted basis in his Shares will result in the recognition of gain to the extent of such excess. Ordinarily, any such recognized gain will be treated as gain from the sale or exchange of Shares. Cash distributions from operations or in redemption of all or part of that Subsidiary Partnership Unitholder's interest in the Subsidiary Partnership made by a Subsidiary Partnership to a Subsidiary Partnership Unitholder will be taxable as described above. A cash distribution made by a Subsidiary Partnership to a Subsidiary Partnership Unitholder in redemption of all of that Subsidiary Partnership Unitholder's interest in the Subsidiary Partnership also could result in recognition of loss by such Subsidiary Partnership Unitholder if the Subsidiary Partnership Unitholder's basis for his interest in the Subsidiary Partnership exceeds the sum of the cash received and his allocable share of nonrecourse indebtedness. See "Tax Consequences of the Consolidation" and "Tax and 'At Risk' Basis of Shares," above and "Treatment of Gain or Loss on Disposition of Shares," below.

TREATMENT OF GAIN OR LOSS ON DISPOSITION OF SHARES OF UNITS

     Any gain or loss recognized by a Shareholder upon the sale or exchange of his Shares will generally be treated as capital gain or loss, except that the portion of any proceeds of sale which is attributable to any unrealized receivables (which term includes, for these purposes, allocable depreciation recapture attributable to underlying partnership property (see "Depreciation Recapture," below) or appreciated inventory items (to the extent that the value of such inventory items of the Company exceeds the basis of such property, had such property been disposed of by the Company prior to the sale of such Shareholder's share) will generally be treated as ordinary income. See "New Tax Law Provisions" above for a discussion of capital gains tax rates. Shareholders which are corporations or trusts are taxable on amounts representing depreciation recapture attributable to underlying Participating Partnership or Company property upon distribution of Shares to their shareholders or beneficiaries.

     The installment method of reporting income or gain is not available for a sale or exchange of Listed Shares because the Code prohibits use of the "installment method" to report gain on the sale or exchange of publicly traded property. Additionally, gains, if any, on sale of a Subsidiary Partnership Unitholder's interest sold on the installment method, are taxable in the year of sale or exchange to the extent of any ordinary income realized, even if the sale or exchange is otherwise reported on the "installment method." See "Installment Sales" and "Depreciation Recapture," below.

     In determining the amount received upon the sale or exchange of a Share, a Shareholder must include, among other things, his allocable share of non-recourse indebtedness. Therefore, it is possible that the gain or other income recognized on the sale of a Share may exceed the cash proceeds of the sale and, in some cases, the income taxes payable with respect to the sale may exceed such cash proceeds. The same rules apply to the sale by a Subsidiary Partnership Unitholder of his Units.

     The IRS has ruled that a partner must maintain an aggregate adjusted tax basis in his aggregate partnership interest (consisting of all interests acquired in separate transactions). On the sale of a portion of such aggregate interest, a partner would be required to allocate, on the basis of the relative fair market values of such interests on the date of sale, his aggregate tax basis between the portion of the interest sold and the portion of the interest retained. This requirement, if applicable to the Company, effectively would preclude a Shareholder owning Shares that were purchased at different prices on different dates from controlling the timing of the recognition of the inherent gain or loss in his Shares by selecting the specific Shares that he would sell. The ruling does not address whether this aggregation requirement, if applicable, results in the tacking of the holding period of older Shares on the holding period of more recently acquired Shares. Because the application of this ruling in the context of a publicly traded partnership, such as the Company, is not clear, a person acquiring Shares and considering the subsequent purchase of additional Shares should consult his professional tax advisor as to the possible tax consequences of the ruling.

     When a Shareholder or Subsidiary Partnership Unitholder subject to the passive activity loss limitations disposes of his entire interest in the Partnership in a fully taxable disposition to an unrelated party, his suspended passive activity losses, if any, from the Partnership will be deductible. If a Shareholder or Subsidiary Partnership Unitholder subject to the passive activity loss limitations disposes of less than his entire interest in his respective partnership or disposes of his interests in a transaction which is not fully taxable, any suspended passive activity will remain suspended. See "Passive Activity Loss Limitations," above.

TREATMENT OF GIFTS OF SHARES

     Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. However, in the event that a gift of a Share is made at a time when a Shareholder's allocable share of nonrecourse indebtedness exceeds the adjusted basis for his Share, such Shareholder will recognize gain upon the transfer of such Share to the extent of such excess. Any such gain will generally be treated as capital gain. Gifts of Shares may also be subject to a gift tax imposed pursuant to the rules generally applicable to all gifts of property. The same rules also apply to gifts of Subsidiary Partnership Units.

     A gift of a Share or Subsidiary Partnership Unit will not cause any suspended passive activity losses to be deductible. The donee's basis for the Subsidiary Partnership Unit Share is the donor's basis immediately before the gift plus any suspended passive activity losses allocable to the gifted Share. However, the donee's basis for purposes of determining loss on a later disposition cannot exceed the fair market value of the Share or Unit on the date of the gift. Consequently, if the sum of the donor's basis for the Share or Unit and suspended passive activity losses exceed the Share's or Unit's fair market value, a portion of the suspended passive activity losses could be lost and would never be deductible.

ISSUANCE OF ADDITIONAL SHARES

     The Company may issue new Shares to finance the acquisition of additional properties or for other purposes. On any issuance of additional Shares, the capital accounts of the existing Shareholders will be adjusted to reflect a revaluation of the Company's properties (based on their then fair market value, net of liabilities, to which they are then subject). Any resulting unrealized gain or loss will be allocated among the existing Shareholders and subsequent allocations of taxable income, gain, loss and deduction will be made in accordance with the Regulations. See "Allocations of Profits and Losses," above.

     The issuance of additional Shares also could result in a decrease in a Shareholder's share of nonrecourse debt. Any such reduction would be treated as a distribution of cash. See "Treatment of Cash Distributions from the Company," above.

TREATMENT OF GAIN OR LOSS ON SALE OF PROPERTY

     Gains or losses realized by the Company on sales of property held for more than one year will be treated as long-term capital gain or loss, (i) unless it is determined that the Company or the Participating Partnership that owns the property is a "dealer" in real estate for federal income tax purposes, (ii) except to the extent that the properties sold constitute Section 1231 Assets (real property assets used in a trade or business and held for more than one year), and (iii) except to the extent the company sells personal property and has depreciation recapture. See "New Tax Law Provisions," above "Section 1231 Assets" include depreciable real property of the type which the Company and/or the Participating Partnerships own and intend to acquire. If the properties sold constitute Section 1231 assets, a Shareholder's or Subsidiary Partnership Unitholder's proportionate share of gains and losses from the sale of such assets would be combined with any other Section 1231 gains or losses recognized by him during the year. The net Section 1231 gain would be taxed as capital gain, except that if the Shareholder or Subsidiary Partnership Unitholder has reported net Section 1231 losses in any of the five years prior to such sale, any net Section 1231 gains would be reported as ordinary income to the extent of such reported losses. Net Section 1231 losses would be taxed as ordinary losses. See "New Tax Law Provisions" for a discussion of capital gains rates.

     In the event that the entity owning the property is determined to be a "dealer," any gain or loss on the sale or other disposition of a property by such entity would be treated as ordinary income or loss. Although none of the Participating Partnerships nor the Company anticipates being deemed a "dealer" in real estate, there can be no assurance that the proposed course of activities of the Company may not result in it being deemed "dealer." The Company intends to conduct its activities, and to consult with a tax professional from time to time with regard to the structuring of its operations and transactions, to avoid being deemed a "dealer." However, since the determination of "dealer" status is essentially factual and will depend upon the nature of the properties acquired and the conduct of activities by the Company, counsel is unable to express an opinion as to whether the Company or any Participating Partnership might be deemed a "dealer."

     A foreclosure of a mortgage on a property or the acceptance of a deed in lieu of foreclosure is deemed to be a disposition of such property. In such transactions, the Company or a Participating Partnership may recognize gain in an amount equal to the excess, if any, of the outstanding mortgage over the adjusted basis of such property.

     In certain other circumstances, the gain allocable to the Shareholders or Subsidiary Partnership Unitholders upon a sale, exchange or other disposition of Partnership property may exceed any resulting cash distributable to the Shareholders or Subsidiary Partnership Unitholders and in some cases the income taxes payable by the Shareholders or Subsidiary Partnership Unitholders with respect to such gain may exceed the cash distributable, if any, to such Shareholders or Subsidiary Partnership Unitholders.

SALE-LEASEBACK TRANSACTIONS

     Many of the Participating Partnerships Investments are and a number of the Company's investments may be in the form of sale-leaseback transactions wherein the Participating Partnership or the Company either (i) purchased or will purchase property free of encumbrances, net lease such property back to the seller and obtain separate mortgage financing or (ii) purchase property subject to a mortgage and/or an existing net lease. If a Sale-Leaseback transaction were recharacterized as a financing arrangement, the Participating Partnership or the Company, as the case may be, would not be entitled to depreciation deductions with respect to the property, and the lease payments received by the Participating Partnership or the Company and, in certain circumstances, any gain on the sale of such property could be treated, at least in part, as interest income. Such a recharacterization could increase a Shareholder's or a Subsidiary Partnership Unitholder's share of ordinary income and decrease such Shareholder's or a Subsidiary Partnership Unitholder's share of capital gain. The Participating Partnerships and the Company will attempt to structure each net lease transaction to be recognized as a leasing arrangement for federal income tax purposes and not treated as a financing arrangement or conditional sale.

     On June 3, 1996, the IRS proposed regulations under Code Section 467. Code
Section 467 applies to rental agreements that have increasing or decreasing rents or prepaid or deferred rents. For lease-backs or long term agreements entered into for tax avoidance purposes ("disqualified lease-backs or long term agreements"), the proposed Regulations under Code Section 467 provide that the rent effectively must be leveled and accrued economically. Both rent and interest would be accrued for each period similar to a mortgage. These Regulations do not define what constitutes a tax avoidance purpose. For leases other than disqualified lease-backs or long term agreements, the Regulations under Code Section 467 provide that rent properly allocated to each period must be accrued in that period and interest is deemed to be paid or earned on any deferred on prepaid rent. These Regulations are proposed to apply to disqualified lease-backs and long term agreements entered into after June 3, 1996 and other leases entered into after the date final regulations are issued.

     The Company and the Participating Partnerships engage in long-term sale lease-back transactions; however, based on current law and interpretations thereof, neither the Company nor the Participating Partnerships believe that their typical transactions would be found to have a tax avoidance purpose. Also, neither the Company nor the Participating Partnerships anticipate having any significant deferred or prepaid rent. However, because these Regulations are new and not entirely clear, neither the Company nor the Participating Partnerships can determine with any assurance how these Regulations, if adopted, might apply to them.

ACQUISITION OF STOCK, OPTIONS AND WARRANTS

     The Company currently owns (directly or through the Participating Partnerships) and may invest in the stock of, or other interests in, or warrants or other rights to purchase the stock of or other interests (an "Equity Interest") in any tenant or the parent or controlling person of any tenant of the Company. If the acquisition of such Equity Interest occurs contemporaneously with the purchase of property in a Sale-Leaseback transaction or the execution of a lease and no separate consideration is provided for such acquisition, the purchaser will be required to allocate the price paid between the property and the Equity Interest based upon the relative fair market values of each, or in the case of a lease, the lessor may be required to recognize rental income equal to the value of the Equity Interest. Upon the sale or exchange of such Equity Interest, the gain or loss will generally be capital gain or loss and will be short-term or long-term depending on the property's holding period. Upon the exercise of an option or warrant, the price paid for the option or warrant will be added to the exercise price to determine the Participating Partnership's or the Company's basis in the stock or other interest acquired. The holding period for the stock or other interest acquired through such an exercise will commence on the day after the date of exercise of the option or warrant. Should an option or warrant owned by the Participating Partnerships or the Company expire or lapse unexercised, the Participating Partnerships or the Company, respectively will sustain a loss equal to the amount paid for the option or warrant. Such loss will generally be a capital loss and will be short-term or long-term depending on the Participating Partnership's or the Company's holding period.

TAX ELECTIONS

     The Company and the Participating Partnerships may make various elections for federal income tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

     The Code provides for optional adjustments to the basis of partnership property for measuring both depreciation and gain upon distributions of partnership property (Section 734) and transfers of Shares (Section 743) provided that a partnership election has been made pursuant to Section 754. The Operating Agreement and the Participating Partnership Agreements each require that a Section 754 election be made. Any such election, once made, is irrevocable without the consent of the IRS.

     The IRS has ruled that under the Code and applicable Regulations, the
Section 754 election will generally allow a Shareholder who purchases Shares from another Shareholder in the open market to increase his share of the tax basis in the Participating Partnership's properties to reflect the purchaser's purchase price for such Shares, as if such purchaser had acquired a direct interest in the Company's assets and of its proportionate share of the Company's assets. If a Shareholder's adjusted basis in his Shares is less than his proportionate share of the adjusted basis of the Company's property at the time of acquisition of such Shares, such Shareholder's basis in his share of the Company's property must be reduced by such an amount resulting in adverse consequences to such Shareholder.

     The Company will calculate the basis adjustment for subsequent purchasers who furnish certain information to the Company. For purchasers who do not furnish this information, the Company intends to provide information to enable them to calculate the basis adjustment for themselves.

     The calculations and adjustments in connection with any Section 754 election would depend, among other things, on the day on which a transfer occurs and the price at which the transfer occurs. In order to help reduce the complexity of these calculations and the resulting administrative cost to the Company, the Operating Agreement provides that the Company will apply the following methods in making the necessary adjustments: (i) the price paid by a transferee for his Shares will be deemed to be the lowest quoted trading price of the Shares during the month in which the transfer was deemed to occur, irrespective of the actual price paid; and (ii) the transfer will be deemed to occur at the close of business on the last day of the calendar month in which the transfer occurs, irrespective of when the transfer actually occurs. The application of these conventions would yield a less favorable tax result, as compared to adjustments based on actual price, to a transferee who paid more than the lowest quoted trading price for his Shares.

     The calculations under Section 754 are highly complex, and there is little legal authority dealing with the mechanics of the calculations, particularly in the context of large, publicly-held partnerships. It is possible the IRS might take the position that the adjustments made by the Company do not meet the requirements of the Code or the Regulations, particularly given the special assumptions to be applied by the Company for administrative convenience. If the IRS were to sustain such a position, any increased depreciation deductions allowable to a transferee of Shares as the result of the Section 754 election might be reduced, and any gain allocable to a transferee on the sale of the Company's and the Participating Partnerships' properties might be increased. Similar rules will apply with respect to any transfer of Units in a Participating Partnership or a Subsidiary Partnership Unitholder.

     The Manager is authorized by the Operating Agreement and by the Participating Partnership Agreements to cause the Participating Partnerships and the Company to make or revoke any election required or allowed to be made by partnerships under the Code. Such election(s) may increase or decrease taxable income or loss. See "New Tax Law Provisions" above for a discussion of electing large partnerships.

DEPRECIATION

     Current tax law provides for an accelerated cost recovery system ("ACRS") of depreciation. Under this system, the cost of eligible nonresidential real property, whether new or used, generally must be depreciated over a 39-year period using the straight-line method.

     Furthermore, under ACRS, eligible personal property is divided into six classes, i.e., 3-year, 5-year, 7-year, 10-year, 15-year, and 20-year property. This property, whether new or used, generally must be depreciated over specified periods using a statutorily prescribed accelerated method of depreciation or, if the taxpayer so elects, using the straight-line method over various periods.

     The depreciation periods are lengthened in certain circumstances where real property is leased to a tax-exempt entity or owned by a partnership having tax-exempt entities as partners. For this purpose, "tax-exempt entities" do not include those entities which would be taxable on their allocable share of Partnership income as "unrelated business taxable income."

     Generally, as a result of the deemed termination of the Participating Partnerships, all nonresidential real property owned by the Participating Partnerships at the time of the Consolidation and any other real property acquired by the Company will be subject to a 39 year recovery period, and will be depreciated using the straight-line method. Any personal property acquired by the Company generally will be depreciated over a seven-year recovery period using the double declining balance method (switching to straight-line at a time to maximize the depreciation deductions). As a result, the amount of the depreciation deductions of each Participating Partnership after the Consolidation will be less than the normal depreciation deductions before the Consolidation. If the Consolidation occurs in 1998 and the Company and Participating Partnerships elect to be treated as electing large partnership, it is possible, but not certain, that the Participating Partnership will not terminate and their depreciation deduction will not change. See "New Tax Law Provisions" above. If, for tax purposes, a Participating Partnership is not considered the owner of a CPA Property held at the time of the Consolidation (for example, where a lease is treated as a financing arrangement rather than a "true lease"), the Shareholders would not be entitled to depreciation deductions with respect to that Property. It is anticipated that the Participating Partnerships will be treated as the owners for tax purposes of all of the CPA Properties held at the time of the Consolidation. In addition, if any tax-exempt entities hold Shares and the Company's allocations are not considered to be "qualified allocations," then a portion of the Company's depreciation deductions, corresponding to the tax-exempt entities' percentage interest in the Company, may be required to be depreciated over somewhat longer recovery periods than those otherwise applicable. See "Allocations of Profits and Losses" and "Tax Elections" above, and "Investment by Qualified Pension and Profit-Sharing Plans (Including Keoghs), Stock Bonus Plans, and Individual Retirement Accounts," below.

DEPRECIATION RECAPTURE

     The Code provides that excess depreciation (the excess of accelerated depreciation over straight-line depreciation) on depreciable real property, other than low-income housing, and all depreciation on depreciable real property eligible for ACRS where other than straight-line depreciation is used, is subject to recapture as ordinary income (to the extent of gain) when the property is sold regardless of how long it is held before such sale. Since the Participating Partnerships and the Company will only claim straight-line depreciation, it is unlikely that non-corporate Shareholders of the Company will be subject to depreciation recapture with respect to the Company's depreciable real property whether or not eligible for depreciation under ACRS. However, if depreciable real property is sold or otherwise disposed of within 12 months of its acquisition, then all depreciation, including straight-line, will be subject to recapture as ordinary income upon such disposition. See "New Tax Law Provisions," above for a discussion of the special rate applicable to gain allocable to depreciation on real property.

     Additionally, under the Code, a corporate Shareholder is required to recognize as ordinary income 20% of its distributive share of the Company's gain from the disposition of depreciable real property, to the extent of the depreciation deductions claimed thereon, regardless of whether straight-line depreciation was used.

     The Code also provides that all depreciation on tangible personal property and certain items of real property such as elevators and escalators is, to the extent of any gain recognized, subject to recapture as ordinary income when such property is sold, regardless of how long it is held before sale. The Company and/or the Participating Partnerships will own items of such property and, accordingly, the Company and the Shareholders may be subject to depreciation recapture with respect thereto.

ALTERNATIVE MINIMUM TAX

     Individual and corporate taxpayers have potential liability for alternative minimum tax. Certain items from the Company could affect a Shareholder's alternative minimum tax liability. Since such liability is dependent upon each Shareholder's own circumstance, Shareholders should consult their own tax advisors concerning the alternative minimum tax consequences of being a Shareholder. Likewise, Subsidiary Partnership Unitholders should consult their own tax advisors concerning the alternative minimum tax consequences of being a Unitholder.

INSTALLMENT SALES-IMPUTED INTEREST

     If a sale or exchange of the Company's or a Participating Partnership's real or personal property requires a payment or payments to be made in more than one tax year, the Code allows any gain recognized to be reported on the installment method." The Code provides that interest is payable on the applicable percentage of tax deferred in connection with installment sales of all non-dealer property the sale price of which exceeds $150,000. Such interest is payable when the aggregate face amounts of installment obligations held by a taxpayer which are issued during the taxable year exceed $5,000,000 and until any such installment obligation is satisfied. A Shareholder will be treated as owning a proportionate share of any Company or Participating Partnership installment obligation and the $5,000,000 threshold is measured at the Shareholder level. Interest must be paid on the deferred tax at the rate applicable to underpayments of tax in effect for the month with which the taxpayer's taxable year ends. The same rules apply with respect to any Subsidiary Partnership Unitholder's interest in a Participating Partnership that holds an installment obligation.

     The Code provides that a dealer may not report dealer gains on the installment method. A dealer with respect to real property is a taxpayer who holds real property for sale to customers in the ordinary course of the taxpayer's trade or business. The Company does not anticipate that it or any Participating Partnership will be a dealer in real property. Therefore, neither a Shareholder nor a Subsidiary Partnership Unitholder who is not a dealer in real property should be eligible to report any gain from an installment sale by the Company or any Participating Partnership of property on the installment method. Additionally, the Code provides that if an installment obligation arising from the disposition of non-dealer property is pledged as security for any indebtedness, the net proceeds of such secured indebtedness shall be treated as a payment with respect to the installment obligation.

     If, upon an installment sale of property, the Participating Partnerships or the Company were to receive a rate of interest on any installment obligation from the buyer which is below the rate provided by law, the sales terms would be recharacterized in a manner which would increase ordinary income to the Participating

Partnerships or the Company, while decreasing in a corresponding manner, first, any long-term capital gains, and second, any depreciation recapture. Such interest income would be recognized by the Participating Partnerships and/or the Company according to the original issue discount rules. (See "Accrual of Original Issue Discount," below.) Because the terms of sale of properties will be determined in part by then-current market conditions and negotiations with potential buyers, no assurance can be given that interest income will not be imputed on installment sales.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT

     The Code contains extensive rules relating to the tax accounting for original issue discount ("OID"). The Participating Partnerships and the Company will be subject to the OID rules with respect to its installment sales. OID can arise with respect to an installment sale if (i) the interest rate varies according to fixed (non-floating) terms, (ii) the debtor is permitted to defer interest payments to years after such interest accrues, (iii) the amount of the creditor's share of income or appreciation from the mortgaged property under a right of participation is determined in a year before payment of such amount is due, or (iv) interest is imputed on an installment sale. See "Installment
Sales -- Imputed Interest," above. The Participating Partnerships or the Company may sell properties on an installment basis with any or all of the preceding terms and therefore may be subject to the OID rules.

     Recognition of OID as an item of income in any year will have the effect of either reducing losses, if any, allocable to Shareholders or increasing the amount of income which Shareholders must report from the Company without the receipt of cash distributions with which to pay any tax resulting from the reporting of such income. However, the Company expects the amount of OID, if any, which the Company might recognize in any year would be minor in comparison with cash distributions allocable to Shareholders in such year. Investment Interest and Other Limitations on the Deduction of Interest

     A Shareholder's or a Subsidiary Partnership Unitholder's (that is not a corporation) investment interest expense may be deducted only up to the Shareholder's or the Subsidiary Partnership Unitholder's net investment income (i.e., the income from interest, dividends, rents, royalties and net short-term capital gains from investment property to the extent it exceeds the expenses, including straight line depreciation, incurred in earning such income). Interest subject to the investment interest limitation includes all interest on debt incurred in connection with property held for investment (including property subject to a net lease) but not incurred in connection with the taxpayer's trade or business, other than consumer interest and qualified residence interest.

     To the extent that the Participating Partnerships' or the Company's properties are considered to be "investment assets," the amount of mortgage interest allocated to each Shareholder or Subsidiary Partnership Unitholder, other than a corporation, may be deductible by him only to the extent it does not exceed his net investment income plus the amount by which certain deductions attributable to property subject to a net lease exceeds the net income of such property. The amount of interest not deductible due to such limitation, if any, may be carried over to subsequent years within certain limits. The Participating Partnerships and the Company anticipate that substantially all of their properties will be treated as investment assets and that substantially all of their mortgage interest deductions allocated to the Shareholders or Subsidiary Partnership Unitholder will be subject to the above rules on disallowance and carryover. However, unless the Participating Partnerships or the Company realize a loss for tax purposes in any taxable year, the Company anticipates that neither a Shareholder nor a Subsidiary Partnership Unitholder will have any "excess investment interest" subject to disallowance attributable to his interest in the Company. Should the Company or a Subsidiary Partnership suffer a loss for any reason, the Shareholders and Subsidiary Partnership Unitholders of that Subsidiary Partnership may realize "excess investment interest" because of their investment in the Company or that Subsidiary Partnership.

     In addition to the "investment interest" limitation described above,
Section 265(a)(2) of the Code disallows certain deductions for interest paid by a taxpayer or a related person on indebtedness incurred or continued to purchase or carry tax-exempt obligations. A Shareholder for whom tax-exempt obligations constitute a significant portion of his net worth should consider the impact of
Section 265(a)(2) of the Code on his ability to deduct his allocable share of the Company's or his Subsidiary Partnership's interest expense.

     Neither the Participating Partnerships nor the Company anticipate that they will prepay any interest, but either or both may be required by prospective lenders to pay certain amounts commonly referred to as "points" which may be considered prepayments of interest for federal income tax purposes. The Code requires that interest prepayments (including "points") be capitalized and amortized over the life of the loan with respect to which they were paid.

CONSTRUCTION EXPENSES

     The Participating Partnerships or the Company may incur expenditures in connection with the construction of improvements on real property, some of which must be capitalized for federal income tax purposes. The Code provides that interest and real estate taxes incurred during the construction period of improved real property which would otherwise be deductible must be added the basis of the property and recovered through depreciation deductions. See "Depreciation," above.

INVESTMENT BY QUALIFIED PENSION AND PROFIT-SHARING PLANS (INCLUDING KEOGHS), STOCK BONUS PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

     Qualified pension and profit-sharing plans (including Keoghs), stock bonus plans and IRA's (each a "Qualified Plan") are generally exempt from taxation except to the extent that their "unrelated business taxable income" (as defined in Section 512 of the Code) exceeds $1,000 during any fiscal year. The IRS has ruled that an exempt employee's trust which becomes a limited partner in a partnership carrying on a trade or business will realize such unrelated business taxable income. There can be no assurance that the activities of the Company or any Participating Partnership would not be characterized as the conduct of a trade or business by the IRS. Even to the extent the activities of the Company or any Participating Partnership were not so characterized, since the Company's and each Participating Partnership's income will be primarily rental income from "debt-financed property," a portion of each Qualified Plan's distributive share of the Company's (or if a Subsidiary Partnership Unitholder, the Subsidiary Partnership) taxable income (including capital gain) will constitute unrelated business taxable income. This portion is determined in accordance with the provisions of Section 514(a) of the Code and is that portion of the Qualified Plan's distributive share of its partnership's income which is approximately equivalent to the ratio of that partnership's share of debt to the basis of the partnership's share of the partnership's property. Therefore, a Qualified Plan that purchases Shares in the Company may be required to report all or a portion of its pro rata share of the Company's taxable income as unrelated business taxable income. If, and to the extent that, the Qualified Plan's unrelated business taxable income from all sources exceeds $1,000 in any year, the Qualified Plan could incur a tax liability with respect to such excess at such tax rates as would be applicable to such organizations if such organizations were not otherwise exempt from taxation. The same results apply with respect to a Qualified Plan that remains as a Subsidiary Partnership Unitholder.

     Section 514(c)(9) of the Code excludes from treatment as "debt-financed property" certain investments in real property and improvements by, among others, a pension, profit sharing, or stock bonus trust which qualifies under
Section 401 of the Code (a "Qualified Trust"). A Qualified Trust does not include an IRA which is not a sponsored IRA for which a determination letter has been issued under Section 401(a) of the Code. It is not clear that the acquisition or improvement of any real property by the Participating Partnerships or the Company will be an acquisition or improvement contemplated by Section 514(c)(9) of the Code with respect to a Qualified Trust. Furthermore, even if so contemplated, there can be no assurance that any acquisition or improvement of real property by the Participating Partnership or the Company which is otherwise "debt-financed" will qualify for the exclusion under Section 514(c)(9) of the Code with respect to any Qualified Trust, especially since many of the Participating Partnership's or the Company's properties are expected to be leased to the sellers thereof.

     In considering an investment in the Company of a portion of the assets of a Qualified Plan, a fiduciary should also consider among other things (i) the definition of plan assets under "ERISA" and the status of labor regulations regarding the definition of plan assets and (ii) whether the investment satisfies the diversification requirements of Section 404(a)(l)(C) of ERISA.

CERTAIN FEDERAL ESTATE TAX MATTERS

     For federal estate tax purposes, an asset owned by a decedent is taxed at its fair market value on the date of death of the decedent or, in some cases, an alternate date prescribed by the Code. The basis for a Share received from a decedent will be determined by adding the decedent's share of the Company's liabilities to the estate tax value of the Share. As a result, the taxable gain which a successor Shareholder may realize upon the sale of a Share may be lower or higher than the taxable gain which would have been realized by the decedent if the decedent had transferred the Company interest during his lifetime.

     Upon the death of an individual Shareholder, suspended passive activity losses are deductible by the deceased shareholder only to the extent that the suspended passive activity losses exceed the difference between the new Shareholder's (who received his interest from the decedent) basis for the Share and the adjusted basis for the Share the deceased Shareholder had immediately before his death. The same consequences apply with respect to Units owned by a decedent. See "Passive Activity Loss Limitations," and "Tax and 'At-Risk' Basis of Shares," above. Any passive activity losses disallowed pursuant to this rule are lost permanently.

TAX PENALTIES AND INTEREST

     The time period during which the IRS must claim any deficiencies with respect to partnership items in tax returns of Shareholders is generally three years from the time that the Company files its partnership return, but not commencing earlier than the due date for such return. The statute of limitations may be extended automatically for certain Shareholders or Subsidiary Partnerships Unitholders for which certain information is not provided. The period may be extended with respect to any Shareholder or Subsidiary Partnership Unitholder by agreement between the IRS and such Shareholder or Subsidiary Partnership Unitholder. In addition, the period may be extended for all Shareholders or Subsidiary Partnership Unitholders by an agreement entered into by the TMP with the IRS. For settlements entered into after the date of enactment of the 1997 Tax Act, the one-year partner-level statute of limitations on assessments for underpayments resulting from partnership level adjustments does not begin to run until all partnership level items are settled.

     The Code imposes penalties of up to 20 percent on any underpayment of tax attributable to a substantial understatement, valuation misstatement, negligence or disregard of rules and regulations. The penalty is increased to 40% for any underpayment attributable to a gross valuation misstatement.

     A substantial understatement subject to the penalty does not include any amount attributable to (i) the tax treatment of any item if there was substantial authority for the treatment, or (ii) the tax treatment of any item with respect to which the relevant facts are adequately disclosed in the return if there was a reasonable basis for the position. If, however, any item of understatement is attributable to a "tax shelter", the amount of understatement is reduced only by the portion of the understatement that is attributable to tax treatment for which there was "substantial authority" and with respect to which the taxpayer "reasonably believed" that the tax treatment adopted was "more likely than not the proper treatment". A "tax shelter" is defined to include a partnership if the "principal purpose" of the partnership is the "avoidance or evasion of federal income tax". It is possible that the IRS would take the position that the Company or any Participating Partnership is a tax shelter for this purpose and require the higher degree of proof applicable to tax shelters.

TERMINATION OF THE COMPANY FOR TAX PURPOSES

     Under Section 708(b) of the Code, if (i) at any time no part of the business of the Company continues to be carried on by any of the partners in the Company or (ii) within a 12-month period 50% or more of the total interests in partnership capital and profits are sold or exchanged, a termination of the Company would occur for federal income tax purposes, and the taxable year of the Company would close. It is possible that Shares representing 50% or more of the capital and profits interests in the Company might be sold or exchanged within a single 12-month period. For this purpose, a Share that changes hands several times during a 12-month period will only be deemed sold or exchanged once.

     The tax results would be the same as the treatment of the Participating Partnerships in the Consolidation. See "Tax Consequences of the Consolidation." Generally, a Shareholder would not recognize any taxable gain or loss as a result of the deemed termination of the Company. A Shareholder, however, would recognize gain to the extent, if any, that the Shareholder's pro rata share of the Company's cash (and the reduction, if any, in the Shareholder's pro rata share of the Company's indebtedness) at the date of a termination exceeded the adjusted tax basis of his Shares. Also, the Company's taxable year would terminate. If the Shareholder's taxable year were other than the calendar year, the inclusion of more than one year of Company income in a single taxable year of the Shareholder could result. Finally, a termination of the Company could cause the Subsidiary Partnerships, the Company, the Subsidiary Partnerships' property or the Company's property to become subject to unfavorable statutory or regulatory changes enacted after the date of the Consolidation and prior to the termination but which were not previously applicable to the Subsidiary Partnerships or the Company or their assets. A deemed termination of the Company will likely cause a deemed termination of the Subsidiary Partnerships. As a result, if the Company is terminated, the Subsidiary Partnership Unitholders and the Subsidiary Partnerships would experience the tax consequences described above. See "New Tax Law Provisions," for a discussion of electing large partnerships.

     The Participating Partnerships will likely be deemed terminated for federal income tax purposes as a result of the Consolidation. See "Tax Consequences of the Consolidation," and "Depreciation," above for the impact of such a termination.

STATE AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax aspects described above, prospective Shareholders should consider potential state tax consequences of an investment in the Company. Each Shareholder is advised to consult his own tax advisor to determine whether the state in which he is a resident imposes an income tax upon his share of the taxable income of the Company, or an estate or inheritance tax, and whether an income tax or other return also must be filed in those states where the Company acquires real property.

     The Company will inform each Shareholder and each Subsidiary Partnership will inform each holder of Subsidiary Partnership Units of his share of income or losses to be reported to each of the states in which the Subsidiary Partnerships own or the Company owns property. Personal exemptions, computed in various ways, are allowed by some states and may reduce the amount of tax owed, if any, to a particular state. The Subsidiary Partnerships or the Company may be required to withhold state taxes from distributions to the Company or Shareholders or pay state or local taxes. Any such withholding or payment would reduce distributions by the Company to the Shareholders and by each Subsidiary Partnership to its holders of Subsidiary Partnership Units.

     To the extent that a nonresident Shareholder or a holder of Subsidiary Partnership Units pays tax to a state by virtue of the Company's or a Subsidiary Partnership's operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income, and should consult his tax adviser in that regard. In addition, payment of such state taxes presently constitutes a deduction for federal income tax purposes if the taxpayer itemizes deductions.

NECESSITY OF PROSPECTIVE SHAREHOLDERS OBTAINING PROFESSIONAL ADVICE

     The foregoing analysis is not intended as a substitute for careful tax planning. The tax matters relating to the Company, the Subsidiary Partnerships and the transactions described herein are complex and are subject to varying interpretations. Moreover, the effect of existing income tax laws, the meaning and impact of which is not yet clear, and of proposed changes in income tax laws will vary with the particular circumstances of each Unitholder and, in reviewing this Prospectus, these matters should be considered. Accordingly with respect to federal income tax consequences of the Consolidation as they may relate to individual Unitholders, each Unitholder should consult with and rely on his professional tax advisor. In no event should the Participating Partnerships, Company, General Partners, Manager or any of their affiliates, counsel or any other professional advisors or counsel engaged by any of them, be considered as guarantors of the tax consequences of an investment in the Company. Unitholders should look to, and rely on, their professional tax advisors with respect to the tax consequences of the Consolidation and this investment.

                                 LEGAL MATTERS

     Reed Smith Shaw & McClay has delivered an opinion to the effect that the discussion under "INCOME TAX CONSIDERATIONS" fairly summarizes the federal income tax considerations that are likely to be material to a Unitholder whose Units are exchanged for Listed Shares or Subsidiary Partnership Units in the Consolidation. Richards, Layton & Finger has delivered an opinion to the effect that, upon the consummation of the Consolidation, the Shares offered pursuant to this Prospectus will be validly issued, fully paid and nonassessable.

                                    EXPERTS

     The financial statements included in the Annual Reports on Form 10-K for the year ended December 31, 1996, of the individual CPA(R) Partnerships incorporated by reference in this Consent Solicitation Statement, the combined balance sheets of the CPA(R) Partnerships (the "Group") as of December 31, 1995 and 1996 and the combined statements of income, partners capital and cash flows for each of the three years in the period ended December 31, 1996 and the balance sheet of Carey Diversified LLC as of August 31, 1997, included in this Consent Solicitation Statement, have been incorporated and included herein, respectively, in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               GLOSSARY OF TERMS

     "Acquisition Expenses" means the expenses of the Company related to the selection and acquisition of properties by the Company, whether or not such properties are acquired, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals and fairness letters, non-refundable option payments on property not acquired, accounting fees and expenses, costs of title reports and title insurance, transfer and recording taxes and miscellaneous expenses.

     "Adjusted Cash from Operations" means cash receipts from the ordinary day-to-day operations of the Partnership (including all interest on Partnership investments and mortgages held by the Partnership) without deduction for any management fee or for depreciation and amortization of intangibles such as organization, underwriting and debt placement costs but after deducting all other expenses, debt amortization and provisions for reserves established by the Manager which it deems to be reasonably required for the proper operation of the business of a Subsidiary Partnership.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling 10% or more of the outstanding voting securities of such Person, (iii) any officer, director or partner of such Person or of any Person specified in (i) or (ii) above and (iv) any company in which any officer, director or partner of any Person specified in (iii) above is an officer, director or partner.

     "Amount Available for Distribution" means with respect to a Subsidiary Partnership, the net cash flows generated by the properties owned by such Subsidiary Partnership on the date of the Consolidation (i) decreased by each Property's allocable share of the Company's administrative expenses which will be allocated on the basis of the gross revenue, less debt service, generated by each Property owned by the Partnerships and the Company and (ii) increased for any cash flows used to pay Consolidation expenses.

     "Appraised Value" means the value according to an appraisal made by an independent qualified appraiser. Such qualification may be demonstrated by membership in a nationally recognized appraisal society such as American Institute of Real Estate Appraisers ("M.A.I."), Society of Real Estate Appraisers ("S.R.E.A.") or their equivalent, but is not limited thereto.

     "Approval Date" means December 16, 1997, the date by which Unitholders' Consent Cards must be received by the General Partners.

     "Audit Committee" means the committee of the Board of Directors consisting of two or more Independent Directors established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     "Average Market Capitalization" means, for the relevant period, the closing price of the Listed Shares on each trading day of the period multiplied by the total number of Listed Shares outstanding on each trading day (including "Listed Shares Equivalent Units"), adding the product for each day and dividing the sum by the number of trading days in the period; provided, however that this definition may be adjusted to account for changes to the capital structure of the Company. For purposes of this calculation, the number of "Listed Share Equivalent Units" is equal to the sum of the product of (i) the total number of Subsidiary Partnership Units outstanding for each Subsidiary Partnership and
(ii) the Subsidiary Partnership Exchange Ratio for each Subsidiary Partnership.

     "Business Combination" means one of the following transactions: (i) unless the merger, consolidation or exchange of interests does not alter the contract rights of the Shares as expressly set forth in the Company organizational documents or change or convert in whole or in part the outstanding Shares, any merger, consolidation or exchange of interests of the Company or any subsidiary with (a) any Interested Party or (b) any other entity (whether or not itself an Interested Party) which is, or after the merger, consolidation or exchange of interest will be, an affiliate of an Interested Party that was an Interested Party prior to the transaction; (ii) any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of any assets of the Company or any subsidiary having, measured as of the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10% or more of the total market value of the outstanding Shares or of its net worth as of the end of its most recently ended fiscal quarter; (iii) the issuance or transfer by the Company or any subsidiary, in one transaction or a series of transactions, of any of the Shares or any equity securities of a subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding Shares to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all Shareholders or any other method affording substantially proportionate treatment to the Shareholders; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any affiliate of any Interested Party; (v) any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any subsidiary which is directly or indirectly owned by any Interested Party; or (vi) the receipt by any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of the benefit, directly or indirectly (except proportionately as a Shareholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its subsidiaries.

     "Cash from Financings" means the net cash proceeds realized by a CPA(R) Partnership from the financing of a CPA(R) Partnership property or the refinancing of any CPA(R) Partnership indebtedness.

     "Cash from Sales" means the net cash proceeds realized by a CPA(R) Partnership from the sale, exchange or other disposition of any of its assets. Cash From Sales shall not include net cash proceeds realized from the financing of CPA(R) Partnership property or the refinancing of any CPA(R) Partnership indebtedness.

     "CCP" means Carey Corporate Property, Inc., managing general partner of CPA(R):4, CPA(R):5 and CPA(R):6.

     "Closing Date" means the date on which the Merger is consummated and on which the Participating Investors shall receive Listed Shares or Subsidiary Partnership Units in exchange for their Units pursuant to the Prospectus.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Carey Diversified LLC.

     "Consent Card" means the card accompanying this Prospectus to be used by the Unitholder to vote his wishes to approve or disapprove of his CPA(R) Partnership's participation in the Consolidation.

     "Consolidation" means the merger of up to nine Subsidiary Partnerships with and into the CPA(R) Partnerships.

     "Consolidation Expenses" means all of the costs and expenses incurred by the Company or the CPA(R) Partnerships in connection with the Consolidation including such expenses as: (i) the preparing, printing, filing and delivering of the Registration Statement and the Prospectus (including any Partnership Agreement Amendments thereof or supplements thereto); (ii) the preparing and printing of the Prospectus, other solicitation material and related documents and the filing and/or recording of such certificates or other documents necessary to comply with the laws of the State of Delaware for the formation of a limited partnership, the merger of a limited partnership into another limited partnership and for the continued good standing of a limited partnership; (iii) the qualification or registration of the limited liability company interests under state securities or 'Blue Sky' laws; (iv) the filing fees payable to the United States Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (v) the fees of the Company's counsel; and (vi) all solicitation expenses, including the cost of all sales literature and the costs related to investor and broker/dealer sales and information meetings and the cost of solicitation and tabulation of the consents and elections.

     "Control Shares" means Shares that, but for the operation of the Control Share Acquisition Provisions, bring their holder's voting power within any of the following ranges: (i) one-fifth to one-third; (ii) one-third to a majority; or (iii) a majority or more.

     "Control Share Acquisition" means the acquisition of Shares, with certain exceptions listed under "DESCRIPTION OF LISTED SHARES AND SUBSIDIARY PARTNERSHIP UNITS -- Control Share Acquisition Provisions," that will entitle the acquiring person immediately after the acquisition to exercise or direct the exercise of the voting power of Shares within one of the ranges designating Control Shares.

     "Control Share Acquisition Provisions" means Control Share acquisition provisions contained in the Organizational Documents.

     "CPA(R):1" means Corporate Property Associates.

     "CPA(R):2" means Corporate Property Associates 2.

     "CPA(R):3" means Corporate Property Associates 3.

     "CPA(R):4" means Corporate Property Associates 4, a California limited partnership.

     "CPA(R):5" means Corporate Property Associates 5.

     "CPA(R):6" means Corporate Property Associates 6 -- a California limited partnership.

     "CPA(R):7" means Corporate Property Associates 7 -- a California limited partnership.

     "CPA(R):8" means Corporate Property Associates 8, L.P., a Delaware limited partnership.

     "CPA(R):9" means Corporate Property Associates 9, L.P., a Delaware limited partnership.

     "CPA(R) Partnerships" or "Partnerships" means CPA(R):1, CPA(R):2, CPA(R):3, CPA(R):4, CPA(R):5, CPA(R):6, CPA(R):7, CPA(R):8 and CPA(R):9.

     "CPA(R) Programs" means, collectively, the CPA(R) Partnerships and the CPA(R) REITs.

     "CPA(R) REITs" means Corporate Property Associates 10 Incorporated, Carey Institutional Properties, Inc. and Corporate Property Associates 12 Incorporated, all Maryland corporations.

     "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

     "Dissenting Investors" means Unitholders who vote against the Consolidation.

     "Distribution" means any transfer of money or property by a Partnership to a Partner without consideration.

     "Dividend Payment Date" means the date on which the Company makes a distribution.

     "Effective Time" means the date and time as of which a Merger is effective.

     "Eighth Carey" means Eighth Carey Corporate Property, Inc., managing general partner of CPA(R):8.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Exchange Ratio" means the number of Listed Shares issued in exchange for each CPA(R) Partnership Unit in the Consolidation.

     "Fairness Opinion" means the opinion of the Independent Appraiser to the CPA(R) Partnerships as to the fairness, from a financial point of view, of the allocation of Listed Shares to the CPA(R) Partnerships.

     "Fiscal Quarter" means the three-month period ending on the last day of the third, sixth, ninth and twelfth calendar months of each Fiscal Year of the Partnership.

     "Fiscal Year" means the twelve-month period ending on December 31.

     "Formation Transactions" means the series of transactions which together comprise the Consolidation.

     "Funds from Operations" means net income (loss) before depreciation, amortization, other noncash items, extraordinary items and gains or losses on sales of assets.

     "General Partners" means the general partners of each of the CPA(R) Partnerships which include William Polk Carey, W.P. Carey & Co., CCP, Seventh Carey, Eighth Carey and Ninth Carey.

     "General Partners' Preferred Return" means the three percent of the Cash from Sales owed to the General Partners in connection with the sale of properties by the CPA(R) Partnerships prior to the Consolidation.

     "General Partners' Retained Interest" means the portion of the Total Consolidation Value allocated to the General Partners that is retained by the General Partners in the form of limited partner interests in the Subsidiary Partnerships.

     "Good Reason" means (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to peform the Company's obligations under the Management Agreement, (ii) any breach of the Management Agreement of any nature by the Company or (iii) a change in control of the Company.

     "Independent Appraisal" means the appraisal of the Properties performed by the Independent Appraiser.

     "Independent Appraiser" means Robert A. Stanger & Co., Inc.

     "Independent Director" means a Director of the Company who (i) is not an officer of the Company and (ii) is, in the view of the Company's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment.

     "Initial Member" means Carey Property Advisors L.P.

     "Interested Party" means any person (other than (a) the Company, (b) any subsidiary of the Company, (c) the General Partners and the Original Shareholders, and (d) any affiliate or associate of any person in (c) above) that: (i) is the beneficial owner, directly or indirectly, of 10% or more of the outstanding Shares, (ii) is an affiliate or associate of the Company and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Shares, or (iii) is an affiliate or associate of any person described in clauses (i) or (ii) above.

     "Investment Committee" means the committee of the board of directors of the Manager primarily responsible for the approval of investments to be made by the Company.

     "IRS" means Internal Revenue Service

     "LLCA" means the Delaware Limited Liability Company Act (6 Del.C. sec.sec. 18-101 et seq.)

     "Limited Partner" means any person or entity in his, her or its capacity as a limited partner of a CPA(R) Partnership and whose name and address are set forth on the books and records of the Partnership.

     "Listed Shareholder" means a Shareholder of the Company who owns Listed Shares.

     "Listed Shares" means a limited liability company interest in the Company representing a share of all of the income, loss and capital of the Company.

     "Management Agreement" means the agreement between the Company and the Manager relating to the management of the Company by the Manager.

     "Manager" means Carey Management LLC.

     "Merger" means the merger of a Subsidiary Partnership into a CPA(R) Partnership.

     "Merger Agreements" or "Partnership Merger Agreements" means each Agreement and Plan of Merger to be entered into by each Subsidiary Partnership and the respective CPA(R) Partnership.

     "Minimum Participation Amount" means $200 million.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Nasdaq" means the National Association of Securities Dealers Automated Quotations System.

     "Net Lease or Triple Net Lease" means a lease in which the tenant undertakes to pay all or substantially all the cash expenses, excluding debt service, related to the leased property.

     "Net Other Assets and Liabilities" means with respect to any CPA(R) Partnership (A) the sum of (i) cash, (ii) accounts receivable, (iii) security deposits, (iv) cash held in escrow, (v) the value of all securities and (vi) the value of any claims in bankruptcy and (vii) any post March 31, 1997 adjustment to the value of any Properties, less (B) the sum of (i) accounts payable, (ii) accrued interest, (iii) accrued rent, (iv) rent deposits, (v) escrowed liabilities, (vi) prepaid rent and (vii) transfer taxes payable upon consummation of the Consolidation.

     "Ninth Carey" means Ninth Carey Corporate Property, Inc., managing general partner of CPA(R):9.

     "Nonparticipating Partnership" means a CPA(R) Partnership which does not participate in the Consolidation.

     "NYSE" means the New York Stock Exchange.

     "Operating Agreement" means the limited liability company agreement of the Company.

     "Organizational Documents" means the Certificate of Formation, the Operating Agreement and the Bylaws of the Company, as amended.

     "Original Shareholder" means Carey Management LLC.

     "Participating Investor" means a Unitholder of a Participating Partnership.

     "Participating Partnership" means a CPA(R) Partnership which participates in the Consolidation.

     "Partner" means the General Partner and any Limited Partner where no distinction is required by the context in which the term is used.

     "Partnership" means a CPA(R) Partnership.

     "Partnership Agreement Amendments" means the amendments of the partnership agreements expressly authorizing the Consolidation.

     "Partnership Interest" or "Interest" means the interest of each Partner in the profits, losses, distributions, capital and assets of a Partnership.

     "Partnership Merger Agreement" means the Agreement and Plan of Merger to be executed by a Subsidiary Partnership and a Participating Partnership in connection with the Consolidation.

     "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.

     "Prime Rate" means the rate of interest announced as the Prime Rate from time to time by the Company's primary lender.

     "Property or Properties" means the partial or entire interests in real property, including leasehold interests and personal and mixed property connected therewith held by the CPA(R) Partnerships or the Company.

     "Prospectus" shall mean the Prospectus Statement which is included in the registration statement filed with the Securities and Exchange Commission in connection with the issuance of the Shares in the Consolidation.

     "Proxy" means a written authorization signed by a Partner or the Partner's duly authorized attorney-in-fact giving another person the power to vote with respect to the limited partner interest of that Partner or a written authorization signed by a Shareholder or the Shareholder's duly authorized attorney-in-fact giving another person the power to vote with respect to the limited liability company interest of that Shareholder. "Signed," for the purpose of this paragraph, means the placing of the Partner's or Shareholder's name on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Partner or the Partner's duly authorized attorney-in-fact or the Shareholder or the Shareholder's duly authorized attorney-in-fact.

     "Purchase Price of Property" means the price paid upon the purchase of a particular property, including the amount of any acquisition fees and all liens and mortgages on the property, but excluding points and prepaid interest.

     "Registration Statement" means the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission in the form in which it becomes effective, as the same may at any time and from time to time thereafter be amended or supplemented.

     "Redemption Date" means the date as of which a Participating Partnership's Properties are appraised for purposes of redeeming the corresponding class of outstanding Partnership Shares.

     "REIT" means real estate investment trust.

     "Right" means a right to buy one Share at a specified exercise price, which will be subject to adjustment.

     "Rights Certificate" means a certificate evidencing a Right.

     "Rights Distribution Date" means the earlier of (i) the date an Acquiring Person, alone or together with affiliates and associates, has become the beneficial owner of 5% or more of the outstanding Shares or (ii) the date of the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which will result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or the General Partners or their affiliates) of 10% or more of the outstanding Shares.

     "Rights Record Date" means a record date established by the Board of Directors for determining the Company's Shareholders of record who will be entitled to a Right for each outstanding Share held by such person.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seventh Carey" means Seventh Carey Corporate Property, Inc., managing general partner of CPA(R):7.

     "Shareholder" means a member of the Company and holder of Shares.

     "Shareholder Rights Plan" means the Shareholder rights plan adopted by the Company.

     "Shareholders" means the holders of the Shares collectively.

     "Shares" means the Listed Shares of the Company, and includes any other limited liability company interests that the Company may issue in the future.

     "Solicitation/Communication Costs" means all of the costs and expenses associated with communication to and solicitation of the Unitholders incurred by the Company or the Partnerships in connection with the Consolidation.

     "Solicitation Materials" means the Prospectus and any additional material used to solicit consents in connection with the Consolidation.

     "Solicitation Period" means the period commencing on the date of delivery of this Consent Solicitation Statement and continuing until the later of (i) October 29, 1997 and (ii) such later date as may be selected by the General Partners.

     "Subsidiary Partnership" means a limited partnership formed by the Company which will merge with and into a CPA(R) Partnership in connection with the Consolidation but for purposes of this Prospectus only, in certain sections, is used to refer to the surviving CPA(R) Partnership.

     "Subsidiary Partnership Unit" means a limited partnership unit in a Subsidiary Partnership.

     "Tabulator" means ChaseMellon Shareholder Services.

     "Termination Fee" means an amount equal to the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraisal value measured as of the date the Management Agreement is terminated, (the "Termination Date") and (B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager by the Company and the Subsidiary Partnership in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or good reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million if the agreement is terminated before December 31, 2003.

     " '33 Act" means the Securities Act of 1933, as amended.

     "Total Capitalization" means, for a specified period, the sum of (i) the average of the total principal amount of the debt outstanding (measured as of the first and last day of each period) and (ii) the Average Market Capitalization of the Company over the same period.

     "Total Consolidation Value" means, with respect to the Participating Partnership, the sum of (i) the Appraised Value of the real estate of such partnerships and (ii) Net Other Assets and Liabilities less the sum of (A) the outstanding principal amount of all debt of the Participating Partnerships and
(B) Consolidation Expenses and (C) the General Partners' Preferred Return.

     "Total Exchange Value" means Total Consolidation Value less the General Partners' Retained Interest. The Total Exchange Value is the value of the Participating Partnerships being distributed in the form of Subsidiary Partnership Units and Listed Shares.

     "Triple Net Lease" means a lease in which the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance, other expenses relating to the property and the duty to restore in case of casualty.

     "Unit" means an interest of a Limited Partner in a CPA(R) Partnership representing a specific initial capital contribution of $500 per unit for CPA(R):1 through CPA(R):5 and $1,000 per Unit for CPA(R):6 through CPA(R):9.

     "Unitholders" means limited partners in the CPA(R) Partnerships.

     "W.P. Carey & Co." means W.P. Carey & Co., Inc., a New York corporation.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                     PAGE NO.
                                                                                     --------
CAREY DIVERSIFIED LLC
Pro Forma (unaudited):
  ASSUMING 100% PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:
     Condensed Consolidated Balance Sheet as of June 30, 1997......................   F-2
     Notes to Condensed Consolidated Balance Sheet.................................   F-3
     Condensed Consolidated Statements of Income for the year ended December 31,
      1996 and six months ended June 30, 1997......................................   F-5
     Notes to Condensed Consolidated Statements of Income..........................   F-6
  ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:
     Condensed Consolidated Balance Sheet as of June 30, 1997......................   F-8
     Notes to Condensed Consolidated Balance Sheet.................................   F-9
     Condensed Consolidated Statements of Income for the year ended December 31,
      1996 and six months ended June 30, 1997......................................   F-12
     Notes to Condensed Consolidated Statements of Income..........................   F-13
  ASSUMING MINIMUM PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:
     Condensed Consolidated Balance Sheet as of June 30, 1997......................   F-16
     Notes to Condensed Consolidated Balance Sheet.................................   F-17
     Condensed Consolidated Statements of Income for the year ended December 31,
      1996 and six months ended June 30, 1997......................................   F-19
     Notes to Condensed Consolidated Statements of Income..........................   F-20
  ASSUMING MINIMUM PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:
     Condensed Consolidated Balance Sheet as of June 30, 1997......................   F-22
     Notes to Condensed Consolidated Balance Sheet.................................   F-23
     Condensed Consolidated Statements of Income for the year ended December 31,
      1996 and six months ended June 30, 1997......................................   F-26
     Notes to Condensed Consolidated Statements of Income..........................   F-27
Historical:
     Report of Independent Accountants.............................................   F-30
     Balance Sheet as of August 31, 1997...........................................   F-31
     Notes to Balance Sheet........................................................   F-32
CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
Combined Financial Statements:
     Report of Independent Accountants.............................................   F-35
     Combined Balance Sheets as of December 31, 1995 and December 31, 1996 and
      (unaudited) as of June 30, 1997..............................................   F-36
     Combined Statements of Income for the year ended December 31, 1994, 1995 and
      1996 and (unaudited) for the six months ended June 30, 1996 and 1997.........   F-37
     Combined Statements of Partners' Capital for the years ended December 31,
      1994, 1995 and 1996 and (unaudited) for the six months ended June 30, 1997...   F-38
     Combined Statements of Cash Flows for the years ended December 31, 1994, 1995
      and 1996 and (unaudited) for the six months ended June 30, 1996 and 1997.....   F-39
     Notes to Combined Financial Statements........................................   F-40
Supplemental Schedule:
     Schedule III -- Real Estate and Accumulated Depreciation......................   F-55

                             CAREY DIVERSIFIED LLC

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)

ASSUMING 100% PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

     The following unaudited pro forma Condensed Consolidated Balance Sheet has been presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred on June 30, 1997. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the Group, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction and the related issuance of Listed Shares have been made.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interest for Listed Shares will be accounted for on the historical basis of accounting.

     This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                  GROUP           PRO FORMA         PRO FORMA
                                                              HISTORICAL(1)      ADJUSTMENTS       CONSOLIDATED
                                                              --------------     -----------       ------------
                                                                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                                    ASSETS
Real estate leased to others:
  Accounted for under the operating method, net.............     $225,294         $ 129,611(2)       $354,905
  Net investment in direct financing leases.................      216,403            51,739(2)        268,142
Operating real estate, net..................................       23,736              (934)(2)        22,802
Real estate held for sale...................................       14,816             6,557(2)         21,373
Equity investments..........................................       13,523            30,131(2)         43,654
Cash and cash equivalents...................................       27,079            (5,566)(3)        21,513
Other assets, net...........................................       19,657                              19,657
                                                                 --------          --------          --------
         Total assets.......................................     $540,508         $ 211,538          $752,046
                                                                 ========          ========          ========
                               LIABILITIES AND PARTNERS' CAPITAL/MEMBERS' EQUITY
Mortgage notes payable......................................     $194,347                            $194,347
Note payable to affiliate...................................          300                                 300
Notes payable...............................................       24,709                              24,709
Accounts payable to affiliates..............................        3,046         $   3,642(4)          6,688
Other liabilities...........................................       10,958                              10,958
                                                                 --------          --------          --------
         Total liabilities..................................      233,360             3,642           237,002
                                                                 --------          --------          --------
Minority interest...........................................         (578)           (5,538)(5)        (6,116)
                                                                 --------          --------          --------
Redeemable minority interest................................
                                       PARTNERS' CAPITAL/MEMBERS' EQUITY
Partners' capital...........................................      307,726          (307,726)(6)
Listed Shares, no par value; 24,388,057 shares issued and
  outstanding...............................................                        521,160(6)        521,160
                                                                 --------          --------          --------
                                                                  307,726           213,434           521,160
                                                                 --------          --------          --------
         Total liabilities and partners' capital/members'
           equity...........................................     $540,508         $ 211,538          $752,046
                                                                 ========          ========          ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                             CAREY DIVERSIFIED LLC

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING 100% PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

(1) Reflects the Group's unaudited historical combined balance sheet as of June 30, 1997.

(2) Reflects adjustments to record the Limited Partners' interest in the assets of the Company at their fair value, as follows:

                                               APPRAISED                  REAL ESTATE
                                               VALUE OF       COST OF      ASSETS AT     GENERAL
                                              REAL ESTATE   ACQUISITION   HISTORICAL    PARTNERS'      NET
                                                ASSETS       OF ASSETS       COST       INTEREST    ADJUSTMENT
                                              -----------   -----------   -----------   ---------   ----------
     Real estate accounted for under the
       operating method, net................   $ 354,467      $ 5,316      $(225,294)    $(4,878)    $129,611
     Net investment in direct financing
       leases...............................     266,098        3,991       (216,403)     (1,947)      51,739
     Operating real estate, net.............      22,430          336        (23,736)         36         (934)
     Equity investments.....................      44,127          662        (13,523)     (1,135)      30,131
     Real Estate Held for Sale..............      21,300          319        (14,816)       (246)       6,557

     The real estate assets of the Company have been appraised by an independent appraiser. The carrying value of the non-real estate assets and the liabilities of the Company are deemed to approximate their fair values.

     The General Partners' effective interest in the assets and liabilities of the Company is approximately 3.63%, consisting of a 1% interest in the liquidating proceeds of the Participating Partnerships and an approximate 3.01% interest in the Listed Shares of the Company.

(3) Decrease in cash reflects the following:

        Payment of transaction costs.......................................   $2,997
        Payment of transfer taxes on properties............................    1,059
        Payment of deferred leasing fees...................................    1,510
                                                                              ------
                                                                              $5,566
                                                                              ======

     After the Consolidation, certain deferred leasing fees will be paid for leasing services rendered by the General Partners of certain CPA(R) Partnerships prior to the Consolidation. Such leasing fees were previously accrued by the CPA(R) Partnerships.

(4) Net increase reflects the following:

        Accrual of preferred return.......................................   $ 5,111
        Payment of deferred leasing fees to Corporate General Partners....    (1,510)
        Distribution payable in respect of minority interest..............        41
                                                                             -------
                                                                             $ 3,642
                                                                             =======

     The Corporate General Partners may be entitled to receive a preferred return, measured based upon the cumulative proceeds arising from the sale of the CPA(R) Partnership's assets. The preferred return amounts to $5,111 based upon the cumulative proceeds from the sale of assets since the inception of the CPA(R) Partnerships through June 30, 1997, assuming all requisite subordination requirements for the payment of such returns have been satisfied. After the Consolidation, the preferred return will be paid to the Manager if the Listed Shares achieve specified closing prices for five consecutive trading days.

     Upon completion of the Consolidation, the Participating Partnerships will distribute excess cash to the holders of Subsidiary Partnership Units, including the Company, in an amount sufficient to allow the

                             CAREY DIVERSIFIED LLC

     Company to fund the payment of transaction costs and transfer taxes on the properties. The Manager and the Individual General Partner will be entitled to a portion of such distributions in accordance with their 1% interest in the liquidating distributions of the Participating Partnerships.

(5) Decrease reflects the following:

        Corporate General Partners' preferred return.......................   $5,111
        Distribution to Manager............................................       41
        General Partners' share of transaction costs and transfer taxes....      386
                                                                              ------
                                                                              $5,538
                                                                              ======

     The capital interest of the Corporate and Individual General Partners is classified under minority interest. The general partnership interests include an interest in the income, losses and distributions of the operating cash flows of the CPA(R) Partnerships which range from 1% to 10% of such amounts. The General Partners are also entitled to a share of the liquidation proceeds from the disposition of Partnership assets and payment of a preferred return subject to the satisfaction of certain subordination provisions. The General Partner's share of liquidation proceeds may range from 1% to 15% of the liquidating proceeds of each CPA(R) Partnership. Pursuant to the Consolidation, the Corporate General Partners of the CPA(R) Partnerships will contribute their General Partnership interests to a newly organized manager of the Company (the "Manager") in exchange for an interest in the Manager. The Manager will retain the Corporate General Partners' interests in the income, losses and operating cash flows of the CPA(R)Partnerships. The Manager and the Individual General Partner will retain an interest in the liquidating proceeds of each CPA(R) Partnership equal to 1% of such proceeds. The Individual General Partner will retain his interest in each Participating Partnership and such interest will be held in a limited partnership capacity. The General Partners' share of liquidation proceeds in excess of 1%, assuming a sale of CPA(R) Partnership assets at their appraised values, will be exchanged by the Manager and the Individual General Partner for 733,134 Listed Shares of the Company upon consummation of the Consolidation.

(6) Increase in partners' capital reflects the following:

        Exchange of limited partner and certain general partnership
          interests for Listed Shares at historical cost.................   $307,726
        Adjustment of limited partners' interest based upon the fair
          value of Listed Shares exchanged...............................    206,866
        Issuance of Warrants.............................................      6,568
                                                                            --------
                                                                            $521,160
                                                                            ========

     If the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,000 Listed Shares at $21 per share and 725,930 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date the Consolidation is completed. The increase in capital of $6,568 reflecting the issuance of warrants is equal to the estimated fair value of the warrants.

(7) Pro forma book value per share as of June 30, 1997 is $21.37, which is computed as total equity divided by Listed Shares outstanding.

                             CAREY DIVERSIFIED LLC

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE UNAUDITED SIX MONTHS
                              ENDED JUNE 30, 1997

ASSUMING 100% PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

     The following unaudited pro forma Condensed Consolidated Statements of Income are presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred as of January 1, 1996. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the Group, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction have been made.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interest for Listed Shares will be accounted for on the historical basis of accounting.

     These unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                         YEAR ENDED DECEMBER 31, 1996                  SIX MONTHS ENDED JUNE 30, 1997
                                 --------------------------------------------   --------------------------------------------
                                    CPA(R)                                         CPA(R)
                                 PARTNERSHIPS     PRO FORMA       PRO FORMA     PARTNERSHIPS     PRO FORMA       PRO FORMA
                                 HISTORICAL(1)   ADJUSTMENTS     CONSOLIDATED   HISTORICAL(1)   ADJUSTMENTS     CONSOLIDATED
                                 -------------   -----------     ------------   -------------   -----------     ------------
                                                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental income.................   $  44,576                     $     44,576      $23,675                      $     23,675
  Interest income from direct
    financing leases............      32,644                           32,644       16,278                            16,278
  Other interest income.........       1,681                            1,681          568                               568
  Other income..................       1,901                            1,901        3,431                             3,431
  Revenues of hotel
    operations..................      21,929                           21,929        7,033                             7,033
                                    --------                      -----------      -------                       -----------
                                     102,731                          102,731       50,985                            50,985
                                    --------                      -----------      -------                       -----------
Expenses:
  Interest......................      23,200                           23,200       10,086                            10,086
  Depreciation and
    amortization................      11,274       $(1,220)(2)         10,054        5,462         $(476)(2)           4,986
  General and administrative....       3,747           925(3)           4,672        2,611           388(3)            2,999
  Property expenses.............       4,008         1,184(4)           5,192        1,532           819(4)            2,351
  Writedown to net realizable
    value.......................       1,300                            1,300        3,666                             3,666
  Operating expense of hotel
    operations..................      15,947                           15,947        5,272                             5,272
                                    --------       -------        -----------      -------         -----         -----------
                                      59,476           889             60,365       28,629           731              29,360
                                    --------       -------        -----------      -------         -----         -----------
    Income before net gains,
      minority interest and
      extraordinary items.......      43,255          (889)            42,366       22,356          (731)             21,625
Gains on sale of real estate and
  securities, net(5)............       5,474          (487)(6)          4,987
                                    --------       -------        -----------      -------         -----         -----------
    Income before minority
      interest and extraordinary
      items.....................      48,729        (1,376)            47,353       22,356          (731)             21,625
Minority interest income........      (3,182)           49(7)          (3,133)      (1,334)           36(7)           (1,298)
                                    --------       -------        -----------      -------         -----         -----------
    Income before extraordinary
      items.....................   $  45,547       $(1,327)      $     44,220      $21,022         $(695)       $     20,327
                                    ========       =======        ===========      =======         =====         ===========
Pro forma income before
  extraordinary items per Listed
  Share.........................                                 $       1.81                                   $       0.83
                                                                  ===========                                    ===========
Pro forma weighted average
  number of Listed Shares
  outstanding...................                                   24,484,170                                     24,624,734
                                                                  ===========                                    ===========
Ratio of earnings to fixed
  charges(8)....................                                         2.98                                           3.14
                                                                  ===========                                    ===========

See accompanying notes to pro forma condensed consolidated statements of income.

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

ASSUMING 100% PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

(1) Reflects the Group's historical audited combined income statements for the year ended December 31, 1996 and unaudited combined income statements for the six months ended June 30, 1997.

(2) Reflects changes in connection with adjustment of Limited Partners' interest in real estate assets to fair value and adoption of new depreciable lives for such assets as follows:

                                                                   YEAR ENDED        SIX MONTHS
                                       ASSETS AT      REVISED     DECEMBER 31,         ENDED
                                       FAIR VALUE      LIFE           1996         JUNE 30, 1997
                                       ----------     -------     ------------     --------------
        Buildings and improvements...   $ 282,524        40         $  7,063          $  3,532
        Personal property............      16,371         7            2,339             1,170
                                                                    --------           -------
                                                                       9,402             4,702
        Less: historical depreciation
          expense....................                                (10,668)           (5,196)
                                                                    --------           -------
        Difference...................                                 (1,266)             (494)
        Elimination of General
          Partners' (3.63%)
          interest...................                                     46                18
                                                                    --------           -------
        Net decrease in expense......                               $ (1,220)         $   (476)
                                                                    ========           =======

(3) Increase in general and administrative expenses as follows:

                                                            YEAR ENDED        SIX MONTHS
                                                           DECEMBER 31,         ENDED
                                                               1996         JUNE 30, 1997
                                                           ------------     --------------
        Directors' compensation..........................      $225              $113
        Employee compensation............................       400               125
        Other expenses of a public company...............       300               150
                                                               ----              ----
                                                               $925              $388
                                                               ====              ====

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

(4) The Company will pay a management fee and a performance fee each at an annual rate of .5% of the Total Capitalization of the Company. The performance fee will be paid in the form of restricted Listed Shares issued by the Company. Restricted Listed Shares will vest over a five year period at 20% per year. Total Capitalization will be determined by adding the average total principal amount of debt owed by the Company and the Average Market Capitalization of the Company. The fees will be reduced by any payments made to the Manager and Individual General Partner by the CPA(R) Partnerships for distributions of operating cash flows and CPA(R) Partnership leasing fees. Such reduction may not exceed the total management and performance fees incurred by the Company in any fiscal year. Pro forma management and performance fees payable by the Company are as follows:

                                                            YEAR ENDED        SIX MONTHS
                                                           DECEMBER 31,         ENDED
                                                               1996         JUNE 30, 1997
                                                           ------------     --------------
        Average market capitalization....................    $487,761          $487,761
        Average debt.....................................     251,143           223,452
                                                             --------          --------
                                                              738,904           711,213
        Partial year pro-ration..........................         N/A               x.5
                                                             --------          --------
        Total market capitalization for the period.......     738,904           355,607
                                                             --------          --------
        Management fee @ .5%.............................       3,695             1,778
        Performance fee, vested portion, @ .5%...........         739               725
        Reductions:
        Partnership distributions to minority
          interests......................................      (2,334)           (1,156)
        Partnership leasing fees.........................        (916)             (528)
                                                             --------          --------
        Net fee..........................................    $  1,184          $    819
                                                             ========          ========

     Pursuant to the management agreement, average market capitalization is to be calculated on a daily basis based on the market price of the Listed Shares. As such information is not available on a historical basis, Average Market Capitalization is equal to the Total Exchange Value and average debt is equal to the average combined debt as of the beginning and end of the period.

(5) The Manager will be paid an incentive fee equal to 15% of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation, less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Listed Shares. No adjustment has been reflected in the pro forma Statements of Income for incentive fees that would have been paid in connection with any such sales during the year ended December 31, 1996 and the six months ended June 30, 1997.

(6) Represents an adjustment for estimated disposition fees payable to the Manager on sales of properties. Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive a disposition fee on the sale of properties. The amount of such fee will be determined by agreement with the Board of Directors. For purposes of this presentation it is assumed that disposition fees average historical levels, namely 3% of the sales price of properties.

(7) Reflects minority interest share of pro forma adjustments.

(8) The ratio of earnings to fixed charges is computed as income from operations before minority interest plus fixed charges (primarily interest) divided by fixed charges.

                             CAREY DIVERSIFIED LLC

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)

ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

     The following unaudited pro forma Condensed Consolidated Balance Sheet has been presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred on June 30, 1997. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the Group, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction and the related issuance of Listed and Subsidiary Partnership Units have been made. For purposes of the pro forma balance sheet presentation it is assumed that holders of 5% Limited Partnership interests elect to receive Subsidiary Partnership Units.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interest for Listed Shares will be accounted for on the historical basis of accounting.

     This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                              CPA(R)
                                                           PARTNERSHIPS     PRO FORMA        PRO FORMA
                                                          HISTORICAL(1)    ADJUSTMENTS      CONSOLIDATED
                                                          --------------   -----------      ------------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Real estate leased to others:
  Accounted for under the operating method, net.........     $225,294       $ 129,611(2)      $354,905
  Net investment in direct financing leases.............      216,403          51,739(2)       268,142
Operating real estate, net..............................       23,736            (934)(2)       22,802
Real estate held for sale...............................       14,816           6,557(2)        21,373
Equity investments......................................       13,523          30,131(2)        43,654
Cash and cash equivalents...............................       27,079           5,566(3)        21,513
Other assets, net.......................................       19,657                           19,657
                                                             --------        --------         --------
          Total assets..................................     $540,508       $ 211,538         $752,046
                                                             ========        ========         ========

LIABILITIES AND PARTNERS' CAPITAL/MEMBERS' EQUITY
Mortgage notes payable..................................     $194,347                         $194,347
Note payable to affiliate...............................          300                              300
Notes payable...........................................       24,709                           24,709
Accounts payable to affiliates..........................        3,046       $   3,857(4)         6,903
Other liabilities.......................................       10,958                           10,958
                                                             --------        --------         --------
          Total liabilities.............................      233,360           3,857          237,217
                                                             --------        --------         --------
Minority interest.......................................         (578)         (5,540)(5)       (6,118)
                                                             --------        --------         --------
Redeemable minority interest............................                       23,442(6)        23,442
                                                                             --------         --------

PARTNERS' CAPITAL/MEMBERS' EQUITY
Partners' capital.......................................      307,726        (307,726)(7)
Listed Shares, no par value; 23,205,312 shares issued
  and outstanding.......................................                      497,505(7)       497,505
                                                             --------        --------         --------
                                                              307,726         189,779          497,505
                                                             --------        --------         --------
          Total liabilities and partners'
            capital/members'
            equity......................................     $540,508       $ 211,538         $752,046
                                                             ========        ========         ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                             CAREY DIVERSIFIED LLC

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

(1) Reflects the CPA(R) Partnerships unaudited historical combined balance sheet as of June 30, 1997.

(2) Reflects adjustments to record the Limited Partners' interest in the assets of the Company at their fair value, as follows:

                                      APPRAISED                  REAL ESTATE
                                      VALUE OF       COST OF      ASSETS AT     GENERAL
                                     REAL ESTATE   ACQUISITION   HISTORICAL    PARTNERS'      NET
                                       ASSETS       OF ASSETS       COST       INTEREST    ADJUSTMENT
                                     -----------   -----------   -----------   ---------   ----------
        Real estate accounted for
          under the operating
          method, net..............   $ 354,467      $ 5,316      $ (225,294)   $ (4,878)   $129,611
        Net investment in direct
          financing leases.........     266,098        3,991        (216,403)     (1,947)     51,739
        Operating real estate,
          net......................      22,430          336         (23,736)         36        (934)
        Equity investments.........      44,127          662         (13,523)     (1,135)     30,131
        Real estate held for
          sale.....................      21,300          319         (14,816)       (246)      6,557

     The real estate assets of the Company have been appraised by an independent appraiser. The carrying value of the non-real estate assets and the liabilities of the Company are deemed to approximate their fair values.

     The General Partners' effective interest in the assets and liabilities of the Company is approximately 3.63%, consisting of a 1% interest in the liquidating proceeds of the Participating Partnerships and an approximate 3.01% interest in the Listed Shares of the Company.

(3) Decrease in cash reflects the following:

        Payment of transaction costs........................................  $2,997
        Payment of transfer taxes on properties.............................   1,059
        Payment of deferred leasing fees....................................   1,510
                                                                              ------
                                                                              $5,566
                                                                              ======

     After the Consolidation, certain deferred leasing fees will be paid for leasing services rendered by the Corporate General Partners of certain CPA(R) Partnerships prior to the Consolidation. Such leasing fees were previously accrued by the CPA(R) Partnerships.

(4) Net increase reflects the following:

        Accrual of preferred return........................................  $ 5,111
        Payment of deferred leasing fees to Corporate General Partners.....   (1,510)
        Distribution payable to Subsidiary Partnership Unitholders.........      213
        Distribution payable in respect of minority interest...............       43
                                                                             -------
                                                                             $ 3,857
                                                                             =======

     The Corporate General Partners may be entitled to receive a preferred return, measured based upon the cumulative proceeds arising from the sale of the CPA(R) Partnerships' assets. The preferred return amounts to $5,111 based upon the cumulative proceeds from the sale of assets since the inception of the CPA(R) Partnerships through June 30, 1997, assuming all requisite subordination requirements for the payment of such returns have been satisfied. After the Consolidation, the preferred return will be paid to the Manager if the Listed Shares achieve specified closing prices for five consecutive trading days.

                             CAREY DIVERSIFIED LLC

     Upon completion of the Consolidation, the Participating Partnerships will distribute excess cash to the holders of Subsidiary Partnership Units, including the Company, sufficient to allow the Company to fund the payment of transaction costs and transfer taxes on properties. Subsidiary Partnership Unitholders will be entitled to a pro-rata portion of such distributions in accordance with their interests in the underlying assets of the Participating Partnerships. A newly organized manager of the Company (the "Manager") and the Individual General Partner will also be entitled to a portion of such distributions in accordance with their 1% limited partnership interest in the liquidating distributions of the Participating Partnerships.

(5) Decrease reflects the following:

        Corporate General Partners' preferred return........................  $5,111
        Distribution to Manager.............................................      43
        General Partners' share of transaction costs and transfer taxes.....     386
                                                                              ------
                                                                              $5,540
                                                                              ======

     The capital interest of the Corporate and Individual General Partners is classified under minority interest. The General Partnership interests include an interest in the income, losses and distributions of the operating cash flows of the CPA(R) Partnerships which range from 1% to 10% of such amounts. The General Partners are also entitled to a share of the liquidation proceeds from the disposition of CPA(R) Partnership assets and payment of a preferred return subject to the satisfaction of certain subordination provisions. The General Partners' share of liquidation proceeds may range from 1% to 15% of the liquidating proceeds of each CPA(R) Partnership. Pursuant to the Consolidation, the Corporate General Partners of the CPA(R) Partnerships will contribute their General Partnership interests to the Manager in exchange for an interest in the Manager. The Manager will retain the Corporate General Partners' interests in the income, losses and operating cash flows of the CPA(R) Partnerships. The Manager and the Individual General Partner will retain an interest in the liquidating proceeds of each CPA(R) Partnership equal to 1% of such proceeds. The Individual General Partner will retain his interest in each Participating Partnership and such interest will be held in a limited partnership capacity. The General Partners' share of liquidation proceeds in excess of 1%, assuming a sale of CPA(R) Partnership assets at their appraised values, will be exchanged by the Manager and the Individual General Partner for 733,134 Listed Shares of the Company upon consummation of the Consolidation.

(6) Increase represents the following:

        Issuance of Subsidiary Partnership Units at redemption value.......  $23,655
        Distributions payable to holders of Subsidiary Partnership Units...     (213)
                                                                             -------
                                                                             $23,442
                                                                             =======

     For purposes of this presentation it is assumed that holders of 5% of Limited Partnership Units elect to receive Subsidiary Partnership Units, representing an interest in the capital, income and distributions of an individual Subsidiary Partnership. Subsidiary Partnership Units are expected to be redeemed based on scheduled appraisal dates for each CPA(R) Partnership's properties commencing December 31, 1998 through December 31, 2002. The redeemable minority interest is recorded at its redemption value.

                             CAREY DIVERSIFIED LLC

(7) Increase in partners' capital reflects the following:

        Exchange of limited partner and certain general partnership interests for Listed Shares and Subsidiary Partnership Units at
          historical cost.................................................  $307,726
        Adjustment of Limited Partners' interest based upon the fair value
          of Listed Shares exchanged......................................   206,866
        Issuance of Subsidiary Partnership Units for 5% of Limited
          Partnership interests...........................................   (23,655)
        Issuance of Warrants..............................................     6,568
                                                                            --------
                                                                            $497,505
                                                                            ========

     If the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 2,284,000 Listed Shares at $21 per share and 725,930 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date the Consolidation is completed. The increase in capital of $6,568 reflecting the issuance of warrants is equal to the estimated fair value of the warrants.

(8) Pro forma book value per share as of June 30, 1997 is $21.44, which is computed as total equity divided by Listed Shares outstanding.

                             CAREY DIVERSIFIED LLC

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE UNAUDITED SIX MONTHS
                              ENDED JUNE 30, 1997

ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

     The following unaudited pro forma Condensed Consolidated Statements of Income are presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred as of January 1, 1996. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the CPA(R) Partnerships and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction have been made. For purposes of the pro forma financial statement presentation, it is assumed that holders of 5% of Limited Partnership Units elect to receive Subsidiary Partnership Units.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for in accordance with purchase accounting principles. The carrying value of the Limited Partners' interests in the assets and liabilities of the Company will be adjusted to their estimated fair value. The exchange of the General Partners' interest for Listed Shares will be accounted for on the historical basis of accounting. Such exchange will be treated as a reorganization of interests under common control.

     These unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                                YEAR ENDED DECEMBER 31, 1996
                                         -------------------------------------------        SIX MONTHS ENDED JUNE 30, 1997
                                            CPA(R)                                    -------------------------------------------
                                         PARTNERSHIPS    PRO FORMA       PRO FORMA        GROUP       PRO FORMA       PRO FORMA
                                         HISTORICAL(1)  ADJUSTMENTS     CONSOLIDATED  HISTORICAL(1)  ADJUSTMENTS     CONSOLIDATED
                                         -------------  -----------     ------------  -------------  -----------     ------------
                                                         (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental income.........................   $  44,576                    $    44,576     $  23,675                    $    23,675
  Interest income from direct financing
    leases..............................      32,644                         32,644        16,278                         16,278
  Other interest income.................       1,681                          1,681           568                            568
  Other income..........................       1,901                          1,901         3,431                          3,431
  Revenues of hotel operations..........      21,929                         21,929         7,033                          7,033
                                            --------                    -----------      --------                    -----------
                                             102,731                        102,731        50,985                         50,985
                                            --------                    -----------      --------                    -----------
Expenses:
  Interest..............................      23,200                         23,200        10,086                         10,086
  Depreciation and amortization.........      11,274      $(1,220)(2)        10,054         5,462      $  (476)(2)         4,986
  General and administrative............       3,747          925(3)          4,672         2,611          388(3)          2,999
  Property expenses.....................       4,008        1,184(4)          5,192         1,532          819(4)          2,351
  Writedown to net realizable value.....       1,300                          1,300         3,666                          3,666
  Operating expense of hotel
    operations..........................      15,947                         15,947         5,272                          5,272
                                            --------      -------       -----------      --------      -------       -----------
                                              59,476          889            60,365        28,629          731            29,360
                                            --------      -------       -----------      --------      -------       -----------
  Income before net gains, minority
    interest, and extraordinary items...      43,255         (889)           42,366        22,356         (731)           21,625
Gains on sale of real estate and
  securities, net(5)....................       5,474         (487)(6)         4,987
                                            --------      -------       -----------      --------      -------       -----------
  Income before minority interest, and
    extraordinary items.................      48,729       (1,376)           47,353        22,356         (731)           21,625
Minority interest income................      (3,182)      (2,238)(7)        (5,420)       (1,334)      (1,020)(7)        (2,354)
                                            --------      -------       -----------      --------      -------       -----------
  Income before extraordinary items
    attributable to Listed Shares.......   $  45,547      $(3,614)      $    41,933     $  21,022      $(1,751)      $    19,271
                                            ========      =======       ===========      ========      =======       ===========
Pro forma income before extraordinary
  items per Listed Share................                                $      1.80                                  $      0.82
                                                                        ===========                                  ===========
Pro forma weighted average number of
  Listed Shares outstanding.............                                 23,301,425                                   23,441,989
                                                                        ===========                                  ===========
Ratio of earnings to fixed charges(8)...                                       2.98                                         3.14
                                                                        ===========                                  ===========

See accompanying notes to pro forma condensed consolidated statements of income.

                             CAREY DIVERSIFIED LLC

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                                   OF INCOME
                             (AMOUNTS IN THOUSANDS)

ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

(1) Reflects the CPA(R) Partnerships historical combined income statements for the year ended December 31, 1996 and unaudited for the six months ended June 30, 1997.

(2) Reflects changes in connection with adjustment of Limited Partners' interest in real estate assets to fair value and adoption of new depreciable lives for such assets as follows:

                                                                   YEAR ENDED        SIX MONTHS
                                       ASSETS AT      REVISED     DECEMBER 31,         ENDED
                                       FAIR VALUE      LIFE           1996         JUNE 30, 1997
                                       ----------     -------     ------------     --------------
        Buildings and improvements...   $ 282,524        40         $  7,063          $  3,532
        Personal property............      16,371         7            2,339             1,170
                                                                    --------           -------
                                                                       9,402             4,702
        Less: historical depreciation
          expense....................                                (10,668)           (5,196)
                                                                    --------           -------
        Difference...................                                 (1,266)             (494)
        Elimination of General
          Partners' (3.63%)
          interest...................                                     46                18
                                                                    --------           -------
        Net decrease in expense......                               $ (1,220)         $   (476)
                                                                    ========           =======

(3) Increase in general and administrative expenses as follows:

                                                            YEAR ENDED        SIX MONTHS
                                                           DECEMBER 31,         ENDED
                                                               1996         JUNE 30, 1997
                                                           ------------     --------------
        Directors' compensation..........................      $225              $113
        Employee compensation............................       400               125
        Other expenses of a public company...............       300               150
                                                               ----              ----
                                                               $925              $388
                                                               ====              ====

                             CAREY DIVERSIFIED LLC

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                            OF INCOME -- (CONTINUED)

(4) The Company will pay a management fee and a performance fee each at an annual rate of .5% of the Total Capitalization of the Company. The performance fee will be paid in the form of restricted Listed Shares issued by the Company. Restricted Listed Shares will vest over a five year period at 20% per year. Total Capitalization will be determined by adding the average total principal amount of debt owed by the Company and the Average Market Capitalization of the Company. The fees will be reduced by any payments made to the Manager and Individual General Partner by the CPA(R) Partnerships for distributions of operating cash flows and CPA(R) Partnership leasing fees. Such reduction may not exceed the total management and performance fees incurred by the Company in any fiscal year. Pro forma management and performance fees payable by the Company are as follows:

                                                            YEAR ENDED        SIX MONTHS
                                                           DECEMBER 31,         ENDED
                                                               1996         JUNE 30, 1997
                                                           ------------     --------------
        Average market capitalization....................    $487,761          $487,761
        Average debt.....................................     251,143           223,452
                                                             --------          --------
                                                              738,904           711,213
        Partial year pro-ration..........................         N/A               x.5
                                                             --------          --------
        Total market capitalization for the period.......     738,904           355,607
                                                             --------          --------
        Management fee @ .5%.............................       3,695             1,778
        Performance fee, vested portion, @ .5%...........         739               725
        Reductions:
        Partnership distributions to minority
          interests......................................      (2,334)           (1,156)
        Partnership leasing fees.........................        (916)             (528)
                                                             --------          --------
        Net fee..........................................    $  1,184          $    819
                                                             ========          ========

     Pursuant to the management agreement Average Market Capitalization is to be calculated on a daily basis based on the market price of the Listed Shares. As such information is not available on a historical basis, Average Market Capitalization is equal to the Total Exchange Value and average debt is equal to the average combined debt as of the beginning and end of the period.

(5) The Manager will be paid an incentive fee equal to 15 percent of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation, less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Company's Listed Shares. No adjustment has been reflected in the pro forma statements of income for incentive fees that would have been paid in connection with any such sales during the year ended December 31, 1996 and the six months ended June 30, 1997.

(6) Represents an adjustment for disposition fees payable to the Manager on sales of properties. Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive a disposition fee on the sale of properties. The amount of such fee will be determined by agreement with the Board of Directors. For purposes of this presentation it is assumed that disposition fees average historical levels, namely 3% of the sales price of properties.

                             CAREY DIVERSIFIED LLC

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                            OF INCOME -- (CONTINUED)

(7) Reflects the following:

                                                       YEAR ENDED          SIX MONTHS ENDED
                                                    DECEMBER 31, 1996       JUNE 30, 1997
                                                    -----------------     ------------------
        Minority interest income..................            49                    36
        Redeemable minority interest income.......        (2,287)               (1,056)
                                                          ------                  ----
                                                          (2,238)               (1,020)
                                                          ======                  ====

     The Manager will retain the interest of the General Partners in the income and losses of the Subsidiary Partnerships. Such interests range from 1% to 10% of the income and losses of each CPA(R) Partnership. Minority interest income represents the General Partners share of pro forma adjustments based on such interests.

     Redeemable minority interest income represents the interest of the Subsidiary Partnership Unitholders in the income of the Participating Partnerships. For purposes of this presentation it is assumed that holders of 5% of Limited Partnership Units elect to receive Subsidiary Partnership Units, representing an interest in the capital, income and distributions of an individual Subsidiary Partnership.

(8) The ratio of earnings to fixed charges is computed as income from operations before minority interest plus fixed charges (primarily interest) divided by fixed charges.

                             CAREY DIVERSIFIED LLC

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)

ASSUMING MINIMUM PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

     The following unaudited pro forma Condensed Consolidated Balance Sheet has been presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred on June 30, 1997. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the CPA(R) Partnerships, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction and the related issuance of Listed Shares have been made.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partners' interest for Listed Shares will be accounted for on the historical basis of accounting.

     This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                             GROUP          PRO FORMA       PRO FORMA
                                                         HISTORICAL(1)     ADJUSTMENTS     CONSOLIDATED
                                                         -------------     -----------     ------------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                                ASSETS
Real estate leased to others:
  Accounted for under the operating method, net........    $  72,070        $  31,659(2)     $103,729
  Net investment in direct financing leases............       81,077           36,766(2)      117,843
Operating real estate, net.............................       15,553             (625)(2)      14,928
Real estate held for sale..............................        5,132            5,494(2)       10,626
Equity investments.....................................         (646)           4,714(2)        4,068
Cash and cash equivalents..............................       13,178           (1,625)(3)      11,553
Other assets, net......................................       10,586                           10,586
                                                            --------         --------        --------
          Total assets.................................    $ 196,950        $  76,383        $273,333
                                                            ========         ========        ========

                           LIABILITIES AND PARTNERS' CAPITAL/MEMBERS' EQUITY
Mortgage notes payable.................................    $  44,343                         $ 44,343
Note payable to affiliate..............................        1,451                            1,451
Notes payable..........................................        9,607                            9,607
Accounts payable to affiliates.........................          544        $   3,804(4)        4,348
Other liabilities......................................        4,226                            4,226
                                                            --------         --------        --------
          Total liabilities............................       60,171            3,804          63,975
                                                            --------         --------        --------
Minority interest......................................          428           (4,021)(5)      (3,593)
                                                            --------         --------        --------
Redeemable minority interest...........................

                                   PARTNERS' CAPITAL/MEMBERS' EQUITY
Partners' capital......................................      136,351         (136,351)(6)
Listed Shares, no par value; 10,172,716 shares issued
  and outstanding......................................                       212,951(6)      212,951
                                                            --------         --------        --------
                                                             136,351           76,600         212,951
                                                            --------         --------        --------
          Total liabilities and partners'
            capital/members' equity....................    $ 196,950        $  76,383        $273,333
                                                            ========         ========        ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                             CAREY DIVERSIFIED LLC

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING MINIMUM PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

(1) Reflects the Group's unaudited historical combined balance sheet as of June 30, 1997. The Group, assuming minimum participation, consists of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 5 and Corporate Property Associates 7, representing the combination of CPA(R) Partnerships having the lowest combined net cash provided by operating activities, which also satisfies the criteria for minimum exchange value needed to consummate the Consolidation.

(2) Reflects adjustments to record the Limited Partners' interest in the assets of the Company at their fair value, as follows:

                                           APPRAISED                  REAL ESTATE
                                           VALUE OF       COST OF      ASSETS AT     GENERAL
                                          REAL ESTATE   ACQUISITION   HISTORICAL    PARTNERS'      NET
                                            ASSETS       OF ASSETS       COST       INTEREST    ADJUSTMENT
                                          -----------   -----------   -----------   ---------   ----------
    Real estate accounted for under the
      operating method, net..............  $ 103,892      $ 1,650      $ (72,070)    $ (1,813)   $ 31,659
    Net investment in direct financing
      leases.............................    118,073        1,875        (81,077)      (2,105)     36,766
    Operating real estate................     14,660          233        (15,554)          36        (625)
    Equity investments...................      4,270           68            646         (270)      4,714
    Real estate held for sale............     10,770          171         (5,132)        (315)      5,494

     The real estate assets of the Company have been appraised by an independent appraiser. The carrying value of the non-real estate assets and the liabilities of the Company are deemed to approximate their fair values.

     The General Partners' effective interest in the assets and liabilities of the Company is approximately 5.42%, consisting of a 1% interest in the liquidating proceeds of the Participating Partnerships and an approximate 4.89% interest in the Listed Shares of the Company.

(3) Decrease in cash reflects the following:

        Payment of transaction costs........................................  $1,249
        Payment of transfer taxes on properties.............................     376
                                                                              ------
                                                                              $1,625
                                                                              ======

(4) Net increase reflects the following:

        Accrual of preferred return........................................  $ 3,787
        Distribution payable in respect of minority interest...............       17
                                                                              ------
                                                                             $ 3,804
                                                                              ======

     The Corporate General Partners may be entitled to receive a preferred return, measured based upon the cumulative proceeds arising from the sale of the Group's assets. The preferred return amounts to $3,787 based upon the cumulative proceeds from the sale of assets since the inception of the Partnerships through June 30, 1997, assuming all requisite subordination requirements for the payment of such returns have been satisfied. After the Consolidation, the preferred return will be paid to the Manager if the Listed Shares achieve specified closing prices for five consecutive trading days.

     Upon completion of the Consolidation, the Participating Partnerships will distribute excess cash to the holders of Subsidiary Partnership Units, including the Company, in an amount sufficient to allow the Company to fund the payment of transaction costs and transfer taxes on properties. A newly organized

                             CAREY DIVERSIFIED LLC
     manager (the "Manager") and the Individual General Partner will be entitled to a portion of such distributions in accordance with their 1% interest in the liquidating distributions of the Participating Partnerships.

(5) Decrease reflects the following:

        Corporate General Partners' preferred return........................  $3,787
        General Partners' share of transaction costs and transfer taxes.....     217
        Distribution payable to Manager.....................................      17
                                                                              ------
                                                                              $4,021
                                                                              ======

     The capital interest of the Corporate and Individual General Partners is classified under minority interest. The General Partnership interests include an interest in the income, losses and distributions of the operating cash flows of the CPA(R) Partnerships which range from 1% to 10% of such amounts. The General Partners are also entitled to a share of the liquidation proceeds from the disposition of Partnership assets and payment of a preferred return subject to the satisfaction of certain subordination provisions. The General Partners' share of liquidation proceeds may range from 1%, to 15% of the liquidating proceeds of each CPA(R) Partnership. Pursuant to the Consolidation, the Corporate General Partners of the CPA(R) Partnerships will contribute their General Partnership interests to the Manager in exchange for an interest in the Manager. The Manager will retain the Corporate General Partners' interests in the income, losses and operating cash flows of the CPA(R) Partnerships. The Manager and the Individual General Partner will retain an interest in the liquidating proceeds of each CPA(R) Partnership equal to 1% of such proceeds. The Individual General Partner will retain his interest in each Participating Partnership and such interest will be held in a limited partnership capacity. The General Partners' share of liquidation proceeds in excess of 1%, assuming a sale of CPA(R) Partnership assets at their appraised values, will be exchanged by the Manager and the Individual General Partner for 499,754 Listed Shares of the Company upon consummation of the Consolidation.

(6) Increase in partners' capital reflects the following:

        Exchange of limited partner and certain general partnership interests for Listed Shares at historical cost..................  $136,351
        Adjustment of limited partners' interest based upon the fair value
          of Listed Shares exchanged......................................    74,229
        Issuance of Warrants..............................................     2,371
                                                                            --------
                                                                            $212,951
                                                                            ========

     If the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If the minimum number of CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 824,800 Listed Shares at $21 per share and 262,100 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date the Consolidation is completed. The increase in capital of $2,371, reflecting the issuance of warrants is equal to the estimated fair value of the warrants.

(7) Pro forma book value per share as of June 30, 1997 is $20.94, which is computed as total equity divided by Listed Shares outstanding.

                             CAREY DIVERSIFIED LLC

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE UNAUDITED SIX MONTHS
                              ENDED JUNE 30, 1997

ASSUMING MINIMUM PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

     The following unaudited pro forma Condensed Consolidated Statements of Income are presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred as of January 1, 1996. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the Group, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction have been made.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interest for Listed Shares will be accounted for on the historical basis of accounting.

     These unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                            YEAR ENDED DECEMBER 31, 1996                SIX MONTHS ENDED JUNE 30, 1997
                                    --------------------------------------------  ------------------------------------------
                                        GROUP       PRO FORMA        PRO FORMA        GROUP       PRO FORMA      PRO FORMA
                                    HISTORICAL(1)  ADJUSTMENTS      CONSOLIDATED  HISTORICAL(1)  ADJUSTMENTS    CONSOLIDATED
                                    -------------  -----------      ------------  -------------  -----------    ------------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental income....................    $14,303                      $    14,303      $ 7,773                    $     7,773
  Interest income from direct
    financing leases...............     13,602                           13,602        6,621                          6,621
  Other interest income............        646                              646          279                            279
  Other income.....................         96                               96        1,815                          1,815
  Revenues of hotel operations.....     12,070                           12,070        4,595                          4,595
                                       -------                       ----------      -------                     ----------
                                        40,717                           40,717       21,083                         21,083
                                       -------                       ----------      -------                     ----------
Expenses:
  Interest.........................      6,106                            6,106        2,420                          2,420
  Depreciation and amortization....      4,288       $  (397)(2)          3,891        2,082        $(139)(2)         1,943
  General and administrative.......      1,703           925(3)           2,628        1,205          388(3)          1,593
  Property expenses................      2,413           507(4)           2,920          885          320(4)          1,205
  Writedown to net realizable
    value..........................      1,300                            1,300        1,350                          1,350
  Operating expense of hotel
    operations.....................      9,082                            9,082        3,443                          3,443
                                       -------       -------         ----------      -------        -----        ----------
                                        24,892         1,035             25,927       11,385          569            11,954
                                       -------       -------         ----------      -------        -----        ----------
    Income before net gains
      minority interest and
      extraordinary items..........     15,825        (1,035)            14,790        9,698         (569)            9,129
Gains on sale of real estate and
  securities, net(5)...............      5,336          (469)(6)          4,867
                                       -------       -------         ----------      -------        -----        ----------
    Income before minority interest
      and extraordinary items......     21,161        (1,504)            19,657        9,698         (569)            9,129
Minority interest income...........       (855)           56(7)            (799)        (281)          28(7)           (253)
                                       -------       -------         ----------      -------        -----        ----------
    Income before extraordinary
      items........................    $20,306       $(1,448)       $    18,858      $ 9,417        $(541)      $     8,876
                                       =======       =======         ==========      =======        =====        ==========
Pro forma income before
  extraordinary items per Listed
  Share............................                                 $      1.85                                 $      0.86
                                                                     ==========                                  ==========
Pro forma weighted average number
  of Listed Shares outstanding.....                                  10,210,682                                  10,264,877
                                                                     ==========                                  ==========
Ratio of earnings to fixed
  charges(8).......................                                        4.17                                        4.75
                                                                     ==========                                  ==========

See accompanying notes to pro forma condensed consolidated statements of income.

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

ASSUMING MINIMUM PARTICIPATION WITHOUT THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

(1) Reflects the Group's historical combined income statement for the year ended December 31, 1996 and unaudited for the six months ended June 30, 1997. The Group, assuming minimum participation, consists of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 5 and Corporate Property Associates 7, representing the combination of partnerships having the lowest combined net cash provided by operating activities, which also satisfies the criteria for minimum exchange value needed to consummate the Consolidation.

(2) Reflects changes in connection with adjustment of Limited Partners' interest in real estate assets to fair value and adoption of new depreciable lives for such assets as follows:

                                                                    YEAR ENDED       SIX MONTHS
                                            ASSETS AT    REVISED   DECEMBER 31,        ENDED
                                            FAIR VALUE    LIFE         1996        JUNE 30, 1997
                                            ----------   -------   ------------    --------------
        Buildings and improvements........   $ 88,536       40       $  2,213         $  1,107
        Personal property.................     10,572        7          1,510              755
        Less: historical depreciation
          expense.........................                             (4,143)          (2,009)
                                                                      -------          -------
        Difference........................                               (420)            (147)
        Elimination of General Partners'
          (5.42%) interest................                                 23                8
                                                                      -------          -------
        Net decrease in expense...........                           $   (397)        $   (139)
                                                                      =======          =======

(3) Increase in general and administrative expenses as follows:

                                                             YEAR ENDED       SIX MONTHS
                                                            DECEMBER 31,        ENDED
                                                                1996        JUNE 30, 1997
                                                            ------------    --------------
        Directors' compensation...........................      $225             $113
        Employee compensation.............................       400              125
        Other expenses of a public company................       300              150
                                                                ----             ----
                                                                $925             $388
                                                                ====             ====

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

(4) The Company will pay a management fee and a performance fee each at an annual rate of .5% of the Total Capitalization of the Company. The performance fee will be paid in the form of restricted Listed Shares issued by the Company. Restricted Listed Shares will vest over a five year period at 20% per year. Total Capitalization will be determined by adding the average total principal amount of debt owed by the Company and the Average Market Capitalization of the Company. The fees will be reduced by any payments made to the Manager and Individual General Partner by the CPA(R) Partnerships for distributions of operating cash flows and Partnership leasing fees. Such reduction may not exceed the total management and performance fees incurred by the Company in any fiscal year. Pro forma management and performance fees payable by the Company are as follows:

                                                             YEAR ENDED       SIX MONTHS
                                                            DECEMBER 31,        ENDED
                                                                1996        JUNE 30, 1997
                                                            ------------    --------------
        Average market capitalization.....................    $203,454         $203,454
        Average debt......................................      70,263           56,237
                                                              --------         --------
                                                               273,717          259,691

        Partial year pro-ration...........................         N/A            x .50
                                                              --------         --------
        Total market capitalization for the period........     273,717          129,846
                                                              --------         --------
        Management fee @ .5%..............................       1,369              649
        Performance fee, vested portion, @ .5%............         274              267
        Reductions:
        Partnership distributions to minority interests...        (571)            (274)
        Partnership leasing fees..........................        (565)            (322)
                                                              --------         --------
        Net fee...........................................    $    507         $    320
                                                              ========         ========

    Pursuant to the management agreement average market capitalization is to be calculated on a daily basis based on the market price of the Listed Shares. As such information is not available on a historical basis, Average Market Capitalization is equal to Total Exchange Value and average debt is equal to the average combined debt as of the beginning and end of the period.

(5) The Manager will be paid an incentive fee equal to 15% of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation, less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Company's Listed Shares. No adjustment has been reflected in the pro forma Statements of Income for incentive fees that would have been paid in connection with any such sales during the year ended December 31, 1996 and the six months ended June 30, 1997.

(6) Represents an adjustment for estimated disposition fees payable to the Manager on sales of properties. Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive a disposition fee on the sale of properties. The amount of such fee will be determined by agreement with the Board of Directors. For purposes of this presentation it is assumed that disposition fees average historical levels, namely 3% of the sales price of properties.

(7) Reflects the minority interest share of pro forma adjustments.

(8) The ratio of earnings to fixed charges is computed as income from operations before minority interest plus fixed charges (primarily interest) divided by fixed charges.

                             CAREY DIVERSIFIED LLC

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)

ASSUMING MINIMUM PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

     The following unaudited pro forma Condensed Consolidated Balance Sheet has been presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred on June 30, 1997. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the CPA(R) Partnerships, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction and the related issuance of Listed and Subsidiary Partnership Units have been made. For purposes of the pro forma balance sheet presentation it is assumed that holders of 5% of Limited Partnership interests elect to receive Subsidiary Partnership Units.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interest for Listed Shares will be accounted for on the historical basis of accounting.

     This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                    GROUP          PRO FORMA       PRO FORMA
                                                                HISTORICAL(1)     ADJUSTMENTS     CONSOLIDATED
                                                                -------------     -----------     ------------
                                                                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                                    ASSETS
Real estate leased to others:
  Accounted for under the operating method, net...............    $  72,070        $  31,659(2)     $103,729
  Net investment in direct financing leases...................       81,077           36,766(2)      117,843
Operating real estate, net....................................       15,553             (625)(2)      14,928
Real estate held for sale.....................................        5,132            5,494(2)       10,626
Equity investments............................................         (646)           4,714(2)        4,068
Cash and cash equivalents.....................................       13,178           (1,625)(3)      11,553
Other assets, net.............................................       10,586                           10,586
                                                                   --------         --------        --------
         Total assets.........................................    $ 196,950        $  76,383        $273,333
                                                                   ========         ========        ========
                              LIABILITIES AND PARTNERS' CAPITAL/MEMBERS' EQUITY
Mortgage notes payable........................................    $  44,343                         $ 44,343
Note payable to affiliate.....................................        1,451                            1,451
Notes payable.................................................        9,607                            9,607
Accounts payable to affiliates................................          544        $   3,890(4)        4,434
Other liabilities.............................................        4,226                            4,226
                                                                   --------         --------        --------
         Total liabilities....................................       60,171            3,890          64,061
                                                                   --------         --------        --------
Minority interest.............................................          428           (4,021)(5)      (3,593)
                                                                   --------         --------        --------
Redeemable minority interest..................................                         9,587(6)        9,587
                                                                                    --------        --------
                                      PARTNERS' CAPITAL/MEMBERS' EQUITY
Partners' capital.............................................      136,351         (136,351)(7)
Listed Shares, no par value; 9,689,069 shares issued and
  outstanding.................................................                       203,278(7)      203,278
                                                                   --------         --------        --------
                                                                    136,351           66,927         203,278
                                                                   --------         --------        --------
         Total liabilities and partners' capital/members'
           equity.............................................    $ 196,950        $  76,383        $273,333
                                                                   ========         ========        ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                             CAREY DIVERSIFIED LLC

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING MINIMUM PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

(1) Reflects the Group's unaudited historical combined balance sheet as of June 30, 1997. The Group, assuming minimum participation, consists of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 5 and Corporate Property Associates 7, representing the combination of partnerships having the lowest combined net cash provided by operating activities, which also satisfies the criteria for minimum exchange value needed to consummate the Consolidation.

(2) Reflects adjustments to record the Limited Partners' interest in the assets of the Company at their fair value, as follows:

                                      APPRAISED                    REAL ESTATE
                                      VALUE OF        COST OF       ASSETS AT      GENERAL
                                     REAL ESTATE    ACQUISITION    HISTORICAL     PARTNERS'       NET
                                       ASSETS        OF ASSETS        COST        INTEREST     ADJUSTMENT
                                     -----------    -----------    -----------    ---------    ----------
    Real estate accounted for under
      the operating method, net....   $ 103,892       $ 1,650       $  (72,070)    $ (1,813)    $ 31,659
    Net investment in direct
      financing leases.............     118,073         1,875          (81,077)      (2,105)      36,766
    Operating real estate..........      14,660           233          (15,554)          36         (625)
    Equity investments.............       4,270            68              646         (270)       4,714
    Real estate held for sale......      10,770           171           (5,132)        (315)       5,494

     The real estate assets of the Company have been appraised by an independent appraiser. The carrying value of the non-real estate assets and the liabilities of the Company are deemed to approximate their fair values.

     The General Partners' effective interest in the assets and liabilities of the Company is approximately 5.42%, consisting of a 1% interest in the liquidating proceeds of the Participating Partnerships and an approximate 4.89% interest in the Listed Shares of the Company.

(3) Decrease in cash reflects the following:

        Payment of transaction costs........................................  $1,249
        Payment of transfer taxes on properties.............................     376
                                                                              ------
                                                                              $1,625
                                                                              ======

(4) Net increase reflects the following:

        Accrual of preferred return........................................  $ 3,787
        Distribution payable to Subsidiary Partnership Unitholders.........       86
        Distribution payable in respect of minority interest...............       17
                                                                             -------
                                                                             $ 3,890
                                                                             =======

     The Corporate General Partners may be entitled to receive a preferred return, measured based upon the cumulative proceeds arising from the sale of the Group's assets. The preferred return amounts to $3,787 based upon the cumulative proceeds from the sale of assets since the inception of the Partnerships through June 30, 1997, assuming all requisite subordination requirements for the payment of such returns have been satisfied. After the Consolidation, the preferred return will be paid to the Manager if the Listed Shares achieve specified closing prices for five consecutive trading days.

                             CAREY DIVERSIFIED LLC

     Upon completion of the Consolidation, the Participating Partnerships will distribute excess cash to the holders of Subsidiary Partnership Units, including the Company, in an amount sufficient to allow the Company to fund the payment of transaction costs and transfer taxes on properties. Subsidiary Partnership Unitholders will be entitled to a pro-rata portion of such distributions in accordance with their interests in the underlying assets of the Participating Partnerships. A newly organized manager (the "Manager") and the Individual General Partner, will also be entitled to a portion of such distributions in accordance with their 1% interest in the liquidating distributions of the Participating Partnerships.

(5) Decrease reflects the following:

        Corporate General Partners' preferred return........................  $3,787
        General Partners' share of transaction costs and transfer taxes.....     217
        Distribution to Manager.............................................      17
                                                                              ------
                                                                              $4,021
                                                                              ======

     The capital interest of the Corporate and Individual General Partners is classified under minority interest. The General Partnership interests include an interest in the income, losses and distributions of the operating cash flows of the CPA(R) Partnerships which range from 1% to 10% of such amounts. The General Partners are also entitled to a share of the liquidation proceeds from the disposition of Partnership assets and payment of a preferred return subject to the satisfaction of certain subordination provisions. The General Partners' share of liquidation proceeds may range from 1% to 15% of the liquidating proceeds of each CPA(R) Partnership. Pursuant to the Consolidation, the Corporate General Partners of the CPA(R) Partnerships will contribute their General Partnership interests to the Manager in exchange for an interest in the Manager. The Manager will retain the Corporate General Partners' interests in the income, losses and operating cash flows of the CPA(R) Partnerships. In addition, the Manager and Individual General Partner will retain an interest in the liquidating proceeds of each Partnership equal to 1% of such proceeds. The Individual General Partner will retain his interest in each Participating Partnership and such interest will be held in a limited partnership capacity. The General Partners' share of liquidation proceeds in excess of 1%, assuming a sale of CPA(R) Partnership assets at their appraised values, will be exchanged by the Manager and the Individual General Partner for 499,754 Listed Shares of the Company upon consummation of the Consolidation.

(6) Increase represents the following:

        Issuance of Subsidiary Partnership Units at redemption value........  $9,673
        Distributions payable to Subsidiary Partnership Unitholders.........     (86)
                                                                              ------
                                                                              $9,587
                                                                              ======

     For purposes of this presentation it is assumed that holders of 5% of Limited Partnership Units elect to receive Subsidiary Partnership Units, representing an interest in the capital, income and distributions of an individual Subsidiary Partnership. Subsidiary Partnership Units are expected to be redeemed based on scheduled appraisal dates for each CPA(R) Partnership's properties commencing December 31, 1998 through December 31, 2002. The redeemable minority interest is recorded at its redemption value.

                             CAREY DIVERSIFIED LLC

(7) Increase in partners' capital reflects the following:

        Exchange of limited partner and certain general partnership interests for Listed Shares and Subsidiary Partnership Units at
          historical cost.................................................  $136,351
        Adjustment of limited partners' interest based upon the fair value
          of Listed Shares exchanged......................................    74,229
        Issuance of Subsidiary Partnership Units for 5% of Limited
          Partnership interests...........................................    (9,673)
        Issuance of Warrants..............................................     2,371
                                                                            --------
                                                                            $203,278
                                                                            ========

     If the Consolidation is completed, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If the minimum number of CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co. will receive warrants to purchase 824,800 Listed Shares at $21 per share and 262,100 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date the Consolidation is completed. The increase in capital of $2,371, reflecting the issuance of warrants is based on the estimated fair value of the warrants.

(8) Pro forma book value per share as of June 30, 1997 is $28.21, which is computed as total equity divided by Listed Shares outstanding.

                             CAREY DIVERSIFIED LLC

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE UNAUDITED SIX MONTHS
                              ENDED JUNE 30, 1997

ASSUMING MINIMUM PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

     The following unaudited pro forma Condensed Consolidated Statements of Income are presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred as of January 1, 1996. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the balance sheet of Carey Diversified LLC as of August 31, 1997 and the combined financial statements of the Group, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction have been made. For purposes of the pro forma income statement presentation it is assumed that holders of 5% of Limited Partnership Units elect to receive Subsidiary Partnership Units.

     The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for in accordance with purchase accounting principles. The carrying value of the Limited Partners' interests in the assets and liabilities of the Company will be adjusted to their estimated fair value. The exchange of the General Partners' interest for Listed Shares will be accounted for on the historical basis of accounting. Such exchange will be treated as a reorganization of interests under common control.

     These unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                              YEAR ENDED DECEMBER 31, 1996                  SIX MONTHS ENDED JUNE 30, 1997
                                      --------------------------------------------   --------------------------------------------
                                          GROUP         PRO FORMA      PRO FORMA         GROUP         PRO FORMA      PRO FORMA
                                      HISTORICAL(1)    ADJUSTMENTS    CONSOLIDATED   HISTORICAL(1)    ADJUSTMENTS    CONSOLIDATED
                                      --------------   -----------    ------------   --------------   -----------    ------------
                                                        (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental income.....................     $ 14,303                      $   14,303       $  7,773                      $    7,773
  Interest income from direct
    financing leases................       13,602                          13,602          6,621                           6,621
  Other interest income.............          646                             646            279                             279
  Other income......................           96                              96          1,815                           1,815
  Revenues of hotel
    operations......................       12,070                          12,070          4,595                           4,595
                                          -------                       ---------        -------                       ---------
                                           40,717                          40,717         21,083                          21,083
                                          -------                       ---------        -------                       ---------
Expenses:
  Interest..........................        6,106                           6,106          2,420                           2,420
  Depreciation and amortization.....        4,288        $  (397)(2)        3,891          2,082         $(139)(2)         1,943
  General and administrative........        1,703            925(3)         2,628          1,205           388(3)          1,593
  Property expenses.................        2,413            507(4)         2,920            885           320(4)          1,205
  Writedown to net realizable
    value...........................        1,300                           1,300          1,350                           1,350
  Operating expense of hotel
    operations......................        9,082                           9,082          3,443                           3,443
                                          -------        -------        ---------        -------         -----         ---------
                                           24,892          1,035           25,927         11,385           569            11,954
                                          -------        -------        ---------        -------         -----         ---------
  Income before net gains, minority
    interest, and extraordinary
    items...........................       15,825         (1,035)          14,790          9,698          (569)            9,129
Gains on sale of real estate and
  securities, net(5)................        5,336           (469)(6)        4,867
                                          -------        -------        ---------        -------         -----         ---------
  Income before minority interest
    and extraordinary items.........       21,161         (1,504)          19,657          9,698          (569)            9,129
Minority interest income............         (855)          (875)(7)       (1,730)          (281)         (409)(7)          (690)
                                          -------        -------        ---------        -------         -----         ---------
  Income before extraordinary items
    attributable to Listed Shares
    (8).............................     $ 20,306        $(2,379)      $   17,927       $  9,417         $(978)       $    8,439
                                          =======        =======        =========        =======         =====         =========
Pro forma income before
  extraordinary items per Listed
  Share.............................                                   $     1.84                                     $     0.86
                                                                        =========                                      =========
Pro forma weighted average number of
  Listed Shares outstanding.........                                    9,727,035                                      9,781,230
                                                                        =========                                      =========
Ratio of earnings to fixed charges
  (8)...............................                                         4.17                                           4.75
                                                                        =========                                      =========

See accompanying notes to pro forma condensed consolidated statements of income.

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

ASSUMING MINIMUM PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP
UNITS:

(1) Reflects the Group's historical combined income statements for the year ended December 31, 1996 and unaudited for the six months ended June 30, 1997. The Group, assuming minimum participation, consists of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 5 and Corporate Property Associates 7, representing the combination of partnerships having the lowest combined net cash provided by operating activities, which also satisfies the criteria for minimum exchange value needed to consummate the Consolidation.

(2) Reflects changes in connection with adjustment of Limited Partners' interest in real estate assets to fair value and adoption of new depreciable lives for such assets as follows:

                                                                     YEAR ENDED      SIX MONTHS
                                           ASSETS AT     REVISED    DECEMBER 31,        ENDED
                                           FAIR VALUE     LIFE          1996        JUNE 30, 1997
                                           ----------    -------    ------------    -------------
        Buildings and improvements.......   $ 88,536        40        $  2,213         $ 1,107
        Personal property................     10,572         7           1,510             755
        Less: historical depreciation
          expense........................                               (4,143)         (2,009)
                                                                       -------         -------
        Difference.......................                                 (420)           (147)
        Elimination of General Partners'
          (5.42%) interest...............                                   23               8
                                                                       -------         -------
        Net decrease in expense..........                             $   (397)        $  (139)
                                                                       =======         =======

(3) Increase in general and administrative expenses as follows:

                                                            YEAR ENDED        SIX MONTHS
                                                           DECEMBER 31,         ENDED
                                                               1996         JUNE 30, 1997
                                                           ------------     --------------
        Directors' compensation..........................      $225              $113
        Employee compensation............................       400               125
        Other expenses of a public company...............       300               150
                                                               ----              ----
                                                               $925              $388
                                                               ====              ====

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

(4) The Company will pay a management fee and a performance fee each at an annual rate of .5% of the Total Capitalization of the Company. The performance fee will be paid in the form of restricted Listed Shares issued by the Company. Restricted Listed Shares will vest over a five year period at 20% per year. Total Capitalization will be determined by adding the average total principal amount of debt owed by the Company and the Average Market Capitalization of the Company. The fees will be reduced by any payments made to the Manager and the Individual General Partner by the CPA(R) Partnerships for distributions of operating cash flows and Partnership leasing fees. Such reduction may not exceed the total management and performance fees incurred by the Company in any fiscal year. Pro forma management and performance fees payable by the Company are as follows:

                                                            YEAR ENDED        SIX MONTHS
                                                           DECEMBER 31,         ENDED
                                                               1996         JUNE 30, 1997
                                                           ------------     --------------
        Average market capitalization....................    $203,454          $203,454
        Average debt.....................................      70,263            56,237
                                                             --------          --------
                                                              273,717           259,691
        Partial year pro-ration..........................         N/A             x .50
                                                             --------          --------
        Average total assets for the period..............     273,717           129,846
                                                             --------          --------
        Management fee @ .5%.............................       1,369               649
        Performance fee, vested portion, @ .5%...........         274               267
        Reductions:
        Partnership distributions to minority
          interests......................................        (571)             (274)
        Partnership leasing fees.........................        (565)             (322)
                                                             --------          --------
        Net fee..........................................    $    507          $    320
                                                             ========          ========

     Pursuant to the management agreement, Average Market Capitalization will be calculated on a daily basis based on the market price of the Listed Shares. As such information is not available on a historical basis, Average Market Capitalization is equal to the Total Exchange Value including Subsidiary Partnership Units and average debt is equal to the average combined debt as of the beginning and end of the period.

(5) The Manager will be paid an incentive fee equal to 15% of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation, less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Company's Listed Shares. No adjustment has been reflected in the pro forma statements of income for incentive fees that would have been paid in connection with any such sales during the year ended December 31, 1996 and the six months ended June 30, 1997.

(6) Represents an adjustment for estimated disposition fees payable to the Manager on sales of properties. Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive a disposition fee on the sale of properties. Such fee will be determined by agreement with the Board of Directors. For purposes of this presentation it is assumed that disposition fees average historical levels, namely 3% of the sales price of properties.

                             CAREY DIVERSIFIED LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

(7) Reflects the following:

                                                       YEAR ENDED          SIX MONTHS ENDED
                                                    DECEMBER 31, 1996       JUNE 30, 1997
                                                    -----------------     ------------------
        Minority interest income..................        $  56                 $   28
        Redeemable minority interest income.......         (931)                  (437)
                                                           ----                   ----
                                                          $(875)                $ (409)
                                                           ====                   ====

     The Manager will retain the interest of the General Partners in the income and losses, of the Subsidiary Partnerships. Such interests range from 1% to 10% of the income and losses of each CPA(R) Partnership. Minority interest income represents the General Partners' share of pro forma adjustments based on such interests.

     Redeemable minority interest income represents the interest of the Subsidiary Partnership Unitholders in the income of the Participating Partnerships. For purposes of this presentation it is assumed that holders of 5% of Limited Partnership Units elect to receive Subsidiary Partnership Units, representing an interest in the capital, income and distributions of an individual Subsidiary Partnership.

(8) The ratio of earnings to fixed charges is computed as income from operations before minority interest plus fixed charges (primarily interest) divided by fixed charges.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Carey Diversified LLC:

     We have audited the accompanying balance sheet of Carey Diversified LLC as of August 31, 1997. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Carey Diversified LLC as of August 31, 1997, in conformity with generally accepted accounting principles.

                            COOPERS & LYBRAND L.L.P.

New York, New York
October 10, 1997

                             CAREY DIVERSIFIED LLC

                                 BALANCE SHEET
                                AUGUST 31, 1997

                                           ASSETS
        Cash..................................................................  $500
                                                                                ====

                                      MEMBERS' EQUITY
        Listed shares, no par value, 25 shares issued and outstanding (Note
          4)..................................................................  $500
                                                                                ====

                    See accompanying notes to balance sheet.

                             CAREY DIVERSIFIED LLC

                             NOTES TO BALANCE SHEET

(1) FORMATION OF THE COMPANY

     Carey Diversified LLC, a limited liability company, was formed under the laws of the state of Delaware on October 15, 1996 for the purpose of acquiring up to nine public limited partnerships in the Corporate Property Associates series of limited partnerships (the "CPA(R) Partnerships"), if approved by the holders of a majority of the outstanding units of each of the individual partnerships. The acquisition will be accomplished by a consolidation by merger (the "Consolidation") of the CPA(R) Partnerships into nine subsidiary partnerships (the "Subsidiary Partnerships") of the Company which will be formed for this purpose. The Consolidation will not occur unless the CPA(R) Partnerships approving the Consolidation represent at least $200,000,000 Exchange Value, as defined. In exchange for acquiring all of the limited partners' and a portion of the general partners' interests in the Partnerships, the Company will issue 24,388,032 Listed Shares. The Manager will retain the Corporate General Partners interest in the income, losses and operating cash flow of the Subsidiary Partnerships which range from 1% to 9%.

     The Company will acquire and own industrial and commercial property net leased to creditworthy corporations and other creditworthy entities and will continue the net lease business operations of the CPA(R) Partnerships. Upon completion of the Consolidation the Company will own a portfolio of 198 properties with a carrying value of $646,000,000, that are net leased to 76 tenants. The real estate assets of the CPA(R) Partnerships are subject to limited recourse mortgage debt of approximately $194,347,000.

     The Company expects to be taxed as a partnership for Federal and most state and local income tax purposes.

(2) MANAGEMENT AGREEMENT

     The Company has entered into a Management Agreement with Carey Management LLC (the "Manager") pursuant to which the Manager will provide personnel and such administrative support as may be required to carry on the operations of the Company. The Company will pay the Manager a cash management fee of .5% per annum of the Total Capitalization of the Company, as defined. The Manager will also be paid a performance fee in like amount, which will be paid in the form of restricted Listed Shares issued by the Company which will vest ratably over five years. Before such Listed Shares are vested, they will not be transferable and will be subject to forfeiture in the event the Manager is terminated for cause or resigns. The Listed Shares will vest immediately in the event of a change in control or certain other circumstances.

     Management and performance fees due to the Manager will be reduced by the sum of distributions of operating cash flow, management fees and leasing fees paid by the Subsidiary Partnerships to the Manager and the Individual General Partner.

     Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive a disposition fee on the sale of properties. Such fee will be determined by agreement with the Board of Directors. The Manager shall be paid an incentive fee equal to 15% of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation, less an adjustment for the share of such net proceeds in excess of the appraisal value of the equity interest attributable to the Manager's interest in the Listed Shares.

(3) REDEEMABLE MINORITY INTEREST

     Each Subsidiary Partnership is authorized to issue Subsidiary Partnership Units to unitholders of the CPA(R) Partnership who choose not to receive Listed Shares and wish to retain a security that is substantially similar to the CPA(R) Partnerships Units. The terms and conditions of the Subsidiary Partnership Units are substantially the same as the terms of the CPA(R) Partnerships Units. The

                             CAREY DIVERSIFIED LLC
     performance of, and distributions with respect to the Subsidiary Partnership Units will be based solely upon the performance of the assets owned by the Subsidiary Partnership corresponding to such units.

     Subsidiary Partnership Units will be redeemed by the Company as soon as practicable after appraisals are performed on the properties. Such appraisals will commence as of December 31, 1998 and the final appraisal will be made no later than December 31, 2002. The Subsidiary Partnership Units will not be listed on any national securities exchange or the Nasdaq National Market System.

(4) LISTED SHARES

     The Company is authorized to issue Listed Shares, representing interests in the income, loss and capital of the Company. Listed Shares will be issued to holders of units of all nine CPA(R) Partnerships who choose to receive such shares upon consummation of the Consolidation. Holders of Listed Shares will bear a pro rata portion of the cash costs of the formation of the Company and the Consolidation. Such costs will approximate $2,997,000. The performance of and distributions with respect to the Listed Shares will be based upon the performance of the entire portfolio of the Company's assets. Listed Shares are not redeemable, except pursuant to certain anti-takeover provisions adopted by the Company. The Company will pay distributions to holders of Listed Shares when declared by its Board of Directors out of available funds.

     Approval of any matter submitted to the holders of Listed Shares generally requires the affirmative vote of holders of a majority of the Listed Shares that are present at a meeting at which a quorum is present. There are no cumulative voting rights with respect to: (i) the election and removal of directors; (ii) the sale or disposition of all or substantially all of the assets of the Company at any one time; (iii) the merger or consolidation of the Company (where the Company is not the surviving entity); (iv) the dissolution of the Company; and (v) certain anti-takeover provisions. The holders of the Listed Shares will be entitled to one vote for each Listed Share owned.

     If the Consolidation is completed, W. P. Carey & Co., Inc. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W. P. Carey & Co., Inc. will receive warrants to purchase 2,284,000 Listed Shares at $21 per share and 725,930 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date the Consolidation is completed. The compensation of $6,568,000 is based on the estimated fair value of the warrants.

(5) ADDITIONAL CLASSES AND SERIES OF SHARES

     The Organizational Documents of the Company authorize the Board of Directors (subject to certain restrictions) to provide for the issuance of Shares in other classes or series, to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. The Company believes that the ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions, and in meeting other needs which might arise. The additional classes or series, as well as the Listed Shares, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

(6) NON-EMPLOYEE DIRECTORS' SHARE PLAN

     Non-employee directors will be granted options for Listed Shares, and may elect to receive Listed Shares in lieu of fees, under the 1997 Non-Employee Directors' Share Plan. The Plan provides that each non-

                             CAREY DIVERSIFIED LLC
     employee director will be automatically granted an option to purchase 4,000 Listed Shares (i) at the effective time of the Consolidation or upon his initial election or appointment thereafter, and (ii) on a quarterly basis beginning in 1999, options or restricted shares with a total value of $6,250. Such options will have an exercise price equal to the fair market value of Listed Shares on the date of grant, and will expire at the earlier of 10 years after the date of grant or one year after the optionee ceases serving as a director. Such options generally will become exercisable one year after grant, subject to earlier exercisability in the event of death, disability, or a change in control (as defined), and will be forfeited in the event of cessation of service as a director within 10 months after the date of grant. The plan also will permit a non-employee director to elect to be paid any directors' fees in the form of Listed Shares. A director who makes such election will receive Listed Shares having a fair market value equal to the amount of fees he has elected to forego, with such Shares issuable at the time the fees otherwise would have been paid or on a deferred basis. A total of 300,000 Listed Shares are reserved for grant under the plan. The number and kind of shares reserved and automatically granted under the plan are subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

(7) LISTED SHARE INCENTIVE PLAN

     The 1997 Listed Share incentive plan authorizes the issuance of up to 700,000 Listed Shares to eligible officers and employees of the Company and its affiliates. The Plan provides for the grant of (i) share options which may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code, (ii) performance shares, (iii) dividend equivalent rights issued alone or in tandem with option and (iv) restricted shares, which are contingent upon the attainment of goals or subject to vesting requirements. On the effective date of the Offering, options to purchase 113,500 Listed Shares and 7,500 Restricted Shares will be granted to the sole employee of the Company. The options will have an exercise price of $20 per Listed Share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
  Corporate Property Associates Partnerships:

     We have audited the combined balance sheets of Corporate Property Associates Partnerships, as described in Note 1, as of December 31, 1995 and 1996, and the related combined statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1996. We have also audited the financial statement schedule included in this Consent Solicitation Statement. These financial statements and financial statement schedule are the responsibility of the General Partners. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Corporate Property Associates Partnerships as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the Schedule of Real Estate and Accumulated Depreciation as of December 31, 1996, when considered in relation to the basic financial statements taken as a whole, presents, fairly, in all material respects, the financial information required to be included therein.

COOPERS & LYBRAND L.L.P.
New York, New York
March 22, 1997

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                            ---------------------       JUNE 30,
                                                              1995         1996           1997
                                                            --------     --------     ------------
                                                                                      (UNAUDITED)
                                              ASSETS
Real estate leased to others:
  Accounted for under the operating method, net...........  $260,617     $247,580       $225,294
  Net investment in direct financing leases...............   218,922      215,310        216,403
                                                            --------     --------       --------
     Real estate leased to others.........................   479,539      462,890        441,697
Operating real estate, net................................    40,888       24,080         23,736
Real estate held for sale.................................    12,785          434         14,816
Cash and cash equivalents.................................    27,711       28,553         27,079
Equity investments........................................     4,260       13,660         13,523
Other assets, net of accumulated amortization of $1,914
  and $2,023 at December 31, 1995 and 1996 and $1,842 at
  June 30, 1997...........................................    17,141       15,111         19,657
                                                            --------     --------       --------
          Total assets....................................  $582,324     $544,728       $540,508
                                                            ========     ========       ========
                                           LIABILITIES
Mortgage notes payable....................................  $247,478     $202,339       $194,347
Notes payable to affiliate................................     2,550          500            300
Notes payable.............................................    24,709       24,709         24,709
Accounts payable to affiliates............................     2,283        2,543          3,046
Other liabilities.........................................    14,005       11,342         10,958
                                                            --------     --------       --------
          Total liabilities...............................   291,025      241,433        233,360
                                                            --------     --------       --------
Minority interest.........................................    (1,597)        (750)          (578)
                                                            --------     --------       --------
Commitments and contingencies
                                       PARTNERS' CAPITAL
Partners' capital.........................................   292,896      304,045        307,726
                                                            --------     --------       --------
          Total liabilities and partners' capital.........  $582,324     $544,728       $540,508
                                                            ========     ========       ========

     The accompanying notes are an integral part of the combined financial statements.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                            FOR THE YEARS ENDED                 FOR THE SIX MONTHS
                                                DECEMBER 31,                      ENDED JUNE 30,
                                     ----------------------------------     ---------------------------
                                       1994         1995         1996          1996            1997
                                     --------     --------     --------     -----------     -----------
                                                                            (UNAUDITED)     (UNAUDITED)
Revenues:
  Rental income....................  $ 41,645     $ 42,255     $ 44,576       $21,549         $23,675
  Interest income from direct
     financing leases..............    40,213       36,391       32,644        16,256          16,278
  Other interest income............     1,294        1,700        1,681           992             568
  Other income.....................     3,453        2,523        1,901           290           3,431
  Revenues of hotel operations.....    22,532       25,077       21,929        12,359           7,033
                                     --------     --------     --------      --------         -------
                                      109,137      107,946      102,731        51,446          50,985
                                     --------     --------     --------      --------         -------
Expenses:
  Interest.........................    33,120       28,842       23,200        12,191          10,086
  Depreciation and amortization....    13,321       12,810       11,274         5,788           5,462
  General and administrative.......     3,663        4,509        3,747         2,006           2,611
  Property expenses................     8,151        4,086        4,008         1,718           1,532
  Writedowns to net realizable
     value.........................     2,889        3,619        1,300         1,300           3,666
  Operating expenses of hotel
     operations....................    16,177       18,037       15,947         8,879           5,272
                                     --------     --------     --------      --------         -------
                                       77,321       71,903       59,476        31,882          28,629
                                     --------     --------     --------      --------         -------
          Income before net gains,
            minority interest in
            income and
            extraordinary items....    31,816       36,043       43,255        19,564          22,356
Gain on sales of real estate and
  securities, net..................     9,646        4,964        5,474         4,644
Gain on settlement.................                 11,499
                                     --------     --------     --------      --------         -------
          Income before minority
            interest in income and
            extraordinary items....    41,462       52,506       48,729        24,208          22,356
Minority interest in income........    (3,006)      (3,143)      (3,182)       (1,663)         (1,334)
                                     --------     --------     --------      --------         -------
          Income before
            extraordinary items....    38,456       49,363       45,547        22,545          21,022
Extraordinary gain (loss) on
  extinguishments of debt, net of
  minority interest of $98, $(205)
  and $3 in 1994, 1995 and 1996....    (1,014)       3,207         (252)         (252)
                                     --------     --------     --------      --------         -------
          Net income...............  $ 37,442     $ 52,570     $ 45,295       $22,293         $21,022
                                     ========     ========     ========      ========         =======

     The accompanying notes are an integral part of the combined financial statements.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                    COMBINED STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
             AND (UNAUDITED) FOR THE SIX-MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

            Balance, December 31, 1993................................  $295,959
            Distributions to partners.................................   (35,589)
            Net income, 1994..........................................    37,442
                                                                        --------
            Balance, December 31, 1994................................   297,812
            Distributions to partners.................................   (57,216)
            Purchase of Limited Partnership Units.....................      (270)
            Net income, 1995..........................................    52,570
                                                                        --------
            Balance, December 31, 1995................................   292,896
            Distributions to partners.................................   (34,173)
            Purchase of Limited Partnership Units.....................       (17)
            Change in unrealized appreciation, marketable
              securities..............................................        44
            Net income, 1996..........................................    45,295
                                                                        --------
            Balance, December 31, 1996................................   304,045
            Distributions to partners.................................   (17,336)
            Change in unrealized appreciation, marketable
              securities..............................................        (5)
            Net income, six months ended June 30, 1997................    21,022
                                                                        --------
            Balance, June 30, 1997 (unaudited)........................  $307,726
                                                                        ========

     The accompanying notes are an integral part of the combined financial statements.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                          FOR THE YEARS ENDED
                                                                              DECEMBER 31,                 FOR THE SIX MONTHS
                                                                     ------------------------------          ENDED JUNE 30,
                                                                      1994        1995       1996      --------------------------
                                                                     -------    --------    -------       1996           1997
                                                                                                       -----------    -----------
                                                                                                       (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net income......................................................   $37,442    $ 52,570    $45,295     $  22,293         21,022
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization of deferred financing costs, net of amortization of deferred gains and deferred rental
      income......................................................    13,108      12,670     10,905         5,630          5,288
    Extraordinary (gain) loss.....................................     1,014      (3,207)       252           252
    Net gain on sales.............................................    (9,646)     (4,964)    (5,474)       (4,644)
    Gain on settlement............................................               (11,499)
    Minority interest in income...................................     3,006       3,143      3,182         1,663          1,334
    Distributions to minority interest............................    (2,435)     (2,670)    (2,334)       (1,172)        (1,162)
    Scheduled rents on operating and direct financing leases
      (less) greater than income recognized.......................        31         364     (1,343)         (323)          (993)
    Write-downs to net realizable value...........................     2,889       3,619      1,300         1,300          3,666
    Restructuring consideration received..........................     1,950      15,188
    Net changes in operating assets and liabilities and other.....    (2,228)     (1,938)      (800)       (1,639)        (3,749)
                                                                     -------    --------    -------       -------        -------
        Net cash provided by operating activities.................    45,131      63,276     50,983        23,360         25,406
                                                                     -------    --------    -------       -------        -------
Cash flows from investing activities:
  Purchases of real estate and capital expenditures...............    (2,492)     (2,095)    (3,420)       (2,144)        (1,354)
  Installment and settlement proceeds.............................     2,286       5,436
  Proceeds from sales of real estate and securities...............    37,608      22,736     23,394        17,453
  Other...........................................................      (266)     (1,750)      (429)
                                                                     -------    --------    -------       -------        -------
        Net cash used in investing activities.....................    37,136      24,327     19,545        15,309         (1,354)
                                                                     -------    --------    -------       -------        -------
Cash flows from financing activities:
  Distributions to partners.......................................   (35,589)    (57,216)   (34,173)      (17,666)       (17,336)
  Payments of mortgage principal..................................   (60,281)    (60,349)   (63,171)      (35,655)       (20,692)
  Release of escrow funds in connection with mortgage
    prepayments...................................................                            2,395
  Proceeds from mortgage financings and notes payable.............    27,400      10,000     28,189        23,400         12,700
  Proceeds from notes payable to affiliate........................                 2,550      1,000         1,000
  Payments of notes payable to affiliate..........................                           (3,050)       (3,050)          (200)
  Deferred financing costs........................................      (505)       (293)      (603)         (434)          (178)
  Other...........................................................    (1,070)       (270)      (273)         (255)           180
                                                                     -------    --------    -------       -------        -------
        Net cash used in financing activities.....................   (70,045)   (105,578)   (69,686)      (32,660)       (25,526)
                                                                     -------    --------    -------       -------        -------
        Net increase (decrease) in cash and cash equivalents......    12,222     (17,975)       842         6,009         (1,474)
Cash and cash equivalents, beginning of period....................    33,464      45,686     27,711        27,711         28,553
                                                                     -------    --------    -------       -------        -------
        Cash and cash equivalents, end of period..................   $45,686    $ 27,711    $28,553     $  33,720      $  27,079
                                                                     =======    ========    =======       =======        =======

Supplemental schedule of noncash investing and financing activities:

     In July 1996, the Group exchanged its interest in a hotel property and related assets and liabilities for units in the operating partnership of a publicly-traded real estate investment trust (see Note 15). The assets and liabilities transferred were as follows:

    Operating real estate, net of accumulated depreciation...............................  $16,098
    Mortgage note payable................................................................   (7,304)
    Other assets and liabilities transferred, net........................................       69
                                                                                           -------
    Equity investment....................................................................  $ 8,863
                                                                                           =======

     The accompanying notes are an integral part of the combined financial statements.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (INFORMATION RELATING TO THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS
                                   UNAUDITED)
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

1.  ORGANIZATION AND BASIS OF COMBINATION

     The combined financial statements consist of interests in nine Corporate Property Associates real estate limited partnerships (individually, the "Partnership") and their wholly-owned subsidiaries (collectively, the "Group") which have been presented on a combined basis because of the affiliated general partners, common management and common control and because the entities are expected to be the subject of a consolidation by merger with Carey Diversified LLC. All material inter-entity transactions have been eliminated. The General Partners' interest in the Group is classified under minority interest as such interest will be maintained subsequent to the consolidation.

     The Group is engaged in the net leasing of industrial and commercial real estate. In accordance with the Amended Agreements of Limited Partnership of each Partnership (the "Agreements"), the Subsidiaries will terminate between 2004 and 2050. The primary entities referred to above are as follows:

Corporate Property Associates
Corporate Property Associates 2
Corporate Property Associates 3
Corporate Property Associates 4, a California limited partnership Corporate Property Associates 5
Corporate Property Associates 6 -- a California limited partnership Corporate Property Associates 7 -- a California limited partnership Corporate Property Associates 8, L.P., a Delaware limited partnership Corporate Property Associates 9, L.P., a Delaware limited partnership

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Interim Unaudited Financial Information

     The combined financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been made. The results of interim periods are not necessarily indicative of results to be obtained for a full year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Real Estate Leased to Others

     Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

     The Group diversifies its real estate investments among various corporate tenants engaged in different industries and by property type throughout the United States. No lessee currently represents 10% or more of total leasing revenues (see Note 10).

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

     The leases are accounted for under either the direct financing or operating methods. Such methods are described below:

          Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Group's net investment in the lease.

          Operating method -- Real estate is recorded at cost, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent.

     Substantially all of the Group's leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index or sales overrides.

  Operating Real Estate

     Land and buildings and personal property are carried at cost. Major renewals and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently.

  Real Estate Held for Sale

     Real estate held for sale is accounted for at the lower of cost or fair value, less costs to sell.

  Long-Lived Assets

     Effective January 1, 1995, the Group adopted the provisions of Statement of Financial Accounting Standards No. 121 -- Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of ("SFAS 121"). Pursuant to SFAS 121, the Group assesses the recoverability of its long-lived assets, including residual interests of real estate assets, based on projections of cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value. Prior to the adoption of SFAS 121, the Company assessed the recoverability of its long-lived assets, including residual interests, based on either projections of cash flows over the life of such assets or, for vacant properties, the estimated fair value. The adoption of SFAS 121 did not have a material effect on the Group's combined financial condition or results of operations.

  Depreciation

     Depreciation is computed using the straight-line method over the estimated useful lives of the properties which range from 5 to 50 years.

  Cash Equivalents

     The Group considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. Substantially all of the Group's cash and cash equivalents at December 31, 1995 and 1996 and at June 30, 1997 were held in the custody of three financial institutions.

  Newly Issued Accounting Standards

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 -- Earnings per Share ("SFAS No. 128"), which establishes standards for computing and

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS presenting earnings per share. SFAS No. 128 will be effective for financial statements issued for periods ending after December 15, 1997. Earlier application is not permitted. Management has not reached a determination about the effects of this change on the Company's financial statements.

  Other Assets and Liabilities

     Included in other assets are accrued rents and interest receivable, escrow funds and deferred charges. Included in other liabilities are accrued interest payable, accounts payable and accrued expenses, deferred rental income and deferred gains.

     Escrow funds are funds which are restricted, primarily as additional collateral on the mortgage financing for certain of the Group's hotel properties. Such restricted amounts totaled $2,929 and $754 at December 31, 1995 and 1996, respectively and $903 at June 30, 1997. Escrow funds of $2,395 were used in 1996 to fund mortgage prepayments.

     Deferred charges are costs incurred in connection with mortgage financing and refinancing and are amortized over the terms of the mortgages.

     Deferred rental income is the aggregate difference for operating method leases between scheduled rents which vary during the lease term and rent recognized on a straight-line basis. Also included in deferred rental income are lease restructuring fees received which are recognized over the remainder of the initial lease terms.

     Deferred gains consist of assets acquired in excess of liabilities assumed in connection with acquiring certain hotel operations and certain funds received in connection with two loan refinancings which are being amortized into income over 20 and 24 years, respectively. The deferred gain on the acquisition of hotel operations was realized in 1996 in connection with the sale of such hotels.

  Equity Investments

     The Group's limited partner interests in two real estate limited partnerships in which such ownership is less than 50% are accounted for under the equity method, i.e., at cost, increased or decreased by the Group's pro rata share of earnings or losses, less distributions. Equity income in the limited partnerships has been included in other income in the accompanying combined financial statements. The Group's income from these equity investments was $600, $565 and $583 in 1994, 1995 and 1996, respectively, and $290 and $297 for the six months ended June 30, 1996 and 1997, respectively. Distributions received from such investments were $902, $850 and $795 in 1994, 1995 and 1996, respectively, and $290 and $397 in each of the six months ended June 30, 1996 and 1997. The Group is the sole limited partner in the two partnerships with the general partner interests owned by Corporate Property Associates 10 Incorporated ("CPA(R):10"), an affiliate. An ownership interest in a third limited partnership in which CPA(R):10 owned the general partner interest was written off in 1995.

     An interest in the operating partnership of a publicly-traded real estate trust which interest was acquired in July 1996 is also accounted for under the equity method. The share of income from this investment was $572 in 1996 and $731 for the six months ended June 30, 1997 (see Note 15). Distributions received were $253 in 1996 and $767 for the six months ended June 30, 1997.

  Federal Income Taxes

     Each CPA(R) Partnership is not liable for Federal income tax purposes as each partner recognizes his proportionate share of income or loss in his tax return. Accordingly, no provision for income taxes is recognized for financial statement purposes.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

  Distributions and Profits and Losses

     Partners' distributions and profits and losses are allocated in accordance with the terms of the Agreements of individual Partnerships.

  Reclassifications

     Certain 1994 and 1995 amounts have been reclassified to conform to the 1996 financial statement presentation.

3.  TRANSACTIONS WITH RELATED PARTIES

     The Agreements of each of the CPA(R) Partnerships provide that the General Partners (consisting of W. P. Carey & Co., Inc. ("W.P. Carey") or affiliated companies as Corporate General Partners and William P. Carey as Individual General Partner) are allocated between 1% and 10%, for the applicable Partnership, of the profits and losses as well as Distributable Cash From Operations, as defined, and the Limited Partners are allocated between 90% and 99%, for the applicable Partnership, of the profits and losses as well as Distributable Cash From Operations. The partners are also entitled to receive an allocation of gains and losses from the sale of properties and to receive net proceeds from such sales with such allocation and distribution as defined in the Agreements. The General Partners may be entitled to receive a subordinated preferred return, measured based upon the cumulative proceeds arising from the sale of the Group's assets. Pursuant to the provisions of the Agreements, the preferred return may be paid only after the limited partners of a Partnership receive 100% of their initial investment from the proceeds of asset sales and a cumulative annual return ranging from 6% to 9% since the inception of the affected Partnership. The General Partners interest in such preferred return amounts to $5,111 based upon the cumulative proceeds from the sale of assets since the inception of the Partnerships through June 30, 1997. The Group's ability to satisfy the subordination provisions of the Agreement will not be determinable until either liquidation of a substantial portion of a Partnership's assets are made, formal plans of liquidation are adopted or limited partnership units are converted to other securities which provide the security holder with greater liquidity than a limited partnership unit. The Group believes that as of the report date, ultimate payment of the preferred return is reasonably possible, but not probable, as defined pursuant to Statement of Financial Accounting Standards No. 5.

     Under the Agreements, certain affiliates are entitled to receive property management or leasing fees and reimbursement of certain expenses incurred in connection with the operations of the CPA(R) Partnerships. General and administrative reimbursements consist primarily of the actual cost of personnel needed in providing administrative services necessary to the operation of the CPA(R) Partnerships. Property management and leasing fees in 1994, 1995 and 1996 were $1,299, $1,886 and $916, respectively, and $426 and $528 for the six months ended June 30, 1996 and 1997, respectively. General and administrative reimbursements in 1994, 1995 and 1996 were $991, $852 and $911, respectively, and $479 and $677 for the six months ended June 30, 1996 and 1997, respectively.

     For the years ended December 31, 1994, 1995 and 1996, fees aggregating $922, $652 and $902, respectively, and $411 and $213 for the six months ended June 30, 1996 and 1997, respectively, were incurred for legal services in connection with the Group's operations and were provided by a law firm in which the Secretary of the Corporate General Partners of the Partnerships is a partner.

     The Group is a participant in an agreement with W.P. Carey and certain affiliates for the purpose of leasing office space used for the administration of the Group, other affiliated real estate entities and W.P. Carey and for sharing the associated costs. Pursuant to the terms of the agreement, the Group's share of rental, occupancy and leasehold improvement costs is based on adjusted gross revenues, as defined. Net expenses incurred in 1994, 1995 and 1996 were $523, $964 and $720, respectively, and $397 and $355 for the

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS six months ended June 30, 1996 and 1997, respectively. The increase for 1995 was due,in part, to certain nonrecurring costs related to the relocation of the Group's offices.

     In November 1995, the Group borrowed $2,550 from W.P. Carey in connection with the retirement of a mortgage loan. The loans from W.P. Carey were evidenced by two promissory notes, bearing interest at the prime rate and required the Group to pay the entire principal amount and accrued interest thereon on demand. In addition, the notes allowed the CPA(R) Partnerships to prepay the note, in whole or in part, at any time without penalty. As of June 30, 1997 the outstanding balance on the remaining note was $300.

4.  REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD

     Real estate leased to others, at cost, and accounted for under the operating method is summarized as follows:

                                                             DECEMBER 31,
                                                         ---------------------     JUNE 30,
                                                           1995         1996         1997
                                                         --------     --------     --------
    Land...............................................  $ 74,533     $ 73,310     $ 69,447
    Buildings..........................................   273,688      266,193      247,930
                                                         --------     --------     --------
                                                          348,221      339,503      317,377
    Less: Accumulated depreciation.....................    87,604       91,923       92,083
                                                         --------     --------     --------
                                                         $260,617     $247,580     $225,294
                                                         ========     ========     ========

     The scheduled future minimum rents, exclusive of renewals, under noncancellable operating leases amount to $40,683 in 1997, $37,900 in 1998, $31,516 in 1999, $29,998 in 2000, $28,205 in 2001 and aggregate $326,933 through
2016.

     Contingent rentals were $998, $1,583 and $1,697 in 1994, 1995 and 1996, respectively.

5.  NET INVESTMENT IN DIRECT FINANCING LEASES

     Net investment in direct financing leases is summarized as follows:

                                                             DECEMBER 31,
                                                         ---------------------     JUNE 30,
                                                           1995         1996         1997
                                                         --------     --------     --------
    Minimum lease payments receivable..................  $462,037     $426,491     $429,626
    Unguaranteed residual value........................   214,431      210,146      210,886
                                                         --------     --------     --------
                                                          676,468      636,637      640,512
    Less: Unearned income..............................   457,546      421,327      424,109
                                                         --------     --------     --------
                                                         $218,922     $215,310     $216,403
                                                         ========     ========     ========

     The scheduled future minimum rents, exclusive of renewals, under noncancellable direct financing leases amount to $28,228 in 1997, $28,183 in 1998, $28,198 in 1999, $28,322 in 2000, $29,017 in 2001 and aggregate $426,491 through 2016.

     Contingent rentals were approximately $5,394, $4,889 and $3,444 in 1994, 1995 and 1996, respectively.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

6.  OPERATING REAL ESTATE

     Operating real estate relating to the Group's hotel operations is summarized as follows:

                                                              DECEMBER 31,
                                                           -------------------      JUNE 30,
                                                            1995        1996          1997
                                                           -------     -------     ----------
    Land.................................................  $ 6,435     $ 3,867      $  3,867
    Buildings............................................   41,740      27,979        27,998
    Personal property....................................    7,194       5,581         5,824
                                                           -------     -------       -------
                                                            55,369      37,427        37,689
    Less: Accumulated depreciation.......................   14,481      13,347        13,953
                                                           -------     -------       -------
                                                           $40,888     $24,080      $ 23,736
                                                           =======     =======       =======

7.  MORTGAGE NOTES PAYABLE AND NOTES PAYABLE

  A. MORTGAGE NOTES PAYABLE:

     Mortgage notes payable, substantially all of which are limited recourse obligations, are collateralized by the assignment of various leases and by real property with a carrying amount of approximately $398,639, before accumulated depreciation. As of December 31, 1996, mortgage notes payable have interest rates varying from 6.35% to 11.85% per annum and mature from 1997 to 2020.

     Scheduled principal payments during each of the next five years following December 31, 1996 and thereafter are as follows:

                              YEAR ENDING DECEMBER 31,
            ------------------------------------------------------------
            1997........................................................ $ 40,771
            1998........................................................   28,012
            1999........................................................   37,832
            2000........................................................    4,836
            2001........................................................   22,440
            Thereafter..................................................   68,448
                                                                         --------
                                                                         $202,339
                                                                         ========

  B. NOTES PAYABLE:

     The Group's notes payable which aggregate $24,709 at December 31, 1995 and 1996 and June 30, 1997 provide for quarterly payments of interest at a variable rate of the London Inter-Bank Offered Rate plus 4.25% per annum with such notes maturing between July 1999 and December 1999 at which time balloon payments for the entire outstanding principal balance will be due. Each note obligation is recourse to the assets of a specific Partnership.

     Covenants under the notes limit the amount of limited recourse indebtedness the applicable Partnership may incur. Additionally, each Partnership must maintain certain debt coverage ratios, minimum net worth and aggregate appraised property values. The debt coverage ratios requires each Partnership to maintain ratios of free operating cash flow, as defined, to the debt service on the applicable note ranging from 3:1 to 3.4:1 over the terms of the note. The net worth and aggregate property value minimums range from $15,000 to $25,000. Under the covenants, certain of the Partnerships have limitations on the amount of total indebtedness which such Partnership may incur. The Company is in compliance with the covenants of the note payable agreements.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

     The note payable agreements require that the lender be offered the proceeds from property sales as a principal payment. To date, the lender has declined to accept all mandatory offers of proceeds. Except for the application of proceeds from property sales and other limited circumstances, no loan prepayments may be made until 1999.

     Interest paid by the Group on mortgages and notes payable aggregated approximately $31,016, $28,197 and $23,805 in 1994, 1995 and 1996, respectively, and $12,557 and $10,161 for the six months ended June 30, 1996 and 1997, respectively.

8.  DISTRIBUTIONS TO PARTNERS

     Distributions declared and paid to partners are summarized as follows:

            1994:
              Quarterly................................................  $35,589
                                                                         =======
            1995:
              Quarterly................................................  $35,962
              Special..................................................   21,254
                                                                         -------
                                                                         $57,216
                                                                         =======
            1996:
              Quarterly................................................  $33,350
              Special..................................................      823
                                                                         -------
                                                                         $34,173
                                                                         =======

     Distributions declared and paid for the six month period ended June 30, 1997 were comprised of quarterly distributions of $16,544 and special distributions of $792.

9.  INCOME FOR FEDERAL TAX PURPOSES

     Income for financial statement purposes differs from income for Federal income tax purposes because of the difference in the treatment of certain items for income tax purposes and financial statement purposes. A reconciliation of accounting differences is as follows:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Net income per Statements of Income...................  $37,442     $52,570     $45,295
    Excess tax depreciation...............................  (11,383)    (10,489)     (8,440)
    Difference in recognition of gain from sales..........   11,439       7,272       3,532
    Difference in the recognition of restructuring fees...               14,491
    Difference in timing of recognition of purchase
      installments as income..............................    2,286      (5,881)
    Writedowns to net realizable value....................    2,889      11,019       1,300
    Minority interest.....................................    3,006       3,143       3,182
    Other.................................................   (3,184)       (448)     (3,244)
                                                            -------     -------     -------
      Income reported for Federal income tax purposes.....  $42,495     $71,677     $41,625
                                                            =======     =======     =======

10.  INDUSTRY SEGMENT INFORMATION

     The Group's operations consist of two business segments (i) the investment in and the leasing of industrial and commercial real estate and (ii) owning and operating hotels.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

     For the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997, the Group earned its net leasing revenues (i.e., rental income and interest income from direct financing leases) from over 75 lessees. A summary of net leasing revenues including all lease obligors representing more than $1,000 in revenues for any annual period is as follows:

                                                                                          SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,                      JUNE 30, 1997
                                    ---------------------------------------------   -----------------------------
                                     1994      %     1995      %     1996      %     1996      %     1997      %
                                    -------   ---   -------   ---   -------   ---   -------   ---   -------   ---
Hughes Markets, Inc...............    1,717     2     1,734     2     4,463     5     1,571     4     2,892     7
Advanced System Applications,
  Inc.............................  $ 3,404     4%  $ 4,693     6%  $ 4,586     6%  $ 2,320     6%  $ 2,267     6%
Dr Pepper Bottling Company of
  Texas...........................    3,998     5     3,998     5     3,998     5     1,999     5     1,999     5
Detroit Diesel Corporation........    3,502     4     3,496     5     3,645     5     1,823     5     1,823     5
Gibson Greetings, Inc.............    7,810    10     7,234     9     3,384     4     1,687     5     1,721     4
Sybron Acquisition Company........    3,311     4     3,311     4     3,311     4     1,656     4     1,656     4
Stoody Deloro Stellite, Inc.......    2,091     3     2,551     3     2,624     3     1,317     4     1,385     3
Quebecor Printing.................    2,313     3     2,569     3     2,533     3     1,271     3     1,309     3
AutoZone, Inc.....................    2,354     3     2,444     3     2,304     3     1,142     3     1,215     3
Furon Company.....................    2,539     3     2,539     3     2,528     3     1,289     3     1,208     3
Pre Finish Metals Incorporated....    2,237     3     2,436     3     2,408     3     1,197     3     1,208     3
Orbital Sciences Corporation......    2,008     2     2,154     3     2,154     3     1,077     3     1,077     3
The Gap, Inc......................    2,154     3     2,154     3     2,154     3     1,077     3     1,077     3
Simplicity Manufacturing, Inc.....    1,997     2     1,997     3     1,997     3       998     3       998     2
AP Parts Manufacturing, Inc.......    1,526     2     1,526     2     1,729     2       857     2       918     2
NVRyan, L.P.......................    1,846     2     1,803     3     1,814     2       924     2       908     2
Cleo, Inc.........................                                    1,793     2       891     2       915     2
Peerless Chain Company............    1,269     1     1,280     2     1,611     2       757     2       854     2
Unisource Worldwide, Inc. ........    1,646     2     1,656     2     1,646     2       823     2       827     2
Red Bank Distribution, Inc........    1,313     2     1,350     2     1,401     2       700     2       700     2
Brodart, Co.......................    1,323     2     1,319     2     1,314     2       658     2       655     2
Gould, Inc........................    1,125     1     1,133     1     1,215     2       608     2       608     2
High Voltage Engineering
  Corporation.....................    1,140     1     1,168     1     1,179     1       591     2       587     1
Spreckels Industries, Inc.........      880     1     1,021     1     1,021     1       510     1       510     1
Anthony's Manufacturing Company,
  Inc.............................    1,348     2     1,073     1       876     1       438     1       438     1
GATX Logistics, Inc...............    1,834     2     1,399     2       381     1       381     1       331     1
New Valley Corporation............    1,046     1       605     1       604     1       302     1
Other.............................   24,127    30    20,003    25    18,547    26     8,941    24     9,867    26
                                    -------   ----  -------   ----  -------   ----  -------   ----  -------   ----
                                    $81,858   100%  $78,646   100%  $77,220   100%  $37,805   100%  $39,953   100%
                                    =======   ====  =======   ====  =======   ====  =======   ====  =======   ====

     Results for the hotel properties are summarized as follows:

                                                                                          SIX MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,             JUNE 30, 1997
                                                  ----------------------------------     -------------------
                                                    1994         1995         1996        1996        1997
                                                  --------     --------     --------     -------     -------
Revenues........................................  $ 22,532     $ 25,077     $ 21,929     $12,359     $ 7,033
Management fees paid to unaffiliated hotel
  managers......................................      (583)        (594)        (547)       (363)       (200)
Other operating expenses........................   (15,594)     (17,443)     (15,400)     (8,516)     (5,072)
                                                  --------     --------     --------     -------     -------
                                                  $  6,355     $  7,040     $  5,982     $ 3,480     $ 1,761
                                                  ========     ========     ========     =======     =======

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

11.  GAIN ON SETTLEMENT

     In August 1995, the Group reached a settlement with The Leslie Fay Company ("Leslie Fay") and its surety company regarding Leslie Fay's lease with the Group. In connection with the settlement, the Group recognized a gain of $11,499, which consisted of aggregate net cash received from Leslie Fay and the surety company of $18,840 and the waiving of the $383 interest obligation that had been accrued on the Leslie Fay monthly payments, offset by the writedown of $7,400 and aggregate management fees, payable to an affiliate, of $324 on the monthly payments received from Leslie Fay since the beginning of the dispute in 1992. Of the rent received, $5,436 was received in 1995. Under the settlement agreement, Leslie Fay was required to dismiss with prejudice all of its suits filed against the Group, and the Group's bankruptcy claim against Leslie Fay, as an unsecured creditor, was reduced to $2,650. On June 30, 1997 The Group received securities with a market value of $1,619 as a distribution on its claim. Such distribution represents 79% of the total settlement amount; however, there is no assurance that the remaining amount of the claim will be distributed.

     As the fair value of the property was no longer impacted by the Leslie Fay lease, the Group wrote down the estimated fair value of the property, net of anticipated selling costs, to $2,000 and recognized a noncash charge of $7,400, which is netted against the gain of settlement.

     In January 1996, the Group sold the vacant property to a third party, net of transaction costs, for $1,854. The Group recognized an additional writedown on the property to an amount equal to the net sales proceeds, resulting in a charge to income in 1995 of $146. Accordingly, no gain or loss was recognized in 1996 in connection with the sale.

12.  GAINS AND LOSSES ON SALE

  SIGNIFICANT SALES OF PROPERTIES AND SECURITIES ARE SUMMARIZED AS FOLLOWS:

     1996

     In January 1996, the Group sold a multi-tenant property in Helena, Montana whose primary tenant was IBM Corporation ("IBM") for $4,800. Net of closing costs, the Group received cash proceeds of $1,741 and assigned a mortgage loan obligation of $2,854 and accrued interest of $12 thereon to the purchaser. A gain of $90 was recognized on the sale. All of the Group's leases at the Helena property, including the IBM lease, were assigned to the purchaser.

     In April 1996, the Group sold its warehouse property in Hodgkins, Illinois leased to GATX Logistics, Inc. ("GATX") for $13,200 and assigned the GATX lease to the purchaser. Net of the costs of sale and amounts necessary to satisfy the $3,209 balance on the mortgage loan collateralized by the Hodgkins property, the Group received cash proceeds of $9,661 and recognized a gain of $4,408. The Group used $7,477 of the cash proceeds from the Hodgkins sale to satisfy two mortgage loan obligations which were scheduled to mature in 1996.

     In 1985, the Group purchased a hotel in Rapid City, South Dakota, which it operated as a Holiday Inn, with $6,800 of tax-exempt bonds which were supported by a letter of credit issued by a third party. In September 1994, the Group was advised by Holiday Inn that it would need to upgrade the hotel's physical plant by January 1997 in order to meet the requirements of a modernization plan adopted by Holiday Inn or surrender its Holiday Inn license. As the cost of such upgrade was estimated to be $1,925 Management concluded that such additional investment would not justify compliance with the modernization plan. Although Management was considering an affiliation with another national hotel chain, earnings were expected to decline after any change in affiliation.

     In 1995, under an agreement with the issuer of the letter of credit supporting the $6,800 tax-exempt mortgage bond on the Rapid City property, the Group agreed to use its best efforts to sell the hotel property in exchange for an extension of the letter of credit from October 1995 to October 1997. Annual cash flow from

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS the hotel (hotel earnings, adjusted for depreciation and amortization, less debt service on the tax-exempt bonds) for 1995, the last full year of operations, was $305. In 1995, the Group reevaluated the net realizable value of the property and recognized a noncash charge of $1,000. In 1996, the Group recognized an additional charge of $1,300 as a writedown to net realizable value to an amount Management believed would approximate the proceeds from a sale.

     In October 1996, the Group sold the property and the operating assets and liabilities of the hotel for $4,105. The Group recognized a gain of $785 on the sale. The bond was paid off by utilizing the net proceeds from the sale, $302 of cash and various escrow accounts which had been held by the bond trustee or issuer of the letter of credit. The gain includes the recognition of the release of unamortized deferred gains relating to the acquisition of the hotel operation in 1991 from the former lessee.

     1995

     In December 1995, the Group sold the food service facility in Jupiter, Florida, at which it operated a restaurant, for $4,140, recognizing a gain on the sale of $1,019.

     In June 1995, the Group sold its property in Allentown, Pennsylvania, which it purchased in June 1983 for $11,702, to its lessee, Genesco, Inc. ("Genesco") for $15,200 and recognized a gain on the sale of $3,330, net of certain costs. In connection with the sale, the Group paid off an existing limited recourse mortgage loan on the Genesco property for $5,723.

     In August 1985, the Group purchased from and net leased to Industrial General Corporation ("IGC") and certain of its wholly-owned subsidiaries, seven properties located in Elyria and Bellville, Ohio, Forrest City and Bald Knob, Arkansas, Carthage, New York, Saginaw, Michigan and Newburyport, Massachusetts for $9,100. Subsequent to the purchase, the Group agreed to exchange the Saginaw property for an expansion of the Newburyport facility, severed the Carthage property from the lease and entered into a lease with FMP/Rauma Group ("FMP") and sold the Forrest City property. On July 28, 1995, IGC filed a voluntary petition of bankruptcy under Chapter 11 of the United States Bankruptcy Code. In connection with IGC's sale of its plastics division, on September 14, 1995, the Group entered into a series of transactions which resulted in the termination of the IGC lease, the sale of the Bald Knob, Bellville and Newburyport properties and the full satisfaction of the mortgage loan obligation collateralized by all of the IGC properties and the FMP property which had been scheduled to mature on September 1, 1995. In connection with the sale of the Bald Knob property to IGC, the Group received cash of $987 and IGC, with the consent of the mortgage lender, assumed the Group's mortgage obligation of $720 and accrued interest of $6. Additionally, the Group is scheduled to receive an additional $200 from IGC over an eight-month period commencing in 1996. The Bellville and Newburyport properties were sold for $2,400 in cash to the third party which acquired the assets of the IGC plastics division. The Group used $2,200 of the proceeds to pay off the remaining balance on the matured mortgage loan obligation on the IGC and FMP properties. In connection with the sale of the three properties, the Group realized a loss of $1,720 in 1995. In December 1994, the Group also sold the Forrest City property for $650 and realized a loss of $887 on such sale in 1994.

     In January 1984, the Group purchased properties in Gordonsville, Virginia and in North Bergen, New Jersey for $7,000 and entered into a net lease with Liberty Fabrics of New York ("Liberty"). In December 1993, Liberty notified the Group of its intention to exercise its purchase option on the properties. Pursuant to the lease, the purchase price would be the greater of $7,000 or fair market value as encumbered by the lease. On October 18, 1994, Liberty filed suit to compel the Group to transfer title of the properties to Liberty for $9,359, the fair market value which had been determined pursuant to the purchase option appraisal process. Because the Group believed fair market value of the properties exceeded $9,359, Management challenged the Liberty suit to seek a higher purchase price. On December 29, 1994, the Group and Liberty terminated the lease and agreed that the properties would be transferred to Liberty for $9,359, subject to a final determination of the fair value of the property. If the fair market value was determined to be greater than $9,359, Liberty

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS would have the right within 30 days of the determination to rescind the transfer, in which case all proceeds would be returned to Liberty, title of the properties transferred back to the Group and Liberty would pay all rents in arrears for the period from the initial transfer of title to Liberty. In January 1996, the Court ruled in favor of Liberty. As a result of this ruling, Liberty no longer had the right to rescind the transaction. Accordingly, the Group recognized a gain in 1995 on the sale of the properties of $2,334.

     1994

     In November 1994, Pace Membership Warehouse, Inc. ("Pace"), a former subsidiary of Kmart corporation ("Kmart"), purchased a property in Tampa, Florida owned by the Group and a property owned by CPA(R) 10 in Des Moines, Iowa for an aggregate purchase price of $14,150. In connection with Kmart's sale of Pace's business operations in 1994, the acquirer did not assume the operations at the Pace properties. Based on the provisions in the Pace leases, the Group and CPA(R):10 were able to negotiate the sale of the properties. Pursuant to a fairness opinion performed by an independent investment banking firm, $7,000 of the purchase price was allocated to the Group. A portion of the Group's proceeds from the sale were used to satisfy the remaining $3,290 mortgage balance on the Tampa property. In connection with the sale, the Group recognized a gain of $2,028, net of certain costs.

     In October 1994, the Group sold its properties leased to Mid-Continent Bottlers, Inc.'s ("Mid-Continent") to the lessee for $17,800 and sold the Group's 3.29% limited partnership interest in Midcon Bottlers, L.P., an affiliate of Mid-Continent, for $700. In connection with the sales, the Group recognized gains of $7,814 and $683, respectively. The Group used $3,895 of the sales proceeds to satisfy the Mid-Continent mortgage loan. In addition, the Group used a portion of the proceeds to prepay certain mortgage loans on properties which remain subject to leases.

     Proceeds from the Genesco, Pace and Mid-Continent sales were used to fund special distributions to partners of $13,334 in 1995.

13.  EXTRAORDINARY GAINS AND LOSSES ON EXTINGUISHMENT OF DEBT

     1996

     In 1996, the Group obtained $6,400 of new limited recourse mortgage financing on one of its properties leased to The Gap, Inc. (the "Gap"). Proceeds from the mortgage financing were used to pay off the remaining balance of $6,195 on an existing mortgage loan on the Gap property, certain refinancing costs and prepayment charges of $255. The prepayment charges have been reflected as an extraordinary charge on the extinguishment of debt in the accompanying combined financial statements. The new mortgage loan is a limited recourse obligation and is collateralized by a deed of trust and a lease assignment. The loan bears interest at 7.25% per annum and provides for monthly payments of principal and interest of $58 based on a 15-year amortization schedule. The retired mortgage loan provided for quarterly payments of $211 at an annual interest rate of 10%. The new mortgage loan has a term of three years and a balloon payment of $5,608 will be due on the maturity date, May 1, 1999.

     1995

     In connection with the sale of its property in Jupiter, Florida in December 1995, the Group satisfied the mortgage notes collateralized by the Jupiter property. Under a prior agreement, certain principal and interest payments were deferred through 1995. The prior agreement provided that the payment of deferred amounts would be forgiven under certain circumstances including the payment in full of all other amounts due under the mortgage notes. At the time of sale, the Group paid all amounts due and met the conditions for forgiveness of the deferred amounts. Accordingly, the Group recognized an extraordinary gain of $1,324 on the extinguishment of debt on the satisfaction of the Jupiter property mortgage notes.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

     The Group recognized a gain on the satisfaction of the mortgage loan collateralized by the property leased to Anthony's Manufacturing Company, Inc. ("Anthony's"). In May 1995, the Group paid off and satisfied the mortgage loan collateralized by the Anthony's properties. The lender accepted payments aggregating $5,440 to satisfy an outstanding principal balance of $6,854 and accrued interest thereon of $705. In connection with the satisfaction of the debt, the Group recognized an extraordinary gain on the extinguishment of debt of $2,088, net of certain related legal costs. To pay off the mortgage obligation, the Group used the $1,550 received from Anthony's under a settlement agreement.

     1994

     In December 1994, using, in part, proceeds from the Mid Continent sale, the Group paid off mortgage loans on three other properties with a combined outstanding balance of $8,376. In connection with paying the mortgages, the Group paid prepayment charges of $470 and wrote off unamortized financing costs of $42 and recognized an extraordinary loss of $512.

     In June 1990, the Group purchased land and buildings in Detroit and Redford, Michigan for $31,500, of which $24,000 was financed by a limited recourse mortgage loan, and entered into a net lease with an initial lease term of twenty years with Detroit Diesel Corporation ("Detroit Diesel"). The mortgage loan provided for quarterly interest only payments at an annual rate of 11.28% with payments of principal commencing on December 15, 1995. On May 25, 1994, the Group prepaid the existing $24,000 mortgage loan and obtained $25,000 of new mortgage financing. The new mortgage loan bears interest at the rate of 7.16% per annum and provided for quarterly interest only payments of $448 through December 15, 1995 at which time quarterly interest and principal payments of $690 commenced and which are payable through June 15, 2010 at which time the loan will be fully amortized.

     Pursuant to the Detroit Diesel lease, Detroit Diesel was entitled to a rent reduction equal to 70% of any benefit realized from the refinancing of the mortgage loan in exchange for its paying 70% of the costs incurred in connection with any such refinancing other than prepayment premiums. In lieu of paying any refinancing costs, Detroit Diesel consented to allowing the Group to refinance the mortgage debt for $1,000 in excess of the original mortgage financing and for the Group to keep any proceeds which remained after prepaying the original mortgage loan and paying prepayment charges and the financing costs of the new loan. The Detroit Diesel lease was amended so that rentals under the lease reflect the refinancing benefits. Although gross rents under the lease decreased, total equity rents (i.e., rent, net of debt service requirements) over the remaining initial term are scheduled to increase by approximately $2,804. In connection with paying off the original mortgage loan, the Group incurred an extraordinary charge on the extinguishment of debt as a result of paying a prepayment charge of $600.

14.  WRITEDOWNS TO NET REALIZABLE VALUE

  SIGNIFICANT WRITEDOWNS OF PROPERTIES TO NET REALIZABLE VALUE ARE SUMMARIZED AS
FOLLOWS:

     As described in Note 16, Simplicity Manufacturing, Inc. ("Simplicity") notified the Group that it was exercising its option to purchase the property it leases from the Group in Port Washington, Wisconsin on April 1, 1998. Although the appraisal process has not yet been completed, the Group has concluded that it is not likely that the agreed-upon exercise price will be in excess of the minimum exercise price of $9,684. Accordingly, the Group has recognized a noncash charge of $2,316 in 1997 on the writedown of the property to its estimated net realizable value of $9,684.

     The Group owns two properties in Sumter and Columbia, South Carolina leased to Arley Merchandise Corporation ("Arley"). A limited recourse mortgage loan of $4,765, collateralized by the properties and an assignment of the Arley lease, matured in January 1993. The Group and the lender entered into a forbearance

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS agreement at that time and attempted to reach an agreement to restructure the loan. Such agreement was not reached and the forbearance agreement expired in July 1995.

     In May 1997, the lender made a demand for payment of the entire outstanding principal balance of the loan. Although the Group made certain offers to the lender, the lender rejected such offers and, in June 1997, the lender initiated a lawsuit for the purpose of foreclosing on the Arley properties. The Group is evaluating whether it will contest the foreclosure action. In connection with such foreclosure the Group has estimated that the fair value of the Arley properties is approximately $3,940 and has recorded a change of $1,350 on the writedown of the Arley properties to their estimated net realizable value. As the loan is limited recourse, the lender's sole recourse is to the Arley properties.

     The Group owned a hotel property in Rapid City, South Dakota which it sold in October 1996. As more fully described in Note 12, the Group reevaluated the net realizable value of the property in 1995 and recognized a noncash charge of $1,000 on the writedown. An additional noncash charge of $1,300 was recorded in 1996.

     In connection with the sale of the IGC properties as described in Note 12, the Group retained ownership of a property in Elyria, Ohio and has written off its carrying value of $692 in 1995.

     In January 1991, the Group and CPA(R):10 formed a limited partnership, Hope Street Connecticut Limited Company ("Hope Street"), for the purpose of purchasing land and an office building in Stamford, Connecticut for $11,000. The Group contributed $1,500 to Hope Street for a 31.915% limited partnership interest and CPA(R):10 contributed $3,200 for a 68.085% general partnership interest. Hope Street used this equity and assumed an existing limited recourse mortgage loan of $6,300 collateralized by the property and also assumed an existing net lease, as lessor, with Xerox Corporation ("Xerox"), as lessee. The Xerox lease provided for annual rent of $1,300 with an initial term through August 31, 1995 and two five-year renewal terms at Xerox's option. The mortgage loan was an interest only obligation with annual debt service of $639 and was scheduled to mature on September 1, 1995 with a balloon payment of $6,300 due at that time.

     In August 1995, Xerox vacated the property at the end of the initial term. Hope Street was unsuccessful in its efforts to remarket the property and find a new lessee even at a substantially lower annual rental. Based on its assessment of current conditions for the Stamford market, the general partner concluded that the net realizable value of the property was less than the outstanding balance of the mortgage loan. Given these circumstances, the general partner considered various alternatives, including negotiating with the lender to extend the maturity, restructure the loan or satisfy the balloon payment obligation at a substantial discount. All of these alternatives were rejected by the lender. Since the Group does not anticipate receiving any further cash distributions from Hope Street nor does the Group have any obligation to Hope Street, the Group wrote off its remaining equity investment in Hope Street and recognized a charge of $1,173 in 1995.

     The Group owns three properties located in Reno, Nevada; Bridgeton, Missouri and Moorestown, New Jersey. On April 1, 1993, the lessee, New Valley Corporation ("New Valley"), filed a petition of voluntary bankruptcy seeking reorganization under Chapter 11 of the United States Bankruptcy Code. In connection with the bankruptcy filing, the Bankruptcy Court approved New Valley's termination of its lease with the Group for the Moorestown, New Jersey property in May 1993. In 1993, the Group wrote down the Moorestown property to its estimated net realizable value of $2,960 and recognized a charge of $2,144 on the writedown. In December 1994, the Bankruptcy Court also approved the termination of New Valley's lease on the Reno property effective December 31, 1994. In connection with the lease termination, the Group recognized a charge of $1,143 and wrote down the Reno property in 1994 to its estimated net realizable value of $3,295.

     In 1994, the Group entered into contracts to sell two properties formerly leased to NVRyan L.P. ("NVRyan") in Jefferson, Georgia and Fredricksburg, Virginia, respectively. As the proposed purchase prices were in excess of the carrying value of such properties, the Group recognized charges of $1,746 and wrote

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS down the Jefferson and Fredricksburg properties to an amount equal to the anticipated sales proceeds. In addition the Group recognized a charge of $1,089 in 1993 on the writedown of a property in Plant City, Florida formerly leased to NVRyan to the anticipated sales proceeds when the lessee of the property informed the Group of its intention to exercise its purchase option. The Jefferson and Plant City properties were sold in 1994 with no gain or loss recognized at the time of sale. The sale of the Fredricksburg property was not completed. In addition, the Group has written down properties held for sale to an amount equal to the estimated sales proceeds when such amount is less than the carrying value of such property.

15.  EXCHANGE TRANSACTION

     The Group purchased a hotel property in Kenner, Louisiana, in June 1988. The Group assumed operating control of the hotel in 1992 after evicting the lessee due to its financial difficulties. On July 30, 1996, the Group completed a transaction with American General Hospitality Operating Partnership L.P. (the "Operating Partnership"), the operating partnership of a newly-formed real estate investment trust, American General Hospitality Corporation, ("AGH"), in which the Group received 920,672 limited partnership units in exchange for the hotel property and its operations. In connection with the exchange the Group and the Operating Partnership assumed the mortgage loan obligation collateralized by the hotel property of $7,304. AGH owns an 81.3% equity interest in the Operating Partnership.

     The exchange of the hotel property for limited partnership units was treated as a nonmonetary exchange for tax and financial reporting purpose. The Group's interest in the Operating Partnership is being accounted for under the equity method. After one year, the Group will have the right to convert its equity interest in the Operating Partnership to shares of common stock in AGH on a one-for-one basis. AGH completed an initial public offering during 1996. The Partnership's carrying value for the limited partnership units at the time of the exchange of $9,292 was based on the historical basis of assets transferred, net of liabilities assumed by the Operating Partnership; cash contributed and costs incurred to complete the exchange.

     As of December 31, 1996, the audited consolidated financial statements of AGH reported total assets of $243,115 and shareholders' equity of $127,461 and for the period from July 31, 1996 to December 31, 1996 revenues of $13,496, income before minority interest of $6,326 and net income of $5,129. As of August 6, 1997, AGH's quoted per share market value was 27 1/8 resulting in an aggregate value of approximately $24,973. The carrying value of the equity interest in the Operating Partnership as of December 31, 1996 was $9,612. For the period from July 31, 1996 to December 31, 1996, and for the six months ended June 30, 1997, the Group's share of the Operating Partnership's earnings were $572 and $731, respectively.

     Between January 1995 and July 1996, the Group had engaged an affiliate of AGH to manage the operations of Kenner on their behalf. Such affiliate is currently engaged to manage the operations of three of the Group's hotel properties.

16.  REAL ESTATE HELD FOR SALE

     In September 1996, the Group entered into a purchase and sale agreement for the sale of the Group's property in Louisville, Kentucky, leased to Winn-Dixie Stores, Inc. ("Winn-Dixie") for $1,100 less selling costs, which includes a 5% brokerage commission. The Winn-Dixie lease is scheduled to expire in December 1999. The carrying value of the Winn-Dixie property at June 30, 1997 was $434. The property was sold in August 1997, at which time the Group received $995 after selling costs.

     In March 1997, Simplicity Manufacturing, Inc. ("Simplicity") notified the Group that it was exercising its option to purchase the property it leases from the Group in Port Washington, Wisconsin on April 1, 1998. The option price will be the greater of $9,684 or fair market value, capped at $12,000. An appraisal process to determine fair market value has commenced. After paying the limited recourse mortgage loan, the Group will realize cash proceeds of up to $7,678 and no less than $5,362, before any selling costs. Annual cash flow from

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS the property (rent less mortgage debt service on the property) is $934. The carrying value of the Simplicity property at June 30, 1997 was $9,684.

     In December 1996, KSG, Inc. ("KSG") notified the Group that it was exercising its option to purchase the property it leases in Hazelwood, Missouri. The exercise price will be the greater of $4,698 (the Group's purchase price for the property in March 1987) and fair market value as encumbered by the lease. The option provides that the sale of the property occur no later than March 8, 1998. An appraisal process to determine fair market value has commenced. Annual cash flow from the KSG property is approximately $820. The carrying value of the KSG property at June 30, 1997 was $4,698.

17.  ENVIRONMENTAL MATTERS

     Substantially all of the Group's properties, other than the hotel properties, are currently leased to corporate tenants, all of which are subject to environmental statutes and regulations regarding the discharge of hazardous materials and related remediation obligations. The Group generally structures a lease to require the tenant to comply with all laws. In addition, substantially all of the Group's net leases include provisions which require tenants to indemnify the Group from all liabilities and losses related to their operations at the leased properties. The costs for remediation, which are expected to be performed and paid by the affected tenant, are not expected to be material. In the event that the Group absorbs a portion of any costs because of a tenant's failure to fulfill its obligations, Management believes such expenditures will not have a material adverse effect on the Group's financial condition, liquidity or results of operations.

     In 1994, based on the results of Phase I environmental reviews performed in 1993, the Group voluntarily conducted Phase II environmental reviews on certain of its properties. The Group believes, based on the results of Phase I and Phase II reviews, that its leased properties are in substantial compliance with Federal and state environmental statutes and regulations. Portions of certain properties, which do not include any of the hotel properties, have been documented as having a limited degree of contamination, principally in connection with surface spills from facility activities and leakage from underground storage tanks. For those conditions which were identified, the Group has advised the affected tenants of the Phase II findings and of their obligations to perform required remediation.

18.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     The Group estimates that the fair value of mortgage notes payable and other notes payable approximates the carrying amounts for such loans at December 31, 1996. The fair value of debt instruments was evaluated using a discounted cash flow model with discount rates which take into account the credit of the tenants and interest rate risk.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996

                                                                         INITIAL COST                 COST           INCREASE
                                                                          TO COMPANY              CAPITALIZED       (DECREASE)
                                                                  ---------------------------    SUBSEQUENT TO        IN NET
                  DESCRIPTION                     ENCUMBRANCES       LAND         BUILDINGS      ACQUISITION(a)    INVESTMENT(b)
-----------------------------------------------   ------------    -----------    ------------    --------------    -------------
Operating Method:
Office, warehouse and manufacturing buildings
 leased to Broomfield Tech Center
 Corporation...................................   $ 2,250,640     $   354,970    $  3,073,575     $    559,647
Office and manufacturing buildings leased to
 IMO Industries Inc. ..........................     2,485,302         685,026       2,006,559        2,617,652
Office and manufacturing buildings formerly
 leased to IMO Industries, Inc. ...............                       221,474         448,641            4,384     $    (38,155)
Distribution facilities and warehouses leased
 to The Gap, Inc. .............................     6,259,172       1,363,909      19,065,813          225,569
Supermarkets leased to Winn-Dixie Stores,
 Inc. .........................................       191,942         904,589       6,749,989          111,880
Land leased to Kobacker Stores, Inc. ..........       395,944       1,236,735                                          (176,112)
Warehouse and manufacturing plant leased to Pre
 Finish Metals Incorporated....................     2,347,677         636,000      16,470,208           33,652
Retail store in Greensboro, North Carolina.....                        40,946         186,926           14,508
Retail store in New Orleans, Louisiana.........                       129,065         188,599           15,776
Retail stores on adjacent sites leased to
 Kinko's of Ohio, Inc. and Color Tile, Inc. ...                        47,350         581,034           10,795
Warehouse and distribution center leased to,
 Maybelline, Inc., and B&G Contract Packaging,
 Inc. .........................................                       216,000       3,048,862           25,103
Land leased to Unisource Worldwide, Inc. ......     2,278,415       3,575,000
Centralized telephone bureau leased to Excel
 Telecommunications, Inc. .....................                     1,139,600       3,379,679          505,662       (1,230,690)
Building leased to Sports & Recreation,
 Inc. .........................................                       677,600       4,908,238                        (2,625,838)
Dairy processing facility leased to Hughes
 Markets, Inc. ................................                     2,029,682       9,699,041           26,000
Office building in Beaumont, Texas leased to
 Petrocon Engineering, Inc. ...................                       510,000       4,490,000          612,462       (4,346,960)
Office, manufacturing and warehouse buildings
 leased to Continental Casualty Company........     1,311,193       1,800,000       6,710,638          105,000
Warehouse and distribution center leased to
 Family Dollar Stores, Inc. ...................       946,865         291,540       5,708,460          153,179
Manufacturing facilities leased to Arley
 Merchandise Corporation.......................     4,754,940         256,000       7,544,000            8,555


                                                        GROSS AMOUNT AT WHICH CARRIED
                                                          AT CLOSE OF PERIOD(c)(d)
                                                 -------------------------------------------    ACCUMULATED
                  DESCRIPTION                       LAND         BUILDINGS         TOTAL        DEPRECIATION      DATE ACQUIRED
-----------------------------------------------  -----------    ------------    ------------    -----------    --------------------
Operating Method:
Office, warehouse and manufacturing buildings
 leased to Broomfield Tech Center
 Corporation...................................  $   354,970    $  3,633,222    $  3,988,192    $2,194,402     November 17, 1978
Office and manufacturing buildings leased to
 IMO Industries Inc. ..........................      685,026       4,624,211       5,309,237     2,391,393     April 20, 1979
Office and manufacturing buildings formerly
 leased to IMO Industries, Inc. ...............      183,319         453,025         636,344       453,025     April 20, 1979
Distribution facilities and warehouses leased                                                                  July 6, 1979 and
 to The Gap, Inc. .............................    1,363,909      19,291,382      20,655,291    10,590,278     February 16, 1988
                                                                                                               March 12, 1984, June
                                                                                                               17, 1987, March 17 &
Supermarkets leased to Winn-Dixie Stores,                                                                      21, 1988, and
 Inc. .........................................      904,589       6,861,869       7,766,458     2,069,929     October 26, 1990
Land leased to Kobacker Stores, Inc. ..........    1,060,623                       1,060,623                   January 17, 1979
Warehouse and manufacturing plant leased to Pre                                                                December 11, 1980
 Finish Metals Incorporated....................      636,000      16,503,860      17,139,860     8,382,550     and June 30, 1986
Retail store in Greensboro, North Carolina.....       40,946         201,434         242,380       139,023     September 2, 1980
Retail store in New Orleans, Louisiana.........      129,065         204,375         333,440       144,842     January 5, 1981
Retail stores on adjacent sites leased to
 Kinko's of Ohio, Inc. and Color Tile, Inc. ...       47,350         591,829         639,179       415,828     October 1, 1980
Warehouse and distribution center leased to,
 Maybelline, Inc., and B&G Contract Packaging,
 Inc. .........................................      216,000       3,073,965       3,289,965     1,608,633     April 9, 1981
Land leased to Unisource Worldwide, Inc. ......    3,575,000                       3,575,000                   April 29, 1980
Centralized telephone bureau leased to Excel
 Telecommunications, Inc. .....................    1,139,600       2,654,651       3,794,251       143,692     November 24, 1981
Building leased to Sports & Recreation,
 Inc. .........................................      359,068       2,600,932       2,960,000       325,117     November 24, 1981
Dairy processing facility leased to Hughes
 Markets, Inc. ................................    2,055,682       9,699,041      11,754,723     6,440,728     June 1, 1983
Office building in Beaumont, Texas leased to
 Petrocon Engineering, Inc. ...................      278,801         986,701       1,265,502       498,078     August 11, 1983
Office, manufacturing and warehouse buildings
 leased to Continental Casualty Company........    1,800,000       6,815,638       8,615,638     5,115,164     October 20, 1983
Warehouse and distribution center leased to
 Family Dollar Stores, Inc. ...................      291,540       5,861,639       6,153,179     2,069,770     December 16, 1983
Manufacturing facilities leased to Arley
 Merchandise Corporation.......................      256,000       7,552,555       7,808,555     2,391,593     July 13, 1984

                                                 LIFE ON WHICH
                                                 DEPRECIATION
                                                   IN LATEST
                                                   STATEMENT
                                                   OF INCOME
                  DESCRIPTION                     IS COMPUTED
-----------------------------------------------  -------------
Operating Method:
Office, warehouse and manufacturing buildings
 leased to Broomfield Tech Center
 Corporation...................................  10-30 yrs.
Office and manufacturing buildings leased to
 IMO Industries Inc. ..........................  17 yrs.
Office and manufacturing buildings formerly
 leased to IMO Industries, Inc. ...............  17 yrs.
Distribution facilities and warehouses leased
 to The Gap, Inc. .............................  5-50 yrs.

Supermarkets leased to Winn-Dixie Stores,
 Inc. .........................................  5-40 yrs.
Land leased to Kobacker Stores, Inc. ..........
Warehouse and manufacturing plant leased to Pre
 Finish Metals Incorporated....................  5-30 yrs.
Retail store in Greensboro, North Carolina.....  15-35 yrs.
Retail store in New Orleans, Louisiana.........  15-35 yrs.
Retail stores on adjacent sites leased to
 Kinko's of Ohio, Inc. and Color Tile, Inc. ...  15-35 yrs.
Warehouse and distribution center leased to,
 Maybelline, Inc., and B&G Contract Packaging,
 Inc. .........................................  30 yrs.
Land leased to Unisource Worldwide, Inc. ......
Centralized telephone bureau leased to Excel
 Telecommunications, Inc. .....................  30 yrs.
Building leased to Sports & Recreation,
 Inc. .........................................  30 yrs.
Dairy processing facility leased to Hughes
 Markets, Inc. ................................  5-36 yrs.
Office building in Beaumont, Texas leased to
 Petrocon Engineering, Inc. ...................  30 yrs.
Office, manufacturing and warehouse buildings
 leased to Continental Casualty Company........  10-40 yrs.
Warehouse and distribution center leased to
 Family Dollar Stores, Inc. ...................  30 yrs.
Manufacturing facilities leased to Arley
 Merchandise Corporation.......................  30 yrs.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                                                                        INITIAL COST TO               COST           INCREASE
                                                                            COMPANY               CAPITALIZED       (DECREASE)
                                                                  ---------------------------    SUBSEQUENT TO        IN NET
                  DESCRIPTION                     ENCUMBRANCES       LAND         BUILDINGS      ACQUISITION(a)    INVESTMENT(b)
-----------------------------------------------   ------------    -----------    ------------    --------------    -------------
Operating Method -- (Continued):
Manufacturing and office buildings leased to
 Penn Virginia Corporation.....................                       453,192       3,246,808            3,112
Land leased to Exide Electronics Corporation...                     1,170,000
Motion picture theaters leased to Harcourt
 General Corporation...........................     2,039,908       1,387,000       5,113,000           36,459
Office and research facility leased to Gould,
 Inc. .........................................                     1,422,000       8,418,500           34,587
Office/Manufacturing facility in leased to Inno
 Tech Industries, Inc. ........................                       122,884         568,756                          (691,640)
Office facility leased to Motorola, Inc. ......     2,187,829         387,000       3,981,000           11,455
Warehouse and manufacturing facility leased to
 Martin Marietta Corporation...................                       398,475       2,590,092           26,491
Warehouse and office facility leased to Kinney
 Shoe Corporation/Armel, Inc. .................       261,060       1,360,935       3,899,415            8,000
Manufacturing and office facility leased to
 Yale Security, Inc. ..........................     1,884,503         300,000       3,400,000
Manufacturing facilities leased to AP Parts
 Manufacturing Company, Inc. ..................     5,736,608         443,500      11,256,500        1,733,087
Manufacturing facilities leased to Anthony's
 Manufacturing Company, Inc. ..................                     3,200,000       8,300,000
Manufacturing facilities leased to Swiss M-Tex,
 L.P. .........................................     1,714,176         420,440       4,379,560            1,300         (127,721)
Land leased to AutoZone, Inc. .................     3,234,924       7,199,219                           60,795         (206,920)
Retail stores formerly leased to Yellow Front
 Stores, Inc. .................................                     4,934,160       3,897,549          329,838       (2,238,493)
Office facility leased to NYNEX................                       275,363       1,955,820           24,093
Land leased to Sybron Acquisition Company......       424,604         742,246                            4,230
Office facility leased to Advanced System
 Applications, Inc., and United States Postal
 Service.......................................       298,417       1,484,340      14,835,661           57,244          610,000
Manufacturing and office facility leased to
 Allied Plywood, Inc. .........................                       661,196       1,932,997           13,383


                                                        GROSS AMOUNT AT WHICH CARRIED
                                                          AT CLOSE OF PERIOD(c)(d)
                                                 -------------------------------------------    ACCUMULATED
                  DESCRIPTION                       LAND         BUILDINGS         TOTAL        DEPRECIATION      DATE ACQUIRED
-----------------------------------------------  -----------    ------------    ------------    -----------    --------------------
Operating Method -- (Continued):
Manufacturing and office buildings leased to
 Penn Virginia Corporation.....................      453,192       3,249,920       3,703,112     2,391,080     August 7, 1984
Land leased to Exide Electronics Corporation...    1,170,000                       1,170,000           N/A     June 20, 1985
Motion picture theaters leased to Harcourt                                                                     July 17, 1985 and
 General Corporation...........................    1,387,000       5,149,459       6,536,459     1,855,848     July 31, 1986
Office and research facility leased to Gould,
 Inc. .........................................    1,423,875       8,451,212       9,875,087     3,125,698     November 25, 1985
Office/Manufacturing facility in leased to Inno
 Tech Industries, Inc. ........................                                                                August 30, 1985
Office facility leased to Motorola, Inc. ......      387,000       3,992,455       4,379,455     1,469,228     December 23, 1985
Warehouse and manufacturing facility leased to
 Martin Marietta Corporation...................      401,541       2,613,517       3,015,058       925,009     May 15, 1986
Warehouse and office facility leased to Kinney
 Shoe Corporation/Armel, Inc. .................    1,360,935       3,907,415       5,268,350     1,340,471     September 17, 1986
Manufacturing and office facility leased to
 Yale Security, Inc. ..........................      300,000       3,400,000       3,700,000        85,000     August 13, 1985
Manufacturing facilities leased to AP Parts
 Manufacturing Company, Inc. ..................      443,500      12,989,587      13,433,087     3,815,719     December 23, 1986
Manufacturing facilities leased to Anthony's
 Manufacturing Company, Inc. ..................    3,200,000       8,300,000      11,500,000     2,725,001     February 24, 1987
Manufacturing facilities leased to Swiss M-Tex,
 L.P. .........................................      292,719       4,380,860       4,673,579     1,362,919     August 24, 1987
                                                                                                               January 17 & May 2,
                                                                                                               1986 August 24, 1987
Land leased to AutoZone, Inc. .................    7,053,094                       7,053,094                   & August 24, 1988
Retail stores formerly leased to Yellow Front
 Stores, Inc. .................................    3,332,294       3,590,760       6,923,054       801,945     January 29, 1988
Office facility leased to NYNEX................      275,363       1,979,913       2,255,276       588,475     January 29, 1988
Land leased to Sybron Acquisition Company......      746,476                         746,476                   December 22, 1988
Office facility leased to Advanced System
 Applications, Inc., and United States Postal
 Service.......................................    1,485,075      15,502,170      16,987,245     4,107,715     September 29, 1988
Manufacturing and office facility leased to
 Allied Plywood, Inc. .........................      661,627       1,945,949       2,607,576       210,811     March 31, 1989

                                                 LIFE ON WHICH
                                                 DEPRECIATION
                                                   IN LATEST
                                                   STATEMENT
                                                   OF INCOME
                  DESCRIPTION                     IS COMPUTED
-----------------------------------------------  -------------
Operating Method -- (Continued):
Manufacturing and office buildings leased to
 Penn Virginia Corporation.....................  5-30 yrs.
Land leased to Exide Electronics Corporation...
Motion picture theaters leased to Harcourt
 General Corporation...........................  30 yrs.
Office and research facility leased to Gould,
 Inc. .........................................  30 yrs.
Office/Manufacturing facility in leased to Inno
 Tech Industries, Inc. ........................  N/A
Office facility leased to Motorola, Inc. ......  30 yrs.
Warehouse and manufacturing facility leased to
 Martin Marietta Corporation...................  30 yrs.
Warehouse and office facility leased to Kinney
 Shoe Corporation/Armel, Inc. .................  30 yrs.
Manufacturing and office facility leased to
 Yale Security, Inc. ..........................  30 yrs.
Manufacturing facilities leased to AP Parts
 Manufacturing Company, Inc. ..................  30 yrs.
Manufacturing facilities leased to Anthony's
 Manufacturing Company, Inc. ..................  30 yrs.
Manufacturing facilities leased to Swiss M-Tex,
 L.P. .........................................  30 yrs.

Land leased to AutoZone, Inc. .................  N/A
Retail stores formerly leased to Yellow Front
 Stores, Inc. .................................  30 yrs.
Office facility leased to NYNEX................  30 yrs.
Land leased to Sybron Acquisition Company......  N/A
Office facility leased to Advanced System
 Applications, Inc., and United States Postal
 Service.......................................  30 yrs.
Manufacturing and office facility leased to
 Allied Plywood, Inc. .........................  30 yrs.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                                                                        INITIAL COST TO               COST           INCREASE
                                                                            COMPANY               CAPITALIZED       (DECREASE)
                                                                  ---------------------------    SUBSEQUENT TO        IN NET
                  DESCRIPTION                     ENCUMBRANCES       LAND         BUILDINGS      ACQUISITION(a)    INVESTMENT(b)
-----------------------------------------------   ------------    -----------    ------------    --------------    -------------
Operating Method -- (Continued):
Manufacturing and office in Fredericksburg,
 Virginia......................................                        87,936       1,110,847            3,458         (456,203)
Manufacturing facilities leased to Amerisig,
 Inc. .........................................    10,248,140       3,957,645      15,961,355           13,782
Land leased to High Voltage Engineering
 Corporation...................................       805,487       1,720,000                            1,601
Manufacturing facility leased to Mayfair Molded
 Products Corporation..........................                       793,325       2,456,675            4,356
Distribution and office facilities leased to
 Federal Express Corporation...................                       394,544       2,102,456           49,041
Land leased to Dr Pepper Bottling Company of
 Texas.........................................     4,586,706       7,351,740                           34,370
Manufacturing facilities leased to Furon
 Company.......................................    12,542,043       4,187,766      19,104,746          127,177       (1,551,221)
Manufacturing facility leased to Detroit Diesel
 Corporation...................................    23,745,378       4,986,450      26,513,550            8,130
Engineering and Fabrication Facility leased to
 Orbital Sciences Corporation..................     8,587,426       3,675,966       7,757,081        5,976,705
Land leased to NVRyan L.P. ....................     2,377,669       3,342,854                           23,850
Distribution facility leased to PepsiCo........                       156,327         829,488           15,075
Land leased to Childtime Childcare, Inc. ......       528,164       1,170,448
Land and building leased to General Electric
 Company.......................................     3,386,923       1,253,772       6,519,634
Hotel complex leased to Hotel Corporation of
 America.......................................     8,569,627         762,839       8,241,162
                                                  ------------    -----------    ------------      -----------     ------------
                                                  $116,381,682    $76,319,048    $262,632,914     $ 13,631,443     $(13,079,953)
                                                  ============    ===========    ============      ===========     ============


                                                        GROSS AMOUNT AT WHICH CARRIED
                                                          AT CLOSE OF PERIOD(c)(d)
                                                 -------------------------------------------    ACCUMULATED
                  DESCRIPTION                       LAND         BUILDINGS         TOTAL        DEPRECIATION      DATE ACQUIRED
-----------------------------------------------  -----------    ------------    ------------    -----------    --------------------
Operating Method -- (Continued):
Manufacturing and office in Fredericksburg,                                                                    March 31 and
 Virginia......................................       54,566         691,472         746,038        75,161     December 29, 1989
Manufacturing facilities leased to Amerisig,
 Inc. .........................................    3,961,025      15,971,757      19,932,782     4,072,514     June 24, 1988
Land leased to High Voltage Engineering
 Corporation...................................    1,721,601                       1,721,601           N/A     November 10, 1988
Manufacturing facility leased to Mayfair Molded
 Products Corporation..........................      794,388       2,459,968       3,254,356       661,365     December 8, 1988
Distribution and office facilities leased to                                                                   March 24 and June
 Federal Express Corporation...................      401,526       2,144,515       2,546,041       541,376     30, 1989
Land leased to Dr Pepper Bottling Company of
 Texas.........................................    7,386,110                       7,386,110           N/A     June 30, 1989
Manufacturing facilities leased to Furon
 Company.......................................    3,863,089      18,005,379      21,868,468     4,154,768     January 29, 1990
Manufacturing facility leased to Detroit Diesel
 Corporation...................................    4,987,737      26,520,393      31,508,130     5,782,813     June 15, 1990
Engineering and Fabrication Facility leased to
 Orbital Sciences Corporation..................    3,676,492      13,733,260      17,409,752     2,850,054     September 29, 1989
Land leased to NVRyan L.P. ....................    3,366,704                       3,366,704                   May 16, 1989
Distribution facility leased to PepsiCo........      158,717         842,173       1,000,890       200,045     November 16, 1989
Land leased to Childtime Childcare, Inc. ......    1,170,448                       1,170,448                   January 4, 1991
Land and building leased to General Electric
 Company.......................................    1,253,772       6,519,634       7,773,406     1,745,123     December 21, 1988
Hotel complex leased to Hotel Corporation of
 America.......................................      762,839       8,241,162       9,004,001     1,661,000
                                                 -----------    ------------    ------------    -----------
                                                 $73,310,193    $266,193,259    $339,503,452    $91,923,183
                                                 ===========    ============    ============    ===========

                                                 LIFE ON WHICH
                                                 DEPRECIATION
                                                   IN LATEST
                                                   STATEMENT
                                                   OF INCOME
                  DESCRIPTION                     IS COMPUTED
-----------------------------------------------  -------------
Operating Method -- (Continued):
Manufacturing and office in Fredericksburg,
 Virginia......................................  30 yrs.
Manufacturing facilities leased to Amerisig,
 Inc. .........................................  30 yrs.
Land leased to High Voltage Engineering
 Corporation...................................  N/A
Manufacturing facility leased to Mayfair Molded
 Products Corporation..........................  30 yrs.
Distribution and office facilities leased to
 Federal Express Corporation...................  30 yrs.
Land leased to Dr Pepper Bottling Company of
 Texas.........................................  N/A
Manufacturing facilities leased to Furon
 Company.......................................  30 yrs.
Manufacturing facility leased to Detroit Diesel
 Corporation...................................  30 yrs.
Engineering and Fabrication Facility leased to
 Orbital Sciences Corporation..................  30 yrs.
Land leased to NVRyan L.P. ....................  N/A
Distribution facility leased to PepsiCo........  30 yrs.
Land leased to Childtime Childcare, Inc. ......  N/A
Land and building leased to General Electric
 Company.......................................  30 yrs.
Hotel complex leased to Hotel Corporation of
 America.......................................  30 yrs.


                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996

                                                                                INITIAL COST TO              COST
                                                                                    COMPANY               CAPITALIZED
                                                                          ---------------------------    SUBSEQUENT TO
                      DESCRIPTION                         ENCUMBRANCES       LAND         BUILDINGS      ACQUISITION(a)
-------------------------------------------------------   ------------    -----------    ------------    -------------
Direct financing method:
Office buildings and warehouses leased to Unisource
 Worldwide, Inc........................................   $4,569,578      $   298,655    $  9,956,345      $   9,528
Retail stores leased to Kobacker Stores, Inc...........      629,817                        2,008,850        105,207
Centralized Telephone Bureau leased to New Valley
 Corporation...........................................                       893,200       5,050,489
Computer Center leased to AT&T Corporation.............                       369,600       6,985,844          3,189
Warehouse and manufacturing buildings leased to Gibson
 Greetings, Inc........................................                     1,904,186      17,239,235
Warehouse and manufacturing buildings leased to Cleo,
 Inc...................................................                     1,133,761      15,142,206
Manufacturing and product testing buildings leased to
 Simplicity Manufacturing, Inc.........................    5,031,101          472,700      11,527,300
Manufacturing, distribution and office buildings leased
 to Brodart Co.........................................    3,218,689          241,550       6,141,429
Manufacturing facility to Spreckels Industries, Inc....                       444,730       5,055,270
Manufacturing facilities leased to Rochester Button
 Company, Inc..........................................                        86,663       2,815,596          4,429
Office and research facility leased to Exide
 Electronics Corporation...............................                                     2,030,000          1,500
Manufacturing facilities leased to DeVlieg Bullard,
 Inc...................................................                       310,032       4,782,667
Manufacturing facility leased to Penberthy Products,
 Inc...................................................                        48,968       1,028,333
Manufacturing facility and warehouse leased to Stoody
 Deloro Stellite, Inc..................................                     2,815,000      11,885,000
Manufacturing facilities leased Sunds Defibrator
 Woodhandling, Inc.....................................                        24,750         669,427
Retail stores leased to AutoZone, Inc..................    5,508,115                       12,649,956         98,930
Manufacturing facility leased to Peerless Chain
 Company...............................................                       829,000       6,991,000
Retail facility leased to Wal-Mart Stores, Inc.........    3,464,336        1,467,000       5,208,000         10,250
Manufacturing and warehouse facility leased to KSG,
 Inc...................................................                     1,099,700       3,598,220            104
Manufacturing and office facilities leased to Sybron
 Acquisition Company...................................   13,886,818        1,984,406      22,383,348        138,318
Manufacturing and office facilities leased to NVRyan
 L.P...................................................    4,322,331          570,729      12,904,948        321,200
Manufacturing and generating facilities leased to High
 Voltage Engineering Corporation.......................    3,493,716          688,000       7,242,000          7,394
Office/warehouse facilities leased to Stationers
 Distributing Company..................................    2,348,134        1,120,000       3,510,000            293
Bottling and Distribution facilities lease to Dr Pepper
 Bottling Company of Texas.............................   11,055,361                       20,848,260         97,467
Office/warehouse facility leased to Red Bank
 Distribution, Inc.....................................    5,440,902        1,572,296       9,065,704         11,302
Day care facilities leased to Childtime Childcare,
 Inc...................................................      761,176                        1,686,816
                                                          -----------     -----------    ------------       --------
                                                          $63,730,074     $18,374,926    $208,406,243      $ 809,111
                                                          ===========     ===========    ============       ========

                                                                           GROSS AMOUNT AT
                                                           INCREASE        WHICH CARRIED AT
                                                          (DECREASE)      CLOSE OF PERIOD(c)
                                                            IN NET        ------------------
                      DESCRIPTION                        INVESTMENT(b)          TOTAL
-------------------------------------------------------  -------------    ------------------
Direct financing method:
Office buildings and warehouses leased to Unisource
 Worldwide, Inc........................................  $    655,180        $ 10,919,708
Retail stores leased to Kobacker Stores, Inc...........      (376,015)          1,738,042
Centralized Telephone Bureau leased to New Valley
 Corporation...........................................       (52,236)          5,891,453
Computer Center leased to AT&T Corporation.............        60,569           7,419,202
Warehouse and manufacturing buildings leased to Gibson
 Greetings, Inc........................................    (5,845,212)         13,298,209
Warehouse and manufacturing buildings leased to Cleo,
 Inc...................................................    (4,933,279)         11,342,688
Manufacturing and product testing buildings leased to
 Simplicity Manufacturing, Inc.........................                        12,000,000
Manufacturing, distribution and office buildings leased
 to Brodart Co.........................................      (189,424)          6,193,555
Manufacturing facility to Spreckels Industries, Inc....                         5,500,000
Manufacturing facilities leased to Rochester Button
 Company, Inc..........................................    (1,003,639)          1,903,049
Office and research facility leased to Exide
 Electronics Corporation...............................                         2,031,500
Manufacturing facilities leased to DeVlieg Bullard,
 Inc...................................................                         5,092,699
Manufacturing facility leased to Penberthy Products,
 Inc...................................................                         1,077,301
Manufacturing facility and warehouse leased to Stoody
 Deloro Stellite, Inc..................................                        14,700,000
Manufacturing facilities leased Sunds Defibrator
 Woodhandling, Inc.....................................                           694,177
Retail stores leased to AutoZone, Inc..................      (321,900)         12,426,986

Manufacturing facility leased to Peerless Chain
 Company...............................................                         7,820,000
Retail facility leased to Wal-Mart Stores, Inc.........                         6,685,250
Manufacturing and warehouse facility leased to KSG,
 Inc...................................................                         4,698,024
Manufacturing and office facilities leased to Sybron
 Acquisition Company...................................                        24,506,072
Manufacturing and office facilities leased to NVRyan
 L.P...................................................       457,579          14,254,456
Manufacturing and generating facilities leased to High
 Voltage Engineering Corporation.......................                         7,937,394
Office/warehouse facilities leased to Stationers
 Distributing Company..................................      (732,255)          3,898,038
Bottling and Distribution facilities lease to Dr Pepper
 Bottling Company of Texas.............................                        20,945,727
Office/warehouse facility leased to Red Bank
 Distribution, Inc.....................................                        10,649,302
Day care facilities leased to Childtime Childcare,
 Inc...................................................                         1,686,816
                                                         ------------        ------------
                                                         $(12,280,632)       $215,309,648
                                                         ============        ============


                      DESCRIPTION                                          DATE ACQUIRED

-------------------------------------------------------  -------------------------------------------------
Direct financing method:
Office buildings and warehouses leased to Unisource
 Worldwide, Inc........................................  December 28, 1979 and April 29, 1980

Retail stores leased to Kobacker Stores, Inc...........  January 17, 1979

Centralized Telephone Bureau leased to New Valley
 Corporation...........................................  November 24, 1981

Computer Center leased to AT&T Corporation.............  November 24, 1981

Warehouse and manufacturing buildings leased to Gibson
 Greetings, Inc........................................  January 26, 1982

Warehouse and manufacturing buildings leased to Cleo,
 Inc...................................................  January 26, 1982

Manufacturing and product testing buildings leased to
 Simplicity Manufacturing, Inc.........................  March 3, 1983

Manufacturing, distribution and office buildings leased
 to Brodart Co.........................................  June 15, 1988

Manufacturing facility to Spreckels Industries, Inc....  December 30, 1983

Manufacturing facilities leased to Rochester Button
 Company, Inc..........................................  April 11, 1984

Office and research facility leased to Exide
 Electronics Corporation...............................  June 20, 1985

Manufacturing facilities leased to DeVlieg Bullard,
 Inc...................................................  April 3, 1986

Manufacturing facility leased to Penberthy Products,
 Inc...................................................  April 3, 1986

Manufacturing facility and warehouse leased to Stoody
 Deloro Stellite, Inc..................................  February 14, 1985 and December 22, 1986

Manufacturing facilities leased Sunds Defibrator
 Woodhandling, Inc.....................................  August 30, 1985

Retail stores leased to AutoZone, Inc..................  January 17, 1986 May 2, 1986; August 28, 1987 and

                                                         March 31, 1989

Manufacturing facility leased to Peerless Chain
 Company...............................................  June 18, 1986

Retail facility leased to Wal-Mart Stores, Inc.........  August 7, 1986

Manufacturing and warehouse facility leased to KSG,
 Inc...................................................  March 12, 1987

Manufacturing and office facilities leased to Sybron
 Acquisition Company...................................  December 22, 1988

Manufacturing and office facilities leased to NVRyan
 L.P...................................................  March 31, 1989 and May 16, 1989

Manufacturing and generating facilities leased to High
 Voltage Engineering Corporation.......................  November 10, 1988

Office/warehouse facilities leased to Stationers
 Distributing Company..................................  December 29, 1988

Bottling and Distribution facilities lease to Dr Pepper
 Bottling Company of Texas.............................  June 30, 1989

Office/warehouse facility leased to Red Bank
 Distribution, Inc.....................................  July 20, 1990

Day care facilities leased to Childtime Childcare,
 Inc...................................................  January 4, 1991


                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996

                                                                                                                      GROSS
                                                                                                                    AMOUNT AT
                                                                                                                      WHICH
                                                                                                                     CARRIED
                                                                                                                     AT CLOSE
                                                                                                                        OF
                                               INITIAL COST TO                         COSTS                        PERIOD(c)(d)(e)
                                                   COMPANY                          CAPITALIZED       DECREASE      ----------
                                           ------------------------    PERSONAL    SUBSEQUENT TO       IN NET
       DESCRIPTION          ENCUMBRANCES      LAND       BUILDING      PROPERTY    ACQUISITION(a)   INVESTMENT(b)      LAND
         -------            ------------   ----------   -----------   ----------   --------------   -------------   ----------
Operating real estate(e):
 Hotels located in:
   Alpena, Michigan.......  $ 7,330,000    $  210,000   $ 7,551,000   $  742,500     $  925,869                     $  210,000
   Petoskey, Michigan.....    7,330,000       527,000     7,211,000      765,500        629,241                        527,000
   Livonia, Michigan......    7,566,921     3,130,000    12,410,000    2,260,000      1,064,874                      3,130,000
                            -----------    ----------   -----------   ----------     ----------                     ----------
                            $22,226,921    $3,867,000   $27,172,000   $3,768,000     $2,619,884                     $3,867,000
                            ===========    ==========   ===========   ==========     ==========                     ==========


                                                                                                        LIFE ON WHICH
                                  GROSS AMOUNT AT WHICH CARRIED                                         DEPRECIATION
                                   AT CLOSE OF PERIOD(c)(d)(e)                                            IN LATEST
                            --------------------------------------                                      STATEMENT OF
                             PERSONAL                                ACCUMULATED                           INCOME
       DESCRIPTION           PROPERTY     BUILDING        TOTAL      DEPRECIATION     DATE ACQUIRED      IS COMPUTED
         -------            ----------   -----------   -----------   ------------   -----------------   -------------
Operating real estate(e):
 Hotels located in:
   Alpena, Michigan.......  $1,661,869   $ 7,557,500   $ 9,429,369      3,585,930   March 6, 1987          7-30 yrs
   Petoskey, Michigan.....   1,388,241     7,217,500     9,132,741      3,526,080   June 30, 1987          7-30 yrs
   Livonia, Michigan......   2,530,713    13,204,161    18,864,874      6,234,972   November 20, 1987
                            ----------   -----------   -----------    -----------
                            $5,580,823   $27,979,161   $37,426,984   $ 13,346,982   June 15, 1988          5-30 yrs
                            ==========   ===========   ===========    ===========

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                        NOTES TO SCHEDULE OF REAL ESTATE
                          AND ACCUMULATED DEPRECIATION

(a) Consists of the cost of improvements and acquisition costs subsequent to acquisition, including legal fees, appraisal fees, title costs, other related professional fees and purchases of furniture, fixtures, equipment and improvements at the hotel properties.

(b) The decrease in net investment is primarily due to the amortization of unearned income producing constant periodic rate on the net investment in direct financing leases, which differ from scheduled minimum lease rentals, sales of properties, and writedowns of properties to net realizable value.

(c) At December 31, 1996, the aggregate cost of real estate owned by the Company and its subsidiaries for Federal income tax purposes is $601,230,573.

(d)

                    RECONCILIATION OF REAL ESTATE ACCOUNTED
                         FOR UNDER THE OPERATING METHOD

                                                                  DECEMBER 31,     DECEMBER 31,
                                                                      1995             1996
                                                                  ------------     ------------
Balance at beginning of year....................................  $360,009,561     $348,220,453
Additions.......................................................       514,977        2,842,338
Sales...........................................................                    (14,157,435)
Writedowns to net realizable value..............................      (319,685)
Reclassification from (to) investment in direct financing
  lease.........................................................    (4,630,293)       3,700,000
Reclassification to real estate held for sale...................    (7,354,107)      (1,101,904)
                                                                  ------------     ------------
Balance at end of year..........................................  $348,220,453     $339,503,452
                                                                  ============     ============

                   RECONCILIATION OF ACCUMULATED DEPRECIATION

                                                                     DECEMBER        DECEMBER
                                                                        31,             31,
                                                                       1995            1996
                                                                    -----------     -----------
Balance at beginning of year......................................  $80,610,386     $87,603,614
Depreciation expense..............................................    9,975,404       9,334,741
Reclassification to real estate held for sale.....................   (2,249,921)
Reclassification to direct financing lease........................     (732,255)       (667,565)
Writeoff resulting from sales of property.........................                   (4,347,537)
                                                                    -----------     -----------
Balance at end of year............................................  $87,603,614     $91,923,253
                                                                    ===========     ===========

(e)

                    RECONCILIATION FOR OPERATING REAL ESTATE

                                                                     DECEMBER        DECEMBER
                                                                        31,             31,
                                                                       1995            1996
                                                                    -----------     -----------
Balance at beginning of year......................................  $69,187,881     $55,369,375
Additions.........................................................    1,580,013         578,005
Reclassification to real estate held for sale.....................   (9,442,947)
Writedown to net realizable value.................................   (1,000,000)
Sales and exchange of property....................................   (4,955,572)    (18,520,396)
                                                                    -----------     -----------
Balance at close of year..........................................  $55,369,375     $37,426,984
                                                                    ===========     ===========

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                        NOTES TO SCHEDULE OF REAL ESTATE
                  AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                   RECONCILIATION OF ACCUMULATED DEPRECIATION
                             OPERATING REAL ESTATE

                                                                     DECEMBER        DECEMBER
                                                                        31,             31,
                                                                       1995            1996
                                                                    -----------     -----------
Balance at beginning of year......................................  $17,915,786     $14,481,112
Depreciation expense..............................................    2,267,157       1,215,149
Reclassification to real estate held for sale.....................   (3,834,823)
Writeoff resulting from sales and exchange........................   (1,867,008)     (2,349,279)
                                                                    -----------     -----------
Balance at end of year............................................  $14,481,112     $13,346,982
                                                                    ===========     ===========

                                                                      APPENDIX A

Corporate Property Associates
Corporate Property Associates 2
Corporate Property Associates 3
Corporate Property Associates 4
Corporate Property Associates 5
Corporate Property Associates 6
Corporate Property Associates 7
Corporate Property Associates 8
Corporate Property Associates 9
50 Rockefeller Center
New York, New York 10020

Gentlemen:

     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide an opinion to Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, Corporate Property Associates 5, Corporate Property Associates 6, Corporate Property Associates 7, Corporate Property Associates 8 and Corporate Property Associates 9 (the "CPA Partnerships") as to the fairness from a financial point of view to the limited partners of the CPA Partnerships (the "Unitholders") of certain allocations of shares (the "Listed Shares") which would be effective following the approval by the CPA Partnerships of a proposed consolidation (the "Consolidation") of the CPA Partnerships into Carey Diversified LLC, a newly formed limited liability company organized in Delaware (the "Company").

     We have been advised by the General Partners and the CPA Partnerships that
(i) 24,388,032 or 10,172,692 Listed Shares will be issued in the Consolidation assuming Maximum and Minimum Participation as defined below, and that such Listed Shares shall be allocated to the CPA Partnerships as summarized on
Exhibit I hereto; and (ii) Unitholders in each CPA Partnership may elect to retain an interest in the CPA Partnership in which they are limited partners and receive subsidiary partnership units (the "Subsidiary Partnership Units") which will be issued in nine series. We have been advised that the distributions to the holders of each series of Subsidiary Partnership Units will be measured by reference to the performance of those properties that are attributable to the respective CPA Partnerships as they existed prior to the Consolidation.

     Stanger, founded in 1978, provides information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and assets typically owned through partnerships including, but not limited to, real estate, mortgages secured by real estate, oil and gas reserves, cable television systems, and equipment leasing assets.

     In arriving at the opinion set forth below, we have:

     - Performed appraisals of each Partnership's portfolio of real properties pursuant to a separate engagement between Stanger and the Partnerships;

     - Reviewed a draft of the Consent Solicitation Statement/Prospectus in substantially the form which will be filed with the Securities & Exchange Commission (the "SEC") and provided to Unitholders by the CPA Partnerships and the Company;

     - Reviewed the financial statements of the CPA Partnerships contained in Forms 10-K, as amended, filed with the SEC for the CPA Partnerships' 1995 and 1996 fiscal years and Forms 10-Q, as amended, filed with the SEC for the quarter ended June 30, 1997;

     - Reviewed certain operating and financial information (including property level financial statements and operating budgets for each property) relating to the business, financial condition and results of operations of the CPA Partnerships and discussed with management of the CPA Partnerships the operations, business plan, historical financial statements, budgets and future prospects of the CPA Partnerships;

     - Reviewed the methodology used by the General Partners to allocate Listed Shares among the CPA Partnerships; and

     - Conducted such other studies, analyses and inquiries as we deemed appropriate.

     The CPA Partnerships requested that Stanger opine as to the fairness, from a financial point of view, of the allocation of the Listed Shares among the CPA Partnerships assuming all Unitholders elect to receive Listed Shares and that either all CPA Partnerships elect to participate in the Consolidation (the "Maximum Participation Scenario") or the minimum number of CPA Partnerships participate in the Consolidation (the "Minimum Participation Scenario"). The Minimum Participation Scenario assumes the consolidation of only CPA:1, CPA:2, CPA:3, CPA:5, and CPA:7.

     To evaluate the fairness, from a financial point of view, of the allocation of Listed Shares among the CPA Partnerships, we compared the estimated net asset value to be contributed to the Company by each CPA Partnership to the estimated net asset value of the CPA Partnerships as a Group. We observed that Total Exchange Values were assigned to the CPA Partnerships by the General Partners based on: (i) appraisals provided by Stanger of the estimated value of the real estate portfolio of each CPA Partnership as of March 31, 1997; (ii) valuations made by the General Partners of each CPA Partnership's other assets and liabilities as of June 30, 1997; (iii) adjustments made by the General Partners to the foregoing values to reflect cash distributions made by the CPA Partnership in July 1997, the estimated value of litigation claims of certain CPA Partnerships, the General Partners' 1% interest in sale/financing proceeds which will be retained in the Consolidation, certain returns due to the General Partners which relate to properties which have previously been sold by the CPA Partnerships, and the estimated change in the value of two properties as a result of material events occurring subsequent to the appraisal date; and (iv) the costs of the Consolidation to be allocated among the CPA Partnerships in proportion to their Total Exchange Value before such cost allocation. We further observed that the General Partners intend to make such pre-consolidation cash distributions to Unitholders in each CPA Partnership as may be necessary to cause the relative Total Exchange Values of the CPA Partnerships as of the closing date to be substantially equivalent to the relative Total Exchange Values as of June 30, 1997. Relying on these Total Exchange Values, we observed that the allocation of Listed Shares offered to each CPA Partnership reflects the net value of the assets contributed to the Company by each CPA Partnership after deducting a pro rata share of the costs associated with the Consolidation.

     In rendering this opinion, Stanger relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the Consent Solicitation Statement/ Prospectus or that was otherwise publicly available or furnished or otherwise communicated to us. Stanger has not made an independent evaluation or appraisal of the determinations of the non-real estate assets and liabilities of the CPA Partnerships. Stanger relied upon the balance sheet value determinations for the CPA Partnerships and the adjustments made by the General Partners to arrive at the Total Exchange Values. We have also relied upon the assurance of the CPA Partnerships and the General Partners that the calculations made to determine Listed Share allocations among the CPA Partnership and within each CPA Partnership between the General Partners and the Unitholders are consistent with the provisions of each CPA Partnership's Partnership Agreement, that any financial projections or pro forma statements or adjustments provided to us were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments, that no material changes have occurred in the CPA Partnerships' asset or liability values subsequent to valuation dates cited above or in the real estate portfolio values subsequent to March 31, 1997 which are not reflected in the Partnerships' Exchange Values, and that the CPA Partnerships and the General Partners are not aware of any information or facts regarding the CPA Partnerships that would cause the information supplied to us to be incomplete or misleading.

     We were not asked to and therefore did not perform an analysis with respect to any combinations of CPA Partnership participation other than those noted above. Further, we are not opining as to whether or not any specified combination will result from the Consolidation. We were not requested to and did not: (a) select the method of determining the allocation of the Listed Shares or Subsidiary Partnership Units or establish the allocation; (b) make any recommendations to the Unitholders, General Partners or the CPA Partnerships with respect to whether to approve or reject the Consolidation or whether to elect to receive Listed Shares or Subsidiary Partnership Units; or (c) express any opinion as to (i) the impact of the Consolidation with respect to combinations of participating CPA Partnerships other than those specifically identified herein; (ii) the tax consequences of the Consolidation for Unitholders or for the Company; (iii) the potential impact of any preferential return on Subsidiary Partnership Units or the Company's fee structure on the cash flow received from, or the market value of, Listed Shares of the Company received by the CPA Partnerships; (iv) the potential capital structure of the Company or its impact on the financial performance of the Listed Shares or the Subsidiary Partnership Units; (v) the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liability; or (vi) whether or not alternative methods of determining the relative amounts of Listed Shares and Subsidiary Partnership Units to be issued would have also provided fair results or results substantially similar to those of the allocation methodology used.

     Further, we are not expressing any opinion as to (a) the fairness of any terms of the Consolidation (other than the fairness of the allocations of the Listed Shares for the combinations of participating CPA Partnerships as described above) or the amounts or allocations of Consolidation costs or the amounts of Consolidation costs borne by Unitholders at various levels of participation in the Consolidation; (b) the relative value of the Listed Shares and the Subsidiary Partnership Units to be issued in the Consolidation; (c) the prices at which the Listed Shares or Subsidiary Partnership Units may trade following the Consolidation or the trading value of the Listed Shares or Subsidiary Partnership Units to be received compared with the current fair market value of the CPA Partnerships' portfolios or other assets if liquidated in real estate markets; and (d) alternatives to the Consolidation.

     Based upon and subject to the foregoing, it is our opinion that the allocation of the Listed Shares to the CPA Partnerships pursuant to the Consolidation assuming the participation scenarios cited herein is fair to the Unitholders of the CPA Partnerships from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the CPA Partnerships and the General Partners that our entire analysis must be considered as a whole and that selecting portions of analyses and the factors considered, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

     Our opinion is based on business, economic, real estate market, and other conditions as of the date of our analysis and addresses the Consolidation in the context of information available as of the date of our analysis. Events occurring after that date could affect the value of the assets of the CPA Partnerships or the assumptions used in preparing the opinion.

Very truly yours,

/s/ ROBERT A. STANGER & CO., INC.
------------------------------------
Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
October 15, 1997

                                                                       EXHIBIT I

                          ALLOCATION OF LISTED SHARES

                                                                         ALLOCATION OF
                                                                        LISTED SHARES(1)
                                                                        ----------------
        Corporate Property Associates.................................      1,052,185
        Corporate Property Associates 2...............................      1,692,873
        Corporate Property Associates 3...............................      2,798,430
        Corporate Property Associates 4...............................      2,841,138
        Corporate Property Associates 5...............................      2,079,320
        Corporate Property Associates 6...............................      3,326,115
        Corporate Property Associates 7...............................      2,549,884
        Corporate Property Associates 8, L.P..........................      4,894,290
        Corporate Property Associates 9, L.P..........................      3,153,797

---------------
(1) Assumes all Unitholders elect to receive Listed Shares.

                                                                      APPENDIX B

                           PORTFOLIO APPRAISAL REPORT

                        CORPORATE PROPERTY ASSOCIATES 1
                        CORPORATE PROPERTY ASSOCIATES 2
                        CORPORATE PROPERTY ASSOCIATES 3
                        CORPORATE PROPERTY ASSOCIATES 4
                        CORPORATE PROPERTY ASSOCIATES 5
                        CORPORATE PROPERTY ASSOCIATES 6
                        CORPORATE PROPERTY ASSOCIATES 7
                        CORPORATE PROPERTY ASSOCIATES 8
                        CORPORATE PROPERTY ASSOCIATES 9

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Letter of Transmittal.................................................................    1
Identification of Subject Portfolios..................................................    4
Property Ownership and History........................................................    4
Purpose of Appraisal..................................................................    4
Function of Appraisal.................................................................    4
Scope of Appraisal....................................................................    4
Date of Valuation.....................................................................    6
Value Definition......................................................................    6
Valuation Methodology.................................................................    7
  Site Inspections and Data Gathering.................................................    8
  Lease Review........................................................................    9
  Market Rental Rates.................................................................    9
  Highest and Best Use................................................................    9
  Operational Projections.............................................................   10
  Reversion...........................................................................  ...
  Selection of Discount Rates.........................................................   11
Portfolio Value Conclusions...........................................................   13
Portfolio Summaries...................................................................   14
Assumptions and Limiting Conditions...................................................   32

May 15, 1997

W. P. Carey & Co., Inc.
620 Park Avenue, 4th Floor
New York, NY 10020

Gentlemen:

     You have engaged Robert A. Stanger & Co., Inc. ("Stanger") to estimate the value of the real property portfolios (the "Portfolios") owned by Corporate Property Associates 1, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, Corporate Property Associates 5, Corporate Property Associates 6, Corporate Property Associates 7, Corporate Property Associates 8 and Corporate Property Associates 9, (hereinafter the "Partnerships"). Such appraisal reflects the estimated market value of the leased fee interests or, where appropriate, fee simple interests in the portfolios of real property owned by the Partnerships (the "Portfolio Valuations") as of March 31, 1997.

     This report is prepared in accordance with an agreement between Robert A. Stanger & Co., Inc. and W. P. Carey & Co., Inc. ("Carey") and the Partnership, dated April 7, 1997. Pursuant to the agreement, Stanger has been engaged to perform the appraisal on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely upon the Income Approach to value. As such, the report differs from a self-contained appraisal report in that (i) the data is limited to the summary data and conclusions presented, and (ii) the cost and market approaches were excluded and the conclusions were based upon the income approach. Due to the type of the real estate owned by the Partnerships and the nature of the lease terms, the engagement calls for these assets to be valued utilizing a discounted cash flow analysis, subject to existing leases and debt in place. We have therefore valued the net cash flows related to triple net leases with reversion to underlying real estate value only after the primary lease term and any renewal options deemed favorable to the tenant have been exhausted.

     Our valuation has been based in part upon information supplied to us by Carey and the Partnerships including but not limited to: lease abstracts; renewal and purchase option status; information relating to the creditworthiness of tenants; schedules of current lease rates, income, expenses, cash flow and related financial information; property descriptive information, physical condition of improvements and acquisition appraisals; information relating to mortgage encumbrances; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. We have also visited the offices of Carey and the Partnerships in New York, New York and have interviewed relevant management personnel. We have relied upon such information and have assumed that the information provided by Carey and the Partnerships is accurate and complete. We have not attempted to independently verify such information.

     We are advised by Carey and the Partnerships that the purpose of the appraisals is to estimate the value of the leased fee interests or, where appropriate, fee simple interests in the Portfolios under market conditions as of the appraisal date and subject to existing leases and debt in place, and that the Portfolio Valuations will be used in connection with a proposed merger of Partnerships in exchange for shares of a newly formed limited liability company (the "LLC") and assumption of existing indebtedness (the "Transaction"). Stanger understands that the Portfolio Valuations may be reviewed and utilized in connection with the Transaction and Stanger agrees to the use of the Portfolio Valuations for this purpose subject to the terms and conditions of the agreements related thereto.

     For these purposes, this summary appraisal report was prepared stating our opinion as to the market value of the Portfolios as of March 31, 1997. This report may be summarized and referenced in the proxy statement for the Partnerships relating to the Transaction, subject to prior review by Stanger. However, the attached summary appraisal report should be reviewed in its entirety and is subject to the assumptions and limiting conditions contained herein. Background information and analysis upon which value conclusions are based has been retained in our files.

     Our review was undertaken solely for the purpose of providing an opinion of value, and we make no representation as to the adequacy of such review for any other purpose. Our opinion is expressed with respect to the total value of each of the real estate portfolios, assuming existing financing and lease contracts, in which the Partnerships have an interest and not with respect to limited partners' allocations. Stanger has no present or contemplated future interest in the properties, the Partnerships, the proposed LLC or Carey.

     The appraisal is only an estimate of the aggregate market value of the leased fee interests or, where appropriate, fee simple interests in the Portfolios as of the date of valuation and should not be relied upon as being the equivalent of the price that would necessarily be received in the event of a sale or other disposition of the properties in the Portfolios. Changes in corporate financing rates generally, changes in individual tenant creditworthiness, changes in tenant motivation with respect to the exercise of renewal or purchase options, or changes in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. However, in our opinion, the use of the discounted cash flow methodology and, where appropriate, the income capitalization method, is appropriate and reasonable. Our opinion is subject to the assumptions and limiting conditions set forth herein. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other, different methods or assumptions may have been more appropriate.

     This abbreviated valuation report provides our value conclusion with respect to the Portfolios, definitions of value, and discussions of the valuation methodology employed, assumptions, and limiting conditions.

                                          Sincerely,

                                          /s/ ROBERT A. STANGER & CO., INC.

                                          --------------------------------------
                                          Robert A. Stanger & Co., Inc.
                                          Shrewsbury, New Jersey

                      IDENTIFICATION OF SUBJECT PORTFOLIOS

     The subjects of this appraisal are the real property portfolios (the "Portfolios") in which Corporate Property Associates, Corporate Property Associates 1, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, Corporate Property Associates 5, Corporate Property Associates 6, Corporate Property Associates 7, Corporate Property Associates 8 and Corporate Property Associates 9 (the "Partnerships") own leased fee or fee simple interests. The Portfolios include office, industrial/warehouse facilities, retail and hotel properties. A listing of the properties in each Portfolio is provided in the "Portfolio Summaries" section of this report.

                         PROPERTY OWNERSHIP AND HISTORY

     During the past three years, the properties have been owned continuously by the Partnerships, with the exception of the Furon property located at 1395 Danner Drive, Aurora, Ohio, which we have been advised will be acquired during the second quarter of 1997 by Corporate Property Associates 8 and Corporate Property Associates 9 through an exchange for two other properties currently owned and leased to the Furon Company by Corporate Property Associates 8 and 9.

                              PURPOSE OF APPRAISAL

     The purpose of this appraisal is to estimate the market value of the leased fee or, where appropriate, fee simple interests in the real property Portfolios subject, as appropriate, to existing leases and debt in place under market conditions as of March 31, 1997.

                             FUNCTION OF APPRAISAL

     The function of this appraisal is to provide a current estimate of market value of the Portfolios for use solely by the Partnerships in connection with the proposed merger of the Partnerships in exchange for shares of a newly formed limited liability company and the assumption of existing indebtedness. No representation is made as to the adequacy of this appraisal for any other purpose.

                               SCOPE OF APPRAISAL

     The Portfolio Valuations have been prepared on a limited scope basis using a summary report format in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, in accordance with agreements between Robert A. Stanger & Co., Inc. and Carey and the Partnerships, dated April 7, 1997. Pursuant to the agreements, Stanger has relied solely upon the income approach to value and did not employ the "cost" or "sales comparison" approaches (as described below).

     In estimating the value of a property, appraisers typically consider three approaches to value: the cost approach, the market data or sales comparison approach, and the income approach. The value estimate by the cost approach incorporates separate estimates of the value of the unimproved site under its highest and best use and the value of the improvements less observed accrued depreciation resulting from physical wear and tear and functional and/or economic obsolescence. The market data or sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. The income approach involves an economic analysis of the property based on its potential to provide future net annual income. With respect to leased properties and the valuation of leased fee interests, a discounted cash flow analysis ("DCF") is commonly utilized. The DCF method ascribes a present value to the future cash flows associated with operating the property and the ultimate reversion value of the property, based upon a discount rate commensurate with the risks inherent in ownership of the property and with rates of return offered by alternative investment opportunities.

     Pursuant to the terms of our engagement, the Portfolio Valuations were performed solely using the income approach. Since a primary buyer group for properties of the type appraised herein is investors, the income approach was deemed an appropriate valuation methodology. Further, given the primary criteria used by buyers of properties of the type appraised herein and the existence of generally long-term net leases on the properties, the cost approach was considered less reliable than the income approach. The sales comparison approach was also considered less reliable than the income approach given the primary criteria used by buyers of properties of the type appraised herein, the existence of generally long-term net leases on the properties, and the relative lack of sufficient reliable data from recent transactions involving properties comparable to the subject properties. Consequently, given these factors, the income approach was considered a reasonable approach to valuation for the subject Portfolio.

     In addition, unless otherwise noted in this report, the leased fee interests have been valued utilizing a discounted cash flow analysis applied to equity cash flows after debt service based on existing financing, which financing has been represented by the owner as being assumable. We have therefore valued net cash flows related to the lease without reversion to underlying real estate value until the primary lease term and any renewal or purchase options deemed favorable to the tenant have been exhausted. Fee simple property interests were valued utilizing either the income capitalization and/or the discounted cash flow method. Changes in corporate financing rates generally, in individual tenant creditworthiness, in tenant motivation with respect to the exercise of renewal options, or in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value. Our opinion is subject to the assumptions and limiting conditions set forth herein.

     Departures -- Uniform Standards of Professional Practice -- With respect to limited appraisals, the departure provisions of the Uniform Standards of Professional Appraisal Practice permit departures from the specific guidelines of Standard 1. In this report the following departures were taken:

Standard Rule 1-4 (a)                The cost and market approaches are excluded, and the
                                     conclusions are based solely on the income approach (see
                                     Valuation Methodology).

                               DATE OF VALUATION

     The date of valuation for the Portfolios is March 31, 1997.

                                VALUE DEFINITION

     Market value, as defined by the Appraisal Institute, is the most probable price as of a specified date, in cash, in terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably and for self-interest, and assuming that neither is under undue duress. As used in this report, market value is based on a sale of the subject property rights for cash and the assumption of existing third-party indebtedness encumbering the properties.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        (a) buyer and seller are typically motivated;

          (b) both parties are well informed or well advised, and each acts in a manner he considers in his own best interest;

          (c) a reasonable time is allowed for exposure in the open market;

          (d) payment is made in terms of cash in U.S. dollars or the substantial equivalent thereof, and the assumption of existing indebtedness;

          (e) the price represents the normal consideration for the property sold unaffected by special sales concessions granted by anyone associated with the sale.

     The property rights appraised in this report are leased fee interests and, where appropriate, fee simple interests. Leased fee interest is defined as an ownership interest held by a landlord with the right to use and occupancy conveyed by lease to others, and usually consists of the right to receive rent and the right to repossession at the termination of the lease. Fee simple interest is defined as absolute ownership unencumbered by any other interest or estate, subject only to the limitations of eminent domain, escheat, police power, and taxation.

     The appraisal includes the value of land, land improvements such as paving, fencing, on-site sewer and water lines, the buildings and, with respect to the hotel properties only, furniture fixtures and equipment necessary to achieve the operating results which formed the basis of the valuation as of March 31, 1997. Except for the hotel furniture, fixtures and equipment, as noted above, the appraisal does not include supplies, materials on hand, inventories, furniture, equipment or other personal property, company records, or current or intangible assets that may exist; it pertains only to items considered as real estate.

                             VALUATION METHODOLOGY

     Pursuant to the terms of this engagement, Stanger has estimated the aggregate value of the Partnerships' leased fee or, where appropriate, fee simple interests in the Portfolios based solely on the income approach to valuation. (Appraisers typically consider three approaches in valuing real property: the cost approach, the income approach, and the sales comparison, or market data, approach. The type and age of a property, the nature of the leases, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.)

     The income approach is based on the assumption that the value of a property or portfolio of properties can be represented by the present worth of future cash flows. In these Portfolio Valuations, a discounted cash flow ("DCF") analysis is used to determine the value of the leased fee interests in the portfolios of properties based upon the lease and financing that encumber each property, reflecting representations by the owner that such financing is assumable. Fee simple property interests are valued utilizing either the income capitalization and/or the discounted cash flow method. The indicated value by the income approach represents the amount an investor might reasonably be expected to pay for the expectation of receiving the net cash flow after debt service from each Portfolio's properties during the subject lease terms and the proceeds from the ultimate sale of each Portfolio's properties after repayment of remaining mortgage debt.

     Unless otherwise noted herein, in applying the DCF analysis, we utilized pro forma statements of operations for each of the properties prepared in accordance with the leases and financing which currently encumber the properties. The properties are assumed to be sold after the expiration of the initial lease term and any renewal terms deemed favorable to the tenants (i.e., where the tenant has an option to renew at a rental rate materially below the projected market rate rent at the time of the renewal option, it is assumed that such option will be exercised).

     The reversion value of the properties which can be realized upon sale is calculated based on the current economic rental rate deemed reasonable for each property, escalated at a rate indicative of current expectations in the marketplace for the property. The market-rate net income of the properties at the year of sale is then capitalized at an appropriate rate reflecting the age, anticipated functional and economic obsolescence and competitive position of the properties to determine the reversion value of the properties. Where properties were deemed to have reached the limit of functional utility and useful life at the time of lease expiration, the reversion was computed based on estimated land value. Net proceeds to equity owners were determined by deducting estimated costs of sale and principal and any accrued interest balances due on the properties' mortgage debt in the projected year of sale based on each mortgage's amortization schedule.

     Finally, (i) the discounted present value of the equity cash flow stream from operations (after debt service) and the discounted present value of net proceeds from sale, and (ii) the outstanding debt balance as of March 31, 1997 for each property were summed to arrive at a total estimated value for each Portfolio. The resulting Portfolio Values were then adjusted for any joint venture interests in the properties based on information provided by Carey and the Partnerships to arrive at the final Portfolio Values.

     The following describes more fully the steps involved in the valuation methodology.

SITE INSPECTIONS AND DATA GATHERING

     In conducting the Portfolio Valuations, representatives of Stanger performed site inspections of the properties during 1995 and 1996 in the context of a prior appraisal of the Portfolios. In the course of these site visits, the physical facilities of each property were inspected, current market rental rates for competing properties were obtained, information on the local market was gathered, and where possible, the tenant's facilities manager was interviewed concerning the property, its role in company operations, and other factors. Information gathered during the site inspection was supplemented by a review of published information concerning economic, demographic and real estate trends in local, regional and national markets, and by information updates provided by management and obtained through telephonic interviews of local market information sources.

     In conducting the appraisals, Stanger also interviewed and relied upon Carey management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, known environmental conditions, status of on-going or newly planned property additions, reconfigurations, improvements, and other factors affecting the physical condition of the property improvements.

     Stanger also interviewed Carey's management and acquisitions personnel regarding competitive conditions in net lease property markets, tenant credit trends affecting the properties, certain lease and financing factors, and historical and anticipated lease revenues and expenses. Stanger also reviewed historical operating statements for each of the properties in the subject Portfolios.

     In addition, Stanger reviewed the acquisition criteria and projection parameters used by real estate investors. Such reviews included a search of real estate data sources and publications concerning real estate buyer's criteria, interviews with sources deemed appropriate in certain local markets (including local appraisers and real estate brokers) to confirm acquisition criteria used, and direct telephonic interviews with major national investors, owners and managers of net lease property portfolios and financing sources for net lease transactions in the marketplace, to investigate the interaction of such factors as required equity rates of return, initial equity yield requirements, tenant credit profile, type of property, and the terms of available financing.

     Stanger also compiled data on actual transactions involving net leased properties, from which acquisition criteria and parameters were extracted. Information on actual property transactions was obtained during the site inspections and from direct telephonic interviews of local appraisers and real estate brokers, and major national investors, owners and managers of net leased properties, and from other publicly available sources. In addition, Stanger reviewed data provided by Carey on actual acquisitions and sales involving Carey and affiliated entities.

LEASE REVIEW

     Lease abstracts were provided by Carey and the Partnerships and were relied upon in the preparation of operational projections for each property (as discussed below). Stanger reviewed such lease abstracts and interviewed Carey management personnel to ascertain any renegotiated terms and modifications and the status of various options and other factors. Provisions considered and incorporated into the operational projections included current lease rate, escalation factors, percentage rent provisions, renewal options and terms, and purchase options and terms.

MARKET RENTAL RATES

     Representatives of Stanger collected available data on rental rates at competing properties in each local or regional market. Data collected at the time of the site inspection was updated with published data and direct telephonic contacts with local brokers and leasing agents.

HIGHEST AND BEST USE

     Highest and best use is defined as:

        The reasonable probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

     In conformity with the provisions of its engagement, Stanger evaluated each site's highest and best use as currently improved. Based upon the review of each of the sites, the highest and best use of each of the properties remains as currently improved, unless otherwise noted herein.

OPERATIONAL PROJECTIONS

     Based on the lease and market rent analysis, rental revenue projections were developed for each property in each of the Portfolios based on the terms of existing leases (or, in the case of property not subject to long-term net leases, based on analysis of market rents and historical rents achieved at the property). Where lease terms included percentage rent provisions, available sales data were reviewed for each property and sales levels were projected based on escalation factors deemed appropriate in light of the current level of sales, area trends and parameters utilized by buyers of similar properties. Percentage rents were then calculated based on the resulting sales levels and contract provisions relating to sales breakpoints and percentage rent participations.

     Lease renewals were analyzed based on escalated current market rental rates. The annual market rent escalation rates utilized were based on local market conditions in the area of each property, inflation rates, the projected holding period of the property and rental rate growth parameters applied by investors in similar type properties. Where projected market rental rates at the time of a renewal option materially exceeded the contractual lease renewal rate, the renewal option was assumed to be exercised.

     Where appropriate, vacancy and collection losses were factored into the analysis. A property management fee deemed appropriate for retaining a professional real estate organization to manage the specific type of property was included in the projections. In the case of net leased properties, the fee utilized was 1% of rental revenues. Expenses relating solely to partnership investor reporting and accounting were excluded.

     Debt service payments were deducted from net operating income for each property consistent with the terms of the existing financing. For properties where existing debt matures during the lease term, the refinancing capability of the property was reviewed based upon lending criteria utilized by financing sources, including loan-to-value ratios and debt service coverage requirements. For properties meeting such lending criteria, debt balances at maturity of the existing mortgage were considered refinanced at interest rates and amortization schedules deemed appropriate for the property. Finally, where a capital expense reserve, deferred maintenance or extraordinary capital expenditures were required for an individual property, the cash flows and value were adjusted accordingly.

REVERSION

     In the course of performing the appraisals, Stanger reviewed available sales transactions of similar investment properties as well as market data relating to overall capitalization rates for similar properties in the general location of the subject properties. As described above, acquisition criteria used by buyers of similar properties were also reviewed. Based upon these reviews and considering such factors as age, quality, anticipated functional and economic obsolescence, competitive position of the property, the projected date of sale, and buyers' acquisition criteria, appropriate terminal capitalization rates were selected. Where properties were deemed to have reached the limit of functional utility and useful life at the time of lease expiration, the reversion was computed based on escalated land value.

     Based upon current market rate rents, estimated escalation factors, and the estimated vacancy rate and other property operating expenses incurred by the owner, net operating income during the twelve months following the lease expiration was estimated. The resulting net operating income estimate was capitalized to determine residual value. The residual value was discounted, after deducting appropriate sales expenses and mortgage balances, if any, outstanding at the time of sale, to a present value. The discount rate employed was based on current acquisition criteria and target rates of return among commercial property investors.

     Where any property lease included a purchase option for the lessee, the purchase option price was compared to the projected value of the property based on projected market rental rates (and where appropriate, contractual rent under the lease agreement). Where the purchase option price was less than the projected market value of the property or the purchase option provided a significant financial benefit to the tenant relative to its remaining lease obligation, the purchase option was deemed exercised; otherwise the purchase option was deemed expired.

SELECTION OF DISCOUNT RATES

     Distinct discount rates were then applied to the operating cash flow projections and the reversion values.

     - OPERATING CASH FLOW -- The selection of the appropriate discount rate for determining the present value of future operating cash flow streams from each net leased property was based primarily upon such factors as the creditworthiness of the tenant, the length of the lease term, and the general interest rate environment.

       Specifically, Stanger conducted an analytical review of the financial statements of the tenants/guarantors under the subject leases. In the course of this review, Stanger analyzed the most recent available financial statements of the tenants/guarantors, focusing primarily on the balance sheet, profit and loss statement, cash flow statement and management's discussion of capital resources and liquidity. Various measures of financial strength were derived and reviewed to evaluate the tenant's ability to fulfill the lease obligation. These factors encompassed size, leverage, capital structure, profitability, cash flow, debt service and fixed charges coverage and liquidity. Stanger also investigated each tenant's/guarantor's corporate debt ratings, if any, issued by Nationally Recognized Statistical Rating Organizations (for example, Standard & Poors and/or Moody's), and financial strength ratings assigned by Value Line.

       Stanger also reviewed the interest rate environment as of the date of the Portfolio Valuations, including long-term corporate bond yields. In particular, data sources were screened to determine the yield-to-maturity among corporate bonds based on various maturities and credit ratings. This analysis was conducted to establish a base discount rate, determined by the marketplace, to reflect the risk of holding corporate debt with credit quality commensurate with the lease guarantor's creditworthiness and a term approximately equal to the remaining lease term for each property. Premiums deemed appropriate were then added to the base discount rate to reflect the risks associated with real estate, leverage, and, where appropriate, above-market lease rates or factors unique to the individual lease or tenant. In particular, where contract rent exceeded market rent, the base discount rate used to value the operating cash flow stream was adjusted to reflect the creditworthiness of the tenant and the risk associated in realizing such excess rent.

       Where operating cash flows were comprised of base rent and percentage rent components, distinct discount rates were applied to the base rent and percentage rent reflective of the relative risk associated with each cash flow stream.

     - REVERSION VALUE -- To determine appropriate discount rates to apply to the reversion value of the real estate upon final lease expiration, the acquisition criteria and projection parameters in use in the marketplace by real estate investors for various property types (e.g. industrial/warehouse, retail, office, etc.) were reviewed (as described above). Discount rates deemed appropriate were applied to the reversion value of each property after adjusting for such factors as property age, quality, anticipated functional and economic obsolescence, competitive position, and any unique property-related factors.

     The resulting discounted present value of operating cash flows and the discounted present value of net sale proceeds were added to outstanding debt balances as of March 31, 1997 for each property. The resulting values were adjusted for any joint venture interests in the properties (based on information provided by Carey) and were summed to arrive at a total estimated value for each Portfolio.

                          PORTFOLIO VALUE CONCLUSIONS

     Based upon the review as described above, it is our opinion that the market value of the leased fee interests or, where appropriate, fee simple interests in the Portfolios as encumbered by existing indebtedness and lease agreements as of March 31, 1997 is as follows:

                                                                          PORTFOLIO
                                                                            VALUE
                              PARTNERSHIP NAME                            CONCLUSION
        -------------------------------------------------------------    ------------
        Corporate Property Associates 1..............................    $ 33,390,000
        Corporate Property Associates 2..............................      40,680,000
        Corporate Property Associates 3..............................      52,750,000
        Corporate Property Associates 4..............................      49,880,000
        Corporate Property Associates 5..............................      54,640,000
        Corporate Property Associates 6..............................     104,300,000
        Corporate Property Associates 7..............................      70,300,000
        Corporate Property Associates 8..............................     136,670,000
        Corporate Property Associates 9..............................     139,890,000
                                                                         ------------
                  TOTAL..............................................    $682,500,000
                                                                         ============

                         CORPORATE PROPERTY ASSOCIATES
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                   PROPERTY
               PROPERTY NAME                              ADDRESS                    TYPE
--------------------------------------------    ---------------------------    -----------------
Broomfield Tech.............................    3400 Industrial Lane           Office/Warehouse
                                                Broomfield, CO
Broomfield Tech.............................    3401 Industrial Lane           Office/Warehouse
                                                Broomfield, CO
Chief Auto Parts -- Stockton................    1339 S. Sutter Street          Retail
                                                Stockton, CA
Southland -- Merced.........................    1414 R Street                  Retail
                                                Merced, CA
Payless Shoes -- Rialto.....................    681 Foothill Road              Retail
                                                Rialto, CA
Payless Shoes -- Fontana....................    9780 Sierra Avenue             Retail
                                                Fontana, CA
Chief Auto Parts -- Sacramento..............    3121 Marysville Boulevard      Retail
(Marysville)                                    Sacramento, CA
Chief Auto Parts -- Sacramento..............    1900 Broadway                  Retail
(Broadway)                                      Sacramento, CA
Payless Shoes -- Cuyahoga Falls.............    1965 State Road                Retail
                                                Cuyahoga Falls, OH
Payless Shoes -- Talmadge...................    355 West Avenue                Retail
                                                Talmadge, OH
Payless Shoes -- Freemont...................    111 East State Street          Retail
                                                Freemont, OH
Payless Shoes -- Reynoldsburg...............    6736 East Main Street          Retail
                                                Reynoldsburg, OH
Payless Shoes -- Marion.....................    1240 Mt. Vernon Avenue         Retail
                                                Marion, OH
Payless Shoes -- Anderson...................    1816 E. 53rd Street            Retail
                                                Anderson, IN
Varo -- Walnut..............................    2201-2203 Walnut Street        Light Industrial
                                                Garland, TX
Vacant Facility.............................    553 & 555 N. 5th Street        Light Industrial
                                                Garland, TX
The Gap.....................................    3434 Mineola Pike              Distribution/
                                                Erlanger, KY                   Warehouse
Unisource Worldwide.........................    1930 Spur Avenue               Distribution/
                                                Anchorage, AK                  Warehouse
Winn-Dixie..................................    1211 Broadway West             Retail
                                                Louisville, KY
PreFinish Metals............................    30610 East Broadway            Industrial
                                                Walbridge, OH

                        CORPORATE PROPERTY ASSOCIATES 2

                               PORTFOLIO SUMMARY

                                 MARCH 31, 1997

                                                                                      PROPERTY
                   PROPERTY NAME                               ADDRESS                  TYPE
----------------------------------------------------  -------------------------    --------------
Pre-Finish Metals...................................  30610 East Broadway            Industrial
                                                      Walbridge, OH
Unisource Worldwide.................................  2600 S.W. Commerce Way         Industrial
                                                      Commerce,CA
Arthur L. Jones.....................................  2729 Ring Road                   Retail
                                                      Greensboro, NC
Kinko's of Ohio.....................................  4032 Belden Village Ave.         Retail
                                                      Canton, OH
Wexler..............................................  9890 Lake Forrest Ave.           Retail
                                                      New Orleans, LA
Color Tile..........................................  4030 Belden Village Ave.         Retail
                                                      Canton, OH
Maybelline/B&G......................................  1401 Murphy Drive            Distribution/
                                                      Maumelle, AR                   Warehouse
EXCEL...............................................  5205 Mill Street               Office/R&D
                                                      Reno, NV
AT&T................................................  12976 Hollenberg Road          Office/R&D
                                                      Bridgeton, MO
Western Union.......................................  13022 Hollenberg Road          Office/R&D
                                                      Bridgeton, MO
Sports & Recreation.................................  308 West Route 38                Retail
                                                      Moorestown, NJ
Gibson Greetings -- Cincinnati......................  2100 Section Road              Industrial
                                                      Cincinnati, OH
Cleo................................................  4025 Viscount Road             Industrial
                                                      Memphis, TN
Gibson Greetings -- Berea...........................  Walnut Meadow Lane             Industrial
                                                      Berea,KY

                        CORPORATE PROPERTY ASSOCIATES 3
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                    PROPERTY
                     PROPERTY NAME                              ADDRESS               TYPE
-------------------------------------------------------  ----------------------    -----------
EXCEL..................................................  5205 Mill Street          Office/R&D
                                                         Reno, NV
AT&T...................................................  12976 Hollenberg Road     Office/R&D
                                                         Bridgeton, MO
Western Union..........................................  13022 Hollenberg Road     Office/R&D
                                                         Bridgeton, MO
Sports & Recreation....................................  308 West Route 38           Retail
                                                         Moorestown, NJ
Gibson Greetings -- Cincannati.........................  2100 Section Road         Industrial
                                                         Cincinnati, OH
Cleo...................................................  4025 Viscount Road        Industrial
                                                         Memphis, TN
Gibson Greetings -- Berea..............................  Walnut Meadow Lane        Industrial
                                                         Berea, KY
Santee Dairies.........................................  231 East 23rd Street         Dairy
                                                         Los Angeles, CA

                        CORPORATE PROPERTY ASSOCIATES 4
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                     PROPERTY
                  PROPERTY NAME                              ADDRESS                   TYPE
--------------------------------------------------  -------------------------    -----------------
Santee Dairies....................................  231 East 23rd Street               Dairy
                                                    Los Angeles, CA
Simplicity Manufacturing..........................
(2 buildings)                                       500 North Spring Street         Industrial
                                                    Port Washington, WI
Brodart Company...................................  500 Arch Street &               Industrial
(2 buildings)                                       1609 Memorial Avenue
                                                    Williamsport, PA
Petrocon Engineering..............................  3115 Executive Boulevard          Office
                                                    Beaumont, TX
Agency Management.................................  3001 East By-Pass                 Office/
                                                    College Station, TX          Light Industrial
Family Dollar.....................................  Airport &                      Distribution/
                                                    Cedar Springs Road               Warehouse
                                                    Salisbury, NC
Winn-Dixie........................................  U.S. 411 &                        Retail
                                                    Courson Boulevard
                                                    Leeds, AL

                        CORPORATE PROPERTY ASSOCIATES 5
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                            PROPERTY
            PROPERTY NAME                         ADDRESS                     TYPE
-------------------------------------    -------------------------    --------------------
Spreckles/Duff-Norton................    Hwy. 1 North                      Industrial
                                         Forrest City, AR
Rochester Button -- Kenbridge........    221 Main Street                   Industrial
                                         Kenbridge, VA
Rochester Button -- So. Boston.......    1100 Noblin Avenue &              Industrial
                                         315 Edmund Street
                                         South Boston, VA
Arley -- Columbia....................    3130 Bluff Road                   Warehouse/
                                         Columbia, SC                 Light Manufacturing
Arley -- Sumter......................    Shaw Street                       Industrial
                                         Sumter, SC
Penn Virginia -- Duffield............    U.S. Hwy. 58 -- 421 West            Office
                                         Duffield, VA
Penn Virginia -- Broomall............    600 Abbott Drive               Office/Warehouse
                                         Broomall, PA
Penn Virginia -- Cuyahoga Falls......    601 Munroe Falls Ave.             Industrial
                                         Cuyahoga Falls, OH
Exide Electronics....................    3201 Spring Forrest Road            Office
                                         Raleigh, NC
General Cinema.......................    43555 Ford Road                     Cinema
                                         Canton, MI
Inno Tech............................    154 Olive Street                  Industrial
                                         Elyria, OH
Sunds Defibrator.....................    571 West End Avenue              Industrial/
Woodhandling                             Carthage, NY                    Manufacturing
Gould (Spectramed)...................    1900 Williams Drive               Office/R&D
                                         Oxnard, CA
Holiday Inn -- Petoskey..............    U.S. Hwy. 131 South                 Hotel
                                         Petoskey, MI
Holiday Inn -- Alpena................    1000 U.S. 23 North                  Hotel
                                         Alpena, MI
DeVlieg-Bullard -- McMinnville.......    Morrison Street                   Industrial
                                         McMinnville, TN
Penberthy Products...................    Lincoln & Locust Street           Industrial
                                         Prophetstown, IL
DeVlieg-Bullard -- Frankenmuth.......    126 North Main Street             Industrial
                                         Frankenmuth, MI
Stoody Deloro........................    1201 Eisenhower Drive             Industrial
                                         North Goshen, IN

Winn-Dixie...........................    2252 Mt. Meigs Road                 Retail
                                         Montgomery, AL

                        CORPORATE PROPERTY ASSOCIATES 6
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                    PROPERTY
                 PROPERTY NAME                             ADDRESS                    TYPE
------------------------------------------------  -------------------------    ------------------
Holiday Inn -- Petoskey.........................  U.S. Highway 131 South             Hotel
                                                  Petoskey, MI
Holiday Inn -- Alpena...........................  1000 U.S. 23 North                 Hotel
                                                  Alpena, MI
Stoody Deloro...................................  16425 Gale Avenue                Industrial
                                                  Industry, CA
Yale Security...................................  16300 W. 103rd Street            Industrial
                                                  Lemont, IL
Motorola........................................  1101 East University Ave.        Office/R&D
                                                  Urbana, IL
Autozone (31 properties)........................  See Attached Schedule              Retail
Lockheed Martin.................................  6721 Baymeadow Drive         Office/Industrial
                                                  Glen Burnie, MD
Peerless Chain..................................  1416 E. Sanborn Street           Industrial
                                                  Winona, MN
General Cinema..................................  14551 Burnhaven Circle             Cinema
                                                  Burnsville, MN
Wal-Mart (Sams Club)............................  2930 Lebanon Church St.            Retail
                                                  West Mifflin, PA
Armel/Kinney Shoes..............................  3499 N.W. 53rd Street         Office/Warehouse
                                                  Ft. Lauderdale, FL
A.P. Parts -- Toledo............................  315-543 Matzinger Street         Industrial
                                                  Toledo, OH
A.P. Parts -- Pinconning........................  401 E. 5th Street                Industrial
                                                  Pinconning, MI
Anthony's Manufacturing.........................  See Note (1) below               Industrial
                                                  San Fernando, CA
Holiday Inn -- Livonia..........................  17123 Laurel Park Drive            Hotel
                                                  Livonia, MI
Winn-Dixie......................................  1315 West 15th Street              Retail
                                                  Panama City, FL

---------------
(1) Anthony's Manufacturing is located at the following addresses: 12400 and 12918 Gladstone, San Fernando, CA; 12391 Montero Avenue, San Fernando, CA; 12812 Arroyo Street, San Fernando, CA; and 12354 Gladstone Avenue, San Fernando, CA.

                        CORPORATE PROPERTY ASSOCIATES 6
                        PORTFOLIO SUMMARY -- (CONTINUED)
                                 MARCH 31, 1997

                               AUTOZONE LOCATIONS

2006 West Franklin Avenue        295 Craft Highway                1001 Sixth Avenue S.E.
Gastonia, NC                     Chickasaw, AL                    Decatur, AL

5136 N. Tyron Street             2501 South Boulevard             1030 Ninth Avenue
Charlotte, NC                    Montgomery, AL                   Bessemer, AL

421 South Center Street          950 32nd Street                  1420 14th Street
Statesville, NC                  Columbus, GA                     Phenix City, AL

1214 Morgantown Blvd             1400 Vandalia Road               407 Holcomb Avenue
Lenoir, NC                       Collinsville, IL                 Mobile, AL

2602 South Congress              2609 Washington Avenue           1300 E. Prien Lake Road
Austin, TX                       Alton, IL                        Lake Charles, LA

1925 Waco Drive                  310 E. Edwardsville Road         2905 Big Bend Boulevard
Waco, TX                         Wood River, IL                   Maplewood, MO

2321 Horne Road                  521 Carlyle Road                 9710 Page Avenue
Corpus Christi, TX               Belleville, IL                   Overland, MO

3201 Leopard Street              3011-3013 Cypress Drive          3405 Gravois Avenue
Corpus Christi, TX               West Monroe, LA                  St. Louis, MO

1211 Rio Grande                  9007 Greenwell Springs Rd.       9644 St. Charles Rock Road
Victoria, TX                     Baton Rouge, LA                  Breckenridge, MO

1411 Pleasanton Road             E. Medorm St. & Hwy. 171         2003 Mac Arthur Drive
San Antonio, TX                  Lake Charles, LA                 West Orange, TX

1819 Nederland Avenue
Nederland, TX

                        CORPORATE PROPERTY ASSOCIATES 7
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                PROPERTY NAME                           ADDRESS                PROPERTY TYPE
---------------------------------------------  -------------------------    --------------------
Holiday Inn -- Livonia.......................  17123 N. Laurel Avenue              Hotel
                                               Livonia, MI
Seven-Up Bottling............................  555 McDonnell Boulevard         Distribution/
                                               St. Louis, MO                     Warehouse
Winn-Dixie...................................  Highway 59 & W. 53rd St.            Retail
                                               Bay Minette, AL
M-Tex, Travelers Rest........................  Highway 25                        Industrial
                                               Travelers Rest, SC
M-Tex, Liberty...............................  Peachtree Street                  Industrial
                                               Liberty, SC
Autozone (13 properties).....................  See Attached Schedule               Retail
Northern Auto/Popular Stores.................  7214 E. Thomas Road                 Retail
                                               Scottsdale, AZ
Northern Automotive/Scallon's................  310 E. Florence Blvd.               Retail
                                               Casa Grande, AZ
Northern Automotive/Building 7...............  555 W. U.S. Highway 60              Retail
                                               Apache Junction, AZ
Northern Auto/Crafters Mall..................  4322 W. Bell Road                   Retail
                                               Glendale, AZ
Northern Auto/Advanced Paper.................  1255 W. Guadalupe                   Retail
                                               Mesa, AZ
Capin Mercantile Corp........................  1410 Pinos Altos Road               Retail
                                               Silver City, NM
Northern Automotive..........................  2953 West 30th Avenue               Retail
                                               Denver, CO
Family Bargain Center........................  1150 Main Street                    Retail
                                               Colville, WA
NYNEX........................................  Catamount Drive                   Office/R&D
                                               Milton, VT
The Gap......................................  1500 Jamike Avenue              Distribution/
                                               Erlanger, KY                      Warehouse
Policy Management Systems....................  One ASA Plaza                       Office
                                               Bloomingdale, IL
Sybron/Kerr Manufacturing....................  28200 Wick Road                  Industrial/
                                               Romulus, MI                     Manufacturing
Sybron/Barnstead.............................  2555 Kerper Boulevard            Industrial/
                                               Dubuque, IA                     Manufacturing
Sybron/Erie Scientific.......................  Post Road                        Industrial/
                                               Portsmouth, NH                  Manufacturing
Sybron/Nalge.................................  75 Panorama Creek Drive          Industrial/
                                               Rochester, NY                   Manufacturing
Sybron/Ormco.................................  1308 South Lone Hill Ave.         Office/R&D
                                               Glendora, CA
NVR -- Thurmont..............................  210 N. Carroll Street             Industrial
                                               Thurmont, MD
NVR -- Farmington............................  1043 Hook Road                    Industrial
                                               Farmington, NY

                        CORPORATE PROPERTY ASSOCIATES 7
                        PORTFOLIO SUMMARY -- (CONTINUED)
                                 MARCH 31, 1997

                PROPERTY NAME                           ADDRESS                PROPERTY TYPE
---------------------------------------------  -------------------------    --------------------
Stair Plans America..........................  29 Synan Road                     Industrial
                                               Fredericksburg, VA
Allied Plywood...............................  7891 Notes Drive               Industrial/Light
                                               Manasas, VA                     Manufacturing
Holiday Inn -- Topeka........................  605 Fairlawn                        Hotel
                                               Topeka, KS

                               AUTOZONE LOCATIONS

8102 North Davis Highway
Pensacola, FL

1301 W. 15th Street
Panama City, FL

3520 Main Street
Jacksonville, FL

10418 Florida Boulevard
Baton Rouge, LA

6152 Plank Road
Baton Rouge, LA

2740 Highway 190 West
Hammond, LA

129 Centre Pointe Drive
St. Peters, MO

35 E. Mexico Road
St. Peters, MO

721 South Lafayette St.
Shelby, NC

399 E. Cannon Boulevard
Kannapolis, NC

220 Fleming Drive
Morgantown, NC

5317 Ringold Road
East Ridge, TN

3315 Chapman Highway
Knoxville, TN

                        CORPORATE PROPERTY ASSOCIATES 8
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                      PROPERTY
                  PROPERTY NAME                               ADDRESS                   TYPE
--------------------------------------------------  ---------------------------    --------------
Policy Management.................................  One ASA Plaza                  Office
                                                    Bloomingdale, IL
Sybron/Kerr Manufacturing.........................  28200 Wick Road                Industrial/
                                                    Romulus, MI                    Manufacturing
Sybron/Barnstead..................................  2555 Kerper Boulevard          Industrial/
                                                    Dubuque, IA                    Manufacturing
Sybron/Erie Scientific............................  Post Road                      Industrial/
                                                    Portsmouth, NH                 Manufacturing
Sybron/Nalge......................................  75 Panorama Creek Drive        Industrial/
                                                    Rochester, NY                  Manufacturing
Sybron/Ormco......................................  1308 South Lone Hill Ave.      Office/R&D
                                                    Glendora, CA
NVR -- Thurmont...................................  210 N. Carroll Street          Industrial
                                                    Thurmont, MD
NVR -- Farmington.................................  1043 Hook Road                 Industrial
                                                    Farmington, NY
Stair Plans America...............................  29 Synan Road                  Industrial
                                                    Fredericksburg, VA
Allied Plywood....................................  7891 Notes Drive               Industrial
                                                    Manasas, VA
American Signature -- Olive Branch................  8649 Hacks Cross               Industrial
                                                    Olive Branch, MS
American Signature -- Doraville...................  3101 McCall Boulevard          Industrial
                                                    Doraville, GA
Autozone (11 properties)..........................  See Footnote 1 below           Retail
Wozniak Industries................................  3700 N. Rose Street            Industrial
                                                    Schiller Park, IL
General Electric..................................  720 Vanderburg Road            Office/R&D
                                                    King of Prussia, PA
United Stationers (3 properties)..................  See Footnote 2 below           Distribution/
                                                                                   Warehouse
Furon Buildings (6 properties)....................  See Footnote 3 below           5-Industrial
                                                                                   1-Office
High Voltage......................................  13 Pratt Junction              Industrial
                                                    Sterling, MA
Datcon Instrument.................................  1811 Rohrerstown Road          Industrial
                                                    Lancaster, PA
Federal Express...................................  3205 Longmire Drive            Distribution/
                                                    College Station, TX            Warehouse
Dr. Pepper Buildings..............................  See Footnote 4 below           Distribution/
                                                                                   Warehouse
Orbital Sciences..................................  3380 S. Price Road             Industrial
                                                    Chandler, AZ
Detroit Diesel....................................  13400 Outer Drive W.           Industrial
                                                    Detroit, MI

                        CORPORATE PROPERTY ASSOCIATES 8
                        PORTFOLIO SUMMARY -- (CONTINUED)
                                 MARCH 31, 1997

                                                                                      PROPERTY
                  PROPERTY NAME                               ADDRESS                   TYPE
--------------------------------------------------  ---------------------------    --------------
Winn-Dixie *......................................  Douglas Avenue/Route 31        Retail
                                                    Brenton, AL
Holiday Inn -- Topeka.............................  605 Fairlawn                   Hotel
                                                    Topeka, KS

---------------

* Property is subject to a ground lease.

(1) The locations of the facilities leased to Autozone are as follows:

            7035 Atlantic Boulevard                       4909 Central Avenue
            Jacksonville, FL                              Albuquerque, NM
            5350 Beach Boulevard                          760 Broadway
            Jacksonville, FL                              Farmington, NM
            209 S. Slappey Boulevard                      6126 St. Andrews Road
            Albany, GA                                    Lexington, SC
            2616 Community Road                           5320 W. Bellfort Avenue
            Brunswick, GA                                 Houston, TX
            2318 Milledgeville Road                       5615 Babcock Road
            Augusta, GA                                   San Antonio, TX
            2215 Pio Nono Avenue
            Macon, GA

(2) The three locations of facilities leased to United Stationers are: 3615 Highpoint Drive, San Antonio, TX; 2483 Harbor Ave., Memphis, TN; and Elmwood/Plauche Industrial Park, New Orleans, LA.

(3) The six locations of facilities leased to Furon are: 407 East Street, New Haven, CT; Interstate 295 & Harmony Road, Mickleton, NJ; 1199 S. Chillicothe Road, Aurora, OH; 10585 Main Street, Mantua, OH; 386 Metacoro Ave., Bristol, RI; and 1395 Danner Drive, Aurora, OH.

(4) The two locations of facilities leased to Dr. Pepper Bottling are: 2304 Century Center Blvd., Irving, TX and 2400 Holly Hill Drive, Houston, TX.

                        CORPORATE PROPERTY ASSOCIATES 9
                               PORTFOLIO SUMMARY
                                 MARCH 31, 1997

                                                                                    PROPERTY
                  PROPERTY NAME                              ADDRESS                  TYPE
-------------------------------------------------    -----------------------    ----------------
American Signature -- Doraville..................    3101 McCall Blvd.             Industrial
                                                     Doraville, GA
General Electric.................................    720 Vanderburg Road           Office/R&D
                                                     King of Prussia, PA
Furon Buildings (6 properties)...................    See Footnote 1 below       5 -- Industrial
                                                                                  1 -- Office
Dr. Pepper (2 properties)........................    See Footnote 2 below        Distribution/
                                                                                   Warehouse
Orbital Sciences.................................    3380 S. Price Road            Industrial
                                                     Chandler, AZ
Detroit Diesel...................................    13400 Outer Drive W.          Industrial
                                                     Detroit, MI
Childtime (12 properties)........................    See Footnote 3 below            Retail
Federal Express..................................    201 S. Padre Island Dr.     Distribution/
                                                     Corpus Christi, TX            Warehouse
NV Ryan -- Pittsburgh............................    100 Ryan Court & 111            Office
                                                     Ryan Court,
                                                     Pittsburgh, PA
Pepsi............................................    15180 Grand Point Dr.       Distribution/
                                                     Houston, TX                   Warehouse
Titan............................................    3033 Science Park Road        Office/R&D
                                                     San Diego, CA
Vacant Facility *................................    835 Hope Street               Office/R&D
                                                     Stanford, CT
Information Resources............................    150 N. Clinton Street &         Office
                                                     564 West Randolph
                                                     Chicago, IL
Red Bank Distribution............................    4000 Red Bank Road          Distribution/
                                                     Cincinnati, OH                Warehouse

---------------
* Management has represented that the property is being given to lender in satisfaction of nonrecourse debt obligation.

(1) The locations of the six buildings leased to Furon are as follows: 407 East Street, New Haven, CT; Interstate 295 & Harmony Road, Mickletown, NJ; 1199
    S. Chillicothe Road, Aurora, OH; 10585 Main Street, Mantua, OH; 386 Metacon Ave., Bristol, RI; and 1395 Danner Drive, Aurora, OH.

(2) The locations of the two buildings leased to Dr. Pepper Bottling are as follows: 2304 Century Center Blvd., Irving, TX and 2400 Holly Hill Drive, Houston, TX.

(3) The locations of the twelve buildings leased to Childtime are as follows:
    5792 W. Oakland Street, Chandler, AZ; 7090 N. Thornydale Road, Tucson, AZ; 1485 Vega Street, Alhambra, CA; 3656 Riverside Drive, Chino, CA; 12421 Springdale Street, Garden Grove, CA; 13881 N. Prospect Ave., Tustin, CA; 34203 Ford Road, Westland, MI; 2171 Fifteen Mile Road, Sterling Heights, MI; 32503 Ann Arbor Trail, Westland, MI; 1028 MacArthur Drive, Carrolton, TX; 550 W. Danieldale Road, Duncanville, TX and 1597 Glencairn Lane, Lewisville, TX.

                      ASSUMPTIONS AND LIMITING CONDITIONS

     This appraisal report is subject to the assumptions and limiting conditions as set forth below.

     1. No responsibility is assumed for matters of a legal nature affecting the portfolio properties or the titles thereto. Titles to the properties are assumed to be good and marketable and the properties are assumed free and clear of all liens unless otherwise stated.

     2. The Portfolio Valuations assume (a) responsible ownership and competent management of the properties; (b) there are no hidden or unapparent conditions of the properties' subsoil or structures that render the properties more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Portfolio Valuations; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimates contained in the Portfolio Valuations are based.

     3. The Appraiser shall not be required to give testimony or appear in court because of having made the appraisal with reference to the portfolio in question, unless arrangements have been previously made therefore.

     4. The information contained in the Portfolio Valuations or upon which the Portfolio Valuations are based has been provided by or gathered from sources assumed to be reliable and accurate. Some of such information has been provided by the owner of the properties. The Appraiser shall not be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters. The Portfolio Valuations and the opinion of value stated therein are as of the date stated in the Portfolio Valuations. Changes since that date in portfolios, external and market factors can significantly affect property values.

     5. Disclosure of the contents of the appraisal report is governed by the Bylaws and Regulations of the professional appraisal organization with which the Appraiser is affiliated.

     6. Neither all, nor any part of the content of the report, or copy thereof (including conclusions as to the portfolios' values, the identity of the Appraiser, professional designations, reference to any professional appraisal organizations, or the firm with which the Appraiser is connected) shall be used for any purpose by anyone other than the client specified in the report, including, but not limited to, the mortgagee or its successors and assignees, mortgage insurers, consultants, professional appraisal organizations, any state or federally approved financial institution, any department, agency or instrumentality without the previous written consent of the Appraiser; nor shall it be conveyed by anyone to the public through advertising, public relations, news sales or other media, without the written consent and approval of the Appraiser.

     7. On all appraisals subject to completion, repairs or alterations, the appraisal report and value conclusions are contingent upon completion of the improvements in a workmanlike manner.

     8. The physical condition of the improvements considered by the Portfolio Valuations are based on visual inspection by the Appraiser or other representatives of Stanger and on representations by the owner. Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components. The Appraiser has made no survey of the properties.

     9. The projections of income and expenses and the valuation parameters utilized are not predictions of the future. Rather, they are the Appraiser's best estimate of current market thinking relating to future income and expenses. The Appraiser makes no warranty or representations that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the appraisal, envisions for the future in terms of rental rates, expenses, supply and demand. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other different methods or assumptions may have been more appropriate.

     10. The Portfolio Valuations represent normal consideration for the properties sold based on the buyer's assumption of existing third-party indebtedness and unaffected by special terms, services, fees, costs, or credits incurred in the transaction.

     11. Unless otherwise stated in the report, the existence of hazardous materials, which may or may not be present on the properties, was not disclosed to the Appraiser by the owner. The Appraiser has no knowledge of the existence of such materials on or in the properties. However, the Appraiser is not qualified to detect such substances. The presence of substances such as asbestos, ureaformaldehyde foam insulation, oil spills, or other potentially hazardous materials may affect the values of the portfolios. The portfolio value estimates are predicated on the assumption that there is no such material on or in the portfolio properties that would cause a loss of value. No responsibility is assumed for such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

     12. For purposes of this report, it is assumed that each property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act (ECRA) or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act (ADA). No investigation has been made by the Appraiser with respect to any potential environmental or ADA problems. Environmental and ADA compliance studies are not within the scope of this report.

     13. Pursuant to the Engagement Agreement, the Portfolio Valuations have been prepared on a limited scope basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice and the Standards of Professional Appraisal Practice of the Appraisal Institute, relying solely on the income approach to value primarily utilizing discounted cash flow analysis assuming leases and debt in place. Further, the engagement calls for delivery of a summary appraisal report in which the content has been limited to that data presented herein. As such, the summary appraisal report is not designed to meet the requirements of Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. Therefore, federally regulated institutions should not rely on this report for financing purposes.

     14. The Portfolio Valuations reported herein may not reflect the premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market which provides opportunities for enhanced market presence and penetration. In addition, where properties are owned jointly with other entities affiliated with the general partner, minority interest discounts were not applied.

     15. The appraisal is solely for the purpose of providing our opinion of the values of the Portfolios, and we make no representation as to the adequacy of such a review for any other purpose. The properties in the portfolios are generally leased to corporate tenants under long-term triple net leases. The owner has directed that the leased fee interests be valued based on existing lease contracts and debt in place using a discounted cash flow analysis. The use of other valuation methodologies might produce a higher or lower value.

     16. In addition to these general assumptions and limiting conditions, any assumptions and conditions applicable to specific properties have been retained in our files.

                                                                      APPENDIX C

                                                                   Exhibit 99.3
                                  CONSENT CARD
      --------------------------------------------------------------------

                             CAREY DIVERSIFIED, LLC

                 CONSENT VOTE OF UNITHOLDERS AS OF RECORD DATE
                                OCTOBER 7, 1997

                                    CONSENT

        This Consent is solicited by the General Partners on behalf of the Unitholders or holders of votes of Corporate Property
        Associates 1-9 ("CPA(R):1-9").





           (Continued, and to be dated and signed, on reverse side.)



                                 ELECTION FORM
   -------------------------------------------------------------------------




                                 ELECTION FORM


           (Continued, and to be dated and signed, on reverse side.)

                           CONSENT CARD INSTRUCTIONS
                (Please read carefully and follow instructions)

Please note that if you fail to properly complete your CONSENT CARD, your vote(s) will be cast AGAINST the proposed consolidation. If you fail to return your CONSENT CARD your inaction has the same effect as a vote cast AGAINST the proposed consolidation. If the consolidation is approved, you will not participate in the Election Process and you will receive Listed Shares.

Carefully read and follow these instructions:

        * Your ownership positions in CPA(R); 1-9 are listed to the right of your name and address on your Consent Card.

        * To vote all your holdings in the same manner, simply mark an "X" in the appropriate box that appears in the top right corner of your Consent Card (your choices are FOR, AGAINST or ABSTAIN).

          If you wish to withhold your vote as to any individual CPA(R) in which you own partnership interests, simply draw a line through the appropriate partnership listing that appears to the middle right of your Consent card.

        * SIGN AND DATE YOUR COMPLETED CONSENT CARD.

        * Place your Consent Card along with your Election Form into the postage paid envelope provided. This envelope is addressed to ChaseMellon Shareholder Services, LLC.

--------------------------------------------------------------------------------

                           ELECTION FORM INSTRUCTIONS
                (Please read carefully and follow instructions)

Please note that if you fail to property complete and or return your ELECTION FORM and the consolidation is approved, you will receive LISTED SHARES for all your holdings. If you fail to return your CONSENT CARD, and the consolidation is approved, you will not participate in the Election Process and you will receive Listed Shares.

Carefully read and follow these instructions:

        * Your ownership positions in CPA(R); 1-9 are listed to the right of your name and address on your Election Form.

        * You may receive either LISTED SHARES or SUBSIDIARY PARTNERSHIP UNITS for your holdings.

        * To receive LISTED SHARES for all your holdings, simply indicate by drawing an "X" in the appropriate box located on the middle left side of your Election Form.

          If you wish to receive Subsidiary Partnership Units for your holdings in any particular Limited Partnership, simply mark an "X" in the appropriate box next to the appropriate partnership listing that appears to the middle of your Election Form.

        * SIGN AND DATE YOUR COMPLETED ELECTION FORM.

        * Place your Election Form along with your Consent Card into the postage paid envelope provided. This envelope is addressed to ChaseMellon Shareholder Services, LLC.

                                  CONSENT CARD

        THE GENERAL PARTNERS OF CORPORATE PROPERTY ASSOCIATES 1-9 ("CPA(R):1-9") RECOMMEND THAT YOU VOTE FOR (FOR THE CONSOLIDATION).

PROPOSAL:

To adopt the Partnership Agreement Amendments and approve the Plan of Consolidation and all related transactions, all as described in the Prospectus, in which CPA(R):1-9 will be consolidated into a newly-formed Delaware limited liability company, Carey Diversified LLC ("CD"), which will trade publicly on the New York Stock Exchange. Investors in CPA(R):1-9 will be offered the opportunity to exchange current partnership units for listed shares of CD.

        FOR       AGAINST       ABSTAIN
        [ ]         [ ]           [ ]

You may withhold your vote as to any individual CPA(R) Partnership in which you own partnership interests by drawing a line through that partnership as listed to the right.

(Please note our records indicate you have the ownership positions as indicated to the right of your name and address below.)

CPA(R):1       CPA(R):4       CPA(R):7
CPA(R):2       CPA(R):5       CPA(R):8
CPA(R):3       CPA(R):6       CPA(R):9

SIGNATURE                                            Dated                , 1997
         -------------------------------------------      ----------------

Please sign exactly as your name appears above. PLEASE MARK, SIGN, DATE AND MAIL THIS CONSENT CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.



                               + FOLD CARD HERE +

                                 ELECTION FORM

    THE GENERAL PARTNERS OF CORPORATE PROPERTY ASSOCIATES 1-9 ("CPA(R):1-9") RECOMMEND THAT YOU ELECT TO RECEIVE LISTED SHARES FOR ALL YOUR HOLDINGS.

                                                                    SUBSIDIARY
                                                          LISTED    PARTNERSHIP
                                                          SHARES       UNITS

I ELECT TO RECEIVE LISTED SHARES      For my CPA(R):1      [ ]          [ ]
FOR ALL MY HOLDINGS EXCEPT AS         holdings, I elect
STATED TO THE RIGHT.                  to receive:
       [ ]

                                      For my CPA(R):2      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):3      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):4      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):5      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):6      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):7      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):8      [ ]          [ ]
                                      holdings, I elect
                                      to receive:


                                      For my CPA(R):9      [ ]          [ ]
                                      holdings, I elect
                                      to receive:

SIGNATURE                                            Dated                , 1997
         -------------------------------------------      ----------------

Please sign exactly as your name appears above. PLEASE MARK, SIGN, DATE AND MAIL THIS ELECTION FORM PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification is provided for in Article VIII of the Amended and Restated Limited Liability Company Agreement of the Registrant and such provisions are incorporated herein by reference.

     Reference is hereby made to the captions "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION -- Indemnification of Directors and Officers of the Company" and "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION -- Directors and Officers Insurance" in the Prospectus, which is part of this Registration Statement, for a more detailed description of indemnification and insurance arrangements between the Company and its officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) 1. Consolidated Financial Statements

          The following combined financial statements are filed as part of this
     Report:

Report of Independent Accountants.

ASSUMING 100% PARTICIPATION WITHOUT THE ISSUANCE OF PARTNERSHIP SHARES:

     Pro Forma Condensed Consolidated Balance Sheet of Carey Diversified LLC as of June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Balance Sheet.

     Pro Forma Condensed Consolidated Statements of Income of Carey Diversified
        LLC for the year ended December 31, 1996 and six months ended June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Statements of Income.

ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF PARTNERSHIP SHARES:

     Pro Forma Condensed Consolidated Balance Sheet of Carey Diversified LLC as of June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Balance Sheet.

     Pro Forma Condensed Consolidated Statements of Income of Carey Diversified
        LLC for the year ended December 31, 1996 and six months ended June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Statements of Income.

ASSUMING MINIMUM PARTICIPATION WITHOUT THE ISSUANCE OF PARTNERSHIP SHARES:

     Pro Forma Condensed Consolidated Balance Sheet of Carey Diversified LLC as of June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Balance Sheet.

     Pro Forma Condensed Consolidated Statements of Income of Carey Diversified
        LLC for the year ended December 31, 1996 and six months ended June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Statements of Income.

ASSUMING MINIMUM PARTICIPATION WITH THE ISSUANCE OF PARTNERSHIP SHARES:

     Pro Forma Condensed Consolidated Balance Sheet of Carey Diversified LLC as of June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Balance Sheet.

     Pro Forma Condensed Consolidated Statements of Income of Carey Diversified
        LLC for the year ended December 31, 1996 and six months ended June 30, 1997.

     Pro Forma Notes to Condensed Consolidated Statement of Income.

     Report of Independent Accountants.

     Historical Balance Sheet of Carey Diversified LLC as of August 31, 1997.

     Notes to Balance Sheet.

     Report of Independent Accountants.

     Combined Balance Sheets of the Corporate Property Associates Partnerships as of December 31, 1995 and 1996 and (unaudited) as of June 30, 1997.

     Combined Statements of Income of the Corporate Property Associates
        Partnerships for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the three months ended June 30, 1996 and 1997.

     Combined Statements of Partners' Capital of the Corporate Property
        Associates Partnerships for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the six months ended June 30, 1997.

     Combined Statements of Cash Flows of the Corporate Property Associates
        Partnerships for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the six months ended June 30, 1996 and 1997.

     Notes to Combined Financial Statements.

     Schedule III - Real Estate and Accumulated Depreciation

          (b) Exhibits

EXHIBIT NO.                                        EXHIBIT
-----------   ----------------------------------------------------------------------------------
     2.1      Form of Certificate of Merger of CPA(R):1
     2.2      Form of Certificate of Merger of CPA(R):2
     2.3      Form of Certificate of Merger of CPA(R):3
     2.4      Form of Certificate of Merger of CPA(R):4
     2.5      Form of Certificate of Merger of CPA(R):5
     2.6      Form of Certificate of Merger of CPA(R):6
     2.7      Form of Certificate of Merger of CPA(R):7
     2.8      Form of Certificate of Merger of CPA(R):8
     2.9      Form of Certificate of Merger of CPA(R):9
     2.10     Form of Agreement of Merger of CPA(R):1
     2.11     Form of Agreement of Merger of CPA(R):2
     2.12     Form of Agreement of Merger of CPA(R):3
     2.13     Form of Agreement of Merger of CPA(R):4
     2.14     Form of Agreement of Merger of CPA(R):5
     2.15     Form of Agreement of Merger of CPA(R):6
     2.16     Form of Agreement of Merger of CPA(R):7
     2.17     Form of Agreement of Merger of CPA(R):8
     2.18     Form of Agreement of Merger of CPA(R):9
     3.1      Form of Amended and Restated Limited Liability Company Agreement of Carey
              Diversified LLC
     3.2      Bylaws of Carey Diversified LLC
     4.1      Form of Listed Share Stock Certificate
     5.1      Opinion of Delaware Counsel, Richards, Layton & Finger
     8.1      Opinion of Reed Smith Shaw & McClay LLP as to Certain Tax Matters
     8.2      Opinion of Reed Smith Shaw & McClay LLP as to Certain ERISA Matters
    10.1      Form of Management Agreement Between Carey Management LLC and the Company
    10.2      Non-Employee Directors' Incentive Plan
    10.3      1997 Share Incentive Plan
    10.4      Investment Banking Engagement Letter between W.P. Carey & Co. and the Company

    10.5      Non-Statutory Listed Share Option Agreement
    21        List of Registrant Subsidiaries
    23.1      Consent of Coopers & Lybrand, LLP
    23.2      Consent of Richards, Layton & Finger (included in Exhibit 5.1)
    23.3      Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 8.1)
    23.4      Consent of Barclay G. Jones
    23.5      Consent of Steven M. Berzin
    23.6      Consent of Gordon Dugan
    23.7      Consent of Donald Nickelson
    23.8      Consent of Eberhard Faber
    23.9      Consent of Charles C. Townsend, Jr.
    23.10     Consent of Lawrence R. Klein
    23.11     Consent of Reginald Winssinger
    99.1      Fairness Opinion of Robert A. Stanger & Co., Inc.
    99.2      Independent Appraisal of Fair Market Value of the CPA(R) Partnerships' Real Estate
              Portfolios
    99.3      Consolidation Consent Card, Election Form and Instructions
    99.4      Amendment to the Amended Agreement of Limited Partnership of CPA(R):1
    99.5      Amendment to the Amended Agreement of Limited Partnership of CPA(R):2
    99.6      Amendment to the Amended Agreement of Limited Partnership of CPA(R):3
    99.7      Amendment to the Amended Agreement of Limited Partnership of CPA(R):4
    99.8      Amendment to the Amended Agreement of Limited Partnership of CPA(R):5
    99.9      Amendment to the Amended Agreement of Limited Partnership of CPA(R):6
    99.10     Amendment to the Amended Agreement of Limited Partnership of CPA(R):7
    99.11     Amendment to the Amended Agreement of Limited Partnership of CPA(R):8
    99.12     Amendment to the Amended Agreement of Limited Partnership of CPA(R):9
    99.13     Amended and Restated Agreement of Limited Partnership of CPA(R):1
    99.14     Amended and Restated Agreement of Limited Partnership of CPA(R):2
    99.15     Amended and Restated Agreement of Limited Partnership of CPA(R):3
    99.16     Amended and Restated Agreement of Limited Partnership of CPA(R):4
    99.17     Amended and Restated Agreement of Limited Partnership of CPA(R):5
    99.18     Amended and Restated Agreement of Limited Partnership of CPA(R):6
    99.19     Amended and Restated Agreement of Limited Partnership of CPA(R):7
    99.20     Amended and Restated Agreement of Limited Partnership of CPA(R):8
    99.21     Amended and Restated Agreement of Limited Partnership of CPA(R):9
    99.22     Listed Share Purchase Warrant

---------------

ITEM 22.  UNDERTAKINGS

     (a)(1) The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, or purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 14th day of October, 1997.

                                          CAREY DIVERSIFIED LLC

                                          By: /s/ FRANCIS J. CAREY
                                            ------------------------------------
                                            Francis J. Carey, Chairman and
                                            Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William P. Carey, Francis J. Carey and Steven M. Berzin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

             NAME                       TITLE
--------------------------------------------------------
Francis J. Carey              Chairman of the Board and       By: /s/ FRANCIS J. CAREY
                              Chief Executive Officer         ---------------------------------
                              (Principal Executive            October 14, 1997
                              Officer) of the Registrant

William P. Carey              Director of the Registrant      By: /s/ WILLIAM P. CAREY
                                                              ---------------------------------
                                                              October 14, 1997

Gordon F. Dugan               President of the                By: /s/ GORDON F. DUGAN
                              Registrant                      ---------------------------------
                                                              October 14, 1997

Steven M. Berzin              Vice Chairman of the            By: /s/ STEVEN M. BERZIN
                              Registrant                      ---------------------------------
                                                              October 14, 1997

Claude Fernandez              Executive Vice President,       By: /s/ CLAUDE FERNANDEZ
                                                              ---------------------------------
                                                              October 14, 1997

John J. Park                  Executive Vice President        By: /s/ JOHN J. PARK
                              and Chief Financial             ---------------------------------
                              Officer of the Registrant       October 14, 1997
                              (Principal Financial
                              Officer)

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                   EXHIBIT                                     PAGES
-----------   -----------------------------------------------------------------------  ------------
     2.1      Form of Certificate of Merger of CPA(R):1..............................
     2.2      Form of Certificate of Merger of CPA(R):2..............................
     2.3      Form of Certificate of Merger of CPA(R):3..............................
     2.4      Form of Certificate of Merger of CPA(R):4..............................
     2.5      Form of Certificate of Merger of CPA(R):5..............................
     2.6      Form of Certificate of Merger of CPA(R):6..............................
     2.7      Form of Certificate of Merger of CPA(R):7..............................
     2.8      Form of Certificate of Merger of CPA(R):8..............................
     2.9      Form of Certificate of Merger of CPA(R):9..............................
     2.10     Form of Agreement of Merger of CPA(R):1................................
     2.11     Form of Agreement of Merger of CPA(R):2................................
     2.12     Form of Agreement of Merger of CPA(R):3................................
     2.13     Form of Agreement of Merger of CPA(R):4................................
     2.14     Form of Agreement of Merger of CPA(R):5................................
     2.15     Form of Agreement of Merger of CPA(R):6................................
     2.16     Form of Agreement of Merger of CPA(R):7................................
     2.17     Form of Agreement of Merger of CPA(R):8................................
     2.18     Form of Agreement of Merger of CPA(R):9................................
     3.1      Form of Amended and Restated Limited Liability Company Agreement of
              Carey Diversified LLC..................................................
     3.2      Bylaws of Carey Diversified LLC........................................
     4.1      Form of Listed Share Stock Certificate.................................
     5.1      Opinion of Delaware Counsel, Richards, Layton & Finger.................
     8.1      Opinion of Reed Smith Shaw & McClay LLP as to Certain Tax Matters......
     8.2      Opinion of Reed Smith Shaw & McClay LLP as to Certain ERISA Matters....
    10.1      Form of Management Agreement Between Carey Management LLC and the
              Company................................................................
    10.2      Non-Employee Directors' Incentive Plan.................................
    10.3      1997 Share Incentive Plan..............................................
    10.4      Investment Banking Engagement Letter between W.P. Carey & Co. and the
              Company................................................................
    10.5      Non-Statutory Listed Share Option Agreement............................
    21        List of Registrant Subsidiaries........................................
    23.1      Consent of Coopers & Lybrand...........................................
    23.2      Consent of Richards, Layton & Finger (included in Exhibit 5.1).........
    23.3      Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 8.1)......
    23.4      Consent of Barclay G. Jones............................................
    23.5      Consent of Steven M. Berzin............................................
    23.6      Consent of Gordon Dugan................................................
    23.7      Consent of Donald Nickelson............................................
    23.8      Consent of Eberhard Faber..............................................
    23.9      Consent of Charles C. Townsend, Jr.....................................
    23.10     Consent of Lawrence R. Klein...........................................
    23.11     Consent of Reginald Winssinger.........................................
    99.1      Fairness Opinion of Robert A. Stanger & Co., Inc.......................

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                   EXHIBIT                                     PAGES
-----------   -----------------------------------------------------------------------  ------------
    99.2      Independent Appraisal of Fair Market Value of the CPA(R) Partnerships'
              Real Estate Portfolios.................................................
    99.3      Consolidation Consent Card Election Form and Instructions..............
    99.4      Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):1...............................................................
    99.5      Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):2...............................................................
    99.6      Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):3...............................................................
    99.7      Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):4...............................................................
    99.8      Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):5...............................................................
    99.9      Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):6...............................................................
    99.10     Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):7...............................................................
    99.11     Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):8...............................................................
    99.12     Amendment to the Amended Agreement of Limited Partnership of
              CPA(R):9...............................................................
    99.13     Amended and Restated Agreement of Limited Partnership of CPA(R):1......
    99.14     Amended and Restated Agreement of Limited Partnership of CPA(R):2......
    99.15     Amended and Restated Agreement of Limited Partnership of CPA(R):3......
    99.16     Amended and Restated Agreement of Limited Partnership of CPA(R):4......
    99.17     Amended and Restated Agreement of Limited Partnership of CPA(R):5......
    99.18     Amended and Restated Agreement of Limited Partnership of CPA(R):6......
    99.19     Amended and Restated Agreement of Limited Partnership of CPA(R):7......
    99.20     Amended and Restated Agreement of Limited Partnership of CPA(R):8......
    99.21     Amended and Restated Agreement of Limited Partnership of CPA(R):9......
    99.22     Listed Share Purchase Warrant..........................................

---------------